Filed Pursuant to Rule 424(h)

Registration Nos. 333-285582 and 333-285582-06

The information in this preliminary Prospectus is not complete and is subject to change, completion or amendment without notice. This preliminary Prospectus is not an offer to sell the Notes or a solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state where such offer, solicitation or sale is not permitted.

Subject to Completion, dated August 12, 2026

PROSPECTUS

$1,101,231,000(1)(2)

Carvana Auto Receivables Trust 2026-P3
Issuing Entity

(CIK: 0001999511)

Carvana Auto Receivables Trust 2026-P3 will issue asset-backed notes with an aggregate initial principal amount of $1,101,231,000 (the “Base Transaction”) or an aggregate initial principal amount of $1,550,308,000 (the “Upsize Transaction”).

If the Base Transaction is issued, the following Offered Notes will be issued(2):

$118,930,000 Class A-1         % Asset Backed Notes

$325,040,000 Class A-2         % Asset Backed Notes

$325,040,000 Class A-3         % Asset Backed Notes

$214,390,000 Class A-4         % Asset Backed Notes

$42,950,000 Class B         % Asset Backed Notes

$51,210,000 Class C         % Asset Backed Notes

$23,671,000 Class D         % Asset Backed Notes

(1)	At least 5% (by initial principal amount) of each class of the Notes will initially be retained by the Sponsor or one or more of its majority-owned affiliates in satisfaction of the Sponsor’s risk retention obligations described under “Credit Risk Retention.” The Issuing Entity will also issue the Class N Notes, the Class XS Notes and the Certificates, which are not being offered by this Prospectus. Some or all of the Notes may initially be retained by the Depositor or one or more affiliates thereof on the Closing Date.

(2)	The aggregate initial principal amount of the Offered Notes will be $1,046,167,000 if the Base Transaction is issued or $1,472,790,000 if the Upsize Transaction is issued. If the Upsize Transaction is issued, the following Offered Notes will be issued: $167,430,000 Class A-1 Notes, $457,590,000 Class A-2 Notes, $457,590,000 Class A-3 Notes, $301,820,000 Class A-4 Notes, $60,460,000 Class B Notes, $72,090,000 Class C Notes and $33,328,000 Class D Notes. The Sponsor will make the determination regarding the aggregate initial principal amount of the Notes based on, among other considerations, market conditions at the time of pricing. See “Risk Factors—Retained Notes and the unknown initial principal amount of the Notes may reduce the liquidity of your Offered Notes and subsequent sales by the Depositor may adversely affect their value.”

Carvana Receivables Depositor LLC Depositor (CIK: 0001770373)	Carvana, LLC Sponsor and Administrator (CIK: 0001576462)

The Issuing Entity is offering the following classes of Notes pursuant to this Prospectus:

	Price to Investor				Underwriting Discounts*				Net Proceeds**
Class A-1 Notes	$	________.____	___.________	%	$	________.____	___.________	%	$	________.____	___.________	%
Class A-2 Notes	$	________.____	___.________	%	$	________.____	___.________	%	$	________.____	___.________	%
Class A-3 Notes	$	________.____	___.________	%	$	________.____	___.________	%	$	________.____	___.________	%
Class A-4 Notes	$	________.____	___.________	%	$	________.____	___.________	%	$	________.____	___.________	%
Class B Notes	$	________.____	___.________	%	$	________.____	___.________	%	$	________.____	___.________	%
Class C Notes	$	________.____	___.________	%	$	________.____	___.________	%	$	________.____	___.________	%
Class D Notes	$	________.____	___.________	%	$	________.____	___.________	%	$	________.____	___.________	%
Total	$	________.____			$	________.____			$	________.____

*            See “Plan of Distribution” beginning on page 147 in this Prospectus for additional information regarding compensation payable to the Underwriters and the co-managers.

**          The net proceeds to the Depositor exclude expenses, estimated at $1,000,000.

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 14 IN THIS PROSPECTUS.

The Notes will be obligations of the Issuing Entity only and will not be obligations of or interests in the Sponsor, the Depositor or any of their affiliates and are not insured or guaranteed by any governmental agency. The Notes are payable solely from the assets of the Issuing Entity. The primary assets of the Issuing Entity will be a non-interest bearing certificate representing 100% of the equity interest in the Grantor Trust, the Reserve Account and the Class N Reserve Account, and the primary assets of the Grantor Trust will be a pool of fixed rate retail installment contracts used to finance the purchase of new and used automobiles, light-duty trucks, SUVs and vans. The Issuing Entity will pay interest and principal on the Notes on the 10th day of each month, or, if such day is not a Business Day, the next Business Day, starting on September 10, 2026. The Issuing Entity will generally pay principal sequentially to each class of Offered Notes in order of seniority (starting with the Class A-1 Notes) until each class is paid in full.

The credit enhancement for the Offered Notes will include subordination, overcollateralization, a Reserve Account and excess collections on the Receivables.

Delivery of the Offered Notes, in book-entry form only, will be made through The Depository Trust Company against payments in immediately available funds on or about August 25, 2026.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Underwriters:

Santander	Barclays	Deutsche Bank Securities

BNP PARIBAS	Citigroup	Mizuho

Wells Fargo Securities

Co-Managers:

ATLAS SP	SMBC Nikko

The date of this Prospectus is August        , 2026.

TABLE OF CONTENTS

TABLE OF CONTENTS
(continued)

ABOUT THIS PROSPECTUS

You should rely only on the information provided in this Prospectus, including the information incorporated by reference in this Prospectus. We have not authorized anyone to provide you with other or different information. We are not offering the Offered Notes in any state where the offer is not permitted. We do not claim that the information in this Prospectus is accurate on any date other than the date stated on the cover.

This Prospectus provides information regarding the pool of receivables held indirectly by the Issuing Entity and the terms of the Offered Notes.

This Prospectus begins with two introductory sections describing the Issuing Entity and the Offered Notes in abbreviated form:

•	“Prospectus Summary,” which gives a brief introduction of the key features of the Offered Notes and a description of the Receivables; and

•	“Risk Factors,” which describes the material risks that apply to the Offered Notes issued by the Issuing Entity.

This Prospectus includes cross references to sections in this Prospectus where you can find further related discussions. The “Table of Contents” in this Prospectus identifies the pages where these sections are located.

You can find definitions of certain capitalized terms used in this Prospectus in the “Glossary,” which appears at the end of this Prospectus.

For all tables and charts in this Prospectus, the balances and percentages may not total to 100% due to rounding.

To understand the structure of, and risks related to, the Notes, you must carefully read this Prospectus in its entirety.

In this Prospectus, the terms “Depositor,” “we,” “us” and “our” refer to Carvana Receivables Depositor LLC, and “Carvana” refers to Carvana, LLC, individually and in its roles as Administrator and Sponsor, as applicable.

TRADEMARKS AND TRADENAMES

This Prospectus includes Carvana’s trademark and service mark, “Carvana,” which is protected under applicable intellectual property laws and is the property of the issuer or its subsidiaries. This Prospectus also includes references to FICO® scores and VantageScore®. FICO® is a federally registered servicemark of Fair Isaac Corporation. VantageScore® is a registered trademark of VantageScore Solutions, LLC. Solely for convenience, trademarks and trade names referred to in this Prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we or the Fair Isaac Corporation will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names.

FORWARD LOOKING STATEMENTS

This Prospectus (including any related free writing prospectus prepared by us or on our behalf, if any) and the documents incorporated by reference herein contain forward-looking statements. In addition, certain statements made in future SEC filings by the Sponsor, the Issuing Entity, the Grantor Trust or the Depositor, in press releases and in oral and written statements made by or with the Sponsor’s, the Issuing Entity’s, the Grantor Trust’s or the Depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include those that discuss, among other things, outlook or other non-historical matters; projections, expenses, future cash flows; our expectations and intentions; and the assumptions that underlie these matters. Forward-looking statements often use words such as “will,” “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “forecast,” “outlook,” or other words of similar meaning. The Sponsor, the Issuing Entity, the Grantor Trust and the Depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Numerous factors could cause the return on your investment in the Notes to differ materially from your expectations based on such forward-looking statements, including, among other things:

•	the characteristics, servicing and performance of the Receivables, which could result in delays in payment or losses on your Notes;

•	the limited nature of the Grantor Trust’s assets, which could result in delays in payment or losses on your Notes arising from shortfalls or delays in amounts available to make payments on the Notes;

•	adverse events affecting the Servicer or other transaction parties, which could result in losses on your Notes or reduce the market value or liquidity of your Notes;

•	the issuance of multiple classes of Notes by the Issuing Entity or retention of Notes by the Depositor or its affiliates, which may result in your Notes being more sensitive to losses, being affected by conflicts of interest between classes and having reduced liquidity or voting power because of such retention;

•	certain features of the Notes and financial market disruptions, which may adversely affect the return on your Notes or the market value and liquidity of your Notes; and

•	other risk factors identified from time to time in our public disclosures, including in the reports that we file with the SEC.

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this Prospectus and in the documents incorporated by reference. See the factors set forth under the “Risk Factors” in this Prospectus.

Future performance and actual results may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the Sponsor, the Issuing Entity, the Grantor Trust or the Depositor to control or predict. The forward-looking statements made by us or on our behalf speak only as of the date they are made or as of the date indicated, and the Sponsor, the Issuing Entity, the Grantor Trust and the Depositor do not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise, except as required by federal securities law.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED NOTES ARE NOT INTENDED TO BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS EITHER ONE (OR BOTH) of the following: (i) NOT a PROFESSIONAL client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of UK domestic law By Virtue Of the european union (withdrawal) act 2018 (as amended) and as amended; or (ii) NOT a qualified investor (A “UK Qualified Investor”) as defined in PARAGRAPH 15 OF SCHEDULE 1 TO THE POATRs. CONSEQUENTLY NO DISCLOSURE DOCUMENT REQUIRED BY the Product Disclosure Sourcebook (AS AMENDED, “DISC”) of the HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK’S Financial Conduct Authority (AS AMENDED, the “FCA Handbook”) FOR OFFERING, SELLING OR distributing THE OFFERED NOTES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING, SELLING OR distributing THE OFFERED NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. in this prospectus, “POATRs” MEANS THE PUBLIC OFFERS AND ADMISSIONS TO TRADING REGULATIONS 2024 (AS AMENDED).

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF THE POATRs OR THE PROSPECTUS RULES: ADMISSION TO TRADING ON A REGULATED MARKET SOURCEBOOK OF THE FCA HANDBOOK. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF OFFERED NOTES IN THE UK WILL BE MADE ONLY TO A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED NOTES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

OTHER UK REGULATORY RESTRICTIONS

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UK TO PERSONS HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”), OR TO PERSONS WHO FALL WITHIN ARTICLE 49(2)(A)-(D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED. NEITHER THIS PROSPECTUS NOR THE OFFERED NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UK AND NO ONE IN THE UK FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UK OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED).

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED NOTES ARE NOT INTENDED TO BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED) (THE “PROSPECTUS REGULATION”). CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION”) FOR OFFERING, SELLING, OR DISTRIBUTING THE OFFERED NOTES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING, SELLING OR DISTRIBUTING THE OFFERED NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF THE PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF OFFERED NOTES IN THE EEA WILL BE MADE ONLY TO AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED NOTES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED NOTES MAY ONLY BE SOLD IN THE PROVINCES OF ALBERTA, BRITISH COLUMBIA, ONTARIO AND QUEBEC PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL, THAT IT IS AN ACCREDITED INVESTOR, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND THAT IT IS A PERMITTED CLIENT, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED NOTES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 (OR, IN THE CASE OF SECURITIES ISSUED OR GUARANTEED BY THE GOVERNMENT OF A NON-CANADIAN JURISDICTION, SECTION 3A.4) OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO

v

COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Each investor confirms its express wish that all documents evidencing or relating to the sale of the securities and all other contracts and related documents be drafted in the English language. Chaque investisseur confirme sa volonté expresse que tous les documents attestant de la vente des titres ou s'y rapportant ainsi que tous les autres contrats et documents s’y rattachant soient rédigés en langue anglaise.

PROSPECTUS SUMMARY

This summary describes the material terms of the Offered Notes and this securitization transaction. The Offered Notes will be issued pursuant to an indenture, to be dated as of the Closing Date, among the Issuing Entity, the Grantor Trust, the Securities Intermediary and the Indenture Trustee (the “Indenture”). This summary does not contain all of the information that may be important to you in making an investment decision. Material risks of ownership of the Offered Notes are discussed under the heading “Risk Factors.”

THE OFFERED NOTES(1)(2)

	Class A-1 Notes(3)	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes	Class C Notes	Class D Notes
Principal Amount(4)(5)	$118,930,000	$325,040,000	$325,040,000	$214,390,000	$42,950,000	$51,210,000	$23,671,000
Offered Amount(5)	$112,983,000	$308,788,000	$308,788,000	$203,670,000	$40,802,000	$48,649,000	$22,487,000
Interest Rate	%	%	%	%	%	%	%
Interest Accrual(6)	Actual/360	30/360	30/360	30/360	30/360	30/360	30/360
Payment Frequency(7)	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly
Expected Final Distribution Date (Distribution Date In)(8)	January 2027	March 2028	September 2029	January 2031	May 2031	December 2031	March 2032
Final Scheduled Distribution Date (Distribution Date In)	September 2027	November 2029	August 2031	August 2032	October 2032	February 2033	August 2034
Minimum Denominations (Integral Multiples)	$1,000 ($1,000)	$1,000 ($1,000)	$1,000 ($1,000)	$1,000 ($1,000)	$1,000 ($1,000)	$1,000 ($1,000)	$1,000 ($1,000)
Subordinated Classes(10)	A-2, A-3, A-4(9), B, C, D, N	A-3, A-4(9), B, C, D, N	A-4(9), B, C, D, N	B, C, D, N	C, D, N	D, N	N
Pari Passu Classes	A-2, A-3, A-4(9)	A-1, A-3, A-4(9)	A-1, A-2, A-4(9)	A-1, A-2, A-3(9)	None	None	None
Price to Investors	%	%	%	%	%	%	%

(1)	The Issuing Entity will issue the classes of Notes listed on the cover page of this Prospectus and in the table set forth above, which we sometimes refer to as the “Offered Notes.” The Issuing Entity will also issue the Class N Notes (collectively with the Offered Notes, the “P&I Notes”) and the Class XS Notes (collectively with the P&I Notes, the “Notes”) pursuant to the Indenture and certificates that evidence beneficial interests in the Issuing Entity (the “Certificates” and, together with the Notes, the “Securities”), which are not being publicly registered and are not being offered by this Prospectus. See “Description of the Notes.” Some or all of the Notes may initially be retained by the Depositor or one or more of its affiliates on the Closing Date.
(2)	The “Closing Date” will be on or about August 25, 2026.
(3)	The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds under Rule 2a-7 under the Investment Company Act. Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 Notes, you should consult your counsel before making a purchase.
(4)	At least 5% (by principal amount) of each class of the Notes will initially be retained by the Sponsor or one or more of its majority-owned affiliates in satisfaction of the Sponsor’s risk retention obligations described under “Credit Risk Retention.”
(5)	The Principal Amounts and Offered Amounts shown in the table set forth above reflect the Base Transaction. If the Upsize Transaction is issued, the Principal Amounts for the Offered Notes will be: $167,430,000 of Class A-1 Notes, $457,590,000 of Class A-2 Notes, $457,590,000 of Class A-3 Notes, $301,820,000 of Class A-4 Notes, $60,460,000 of Class B Notes, $72,090,000 of Class C Notes and $33,328,000 of Class D Notes. If the Upsize Transaction is issued, the Offered Amounts for the Notes will be: $159,058,000 of Class A-1 Notes, $434,710,000 of Class A-2 Notes, $434,710,000 of Class A-3 Notes, $286,729,000 of Class A-4 Notes, $57,437,000 of Class B Notes, $68,485,000 of Class C Notes and $31,661,000 of Class D Notes.
(6)	See “Description of the Notes—Interest Payments” for additional information regarding the calculation of interest.
(7)	The Issuing Entity will pay interest and principal on the P&I Notes and will make distributions on the Class XS Notes on the 10th day of each month, or, if such day is not a Business Day, the next Business Day (each, a “Distribution Date”), starting on September 10, 2026. See “Description of the Notes—Interest Payments,” “Description of the Notes—Payments of Principal,” “Distribution Date Payments—Distribution Date Payments Prior to Acceleration” and “Distribution Date Payments—Distribution Date Payments After Acceleration.”
(8)	The Expected Final Distribution Date of the Offered Notes is based upon certain prepayment assumptions based on a 1.30% ABS rate and that the Servicer (or its designee) exercises its clean-up call option. See “Prepayment and Yield Considerations.”
(9)	Payments of interest are made ratably to each class of the Class A Notes. If the Notes are accelerated following the occurrence of an Event of Default under the Indenture, principal payments will be made ratably to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes after the Class A-1 Notes have been paid in full.
(10)	The Class N Notes represent a right of payment of interest and principal that is subordinate to interest and principal payments on the Offered Notes and distributions on the Class XS Notes.

TRANSACTION OVERVIEW

This structural summary briefly describes certain major structural components, the relationship among the parties, and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire Prospectus to understand all the terms of this offering.

(A)	(i) Carvana will sell fixed rate retail installment contracts used to finance the purchase of new and used automobiles, light-duty trucks, SUVs and vans that were originated by Carvana (the “Carvana Receivables”) to the Depositor pursuant to the Receivables Purchase Agreement and (ii) Carvana FAC LLC (“Carvana FAC”) will sell fixed rate retail installment contracts used to finance the purchase of new automobiles, light-duty trucks, SUVs and vans that were originated by Carvana FAC (the “FAC Receivables” and, together with the Carvana Receivables, the “Receivables”) to the Depositor pursuant to the FAC Purchase Agreement.
(B)	The Depositor will sell the Receivables to the Issuing Entity in exchange for the Securities pursuant to the Receivables Transfer Agreement.
(C)	The Issuing Entity will transfer the Receivables to the Grantor Trust in exchange for the Grantor Trust Certificate pursuant to the Receivables Contribution Agreement. The Grantor Trust Certificate will represent 100% of the equity interest in the Grantor Trust.
(D)	The Issuing Entity will grant a security interest in the Grantor Trust Certificate and the other property of the Issuing Entity to the Indenture Trustee on behalf of the Noteholders, and the Grantor Trust will grant a security interest in the Receivables and the other property of the Grantor Trust to the Indenture Trustee on behalf of the Noteholders.
(E)	The Depositor will sell the Offered Notes to the Underwriters pursuant to the Underwriting Agreement and will use the net proceeds from the sale of the Notes, together with the proceeds of the sale of the Certificates, to pay the Originators for the Receivables.

TRANSACTION PARTIES

Issuing Entity

Carvana Auto Receivables Trust 2026-P3, a Delaware statutory trust, will be the “Issuing Entity” of the Notes. The primary asset of the Issuing Entity will be the Grantor Trust Certificate. The Issuing Entity will rely upon distributions by the Grantor Trust of collections on the Receivables and the funds on deposit in the Reserve Account to make payments on the Offered Notes.

Grantor Trust

Carvana Auto Receivables Grantor Trust 2026-P3, a Delaware statutory trust, will be the “Grantor Trust.” The primary assets of the Grantor Trust will be a pool of receivables, which are motor vehicle retail installment contracts and/or installment loans secured by new and used automobiles, light-duty trucks, SUVs and vans.

Depositor

Carvana Receivables Depositor LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of Carvana, is the “Depositor.” The Depositor will sell the Receivables to the Issuing Entity.

Sponsor

Carvana, LLC, an Arizona limited liability company known as “Carvana”, is the “Sponsor” of the transaction described in this Prospectus.

Originators

Carvana and Carvana FAC are the “Originators” of the Receivables. Carvana, as “Seller ,” will sell all of the Carvana Receivables to be included in the receivables pool to the Depositor, the Depositor will sell those Carvana Receivables to the Issuing Entity and the Issuing Entity will sell those Carvana Receivables to the Grantor Trust. Carvana FAC will sell all of the FAC Receivables to be included in the receivables pool to the Depositor , the Depositor will sell those FAC Receivables to the Issuing Entity and the Issuing Entity will sell those FAC Receivables to the Grantor Trust.

Administrator

Carvana will act as the “Administrator” of the Issuing Entity and the Grantor Trust. As

Administrator, it will perform the administrative obligations required to be performed for the Issuing Entity and the Grantor Trust under the Indenture, the Trust Agreement and the Grantor Trust Agreement.

Servicer

Bridgecrest Credit Company, LLC, an Arizona limited liability company, is the “Servicer” and will service the Receivables held by the Grantor Trust. For a description of the services provided by the Servicer, see “The Servicer” and “Servicing Procedures” in this Prospectus.

Backup Servicer

Vervent Inc., a Delaware corporation, is the “Backup Servicer” of the Receivables held by the Grantor Trust.

Owner Trustee

BNY Mellon Trust of Delaware, a Delaware banking corporation, will act as the “Owner Trustee.”

Grantor Trust Trustee

BNY Mellon Trust of Delaware, a Delaware banking corporation, will act as the “Grantor Trust Trustee.”

Indenture Trustee, Securities Intermediary, Paying Agent and Collateral Custodian

Computershare Trust Company, N.A., a national banking association, will act as the “Indenture Trustee,” the “Securities Intermediary,” the “Paying Agent” and the “Collateral Custodian,” with the responsibility as collateral custodian to hold and maintain the asset files on behalf of the Indenture Trustee and the Noteholders.

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, will be the “Asset Representations Reviewer.”

Independent Accountant

PricewaterhouseCoopers LLP will act as the “Independent Accountant.”

THE RECEIVABLES

The primary assets of the Issuing Entity will include (a) the Grantor Trust Certificate and (b) rights to amounts on deposit in the Reserve Account and the Class N Reserve Account, but excluding (i) any income earned on those deposits, and (ii) any amounts on deposits in the Class N Reserve Account remaining after the Class N Notes are paid in full. The Grantor Trust will own the pool of Receivables and other related property, including:

•	the right to receive payments made on the Receivables on or after the “Cutoff Date,” which will be on August 6, 2026;

•	security interests in the motor vehicles financed by the Receivables;

•	the receivable files and servicer files related to the Receivables;

•	(i) any proceeds from claims on certain related insurance policies, (ii) all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof) and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Receivables, whether pursuant to the related Contracts or otherwise, (iii) all rights to payment under all service contracts and other contracts and agreements associated with such Receivables and (iv) all Liquidation Proceeds related to any such Receivable received on or after the Cutoff Date; and

•	rights under the Transaction Documents.

The information presented in this Prospectus relates to the pool of Receivables as of the Cutoff Date (the “Pool”).

For a more detailed description of the Receivables, including the criteria they must meet in order to be included in the Pool, and the other property supporting the Notes, see “The Receivables.”

The Issuing Entity will rely upon distributions by the Grantor Trust of collections on the Receivables and the funds on deposit in the Reserve Account to make payments on the Offered Notes.

Summary Characteristics

As of the Cutoff Date, the Receivables had the following characteristics if the Base Transaction is issued:

Initial Pool Balance	$1,101,231,512.91
Number of Receivables	37,104
Average Principal Balance	$29,679.59
Weighted Average APR(1)	10.78%
Weighted Average Original Term(1)	75 months
Weighted Average Remaining Term(1)	74 months
Non-Zero Weighted Average FICO® Score(1)(2)	702

(1)	Weighted by principal balance of the Receivables as of the Cutoff Date.

(2)	Reflects only Receivables with at least one obligor that has a FICO® score at the time of origination. The FICO® score with respect to any Receivable with co-obligors is calculated as the higher of each obligor’s FICO® score at the time of origination, if both co-obligors have FICO® scores at that time. The FICO® scores disclosed herein are FICO® 8 scores designed specifically for automotive financing.

As of the Cutoff Date, the Receivables had the following characteristics if the Upsize Transaction is issued:

Initial Pool Balance	$1,550,309,023.48
Number of Receivables	52,339
Average Principal Balance	$29,620.53
Weighted Average APR(1)	10.77%
Weighted Average Original Term(1)	75 months
Weighted Average Remaining Term(1)	74 months
Non-Zero Weighted Average FICO® Score(1)(2)	702

(1)	Weighted by principal balance of the Receivables as of the Cutoff Date.

(2)	Reflects only Receivables with at least one obligor that has a FICO® score at the time of origination. The FICO® score with respect to any Receivable with co-obligors is calculated as the higher of each obligor’s FICO® score at the time of origination, if both co-obligors have FICO® scores at that time. The FICO® scores disclosed herein are FICO® 8 scores designed specifically for automotive financing.

Underwriting Program

The underwriting process for the Originators is described under “Underwriting of Receivables.” None of the Receivables were originated with exceptions to the Originators’ written underwriting guidelines.

The Depositor performed a review of the Pool, including a review of the ongoing processes and procedures used by the Originators and the Servicer and a review of the underlying data and disclosure regarding the Receivables. The Depositor concluded that it has reasonable assurance that the disclosure regarding the Pool in this Prospectus is accurate in all material respects. See “The Receivables—Depositor Review of the Pool.”

Repurchases of Receivables and Indemnities

Carvana will be obligated to repurchase or cause the repurchase of any Receivable transferred from the Originators to the Depositor, the Depositor to the Issuing Entity and the Issuing Entity to the Grantor Trust if:

•	one of the Originators’ representations or warranties is breached with respect to that Receivable;

•	the interests of the Noteholders and Certificateholders taken as a whole in such Receivable are materially and adversely affected by the breach; and

•	the breach has not been cured following the discovery by or notice to Carvana of the breach.

For a more detailed description of the repurchase obligations if the representations and warranties regarding the Receivables are breached, see “The Transaction Documents—Repurchases of Receivables” and “The Receivables—Certain Legal Considerations of the Receivables—Security Interests in the Financed Vehicles.”

Additionally, the Servicer may be required to indemnify the Issuing Entity in connection with the breach of certain servicing covenants related to the Receivables, as described under “The Transaction Documents—The Servicing Agreement and Servicing of the Receivables—Limitation on Servicer Liability and Indemnification.”

Asset Representations Review

If the Delinquency Trigger is met or exceeded for a monthly period, Noteholders (other than Carvana and its affiliates) representing at least 5% of the Aggregate Note Principal Amount of the Offered Notes may request a vote on requiring an asset representations review, and an asset representations review will be conducted if a majority of the Noteholders that vote approve the request and at least 5% of the Noteholders by Aggregate Note Principal Amount of the Offered Notes cast a vote. See “The Transaction Documents—Asset Representations Review Agreement—Voting.” The Asset Representations Reviewer will review all Receivables that are more than 60 days delinquent to determine if the representations and warranties were satisfied as of the Closing Date (or such other date as indicated in the related representations and warranties). For a description of the asset representations review process, see “The Transaction Documents—Asset Representations Review Agreement.”

Dispute Resolution

If a request is made for the repurchase of a Receivable due to a breach of a representation or warranty made by an Originator, and the repurchase request is not resolved within 180 days after receipt by Carvana of notice, the requesting party will have the right to refer the matter, in its discretion, to either mediation or binding third-party arbitration. See “The Receivables—Dispute Resolution.”

CREDIT ENHANCEMENT

The credit enhancement for the Notes generally will include the following:

Subordination

The Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes will be subordinated to each class of Notes with a higher alphabetical designation or lower numerical designation, as applicable, in some circumstances. On each Distribution Date:

•	no interest will be paid on any such class of Notes (other than the classes of the Class A Notes, which will receive ratable interest payments among such classes) until all interest due on each class of Notes with a higher alphabetical designation has been paid in full through the related interest period, including, to the extent lawful, interest on overdue interest;

•	if an acceleration has occurred following the occurrence of an Event of Default under the Indenture, no interest will be paid on any such class of Notes (other than the classes of the Class A Notes, which will receive ratable interest payments among such classes) until all payments of principal have been made on each class of Notes with a higher alphabetical designation; and

•	no principal will be paid on any such class of Offered Notes until all principal due on each class of Offered Notes with a higher alphabetical designation or lower numerical designation, as applicable, has been paid in full.

In addition, if the Notes are accelerated following the occurrence of an Event of Default under the Indenture, principal payments will be made as described under “Priority of Distributions—Acceleration of the P&I Notes” below.

Overcollateralization

Overcollateralization represents the amount by which the Pool Balance exceeds the aggregate outstanding principal amount of the Offered Notes. Overcollateralization will be available to absorb losses on the Receivables that are not otherwise covered by excess collections on the Receivables, if any. For any Distribution Date, the “Overcollateralization Target Amount” will be an amount (expressed as a dollar value) equal to 1.00% of the Pool Balance as of the Cutoff Date (the “Initial Pool Balance”). Collections on the Receivables will be applied to reach or maintain, as applicable, the Overcollateralization Target Amount. On the Closing Date, the amount of overcollateralization will be, approximately 0.00% of the Initial Pool Balance.

Excess Collections

Excess collections are generally the excess of collections on the Receivables over certain fees and expenses of the Issuing Entity, including the Servicing Strip Amount, interest payments on the P&I Notes and certain required principal payments on the P&I Notes. Any excess collections will be applied on each Distribution Date to make principal payments on the P&I Notes to the extent necessary to reach the Overcollateralization Target Amount.

For a detailed description of the use of excess collections as a credit enhancement for the Notes, see “Credit Enhancement—Excess Collections.”

Reserve Account

An amount determined by the Sponsor prior to the Closing Date, provided, that such amount is not less than 0.50% of the Initial Pool Balance (the “Reserve Account Required Amount”), will be deposited into the Reserve Account on the Closing Date (the “Reserve Account Initial Deposit”). To the extent that Available Funds are not sufficient to pay certain expenses (including the Servicing Strip Amount), interest on the Offered Notes, and the Aggregate Noteholders’ Priority Principal Distributable Amount, the amount previously deposited in the Reserve

Account provides an additional source of funds for those payments. The “Specified Reserve Account Balance” will be an amount not less than the Reserve Account Required Amount. For additional information relating to the Reserve Account, see “Credit Enhancement—Reserve Account.”

Class N Reserve Account

The Class N Reserve Account provides credit enhancement solely for the Class N Notes and will not be available to make payments to the holders of the Offered Notes, see “Credit Enhancement—Class N Reserve Account.”

PRIORITY OF DISTRIBUTIONS

On each Distribution Date, unless an acceleration has occurred following the occurrence of an Event of Default under the Indenture, the Issuing Entity will pay from Available Funds and amounts withdrawn from the Reserve Account (solely in connection with the payment of clauses (1) through (11) below) and the Class N Reserve Account (solely in connection with the payment of clauses (14) and (16) below) the following amounts in the following order of priority:

•	first, the Servicing Strip Amount for the related Collection Period will be used to pay the Servicer or any successor servicer, as applicable, the related Servicing Fee for such Distribution Date, and any Excess Servicing Strip Amount for such Distribution Date will be distributed to the Class XS Notes;

•	second, pro rata, (i) if the Backup Servicer has replaced Bridgecrest as Servicer, to the Backup Servicer, any unpaid indemnity amounts and transition expenses and (ii) to the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Administrator, the Collateral Custodian, the Asset Representations Reviewer, the Independent Accountant and the Hired Rating Agencies, certain administrative fees, expenses and indemnity amounts subject to applicable annual caps;

•	third, to the Backup Servicer, the Backup Servicing Fee;

•	fourth, to the Class A Notes, pro rata among the Class A Notes, accrued and unpaid interest on the Class A Notes;

•	fifth, principal of the Offered Notes in an amount equal to the First Priority Principal Distributable Amount;

•	sixth, to the Class B Notes, accrued and unpaid interest on the Class B Notes;

•	seventh, principal of the Offered Notes in an amount equal to the Second Priority Principal Distributable Amount;

•	eighth, to the Class C Notes, accrued and unpaid interest on the Class C Notes;

•	ninth, principal of the Offered Notes in an amount equal to the Third Priority Principal Distributable Amount;

•	tenth, to the Class D Notes, accrued and unpaid interest on the Class D Notes;

•	eleventh, principal of the Offered Notes in an amount equal to the Fourth Priority Principal Distributable Amount;

•	twelfth, to the Reserve Account, the amount, if any, necessary to fund the Reserve Account up to the Specified Reserve Account Balance;

•	thirteenth, principal of the Offered Notes in an amount equal to the Noteholders’ Regular Principal Distributable Amount;

•	fourteenth, to the Class N Notes, accrued and unpaid interest on the Class N Notes;

•	fifteenth, to the Class N Reserve Account, the amount, if any, necessary to fund the Class N Reserve Account up to the Class N Reserve Account Required Amount;

•	sixteenth, to the Class N Notes, up to the Subordinate Distributable Amount, until the Class N Notes have been paid in full;

•	seventeenth, pro rata, to the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Administrator, the Collateral Custodian, the Asset Representations Reviewer, the Independent Accountant and the Hired Rating Agencies, certain administrative fees, expenses and indemnity amounts, to the extent not paid pursuant to clause first or clause second; and

•	eighteenth, to the holders of the Certificates, any remaining amounts.

Amounts designated by the Issuing Entity as a Noteholders’ Regular Principal Distributable Amount will be applied in the following order of priority:

•	first, to the Class A-1 Notes, until the principal amount of the Class A-1 Notes has been reduced to zero;

•	second, to the Class A-2 Notes, until the principal amount of the Class A-2 Notes has been reduced to zero;

•	third, to the Class A-3 Notes, until the principal amount of the Class A-3 Notes has been reduced to zero;

•	fourth, to the Class A-4 Notes, until the principal amount of the Class A-4 Notes has been reduced to zero;

•	fifth, to the Class B Notes, until the principal amount of the Class B Notes has been reduced to zero;

•	sixth, to the Class C Notes, until the principal amount of the Class C Notes has been reduced to zero; and

•	seventh, to the Class D Notes, until the principal amount of the Class D Notes has been reduced to zero.

For a detailed description of the priority of distributions and the allocation of funds on each Distribution Date prior to an acceleration of the P&I Notes, see “Distribution Date Payments—Distribution Date Payments Prior to Acceleration.”

Acceleration of the P&I Notes

On each Distribution Date following the occurrence of an Event of Default and acceleration of the P&I Notes under the Indenture, from Available Funds, the Issuing Entity will pay the following amounts in the following order of priority:

•	first, the Servicing Strip Amount for the related Collection Period will be used to pay the Servicer or any successor servicer, as applicable, the related Servicing Fee for such Distribution Date, and any Excess Servicing

Strip Amount for such Distribution Date will be distributed to the Class XS Notes;

•	second, pro rata, (i) if the Backup Servicer has replaced Bridgecrest as servicer, to the Backup Servicer, any unpaid indemnity amounts and transition expenses and (ii) to the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Administrator, the Collateral Custodian, the Asset Representations Reviewer, the Independent Accountant and the Hired Rating Agencies, certain administrative fees, expenses and indemnity amounts;

•	third, to the Backup Servicer, the Backup Servicing Fee;

•	fourth, to the Class A Notes, pro rata, accrued and unpaid interest on the Class A Notes;

•	fifth, to the Class A-1 Notes, until the Class A-1 Notes have been paid in full;

•	sixth, to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, pro rata, until each such class of Class A Notes has been paid in full;

•	seventh, to the Class B Notes, accrued and unpaid interest on the Class B Notes;

•	eighth, to the Class B Notes, until the Class B Notes have been paid in full;

•	ninth, to the Class C Notes, accrued and unpaid interest on the Class C Notes;

•	tenth, to the Class C Notes, until the Class C Notes have been paid in full;

•	eleventh, to the Class D Notes, accrued and unpaid interest on the Class D Notes;

•	twelfth, to the Class D Notes, until the Class D Notes have been paid in full;

•	thirteenth, to the Class N Notes, accrued and unpaid interest on the Class N Notes;

•	fourteenth, to the Class N Notes, until the Class N Notes have been paid in full; and

•	fifteenth, to the holders of the Certificates, any remaining amounts.

For a detailed description of the priority of distributions and the allocation of funds on each Distribution Date following an acceleration of the P&I Notes, see “Distribution Date Payments—Distribution Date Payments After Acceleration.”

The Class XS Notes

The Issuing Entity will also issue the Class XS Notes. The Class XS Notes will not have a principal amount and will not be entitled to any payments of principal. The Class XS Notes will have a notional amount of 100,000 units. The Class XS Notes will be paid to the extent the Servicing Strip Amount exceeds the fees owed to the Servicer. Failure to make distributions on the Class XS Notes will not be an Event of Default. The Class XS Notes are not being offered hereby and are anticipated to be privately placed or retained by the Depositor. The information provided herein with respect to the Class XS Notes is provided for informational purposes only.

EVENTS OF DEFAULT AND ACCELERATION

Each of the following will constitute an “Event of Default” under the Indenture:

•	default in the payment of any interest on any P&I Note of the Controlling Class when the same becomes due and payable, and such default shall continue for a period of five (5) Business Days;

•	default in the payment in full of all then outstanding principal of any class of P&I Notes and accrued but unpaid interest due on any class of P&I Notes on the related Final Scheduled Distribution Date;

•	any failure by the Issuing Entity to duly observe or perform in any material respect any of its covenants or agreements made in the Indenture (other than a covenant or agreement, a default in the observance or performance of which is specifically addressed elsewhere), which failure materially and adversely affects the interests of the Holders of Notes, and such failure shall continue or not be cured for a grace period of sixty (60) consecutive days (or for such longer period not in excess of ninety (90)

consecutive days as may be reasonably necessary to remedy such failure; provided that such failure is capable of remedy in ninety (90) days) after receipt by the Issuing Entity of written notice from the Indenture Trustee or from Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Controlling Class;

•	any other representation or warranty made by the Issuing Entity having been incorrect in any material respect as of the time made (other than a default the observance or performance of which is specifically addressed elsewhere), which failure materially and adversely affects the interests of the Noteholders, and such incorrect representation shall continue or not be cured for a grace period of sixty (60) consecutive days (or for such longer period not in excess of ninety (90) consecutive days as may be reasonably necessary to remedy such failure; provided that such failure is capable of remedy in ninety (90) days) after receipt by the Issuing Entity of written notice from the Indenture Trustee or from Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Controlling Class; and

•	certain events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity or its property.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first four bullet points above was caused by force majeure or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional 60 consecutive days.

Following the occurrence and during the continuance of an Event of Default the holders of not less than a majority of the outstanding amount of the Controlling Class (the “Requisite Noteholders”) may direct the Indenture Trustee to accelerate the Notes.

For a more detailed description of Events of Default and the rights of Noteholders, see “The Transaction Documents— Indenture—Events of Default.”

SERVICING AND SERVICER COMPENSATION

The Servicer will service the Receivables. As compensation for its services, the Servicer will be entitled to receive a fee (the “Servicing Fee”) equal to the product of (i) 0.39% times (ii) the Pool Balance as of the opening of business on the first day of that Collection Period (or, in the case of the first Distribution Date, the Pool Balance as of the Cutoff Date) times (iii) a fraction equal to 1/12 (or, in the case of the first Distribution Date, 26/360). On each Distribution Date, the Servicing Fee will be payable from the “Servicing Strip Amount” for such Distribution Date which will be an amount equal to the product of (i) 1.00% of the Pool Balance as of the first day of that Collection Period (or, in the case of the first Distribution Date, the Pool Balance as of the Cutoff Date) times (ii) a fraction equal to 1/12 (or, in the case of the first Distribution Date, 26/360). In addition, the Servicer will also be entitled to receive or retain, as applicable, any “Supplemental Servicing Fees,” which include any late fees, insufficient funds fees and other administrative fees and expenses or similar charges allowed by applicable law collected during a monthly Collection Period. To the extent that the Servicing Strip Amount exceeds the fees owed to the Servicer, or successor servicer, as applicable, such amount (the “Excess Servicing Strip Amount”) will be paid to the holders of the Class XS Notes. See “Transaction Fees and Expenses” for more information about the Servicing Fee, the Servicing Strip Amount, and the Excess Servicing Strip Amount, and “Servicing Procedures” for more information about the Servicer’s responsibilities.

OPTIONAL REDEMPTION

The Servicer (or its designee) has the option to purchase the Receivables on any Distribution Date following the last day of a Collection Period as of which the Pool Balance is 2% or less of the Initial Pool Balance. Upon such a purchase, the purchase price will be used to redeem the P&I Notes and to pay all amounts owing to parties under the Transaction Documents. See “Description of the Notes—Optional Redemption.”

RATINGS

The Offered Notes are expected to receive credit ratings from two nationally recognized rating agencies hired by Carvana (the “Hired Rating Agencies”). The Hired Rating Agencies have discretion to monitor and adjust the ratings on the Offered Notes.

The Offered Notes may receive an unsolicited rating that is different from the ratings provided by the Hired Rating Agencies. As of the date of this Prospectus, we are not aware of any unsolicited ratings on the Offered Notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—Risks relating to the nature of the Offered Notes—The ratings for the Offered Notes are limited in scope, may be unsolicited, may not continue to be issued and do not consider the suitability of the Notes for you” for more information.

TAX CONSIDERATIONS

Subject to considerations discussed under the heading “Certain Federal Income Tax Considerations,” on the Closing Date, Mayer Brown LLP, special federal tax counsel to the Depositor and the Issuing Entity, will deliver its opinion, subject to the assumptions and qualifications therein, to the effect that (i) the Offered Notes will be characterized as indebtedness for U.S. federal income tax purposes to the extent such Offered Notes are treated as beneficially owned by a person other than the beneficial owner of the Certificates or its affiliates for such purposes, (ii) the Issuing Entity should, and the Grantor Trust will, be classified as a grantor trust for U.S. federal income tax purposes, (iii) the Issuing Entity will not be taxable as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, and (iv) the activities of the Issuing Entity, to the extent the Issuing Entity is not wholly owned by a single person for U.S. federal income tax purposes, should not cause it to be considered to be engaged in a United States trade or business for U.S. federal income tax purposes.

Each investor, by accepting an Offered Note, will agree to treat the Offered Note as indebtedness for federal, state, and local income and franchise tax purposes.

For a detailed description of certain tax considerations relevant to acquiring, holding and disposing of Offered Notes, see “Certain Federal Income Tax Considerations.”

ERISA CONSIDERATIONS

Subject to considerations discussed under the heading “Certain Considerations for ERISA and Other U.S. Plan Investors,” the Offered Notes generally may be acquired with the assets of employee benefit plans and other retirement arrangements. Each person acquiring the Offered Notes with such assets should consult with its legal advisors before purchasing the Offered Notes and will be deemed to have made certain representations, warranties and covenants described in the Indenture.

For a detailed description of the ERISA considerations applicable to a purchase of the Offered Notes, see “Certain Considerations for ERISA and Other U.S. Plan Investors.”

INVESTMENT COMPANY ACT CONSIDERATIONS

The Issuing Entity and the Grantor Trust are not registered or required to be registered as “investment companies” under the Investment Company Act. In determining that the Issuing Entity and the Grantor Trust are each not required to be registered as an investment company, the Issuing Entity and the Grantor Trust will be relying on the exclusion set forth in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity and the Grantor Trust. As of the Closing Date, the Issuing Entity and the Grantor Trust will be structured so as not to constitute a “covered fund” for the purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act.

EU SECURITIZATION RULES AND UK SECURITIZATION RULES

Neither Carvana, the Depositor nor any other person intends, or is required under the Transaction Documents, to retain a material net economic interest in the securitization constituted by the issuance of the Securities, or to take any other action with regard to such securitization, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules (each as defined below). In particular, no such person undertakes to take any action, or refrain from taking any action, for purposes of, or in connection with, compliance by any person with any applicable requirement of, the EU Securitization Rules or the UK Securitization Rules. The arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with the requirements of the EU Securitization Rules or the UK Securitization Rules. See “Certain Regulatory Considerations—EU Securitization Rules and UK Securitization Rules.”

GENERAL CORPORATE INFORMATION

Carvana was formed in the State of Arizona in 2012, and the Depositor was formed in the State of Delaware in 2019. You may contact Carvana or the Depositor by mail at 300 E. Rio Salado Parkway, Bldg. 1 Tempe, Arizona 85281, or by calling (602) 922-9866.

REGISTRATION UNDER THE SECURITIES ACT

The Depositor has filed a registration statement relating to the Notes with the SEC on Form SF-3. The Depositor has met the registrant requirements contained in General Instruction I.A.1 to Form SF-3.

CREDIT RISK RETENTION

Pursuant to the SEC’s credit risk retention rules, 17 C.F.R. Part 246 (“Regulation RR”), Carvana, as the sponsor, is required to retain an economic interest in the credit risk of the Receivables, either directly or through a majority-owned affiliate. Carvana intends to satisfy this obligation by retaining or causing one or more of its majority-owned affiliates to retain an “eligible vertical interest” under Regulation RR of at least 5% of each class of Notes and the Certificates to be issued by the Issuing Entity.

The material terms of the Notes are described in this Prospectus under “Description of the Notes.”

Carvana does not intend to transfer or hedge the portion of its retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR.

See “Credit Risk Retention” in this Prospectus.

MONEY MARKET INVESTMENT

The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(11) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 Notes, you or your advisor should consider these requirements before making a purchase.

SUMMARY OF RISK FACTORS

Investment in the Offered Notes involves certain risks that you should consider before making a decision to purchase any of the Offered Notes. The risk factors that are material to the Offered Notes are summarized below and described in detail under “Risk Factors.” This summary is included to provide an overview of these risks. It does not contain all of the information regarding the risks that you should consider in making your decision to purchase any of the Offered Notes. To understand these risks fully, you should read “Risk Factors” starting on page 14.

Risks relating to the nature of the Offered Notes

•	Only the assets of the Issuing Entity are available to pay the Notes

•	Prepayments on and repurchases of the Receivables could shorten the average life of the Offered Notes

•	Subordination of all Classes of Offered Notes other than the Class A Notes means that those classes are more sensitive to losses on the Receivables and your share of losses may not be proportional

•	There may be a conflict of interest among classes of Notes

•	The failure to pay interest on subordinated Notes is not an Event of Default, and the failure to make principal payments on any Notes will generally not result in an Event of Default until the applicable Final Scheduled Distribution Date

•	The Overcollateralization Target Amount may not be reached or maintained

•	The amount on deposit in the Reserve Account may not be sufficient to assure payment of the Offered Notes

•	You may receive an early return of your investment or incur a shortfall in the return of your investment following an Event of Default under the Indenture

•	Lack of liquidity in the secondary market, volatility and financial market disruptions may adversely affect the market value of the Offered Notes and your ability to resell the Offered Notes

•	You may suffer losses because you have limited control over actions of the Issuing Entity and the Grantor Trust and conflicts between classes of Notes may occur

•	The clean-up call may not be exercised

•	The ratings for the Offered Notes are limited in scope, may be unsolicited, may not continue to be issued and do not consider the suitability of the Notes for you

•	Retained Notes and the unknown initial principal amount of the Notes may reduce the liquidity of your Offered Notes and subsequent sales by the Depositor may adversely affect their value

•	The IRS could disagree with the Issuing Entity’s tax positions

•	Tax withholding obligations of the Issuing Entity may affect amounts distributable to investors

•	Risk of Foreign Person’s investment in Offered Notes treated as being engaged in a U.S. trade or business on account of their own activities

•	One or more classes of Offered Notes may be issued with original issue discount for U.S. federal income tax purposes

•	There is a risk of a taxable deemed exchange of Offered Notes if the Transaction Documents are amended

Risks relating to the assets of the Issuing Entity

•	Receivables with non-prime obligors have higher default rates than those with prime obligors, which may affect the performance of the Receivables

•	Longer term Receivables may increase the frequency and amount of losses

•	The Originators’ proprietary credit scoring system may not perform as expected and may fail to properly quantify the credit risks associated with the Originators’ customers, resulting in higher than anticipated delinquencies and credit losses on the Receivables

•	Information provided to the Originators by customers, credit data partners, and others may be incorrect or fraudulent, and the Originators’ Verification Process may fail to ensure that reliable information is incorporated into the extension of credit offers to the Originators’ customers, resulting in higher than anticipated delinquencies and credit losses on the Receivables

•	Historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the Receivables

•	Lack of first priority liens on Financed Vehicles or the Receivables could make the Receivables uncollectible and reduce or delay payments on the Securities

•	If the Collateral Custodian does not maintain control of the Receivables evidenced by electronic contracts, the Issuing Entity and the Grantor Trust may not have a perfected interest in those Receivables

•	Geographic concentrations of the Receivables may result in more risk to you and adversely affect payments on the Receivables and Notes

Risks relating to macroeconomic, regulatory and other external factors

•	Climate change could have an adverse effect on the Originators and may, directly or indirectly, cause losses on your Notes

•	Economic developments may adversely affect the performance of the Receivables and the market value of your Securities

•	Market factors may reduce the value of new and used vehicles, which could result in increased losses on the Receivables

•	Consumer protection laws and limited enforceability of the Receivables may reduce or delay the funds available to make payments on your Securities

Risks relating to the transaction parties

•	Bankruptcy or insolvency of the Originators could adversely affect the performance, liquidity and market value of the Securities

•	Adverse events with respect to the Originators, the Servicer, any of their respective affiliates or the other transaction parties could affect the timing or amount of payments on your Notes or distributions on the Certificates or have other adverse effects on your Securities

•	The Originators and the Depositor have limited obligations to the Issuing Entity and they will not make payments on the Securities

•	Temporary commingling of funds by the Servicer prior to their deposit into the Collection Account may result in losses or delays in payment on the Securities

•	The Servicer’s discretion over the servicing of the Receivables, including the sale of Charged-Off Receivables, may impact the amount and timing of funds available to make payments on the Securities

•	The replacement of the Servicer may reduce or delay payments on the Securities

•	Federal financial and state regulatory reform could have an adverse impact on the Originators, the Depositor, or the Issuing Entity

•	The application of the Servicemembers Civil Relief Act and any similar applicable state laws may lead to delays in payment or losses on the Offered Notes

•	You may suffer losses on your investment because the Indenture Trustee does not have a direct perfected security interest in the Financed Vehicles underlying the Receivables

•	Each of the transaction parties relies on software and systems that are highly technical, and if the systems contain undetected errors or are damaged, the transaction parties’ ability to perform their obligations under the Transaction Documents could be adversely affected

•	The Underwriters and their respective affiliates may have potential conflicts of interest

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the Offered Notes.

Risks relating to the nature of the Offered Notes

Only the assets of the Issuing Entity are available to pay the Notes

The Notes represent indebtedness of the Issuing Entity and will not be insured or guaranteed by Carvana, the Depositor, the Grantor Trust, the Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Collateral Custodian, the Asset Representations Reviewer, any of their respective affiliates, or any other person or entity other than the Issuing Entity. Further, neither the Notes nor the Receivables will be insured or guaranteed by the United States or any governmental entity. The Issuing Entity’s ability to make principal and interest payments and other distributions on the Notes will depend on distributions on or in respect of the Grantor Trust Certificate and distributions from the Reserve Account, or the Class N Reserve Account solely with respect to the Class N Notes, which in turn will depend on the amount and timing of collections on the Receivables and the amounts available in the Reserve Account or the Class N Reserve Account, as applicable. Therefore, you must rely solely on the assets of the Issuing Entity for repayment of your Notes.

If there are decreased collections, increased defaults or insufficient funds in any reserve account you may experience delays or reductions in payments on the Notes, may not receive back your full principal investment or all interest due to you and may suffer losses on your Notes.

Prepayments on and repurchases of the Receivables could shorten the average life of the Offered Notes

Obligors may prepay the Receivables in full or in part at any time. We cannot predict the rate of prepayments on the Receivables. A variety of unpredictable economic, social, and other factors influence prepayment rates. In addition, the Receivables may be prepaid as a result of defaults, from credit life, disability or physical damage insurance, or, in limited circumstances, voluntarily by Carvana. Also, Carvana may be required to repurchase or cause the repurchase of Receivables in specified circumstances and the Servicer (or its designee) may purchase all remaining Receivables pursuant to the optional redemption. See “The Transaction Documents—Repurchases of Receivables.”

A prepayment, repurchase, indemnification for actual losses or liquidation of the Receivables, including liquidation or sale of Charged-Off Receivables, could shorten the average life of the Offered Notes. You will bear all reinvestment risk resulting from a faster or slower rate of prepayment, repurchase or extension of the Receivables held by the Grantor Trust or the Servicer’s exercise of its optional purchase option.

Subordination of all Classes of Offered Notes other than the Class A Notes means that those classes are more sensitive to losses on the Receivables and your share of losses may not be proportional

As described under “Description of the Notes—Interest Payments,” “Description of the Notes—Payments of Principal,” “Distribution Date Payments—Distribution Date Payments Prior to Acceleration” and “Distribution Date Payments—Distribution Date Payments After Acceleration”, interest and principal payments on the Offered Notes generally will be made to the holders of the Offered Notes sequentially so that no principal will be paid on any class of Offered Notes until each class of Offered Notes with an earlier Final Scheduled Distribution Date has been paid in full. Additionally, after an acceleration has occurred, principal and interest on more senior classes of Offered Notes will generally be paid prior to principal and interest on more junior classes of Offered Notes. As a result, a class of Offered Notes having a later Final Scheduled Distribution Date is more likely to suffer the consequences of delinquent payments and defaults on the Receivables than the classes of Offered Notes having an earlier Final Scheduled Distribution Date.

Additionally, if there are insufficient amounts available to pay all classes of Offered Notes the amounts that are owed on any Distribution Date or following an acceleration, delays in payments or losses will be suffered by the most junior outstanding class or classes of Offered Notes even as payment is made in full to more senior classes of Offered Notes.

There may be a conflict of interest among classes of Notes

As described elsewhere in this Prospectus, the holders of the most senior class of Notes then outstanding will make certain decisions with regard to treatment of defaults by the Servicer, acceleration of payments on the Notes following an Event of Default under the Indenture and certain other matters, such as a sale of the collateral after an Event of Default under some circumstances. See “The Transaction Documents—The Indenture—Events of Default” in this Prospectus. Because the holders of more senior classes of Notes will have different interests than holders of more junior classes of Notes when it comes to these matters, you may find that courses of action determined by other Noteholders do not reflect your interests but that you are nonetheless bound by the decisions of these other Noteholders.

The failure to pay interest on the subordinated classes of Notes is not an Event of Default, and the failure to make principal payments on any Notes will generally not result in an Event of Default until the applicable Final Scheduled Distribution Date

The Indenture provides that failure to pay interest when due on the outstanding subordinated class or classes of Notes — for example, for so long as any of the Class A Notes are outstanding, the Class B Notes, the Class C Notes and the Class D Notes — will not be an Event of Default under the Indenture. Under these circumstances, the holders of the subordinated classes of Notes which are not the Controlling Class will not have any right to declare an Event of Default, to cause the maturity of the Notes to be accelerated or to direct or consent to any remedial action under the Indenture.

The amount of principal required to be paid to investors prior to the applicable Final Scheduled Distribution Date set forth in this Prospectus generally will be limited to amounts available for that purpose. Therefore, the failure to pay principal of a Note generally will not result in an Event of Default under the Indenture until the applicable Final Scheduled Distribution Date or redemption date for the related class of Notes.

The Overcollateralization Target Amount may not be reached or maintained

The amount of overcollateralization is expected to increase over time to the Overcollateralization Target Amount as excess collections are applied to make principal payments on the Offered Notes in an amount greater than the decrease in the Pool Balance. There can be no assurance, however, that the Overcollateralization Target Amount will be reached or maintained or that the Receivables will generate sufficient collections to pay the Notes in full. See “Credit Enhancement—Overcollateralization” for a further discussion of overcollateralization.

The amount on deposit in the Reserve Account may not be sufficient to assure payment of the Offered Notes

The amount on deposit in the Reserve Account will be used to fund the payment of the Servicing Strip Amount, interest payments on the Offered Notes, certain expenses of various service providers to the Issuing Entity, and certain distributions of principal on the Offered Notes on each Distribution Date if collections on the Receivables, including amounts recovered in connection with the repossession and sale of Financed Vehicles that secure Charged-Off Receivables, are not sufficient to make that payment. There can be no assurance that the amount on deposit in the Reserve Account will be sufficient on any Distribution Date to assure payment of the Servicing Strip Amount and on the Offered Notes. If the Receivables experience higher losses than were projected in determining the amount required to be on deposit in the Reserve Account, the amount on deposit in the Reserve Account may be insufficient to cover any shortfall in collections. If collections on the Receivables and any credit or cash flow enhancement, including the amount on deposit in the Reserve Account, are not sufficient on any Distribution Date to pay the Servicing Strip Amount and to pay in full interest on the Offered Notes, certain expenses, and certain distributions of principal on the Offered Notes, you may experience payment delays with respect to your Notes. If the amount of that insufficiency is not offset by excess collections on the Receivables on subsequent Distribution Dates, you may experience losses with respect to your Notes. See “Credit Enhancement—Reserve Account” for a further discussion of the Reserve Account.

You may receive an early return of your investment or incur a shortfall in the return of your investment following an Event of Default under the Indenture

If an Event of Default occurs under the Indenture, the Requisite Noteholders may declare the accrued interest and outstanding principal immediately due and payable. In that event, the Indenture Trustee may be directed to sell the

Receivables and the other assets of each of the Grantor Trust and the Issuing Entity and apply the proceeds to repay the Notes. The manner of sale will affect the amount of proceeds received and available for distribution. We cannot predict the length of time that would be required for liquidation of the assets of the Issuing Entity or Grantor Trust to be completed. The liquidation and distribution of the Issuing Entity’s and the Grantor Trust’s assets may result in an early return of principal to investors. You may not be able to reinvest the principal repaid to you for a rate of return or maturity date that is as favorable as those on your Notes. Also, the proceeds from sale of the Issuing Entity’s and Grantor Trust’s assets may not be sufficient to fully pay amounts owed on the Notes. Those circumstances may result in losses to certain investors. As long as a more senior class of Notes is outstanding, no holder of any subordinated class of Notes will be able to direct the Indenture Trustee’s actions and directions.

Lack of liquidity in the secondary market, volatility and financial market disruptions may adversely affect the market value of the Offered Notes and your ability to resell the Offered Notes

The Offered Notes will not be listed on any securities exchange, and there is currently no secondary market for the Offered Notes. Therefore, in order to resell the Offered Notes, you will need to find a willing buyer. The Underwriters of the Offered Notes may participate in making a secondary market in the Offered Notes but are under no obligation to do so. We cannot assure you that a secondary market will develop or, if it does develop, that it will continue or be sufficiently liquid to permit the resale of the Offered Notes. The liquidity of asset-backed securities, can be affected by a variety of factors, including events such as uncertainty in the market. Any period of illiquidity may adversely affect the market value of the Offered Notes and, in some circumstances, you may not be able to resell the Offered Notes when you want to do so. Illiquidity can have a severe adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk on the underlying assets, such as the Receivables and consequently the Offered Notes themselves. As a result, you may be unable to obtain the price that you wish to receive for the Offered Notes or you may suffer a loss on your investment. Even if a sufficiently liquid secondary market develops, the market values of the Offered Notes are likely to fluctuate from time to time. These fluctuations in the market values of the Offered Notes may be significant.

In addition, the underwriters and other broker dealers may be unable, unwilling or restricted from making a market in, or publishing quotations on, the Securities due to regulatory requirements or otherwise.

Additionally, events in the global financial markets, including the failure, acquisition or government seizure of major financial institutions, the establishment of government bailout programs for financial institutions, problems related to financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, the lowering of ratings on certain asset-backed securities, rising inflation and political instability and volatility as a result of domestic and global civil, political and economic events have caused, and could in the future cause, a significant reduction in liquidity in the secondary market for asset-backed securities. Such market declines or disruptions could adversely affect the liquidity of, and market for, the Offered Notes independent of the performance of the Receivables. A period of illiquidity following market declines or disruptions may adversely affect both the market value of the Offered Notes and your ability to resell the Offered Notes.

Therefore, a purchaser must be prepared to hold the Offered Notes for an indefinite period of time.

You may suffer losses because you have limited control over actions of the Issuing Entity and the Grantor Trust and conflicts between classes of Notes may occur

If an Event of Default under the Indenture has occurred, the Indenture Trustee will, at the direction of the Requisite Noteholders, take one or more of the actions specified in the Indenture relating to the property of the Issuing Entity and the Grantor Trust. In addition, the Indenture Trustee may, and at the direction of the Requisite Noteholders will, have the right to terminate the Servicer and the Requisite Noteholders may waive any Servicer Termination Event. The Requisite Noteholders constitute a majority of the Controlling Class, and the interests of the Controlling Class may differ from the interests of the other classes of Notes. The Controlling Class will not be required to consider the effect of its actions on the holders of the other classes of Notes.

In particular, purchasers of the Class A Notes should be aware that, each class of the Class A Notes will vote together as a single class. Accordingly, for purposes of any direction of the Controlling Class, the holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes may be unable to independently give such direction without the support of holders of the other such Class.

See “The Transaction Documents—The Servicing Agreement and Servicing of the Receivables—Termination of the Servicer,” “The Transaction Documents—The Servicing Agreement and Servicing of the Receivables—Waiver of Servicer Termination Events” and “The Transaction Documents—Indenture—Events of Default” for a further discussion of the rights of the Noteholders with respect to events of servicing termination and Events of Default.

The clean-up call may not be exercised

The Servicer is not obligated to exercise its option to purchase the Receivables. If the Servicer does not exercise its option at the earliest date permissible or does not exercise its option at all, the aggregate amount and timing of distributions on the P&I Notes will be slower and more uncertain than if the Servicer does exercise its option at the earliest date permissible, which may reduce the yield on the P&I Notes. You will bear all risks resulting from whether the option is exercised by the Servicer or not and, if exercised, the timing and price of such exercise.

The ratings for the Offered Notes are limited in scope, may be unsolicited, may not continue to be issued and do not consider the suitability of the Notes for you

The Offered Notes are expected to receive credit ratings from two nationally recognized rating agencies hired by Carvana (the “Hired Rating Agencies”). The Offered Notes may receive a rating from a rating agency not hired to rate the Offered Notes. A rating is not a recommendation to buy, sell, or hold the Offered Notes. The rating considers only the likelihood that the Issuing Entity will pay interest on time and will ultimately pay principal in full and are solely the view of the assigning rating agency and are subject to any limitations that the assigning rating agency may impose. Ratings on the Offered Notes do not address the timing of distributions of principal on the Offered Notes prior to their applicable Final Scheduled Distribution Date. The ratings do not consider the prices of the Offered Notes or their suitability to a particular investor. To the extent the Offered Notes are rated by any rating agency, that rating agency may change or withdraw its rating of the Offered Notes if that rating agency believes that circumstances have changed, the performance of the Receivables has deteriorated, there were errors in analysis or otherwise. Any subsequent change in or withdrawal of a rating will likely affect the price that a subsequent purchaser would be willing to pay for the Offered Notes and your ability to resell your Offered Notes. Rating agencies not hired to rate the Offered Notes may provide an unsolicited rating that is different from or lower than the ratings provided by the rating agencies hired to rate the Offered Notes. If a Hired Rating Agency issues a rating lower than the solicited ratings, changes its rating or withdraws its rating, no party has an obligation to provide additional credit enhancement or to restore the original rating.  None of Carvana, the Depositor, the Servicer or any of their respective affiliates is under any obligation to monitor or disclose any changes to the ratings.  There may be a conflict of interest for the Hired Rating Agencies because Carvana paid the fee charged by each Hired Rating Agency for its rating services.  Additionally, if any non-hired rating agency provides an unsolicited rating that is lower than the ratings provided by the Hired Rating Agencies, the market value of the Offered Notes may be adversely affected.  None of Carvana, Carvana FAC, the Depositor, the Servicer, the Underwriters, or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned to the Offered Notes, and these parties may be aware of unsolicited ratings assigned to the Notes.  If any non-hired rating agency assigns an unsolicited rating to the Offered Notes, there can be no assurance that the unsolicited rating will not be lower than the ratings provided by the Hired Rating Agencies, which could adversely affect the market value of your Offered Notes or limit your ability to resell your Offered Notes.  In addition, if Carvana fails to make available to any non-hired rating agency any information provided to any Hired Rating Agency for the purpose of assigning or monitoring the ratings on the Offered Notes, a Hired Rating Agency could withdraw its ratings on the Offered Notes, which could adversely affect the market value of your Offered Notes or limit your ability to resell your Offered Notes.  Moreover, criminal, civil, or regulatory actions or other events adverse to a Hired Rating Agency may have a detrimental effect on the credibility of such Hired Rating Agency’s ratings, which could have an adverse effect on the market value of your Offered Notes.  Prospective investors in the Offered Notes are urged to make their own evaluation of the creditworthiness of the Receivables and the credit enhancement on the Offered Notes and not to rely solely on the ratings on the Offered Notes. In addition, notes issued in connection with an asset-backed securitization program sponsored by the sponsor may be placed under review for downgrade or may be downgraded at any time by certain or all of the rating agencies hired to rate those notes.

Retained Notes and the unknown initial principal amount of the Notes may reduce the liquidity of your Offered Notes and subsequent sales by the Depositor may adversely affect their value

Some or all of the Offered Notes may initially be retained by the Depositor or one or more majority affiliates thereof on the Closing Date, and, in any event, a portion of each class of Offered Notes will be retained by Carvana or one or more of its majority-owned affiliates in satisfaction of Carvana’s risk retention obligations described under “Credit Risk Retention.” A significant reduction in liquidity in the secondary market for any classes of such retained Offered Notes may result if the Depositor retains any class or classes of such Offered Notes. In addition, if any retained Offered Notes are subsequently sold by the Depositor, the demand and the market price of the Notes already in the market could be adversely affected and the voting power of the Noteholders of the outstanding Notes may be diluted.

Whether the Issuing Entity will issue the Base Transaction or the Upsize Transaction is not expected to be known until the day of pricing. Carvana will make the determination regarding the aggregate initial principal amount of the Offered Notes and the Class N Notes based on, among other considerations, market conditions at the time of pricing. The size of a class of Notes may affect its liquidity, with smaller classes being less liquid than larger classes. In addition, if your class of Notes is larger than you expected, then you will hold a smaller percentage of that class of Notes and the voting power of your Notes will be diluted.

The IRS could disagree with the Issuing Entity’s tax positions

There is no assurance that the IRS will agree with the opinion of special tax counsel that, for U.S. federal income tax purposes, the Issuing Entity should be a grantor trust and will not be an association or publicly traded partnership taxable as a corporation.

The Issuing Entity intends to assume the accuracy of and continued compliance with various representations, warranties and covenants deemed made by purchasers and beneficial owners of the Certificates, the Class XS Notes and the Class N Notes. Because the Certificates and the Class N Notes are available only in book-entry form, the Indenture Trustee will not monitor compliance with the transfer restrictions. If a purchaser or beneficial owner of the Class N Notes, the Class XS Notes or the Certificates were to violate the transfer restrictions such that the Issuing Entity was treated as having more than 100 holders of its equity (as determined for U.S. federal income tax purposes), the IRS could assert that the Issuing Entity should be a publicly traded partnership taxable as a corporation. Any tax imposed on the Issuing Entity could reduce cashflow available to make payments on the Offered Notes and could adversely affect the Noteholders.

Tax withholding obligations of the Issuing Entity may affect amounts distributable to investors

The Issuing Entity will take the position that its income is not treated as effectively connected to a United States trade or business and each holder of the Certificates (each, a “Certificateholder”) that is also a Foreign Person is required to certify that such income is not effectively connected to a United States trade or business of such Foreign Person. Accordingly, the Issuing Entity will not withhold based on the income allocable to a Foreign Person Certificateholder (or on any class of Notes recharacterized as equity). The determination of whether or not the Issuing Entity’s income is effectively connected to a United States trade or business is based on all of the relevant facts and circumstances. On the Closing Date, special tax counsel to Carvana, the Depositor and the Issuing Entity will provide an opinion, subject to the qualifications and assumptions therein, to the effect that the activities of the Issuing Entity, to the extent the Issuing Entity is not wholly owned by a single person for U.S. federal income tax purposes, should not cause it to be considered to be engaged in a United States trade or business for U.S. federal income tax purposes. However, this opinion reflects some uncertainty on this analysis given the available legal authority and the facts and circumstances of this transaction. If a taxing authority successfully asserts that the income of the Issuing Entity is effectively connected to a United States trade or business or a Foreign Person Certificateholder treats the income as effectively connected to a United States trade or business, the Issuing Entity could be required to withhold based on the net income allocable to a Foreign Person Certificateholder, or to income paid or allocable to Foreign Person Noteholders of Notes that are successfully characterized by a taxing authority as other than debt for U.S. federal income tax purposes. Such withholding may limit the amount of cash available to the Issuing Entity to make distributions to the investors in the Notes. Similarly, if a Foreign Person Certificateholder treats the income as effectively connected with a United States trade or business, the Issuing Entity could be required to withhold based on the net income allocable to such Foreign Person Certificateholder. Such withholding may limit the amount of cash available to the Issuing Entity to make distributions to all of the Noteholders. In addition, if a taxing authority asserts any gross withholding tax on payments or allocations of income to Foreign Person Noteholders of Notes such as the Class N Notes or the Class XS Notes on account of those Notes being successfully characterized by a taxing authority as other than debt for U.S. federal income tax purposes, it is also possible that such withholding may limit the amount of cash available to the Issuing Entity to make distributions to Noteholders of the Notes.

The Issuing Entity will take the position that state and local income taxes do not need to be withheld from distributions to Certificateholders with respect to Receivables originated (or currently located) in such jurisdictions. If a state or local taxing authority determines that such withholding is required by the Issuing Entity, or that tax, interest or penalties are owed by the Issuing Entity or its partnership representative, the Issuing Entity will be required to withhold such amounts from distributions to Certificateholders. Any amounts withheld could reduce the distributions otherwise payable to the investors in the Offered Notes.

Risk of Foreign Person’s investment in Offered Notes treated as being engaged in a U.S. trade or business on account of their own activities

As discussed under “Certain Federal Income Tax Considerations” in this Prospectus, the U.S. federal income tax treatment of the Notes to a beneficial owner that is a Foreign Person turns on a number of facts, including whether interest on the Notes paid to or accrued by the Foreign Person is effectively connected with the conduct of a trade or business within the United States by the Foreign Person. The determination of whether a Foreign Person is engaged in a trade or business within the United States with respect to its acquisition of debt is based on a highly factual analysis that takes into account all facts and circumstances relating to such Foreign Person, which are necessarily unique to that Foreign Person. No direct guidance expressly addresses which activities constitute being engaged in a trade or business within the United States or whether (or under which circumstances) the acquisition of newly issued debt, such as a Note offered hereby, could give rise to a trade or business or could contribute to such a conclusion when coupled with other facts and circumstances. In addition, certain activities undertaken or performed by or for a Foreign Person through agents and other third parties could be attributed to the Foreign Person in determining whether the Foreign Person is engaged in a trade or business within the United States. Furthermore, the precise contours of the so-called “securities trading safe harbor” under Section 864(b)(2) of the Code is similarly unclear. Nothing herein provides any advice or assurance concerning the tax treatment with respect to any person in this regard or otherwise or considers in any way the facts unique to any particular person that acquires a Note. Therefore, prospective investors are urged to consult their own tax advisors to determine their treatment under these rules in respect of the acquisition of a Note and taking into account their own particular facts relating to such acquisition.

One or more classes of Offered Notes may be issued with original issue discount for U.S. federal income tax purposes

One or more classes of Offered Notes may be issued with original issue discount (“OID”) for U.S. federal income tax purposes. A Noteholder generally will be required to accrue OID on a current basis as ordinary income and pay tax accordingly, even before such Noteholder receives cash attributable to that income and regardless of such Noteholder’s method of tax accounting. See “Certain Federal Income Tax Considerations—Considerations for U.S. Noteholders—Original Issue Discount.”

There is a risk of a taxable deemed exchange of Offered Notes if the Transaction Documents are amended

The Transaction Documents, under certain circumstances, allow for supplemental indentures and amendments. It is possible that such supplemental indentures or amendments, if they were treated as “significant modifications,” could result in a taxable deemed exchange of the Offered Notes for U.S. federal income tax purposes. Therefore, you are urged to consult your own tax advisors to determine your treatment under these rules in respect of the acquisition of a Note and taking into account your own particular facts relating to such acquisition.

Risks relating to the assets of the Issuing Entity

Receivables with non-prime obligors have higher default rates than Receivables with prime obligors, which may affect the performance of the Receivables

Some of the Receivables in the Pool are obligations of non-prime obligors who do not qualify for conventional motor vehicle financing as a result of, among other things, a lack of or adverse credit history, low income levels or the inability to provide adequate down payments. While the Originators’ underwriting criteria are designed to establish that the obligor would be a reasonable credit risk, the Receivables will nonetheless experience higher default rates than a portfolio of Receivables with all prime obligors. In the event of a default, repossession of the related Financed Vehicle is the most likely alternative for recovery. As a result, losses on Charged-Off Receivables are likely because net liquidation proceeds from the sale of repossessed vehicles are expected to be insufficient to satisfy amounts owed by the related obligors under the Receivables in full. See “The Receivables—Certain Legal Considerations of the Receivables.” In addition, the concentration of Receivables in the Pool with non-prime obligors may also have the effect of heightening many of the other risks, including those relating to general macroeconomic forces and economic downturns, described in this “Risk Factors” section. If delinquencies and losses create shortfalls, which exceed the available credit enhancement, you may experience delays in payments due to you and you could suffer a loss on your Notes.

Longer term Receivables may increase the frequency and amount of losses

The frequency and amount of losses may be greater for Receivables with longer terms, because these Receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the Principal Balance of a longer term Receivable may result in a longer period during which the value of the related Financed Vehicle is less than the remaining Principal Balance of such Receivable. See “The Receivables—Distribution of the Receivables by Original Term to Maturity as of the Cutoff Date” for the percentage of Receivables with original terms of greater than 72 months as of the Cutoff Date.

The Originators’ proprietary credit scoring system may not perform as expected and may fail to properly quantify the credit risks associated with the Originators’ customers, resulting in higher than anticipated delinquencies and credit losses on the Receivables

The Originators have developed, and revise from time to time, complex proprietary credit scoring models that use traditional and non-traditional variables to assess credit risk and determine credit offer parameters. There is no guarantee that the Originators’ credit scoring models will perform as intended.

If the Originators made errors in developing or validating their credit scoring models, trained or validated its models on incomplete, inaccurate, or biased data sets, or used model development or validation techniques that result in bias or instability, the Originators may fail to gauge credit risk as expected and make credit decisions that result in higher delinquencies and credit losses.

The Originators’ credit scoring models are generally developed and validated on samples of consumer data and loan performance pertaining to a distinct period of time in the past. Changes in the macroeconomy, consumer behavior, creditor reporting behavior, and third party data reporting methods between a model’s development and validation periods and between a model’s development period and when the model is used by the Originators could materially impact the relationship between inputs to the Originators’ models and expected credit outcomes, resulting in a reduction of the ability of the Originators’ credit scoring models to assess credit risk as expected. Credit scores, including the credit score data presented in this Prospectus, do not account for changes in obligors’ credit profiles subsequent to the date as of which such scores are obtained or calculated. Consequently, information regarding credit scores and Deal Scores for the Receivables in the pool presented in “The Receivables” should not be relied upon as a basis for an expectation that a Receivable will be paid in accordance with its terms.

The Originators’ credit scoring models rely heavily on data obtained from third parties, including credit bureaus. If the data the Originators obtain from third parties for use in its models is incomplete, inaccurate, biased, or not provided consistent with the methods and practices used by such third parties during the time period of the sample upon which the Originators built or validated our models, the output of the Originators’ models may be unreliable and fail to properly quantify credit risk, resulting in it making credit decisions that result in higher delinquencies and credit losses.

Information provided to the Originators by customers, credit data partners, and others may be incorrect or fraudulent, and the Originators’ Verification Process may fail to ensure that reliable information is incorporated into the extension of credit offers to the Originators’ customers, resulting in higher than anticipated delinquencies and credit losses on the Receivables

In deciding whether to extend credit to customers and the parameters of such credit offers, the Originators rely heavily on information furnished to it by customers, credit data partners, and others, and such data may be incorrect or fraudulent. The Originators have developed a Verification Process that attempts to ensure that information considered by its proprietary financing technology belongs to the customer(s) receiving a credit offer, and that such information is reasonably accurate. There is no guarantee that the Originators’ Verification Process will perform as expected, detect fraudulent or incorrect data, or otherwise achieve its goals, which may result in credit loss and delinquency rates on the Receivables being higher than anticipated.

Further, the Originators utilize identity and fraud checks based on customer provided documents and inputs, as well as data provided by external databases to authenticate each customer’s identity. There have been instances in the past in which these checks have failed or been ineffective, and there is a risk that these checks could also fail or be ineffective in the future, which could result in significant losses related to fraud being borne by investors in the Securities. Fraudulent activity or significant increases in fraudulent activity could also lead to regulatory intervention, negatively impacting the operating results and reputation of both the Originators and the Servicer.

Historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the Receivables

Historical loss and delinquency information as set forth in this Prospectus under “Historical Performance” are affected by several variables, including general economic conditions and market interest rates, that are expected to differ in the immediate future, and are likely to differ in the longer term future. Consequently, the net loss experience calculated and presented in this Prospectus with respect to the Originators’ managed portfolio may not reflect actual experience with respect to the Receivables in the Pool. Further, the prices of new and used vehicles, including the prices at which the Servicer is able to sell repossessed vehicles, are variable, and a decline in such prices at the time the vehicle is repossessed may result in increased credit losses on defaulted Receivables. In addition, future delinquency rates, rates of repossession, recovery rates on repossessed vehicles or loss experience with respect to the Receivables may be better or worse than that set forth in the static pool information and historical delinquency and loss information contained in this Prospectus. Consequently, payments on the Notes could be adversely affected.

Lack of first priority liens on Financed Vehicles or the Receivables could make the Receivables uncollectible and reduce or delay payments on the Securities

Financing statements under the UCC will be filed reflecting the sale of the Receivables by the Originators to the Depositor, by the Depositor to the Issuing Entity, by the Issuing Entity to the Grantor Trust, and the pledges by the Issuing Entity and the Grantor Trust of substantially all of their assets to the Indenture Trustee. The financing statements will perfect the security interests of the Depositor, the Issuing Entity, the Grantor Trust, and the Indenture Trustee in the Receivables. The security interest in the Financed Vehicles will be assigned also to the Grantor Trust. Due to the administrative burden and expenses, however, the certificates of title to the Financed Vehicles will not be amended or reissued to identify the Grantor Trust as the new secured party. In the absence of an amendment or reissuance of the related certificate of title, the Grantor Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. Further, a delay in completing documentation and/or titling requirements in connection with the purchase and sale of the related Financed Vehicle could result in a failure of the Grantor Trust to have a first priority perfected security interest in that Financed Vehicle. Additionally, the Grantor Trust could lose the priority of its security interest in a Financed Vehicle due to, among other things, liens for repairs or storage of a Financed Vehicle or for unpaid taxes of an obligor. None of the Servicer, the Originators, nor any other person will have any obligation to purchase, repurchase or cause the repurchase of a Receivable if liens for repairs or storage of a Financed Vehicle or for unpaid taxes of an obligor result in the loss of the priority of the security interest in the Financed Vehicle.

If the security interests in the Financed Vehicles as described in “The Receivables—Certain Legal Considerations of the Receivables —Security Interests in the Financed Vehicles” are not properly perfected, the interests of the Depositor, the Issuing Entity, Grantor Trust, and the Indenture Trustee in the Financed Vehicles would be subordinate to, among others, the following:

•	bankruptcy trustee of the obligor,

•	subsequent purchaser of the Financed Vehicle and

•	holder of a perfected security interest.

The Issuing Entity, the Grantor Trust, and the Indenture Trustee may not be able to collect on a Charged-Off Receivable in the absence of a perfected security interest in the related Financed Vehicle. Even if the Issuing Entity, the Grantor Trust, and the Indenture Trustee were to have a perfected security interest in the Financed Vehicles, events could jeopardize the enforceability of that interest, such as:

•	fraud or forgery by the vehicle owner,

•	negligence or fraud by the Servicer, the Collateral Custodian or another party,

•	mistakes by government agencies,

•	liens for repairs or unpaid taxes, and

•	confiscations of vehicles by the government.

See “The Receivables—Certain Legal Considerations of the Receivables —Security Interests in the Financed Vehicles.”

Carvana will be obligated to repurchase or cause the repurchase of any Receivable as to which a perfected security interest in favor of the Depositor (or its affiliate) in the related Financed Vehicle did not exist and the interests of the Noteholders and Certificateholders, taken as a whole, in such Receivable are materially and adversely affected by such breach. The Servicer may be obligated to provide indemnification for actual losses on a Receivable if the security interest in a Financed Vehicle or the related Receivable becomes impaired. As a result of the foregoing, the Issuing Entity and the Grantor Trust may not have a perfected interest in certain Receivables or its interest, although perfected, could be junior to that of another party. Either circumstance could affect the Servicer’s ability to repossess and sell the underlying Financed Vehicles. Therefore, you may be subject to delays in payment on your Securities and you may incur losses on your investment in the Securities.

If the Collateral Custodian does not maintain control of the Receivables evidenced by electronic contracts, the Issuing Entity and the Grantor Trust may not have a perfected interest in those Receivables

As described in “Underwriting of Receivables—Electronic Contracts and Electronic Contracting,” the Originators and the Collateral Custodian have contracted with an e-vault provider, a third-party provider of electronic transaction management product and services, to process the origination and execution of, to vault and to manage contracts in electronic form through its technology system. The e-vault provider’s systems are designed to enable the Originators (and their subsequent assignees) to perfect their respective interests in the Receivables evidenced by electronic contracts by satisfying the UCC’s requirements for “control” of chattel paper evidenced by an electronic contract. See “Underwriting of Receivables—Electronic Contracts and Electronic Contracting” for a discussion on the features of electronic contracts.

It is possible that another person could acquire an interest in an electronic contract that is superior to the Originator’s interest. This could occur if such Originator ceases to have “control” over the electronic contract that is maintained by such Originator or on behalf of such Originator and another party purchases that electronic contract (without knowledge that such purchase violates such Originator’s rights in the electronic contract) and obtains “control” over the electronic contract. An Originator also could lose control over an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in the e-vault provider’s technology system, a person other than such Originator (or its assignees) were able to modify or duplicate the authoritative copy of the contract.

Although the Originators will perfect the assignment of its interest in the electronic contracts to the Depositor, the Issuing Entity, the Grantor Trust and the Indenture Trustee by filing financing statements, the fact that an Originator’s interest in the relevant Receivables may not be perfected by control may adversely affect the priority of the Issuing Entity’s interest in the relevant Receivables, which may cause its interests in the relevant Receivables junior to another party acquiring “control” over the electronic contract. The Originators and the Depositor will represent that the Originators have a perfected interest in the Receivables evidenced by electronic contracts by means of control and that such interest has been transferred to the Depositor and thereafter to the Issuing Entity and the Grantor Trust.

There can be no assurances that the e-vault provider’s technology system will perform as represented to the Originators in maintaining the systems and controls required to provide assurance that the Originators (and subsequent assignees) maintain control over an electronic contract. In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.

There has been limited legal interpretation of the UCC provisions governing perfection of security interests in electronic contracts by control. As a result, there is a risk that the systems employed by the e-vault provider to maintain control of the electronic contracts may not be sufficient as a matter of law to give the Originators (and, accordingly, the Issuing Entity and the Grantor Trust) a perfected interest in the relevant Receivables evidenced by electronic contracts.

As noted above, the Originators will file financing statements to perfect their respective assignments in the electronic contracts to the Depositor, the Issuing Entity and the Grantor Trust. The law governing the perfection of ownership and security interests in electronic contracts, electronic modifications and “control” has not been meaningfully tested in court. Accordingly, there can be no assurance that financing statements will be effective to perfect each party’s interest in any electronic contracts or electronic modifications of physical contracts.

Geographic concentrations of the Receivables may result in more risk to you and adversely affect payments on the Receivables and Notes

The concentration of the Receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions regardless of reason, including a general curtailment of business activity, impact of trade policy, the imposition of tariffs, rising interest rates and unemployment, a natural or manmade disaster, extreme weather conditions (including an increase in the frequency of extreme weather conditions as a result of climate change), labor strikes, local or regional effects of public health emergencies, significant changes in the political environment and public policy, including increased state, local or federal taxation and civil unrest in the states where obligors reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the Receivables and may consequently adversely affect the delinquency, default, loss and repossession experience of the Issuing Entity with respect to the Receivables of the obligors in such states. As a result, you may experience payment delays and losses on your Notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the Receivables. As a result, you may receive principal payments of your Notes earlier than anticipated. See “—Economic developments may adversely affect the performance of the Receivables and the market value of your Securities.”

If the Base Transaction is issued, the Receivables related to obligors with billing addresses in the following four states constituted the largest geographic concentrations as shown by percentage of Initial Pool Balance:

State	Percentage of Initial Pool Balance
Texas	10.88%
California	7.08%
Florida	6.00%
Ohio	5.01%

If the Upsize Transaction is issued, the Receivables related to obligors with billing addresses in the following three states constituted the largest geographic concentrations as shown by percentage of Initial Pool Balance:

State	Percentage of Initial Pool Balance
Texas	10.81%
California	7.15%
Florida	6.04%

No other states account for more than 5.00% of the Principal Balance of the Receivables in the pool as of the Cutoff Date.

Because of the concentration of the obligors in certain states, any adverse economic factors, natural or manmade disasters, extreme weather conditions (including an increase in the frequency of extreme weather conditions as a result of climate change), labor strikes, civil unrest or public health emergencies in those states may have a greater effect on the performance of the Receivables than if the concentration did not exist, which may result in a greater risk of loss on your Notes. In particular, climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the risks related to geographic concentration in the pool. We cannot predict, for any state or region, whether adverse economic changes or other adverse events will occur or to what extent those events would affect the Receivables or repayment of your Notes.

Risks relating to macroeconomic, regulatory and other external factors

Climate change could have an adverse effect on the Originators and may, directly or indirectly, cause losses on your Notes

The effects of climate change and the ongoing efforts to mitigate its impact may have a negative effect on the Originators, including through climate change-related legislation and regulation, adverse changes to the physical environment and public perception of greenhouse gas emissions from petroleum powered vehicles.

The auto industry in particular is subject to regulations worldwide that govern product characteristics and that differ by region, country, state or province and locality. Regulations continue to be proposed to address concerns regarding the environment, including global climate change and its impact. The precise implications of those actions, as well as future efforts, are uncertain, but could adversely impact the business operations and financial condition of manufacturers, suppliers, retailers, dealers, and other interdependent market participants in the auto industry, including the Originators.

Significant physical effects of climate change, such as extreme weather and natural disasters, may affect manufacturers, suppliers, retailers, dealers, and other interdependent market participants in the auto industry, including the Originators and their customers. For example, obligors living in areas affected by extreme weather and natural disasters may suffer financial harm, reducing their ability to make timely payments on their Receivables. The Originators’ distribution systems that facilitate the origination of the related Receivables and disposition of the Financed Vehicles are also subject to disruption as a result of extreme weather and natural disasters. In addition, extreme weather and natural disasters may have industry- or economy-wide effects due to the interdependence of market actors.

The Originators’ reputations may also be adversely affected by current and/or future public perception of the greenhouse gas emissions of petroleum powered vehicles. A negative change in public opinion could expose the Originators to potential adverse consequences to its business operations and financial condition.

Any of those effects or their confluence could adversely affect the performance of the Receivables, the market value of the vehicles securing the Receivables, the credit rating of the Originators or the ability of Carvana, as Sponsor, to honor its commitment to repurchase or cause the repurchase of Receivables due to breaches of representations or warranties, which could result in losses on your Notes.

The risks of climate change described above may exacerbate other risks disclosed in this section. For more information, you should read “—Risks relating to the assets of the Issuing Entity—Geographic concentrations of the Receivables may result in more risk to you and adversely affect payments on the Receivables and Notes,” “—Economic developments may adversely affect the performance of the Receivables and the market value of your Securities,” “—Market factors may reduce the value of new and used vehicles, which could result in increased losses on the Receivables,” and “—Risks relating to the transaction parties—Adverse events with respect to the Originators, the Servicer, any of their respective affiliates or the other transaction parties could affect the timing or amount of payments on your Notes or distributions on the Certificates or have other adverse effects on your Securities.”

Economic developments may adversely affect the performance of the Receivables and the market value of your Securities

A deterioration in economic conditions and certain economic factors, such as reduced business activity, high unemployment, interest rates, housing prices, energy prices (including the price of gasoline), increased consumer indebtedness (including of obligors on the Receivables), lack of available credit, increased state, local or federal taxation, the rate of inflation and consumer perceptions of the economy, and the imposition of tariffs, as well as other factors, such as terrorist events, any current or future military action by or against the United States and the rising tensions in certain regions of the world, civil unrest, cyber-attacks, public health emergencies, extreme weather conditions or significant changes in the political environment, armed conflicts, military conflict and/or public policy could adversely affect the ability and willingness of obligors to meet their payment obligations under the Receivables. The Issuing Entity’s ability to make payments on the Notes could be adversely affected if obligors of the Receivables owned by the Grantor Trust were unable to make timely payments or if the Servicer elected to, or was required to, implement forbearance programs in connection with obligors suffering a hardship.

The United States has in the past experienced, and may in the future experience, periods of economic contraction or volatility. The outlook for the U.S. economy remains uncertain and there could be increases in the level of unemployment claims, economic contraction and volatility and the rate of inflation and declines in consumer confidence and spending. Rising inflation, including steep increases in consumer prices in the United States, and related economic policies have caused periods of economic contraction. Changes in international trade policy, especially related to additional or new tariffs or retaliatory tariffs, have the potential to disrupt existing supply chains, impose additional costs on businesses and adversely affect consumer spending. The general effects of inflation on the economy of the United States may be wide ranging, evidenced by rising wages or rising costs of consumer goods and services. For example, if an obligor’s income growth fails to keep pace with the rising costs of goods and services, then such obligor may have fewer funds available to make payments on its receivable, resulting in an increased risk of delinquency, default, repossession and loss on such receivable. Further, changes and instability (including as a result from the imposition of tariffs or other trade protection measures) in the macroeconomic environment may also be accompanied by temporary or prolonged decreased consumer demand for motor vehicles and declining used vehicle prices. Significant increases in the inventory of used vehicles during periods of economic contraction or volatility may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales, which could adversely impact recovery values and which may result in potential losses on the receivables.

All of these factors could result in reduced or delayed payments on your Notes. If an economic downturn is experienced for a prolonged period of time, it is expected that delinquencies will increase and losses on the Receivables could increase, which could result in losses on your Securities. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the Receivables, either because obligors elect to make payments more frequently or in larger-than-required amounts or because obligors sell the Financed Vehicles more frequently in connection with the purchase of new vehicles. As a result, you may receive principal payments of your Notes earlier than anticipated, which could reduce the return on your Notes.

Market factors may reduce the value of new and used vehicles, which could result in increased losses on the Receivables

Vehicles that are repossessed are typically sold at vehicle auctions. The pricing of used cars is affected by the supply and demand for those cars, which, in turn, is affected by consumer demand and tastes (including preferences that may change quickly based on factors such as fuel costs, the availability of charging stations for electric vehicles, an actual or perceived increase in extreme weather or consumer perceptions of climate change and consumer efforts to mitigate or reduce climate change-related events by purchasing vehicles that are viewed as more fuel efficient (including vehicles powered primarily or solely through electricity)), recalls, economic factors (including the price of gasoline, energy prices and closure of dealerships), the introduction and pricing of new car models and other factors, including legislation related to emissions and fuel efficiency. Decisions by a manufacturer with respect to new vehicle production and brands, pricing and incentives may affect used car prices, particularly those for the same or similar models. If programs are implemented by the United States government to stimulate the sale of new vehicles, this may have the effect of further reducing the values of used vehicles, resulting in increased losses that may result in losses on your Notes. Further, the insolvency of a manufacturer, ratings downgrade of a manufacturer or the discontinuation of a vehicle brand by a manufacturer may negatively affect used vehicle prices for vehicles manufactured by that company. In addition, the imposition of tariffs and other trade protection measures may adversely affect cost and availability for parts and repairs, which, consequently, may have an adverse effect on the resale value of the Financed Vehicles securing the Receivables and result in losses on the Securities.

An increase in the supply or a decrease in the demand for used vehicles may impact the resale value of the Financed Vehicles securing the Receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the Receivables and decrease the proceeds realized by the Issuing Entity from repossessions of the Financed Vehicles. Adverse changes in these factors may depress the price at which repossessed motor vehicles may be sold or delay the timing of those sales. Further, periods of economic slowdown may also be accompanied by decreased consumer demand for light-duty trucks, SUVs or other vehicles, an increase in used car inventory and declining values of automobiles securing outstanding retail installment contracts, which weakens collateral coverage and increases the amount of a loss in the event of a default by an obligor. Decreases in the value of those Financed Vehicles may, in turn, reduce the incentive of obligors to make payments on the Receivables and decrease the proceeds realized from the Financed Vehicle repossessions, which could result in losses on the Securities.

Further, the rate of depreciation of a Financed Vehicle could exceed the amortization of the outstanding principal balance of the related Receivable. For example, new vehicles normally experience an immediate decline in value after purchase because they are no longer considered to be new. The lack of any significant equity in their vehicles may make it more likely that the related obligors will default in their payment obligations if their personal financial conditions change. A default during the earlier years of a Receivable’s term is more likely to result in losses because the proceeds of repossession of the related Financed Vehicle are less likely to pay the full amount of interest and principal owed on that Receivable. Further, the frequency and amount of losses may be greater for Receivables with longer terms, because these Receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term Receivable may result in a longer period during which the value of the related Financed Vehicle is less than the remaining principal balance of the Receivable. Additionally, obligors on Receivables related to Financed Vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their Receivables. Although the frequency of delinquencies and defaults tends to be greater for Receivables secured by used vehicles, loss severity tends to be greater with respect to Receivables secured by new vehicles because of the higher rate of depreciation described above particularly when there is also a decline in used vehicle prices.

Consumer protection laws and limited enforceability of the Receivables may reduce or delay the funds available to make payments on your Securities

Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts such as the Receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with the provisions of these laws. Any liabilities of the Issuing Entity or the Grantor Trust under these laws could reduce Available Funds. Although the liability of the Issuing Entity or the Grantor Trust to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a Receivable, such as the Issuing Entity or the Grantor Trust, liable to the obligor for any violation by the lender or may affect the Issuing Entity’s or the Grantor Trust’s ability to enforce its rights to collect under the Receivable or to repossess the related Financed Vehicle. Carvana may be obligated to repurchase, or cause the repurchase of, from the Grantor Trust any Receivable that fails to comply with federal and state consumer protection laws. To the extent that Carvana fails to make or cause (or is not required to make or cause) such a repurchase, or to the extent that a court holds the Issuing Entity or the Grantor Trust liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the Issuing Entity or the Grantor Trust. For a discussion of federal and state consumer protection laws which may affect the Receivables, you should refer to “Certain Regulatory Considerations—Consumer Protection Laws” in this Prospectus.

Further, changes to, or expanded interpretations and enforcement of, laws or regulations enacted to address consumer protection, could have a significant impact on the Originators, the Depositor, the Issuing Entity or the Grantor Trust or could adversely affect the collectability of the Receivables (for example, if the Originators, the Issuing Entity or the Grantor Trust were unable to obtain a required license), which could adversely affect the timing and amount of payments on your Securities.

Risks relating to the transaction parties

Bankruptcy or insolvency of the Originators could adversely affect the performance, liquidity and market value of the Securities

If an Originator filed for bankruptcy under the Bankruptcy Code or any state insolvency laws, a court may:

•	consolidate the assets and liabilities of such Originator with those of the Depositor,

•	decide that the sale of the related Receivables to the Depositor was not a “true sale” or

•	disallow a transfer of the related Receivables made by such Originator to the Depositor prior to the bankruptcy.

If the assets and liabilities of an Originator were consolidated with those of the Depositor or the related Receivables became part of such Originator’s bankruptcy estate, you might experience reductions or delays in payments on your Securities as a result of:

•	the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in a bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

•	tax or government liens on such Originator’s or the Depositor’s property (that arose prior to the transfer of the Receivables to the Issuing Entity and subsequent transfer to the Grantor Trust) having a prior claim on collections before the collections are used to make payments on the Notes; or

•	the fact that the Issuing Entity and the Indenture Trustee may not have a perfected security interest in any cash collections of the Receivables held by the Servicer at the time that a bankruptcy proceeding begins.

Adverse events with respect to the Originators, the Servicer, any of their respective affiliates or the other transaction parties could affect the timing or amount of payments on your Notes or distributions on the Certificates or have other adverse effects on your Securities

Adverse events with respect to the Originators, the Servicer, the other transaction parties, their respective affiliates, including with respect to the Originators, Carvana Co., or a third-party provider to whom the Servicer or the other transaction parties outsource their activities may result in servicing or other disruptions or affect the performance or market value of your Securities and your ability to sell your Securities in the secondary market. For example, servicing disruptions could result from unanticipated events beyond the Servicer’s control, such as natural disasters, civil unrest, cyber-attacks, artificial intelligence malfunctioning, political instability, armed conflicts, public health emergencies (including global or regional pandemics or similar outbreaks), tariffs and economic disruptions, labor strikes and staffing issues related to labor shortages, particularly to the extent such events affect the Servicer’s business or operations. In addition, certain third-parties that the Servicer and the Originators rely on to support their respective businesses may be impacted by tariffs, economic sanctions or other economic measures or may otherwise be unable to fully perform in a timely manner, which could adversely impact the Servicer’s or the Originators’ ability to operate its business or perform its obligations under the Transaction Documents or could cause a disruption in collection activities with respect to the Receivables owned by the Grantor Trust. In addition, in the event of a termination and replacement of the Servicer, there may be some disruption of the collection activity with respect to the Receivables owned by the Grantor Trust, leading to increased delinquencies, defaults and losses on the Receivables. Any such disruptions may cause you to experience delays in payments or losses on your Notes.

Each of the Originators and the Servicer, through its affiliates, relies upon its ability to sell securities in the asset backed securities market and upon its ability to access various credit facilities, committed structured finance arrangements, term securitizations and fixed pool loan sales that involve the pledge or sale of automotive finance receivables, such as retail installment contracts, to fund its operations, which require significant amounts of capital. The global credit and financial markets have experienced, and may in the future experience, significant disruption and volatility, in addition to the risk of a deterioration in economic conditions and certain economic factors as discussed under “—Economic developments may adversely affect the performance of the Receivables and the market value of your Securities,” and this disruption and volatility or a deterioration in economic conditions could affect the Originators’ liquidity and ability to access the financial markets. Additionally, since inception, Carvana Co. has incurred losses, and may continue to incur additional losses in the future. In the last few years, additional industry and economic challenges have resulted in further pressure on sales volume of Carvana Co. If an Originator or the Servicer fails to maintain sufficient capital to fund its operations as well as those of its affiliates (for example, as a result of an inability to obtain financing or sufficient liquidity), the business, financial condition and results of operations of an Originator or the Servicer could be materially and adversely affected which could adversely affect its ability to perform its obligations under the Transaction Documents, including the ability of Carvana to satisfy its obligations to repurchase or to cause the repurchase in connection with the breach of a representation or warranty regarding the eligibility of a Receivable, or the Servicer to satisfy its indemnity obligations in connection with the breach of certain covenants under the Servicing Agreement, and you could experience delays in payments or losses on your Notes.

Additionally, the ability of each of the Originators and the Servicer to perform its obligations under the Transaction Documents will depend, in part, on its ability to store, retrieve, process and manage substantial amounts of information. Any failure or interruption of the Originators’ or the Servicer’s information systems or any third-party information systems on which an Originator or the Servicer relies as a result of inadequate or failed processes or systems, human errors, employee misconduct, catastrophic events, network outages, utility outages, electronic or physical infrastructure outages, external or internal security breaches, acts of vandalism, hardware or software failures, computer viruses, malware, ransomware, misplaced or lost data or other events could disrupt the Originators’ or the Servicer’s normal operating procedures, could damage its reputation, could lead to significant costs to remediate and could have an adverse effect on the Originators’ or the Servicer’s business, results of operation and financial condition.

From time to time, the Originators or the Servicer may update their respective systems in order to improve operating efficiency, update technology and enhance customer services. In connection with any updates or transitions, the Originators or the Servicer may experience disruptions in activities both during and following roll-out of the new systems or platforms caused by, among other things, periods of system down-time and periods devoted to user training. These and other implementation-related difficulties may contribute to higher delinquencies, servicing inefficiencies, data processing issues, manual intervention to supplement or correct systems issues and the need for further updates to the systems. It is not possible to predict with any degree of certainty all of the potential adverse consequences that may be experienced in connection with a failure or interruption of information systems, and any disruptions in servicing activities may have an adverse effect on your Securities.

The Originators have been, or may become, subject to various legal and regulatory proceedings and governmental investigations in the ordinary course of its business, including without limitation, in connection with alleged failures to properly transfer titles and misuse of temporary registration permits in connection with the purchase and sale of Financed Vehicles. The Originators are also party to, or are periodically otherwise involved in, reviews, investigations, examinations and proceedings (both formal and informal), and information-gathering requests, by government and self-regulatory agencies and various state regulatory and enforcement agencies. Investigations, litigation, regulatory proceedings and/or information-gathering requests that such Originator or any of its subsidiaries or affiliates are involved in, or may become involved in, have resulted in and may in the future result in (individually or in the aggregate) adverse consequences to such Originator including, without limitation, adverse judgments, settlements, fines, penalties, injunctions, or other actions and may affect the ability of such Originator or any of its subsidiaries or affiliates to perform their respective duties under the Transaction Documents.

Furthermore, if an Originator or the Servicer becomes the subject of an insolvency proceeding, competing claims to ownership or security interests in the Receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the Notes. If successful, the attempt could result in losses or delays in payments to you or an acceleration of the repayment of the P&I Notes.

Carvana will be required to repurchase or cause the repurchase of certain Receivables that do not comply with representations and warranties made by the Originators and make refunds of cancelled ancillary product premiums and the Servicer will be required to indemnify for actual losses on such Receivables in connection with the Servicer’s breach of specific servicing obligations. If Carvana were to become unable to repurchase or cause the repurchase of Receivables that do not comply with representations and warranties made by the Originators and Carvana or the Servicer were unable to indemnify the Issuing Entity under the Servicing Agreement, investors could suffer losses. No assurances can be given as to Carvana’s or the Servicer’s future financial ability to perform any repurchase or indemnification obligations. In addition, adverse corporate developments with respect to sponsors and servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. If Carvana, an Originator or the Servicer faced financial, reputational, regulatory or operational difficulties, those events may reduce the market value of your Securities.

Likewise, the Issuing Entity’s ability to make payments on the Notes, and accordingly the market value of your Securities, may be adversely impacted in the event the other transaction parties or a third-party provider to whom the other transaction parties outsource their activities experience losses, regulatory action, litigation, systems breakdown or other difficulties. In addition, there can be no assurances that the Indenture Trustee and Collateral Custodian could be replaced (whether in a timely manner or at all), even if this becomes necessary, or that any replacement would be able to perform such roles with the same degree of skill and care as necessary. Should circumstances so unfold, the market value of your Securities and any repayment prospects thereon may be adversely affected.

The Originators and the Depositor have limited obligations to the Issuing Entity and they will not make payments on the Securities

The Originators, the Depositor and their respective affiliates other than the Issuing Entity are generally not obligated to make any payments on the Securities and do not guarantee payments on the Receivables or the Notes. The Originators will make representations and warranties regarding the characteristics of the Receivables. If such Originator breaches these representations and warranties, Carvana may be required to repurchase or cause the repurchase of the applicable Receivables. The representations and warranties made by such Originator are not a guarantee of performance and do not protect the Issuing Entity from all risks that could impact the performance of the Receivables. Further, the representations and warranties are made as of the Cutoff Date or Closing Date, as applicable, and are not ongoing representations or warranties with respect to the eligibility of the Receivables. While Carvana may be obligated to repurchase or cause the repurchase of a Receivable, Carvana or the Designated Purchaser may not be financially in a position to fund its repurchase obligation. If Carvana fails to repurchase or cause the repurchase of the applicable Receivables, as and when required, investors might experience reductions or delays in payments on the Notes. See “The Transaction Documents—Repurchases of Receivables.”

Temporary commingling of funds by the Servicer prior to their deposit into the Collection Account may result in losses or delays in payment on the Securities

The Servicer receives collections on the Receivables into accounts of the Servicer, or an affiliate of the Servicer, that contains other funds of the Servicer and amounts collected by the Servicer in respect of receivables other than the Receivables. In general, the Servicer is not required to transfer the funds to the Collection Account until two (2) Business Days following identification. This temporary commingling of funds prior to the deposit of collections on the Receivables into the Collection Account may result in a delay or reduction in the amounts available to make payments on the Notes if the Servicer or the affiliate of the Servicer which maintains the account into which the collection on the Receivables are deposited were to become subject to a bankruptcy proceeding (in which case, those funds may be subject to the automatic stay under the bankruptcy laws or subject to competing claims by other creditors of the Servicer or owners of other receivables).

The Servicer’s discretion over the servicing of the Receivables, including the sale of Charged-Off Receivables, may impact the amount and timing of funds available to make payments on the Securities

The Servicer is obligated to service the Receivables in accordance with its customary servicing practices and applicable law, subject to limitations regarding permitted modifications. The Servicer has discretion in servicing the Receivables, including the ability to grant payment extensions, to sell Charged-Off Receivables and to determine the timing and method of collection and liquidation procedures. See “The Transaction Documents—The Servicing Agreement and Servicing of the Receivables—Modifications” The Servicer, in its own discretion, may permit an extension on or a deferral of payments due or halt repossession activity on a case-by-case basis or more broadly in accordance with its customary servicing practices, for example, in connection with a natural disaster or public health emergency affecting a large group of obligors. There are additional requirements with respect to the exercise of this discretion because the entity owning the Receivables is a grantor trust. The manner in which the Servicer exercises its discretion could have an impact on the amount and timing of collections on Receivables and, consequently, the amount and timing of Available Funds available to make payments on the Securities. Payment deferrals or extensions or delays in initiating repossession activity may extend the maturity of the Receivables, increase the weighted average life of any class of Securities and reduce the yield on your Securities.

Government rules and regulations have previously resulted in, and may in the future result in, additional regulations on repossessions, including periodic moratoriums on repossessions. In addition, supply chain issues related to the availability of new and used vehicles and the related fluctuating consumer demand for new and used vehicles may impact the resale value for repossessed vehicles. If the Servicer is delayed in repossessing a vehicle, unable to sell repossessed vehicles in a timely manner or unable to sell repossessed vehicles for an amount greater than the remaining Principal Balance of such Receivable, you could experience increased losses on the related Receivables and your Notes.

Additionally, if the Servicer breaches certain covenants with respect to the servicing of the Receivables, the Servicer may be required to indemnify for actual losses related to such Receivables. If the Servicer fails to pay for such actual losses, as and when required, investors might experience reductions or delays in payments on the Securities. See “The Transaction Documents—The Servicing Agreement and Servicing of the Receivables.”

The replacement of the Servicer may reduce or delay payments on the Securities

If Bridgecrest were to cease acting as Servicer for any reason, collection practices of a successor servicer (which, under certain circumstances, may be the Backup Servicer) may vary from those of Bridgecrest. In addition, after a successor servicer is appointed, the successor servicer may experience some inefficiencies as a result of the transition. If Bridgecrest were to become incapable of acting as servicer, and a successor servicer had not yet accepted appointment, and the Backup Servicer failed to satisfy its obligations to act as replacement servicer, there could be a disruption in servicing that could result in a delay or decrease in collections on the Receivables. It may become increasingly difficult to identify a qualified successor servicer other than the Backup Servicer because the Servicing Strip Amount is calculated as a percentage of the Pool Balance and some cost components of servicing are fixed; consequently, as the pool amortizes, the Servicing Strip Amount will diminish at a greater rate than the cost of servicing. For the foregoing reasons, if there is a need to replace the Servicer, you may experience delays or reductions in the payments on your Securities.

Federal financial and state regulatory reform could have an adverse impact on the Originators, the Depositor, or the Issuing Entity

The Dodd-Frank Act is extensive legislation that affects financial institutions and other non-bank financial companies, such as the Originators. The Dodd-Frank Act also affects the offering, marketing and regulation of consumer financial products and services and increases regulation of the securitization and derivatives markets. Many rules under the Dodd-Frank Act have been implemented by various federal regulatory agencies but, in some cases, the applicable rules have not become effective or additional rulemaking required under the Dodd-Frank Act has not been completed. No assurance can be given that the Dodd-Frank Act and its implementing regulations, or the imposition of additional regulations, including the orderly liquidation authority of the Dodd-Frank Act, will not have a significant adverse effect on the Originators, the Depositor, the Issuing Entity, the Grantor Trust, or the Servicer, including on the servicing of the Receivables, or the price that a subsequent purchaser would be willing to pay for the Securities.

The Dodd-Frank Act also created the Consumer Financial Protection Bureau (the “CFPB”), a federal regulator, with rulemaking and enforcement authority over consumer finance businesses. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates. There is considerable uncertainty as to the operating status of federal agencies (including the CFPB) and the future policies that the current U.S. administration may pursue in areas impacting financial regulation and consumer protection. Federal consumer financial regulation is in a period of extended transition for a variety of reasons, including that nominations for federal agency leadership remain open, executive orders impacting the operations of federal agencies are being issued (with uncertainty around the scope of their application and timing of their implementation), and reductions of personnel are occurring across federal agencies including the CFPB where these reductions of staff are the subject of ongoing litigation. Many of the current U.S. administration’s executive orders are being challenged in court, with initial requests for injunctions being granted, denied, or extended, and the ultimate resolution of the legality of the executive orders is expected to take an extended period of time. Further, in pending litigation challenges to rules, federal agencies have sought to suspend or dismiss the litigation in some cases. It is also uncertain how other federal and state regulators will respond to any changes at the CFPB, which may include increasing or decreasing enforcement activity.

In an ongoing federal court case, the CFPB has successfully asserted the power to investigate and bring enforcement actions directly against special purpose entities involved in securitization transactions. On December 13, 2021, in an action brought by the CFPB, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by securitization trusts by holding that the trusts are “covered persons” under the Dodd-Frank Act because they engage in the servicing of loans, even if through servicers and subservicers. CFPB v. Nat’l Collegiate Master Student Loan Trust, No. 1:17-cv-1323-SB (D. Del.). On February 11, 2022, the district court granted the defendant trusts’ motion to certify that order for an immediate interlocutory appeal and stayed the case pending resolution of any appeal. On March 19, 2024, the Third Circuit Court of Appeals issued its decision on the interlocutory appeal holding that the defendant trusts were “covered persons” under the Dodd-Frank Act and subject to CFPB enforcement authority. On August 16, 2024, the defendant trusts filed a petition for a writ of certiorari to the U.S. Supreme Court, which was denied on December 16, 2024. On January 16, 2025, the CFPB announced a proposed settlement of the action with the defendant trusts but the order was never entered. On April 25, 2025, the CFPB agreed to voluntarily dismiss the case with prejudice and the district court dismissed the case with prejudice on April 28, 2025. Despite the dismissal of the case, the CFPB and state attorneys general and state regulators, who have independent authority to enforce the Dodd-Frank Act, may rely on the Third Circuit’s decision in the future as precedent in investigating and bringing enforcement actions against other trusts, including the Issuing Entity or the Grantor Trust. If such a case was brought against the Issuing Entity or the Grantor Trust (or another securitization trust to the extent the determination of such case constituted binding precedent for purposes of the status of the Issuing Entity or the Grantor Trust) and the Issuing Entity or the Grantor Trust was determined to be a “covered person,” under the Dodd-Frank Act, the market value of your Securities and any repayment prospects thereon may be adversely affected thereby.

In February 2022, the CFPB issued a compliance bulletin stating its position that automobile loan holders and servicers are responsible for ensuring that their repossession-related practices, and the practices of their service providers, do not violate applicable law, and the CFPB also described its intention to hold loan holders and servicers liable for unfair, deceptive, or abusive acts or practices related to the repossession of automobiles. Although this compliance bulletin was subsequently withdrawn, it is possible that the CFPB may bring enforcement actions against securitization trusts holding automobile loans, such as the Issuing Entity, and the Servicer in the future. Additionally, the CFPB has entered into consent orders with a large national bank and a captive finance company related to certain servicing practices. Among other things, the CFPB determined that such large national bank engaged in unfair automobile loan servicing acts and practices by incorrectly applying consumer payments, charging borrowers incorrect fees, interest or other amounts, wrongly repossessing borrowers’ automobiles and failing to ensure consumers received refunds for certain premiums the consumers paid dealers at origination relating to retail installment contracts purchased by such large national bank. In particular, the consent order stated that such large national bank did not ensure that unearned guaranteed asset protection (“GAP”) contract premiums were refunded to all borrowers who paid off their accounts early. In the fall of 2024, the CFPB issued a special edition of Supervisory Highlights focused on automobile finance concerns, including deceptive advertising of available loan terms, misapplied payments or incorrect information about payment history reported to the credit reporting agencies, unlawful repossessions and the sale and servicing of add-on products such as GAP and extended warranties, and refunds after events such as repossession or early payoff of the account.

In particular, state regulators, the Federal Trade Commission (“FTC”) and state attorneys general have over the past several years increased their scrutiny of motor vehicle dealers and automobile lending, particularly with respect to antidiscrimination and deception concerns related to the prices of and fees charged in connection with automobile financing, including add-on products such as GAP and extended warranties. For example, in March 2026, the FTC issued letters to 97 dealer groups across the U.S. warning that dealers must disclose all mandatory fees when advertising the total price of motor vehicles. Also, the New York Department of Financial Services issued an industry letter on July 18, 2023, reminding regulated automobile lenders and servicers of their obligation to ensure that borrowers receive pro rata rebates for cancelled ancillary products. In addition, California has enacted a law governing the sales, offering and administration of GAP in connection with retail installment contracts. Finally, on December 12, 2023, the FTC issued a final rule that would have (i) prohibited motor vehicle dealers from making certain misrepresentations in the course of selling, leasing, or arranging financing for motor vehicles, (ii) required accurate pricing disclosures in dealers’ advertising and sales discussions, (iii) required dealers to obtain consumers’ express, informed consent for charges, (iv) prohibited the sale of any add-on product or service that confers no benefit to the consumer, and (v) required dealers to keep records of advertisements and customer transactions.  The final rule had an effective date of July 30, 2024, but the FTC subsequently issued an order postponing the effective date while a legal challenge against the final rule was pending. On January 27, 2025, the U.S. Court of Appeals for the Fifth Circuit held that the final rule was invalid on procedural grounds and vacated the final rule. At this stage, it is unknown whether the final rule will be reproposed.

As providers of finance products and services, the Originators operate in a highly regulated environment. The Originators are subject to state licensing requirements and state and federal laws and regulations. In addition, the Originators are subject to governmental and regulatory examinations, information gathering requests, and investigations from time to time at the state and federal levels. Compliance with applicable law is costly and can affect an Originator’s results of operations. Compliance requires forms, processes, procedures, controls and the infrastructure to support these requirements. Compliance may create operational constraints and place limits on pricing, as the laws and regulations in the financial services industry are designed primarily for the protection of consumers. Changes in laws and regulations could restrict an Originator’s ability to operate its business as currently operated, could impose substantial additional costs or require it to implement new processes, which could adversely affect an Originator’s business, prospects, financial performance or financial condition. The failure to comply with applicable laws and regulations could result in significant statutory civil and criminal fines, penalties, monetary damages, attorney or legal fees and costs, restrictions on an Originator’s ability to operate its business, possible revocation of licenses and damage to an Originator’s reputation, brand and valued customer relationships. Any such costs, restrictions, revocations or damage could adversely affect an Originator’s business, prospects, results of operations or financial condition.

The Dodd-Frank Act created an alternative liquidation framework under which the FDIC may be appointed as receiver for the resolution of a non-bank financial company if the company is in default or in danger of default and the resolution of the company under other applicable law would have serious adverse effects on financial stability in the United States. There can be no assurance that this liquidation framework would not apply to the Originators, the Depositor, the Grantor Trust, or the Issuing Entity, although we expect that the framework will be invoked only very rarely. Guidance from the FDIC indicates that this framework will be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to the Originators, the Depositor, the Grantor Trust and the Issuing Entity. If the FDIC were appointed as receiver for the Originators, the Depositor, the Grantor Trust or the Issuing Entity, or if future regulations or subsequent FDIC actions are contrary to the FDIC guidance, you may experience losses or delays in payments on your Securities.

See “Certain Regulatory Considerations—The Dodd-Frank Act” for further discussion of the alternative liquidation framework established by the Dodd-Frank Act for certain non-bank financial companies.

The application of the Servicemembers Civil Relief Act and any similar applicable state laws may lead to delays in payment or losses on the Offered Notes

Under the Servicemembers Civil Relief Act, members of the military on active duty, including reservists, who have entered into an obligation, such as a retail installment contract or retail installment loan for the purchase of a vehicle, before entering into military service may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions. On July 29, 2022, the CFPB and the Department of Justice sent a notification letter to certain automobile lending and leasing companies reminding them of the protections offered to servicemembers and their dependents under the Servicemembers Civil Relief Act. In addition, pursuant to the laws of various states, under certain circumstances residents thereof called into active duty with the National Guard or the reserves can apply to a court to delay payments on retail installment contracts or installment loans such as the Receivables. No information can be provided as to the number of Receivables that may be affected. If the Servicer reduces the APR or Principal Balance of a Receivable in accordance with the Servicer’s procedures for complying with the Servicemembers Civil Relief Act and any similar applicable state law, the Servicer will not be required to indemnify for any such reduced amounts and the Issuing Entity will bear the risk of any shortfalls. The Servicemembers Civil Relief Act and any similar applicable state law, together with the Servicer’s customary servicing practices developed to comply with such legislation, as well as give additional benefits to active military personnel (and, in some circumstances, their family members and certain other related parties, even where not required by law), could adversely affect the ability or willingness of the Servicer to collect full amounts of interest on a Receivable, as well as limit the ability or willingness to repossess the Financed Vehicle related to an affected Receivable during and, for a certain time after, the obligor’s period of active military duty. Any resulting shortfalls in interest or principal will reduce Available Funds and you may experience delays or reductions in payments on your Notes.

For more information regarding the Servicemembers Civil Relief Act, see “Certain Regulatory Considerations—Consumer Protection Laws” and “The Receivables—Certain Legal Considerations of the Receivables—Other Matters.”

You may suffer losses on your investment because the Indenture Trustee does not have a direct perfected security interest in the Financed Vehicles underlying the Receivables

Payments on the Securities depend on collections on the Receivables and, in the case of non-payment of Receivables, the proceeds from the sale of the related Financed Vehicles. Each of the Depositor, the Issuing Entity, the Grantor Trust, and the Indenture Trustee derives its indirect perfected security interest in any Financed Vehicle through one or more assignments, commencing with an assignment from an Originator to the Depositor. In the event of a bankruptcy of an Originator, the Indenture Trustee may be hindered or delayed in its ability to enforce its rights in the Financed Vehicles relating to a defaulted Receivable because the Indenture Trustee is not the secured party of record.

Those hindrances and delays may result in a shortfall in liquidation proceeds available to repay investors. As a result, under those circumstances, investors may experience a loss or delay in repayment of principal on the Notes and distributions on the Certificates.

Each of the transaction parties relies on software and systems that are highly technical, and if the systems contain undetected errors or are damaged, the transaction parties’ ability to perform their obligations under the Transaction Documents could be adversely affected

Each of the transaction parties uses management information systems and software that are highly complex to perform its obligations under the Transaction Documents and hold certain electronic files. These parties rely on the ability of such systems to store, retrieve, process and manage substantial amounts of data. These systems are subject to damage or interruption from (among other things) (i) power loss, computer systems failures and internet, telecommunications or data network failures, (ii) operator negligence or improper operation by, or supervision of, employees or contractors, (iii) physical and electronic loss of data or security breaches, misappropriation and similar events, (iv) computer bugs, viruses and errors, (v) code production errors, including bugs and deployment errors, (vi) cyberattacks, intentional acts of vandalism and similar events, and (vii) natural disasters.

Any failure of these systems due to any of their designated functions could cause an interruption in operations, could adversely affect such party’s ability to perform its obligations under the Transaction Documents and could result in reduced collections on the Receivables. In particular, if the Servicer were to experience any significant interruptions or losses in its information processing capabilities, the Servicer’s ability to effectively service the Receivables could be materially and adversely affected.

Though the parties have implemented contingency and disaster recovery processes in the event of one or several technology failures, any unforeseen failure, interruption or compromise of these systems or security measures could affect its collection on the Receivables. The risk of possible failures or interruptions may not be adequately addressed, and such failures or interruptions could occur.

In addition, errors in an Originator’s internal systems may cause the related Receivables to have been improperly underwritten and, as a result, the payment of the Notes may be delayed or otherwise adversely affected, which could result in losses on the Notes.

The Underwriters and their respective affiliates may have potential conflicts of interest

One or more of the Underwriters or their affiliates may provide asset management, financing and financial advisory services and products to, among others, the Sponsor, the Issuing Entity and their respective affiliates, other parties to the transactions described herein, and funds or other persons managed, advised or controlled by such persons, and may purchase, hold, sell and otherwise transact in, both for their respective accounts or for the account of their respective clients, on a principal or agency basis, securities, instruments or other investments issued or owed by any of the foregoing persons. The Underwriters are expected to derive fees or other revenues from such activities and may be motivated to act in a manner that will enhance such relationships, facilitate additional business development or otherwise enable it to obtain additional business or generate additional revenue or profits, whether for itself or other Underwriters. Although Securities Act Rule 192 (“Rule 192”) prohibits underwriters, sponsors and certain other securitization participants from engaging in certain “conflicted transactions”, including certain short sale and credit derivatives transactions, Rule 192 contains exceptions for certain market-making transactions, risk-mitigating hedging transactions and liquidity commitment transactions. As a result of any such transactions, arrangements, activities and relationships, one or more of the Underwriters may, consistent with applicable laws, including Rule 192, have interests adverse to those of the Issuing Entity and the holders of the Notes, including, without limitation, as a result of hedging or other transactions that may confer an economic benefit to one or more Underwriters as a result of, or under circumstances that coincide with, losses on the Notes or assets owned by the Issuing Entity.

SPONSOR AND ORIGINATORS

Carvana, LLC (“Carvana” or the “Sponsor” and an “Originator”), was formed on March 9, 2012, as an Arizona limited liability company. Carvana’s principal executive offices are located at 300 E. Rio Salado Parkway, Bldg. 1, Tempe, Arizona 85281, and its telephone number is (602) 922-9866. Carvana, LLC is indirectly owned by Carvana Co.

Carvana is a leading e-commerce platform for buying and selling cars. Carvana is transforming the car buying and selling experience by giving consumers what they want—a wide selection, transparent pricing, and a simple, no-pressure transaction. Each element of its business, from inventory procurement to fulfillment and overall ease of the online transaction, has been built for this singular purpose.

Carvana provides refreshingly different and convenient experiences for car buying and selling that can save customers time and money. On its platform, consumers can research and identify a vehicle, inspect it using Carvana’s patented 360-degree vehicle imaging technology, obtain financing and warranty coverage, purchase the vehicle, and schedule delivery or pick-up, all from their desktop or mobile devices. Alternatively, a customer can obtain a conditional offer online for their vehicle by answering a few questions without needing to provide service records. Carvana’s transaction technologies and online platform transform a traditionally time-consuming process by allowing customers to secure financing, complete a purchase or sale, and schedule delivery or pick-up online in as little as 10 minutes.

Carvana’s technology and infrastructure allow it to seamlessly and cost efficiently deliver this experience to its customers. Carvana uses proprietary algorithms to optimize its nationally pooled inventory of approximately 70,000 vehicles, inspect and recondition vehicles based on its inspection process, and operate its own logistics network to deliver cars directly to customers in our markets as soon as the same day in certain markets. Customers in certain markets also have the option to pick up their vehicle at one of Carvana’s patented vending machines, which provides an exciting pick-up experience for the customer while decreasing Carvana’s variable costs, increasing scalability and building brand awareness.

The automotive retail industry’s large size, fragmentation, and lack of differentiated offerings present an opportunity for disruption. Carvana has demonstrated that its custom-built business model can capitalize on this opportunity. Carvana’s sales have grown since inception as it increased its market penetration in current markets and added new markets. Carvana’s in-house distribution network services hundreds of metropolitan markets, and in the long-term Carvana plans to continue to expand its population coverage. Since February 2013, Carvana has also offered and originated loans to consumers.

Since 2015, Carvana has entered into various agreements under which it sells receivables to third parties. Carvana has been engaged in the securitization of motor vehicle receivables since 2019 and has sponsored over forty of such securitizations. Carvana utilizes the same origination procedures and systems for all of its receivables; Bridgecrest services all of the receivables originated by Carvana, including receivables sold or securitized by Carvana.

Carvana FAC LLC (“Carvana FAC” or an “Originator”), was formed on April 17, 2019, as a Delaware limited liability company. Carvana FAC’s principal executive offices are located at 300 E. Rio Salado Parkway, Bldg. 1, Tempe, Arizona 85281, and its telephone number is (602) 922-9866. Carvana FAC is indirectly owned by Carvana Co.

See “Underwriting of Receivables” for a discussion of the Originators experience with and overall procedures for underwriting Receivables. See “Historical Performance—Delinquencies and Net Losses” for information regarding historical performance of auto receivables originated by the Originators.

Carvana has ongoing obligations to repurchase or cause the repurchase of certain Receivables and to authorize, execute or file financing statements relating to the Receivables, as further described in “The Transaction Documents”. In addition, as described under “Credit Risk Retention,” Carvana or a majority-owned affiliate of Carvana will retain at least 5% of each class of Notes and the Certificates to satisfy Carvana’s obligations under Regulation RR.

Carvana, in its capacity as Administrator of the Issuing Entity, will enter into the Administration Agreement with the Issuing Entity, the Grantor Trust and the Indenture Trustee pursuant to which Carvana, as Administrator, will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required by the Indenture, the Trust Agreement and the Grantor Trust Agreement. As compensation for the performance of the Administrator’s obligations under the Administration Agreement and as reimbursement for its expenses thereto, Carvana, as Administrator, will be entitled to an administration fee.

DEPOSITOR

Carvana Receivables Depositor LLC (the “Depositor”) was formed on January 4, 2019, as a Delaware limited liability company. Carvana is the sole equity member of the Depositor. The Depositor’s principal executive offices are located at 300 E. Rio Salado Parkway, Bldg. 1, Tempe, Arizona 85281, and its telephone number is (602) 922-9866.

The Depositor is organized for the limited purpose of purchasing motor vehicle receivables and associated rights, transferring such purchased assets, forming trusts, and other subsidiaries and engaging in similar activities for multiple securitizations of motor vehicle receivables on an ongoing basis.

The Depositor will acquire the Carvana Receivables from Carvana under the Receivables Purchase Agreement and acquire the FAC Receivables from Carvana FAC under the FAC Purchase Agreement and transfer the Receivables to the Issuing Entity under the Receivables Transfer Agreement. The Depositor has ongoing obligations to authorize, execute or file financing statements relating to the Receivables, as further described in “The Transaction Documents.”

The Depositor has met the registration requirements of General Instruction I.A.1 of Form SF-3 by filing no later than the date of the filing of the final Prospectus, and determining that each of its affiliated depositors and issuing entities have filed within the prior 90 days:

•	the certification of the chief executive officer of the Depositor; and

•	the Transaction Documents containing the provisions described in “The Transaction Documents—Asset Representations Review Agreement,” and “The Transaction Documents— Indenture—Investor Communications.”

ISSUING ENTITY

The Issuing Entity is a Delaware statutory trust with a fiscal year end of December 31. Carvana will be the Administrator of the Issuing Entity.

Trust Agreement

The Issuing Entity will be operated pursuant to the Trust Agreement.

The Issuing Entity will not engage in any activity other than:

•	acquiring the Receivables and contributing the Receivables to the Grantor Trust;

•	acquiring, holding and managing the Grantor Trust Certificate and other assets and any proceeds from the Grantor Trust Certificate and other trust assets;

•	issuing the Securities and selling, transferring or exchanging the Securities;

•	making payments on the Securities;

•	paying the organizational, start-up and transactional expenses of the Issuing Entity;

•	pledging the Grantor Trust Certificate and other assets of the Issuing Entity pursuant to the Indenture;

•	entering into and performing its obligations under the Transaction Documents to which the Issuing Entity is a party and related agreements;

•	engaging in other activities and taking any actions necessary to fulfill the roles of the Issuing Entity in connection with the Securities; and

•	subject to compliance with the Transaction Documents, engaging in such other activities as may be required in connection with conservation of the assets of the Issuing Entity and the making of distributions to the holders of the Securities.

Insolvency Event

The Trust Agreement provides that the Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the Issuing Entity without the prior approval of a majority of the Certificateholders. Under no circumstance will the Owner Trustee commence or join in any proceeding prior to the date that is one year and one day after the termination of the Issuing Entity. In the Servicing Agreement, the Servicer, and in the Receivables Transfer Agreement, the Depositor, respectively, will covenant that it will not, for a period of (i) one year and one day since the last day on which the aggregate Outstanding Amount of the P&I Notes was reduced to zero and (ii) one year and one day since the final distribution with respect to the Certificates, institute against the Issuing Entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar bankruptcy law. In the Receivables Purchase Agreement, Carvana will covenant that it will not, for a period of (i) one year and one day since the last day on which the aggregate Outstanding Amount of the P&I Notes was reduced to zero and (ii) one year and one day since the final distribution with respect to the Certificates, institute against the Depositor, or the Issuing Entity, or the Grantor Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar bankruptcy law.

Certificateholder Liability; Indemnification

Under the Trust Agreement, Certificateholders will be entitled to the same limitation of personal liability extended to stockholders of for-profit corporations under the General Corporation Law of the State of Delaware.

Termination

The Issuing Entity will terminate upon the final distribution by the Indenture Trustee and the Paying Agent of all monies and other property of the Issuing Entity in accordance with the terms of the Trust Agreement, the Servicing Agreement and the Indenture, including in the case of the exercise by the Servicer (or its designee) of its option to purchase the Receivables as described above under “Description of the Notes—Optional Redemption.”

The Indenture Trustee will give written notice of redemption to each Noteholder of record and the certificate registrar will give written notice of dissolution of the Issuing Entity to each Certificateholder of record. The final distribution to any Noteholder or Certificateholder will be made only upon surrender and cancellation of that Noteholder’s Note at an office or agency of the Indenture Trustee specified in the notice of redemption or that Certificateholder’s certificate at an office or agency of the certificate registrar specified in the notice of dissolution.

Trust Property

The property of the Issuing Entity will include all right, title and interest of the Issuing Entity in, to and under the following property:

•	all right, title and interest of the Issuing Entity in, to and under the Grantor Trust Certificate;

•	all distributions on or in respect of the Grantor Trust Certificate;

•	all right, title and interest of the Issuing Entity in the Reserve Account, the Collection Account, the Note Distribution Account, the Class N Reserve Account, until such time as the Class N Notes are no longer outstanding, and all funds on deposit in or other investment property credited to the Collection Account and the Note Distribution Account from time to time other than investment earnings;

•	subject to the Transaction Documents and any applicable account control agreements governing the accounts, all “accounts”, “investment property”, “deposit accounts”, “chattel paper”, “instruments” and “general intangibles” (each such term having the meaning set forth in the UCC);

•	all right, title and interest of the Issuing Entity in, to and under the Receivables Transfer Agreement and the Receivables Purchase Agreement and the other Transaction Documents, including all rights of the Depositor under the Receivables Purchase Agreement assigned to the Issuing Entity pursuant to the Receivables Transfer Agreement; and

•	all present and future claims, demands, causes and choses in action of the Issuing Entity in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all the foregoing, including all proceeds of the conversion of any or all of the foregoing, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, investment property, payment intangibles, general intangibles, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Issuing Entity Collateral”).

The investment earnings on the amounts in the Reserve Account, the Class N Reserve Account, and the Collection Account will not be property of the Issuing Entity. These investment earnings, net of losses and investment expenses, will be payable to the Depositor.

The Issuing Entity’s principal offices are in Wilmington, Delaware, in care of BNY Mellon Trust of Delaware, as owner trustee, at the address listed in “Owner Trustee and Grantor Trust Trustee” below.

Capitalization and Liabilities of the Issuing Entity

The following table illustrates the expected assets and liabilities of the Issuing Entity as of the Closing Date if the Base Transaction is issued:

Class A-1 Asset Backed Notes	$118,930,000.00
Class A-2 Asset Backed Notes	$325,040,000.00
Class A-3 Asset Backed Notes	$325,040,000.00
Class A-4 Asset Backed Notes	$214,390,000.00
Class B Asset Backed Notes	$42,950,000.00
Class C Asset Backed Notes	$51,210,000.00
Class D Asset Backed Notes	$23,671,000.00
Class N Asset Backed Notes	$14,900,000.00
Overcollateralization	$512.91
Reserve Account*	$5,506,157.56
Class N Reserve Account**	$2,753,078.78
Total	$1,124,390,749.25

*	The Reserve Account will be funded on the Closing Date in an amount equal to the Reserve Account Initial Deposit as described under “Prospectus Summary—Credit Enhancement—Reserve Account.”
**	The Class N Reserve Account will be funded on the Closing Date in an amount equal to the Class N Reserve Account Initial Deposit Amount.

The following table illustrates the expected assets and liabilities of the Issuing Entity as of the Closing Date if the Upsize Transaction is issued:

Class A-1 Asset Backed Notes	$167,430,000.00
Class A-2 Asset Backed Notes	$457,590,000.00
Class A-3 Asset Backed Notes	$457,590,000.00
Class A-4 Asset Backed Notes	$301,820,000.00
Class B Asset Backed Notes	$60,460,000.00
Class C Asset Backed Notes	$72,090,000.00
Class D Asset Backed Notes	$33,328,000.00
Class N Asset Backed Notes	$20,930,000.00
Overcollateralization	$1,023.48
Reserve Account*	$7,751,545.12
Class N Reserve Account**	$3,875,772.56
Total	$1,582,866,341.16

*	The Reserve Account will be funded on the Closing Date in an amount equal to the Reserve Account Initial Deposit as described under “Prospectus Summary—Credit Enhancement—Reserve Account.”
**	The Class N Reserve Account will be funded on the Closing Date in an amount equal to the Class N Reserve Account Initial Deposit Amount.

Some or all of the Notes may initially be retained by the Depositor or one or more affiliates thereof on the Closing Date. At least 5% (by initial principal amount, notional amount or nominal amount, as applicable) of each class of Notes and the Certificates will initially be retained by the Sponsor or one or more of its majority-owned affiliates in satisfaction of the Sponsor’s risk retention obligations described under “Credit Risk Retention.” The Class XS Notes, the Class N Notes and the Certificates (other than any portion thereof retained to satisfy Carvana’s risk retention obligations) may also be sold in one or more private placements or retained initially by the Depositor or one of its affiliates and are not offered under this Prospectus.

GRANTOR TRUST

The Grantor Trust is a statutory trust formed under the laws of the State of Delaware with a fiscal year end of December 31. The Issuing Entity formed the Grantor Trust. The Grantor Trust will acquire the Receivables from the Issuing Entity in exchange for a certificate that evidences 100% of the beneficial interests in the Grantor Trust (the “Grantor Trust Certificate”) issued pursuant to the Grantor Trust Agreement, dated on or before the Closing Date. The Grantor Trust Certificate will be pledged by the Issuing Entity to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture.

Grantor Trust Agreement

The Grantor Trust will not engage in any activity other than:

•	acquiring, holding and managing the Receivables and other assets of the Grantor Trust;

•	issuing the Grantor Trust Certificate;

•	making payments on the Grantor Trust Certificate;

•	pledging the Receivables and other assets of the Grantor Trust pursuant to the Indenture;

•	entering into and performing its obligations under the Transaction Documents to which the Grantor Trust is a party and related agreements;

•	engaging in other activities and taking any actions necessary to fulfill the roles of the Grantor Trust in connection with the Grantor Trust Certificate;

•	engaging in other activities and taking any actions necessary to fulfill the roles of the Grantor Trust in connection with the Securities; and

•	subject to compliance with the Transaction Documents, engaging in such other activities as may be required in connection with conservation of the assets of the Grantor Trust and the making of distributions to the holders of the Grantor Trust Certificateholder.

Grantor Trust Property

The property of the Grantor Trust will include all right, title and interest of the Grantor Trust in, to and under the following property:

•	the Receivables and related property contributed to the Grantor Trust under the Receivables Contribution Agreement;

•	the Transaction Documents;

•	subject to the Transaction Documents and any applicable account control agreements governing the accounts, all “accounts”, “investment property”, “deposit accounts”, “chattel paper”, “instruments”, “general intangibles” (each such term having the meaning set forth in the UCC); and

•	all present and future claims, demands, causes and choses in action of the Grantor Trust in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all the foregoing, including all cash and non-cash proceeds and other property consisting of, arising from or relating to all or any part of the foregoing (the “Grantor Trust Collateral”).

The Grantor Trust’s principal offices are in Wilmington, Delaware, in care of BNY Mellon Trust of Delaware as Grantor Trust Trustee at the address listed in “Owner Trustee and Grantor Trust Trustee” below.

SERVICER

Bridgecrest Credit Company, LLC (“Bridgecrest”), was formed on December 30, 2009, as an Arizona limited liability company and is a wholly-owned subsidiary of Bridgecrest Acceptance Corporation, an Arizona Corporation (“BAC”).

BAC is a specialized financial services firm that, together with Bridgecrest, is engaged in the assessment of credit risk, underwriting, purchase, management, collection, and administration of motor vehicle installment sale contracts originated by dealerships owned and operated by its affiliate, DriveTime Car Sales Company, LLC, an Arizona limited liability company (“DriveTime Car Sales”), and certain third parties, and receivables that have been securitized or sold in whole-loan purchases.

Since 1996, BAC and its subsidiaries have serviced over 130 securitizations of motor vehicle receivables. As of March 31, 2026, BAC and Bridgecrest serviced approximately $30.8 billion of motor vehicle receivables, consisting of $7.2 billion of motor vehicle receivables owned by BAC and $23.6 billion of motor vehicle receivables originated and owned by third parties.

See “Servicing Procedures” for more information regarding Bridgecrest’s customary servicing practices.

As described more fully below under “The Transaction Documents,” the Servicer will be responsible for servicing and making collections on the Receivables in accordance with its customary servicing practices and applicable law. The Servicer’s duties will include collection and posting of all payments, responding to inquiries of obligors, pursuing delinquencies, recovery and remarketing of Financed Vehicles if required, making available payment or other information to obligors, accounting for collections, administering insurance claim filings and providing the Servicer’s Certificates. The Servicer will not have custodial responsibility for the receivable files.

Bridgecrest is an affiliate of the Originators and services all of the receivables originated by the Originators, including receivables sold or securitized by the Originators. See “Affiliations and Relationships Among Transaction Parties” for more information regarding Bridgecrest’s relationship with the Originators.

INDENTURE TRUSTEE AND COLLATERAL CUSTODIAN

Computershare Trust Company, N.A. (“Computershare Trust Company”) will act as Indenture Trustee and Collateral Custodian under the Indenture, the Collateral Custodian Agreement and certain other Transaction Documents. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.1 billion (USD) in assets as of December 31, 2025. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer purposes is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Indenture Trustee

Computershare Trust Company will act as Indenture Trustee pursuant to the Indenture. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of December 31, 2025, Computershare Trust Company was acting in most cases as the named trustee or indenture trustee, and in some cases as agent for the named trustee or indenture trustee, on approximately 497 asset-backed securities transactions with an aggregate outstanding principal balance of approximately $116 billion (USD). The Indenture Trustee maintains a corporate trust office at 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attn: Asset-Backed Securities Department.

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to accounts that the Indenture Trustee is required to maintain pursuant to the Indenture will be held by one or more institutions in a manner satisfying the requirements of the Indenture, including any applicable eligibility criteria for account banks set forth in the Indenture.

Collateral Custodian

Computershare Trust Company will act as Collateral Custodian under the Collateral Custodian Agreement. In that capacity, Computershare Trust Company is responsible to hold and maintain the asset files on behalf of the Indenture Trustee and the Noteholders. Computershare Trust Company maintains each asset file using systems designed to assure loan-level file integrity and facilitate efficient inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2025, Computershare Trust Company was acting in most cases as the custodian, and in some cases as agent for the custodian, for approximately 5.5 million asset-backed collateral files.

Other than the above five paragraphs, Computershare Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this Prospectus.

The Indenture Trustee’s duties are limited to those duties specifically set forth in the Indenture. Carvana and its affiliates may maintain normal commercial and investment banking relations with the Indenture Trustee and its affiliates. The Indenture Trustee’s fees and indemnity payments against certain losses, liabilities or expenses incurred by the Indenture Trustee in connection with the Transaction Documents will be paid out of Available Funds as described under “Distribution Date Payments—Distribution Date Payments Prior to Acceleration” and “Distribution Date Payments—Distribution Date Payments After Acceleration.”

The Indenture Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers so long as the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith. In addition, the Indenture Trustee will not be liable for interest on any money received by it except if it agrees in writing with the Issuing Entity and will have no liability or responsibility for the acts or omissions of any other party to any of the Transaction Documents. The Indenture Trustee does not have any obligation to independently verify or confirm any underlying data.

On each Distribution Date, Computershare Trust Company or another paying agent under the Trust Agreement will be required to distribute to the Certificateholders amounts equal to the amounts deposited in the Certificate Distribution Account pursuant to the Indenture on or prior to such Distribution Date.

Computershare Trust Company is authorized to act as Collateral Custodian and to retain physical possession of the tangible records related to the Receivables or, in connection with the e-vault provider, maintain “control” over the electronic records held by the Grantor Trust for purposes of the UCC and other documents relating thereto as collateral custodian for the Issuing Entity.

OWNER TRUSTEE AND GRANTOR TRUST TRUSTEE

BNY Mellon Trust of Delaware (“BNY Delaware”) will be (1) the Owner Trustee under the Trust Agreement and (2) the Grantor Trust Trustee under the Grantor Trust Agreement. BNY Delaware is a Delaware banking corporation and an affiliate of The Bank of New York Mellon, a New York banking corporation, which provides support services on its behalf in this transaction. Its principal place of business is located at 103 Bellevue Parkway, Wilmington, DE 19809, Attention: Corporate Trust Administration. BNY Delaware has acted as a trustee on numerous asset-backed transactions, including the structure of the transaction referred to herein. You may contact BNY Delaware by calling (302) 791-3610.

In the ordinary course of business, The Bank of New York Mellon, The Bank of New York Mellon Trust Company, N.A., and BNY Mellon Trust of Delaware (collectively, “BNY Mellon”) are named as a defendant in legal actions. In connection with its role as trustee of certain residential mortgage-backed securitizations (“RMBS”) transactions, BNY Mellon has been named as a defendant in a number of legal actions brought by RMBS investors. These lawsuits allege that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, BNY Mellon denies liability and intends to defend the litigations vigorously.

Pursuant to the Trust Agreement, the Owner Trustee will perform limited administrative functions of the Issuing Entity including the execution and delivery of the Transaction Documents and any related certificate or other document to which the Issuing Entity is a party. The Owner Trustee will be authorized but not obligated to take all other actions required of the Issuing Entity pursuant to the Transaction Documents. The Owner Trustee is obligated to perform only those duties that are specifically assigned to it in the Trust Agreement, the Receivables Transfer Agreement, the Receivables Contribution Agreement or any other related documents.

Pursuant to the Grantor Trust Agreement, the Grantor Trust Trustee will perform limited administrative functions of the Grantor Trust including the execution and delivery of the Transaction Documents and any related certificate or other document to which the Grantor Trust is a party. The Grantor Trust Trustee is obligated to perform only those duties that are specifically assigned to it in the Grantor Trust Agreement, the Receivables Contribution Agreement or any other related documents.

The Owner Trustee’s liability in connection with the issuance and sale of the Securities is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement governing the Issuing Entity. The Owner Trustee will not be liable for the default or failure of any of Carvana, the Issuing Entity, the Grantor Trust, the Servicer, the Backup Servicer, the Collateral Custodian, the Independent Accountant or other trustees to carry out their respective obligations under any of the Transaction Documents, nor will the Owner Trustee be liable under any Transaction Document under any circumstances, except for such liability and losses due to its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct or from a breach of representation or warranties regarding itself in the Trust Agreement.

The Grantor Trust Trustee’s liability in connection with the issuance and sale of the Notes and Certificates is limited solely to the express obligations of the Grantor Trust Trustee set forth in the Grantor Trust Agreement governing the Grantor Trust. The Grantor Trust Trustee will not be liable for the default or failure of any of the Administrator, the Issuing Entity, the Grantor Trust, the Servicer, the Backup Servicer, the Collateral Custodian, the Independent Accountant or other trustees to carry out their respective obligations under any of the Transaction Documents, nor will the Grantor Trust Trustee be liable under any Transaction Document under any circumstances, except for such liability and losses due to its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct or from a breach of representation or warranties regarding itself in the Grantor Trust Agreement.

The Owner Trustee may resign at any time, in which event Carvana, or a successor administrator, will be obligated to appoint a successor owner trustee. Carvana or the Depositor must remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as owner trustee under the Trust Agreement or if the Owner Trustee becomes insolvent. In those circumstances, Carvana, or a successor administrator, will be obligated to appoint a successor owner trustee. Any resignation or removal of an owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee. Costs associated with the resignation or removal of the Owner Trustee and the appointment of a successor will be borne by the Issuing Entity.

The Grantor Trust Trustee may resign at any time, in which event Carvana, or a successor administrator, will be obligated to appoint a successor grantor trust trustee. The Issuing Entity or Administrator of the Grantor Trust must remove the Grantor Trust Trustee if the Grantor Trust Trustee ceases to be eligible to continue as grantor trust trustee under the Grantor Trust Agreement or if the Grantor Trust Trustee becomes insolvent. In those circumstances, Carvana, or a successor administrator, will be obligated to appoint a successor grantor trust trustee. Any resignation or removal of a grantor trust trustee and appointment of a successor grantor trust trustee will not become effective until acceptance of the appointment by the successor grantor trust trustee. Costs associated with the resignation or removal of the Grantor Trust Trustee and the appointment of a successor will be borne by the Issuing Entity.

ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC (“Clayton”), a Delaware limited liability company, will act as the “asset representations reviewer” under the Asset Representations Review Agreement. Clayton is a wholly-owned subsidiary of Covius Services, LLC. Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989. Clayton has been engaged as the asset representations reviewer on more than 850 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton and its affiliates have performed over 17 million loan reviews and have provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government-sponsored enterprises and other governmental agencies.  These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, equipment leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The Asset Representations Reviewer is not, and will not so long as the Offered Notes remain outstanding, be affiliated with Carvana, the Depositor, the Servicer, the Backup Servicer, the Issuing Entity, the Grantor Trust, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee or any of their affiliates and none of the Asset Representations Reviewer’s affiliates has been hired by Carvana or the Underwriters to perform pre-closing due diligence work on the Receivables. The Asset Representations Reviewer may be appointed as an asset representations reviewer on other transactions for Carvana or its affiliates.

For so long as the Offered Notes remain outstanding, the Asset Representations Reviewer must satisfy these eligibility criteria. The Asset Representations Reviewer is not responsible for (a) reviewing the Receivables for compliance with the representations under the Transaction Documents, except in connection with a review under the Asset Representations Review Agreement or (b) determining whether noncompliance with any representation is a breach of the Transaction Documents or if any Receivable is required to be repurchased.

The Asset Representations Reviewer’s main obligations will be:

•	reviewing each Review Receivable following receipt of a review notice from the Indenture Trustee, and

•	providing a report on the results of the review to Carvana, the Depositor, the Servicer, the Issuing Entity, the Grantor Trust, and the Indenture Trustee.

For a description of the review to be performed by the Asset Representations Reviewer, you should read “The Transaction Documents—Asset Representations Review Agreement.”

BACKUP SERVICER

Vervent Inc., a Delaware corporation, is the backup servicer of the Receivables pursuant to the Backup Servicing Agreement. Vervent Inc. is headquartered in San Diego, California and was formed in July 2019 when First Associates Loan Servicing, LLC and Portfolio Financial Servicing Company combined operations to form a single servicing organization as a result of First Associates Loan Servicing, LLC’s investment round with Stone Point Capital (Vervent Inc. and its predecessors, “Vervent”). Vervent has been in business for more than 30 years, offering financial servicing support. It is the only consumer servicer to currently have a servicer rating from Morningstar, having received Morningstar’s top MOR ABS 1 ranking for three consecutive years. Vervent began servicing mobile home loans in 1986, small business and commercial loans and leases in 2005, consumer (non-mortgage) loans in 2008, auto loans in 2011, and credit cards in 2017. Vervent uses artificial intelligence driven speech analytics to monitor compliance and enhance performance. Vervent’s principal offices are located at 2100 Kettner Blvd., Suite 410, San Diego, CA 92101.

In certain circumstances, the Backup Servicing Agreement may be terminated. See “The Transaction Documents—Backup Servicing Agreement.”

UNDERWRITING OF RECEIVABLES

Application and Purchase Process

The Originators’ credit application volume consists exclusively of customers seeking financing for the purchase of a vehicle from the Originators.

At any time during the shopping experience, customers may submit a pre-qualification application in order to receive precise, conditionally approved financing offers on all vehicles in the relevant Originator’s available inventory. The application captures basic customer identity, contact, and income information that enables the

Originators to obtain data about the customer from its credit data partners. Within seconds of pre-qualification application submission, the Originators’ data partners provide them with third-party credit scores, such as VantageScore®, as well as raw credit and alternative data that such Originator uses in its proprietary risk models, which are described below. In December 2025, the Originators stopped using a FICO® score at this point in the underwriting process and they attempt to obtain a FICO® score at the time of origination. The Originators’ proprietary financing technology quickly iterates through each vehicle in its inventory to calculate personalized financing offers for the customer based on customer-specific attributes, such as CarvanaScore, income, and state of residence, as well as vehicle-specific attributes, such as price, mileage, and model year.

Customers who submit a pre-qualification application will see personalized financing terms, which are automatically generated through the Originators’ proprietary financing technology, displayed alongside vehicle pricing information on both the Originators’ search and vehicle detail pages. For new automobiles, on-site dealership customers are able to view these financing terms via a wireless tablet provided at the dealership or through their own web device. This calculation of offers on all vehicles in such Originator’s available inventory allows customers to leverage the Originators’ search page to rapidly identify vehicles that both meet desired vehicle criteria and monthly payment and down payment options. Once a customer has identified a vehicle of interest, he or she can choose from hundreds of permutations, specific to such customer, of down payment amount, monthly payment, and term offered by such Originator on that specific vehicle, providing the customers with flexibility in choosing their financing options.

After selecting a vehicle, customers begin the “Purchase Process”, a series of steps that allows the customer to complete a purchase in a little as 10 minutes. During the Purchase Process, the customer will:

•	Review and select ancillary product options, including vehicle service contracts and GAP waiver coverage,

•	Value and apply a trade-in to the purchase, if desired,

•	Upload images of requested documents, such as a driver’s license or recent paystubs,

•	Provide payment information for making the down payment and, if available and desired, enroll in auto-pay on the loan, and

•	Schedule the date, time, and location of the delivery of the purchased vehicle, including whether the vehicle is to be picked-up at one of Carvana’s patented car vending machine locations or a car dealership location, as applicable, or delivered to the customer’s home if available.

The Purchase Process culminates in the customer confirming his or her order and financing application. Based on the information such Originator collects through the pre-qualification application and Purchase Process, the Originators’ proprietary financing technology automatically assesses the credit risk of the customer and determines the final terms of the financing offered by such Originator to the customer. Order confirmation triggers the generation of electronic contracts that the customer can sometimes sign immediately and must sign in advance of delivery. With respect to new automobile sales, retail installment contracts are originated by the selling dealership as the creditor-seller and are immediately assigned to an Originator, as applicable, pursuant to pre-arranged program agreements. None of the Receivables in the Pool were originated with exceptions to the Originators’ written underwriting guidelines or automated underwriting process.

Verification Process

Carvana has established, and Carvana FAC utilizes, a centralized “Verification Process” in which every order placed in the Purchase Process is verified by a combination of proprietary technology, team of specialized employees operating from centralized locations, and specialized partner teams. In accordance with the Originators’ policies and procedures, all orders must successfully pass verification tests related to identity, income, employment, insurance, availability of down payment funds (if applicable), and residency prior to delivery of the vehicle and origination of the loan.

The Verification Process utilizes both manual and technology-enabled processes. For example, certain customers with lower expected credit risk may be eligible to pass income and employment verification tests based on information available from the Originators’ data partners, while other customers may be asked to provide paystubs, bank statements, or other information for manual verification of income and employment. Identity verification is a critical component of the Originators’ Verification Process, and generally involves review and image capture of the customer’s driver’s license at time of delivery, a web-based identity verification questionnaire, and review of identity information provided by the Originators’ data partners.

In addition to the verification processes described above, the Originators have developed multiple tools and processes to mitigate the risk of fraud in the origination process. One such tool is the Originators’ proprietary “FraudScore” model, which combines credit and alternative data obtained from data partners, details of the customer’s order and other proprietary data to score orders based on the risk of fraud. FraudScore highlights orders for additional review and diligence by specially-trained members of the Originators’ verifications team. The Originators’ “Red Flags” process involves comparison of information provided by the customer in the application with information obtained from data partners to detect inconsistencies which must be evaluated and cleared through research using vendor tools or additional documentation provided by the customer.

Delivery and Post-Sale

The Originators allow customers to pick-up vehicles from a patented car vending machine location, the selling dealership location, where applicable, or receive as soon as same-day home delivery using a fulfillment network and delivery advocate employees or, in the case of new automobile sales, dealership employees to customers who live in one of the applicable Originator’s established delivery markets. During the delivery, images of the customer’s driver’s license and proof of insurance (to the extent required by applicable state law) are captured and reviewed. The customer and delivery advocate complete any outstanding paperwork, including execution of a title application and other documents needed to perfect the applicable Originator’s security interest in the vehicle, which are then processed through the Originators’ title and registration process.

Every Carvana and Carvana FAC purchase comes with a “7 Day Money Back Guarantee”, which allows the customer to return the vehicle within seven days of purchase. When a vehicle is returned, the associated retail installment contract is voided and any accrued interest is waived. Generally, upon expiration of the seven day period, if the customer has decided to keep the vehicle, a team of employees of the relevant Originator initiate the title and registration process. Information regarding the motor vehicle receivable (including with respect to the related obligor and co-obligor, if applicable, and Financed Vehicle) is sent by the relevant Originator to Bridgecrest for onboarding, together with copies (but not the originals) of the contract and certain related documentation.

With respect to new automobile sales, whether the receivable arises from affiliated dealerships operating under common ownership and control, the related Originator controls underwriting criteria, credit decisioning, verification, fraud detection, contract forms, funding, perfection of the security interest, and assignment requirements. In each case, the selling dealership originates the retail installment contract and immediately assigns it to the related Originator. Utilizing the Originators’ embedded online technology, each retail installment contract is approved prior to acceptance by the related Originator, and funding and is approved subject solely to the Originators’ credit policies and completion of required verification steps.

Proprietary Risk Models

The Originators have developed multiple proprietary risk models to support various aspects of its vertically integrated automotive lending business. The Originators’ primary credit risk model is CarvanaScore, which is used to generate personalized financing terms for customers who submit a pre-qualification application through integrated online channels. CarvanaScore was introduced in the first quarter of 2017 based on credit bureau data only. Over time, the Originators have added several features to CarvanaScore, including the addition of alternative data, migration of partner products, advanced modeling techniques and additional bureau data. CarvanaScore is currently in its eighth generation, which was released in the first quarter of 2025. The Originators may utilize different versions of CarvanaScore to evaluate credit risk and determine financing offers depending on the customer’s shopping path.

The Originators utilize custom credit risk models in addition to traditional third-party credit scores such as VantageScore® for the purpose of evaluating credit risk and determining financing offers. In December 2025, the Originators stopped using a FICO® score at this point in the underwriting process and they attempt to obtain a FICO® score at the time of origination. The Originators’ credit risk models incorporate traditional and non-traditional data from multiple third party data partners. The Originators’ risk models have been developed exclusively on loan performance data from past originations, and place an emphasis on customer attributes that the Originators’ sophisticated, machine learning techniques have found to be most predictive of loan performance. The models are significantly more predictive than third-party credit scores on the Originators’ customer population, and have been validated out of time and out of model training samples.

The Originators have also developed a “Deal Score” model for internal and external reporting and portfolio monitoring purposes. The Deal Score model produces scores that range from 0 to 100, with higher scores indicating lower expected risk of negative loan performance. Deal Score combines a customer’s credit risk model score with deal-specific attributes, such as down payment, monthly payment amounts, payment-to-income ratio and vehicle characteristics, to enhance predictive power. Like the Originators’ credit risk models, Deal Score has been developed exclusively on loan performance data.

All proprietary risk models used in the Originators’ lending businesses are regularly monitored and tested. The risk models are updated from time to time to adjust for new performance data, changes in customer and economic trends, and additional sources of third party data.

Security Interest in Vehicles

Each motor vehicle receivable underwritten by the Originators in connection with the sale of a new or used motor vehicle is secured by that vehicle. With respect to new automobile sales, affiliated dealerships have centralized title and registration processes and obligations to ensure perfection in accordance with applicable state law. For more information, see “The Receivables—Certain Legal Considerations of the Receivables—Security Interests in the Financed Vehicles.”

Electronic Contracts and Electronic Contracting

Carvana and dealership networks for Carvana FAC and Carvana employ electronic contracting under which the related contracts are evidenced by an electronic record and are electronically signed by the related obligors. Carvana and dealership networks for Carvana FAC and Carvana contract with third parties to facilitate the process of creating and storing such electronic contracts in an electronic vault maintained by a third-party on behalf of the Originators. These third-party’s technology systems permit transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology that enable electronic contracting in the automobile retail industry.

The electronic vaulting system uses a combination of technological and administrative features that are designed to (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the Receivable, (ii) manage access to and the expression of the authoritative copy, (iii) identify such Originator as the owner of record of the authoritative copy and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record. With respect to new automobile sales, the electronic contracting workflow designates the dealership as the originating creditor of the retail installment sale contract, followed by an electronic assignment to an Originator, as purchaser/assignee, with such Originator, resulting as the ultimate owner of record of the authoritative copy.

SERVICING PROCEDURES

The Servicer will be responsible for servicing and making collections on the Receivables. The Servicer’s duties will include collection and posting of all payments, responding to inquiries of obligors, pursuing delinquencies, recovery and remarketing of vehicles if required, making available payment or other information to obligors, accounting for collections and providing the Servicer’s Certificates.

The Servicer will generally be required to service the Receivables in accordance with its customary servicing practices, which are the customary servicing practices of the Servicer with respect to all comparable motor vehicle receivables that the Servicer services for itself or others, as such practices may be changed from time to time. The following discussion is a brief description of certain of the customary servicing practices of Bridgecrest applicable to its role as Servicer. The Servicer modifies these servicing practices from time to time to enhance its operations and comply with applicable regulatory requirements and guidance. In addition, the Servicer reviews its servicing practices periodically and revises them to improve the effectiveness or efficiency of its servicing and collection activities.

Artificial intelligence (“AI”) technology is increasingly being used by the Servicer to enhance both inbound and outbound customer service interactions. AI systems now handle a majority of all text messages and a portion of inbound calls. For inbound calls and text messages, the AI systems help customers address concerns and provide necessary information without human intervention, improving response times and reducing wait times.

Payment Channels and Methods

The Servicer maintains a website where obligors can access information about their accounts. Obligors have a variety of available payment options, including through an online portal, by phone with a representative or through an automated phone system, mail, an app and third-party payment processing services. Currently, debit card, check (through mail) and automated clearing house (“ACH”) payments are accepted through these payment avenues. The Servicer continually evaluates emerging trends and payment technologies and may modify its accepted payment methods from those described above.

Payment Application

Unless otherwise required by law or the applicable contract, payments received on an obligor’s account are generally applied in the following order: past due interest, past due principal, current scheduled payments, any assessed late fees and non-sufficient fund (“NSF”) fees and then to future scheduled payments. Within the past three years, the Servicer has modified its customary servicing practices to clarify that, in accordance with applicable regulatory guidance, even if the Servicer is permitted to apply payments received on an obligor’s account first to any assessed late fees and NSF fees, the Servicer will nevertheless apply such payments in the order specified in the preceding sentence. An obligor must pay at least 90% of a scheduled payment and all past due amounts to be considered current. The Servicer may waive accumulated late fees, NSF fees and other Supplemental Servicing Fees in its discretion and in accordance with its customary servicing practices.

Collections

The Servicer maintains its primary servicing centers in Mesa, Arizona and Dallas, Texas, and uses offshore vendors for customer service operations and other servicing activities.  In addition, the Servicer continues to invest in and consider alternate strategies for its servicing functions.  The mission of the Servicer’s account servicing department is to assist obligors to remain current on their payments.  The Servicer generally works with obligors that are having difficulties making payments to bring the account current.  The servicing department is organized into several different teams based on payment and delinquency stage.  The front-end collections group generally handles delinquencies by contacting obligors and responding to inbound calls.  The late-stage collections group will continue to work with obligors as they advance in delinquency or until the receivable defaults.

Modification of Contracts-Due Date Changes and Extensions

The Servicer may, subject to certain limitations, change the due dates for payments to accommodate the date the obligor feels best suits its ability to make timely payments. Due date changes generally are not treated as extensions.

The Servicer’s customary servicing practices sets forth requirements for when the term of a receivable may be extended. Extensions are granted when an obligor’s payments are deferred to the end of the term, which may prevent an account from becoming delinquent or further delinquent. This extends the contract maturity date but does not affect any other terms of the Receivable. The Servicer may grant extensions, rebates, deferrals, amendments, modifications, temporary reductions in payments or adjustments with respect to any Receivable in accordance with its customary servicing practices, subject to limitations regarding Permitted Modifications. The ability of the Servicer to make modifications on the Receivables is not expected to have a material impact on the distributions on the Notes. Under the Servicing Agreement, the Servicer may not extend the maturity of a Receivable beyond the last day of the Collection Period preceding the latest Final Scheduled Distribution Date of all classes of Notes, other than described under “The Transaction Documents—The Servicing Agreement and Servicing of the Receivables—Modifications” in this Prospectus. Extensions may be processed within system and rule constraints without manual intervention or approval. Exceptions may also be granted by an authorized approver beyond the guidelines and established limits within specified parameters. Any extension or other permissible modification could have an impact on the amount and timing of collections on Receivables and, consequently, the amount and timing of Available Funds to make payments on the Securities. See “Risk Factors—Risks relating to the transaction parties—The Servicer’s discretion over the servicing of the Receivables, including the sale of Charged-Off Receivables, may impact the amount and timing of funds available to make payments on the Securities.”

Under the Servicer’s customary servicing practices, the Servicer may also offer a mature payment plan to obligors who are nearing their maturity date and have a higher final payment in excess of their original final contractual payment.  Such a plan extends the term of the Receivable based on the size of the obligor’s regular installment payment, reduces the interest rate to zero for the new remaining term and is generally only an option for Receivables that have not been charged-off.

Disaster Relief and Recovery

In the event of a natural or manmade disaster (including global or regional pandemics or similar outbreaks), the Servicer may implement a range of actions with respect to impacted obligors and the related receivables, including the cessation of repossession and collection efforts, offering assistance through modification or extension of the Receivable and assisting with the processing of insurance claims. The scope of any such action may exceed the general requirements for eligibility with respect to such action outside of a natural or manmade disaster situation. For more information regarding the impact of a natural or manmade disaster on the receivables and your investment in the notes, see “Risk Factors—Risks relating to the assets of the Issuing Entity—Geographic concentrations of the Receivables may result in more risk to you and adversely affect payments on the Receivables and Notes.”

Charge-off Guidelines

The Servicer’s charge-off policy is designed to provide a consistent approach in compliance with applicable law to the charge-off of delinquent receivables, as well as accounts for which insurance proceeds have been applied following a casualty or for which a vehicle has been abandoned. Effective January 1, 2023, the Servicer changed its charge-off policy with respect to delinquent receivables. Prior to January 1, 2023, delinquent receivables were generally charged-off at the earlier of (a) the date on which the obligor is 120 days past due at the end of the month or (b) the expiration of the notice of intent (i.e., notice to the obligor of the intent to sell the vehicle to recoup part of the loss from the default) following a repossession of the related vehicle. Currently, delinquent receivables are generally charged-off at the earlier of (a) the date on which the Servicer has repossessed and liquidated the related Financed Vehicle, (b) the end of the calendar month in which more than 10% of a scheduled payment is 120 days or more past due from the scheduled due date for such payment or (c) the date on which the Servicer has charged-off in full the related Principal Balance or has determined that such Principal Balance should be charged-off in full on the servicing records of the Servicer in accordance with its customary servicing practices. Vehicles abandoned by an obligor or with applied insurance proceeds are charged-off at 120 days past due. In the event the customer presents GAP coverage at time of loss, proceeds are applied to the account and the leftover balance is written down to reflect the GAP coverage. If the GAP payment is applied prior to the account becoming 120 days past due, then the Receivable will be noted as paid/settled and the balance will not be charged-off. Once an account charges-off, the obligor is no longer responsible for fees and interest. The above-referenced change in the charge-off policy may result in receivables being charged-off either earlier or later than under the previous charge-off policy. The comparability of future delinquency, repossession and credit loss information for periods from and after January 1, 2023, with delinquency, repossession and credit loss information for prior periods may be affected by the change in the Servicer’s charge-off policy.

Sales of Charged-Off Receivables

The Servicer may from time to time sell any Charged-Off Receivable on either a flow or portfolio purchase basis.

Repossession, Reinstatements and Liquidations

The Servicer’s customary servicing practices includes guidance with respect to repossessions, the handling of an obligor’s voluntary surrender of a vehicle, the handling of vehicles that have been impounded and notice requirements related to the foregoing. Generally, the Servicer may repossess a vehicle if the obligor has missed a monthly payment or has otherwise defaulted under a receivable, but a decision to repossess a vehicle is determined on an account-by-account basis in accordance with guidelines that consider, among other things, the risk of loss associated with the account. If the Servicer determines that a vehicle should be repossessed, then the Servicer will assign the vehicle for repossession to an approved repossession agent. In certain states and in some circumstances, the Servicer must send a “right to cure” notice prior to repossessing the vehicle and, in some states, the Servicer must send a “notice of intent” letter informing the obligor of the intent to sell the repossessed vehicle. If a vehicle is submitted for repossession and has not been recovered, the customer is offered options to cancel the repossession either by paying the full Principal Balance (which is referred to as “redeemed”) or paying the full past due balance (which is referred to as “reinstated”). If the related obligor is in bankruptcy or subject to the Servicemembers Civil Relief Act, then the account will be referred to the Servicer’s bankruptcy department or military group prior to any repossession to ensure compliance with applicable legal requirements. Additionally, an obligor has the ability to voluntarily surrender a vehicle to the Servicer by requesting that the Servicer retrieve the vehicle, which is considered a voluntary repossession.

If a repossessed vehicle is not redeemed or reinstated, then the Servicer will sell the vehicle at auction and apply the net liquidation proceeds of the sale to the outstanding balance of the Receivable. If the net liquidation proceeds exceed the outstanding balance, then the Servicer will refund the excess to the obligor; if the net liquidation proceeds are less than the outstanding balance, then the obligor will remain liable for the deficiency balance after rebates and credits, if any, are applied to the account.

Bankruptcy

The Servicer’s bankruptcy department is assigned to manage all receivables with obligors that have filed for bankruptcy. Once notice is received that an obligor has filed for bankruptcy, the account is moved to the bankruptcy department and all collection efforts are halted until the bankruptcy department reviews the account and determines the next steps. For obligors confirmed to be in bankruptcy, the Servicer will not engage in any collection efforts unless the bankruptcy case has been dismissed (and not reinstated or appealed) or the account is reaffirmed and reaffirmation is approved by the bankruptcy court.

Impounds

From time to time vehicles are impounded. When an obligor abandons a vehicle by failing to retrieve the vehicle from the impound lot, the Servicer will determine whether to secure possession of the vehicle to satisfy the outstanding amounts under the related receivable. If the Servicer’s impound department determines that the cost of securing possession of the vehicle outweighs the benefit, the Servicer may abandon/forfeit the vehicle. If the vehicle is abandoned/forfeited, the account can be charged-off in accordance with the Servicer’s customary servicing practices.

Insurance Policies and Processing

Although the retail installment contracts require obligors to insure the vehicle, the Servicer is not obligated to monitor compliance with this requirement or to force-place insurance. However, once the Servicer becomes aware of a damaged or totaled vehicle, the Servicer’s total loss department is responsible for ensuring insurance settlements are applied to the account and repair checks are distributed. In the event the customer presents GAP coverage at time of loss, proceeds are applied to the account and the leftover balance is written down to reflect the GAP coverage. Vehicles abandoned by a customer or with applied insurance proceeds are charged-off according to the Servicer’s customary servicing practices.

HISTORICAL PERFORMANCE

Delinquencies and Net Losses

The information below includes historical performance data of (1) all motor vehicle receivables that were originated by the Originators, whether or not such receivables have been previously sold or securitized (but are still serviced by Bridgecrest) or may be sold or securitized in the future, including receivables that do not meet the criteria for inclusion in, or were otherwise excluded from, this securitization transaction under the captions “All Obligors” and (2) all motor vehicle receivables that were originated by the Originators relating to obligors with a Deal Score of 50 or higher at the time of origination whether or not such receivables have been previously sold or securitized (but are still serviced by Bridgecrest) or may be sold or securitized in the future under the captions “Prime Obligors.”

The information in the following tables reflects receivables with a variety of payment and other characteristics that may not correspond to the characteristics of the receivables pool. In addition, delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of the Originators or Bridgecrest that may change over time, including periods of economic downturn and increased delinquencies and losses with respect to automobile loans. As a result, past or future delinquency, repossession and credit loss experience with respect to the Receivables in the receivables pool may not correspond to the delinquency, repossession and credit loss experience of the Receivables servicing portfolio set forth in the following tables, particularly during periods of economic disruption or downturn.

See “Risk Factors—Risks relating to the assets of the Issuing Entity—the Originators’ proprietary credit scoring system may not perform as expected and may fail to properly quantify the credit risks associated with the Originators’ customers, resulting in higher than anticipated delinquencies and credit losses on the Receivables”, “Risk Factors—Risks relating to the assets of the Issuing Entity—Historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the Receivables”, “Risk Factors—Risks relating to the assets of the Issuing Entity—Geographic concentrations of the Receivables may result in more risk to you and adversely affect payments on the Receivables and Notes” and “Risk Factors—Risks relating to macroeconomic, regulatory and other external factors—Economic developments may adversely affect the performance of the Receivables and the market value of your Securities.”

There can be no assurance that the delinquency and net loss experience of the Pool will be comparable to that set forth below.

A Receivable is considered delinquent when a payment in excess of 10% of any scheduled payment has not been received by the payment due date as of the end of the monthly period.

The amounts and percentages included in the delinquency experience tables represent Principal Balances only. The delinquency periods included in the delinquency experience tables are calculated based on the number of days a payment is contractually past due, and do not include bankruptcies and repossessions. Net charge-offs represent an amount equal to (i) the outstanding Principal Balance of Charged-Off Receivables in the period less (ii) recovery payments received during the period with respect to charged-off accounts net of expenses associated with collection, repossession, or disposition of the related vehicle. Motor vehicle receivables originated by Carvana FAC represent less than 5.00% of the principal balance of the motor vehicle receivables included in the historical performance tables below.

Delinquency Experience (All Obligors)

	As of June 30,
	2026		2025
Principal Balance of Outstanding Receivables	$25,959,573,938		$18,463,179,382
Delinquencies
31-60 days	$1,086,867,960	4.19%	$831,403,914	4.50%
61-90 days	$694,797,895	2.68%	$585,058,772	3.17%
91 days or more	$140,103,081	0.54%	$126,619,345	0.69%
Total 31+ Delinquencies	$1,921,768,936	7.40%	$1,543,082,031	8.36%
Total 61+ Delinquencies	$834,900,976	3.22%	$711,678,117	3.85%

	As of December 31,
	2025		2024		2023		2022		2021
Principal Balance of Outstanding Receivables	$21,570,417,731		$16,210,531,259		$13,528,257,838		$12,262,082,369		$9,612,956,698
Delinquencies
31-60 days	$1,099,233,643	5.10%	$841,715,999	5.19%	$717,788,580	5.31%	$576,534,167	4.70%	$323,752,209	3.37%
61-90 days	$656,860,437	3.05%	$526,224,140	3.25%	$400,602,881	2.96%	$241,103,185	1.97%	$135,093,953	1.41%
91 days or more	$153,642,396	0.71%	$132,166,737	0.82%	$103,831,550	0.77%	$52,471,716	0.43%	$33,999,393	0.35%
Total 31+ Delinquencies	$1,909,736,476	8.85%	$1,500,106,876	9.25%	$1,222,223,010	9.03%	$870,109,068	7.10%	$492,845,555	5.13%
Total 61+ Delinquencies	$810,502,833	3.76%	$658,390,877	4.06%	$504,434,430	3.73%	$293,574,901	2.39%	$169,093,346	1.76%

Delinquency Experience (Prime Obligors)

	As of June 30,
	2026		2025
Principal Balance of Outstanding Receivables	$15,087,716,254		$10,176,373,695
Delinquencies
31-60 days	$207,820,156	1.38%	$179,043,053	1.76%
61-90 days	$113,368,993	0.75%	$107,868,180	1.06%
91 days or more	$24,102,205	0.16%	$22,200,824	0.22%
Total 31+ Delinquencies	$345,291,354	2.29%	$309,112,057	3.04%
Total 61+ Delinquencies	$137,471,198	0.91%	$130,069,004	1.28%

	As of December 31,
	2025		2024		2023		2022		2021
Principal Balance of Outstanding Receivables	$12,133,301,548		$9,061,268,811		$8,012,291,483		$7,446,000,521		$5,690,525,876
Delinquencies
31-60 days	$230,147,744	1.90%	$182,767,930	2.02%	$153,992,346	1.92%	$96,976,682	1.30%	$36,300,521	0.64%
61-90 days	$117,727,363	0.97%	$97,483,732	1.08%	$67,788,831	0.85%	$31,113,912	0.42%	$12,748,368	0.22%
91 days or more	$28,254,231	0.23%	$25,738,445	0.28%	$19,230,823	0.24%	$8,000,385	0.11%	$3,307,750	0.06%
Total 31+ Delinquencies	$376,129,338	3.10%	$305,990,107	3.38%	$241,012,000	3.01%	$136,090,980	1.83%	$52,356,639	0.92%
Total 61+ Delinquencies	$145,981,594	1.20%	$123,222,177	1.36%	$87,019,654	1.09%	$39,114,297	0.53%	$16,056,118	0.28%

Net Loss Experience (All Obligors)

	As of the 6 months ending June 30,
	2026	2025
Outstanding Principal Balance at Period End	$25,959,573,938	$18,463,179,382
Average Month-End Amount During the Period	$23,982,848,695	$17,389,077,603
Net Charge-Offs	$378,528,548	$364,625,358
Net Charge-Offs as a Percentage of Average Month-End Principal Balance Outstanding	1.58%	2.10%
Annualized Net Charge-Offs as a Percentage of Average Month-End Principal Balance Outstanding	3.16%	4.19%

	Year Ended December 31,
	2025	2024	2023	2022	2021
Outstanding Principal Balance at Period End	$21,570,417,731	$16,210,531,259	$13,528,257,838	$12,262,082,369	$9,612,956,698
Average Month-End Amount During the Period	$18,803,017,683	$14,890,313,227	$12,911,656,732	$11,255,166,040	$7,616,574,622
Net Charge-Offs	$778,044,076	$668,368,900	$479,829,113	$278,538,035	$110,922,968
Net Charge-Offs as a Percentage of Average Month-End Principal Balance Outstanding	4.14%	4.49%	3.72%	2.47%	1.46%

Net Loss Experience (Prime Obligors)

	As of the 6 months ending June 30,
	2026	2025
Outstanding Principal Balance at Period End	$15,087,716,254	$10,176,373,695
Average Month-End Amount During the Period	$13,661,584,829	$9,620,255,451
Net Charge-Offs	$69,695,416	$73,954,020
Net Charge-Offs as a Percentage of Average Month-End Principal Balance Outstanding	0.51%	0.77%
Annualized Net Charge-Offs as a Percentage of Average Month-End Principal Balance Outstanding	1.02%	1.54%

	Year Ended December 31,
	2025	2024	2023	2022	2021
Outstanding Principal Balance at Period End	$12,133,301,548	$9,061,268,811	$8,012,291,483	$7,446,000,521	$5,690,525,876
Average Month-End Amount During the Period	$10,449,629,306	$8,498,635,771	$7,725,214,207	$6,851,667,711	$4,200,052,509
Net Charge-Offs	$151,368,754	$133,131,329	$83,486,126	$38,487,986	$12,448,571
Net Charge-Offs as a Percentage of Average Month-End Principal Balance Outstanding	1.45%	1.57%	1.08%	0.56%	0.30%

See “Underwriting of Receivables,” “Servicer” and “Servicing Procedures” for a discussion of the Originators’ and Bridgecrest’s experience with and overall procedures for originating, underwriting and servicing Receivables.

Static Pool Information

Annex I sets forth in tabular and graphical format static pool information regarding pool factors, delinquencies, cumulative losses and prepayments for securitized pools of prime receivables originated by Carvana, securitized through the Carvana Auto Receivables Trust prime securitization platform. Because receivables originated by Carvana FAC have only been securitized through the Carvana Auto Receivables Trust prime securitization platform since early 2026, Annex I provides limited information about the performance of such receivables. This static pool information is presented for the securitized pool in each prior prime securitization sponsored by Carvana through the Carvana Auto Receivables Trust securitization platform since 2020. The term “securitized pool” refers to the securitized pool of receivables as of the related cutoff date. The original characteristics of the prior securitized pools may differ somewhat from each other and from the characteristics of the Receivables in this securitization transaction. This is because the prime receivables originated by Carvana, from which the prior prime securitized pools are selected, change over time in response to changing economic, social and geographic conditions. In addition, the selection criteria used for the securitized pools have changed since 2020. Losses, prepayments and delinquencies for the Receivables in this securitization transaction may differ from the information shown in Annex I.

Annex I also includes the following summary information for each of the securitized pools based on such information disclosed at the time of the applicable securitization transaction:

•	initial pool balance;

•	number of receivables;

•	average Principal Balance;

•	weighted average APR;

•	weighted average remaining term;

•	weighted average original term;

•	non-zero weighted average FICO® score; and

•	distribution of receivables by geographic distribution, FICO® score and Deal Score.

The following defined terms are used in Annex I:

“Delinquent” means with respect to a Receivable, if payment in excess of 10% of a scheduled payment has not been received by the payment due date as of the end of the monthly period. For the avoidance of doubt, delinquencies do not include bankruptcy and repossessions. Currently, Delinquent Receivables are generally charged-off by the Servicer at the earlier of (a) the date on which the Servicer has repossessed and liquidated the related vehicle, (b) the end of a calendar month in which they are 120 days or more past due from the scheduled due date for such payment, or (c) the date on which the Servicer has charged-off in full the related Principal Balance or has determined that such Principal Balance should be charged-off in full on the servicing records of the Servicer in accordance with its customary servicing practices.

“Delinquency” means the ratio of the month-end sum of Principal Balances for which the obligor was in the range of the specified number of days past due divided by month-end Principal Balance.

The “Cumulative Net Loss” means the cumulative sum of the ratio of the Principal Balances charged-off less recovery proceeds net of liquidation expenses received in a given period divided by the Initial Pool Balance.

The “ABS Speed (%)” means a measurement of the prepayment of the pool of receivables that is derived by calculating a monthly single month mortality rate (“SMM”), which is the sum of the non-scheduled reduction in the pool of receivables, including voluntary prepayments, repurchases (in the case of the securitized pools presented in

Annex I) and amounts charged-off, divided by the beginning of month pool balance less any scheduled payments. The scheduled principal is calculated by rounding the remaining term to the nearest whole number and assumes that the Receivables have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the pool balance at the beginning of the period less the scheduled principal minus the actual pool balance at the end of the period. The SMM is converted into ABS Total (%) by dividing (a) the product of one-hundred and the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one.

“Pool Factor” means the ratio month-end Principal Balance in a given period divided by the Initial Pool Balance.

Annex II sets forth information regarding quarterly delinquencies, prepayments, cumulative net losses, cumulative gross losses, and pool factors with respect to Receivables originated by the Originators, relating to obligors with “Deal Scores” of 50 or higher at the time of origination for the origination period commencing January 1, 2017 and ending June 30, 2026.

The characteristics of Receivables included in Annex II, as well as the social, economic and other conditions existing at the time when those Receivables were originated and repaid, may vary materially from the characteristics of the Receivables to be acquired by Carvana Auto Receivables Grantor Trust 2026-P3 and the social, economic and other conditions existing at the time when these Receivables were originated and those that will exist in the future when they are required to be repaid. Losses, prepayments and delinquencies for the pool of Receivables to be acquired by Carvana Auto Receivables Grantor Trust 2026-P3 may differ from the information shown in Annex II.

The characteristics of Receivables included in the static pool data presented in Annex I to this Prospectus and the vintage quarterly origination data presented in Annex II to this Prospectus, as well as economic, social and geographic conditions existing at the time when those Receivables were originated and repaid, may vary materially from the characteristics of the Receivables in the transaction described in the Prospectus and the economic, social and geographic conditions existing at the time when these Receivables were originated and those that will exist in the future when they are required to be repaid. Delinquencies, prepayments, cumulative net losses, cumulative gross losses, and pool factors for the pool of Receivables in the transaction described in the Prospectus may differ from the information shown in Annex I and/or Annex II.

We are not aware of any material differences between the static pool and the pool being securitized.

Furthermore, securitized pool performance may vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions or originations, as applicable, disclosed in Annex I and Annex II will correspond to or be an accurate predictor of the performance of the Receivables.

To further understand how differing pool characteristics and changing conditions could impact performance, see “Risk Factors—Risks relating to the assets of the Issuing Entity—the Originators’ proprietary credit scoring system may not perform as expected and may fail to properly quantify the credit risks associated with the Originators’ customers, resulting in higher than anticipated delinquencies and credit losses on the Receivables”, “Risk Factors—Risks relating to macroeconomic, regulatory and other external factors—Market factors may reduce the value of new and used vehicles, which could result in increased losses on the Receivables”, “Risk Factors—Risks relating to the assets of the Issuing Entity—Geographic concentrations of the Receivables may result in more risk to you and adversely affect payments on the Receivables and Notes” and “Risk Factors—Risks relating to macroeconomic, regulatory and other external factors—Economic developments may adversely affect the performance of the Receivables and the market value of your Securities.”

Annex I, Annex II, and all of the information therein are incorporated into, and deemed to be part of, this Prospectus and the registration statement to which this Prospectus relates.

THE RECEIVABLES

The discussion below describes certain material features of the Receivables, eligibility criteria for the Receivables, the characteristics of the Pool, and certain reviews the Depositor makes of the Receivables before it purchases them from Carvana.

Interest Accrual and Allocation

The Receivables are simple interest Receivables. Each monthly payment under a simple interest receivable consists of an amount of interest, which is calculated on the basis of the outstanding Principal Balance multiplied by the stated annual percentage rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the last payment of interest was made. Payments received under a simple interest receivable generally are allocated between interest and principal based on the actual date on which the payment is received.

Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid Principal Balance will be correspondingly greater.

Conversely, if an obligor pays a fixed monthly installment after its scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid Principal Balance will be correspondingly less.

The amount of the scheduled monthly payment will not change as a result of an early or late payment, although a late fee may be assessed to the obligor. The Servicer is entitled to receive any late fees collected from obligors as Supplemental Servicing Fees.

In either case, the obligor under a simple interest receivable pays fixed monthly installments until the retail installment contract’s final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding Principal Balance. If a simple interest receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

Criteria Applicable to the Selection of the Receivables

The Pool was selected from the Originators’ portfolio based on several criteria, including that each Receivable, as of the Cutoff Date (or such other date as set forth below):

•	was originated by the Originators in the United States for the retail sale of a Financed Vehicle;

•	was executed or electronically authenticated by the parties thereto;

•	contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the Financed Vehicle;

•	provided, at origination, for level scheduled monthly payments that fully amortize the amount financed over the original term (except for the first or last payment, which may be smaller or greater than the level payments);

•	is secured by a Financed Vehicle that has not been repossessed;

•	is a simple interest receivable;

•	was not considered a Delinquent Receivable for more than 30 days;

•	had an original term to maturity of not more than 84 months;

•	has a Deal Score equal to or greater than 50 at the time of origination; and

•	has a fixed annual percentage rate of not more than 28%.

Each Receivable in the Pool meets the criteria described above and other criteria set forth in the Receivables Purchase Agreement. Carvana does not believe that the Pool was constructed using selection procedures adverse to investors. No expenses incurred in connection with the selection and acquisition of the Receivables are to be payable from the offering proceeds. Carvana did not incur any third party expenses constructing the Pool. Receivables originated by Carvana FAC represent 4.36% of the Principal Balance of the Receivables in the pool as of the Cutoff Date if the Base Transaction is issued and 4.32% of the Principal Balance of the Receivables in the pool as of the Cutoff Date if the Upsize Transaction is issued.

The information presented throughout this Prospectus pertains to Receivables that satisfied, as of the Cutoff Date, the criteria for transfer to the Issuing Entity.

Characteristics of the Receivables

The following tables set forth information with respect to the Pool as of the Cutoff Date if the Base Transaction is issued and if the Upsize Transaction is issued.

Composition of the Receivables if the Base Transaction is Issued as of the Cutoff Date

Initial Pool Balance	$1,101,231,512.91
Number of Receivables	37,104
Average Principal Balance	$29,679.59
Range of Principal Balances	$1,029.95 to $128,241.89
Weighted Average APR(1)	10.78%
Range of APRs	3.99% to 27.99%
Weighted Average Remaining Term(1)	74 months
Range of Remaining Terms	1 to 84 months
Weighted Average Original Term(1)	75 months
Range of Original Terms	12 to 84 months
Non-Zero Weighted Average FICO® Score(1)(2)	702
Range of FICO® Scores(2)	417 to 897
New motor vehicles at origination(3)	4.53%
Used motor vehicles at origination (3)	95.47%

(1)	Weighted by Principal Balance of the Receivables as of the Cutoff Date.

(2)	Reflects only the Receivables with at least one obligor that has a FICO® score at the time of origination. The FICO® score with respect to any Receivable with co-obligors is calculated as the higher of each obligor’s FICO® score at the time of origination, if both co-obligors have FICO® scores at that time. The FICO® scores disclosed herein are FICO® 8 scores designed specifically for automotive financing.

(3)	As a percentage of the pool balance as of the Cutoff Date.

Composition of the Receivables if the Upsize Transaction is Issued as of the Cutoff Date

Initial Pool Balance	$1,550,309,023.48
Number of Receivables	52,339
Average Principal Balance	$29,620.53
Range of Principal Balances	$1,013.70 to $133,373.62
Weighted Average APR(1)	10.77%
Range of APRs	3.99% to 27.99%
Weighted Average Remaining Term(1)	74 months
Range of Remaining Terms	1 to 84 months
Weighted Average Original Term(1)	75 months
Range of Original Terms	12 to 84 months
Non-Zero Weighted Average FICO® Score(1)(2)	702
Range of FICO® Scores(2)	417 to 897
New motor vehicles at origination(3)	4.50%
Used motor vehicles at origination (3)	95.50%

(1)	Weighted by Principal Balance of the Receivables as of the Cutoff Date.

(2)	Reflects only the Receivables with at least one obligor that has a FICO® score at the time of origination. The FICO® score with respect to any Receivable with co-obligors is calculated as the higher of each obligor’s FICO® score at the time of origination, if both co-obligors have FICO® scores at that time. The FICO® scores disclosed herein are FICO® 8 scores designed specifically for automotive financing.

(3)	As a percentage of the pool balance as of the Cutoff Date.

As of the Cutoff Date, the non-zero weighted average FICO® score of the Receivables was 702, with the minimum non-zero FICO® score being 417 and the maximum FICO® score being 897 for both the Base Transaction and the Upsize Transaction. Although the Originators do not use FICO® scores in connection with their credit underwriting process, they do attempt to obtain FICO® scores at the time of origination. The calculations in this paragraph reflect only Receivables with obligors that have a FICO® score at the time of origination. The percentage of Receivables with obligors that did not have a FICO® score at the time of origination was approximately 0.49% based on the Initial Pool Balance if the Base Transaction was issued and approximately 0.50% based on the Initial Pool Balance if the Upsize Transaction was issued.

A FICO® score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.

Distribution of the Receivables by Remaining Term to Maturity if the Base Transaction is Issued as of the Cutoff Date

Remaining Term to Maturity Range	Number of Receivables	Percentage of Total Number of Receivables	Aggregate Principal Balance of Receivables	Percentage of Initial Pool Balance
1 - 12 months	66	0.18%	$385,345.21	0.03%
13 - 24 months	107	0.29%	$1,143,758.40	0.10%
25 - 36 months	219	0.59%	$3,346,487.96	0.30%
37 - 48 months	434	1.17%	$8,077,180.35	0.73%
49 - 60 months	1,386	3.74%	$29,584,885.55	2.69%
61 - 72 months	9,960	26.84%	$244,184,026.24	22.17%
73 - 84 months	24,932	67.19%	$814,509,829.20	73.96%
Total	37,104	100.00%	$1,101,231,512.91	100.00%

Distribution of the Receivables by Remaining Term to Maturity if the Upsize Transaction is Issued as of the Cutoff Date

Remaining Term to Maturity Range	Number of Receivables	Percentage of Total Number of Receivables	Aggregate Principal Balance of Receivables	Percentage of Initial Pool Balance
1 - 12 months	88	0.17%	$522,966.73	0.03%
13 - 24 months	155	0.30%	$1,732,903.38	0.11%
25 - 36 months	313	0.60%	$4,885,467.63	0.32%
37 - 48 months	627	1.20%	$11,619,654.72	0.75%
49 - 60 months	1,942	3.71%	$41,334,706.97	2.67%
61 - 72 months	14,041	26.83%	$343,687,713.72	22.17%
73 - 84 months	35,173	67.20%	$1,146,525,610.33	73.95%
Total	52,339	100.00%	$1,550,309,023.48	100.00%

Distribution of the Receivables by Original Term to Maturity if the Base Transaction is Issued as of the Cutoff Date

Original Term to Maturity Range	Number of Receivables	Percentage of Total Number of Receivables	Aggregate Principal Balance of Receivables	Percentage of Initial Pool Balance
1 - 12 months	32	0.09%	$264,117.37	0.02%
13 - 24 months	65	0.18%	$844,803.59	0.08%
25 - 36 months	167	0.45%	$2,617,284.04	0.24%
37 - 48 months	385	1.04%	$7,232,851.02	0.66%
49 - 60 months	1,291	3.48%	$27,717,902.82	2.52%
61 - 72 months	9,456	25.49%	$229,216,033.32	20.81%
73 - 84 months	25,708	69.29%	$833,338,520.75	75.67%
Total	37,104	100.00%	$1,101,231,512.91	100.00%

Distribution of the Receivables by Original Term to Maturity if the Upsize Transaction is Issued as of the Cutoff Date

Original Term to Maturity Range	Number of Receivables	Percentage of Total Number of Receivables	Aggregate Principal Balance of Receivables	Percentage of Initial Pool Balance
1 - 12 months	43	0.08%	$359,370.55	0.02%
13 - 24 months	93	0.18%	$1,232,334.01	0.08%
25 - 36 months	250	0.48%	$4,010,659.73	0.26%
37 - 48 months	548	1.05%	$10,283,767.86	0.66%
49 - 60 months	1,828	3.49%	$38,915,392.29	2.51%
61 - 72 months	13,319	25.45%	$322,356,215.30	20.79%
73 - 84 months	36,258	69.28%	$1,173,151,283.74	75.67%
Total	52,339	100.00%	$1,550,309,023.48	100.00%

The following tables set forth the percentage of the Initial Pool Balance in the states with the largest concentration of Receivables if the Base Transaction is issued and if the Upsize Transaction is issued.

The following breakdowns by state are based on the billing addresses of the obligors of the Receivables in the Pool:

Distribution of the Receivables by Obligor Billing Address State if the Base Transaction is Issued as of the Cutoff Date

Obligor Billing Address State	Number of Receivables	Percentage of Total Number of Receivables	Aggregate Principal Balance of Receivables	Percentage of Initial Pool Balance
Texas	3,876	10.45%	$119,799,623.46	10.88%
California	2,472	6.66%	$77,925,924.40	7.08%
Florida	2,132	5.75%	$66,114,718.12	6.00%
Ohio	1,900	5.12%	$55,179,903.49	5.01%
Pennsylvania	1,866	5.03%	$54,944,320.61	4.99%
Georgia	1,844	4.97%	$53,781,413.52	4.88%
Arizona	1,608	4.33%	$47,496,275.12	4.31%
New York	1,543	4.16%	$45,300,341.67	4.11%
North Carolina	1,380	3.72%	$40,529,261.81	3.68%
Illinois	1,178	3.17%	$34,847,517.08	3.16%
New Jersey	1,162	3.13%	$33,516,561.95	3.04%
Indiana	1,130	3.05%	$32,429,976.75	2.94%
Virginia	1,085	2.92%	$31,739,448.88	2.88%
Michigan	1,064	2.87%	$30,220,282.48	2.74%
South Carolina	956	2.58%	$28,410,634.27	2.58%
Tennessee	925	2.49%	$28,121,105.61	2.55%
Alabama	735	1.98%	$21,686,913.19	1.97%
Colorado	706	1.90%	$21,054,707.14	1.91%
Maryland	665	1.79%	$19,943,786.62	1.81%
Oklahoma	718	1.94%	$19,751,693.95	1.79%
Kentucky	665	1.79%	$19,002,411.04	1.73%
Missouri	662	1.78%	$18,168,001.06	1.65%
Wisconsin	598	1.61%	$17,825,720.63	1.62%
Massachusetts	626	1.69%	$17,386,091.89	1.58%
Connecticut	555	1.50%	$16,401,160.97	1.49%
Arkansas	511	1.38%	$15,033,637.74	1.37%
Nevada	458	1.23%	$14,709,833.42	1.34%
Washington	507	1.37%	$14,704,134.20	1.34%
Louisiana	377	1.02%	$11,824,418.63	1.07%
New Mexico	369	0.99%	$11,352,619.09	1.03%
Other(1)	2,831	7.63%	$82,029,074.12	7.45%
Total	37,104	100.00%	$1,101,231,512.91	100.00%

(1)	Each state included in the “other” category accounted for not more than approximately 1.00% of the Initial Pool Balance.

Distribution of the Receivables by Obligor Billing Address State if the Upsize Transaction is Issued as of the Cutoff Date

Obligor Billing Address State	Number of Receivables	Percentage of Total Number of Receivables	Aggregate Principal Balance of Receivables	Percentage of Initial Pool Balance
Texas	5,433	10.38%	$167,640,872.17	10.81%
California	3,541	6.77%	$110,876,730.45	7.15%
Florida	2,999	5.73%	$93,699,795.26	6.04%
Ohio	2,690	5.14%	$77,402,949.04	4.99%
Pennsylvania	2,632	5.03%	$76,803,739.22	4.95%
Georgia	2,562	4.90%	$75,149,245.68	4.85%
Arizona	2,244	4.29%	$66,150,297.98	4.27%
New York	2,213	4.23%	$64,753,369.66	4.18%
North Carolina	1,928	3.68%	$56,411,276.78	3.64%
Illinois	1,671	3.19%	$49,106,834.43	3.17%
New Jersey	1,651	3.15%	$47,394,511.55	3.06%
Indiana	1,557	2.97%	$45,016,204.77	2.90%
Virginia	1,531	2.93%	$44,804,127.75	2.89%
Michigan	1,504	2.87%	$42,482,314.49	2.74%
Tennessee	1,334	2.55%	$40,300,843.71	2.60%
South Carolina	1,344	2.57%	$39,603,435.44	2.55%
Alabama	1,060	2.03%	$31,145,187.85	2.01%
Colorado	988	1.89%	$29,334,096.39	1.89%
Oklahoma	1,014	1.94%	$27,896,536.86	1.80%
Maryland	916	1.75%	$27,332,914.08	1.76%
Kentucky	947	1.81%	$26,885,084.63	1.73%
Missouri	927	1.77%	$25,660,309.25	1.66%
Wisconsin	850	1.62%	$25,097,728.94	1.62%
Massachusetts	867	1.66%	$23,974,232.42	1.55%
Connecticut	761	1.45%	$22,488,026.75	1.45%
Washington	728	1.39%	$21,802,939.95	1.41%
Arkansas	719	1.37%	$21,211,240.79	1.37%
Nevada	641	1.22%	$20,413,538.34	1.32%
Louisiana	534	1.02%	$16,686,235.41	1.08%
New Mexico	536	1.02%	$16,195,535.29	1.04%
Other(1)	4,017	7.67%	$116,588,868.15	7.52%
Total	52,339	100.00%	$1,550,309,023.48	100.00%

(1)	Each state included in the “other” category accounted for not more than approximately 1.00% of the Initial Pool Balance.

Distribution of the Receivables by Annual Percentage Rate if the Base Transaction is Issued as of the Cutoff Date

Annual Percentage Rate Range	Number of Receivables	Percentage of Total Number of Receivables	Aggregate Principal Balance of Receivables	Percentage of Initial Pool Balance
6.000% or less	930	2.51%	$31,407,418.10	2.85%
6.001% - 8.000%	9,459	25.49%	$292,824,035.68	26.59%
8.001% - 10.000%	8,931	24.07%	$273,296,167.64	24.82%
10.001% - 12.000%	5,664	15.27%	$171,009,275.03	15.53%
12.001% - 14.000%	4,424	11.92%	$126,615,382.24	11.50%
14.001% - 16.000%	3,014	8.12%	$83,615,558.00	7.59%
16.001% - 18.000%	2,647	7.13%	$72,337,984.37	6.57%
18.001% - 20.000%	1,388	3.74%	$36,386,820.45	3.30%
20.001% - 22.000%	410	1.11%	$9,646,458.99	0.88%
22.001% - 24.000%	114	0.31%	$2,272,402.01	0.21%
24.001% - 26.000%	81	0.22%	$1,315,204.09	0.12%
26.001% - 28.000%	42	0.11%	$504,806.31	0.05%
Total	37,104	100.00%	$1,101,231,512.91	100.00%

Distribution of the Receivables by Annual Percentage Rate if the Upsize Transaction is Issued as of the Cutoff Date

Annual Percentage Rate Range	Number of Receivables	Percentage of Total Number of Receivables	Aggregate Principal Balance of Receivables	Percentage of Initial Pool Balance
6.000% or less	1,292	2.47%	$43,720,062.04	2.82%
6.001% - 8.000%	13,412	25.63%	$414,131,936.12	26.71%
8.001% - 10.000%	12,533	23.95%	$382,855,442.06	24.70%
10.001% - 12.000%	8,101	15.48%	$244,078,030.60	15.74%
12.001% - 14.000%	6,243	11.93%	$178,188,418.09	11.49%
14.001% - 16.000%	4,218	8.06%	$116,767,276.99	7.53%
16.001% - 18.000%	3,708	7.08%	$101,287,522.78	6.53%
18.001% - 20.000%	1,942	3.71%	$50,477,709.27	3.26%
20.001% - 22.000%	551	1.05%	$12,857,580.48	0.83%
22.001% - 24.000%	168	0.32%	$3,364,712.75	0.22%
24.001% - 26.000%	111	0.21%	$1,817,299.33	0.12%
26.001% - 28.000%	60	0.11%	$763,032.97	0.05%
Total	52,339	100.00%	$1,550,309,023.48	100.00%

Distribution of the Receivables by Original Principal Balance if the Base Transaction is Issued as of the Cutoff Date

Original Principal Balance Range	Number of Receivables	Percentage of Total Number of Receivables	Aggregate Principal Balance of Receivables	Percentage of Initial Pool Balance
$0.01 - $5,000.00	88	0.24%	$311,499.65	0.03%
$5,000.01 - $10,000.00	526	1.42%	$4,115,549.86	0.37%
$10,000.01 - $15,000.00	1,966	5.30%	$25,347,280.76	2.30%
$15,000.01 - $20,000.00	5,127	13.82%	$89,801,857.95	8.15%
$20,000.01 - $25,000.00	7,264	19.58%	$162,469,150.74	14.75%
$25,000.01 - $30,000.00	6,488	17.49%	$176,513,602.87	16.03%
$30,000.01 and above	15,645	42.17%	$642,672,571.08	58.36%
Total	37,104	100.00%	$1,101,231,512.91	100.00%

Distribution of the Receivables by Original Principal Balance if the Upsize Transaction is Issued as of the Cutoff Date

Original Principal Balance Range	Number of Receivables	Percentage of Total Number of Receivables	Aggregate Principal Balance of Receivables	Percentage of Initial Pool Balance
$0.01 - $5,000.00	128	0.24%	$449,309.81	0.03%
$5,000.01 - $10,000.00	764	1.46%	$6,011,339.90	0.39%
$10,000.01 - $15,000.00	2,780	5.31%	$35,856,238.81	2.31%
$15,000.01 - $20,000.00	7,366	14.07%	$129,028,628.50	8.32%
$20,000.01 - $25,000.00	10,136	19.37%	$226,663,277.79	14.62%
$25,000.01 - $30,000.00	9,209	17.59%	$250,578,606.78	16.16%
$30,000.01 and above	21,956	41.95%	$901,721,621.89	58.16%
Total	52,339	100.00%	$1,550,309,023.48	100.00%

The average original Principal Balance of the Receivables was $29,928.70, if the Base Transaction is issued, and $29,867.59, if the Upsize Transaction is issued, as of the Cutoff Date.

Distribution of the Receivables by Remaining Principal Balance if the Base Transaction is Issued as of the Cutoff Date

Remaining Principal Balance Range	Number of Receivables	Percentage of Total Number of Receivables	Aggregate Principal Balance of Receivables	Percentage of Initial Pool Balance
$0.01 - $5,000.00	140	0.38%	$486,503.90	0.04%
$5,000.01 - $10,000.00	585	1.58%	$4,656,459.68	0.42%
$10,000.01 - $15,000.00	2,075	5.59%	$27,199,401.40	2.47%
$15,000.01 - $20,000.00	5,169	13.93%	$91,557,286.34	8.31%
$20,000.01 - $25,000.00	7,271	19.60%	$163,943,201.44	14.89%
$25,000.01 - $30,000.00	6,470	17.44%	$177,342,732.32	16.10%
$30,000.01 and above	15,394	41.49%	$636,045,927.83	57.76%
Total	37,104	100.00%	$1,101,231,512.91	100.00%

Distribution of the Receivables by Remaining Principal Balance if the Upsize Transaction is Issued as of the Cutoff Date

Remaining Principal Balance Range	Number of Receivables	Percentage of Total Number of Receivables	Aggregate Principal Balance of Receivables	Percentage of Initial Pool Balance
$0.01 - $5,000.00	195	0.37%	$676,540.48	0.04%
$5,000.01 - $10,000.00	846	1.62%	$6,753,682.96	0.44%
$10,000.01 - $15,000.00	2,929	5.60%	$38,366,398.51	2.47%
$15,000.01 - $20,000.00	7,442	14.22%	$131,783,283.35	8.50%
$20,000.01 - $25,000.00	10,149	19.39%	$228,722,628.22	14.75%
$25,000.01 - $30,000.00	9,165	17.51%	$251,283,532.97	16.21%
$30,000.01 and above	21,613	41.29%	$892,722,956.99	57.58%
Total	52,339	100.00%	$1,550,309,023.48	100.00%

The average remaining Principal Balance of the Receivables was $29,679.59, if the Base Transaction is issued, and $29,620.53, if the Upsize Transaction is issued, as of the Cutoff Date.

Distribution of the Receivables by FICO® Score if the Base Transaction is Issued as of the Cutoff Date

FICO® Score Range(1)	Number of Receivables	Percentage of Total Number of Receivables	Aggregate Principal Balance of Receivables	Percentage of Initial Pool Balance
No FICO®	231	0.62%	$5,435,163.78	0.49%
Less than or equal to 450	32	0.09%	$852,116.56	0.08%
451 - 500	306	0.82%	$8,902,909.61	0.81%
501 - 550	1,283	3.46%	$38,728,578.36	3.52%
551 - 600	3,007	8.10%	$90,090,298.32	8.18%
601 - 650	5,749	15.49%	$170,077,218.02	15.44%
651 - 700	7,667	20.66%	$230,718,511.86	20.95%
701 - 750	7,450	20.08%	$219,570,051.23	19.94%
751 - 800	5,752	15.50%	$169,210,490.21	15.37%
801 and above	5,627	15.17%	$167,646,174.96	15.22%
Total	37,104	100.00%	$1,101,231,512.91	100.00%

(1)	The FICO® score with respect to any Receivable with co-obligors is calculated as the higher of each obligor’s FICO® score at the time of origination, if both co-obligors have FICO® scores at that time. The FICO® scores disclosed herein are FICO® 8 scores designed specifically for automotive financing.

Distribution of the Receivables by FICO® Score if the Upsize Transaction is Issued as of the Cutoff Date

FICO® Score Range(1)	Number of Receivables	Percentage of Total Number of Receivables	Aggregate Principal Balance of Receivables	Percentage of Initial Pool Balance
No FICO®	331	0.63%	$7,796,125.58	0.50%
Less than or equal to 450	48	0.09%	$1,369,563.59	0.09%
451 - 500	446	0.85%	$12,818,104.47	0.83%
501 - 550	1,787	3.41%	$53,613,708.14	3.46%
551 - 600	4,237	8.10%	$126,669,046.68	8.17%
601 - 650	8,087	15.45%	$239,207,390.72	15.43%
651 - 700	10,855	20.74%	$325,181,275.98	20.98%
701 - 750	10,509	20.08%	$309,933,742.17	19.99%
751 - 800	8,084	15.45%	$237,827,577.53	15.34%
801 and above	7,955	15.20%	$235,892,488.62	15.22%
Total	52,339	100.00%	$1,550,309,023.48	100.00%

(1)	The FICO® score with respect to any Receivable with co-obligors is calculated as the higher of each obligor’s FICO® score at the time of origination, if both co-obligors have FICO® scores at that time. The FICO® scores disclosed herein are FICO® 8 scores designed specifically for automotive financing.

Distribution of the Receivables by Deal Score if the Base Transaction is Issued as of the Cutoff Date

Deal Score Range(1)	Number of Receivables	Percentage of Total Number of Receivables	Aggregate Principal Balance of Receivables	Percentage of Initial Pool Balance
50 - 59	8,857	23.87%	$253,149,291.98	22.99%
60 - 69	5,926	15.97%	$185,534,619.05	16.85%
70 - 79	7,848	21.15%	$250,523,585.95	22.75%
80 - 89	6,408	17.27%	$200,548,820.07	18.21%
90 - 100	8,065	21.74%	$211,475,195.86	19.20%
Total	37,104	100.00%	$1,101,231,512.91	100.00%

(1)	The Deal Score is a proprietary score used by the Originators. Deal Score is not comparable to a score from a credit bureau or a FICO® score. Further, a Deal Score may not be an accurate predictor of the likely risk or quality of the related Receivable. See “Risk Factors—Risks relating to the assets of the Issuing Entity—the Originators’ proprietary credit scoring system may not perform as expected and may fail to properly quantify the credit risks associated with the Originators’ customers, resulting in higher than anticipated delinquencies and credit losses on the Receivables” and “Underwriting of Receivables—Proprietary Risk Models.”

Distribution of the Receivables by Deal Score if the Upsize Transaction is Issued as of the Cutoff Date

Deal Score Range(1)	Number of Receivables	Percentage of Total Number of Receivables	Aggregate Principal Balance of Receivables	Percentage of Initial Pool Balance
50 - 59	12,421	23.73%	$355,520,596.34	22.93%
60 - 69	8,380	16.01%	$261,261,370.34	16.85%
70 - 79	11,096	21.20%	$352,912,121.55	22.76%
80 - 89	8,997	17.19%	$280,131,670.20	18.07%
90 - 100	11,445	21.87%	$300,483,265.05	19.38%
Total	52,339	100.00%	$1,550,309,023.48	100.00%

(1)	The Deal Score is a proprietary score used by the Originators. Deal Score is not comparable to a score from a credit bureau or a FICO® score. Further, a Deal Score may not be an accurate predictor of the likely risk or quality of the related Receivable. See “Risk Factors—Risks relating to the assets of the Issuing Entity—the Originators’ proprietary credit scoring system may not perform as expected and may fail to properly quantify the credit risks associated with the Originators’ customers, resulting in higher than anticipated delinquencies and credit losses on the Receivables” and “Underwriting of Receivables—Proprietary Risk Models.”

Depositor Review of the Pool

In connection with this offering, the Depositor performed a review of the Receivables in the Pool (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the Depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, Carvana identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by Carvana senior management to ensure the accuracy of such descriptions in all material respects. Carvana also reviewed the Rule 193 Information consisting of descriptions of portions of the Transaction Documents and compared that Rule 193 Information to the related Transaction Documents to provide reasonable assurance the descriptions were accurate in all material respects. Carvana officers also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the Receivables or payments on the Notes.

In addition, Carvana employees performed a review of the Rule 193 Information to confirm that the Receivables in the Pool, as of the Cutoff Date, satisfied the criteria set forth under “The Receivables—Criteria Applicable to the Selection of the Receivables.” Statistical information relating to the Receivables was recalculated using data tapes containing information from the Originators’ and Bridgecrest’s information systems, which includes databases containing certain attributes of the Receivables, as well as originations data. The review of Rule 193 Information relating to credit approvals consisted of the application of the Originators’ internal control procedures, which include regular quality assurance and information technology internal audits on origination, funding, and data systems to ensure accuracy of data and that previously originated Receivables complied with underwriting guidelines. In addition, 150 Receivables were randomly selected in order to compare certain characteristics selected by the Depositor to the applicable information on the data tapes, 145 of which will be included in the pool of Receivables to be sold to the Issuing Entity on the Closing Date. Based on this review, there were no discrepancies identified.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the Depositor. The Depositor determined the nature, extent and timing of the review and the level of assistance provided by the third parties. The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The Depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the Depositor found and concluded that it has reasonable assurance that the Rule 193 Information is accurate in all material respects.

None of the Receivables were originated with exceptions to the Originators’ written underwriting guidelines.

Dispute Resolution

If a request is made for the repurchase of a Receivable due to a breach of a representation or warranty made by an Originator about the Receivables, and the repurchase request is not resolved within 180 days after receipt by Carvana of notice of the repurchase request, the requesting party, including a Noteholder, will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. This right applies to all repurchase requests made in accordance with the Transaction Documents and is not limited to repurchase requests made in connection with a review pursuant to the asset representations review process described herein. This right is not a mechanism for requesting repurchase or other relief from losses resulting from changes in the credit quality of the Receivable or other market conditions. Carvana will not repurchase and will not cause the repurchase of a Receivable with respect to which the related breach of a representation or warranty did not result in a material and adverse effect on the interests of the Noteholders and Certificateholders taken as a whole. Each notice must be given in writing to the other parties in accordance with the Transaction Documents and must specifically identify the Receivable(s) to be repurchased and specify the representations or warranties allegedly breached. The notice must also identify the alleged loss related to the Receivable and the material adverse effect on the requesting party. General allegations relating to the Pool or an unspecified subset of the Pool are not a sufficient description for purposes of the notice. If a Receivable is paid off, satisfied, substituted or repurchased, no demands to repurchase are permitted, and there is no further right to mediation or arbitration regarding that Receivable. None of the representations and warranties related to the Receivables relate to the performance of the Receivables or to any credit losses that may occur as a result of a default by the related obligor on the Receivable. Furthermore, the dispute resolution procedures described herein apply only to the specific Receivables that are related to the dispute. In order for a Receivable to be subject to repurchase, there must be a breach of a representation and warranty related to such Receivable which materially and adversely affects the requesting party. In the event that the Asset Representations Reviewer determines that the representations and warranties related to a Receivable have not failed, any repurchase request related to that Receivable will be deemed to be resolved.

The requesting party may choose either mediation (including non-binding arbitration) or third-party binding arbitration at its discretion. In each case, the process will be administrated by the American Arbitration Association (“AAA”) pursuant to the AAA’s Commercial Arbitration Rules and Mediation Procedures or any successor rules or procedures (the “AAA Rules”). The mediation or arbitration will take place in Phoenix, Arizona or such other location as agreed to by the parties. The Indenture Trustee, after direction from Carvana, will notify the requesting party at the end of the 180-day period if a repurchase request is unresolved. Within 30 days of the delivery of the notice indicating that a repurchase request has not been resolved following the end of the 180-day period, the requesting party must initiate the proceedings and provide notice (as defined by the AAA Rules) to Carvana of its intent to pursue resolution through mediation or arbitration at abs-transactions@carvana.com. Carvana must respond to the notice within 30 days and must submit to the method of dispute resolution requested.

If the requesting party chooses to refer the matter to mediation, Carvana and the requesting party will agree on a neutral mediator approved by the AAA within 15 days of notice service. If the parties cannot agree on a mediator, one will be appointed by the AAA in accordance with the applicable AAA Rules. For a mediation, the proceeding will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation. The parties will mutually agree on the allocation of expenses incurred in connection with the mediation and, should the parties not agree on the allocation of expenses, the expenses will be determined in accordance with AAA Rules. If the parties are unable to agree at the completion of the mediation, the requesting party may choose to submit the matter to binding arbitration or adjudicate the dispute in court.

If the requesting party chooses to refer the matter to binding arbitration, the matter will be referred to a panel of three arbitrators. The panel will be comprised of one arbitrator appointed by the requesting party, one arbitrator appointed by Carvana and a third arbitrator appointed by the two arbitrators that are appointed by the requesting party and Carvana, in each case selected in accordance with the Transaction Documents. Carvana will provide a notice of the commencement of any arbitration on the Form 10-D related to the monthly period in which the arbitration proceeding commences and will give other Noteholders or parties to the Transaction Documents the right to participate in the arbitration proceeding. The arbitrator will have the authority to schedule, hear and determine any motions, including dispositive and discovery motions, according to New York law, and will do so at the motion of any party. Discovery will be completed within 30 days of appointment of the panel and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. The arbitrator may grant additional discovery on a showing of good cause, there is unavoidable delay or with the consent of all the parties. Briefs will be limited to no more than ten pages each and will be limited to initial statements of the case, discovery motions and a pre-hearing brief. The evidentiary hearing on the merits will commence no later than 60 days following the appointment of the panel and will proceed for no more than ten (10) consecutive Business Days, with equal time allotted to each side for the presentation of direct evidence and cross examination. The panel will render its decision on the matter within 90 days of the selection of the panel. In each case, the panel will have discretion to modify these timeframes if, based on the facts and circumstances of the particular dispute, good cause exists, there is an unavoidable delay or with the consent of all of the relevant parties. The panel will decide the matter in accordance with the terms of the contract, including choice-of-law provisions, and the panel may not modify the Transaction Documents in any way or award remedies not consistent with the Transaction Documents. The panel will not be permitted to award punitive or special damages. The panel will also determine which party will be responsible for paying the dispute resolution fees, including attorneys’ fees, incurred in this process. Judgment on the award will be entered in any court having jurisdiction. Once the panel makes a decision with respect to a Receivable, the panel’s decision will be binding with respect to that Receivable, and such Receivable may not be the subject of any additional mediation or binding arbitration. By selecting binding arbitration, the requesting party will be giving up its right to adjudicate the dispute in court, including the right to a trial by jury.

No personally identifiable customer information will be provided for the purposes of any mediation or arbitration. In all cases, the proceedings of the mediation or binding arbitration, including the occurrence of such proceedings, the nature and amount of any relief sought or granted and the results of any discovery taken in the matter, will be kept strictly confidential by each of the parties to the dispute, except as necessary in connection with the investor communications and the monthly statements to investors described under “The Transaction Documents—Indenture—Statements to Investors”, in connection with a judicial challenge to or enforcement of an award, or as otherwise required by law.

Asset-Level Data for the Receivables

The Issuing Entity has provided asset-level data information for the Receivables for each of the Base Transaction and the Upsize Transaction to investors, and will file this information as an exhibit to an applicable Form ABS-EE by the date of filing of this Prospectus in accordance with Rule 424(h).  The Forms ABS-EE are incorporated by reference into this Prospectus as of the time of filing. The asset-level data includes information with respect to each Receivable, the related Financed Vehicle, the related obligor, activities on the Receivables, charge-offs, repossessions and modifications of the Receivables for each of the Base Transaction and the Upsize Transaction. Investors should carefully review the asset-level data.

The Issuing Entity will also prepare asset-level data about the Receivables for each Collection Period and file it with the SEC as an exhibit to Form ABS-EE at or before the time of filing the related Form 10-D. The exhibits to the Form ABS-EE will be incorporated by reference into the related Form 10-D.

Certain Legal Considerations of the Receivables

The transfer of Receivables by the Originators to the Depositor, by the Depositor to the Issuing Entity and by the Issuing Entity to the Grantor Trust, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states.

Security Interests in the Financed Vehicles

The Receivables evidence the credit sale of motor vehicles and related products by the Originators to obligors. The Receivables also constitute personal property security agreements and include grants of security interests in the related Financed Vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. In most states, a security interest in a motor vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title.

The Originators will be obligated to have taken all actions necessary under the laws of the state in which a Financed Vehicle is located to perfect the security interest in the Financed Vehicle, including, where applicable, by having a notation of the lien recorded on the Financed Vehicle’s certificate of title. Because the Servicer will continue to service the Receivables, the obligors on the Receivables will not be notified of the sales from the Originators to the Depositor, from the Depositor to the Issuing Entity or from the Issuing Entity to the Grantor Trust, and no action will be taken to record the transfer of the security interest from an Originator to the Depositor, from the Depositor to the Issuing Entity or from the Issuing Entity to the Grantor Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

The Receivables Purchase Agreement will provide that Carvana will assign to the Depositor its interests in the Financed Vehicles securing the related Carvana Receivables. The FAC Purchase Agreement will provide that Carvana FAC will assign to the Depositor its interests in the Financed Vehicles securing the related FAC Receivables. The Receivables Transfer Agreement will provide that the Depositor will assign its interests in the Financed Vehicles securing the related Receivables to the Issuing Entity. The Receivables Contribution Agreement will provide that the Issuing Entity will assign its interests in the Financed Vehicles securing the related Receivables to the Grantor Trust. Nevertheless, because of the administrative burden and expense, none of the Originators, the Depositor, the Issuing Entity, the Grantor Trust, the Servicer, or the Indenture Trustee will amend any certificate of title to identify either the Depositor, the Issuing Entity, the Grantor Trust, or the Indenture Trustee as the new secured party on the certificate of title relating to a Financed Vehicle nor will any entity execute and file any transfer instrument. In addition, the Collateral Custodian will continue to hold any certificates of title relating to the Financed Vehicles in its possession as collateral custodian for the Grantor Trust and the Indenture Trustee in accordance with the Collateral Custodian Agreement.

In most states, the assignments under the Receivables Purchase Agreement, the FAC Purchase Agreement, the Receivables Transfer Agreement and the Receivables Contribution Agreement will be effective to convey the security interest of each Originator in a Financed Vehicle without amendment of any lien noted on a vehicle’s certificate of title or re-registration of the vehicle, the Issuing Entity will succeed to such Originator’s rights as secured party upon the transfer from the Depositor, and the Grantor Trust will succeed to such Originator’s rights as secured party upon the transfer from the Issuing Entity. In those states in which re-registration of a Financed Vehicle is not necessary to convey a perfected security interest in the Financed Vehicle to the Grantor Trust, the Grantor Trust’s security interest could be defeated through fraud or negligence because the Grantor Trust will not be listed as legal owner on the related certificate of title. Moreover, in other states, in the absence of an amendment and re-registration, a perfected security interest in the Financed Vehicles may not have been effectively conveyed to the Grantor Trust. Nevertheless, in most of those other states, in the absence of fraud, forgery or administrative error by state recording officials, the notation of such Originator or its affiliate as lienholder on the certificate of title will be sufficient to protect the Grantor Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. UCC financing statements with respect to the transfer of such Originator’s security interest in the Financed Vehicles to the Depositor, with respect to the transfer of the Depositor’s security interest in the Financed Vehicles to the Issuing Entity, and with respect to the transfer of the Issuing Entity’s security interest in the Financed Vehicles to the Grantor Trust will be filed.

If an Originator failed to obtain a first priority perfected security interest in a Financed Vehicle, its security interest and, therefore, that of the Issuing Entity and the Grantor Trust would be subordinate to, among others, subsequent purchasers of that Financed Vehicle or subsequent creditors who take a perfected security interest in that Financed Vehicle. Carvana will represent and warrant to the Depositor in the Receivables Purchase Agreement, that all action necessary for Carvana to obtain a perfected security interest in each Financed Vehicle securing a Carvana Receivable has been taken. Carvana FAC will represent and warrant to the Depositor in the FAC Purchase Agreement, that all action necessary for Carvana FAC to obtain a perfected security interest in each Financed Vehicle securing a FAC Receivable has been taken. If such representation and warranty is breached and not cured with respect to a Financed Vehicle and the interests of the investors, taken as a whole, in such Receivable are materially and adversely affected by such breach, Carvana will be required to repurchase or cause the repurchase of the related Receivable.

In most states, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new state from the state in which it is initially registered and thereafter until the owner re-registers the vehicle in the new state. A majority of states require surrender of the related certificate of title to re-register a vehicle. In those states that require a secured party to take possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment contract to surrender possession of the certificate of title so he could re-register the vehicle. In the case of vehicles registered in states that provide for the notation of a lien on the certificate of title but do not require possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to maintain perfection of its security interest in the vehicles in the state of relocation. These procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the obligor procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. Under the Servicing Agreement, the Servicer is required, in accordance with its customary servicing practices, to take such steps as are necessary to re-perfect or continue the priority and perfection of the security interest created by each Receivable in the related Financed Vehicle (it being understood that the Servicer has no obligation to monitor or otherwise maintain the perfection of the security interest created by a Receivable in the related Financed Vehicle).

Transfer and release of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. Failure to comply with these detailed requirements could result in liability to the Issuing Entity or the Grantor Trust or the release of the lien on the vehicle or other adverse consequences. Some states permit the release of a lien on a vehicle upon the presentation by the dealer, obligor or persons other than the Servicer to the applicable state registrar of liens of various forms of evidence that the debt secured by the lien has been paid in full. For example, the State of New York passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a Financed Vehicle could be released without prior payment in full of the Receivable.

In most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over a perfected security interest in the vehicle. The Code also grants priority to certain federal tax liens over a perfected security interest in a motor vehicle. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. Therefore, a prior or equal lien for repairs or taxes, or the confiscation of a Financed Vehicle, could arise at any time during the term of a Receivable. No notice will be given to the Owner Trustee, the Indenture Trustee, the Grantor Trust Trustee, the Issuing Entity, the Grantor Trust, or the Noteholders or the Certificateholders in the event such a lien or confiscation arises, and any prior or equal lien arising after the Closing Date would not give rise to a repurchase obligation.

Repossession

In the event of a default by an obligor, the holder of the related Receivable has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the Servicer, as agent on behalf of the secured party, has the right to perform self-help repossession unless the act would constitute a breach of the peace. Unless a Financed Vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the Financed Vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle. In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement after cure may be exercised on a limited number of occasions.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing and content requirement on the notices. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid Principal Balance of the obligation and accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the Financed Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of the indebtedness will exceed the liquidation proceeds. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit these judgments. However, the deficiency judgment would be a personal unsecured judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien on the vehicle or if no lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

Other Matters

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

Under the terms of the Servicemembers Civil Relief Act, an obligor who enters the military service after the origination of that obligor’s Receivable (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s Receivable and is later called to active duty) is entitled to have the interest rate reduced and capped at 6% per annum for the duration of the military service, may be entitled to a stay of proceedings on foreclosures and similar actions and may have the maturity of the loan extended or the payments lowered and the payment schedule adjusted. In addition, pursuant to the laws of various states, under certain circumstances residents thereof called into active duty with the National Guard or the reserves can apply to a court to delay payments on retail installment contracts or installment loans such as the Receivables. Application of any of the foregoing acts or other similar acts under state law would adversely affect, for an indeterminate period of time, the ability of the Servicer to repossess a Financed Vehicle during the obligor’s period of active-duty status. Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Grantor Trust’s rights with respect to the Receivable and the related Financed Vehicle in a timely fashion.

REPURCHASE HISTORY

The Transaction Documents contain covenants requiring Carvana to repurchase or cause the repurchase of a Receivable for the breach of representation or warranty in certain circumstances. No assets securitized by the Depositor were the subject of a demand to repurchase or replace for a breach of any representation or warranty for the three-year period ending June 30, 2026. The Depositor, as a securitizer, discloses all demands, if any, to repurchase any motor vehicle receivable securitized by it on Form ABS-15G.

The Depositor filed its most recent Form ABS-15G with the SEC on January 16, 2026. The Depositor’s CIK number is 0001770373. For more information on obtaining a copy of the report, see “Where You Can Find More Information.”

PREPAYMENT AND YIELD CONSIDERATIONS

The weighted average life of the Notes will generally be influenced by the rate at which the Principal Balances of the Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term “prepayment” includes:

•	prepayments by obligors, who may prepay at any time without penalty;

•	charge-offs;

•	liquidations of the Receivables due to defaults;

•	repurchases by or directed by Carvana due to breaches of representations and warranties regarding the Receivables which materially and adversely affect the interests of the Noteholders and Certificateholders taken as a whole in such Receivable;

•	certain indemnification payments by the Servicer with respect to actual losses arising from breaches of certain covenants in the Servicing Agreement; and

•	receipt of proceeds from credit life and casualty insurance policies.

The rate of prepayment of motor vehicle receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a receivable without paying the outstanding balance of the Receivable in full.

Any reinvestment risk resulting from prepayment of Receivables will be borne entirely by investors. See also “Risk Factors—Risks relating to the nature of the Offered Notes—Prepayments on and repurchases of the Receivables could shorten the average life of the Offered Notes.”

Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus to present the projected weighted average life of each class of Notes, the Absolute Prepayment Model, or “ABS,” assumes a rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables assumed to originally contain 10,000 uniform receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Pool.

Because the rate of payment of principal of each class of Notes will depend on the rate of payment, including prepayments, of the Principal Balance of the Receivables, final payment of each class of Notes could occur significantly earlier than the Final Scheduled Distribution Date for each class of Notes.

The tables under the heading “—Percent of Initial Note Principal Amount Outstanding at Various ABS Percentages” have been prepared on the basis of indicated ABS percentages.

The “Hypothetical Pool of Receivables” is a pool of Receivables equal to those Receivables expected to be owned by the Grantor Trust on the Closing Date, but no assurance can be given that the Receivables owned by the Grantor Trust on the Closing Date will have the same characteristics. The tables below represents a pool of Receivables that have been further disaggregated into 66 smaller hypothetical pools, each having the characteristics set forth in the respective tables below. The level scheduled monthly payment for each of the hypothetical pools is based on aggregate Principal Balance, annual percentage rate and remaining term to maturity as of the Cutoff Date such that each hypothetical pool set forth below will be fully amortized by the end of its remaining term to maturity.

Assumed Receivables Characteristics if the Base Transaction is Issued

Hypothetical Pool	Aggregate Principal Balance	Weighted Average Annual Percentage Rate	Weighted Average Original Term to Maturity (in Months)	Weighted Average Remaining Term to Maturity (in Months)
1	$14,780.95	15.990%	72	17
2	$7,662.50	20.990%	32	31
3	$42,953.00	17.693%	66	45
4	$516,683.37	16.182%	61	58
5	$12,946,168.03	15.977%	72	71
6	$16,807,958.17	14.866%	76	75
7	$1,208.67	16.990%	24	24
8	$46,385.75	12.579%	64	42
9	$351,205.85	14.189%	59	59
10	$5,717,855.58	13.035%	72	71
11	$15,752,208.75	11.680%	76	75
12	$3,007.87	11.990%	75	8
13	$11,498.64	11.612%	48	27

Hypothetical Pool	Aggregate Principal Balance	Weighted Average Annual Percentage Rate	Weighted Average Original Term to Maturity (in Months)	Weighted Average Remaining Term to Maturity (in Months)
14	$136,492.12	10.515%	55	47
15	$616,039.73	10.047%	63	58
16	$4,738,163.13	10.522%	72	71
17	$23,356,453.48	9.589%	77	76
18	$4,261.66	5.490%	84	9
19	$19,655.35	7.376%	68	22
20	$79,064.02	8.545%	44	33
21	$25,324.43	11.403%	54	43
22	$547,543.03	8.638%	62	58
23	$3,336,337.97	8.584%	72	70
24	$19,553,724.62	8.369%	78	77
25	$50,759.28	10.150%	21	10
26	$54,608.23	8.599%	31	21
27	$247,300.11	9.516%	37	35
28	$628,801.15	7.738%	51	46
29	$1,674,395.71	7.968%	60	58
30	$2,860,294.89	7.793%	72	70
31	$18,657,002.11	7.489%	78	77
32	$24,957.01	14.407%	74	9
33	$30,673.02	19.599%	42	17
34	$79,119.22	20.973%	52	34
35	$450,171.60	17.050%	54	47
36	$3,451,722.86	16.335%	61	59
37	$94,579,852.95	16.136%	72	71
38	$124,196,589.30	14.700%	76	75
39	$12,941.43	12.627%	72	9
40	$52,010.63	13.454%	64	21
41	$169,656.28	13.323%	49	34
42	$287,797.64	14.426%	51	47
43	$2,066,932.27	12.844%	60	59
44	$39,083,742.35	13.222%	72	71
45	$121,992,673.85	11.648%	76	76
46	$15,286.51	12.028%	68	5
47	$149,795.66	12.021%	48	21
48	$302,240.57	11.857%	56	32
49	$468,206.93	12.311%	56	46
50	$3,000,170.16	10.113%	61	59
51	$34,001,569.76	10.681%	72	71
52	$183,724,661.39	9.586%	77	77
53	$15,339.27	7.453%	73	8
54	$59,211.74	9.716%	53	20
55	$262,120.11	10.250%	49	33
56	$934,786.27	8.969%	51	45
57	$4,155,045.11	8.823%	61	59
58	$22,757,640.31	8.969%	72	71
59	$148,798,766.18	8.349%	78	77
60	$258,792.18	8.919%	19	11
61	$761,814.15	8.887%	27	22
62	$2,187,826.51	8.030%	42	35
63	$5,056,261.46	7.923%	48	46
64	$13,205,147.46	7.672%	60	59

Hypothetical Pool	Aggregate Principal Balance	Weighted Average Annual Percentage Rate	Weighted Average Original Term to Maturity (in Months)	Weighted Average Remaining Term to Maturity (in Months)
65	$24,162,401.27	8.029%	71	70
66	$141,669,791.35	7.541%	78	78
Total	$1,101,231,512.91

Assumed Receivables Characteristics if the Upsize Transaction is Issued

Hypothetical Pool	Aggregate Principal Balance	Weighted Average Annual Percentage Rate	Weighted Average Original Term to Maturity (in Months)	Weighted Average Remaining Term to Maturity (in Months)
1	$14,780.95	15.990%	72	17
2	$7,662.50	20.990%	32	31
3	$42,953.00	17.693%	66	45
4	$634,830.93	16.503%	61	59
5	$18,574,802.04	16.002%	72	71
6	$24,106,413.13	14.690%	76	75
7	$1,208.67	16.990%	24	24
8	$86,197.45	11.843%	60	44
9	$436,868.03	13.739%	60	59
10	$7,730,506.40	13.119%	72	71
11	$22,300,608.97	11.706%	76	75
12	$4,467.26	11.827%	75	6
13	$37,966.36	11.527%	40	33
14	$200,405.14	10.949%	53	45
15	$852,197.36	10.085%	63	58
16	$6,780,670.85	10.382%	72	71
17	$32,021,453.36	9.551%	77	76
18	$4,261.66	5.490%	84	9
19	$19,655.35	7.376%	68	22
20	$79,064.02	8.545%	44	33
21	$74,125.45	12.076%	51	45
22	$808,730.05	8.785%	62	58
23	$4,572,673.47	8.773%	72	70
24	$26,792,640.49	8.361%	78	77
25	$52,351.68	10.053%	21	10
26	$132,210.14	9.327%	27	23
27	$351,562.87	9.061%	38	35
28	$890,092.82	7.758%	50	46
29	$2,196,252.38	7.926%	60	58
30	$4,299,225.22	7.874%	71	70
31	$25,942,091.82	7.491%	78	77
32	$28,261.68	14.592%	74	9
33	$39,790.32	18.199%	49	16
34	$129,207.59	19.264%	55	33
35	$618,687.64	17.180%	57	46
36	$4,698,323.05	16.782%	61	59
37	$131,721,725.42	16.087%	72	71
38	$174,903,158.09	14.701%	76	76
39	$19,576.71	11.278%	76	8
40	$60,916.93	13.272%	65	21

Hypothetical Pool	Aggregate Principal Balance	Weighted Average Annual Percentage Rate	Weighted Average Original Term to Maturity (in Months)	Weighted Average Remaining Term to Maturity (in Months)
41	$232,156.09	13.220%	48	34
42	$371,702.36	14.392%	51	47
43	$2,823,423.61	13.064%	61	59
44	$54,896,914.94	13.159%	72	71
45	$172,301,290.18	11.632%	76	76
46	$16,827.72	12.025%	67	5
47	$203,861.70	11.801%	50	21
48	$339,270.94	11.954%	57	32
49	$758,240.34	11.866%	57	46
50	$4,432,602.08	10.324%	61	59
51	$48,072,143.68	10.727%	72	71
52	$259,192,014.76	9.600%	77	77
53	$27,542.67	8.175%	75	9
54	$134,224.89	10.944%	43	21
55	$518,829.41	9.686%	47	33
56	$1,481,774.94	9.307%	50	45
57	$5,924,946.54	8.817%	61	59
58	$31,492,047.63	9.023%	72	71
59	$208,201,153.63	8.343%	78	77
60	$369,677.35	8.451%	18	11
61	$1,126,254.43	8.905%	29	22
62	$3,189,747.85	7.971%	40	35
63	$7,095,475.58	7.877%	49	46
64	$18,526,532.94	7.694%	60	59
65	$35,547,004.07	7.969%	71	70
66	$200,764,785.90	7.537%	78	78
Total	$1,550,309,023.48

In addition, the following assumptions have been used in preparing the tables below:

1.	the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases on any of the Receivables;

2.	each monthly payment on the Receivables is made on the last day of each month, whether or not such day is a Business Day, and each month has 30 days (including the initial Collection Period), commencing in August 2026 for the Receivables with an assumed loan payment date on or after the 6th day of the month (hypothetical pool 32 to 66) and commencing in September 2026 for the Receivables with an assumed loan payment date before the 6th day of the month (hypothetical pool 1 to 31);

3.	prepayments on the Receivables each month are made in full on the last day of each month at the specified monthly ABS and include 30 days of interest, and there are no delinquency, defaults, losses, or repurchases, commencing in August 2026 for the Receivables with an assumed loan payment date on or after the 6th day of the month and commencing in September 2026 for the Receivables with an assumed loan payment date before the 6th day of the month;

4.	interest accrues on the Notes at a per annum fixed rate for the Class A-1 Notes of 4.039%, for the Class A-2 Notes of 4.63%, for the Class A-3 Notes of 4.88%, for the Class A-4 Notes of 4.99%, for the Class B Notes of 5.26%, for the Class C Notes of 5.81%, for the Class D Notes of 6.23% and for the Class N Notes of 5.58%;

5.	interest accrues on (i) the Class A-1 Notes on each Distribution Date based on the actual number of days elapsed during the period for which interest is payable and a 360-day year and (ii) the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class N Notes on each Distribution Date based on a 360-day year consisting of twelve 30-day months (or in the case of the first Distribution Date, 15 days);

6.	the principal amounts of each class of Offered Notes is equal to the principal amount for that class of Offered Notes set forth on the cover page of this Prospectus;

7.	payments on the Notes are made on each Distribution Date (and each Distribution Date is assumed to be the 10th day of each applicable month), commencing September 10, 2026;

8.	except as indicated in the following tables, the Servicer (or its designee) exercises the 2% clean-up call option to purchase the Receivables at 98% of the Pool Balance at the end of the related Collection Period, at the earliest opportunity;

9.	no investment earnings are earned on any account;

10.	the Servicing Strip Amount is paid monthly and calculated to be an amount equal to the product of (i) 1.00% of the Pool Balance as of the first day of that Collection Period (or, in the case of the first Distribution Date, the Pool Balance as of the Cutoff Date) times (ii) a fraction equal to 1/12 (or, in the case of the first Distribution Date, 26/360), and indemnities are equal to zero;

11.	the Indenture Trustee, the Collateral Custodian and the Administrator fees, expenses and indemnities equal $2,083.33 per Distribution Date in the aggregate; the Backup Servicing Fee is $2,383.33 for the first Distribution Date and $2,750 for each Distribution Date thereafter; the Hired Rating Agencies fees equal $28,000 for each annual Distribution Date starting in September 2027; the Owner Trustee fees equal $5,000 for each annual Distribution Date starting in September 2027; the Grantor Trust Trustee fees equal $5,000 for each annual Distribution Date starting in September 2027; the Asset Representations Reviewer fees equal $5,000 for each annual Distribution Date starting in September 2027; the Independent Accountant fees equal $9,000 for each annual Distribution Date starting in September 2027; and all other fees and expenses equal zero per Distribution Date;

12.	no Asset Representations Review has been triggered;

13.	the Closing Date occurs on August 25, 2026;

14.	the Reserve Account Initial Deposit is equal to $5,506,157.56, if the Base Transaction is issued, and $7,751,545.12, if the Upsize Transaction is issued;

15.	the Class N Reserve Account Initial Deposit Amount is equal to $2,753,078.78, if the Base Transaction is issued, and $3,875,772.56, if the Upsize Transaction is issued;

16.	no Event of Default occurs;

17.	each of the hypothetical pools described above have an assumed cutoff date of August 6, 2026; and

18.	the Issuing Entity issues P&I Notes with an aggregate initial principal amount of $1,116,131,000 or $1,571,238,000, as applicable.

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the following tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of Receivables will prepay at the same level of ABS. Any difference between each of those assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Notes.

Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

The following tables indicate the projected weighted average life of each class of Notes and set forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

Percent of Initial Note Principal Amount Outstanding at Various ABS Percentages (Base Transaction) and Percent of Initial Note Principal Amount Outstanding at Various ABS Percentages (Upsize Transaction)

The weighted average life of each class of Offered Notes as set forth in each of the tables below is determined by:

•	multiplying the amount of each principal payment on a Note of that class by the number of years from the date of the issuance of the related Note to the related Distribution Date,

•	adding the results, and

•	dividing the sum by the related initial principal amount of each class of the Offered Notes.

The calculation in the row in each of the tables below labeled “Weighted Average Life (Years) to Call” assumes that the Servicer (or its designee) exercises the 2% clean-up call option to purchase the Receivables on the earliest permissible date. The calculation in the row in each of the tables listed below labeled “Weighted Average Life (Years) to Maturity” assumes that the Servicer (or its designee) does not exercise its 2% clean-up call option. If the Servicer (or its designee) were to exercise the clean-up call option, Noteholders would receive all unpaid principal on their Offered Notes at the time of the respective call and the Offered Notes would cease to be outstanding.

Percent of the Initial Note Principal Amount Outstanding at Various ABS Percentages (Base Transaction) Class A-1 Notes

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2026	78.34%	77.51%	76.69%	75.86%	75.02%
October 10, 2026	55.57%	53.83%	52.09%	50.35%	48.58%
November 10, 2026	35.98%	33.35%	30.70%	28.05%	25.39%
December 10, 2026	17.23%	13.71%	10.19%	6.66%	3.12%
January 10, 2027	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	0.20	0.19	0.18	0.18	0.17
Weighted Average Life (Years) to Maturity	0.20	0.19	0.18	0.18	0.17

Percent of the Initial Note Principal Amount Outstanding at Various ABS Percentages (Upsize Transaction) Class A-1 Notes

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2026	78.34%	77.52%	76.70%	75.87%	75.02%
October 10, 2026	55.61%	53.88%	52.14%	50.40%	48.64%
November 10, 2026	36.04%	33.41%	30.77%	28.12%	25.47%
December 10, 2026	17.30%	13.80%	10.28%	6.76%	3.23%
January 10, 2027	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	0.20	0.19	0.18	0.18	0.17
Weighted Average Life (Years) to Maturity	0.20	0.19	0.18	0.18	0.17

Percent of the Initial Note Principal Amount Outstanding at Various ABS Percentages (Base Transaction) Class A-2 Notes

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2027	99.49%	97.89%	96.28%	94.68%	93.07%
February 10, 2027	92.72%	90.81%	88.90%	86.98%	85.07%
March 10, 2027	86.00%	83.79%	81.58%	79.36%	77.15%
April 10, 2027	79.33%	76.83%	74.32%	71.82%	69.30%
May 10, 2027	72.71%	69.92%	67.13%	64.34%	61.54%
June 10, 2027	66.14%	63.07%	60.01%	56.93%	53.86%
July 10, 2027	59.62%	56.28%	52.95%	49.60%	46.25%
August 10, 2027	53.16%	49.56%	45.96%	42.35%	38.74%
September 10, 2027	46.75%	42.90%	39.04%	35.18%	31.31%
October 10, 2027	40.40%	36.30%	32.20%	28.09%	23.97%
November 10, 2027	34.10%	29.76%	25.42%	21.07%	16.71%
December 10, 2027	27.86%	23.29%	18.71%	14.13%	9.54%
January 10, 2028	21.67%	16.88%	12.08%	7.27%	2.46%
February 10, 2028	15.54%	10.53%	5.52%	0.50%	0.00%
March 10, 2028	9.46%	4.25%	0.00%	0.00%	0.00%
April 10, 2028	3.45%	0.00%	0.00%	0.00%	0.00%
May 10, 2028	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	1.05	1.00	0.96	0.92	0.88
Weighted Average Life (Years) to Maturity	1.05	1.00	0.96	0.92	0.88

80

Percent of the Initial Note Principal Amount Outstanding at Various ABS Percentages (Upsize Transaction) Class A-2 Notes

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2027	99.52%	97.93%	96.33%	94.72%	93.12%
February 10, 2027	92.76%	90.86%	88.95%	87.04%	85.13%
March 10, 2027	86.05%	83.85%	81.64%	79.43%	77.22%
April 10, 2027	79.39%	76.89%	74.40%	71.90%	69.39%
May 10, 2027	72.77%	70.00%	67.21%	64.43%	61.64%
June 10, 2027	66.21%	63.16%	60.10%	57.03%	53.97%
July 10, 2027	59.70%	56.37%	53.05%	49.71%	46.37%
August 10, 2027	53.25%	49.66%	46.07%	42.47%	38.87%
September 10, 2027	46.85%	43.01%	39.16%	35.31%	31.45%
October 10, 2027	40.50%	36.41%	32.32%	28.22%	24.12%
November 10, 2027	34.21%	29.88%	25.55%	21.21%	16.87%
December 10, 2027	27.97%	23.41%	18.85%	14.28%	9.71%
January 10, 2028	21.79%	17.01%	12.22%	7.43%	2.64%
February 10, 2028	15.67%	10.67%	5.67%	0.66%	0.00%
March 10, 2028	9.60%	4.40%	0.00%	0.00%	0.00%
April 10, 2028	3.59%	0.00%	0.00%	0.00%	0.00%
May 10, 2028	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	1.05	1.00	0.96	0.92	0.88
Weighted Average Life (Years) to Maturity	1.05	1.00	0.96	0.92	0.88

81

Percent of the Initial Note Principal Amount Outstanding at Various ABS Percentages (Base Transaction) Class A-3 Notes

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2028	100.00%	100.00%	100.00%	100.00%	95.47%
March 10, 2028	100.00%	100.00%	99.03%	93.80%	88.57%
April 10, 2028	100.00%	98.04%	92.62%	87.19%	81.76%
May 10, 2028	97.49%	91.89%	86.28%	80.67%	75.04%
June 10, 2028	91.60%	85.82%	80.03%	74.23%	68.43%
July 10, 2028	85.78%	79.82%	73.86%	67.89%	61.91%
August 10, 2028	80.01%	73.90%	67.77%	61.64%	55.49%
September 10, 2028	74.31%	68.04%	61.76%	55.47%	49.18%
October 10, 2028	68.68%	62.26%	55.84%	49.40%	42.96%
November 10, 2028	63.11%	56.55%	49.99%	43.42%	36.84%
December 10, 2028	57.60%	50.92%	44.23%	37.53%	30.83%
January 10, 2029	52.16%	45.36%	38.56%	31.74%	24.92%
February 10, 2029	46.79%	39.88%	32.97%	26.04%	19.11%
March 10, 2029	41.49%	34.48%	27.47%	20.45%	13.41%
April 10, 2029	36.25%	29.16%	22.06%	14.95%	7.83%
May 10, 2029	31.09%	23.92%	16.74%	9.55%	2.35%
June 10, 2029	26.00%	18.76%	11.51%	4.25%	0.00%
July 10, 2029	20.98%	13.69%	6.38%	0.00%	0.00%
August 10, 2029	16.05%	8.71%	1.35%	0.00%	0.00%
September 10, 2029	11.20%	3.81%	0.00%	0.00%	0.00%
October 10, 2029	6.42%	0.00%	0.00%	0.00%	0.00%
November 10, 2029	1.72%	0.00%	0.00%	0.00%	0.00%
December 10, 2029	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	2.47	2.36	2.27	2.17	2.09
Weighted Average Life (Years) to Maturity	2.47	2.36	2.27	2.17	2.09

82

Percent of the Initial Note Principal Amount Outstanding at Various ABS Percentages (Upsize Transaction) Class A-3 Notes

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2028	100.00%	100.00%	100.00%	100.00%	95.65%
March 10, 2028	100.00%	100.00%	99.19%	93.98%	88.76%
April 10, 2028	100.00%	98.19%	92.79%	87.38%	81.96%
May 10, 2028	97.64%	92.05%	86.46%	80.86%	75.25%
June 10, 2028	91.75%	85.98%	80.21%	74.43%	68.64%
July 10, 2028	85.93%	79.99%	74.05%	68.09%	62.13%
August 10, 2028	80.18%	74.07%	67.96%	61.85%	55.72%
September 10, 2028	74.49%	68.23%	61.96%	55.69%	49.41%
October 10, 2028	68.86%	62.45%	56.04%	49.62%	43.20%
November 10, 2028	63.29%	56.75%	50.20%	43.65%	37.09%
December 10, 2028	57.79%	51.12%	44.45%	37.77%	31.08%
January 10, 2029	52.36%	45.57%	38.78%	31.98%	25.18%
February 10, 2029	46.99%	40.10%	33.20%	26.29%	19.38%
March 10, 2029	41.69%	34.70%	27.70%	20.70%	13.69%
April 10, 2029	36.46%	29.38%	22.30%	15.20%	8.10%
May 10, 2029	31.30%	24.15%	16.98%	9.81%	2.63%
June 10, 2029	26.22%	18.99%	11.76%	4.52%	0.00%
July 10, 2029	21.21%	13.92%	6.63%	0.00%	0.00%
August 10, 2029	16.28%	8.95%	1.61%	0.00%	0.00%
September 10, 2029	11.43%	4.06%	0.00%	0.00%	0.00%
October 10, 2029	6.66%	0.00%	0.00%	0.00%	0.00%
November 10, 2029	1.96%	0.00%	0.00%	0.00%	0.00%
December 10, 2029	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	2.47	2.37	2.27	2.18	2.09
Weighted Average Life (Years) to Maturity	2.47	2.37	2.27	2.18	2.09

83

Percent of the Initial Note Principal Amount Outstanding at Various ABS Percentages (Base Transaction) Class A-4 Notes

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2029	100.00%	100.00%	100.00%	100.00%	95.43%
July 10, 2029	100.00%	100.00%	100.00%	98.58%	87.47%
August 10, 2029	100.00%	100.00%	100.00%	90.88%	79.70%
September 10, 2029	100.00%	100.00%	94.57%	83.34%	72.10%
October 10, 2029	100.00%	98.49%	87.24%	75.97%	64.69%
November 10, 2029	100.00%	91.34%	80.06%	68.76%	57.45%
December 10, 2029	95.59%	84.31%	73.02%	61.72%	50.40%
January 10, 2030	88.70%	77.43%	66.14%	54.84%	43.53%
February 10, 2030	81.92%	70.68%	59.41%	48.14%	36.85%
March 10, 2030	75.27%	64.06%	52.84%	41.61%	30.36%
April 10, 2030	68.75%	57.59%	46.43%	35.25%	24.06%
May 10, 2030	62.35%	51.27%	40.18%	29.08%	17.96%
June 10, 2030	56.08%	45.09%	34.10%	23.08%	12.06%
July 10, 2030	49.97%	39.09%	28.20%	17.30%	6.38%
August 10, 2030	44.00%	33.25%	22.48%	11.70%	0.90%
September 10, 2030	38.16%	27.55%	16.92%	6.29%	0.00%
October 10, 2030	32.46%	22.01%	11.54%	1.06%	0.00%
November 10, 2030	26.89%	16.62%	6.33%	0.00%	0.00%

84

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
December 10, 2030	21.46%	11.38%	1.29%	0.00%	0.00%
January 10, 2031	16.17%	6.31%	0.00%	0.00%	0.00%
February 10, 2031	11.02%	1.39%	0.00%	0.00%	0.00%
March 10, 2031	6.01%	0.00%	0.00%	0.00%	0.00%
April 10, 2031	1.15%	0.00%	0.00%	0.00%	0.00%
May 10, 2031	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	3.94	3.79	3.64	3.50	3.36
Weighted Average Life (Years) to Maturity	3.94	3.79	3.64	3.50	3.36

85

Percent of the Initial Note Principal Amount Outstanding at Various ABS Percentages (Upsize Transaction) Class A-4 Notes

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2029	100.00%	100.00%	100.00%	100.00%	95.86%
July 10, 2029	100.00%	100.00%	100.00%	98.98%	87.91%
August 10, 2029	100.00%	100.00%	100.00%	91.29%	80.14%
September 10, 2029	100.00%	100.00%	94.96%	83.76%	72.55%
October 10, 2029	100.00%	98.87%	87.64%	76.39%	65.14%
November 10, 2029	100.00%	91.72%	80.46%	69.19%	57.90%
December 10, 2029	95.96%	84.70%	73.43%	62.15%	50.85%
January 10, 2030	89.07%	77.82%	66.55%	55.27%	43.98%
February 10, 2030	82.31%	71.07%	59.83%	48.57%	37.30%
March 10, 2030	75.66%	64.46%	53.26%	42.04%	30.81%
April 10, 2030	69.14%	58.00%	46.85%	35.69%	24.52%
May 10, 2030	62.74%	51.67%	40.60%	29.51%	18.42%
June 10, 2030	56.47%	45.50%	34.52%	23.52%	12.51%
July 10, 2030	50.37%	39.50%	28.62%	17.73%	6.83%
August 10, 2030	44.41%	33.66%	22.90%	12.13%	1.35%
September 10, 2030	38.57%	27.96%	17.35%	6.72%	0.00%
October 10, 2030	32.87%	22.42%	11.96%	1.49%	0.00%
November 10, 2030	27.30%	17.03%	6.74%	0.00%	0.00%

86

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
December 10, 2030	21.87%	11.79%	1.70%	0.00%	0.00%
January 10, 2031	16.58%	6.71%	0.00%	0.00%	0.00%
February 10, 2031	11.43%	1.80%	0.00%	0.00%	0.00%
March 10, 2031	6.42%	0.00%	0.00%	0.00%	0.00%
April 10, 2031	1.56%	0.00%	0.00%	0.00%	0.00%
May 10, 2031	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	3.94	3.80	3.65	3.50	3.36
Weighted Average Life (Years) to Maturity	3.94	3.80	3.65	3.50	3.36

87

Percent of the Initial Note Principal Amount Outstanding at Various ABS Percentages (Base Transaction) Class B Notes

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2030	100.00%	100.00%	100.00%	100.00%	78.21%
October 10, 2030	100.00%	100.00%	100.00%	100.00%	52.94%
November 10, 2030	100.00%	100.00%	100.00%	80.19%	28.72%

88

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
December 10, 2030	100.00%	100.00%	100.00%	56.04%	5.56%
January 10, 2031	100.00%	100.00%	82.21%	32.87%	0.00%
February 10, 2031	100.00%	100.00%	58.86%	10.70%	0.00%
March 10, 2031	100.00%	83.24%	36.42%	0.00%	0.00%
April 10, 2031	100.00%	60.35%	14.90%	0.00%	0.00%
May 10, 2031	82.21%	38.29%	0.00%	0.00%	0.00%
June 10, 2031	59.43%	17.09%	0.00%	0.00%	0.00%
July 10, 2031	37.41%	0.00%	0.00%	0.00%	0.00%
August 10, 2031	16.64%	0.00%	0.00%	0.00%	0.00%
September 10, 2031	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	4.87	4.71	4.54	4.36	4.18
Weighted Average Life (Years) to Maturity	4.87	4.71	4.54	4.36	4.18

89

Percent of the Initial Note Principal Amount Outstanding at Various ABS Percentages (Upsize Transaction) Class B Notes

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2030	100.00%	100.00%	100.00%	100.00%	80.42%
October 10, 2030	100.00%	100.00%	100.00%	100.00%	55.12%
November 10, 2030	100.00%	100.00%	100.00%	82.29%	30.86%

90

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
December 10, 2030	100.00%	100.00%	100.00%	58.10%	7.65%
January 10, 2031	100.00%	100.00%	84.23%	34.90%	0.00%
February 10, 2031	100.00%	100.00%	60.85%	12.68%	0.00%
March 10, 2031	100.00%	85.23%	38.38%	0.00%	0.00%
April 10, 2031	100.00%	62.32%	16.82%	0.00%	0.00%
May 10, 2031	84.22%	40.23%	0.00%	0.00%	0.00%
June 10, 2031	61.42%	18.99%	0.00%	0.00%	0.00%
July 10, 2031	39.38%	0.00%	0.00%	0.00%	0.00%
August 10, 2031	18.57%	0.00%	0.00%	0.00%	0.00%
September 10, 2031	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	4.88	4.71	4.54	4.36	4.19
Weighted Average Life (Years) to Maturity	4.88	4.71	4.54	4.36	4.19

91

Percent of the Initial Note Principal Amount Outstanding at Various ABS Percentages (Base Transaction) Class C Notes

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%

92

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
December 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2031	100.00%	100.00%	100.00%	100.00%	86.14%
February 10, 2031	100.00%	100.00%	100.00%	100.00%	68.54%
March 10, 2031	100.00%	100.00%	100.00%	91.23%	51.87%
April 10, 2031	100.00%	100.00%	100.00%	74.34%	36.14%
May 10, 2031	100.00%	100.00%	95.24%	58.33%	21.37%
June 10, 2031	100.00%	100.00%	78.79%	43.20%	7.57%
July 10, 2031	100.00%	97.28%	63.14%	28.96%	0.00%
August 10, 2031	100.00%	81.28%	48.56%	15.81%	0.00%
September 10, 2031	97.17%	66.00%	34.79%	3.55%	0.00%
October 10, 2031	81.03%	51.45%	21.83%	0.00%	0.00%
November 10, 2031	65.53%	37.63%	9.70%	0.00%	0.00%
December 10, 2031	50.69%	24.56%	0.00%	0.00%	0.00%
January 10, 2032	36.52%	12.25%	0.00%	0.00%	0.00%
February 10, 2032	23.03%	0.71%	0.00%	0.00%	0.00%
March 10, 2032	10.23%	0.00%	0.00%	0.00%	0.00%
April 10, 2032	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	5.35	5.18	5.00	4.80	4.60
Weighted Average Life (Years) to Maturity	5.35	5.18	5.00	4.80	4.60

93

Percent of the Initial Note Principal Amount Outstanding at Various ABS Percentages (Upsize Transaction) Class C Notes

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%

94

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
December 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2031	100.00%	100.00%	100.00%	100.00%	87.86%
February 10, 2031	100.00%	100.00%	100.00%	100.00%	70.21%
March 10, 2031	100.00%	100.00%	100.00%	92.85%	53.48%
April 10, 2031	100.00%	100.00%	100.00%	75.92%	37.70%
May 10, 2031	100.00%	100.00%	96.81%	59.86%	22.86%
June 10, 2031	100.00%	100.00%	80.32%	44.67%	8.99%
July 10, 2031	100.00%	98.84%	64.62%	30.38%	0.00%
August 10, 2031	100.00%	82.79%	49.99%	17.15%	0.00%
September 10, 2031	98.76%	67.47%	36.16%	4.82%	0.00%
October 10, 2031	82.58%	52.88%	23.14%	0.00%	0.00%
November 10, 2031	67.05%	39.01%	10.94%	0.00%	0.00%
December 10, 2031	52.18%	25.89%	0.00%	0.00%	0.00%
January 10, 2032	37.97%	13.52%	0.00%	0.00%	0.00%
February 10, 2032	24.43%	1.92%	0.00%	0.00%	0.00%
March 10, 2032	11.58%	0.00%	0.00%	0.00%	0.00%
April 10, 2032	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	5.35	5.19	5.01	4.81	4.61
Weighted Average Life (Years) to Maturity	5.35	5.19	5.01	4.81	4.61

95

Percent of the Initial Note Principal Amount Outstanding at Various ABS Percentages (Base Transaction) Class D Notes

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%

96

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
December 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2031	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2031	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2031	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2031	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2031	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2031	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2031	100.00%	100.00%	100.00%	100.00%	88.63%
August 10, 2031	100.00%	100.00%	100.00%	100.00%	63.26%
September 10, 2031	100.00%	100.00%	100.00%	100.00%	0.00%
October 10, 2031	100.00%	100.00%	100.00%	83.09%	0.00%
November 10, 2031	100.00%	100.00%	100.00%	60.48%	0.00%
December 10, 2031	100.00%	100.00%	96.54%	0.00%	0.00%
January 10, 2032	100.00%	100.00%	73.93%	0.00%	0.00%
February 10, 2032	100.00%	100.00%	53.18%	0.00%	0.00%
March 10, 2032	100.00%	78.24%	0.00%	0.00%	0.00%
April 10, 2032	95.93%	56.67%	0.00%	0.00%	0.00%
May 10, 2032	71.26%	0.00%	0.00%	0.00%	0.00%
June 10, 2032	48.15%	0.00%	0.00%	0.00%	0.00%
July 10, 2032	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	5.80	5.65	5.48	5.24	5.00
Weighted Average Life (Years) to Maturity	5.83	5.68	5.51	5.28	5.03

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Percent of the Initial Note Principal Amount Outstanding at Various ABS Percentages (Upsize Transaction) Class D Notes

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2026	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2027	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2028	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
December 10, 2029	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
August 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
September 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
October 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
November 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%

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Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
December 10, 2030	100.00%	100.00%	100.00%	100.00%	100.00%
January 10, 2031	100.00%	100.00%	100.00%	100.00%	100.00%
February 10, 2031	100.00%	100.00%	100.00%	100.00%	100.00%
March 10, 2031	100.00%	100.00%	100.00%	100.00%	100.00%
April 10, 2031	100.00%	100.00%	100.00%	100.00%	100.00%
May 10, 2031	100.00%	100.00%	100.00%	100.00%	100.00%
June 10, 2031	100.00%	100.00%	100.00%	100.00%	100.00%
July 10, 2031	100.00%	100.00%	100.00%	100.00%	91.56%
August 10, 2031	100.00%	100.00%	100.00%	100.00%	66.02%
September 10, 2031	100.00%	100.00%	100.00%	100.00%	0.00%
October 10, 2031	100.00%	100.00%	100.00%	85.69%	0.00%
November 10, 2031	100.00%	100.00%	100.00%	62.91%	0.00%
December 10, 2031	100.00%	100.00%	99.08%	0.00%	0.00%
January 10, 2032	100.00%	100.00%	76.32%	0.00%	0.00%
February 10, 2032	100.00%	100.00%	55.41%	0.00%	0.00%
March 10, 2032	100.00%	80.72%	0.00%	0.00%	0.00%
April 10, 2032	98.74%	59.00%	0.00%	0.00%	0.00%
May 10, 2032	73.96%	0.00%	0.00%	0.00%	0.00%
June 10, 2032	50.72%	0.00%	0.00%	0.00%	0.00%
July 10, 2032	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	5.81	5.66	5.48	5.25	5.01
Weighted Average Life (Years) to Maturity	5.84	5.69	5.51	5.28	5.04

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USE OF PROCEEDS

The Depositor will use the net proceeds of the sale of the Notes (1) to purchase the Receivables from the Originators, (2) to deposit the Reserve Account Initial Deposit into the Reserve Account, (3) to deposit the Class N Reserve Account Initial Deposit Amount into the Class N Reserve Account and (4) to pay for certain expenses incurred in connection with the issuance and sale of the Notes. No expenses incurred in connection with the selection and acquisition of the Receivables by the Depositor will be payable from the offering proceeds.

Carvana will use the net proceeds from the sale of the Notes for general corporate purposes. Carvana will also use a portion of the net proceeds to repay certain “warehouse” debt, including debt owed to one or more of the Underwriters or their respective affiliates, secured by the Receivables prior to their sale to the Issuing Entity. Certain Underwriters or their respective affiliates act as administrators or provide credit lines for such warehouse debt.

DESCRIPTION OF THE NOTES

The Issuing Entity will issue the Notes under the Indenture. We have filed a form of the Indenture as an exhibit to the registration statement, but the form agreement does not describe the specific terms of the Notes. We will file a copy of the final form of the Indenture with the SEC no later than the date of the filing of the final prospectus. The following summary describes material terms of the Notes and the Indenture.

All payments required to be made on the Notes will be made monthly on each Distribution Date. Distributions will be made to the Noteholders of record as of the close of business on the related Record Date.

The Offered Notes will be offered for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. U.S. persons acquiring beneficial interests in the Notes will hold their interests through DTC and the Offered Notes may also be held through Clearstream Luxembourg and Euroclear, as participants in DTC. Non-U.S. persons acquiring beneficial interests in the Notes will hold their interests through Clearstream Luxembourg and, with respect to the Offered Notes, Euroclear, as participants in DTC. See “—Book-Entry Registration” below.

Interest Payments

Interest will accrue on the P&I Notes as set forth below:

•	Interest will accrue on the P&I Notes (other than the Class A-1 Notes) on the basis of a 360-day year consisting of twelve 30-day months (and, in the case of the first Distribution Date as set forth below); and

•	Interest will accrue on the Class A-1 Notes on the basis of the actual days elapsed during the period for which interest is payable and a 360-day year.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each Distribution Date will be the product of:

•	the outstanding principal amount of a class of P&I Notes;

•	the interest rate of that class of P&I Notes; and

•	(i) in the case of the Class A-1 Notes, the actual number of days in the interest period (from and including the prior Distribution Date to but excluding the following Distribution Date, or in the case of the first Distribution Date, from and including the Closing Date to but excluding the first Distribution Date) divided by 360; or (ii) in the case of the other classes of P&I Notes, 30 (or, in the case of the first Distribution Date, the number of days from and including the Closing Date through but excluding the 10th day of the month in which the first Distribution Date occurs (assuming a 30-day calendar month)) divided by 360.

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The Note interest rates are as follows:

•	for the Class A-1 Notes, the interest rate is %;

•	for the Class A-2 Notes, the interest rate is %;

•	for the Class A-3 Notes, the interest rate is %;

•	for the Class A-4 Notes, the interest rate is %;

•	for the Class B Notes, the interest rate is %;

•	for the Class C Notes, the interest rate is %;

•	for the Class D Notes, the interest rate is %; and

•	for the Class N Notes, the interest rate is %.

An Event of Default will occur if the full amount of interest due on the Controlling Class of Notes is not paid within five (5) Business Days of the related Distribution Date. See “The Transaction Documents—Indenture—Events of Default.”

Amounts on deposit in the Reserve Account will be available on each Distribution Date to pay interest on the Offered Notes to the extent that such interest is not paid from Available Funds. Amounts on deposit in the Class N Reserve Account will be available on each Distribution Date to pay interest on the Class N Notes to the extent that such interest is not paid from Available Funds.

Payments of Principal

On each Distribution Date, unless an acceleration has occurred following the occurrence of an Event of Default under the Indenture when the priorities set forth under “Distribution Date Payments—Distribution Date Payments After Acceleration” are applicable, the Issuing Entity will pay principal, (i) to the extent of funds allocated for payment of principal, sequentially to each class of Offered Notes in order of seniority starting with the Class A-1 Notes, and (ii) to the extent of funds available in accordance with clause (16) under “Distribution Date Payments—Distribution Date Payments Prior to Acceleration”, to the Class N Notes (subject to the Subordinate Distributable Amount). The Class XS Notes will not have a principal amount and will not be entitled to any payments of principal.

On each Distribution Date, payments of principal will be distributed to the most senior outstanding class of Offered Notes (starting with the Class A Notes) to maintain parity between the outstanding principal amount of the Offered Notes and the Pool Balance. The principal payments made to cure this undercollateralization, if any then exists, will be made prior to the payment of interest on the more subordinated classes of Offered Notes on that Distribution Date. See “Distribution Date Payments—Distribution Date Payments Prior to Acceleration”.

On each Distribution Date, all amounts allocated to the payment of principal as described in clauses (5), (7), (9), (11) and (13) under “Distribution Date Payments—Distribution Date Payments Prior to Acceleration” other than any Distribution Date when the priorities set forth under “Distribution Date Payments—Distribution Date Payments After Acceleration” are applicable, will be aggregated and will be paid out in the following order:

•	first, to the Class A-1 Notes, until the principal amount of the Class A-1 Notes has been reduced to zero;

•	second, to the Class A-2 Notes, until the principal amount of the Class A-2 Notes has been reduced to zero;

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•	third, to the Class A-3 Notes, until the principal amount of the Class A-3 Notes has been reduced to zero;

•	fourth, to the Class A-4 Notes, until the principal amount of the Class A-4 Notes has been reduced to zero;

•	fifth, to the Class B Notes, until the principal amount of the Class B Notes has been reduced to zero;

•	sixth, to the Class C Notes, until the principal amount of the Class C Notes has been reduced to zero; and

•	seventh, to the Class D Notes, until the principal amount of the Class D Notes has been reduced to zero.

On each Distribution Date, to the extent of funds available in accordance with clause (16) under “Distribution Date Payments—Distribution Date Payments Prior to Acceleration” other than any Distribution Date when the priorities set forth under “Distribution Date Payments—Distribution Date Payments After Acceleration” are applicable, will be paid out to the Class N Notes (subject to the Subordinate Distributable Amount), until the principal amount of the Class N Notes has been reduced to zero.

In addition, any outstanding principal amount of any class of Offered Notes that has not been previously paid will be payable on the Final Scheduled Distribution Date for that class. The actual date on which the aggregate outstanding principal amount of any class of Offered Notes is paid may be earlier than the Final Scheduled Distribution Date for that class, depending on a variety of factors. See “Prepayment and Yield Considerations.”

Optional Redemption

On any Distribution Date after the last day of any Collection Period as of which the Pool Balance is less than or equal to 2% of the Initial Pool Balance, the Servicer will have the option to purchase (and/or to designate one or more other persons (other than Carvana and its subsidiaries and parent companies)) to purchase the Receivables.

To exercise this option, the Servicer will deposit (or cause to be deposited) an amount equal to the greater of (i) the lesser of (1) the product of (x) 98% and (y) the Pool Balance as of the end of the related Collection Period and (2) the sum of (A) the product of (x) 100% and (y) the aggregate Principal Balances of all Receivables that are less than 61 days past due as of the end of the related Collection Period and (B) the product of (x) 50% and (y) the aggregate Principal Balances of all Receivables (other than any Receivable that is a Charged-Off Receivable) that are either (I) 61 or more days past due as of the end of the related Collection Period, (II) where the related obligor is the subject of a bankruptcy proceeding, or (III) where the related Financed Vehicle has been repossessed and (ii) the amount necessary to pay in full (after giving effect to the distribution of Available Funds on such Distribution Date) (1) the outstanding amount of all P&I Notes, including all accrued and unpaid interest thereon, (2) the Servicing Strip Amount for the related Collection Period and (3) all amounts then owed by the Issuing Entity to the Grantor Trust Trustee, the Owner Trustee, the Indenture Trustee, the Servicer, the Collateral Custodian, the Backup Servicer, the Asset Representations Reviewer, the Independent Accountant and the Administrator. Notwithstanding the foregoing, the Servicer may, in its sole discretion, elect to exercise this option by depositing the amount stated in (i)(1) into the Collection Account even if it is greater than the amount stated in (i)(2), so long as the amount stated in (i)(1) is still greater than the amount in (ii).

Any outstanding P&I Notes will be redeemed concurrently with this exercise of the optional purchase of the Receivables and the subsequent distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement will effect early retirement of the Certificates.

Controlling Class

The “Controlling Class” will be (i) if any of the Class A Notes are outstanding, the Class A Notes (voting together as a single class), (ii) if the Class A Notes have been paid in full, the Class B Notes, (iii) if the Class A Notes

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and the Class B Notes have been paid in full, the Class C Notes and (iv) if the Class A Notes, the Class B Notes and the Class C Notes have been paid in full, the Class D Notes. Only after all of the Offered Notes are no longer outstanding will the Certificates have any of the rights that the Controlling Class has. The Class XS Notes and the Class N Notes will never be the Controlling Class.

Book-Entry Registration

The Notes will be available only in book-entry form except in the limited circumstances described below. All Notes will be held in book-entry form by DTC, in the name of Cede & Co., as nominee of DTC. Investors’ interests in the Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their Notes through DTC, and, for the Offered Notes only, Clearstream Banking Luxembourg S.A., or Euroclear Bank S.A./N.V., which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The Notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Investors electing to hold their Notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global Notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global Notes and no “lock-up” or restricted period.

Actions of Noteholders under the Indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to Noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry Notes for distribution to holders of book-entry Notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the Notes.

Definitive Notes Only in Limited Circumstances

With respect to any class of Notes issued in book-entry form, such Notes will be issued in fully registered, certificated form to Noteholders or their respective nominees, rather than to DTC or its nominee, only if:

•	DTC is no longer willing or able to discharge properly its responsibilities as the clearing agency with respect to the global Notes and Carvana is unable to locate a qualified successor;

•	Carvana advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC; or

•	after the occurrence of an Event of Default, Requisite Noteholders advise the clearing agency that the continuation of a book-entry system through DTC is no longer in the best interests of the Noteholders.

Upon the occurrence of any event described in the immediately preceding paragraph, DTC will notify all applicable Noteholders of a given class through participants of the availability of such Notes being issued in the form of definitive notes (“Definitive Notes”). Upon surrender by DTC of the Definitive Notes representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue the Notes as Definitive Notes to the Noteholders.

Distributions of principal of, and interest on, the Definitive Notes will thereafter be made by the Indenture Trustee in accordance with the procedures set forth in the Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the Record Date for such Notes. The distributions will be made by check mailed to the address of the Noteholder as it appears on the register maintained

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by the Indenture Trustee or by wire transfer to the account designated in writing to the Indenture Trustee by the Noteholder at least five (5) Business Days prior to the related Record Date. The final payment on any Definitive Notes, however, will be made only upon presentation and surrender of the Definitive Notes at the office or agency specified in the notice of final distribution to the applicable Noteholders.

Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

The Class XS Notes

The Issuing Entity will also issue the Class XS Notes. The Class XS Notes will not have a principal amount and will not be entitled to any payments of principal. This class of Notes will have a notional amount of 100,000 units. The Class XS Notes will be paid to the extent the Servicing Strip Amount exceeds the fees owed to the Servicer. Failure to make distributions on the Class XS Notes will not be an Event of Default.

If the Servicer is terminated or resigns as Servicer, the Backup Servicer is obligated under the Backup Servicing Agreement to assume the duties and rights of the Servicer under the Servicing Agreement, and in such event, the servicing fee payable to the Backup Servicer, as successor Servicer, on a Distribution Date will be the Servicing Fee. In the event the Servicer resigns or is terminated and is not replaced by the Backup Servicer (such as a result of the Backup Servicing Agreement having been terminated or the Backup Servicer not being permitted under applicable law to perform the servicing duties), the Indenture Trustee may make arrangements for compensation to be paid to the successor servicer, which in no event may be greater than the servicing compensation to the Servicer under the Servicing Agreement, unless consented to by the Requisite Noteholders, which will not include the holders of the Class XS Notes. Such compensation could exceed the Servicing Fee and thus reduce or eliminate the amount of the Excess Servicing Strip Amount. See “The Transaction Documents—The Servicing Agreement and Servicing of the Receivables—Termination of the Servicer” in this Prospectus.

The Class XS Notes are not offered by this Prospectus and are anticipated to be privately placed or retained by the Depositor. The information provided herein with respect to the Class XS Notes is provided for informational purposes only.

CREDIT ENHANCEMENT

The discussion below highlights important features that enhance the likelihood that payments will be made to investors. The presence of a reserve account is intended to enhance the likelihood of receipt by investors of the full amount of principal and interest due thereon and to decrease the likelihood that the Noteholders will experience losses. The overcollateralization, reserve account, excess collections and subordination of interests will not provide protection against all risks of loss and will not guarantee repayment of the entire principal amount of the Notes and interest thereon. If shortfalls in Available Funds occur and exceed the amount covered by overcollateralization, reserve account, excess collections and subordination of interests, investors will bear their allocable share of those deficiencies.

Subordination

A class of Notes that is lower in priority of payment provides credit support to those classes of Notes having higher priority of payment relative to that class. Consequently, to the extent collections on Receivables and other assets do not generate enough cash to satisfy the Issuing Entity’s obligations, including the obligations to make payments to investors, payments of excess cash flow that would otherwise be made to the Certificateholders will first be eliminated and any additional losses will generally then be absorbed as follows:

•	first, by the holders of the Class D Notes, to the extent then outstanding;

•	second, by the holders of the Class C Notes, to the extent then outstanding;

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•	third, by the holders of the Class B Notes, to the extent then outstanding;

•	fourth, by the holders of the Class A-4 Notes, to the extent then outstanding;

•	fifth, by the holders of the Class A-3 Notes, to the extent then outstanding;

•	sixth, by the holders of the Class A-2 Notes, to the extent then outstanding; and

•	seventh, by the holders of the Class A-1 Notes, to the extent then outstanding.

Reserve Account

Amounts on deposit in the Reserve Account, if any, will be applied to make payments to Noteholders and Certificateholders in accordance with the priority of payments to the extent those amounts remain unsatisfied after the application of collections and other Available Funds.

The Reserve Account provides credit enhancement to the Offered Notes by adding an additional potential source of funds available to make payments on the Notes. Pursuant to the Indenture, the Issuing Entity will cause the Indenture Trustee to establish the Reserve Account with the Account Holder.

The Reserve Account will be funded by an initial deposit on the Closing Date in an amount determined by the Sponsor prior to the Closing Date equal to not less than 0.50% of the Initial Pool Balance (the “Reserve Account Initial Deposit”).

Amounts on deposit in the Reserve Account will be invested in eligible investments that must mature or, if it does not mature, be liquidated the Business Day immediately preceding the next Distribution Date. Such eligible investments may not be purchased at a premium. Any net income from those investments will be paid to the Depositor.

On each Distribution Date, the amount on deposit in the Reserve Account will be withdrawn, to the extent necessary, to fund any deficiencies in the payments of the Issuing Entity’s expenses (including the Servicing Strip Amount), interest payments on the Offered Notes, principal payments on the Offered Notes that are necessary to prevent the outstanding principal amount of the Offered Notes from exceeding the Pool Balance and principal payments on each class of Offered Notes that are necessary to pay off each class of Offered Notes on its Final Scheduled Distribution Date. See “Distribution Date Payments—Distribution Date Payments Prior to Acceleration.”

On any Distribution Date that the amount on deposit in the Reserve Account together with Available Funds is sufficient to pay all amounts due pursuant to clauses (1) through (11) set forth below under “Distribution Date Payments—Distribution Date Payments Prior to Acceleration” and the aggregate outstanding principal amount of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, such amount will be used to repay all such outstanding classes of Notes in full on such Distribution Date.

Class N Reserve Account

The Class N Reserve Account provides credit enhancement solely to the Class N Notes and will not be available to make payments to the holders of the Offered Notes.

Overcollateralization

The Pool Balance will exceed the aggregate principal amount of the Offered Notes issued by the Issuing Entity. The initial amount of overcollateralization and the Overcollateralization Target Amount are described under “Prospectus Summary—Credit Enhancement—Overcollateralization.” This excess creates credit enhancement by allowing for some amount of losses on the Receivables before a shortfall in funds available to make payments on the Notes would occur. On the Closing Date, the amount of overcollateralization will be approximately 0.00% of the Initial Pool Balance. Collections on the Receivables will be applied to reach or maintain, as applicable, the Overcollateralization Target Amount. The Overcollateralization Target Amount will be 1.00% of the Initial Pool Balance.

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Excess Collections

Excess collections are generally the excess of collections on the Receivables over the various fees and expenses of the Issuing Entity, including the Servicing Strip Amount, unpaid indemnity amounts and transition expenses due to the Backup Servicer, should it become the successor servicer, unpaid fees, expenses, and indemnity amounts due to each of Carvana, the Indenture Trustee, Owner Trustee, the Grantor Trust Trustee, the Collateral Custodian, the Asset Representations Reviewer, the Independent Accountant and the Hired Rating Agencies, and interest payments on the P&I Notes and certain required principal payments on the P&I Notes. Any excess collections will be applied on each Distribution Date to make principal payments on the P&I Notes to the extent necessary to reach the Overcollateralization Target Amount.

DISTRIBUTION DATE PAYMENTS

Distribution Date Payments Prior to Acceleration

On each Distribution Date, unless an acceleration has occurred following the occurrence of an Event of Default under the Indenture, the Issuing Entity will pay from Available Funds for such Distribution Date, amounts withdrawn from the Reserve Account solely in connection with the payment of clauses (1) through (11) below, if any, and amounts withdrawn from the Class N Reserve Account solely in connection with the payment of clauses (14) and (16) below, if any, the following amounts in the following order of priority:

1.	the Servicing Strip Amount for the related Collection Period will be used to pay the Servicer or any successor servicer, as applicable, the related Servicing Fee for such Distribution Date, and any Excess Servicing Strip Amount for such Distribution Date will be distributed to the Class XS Notes;

2.	pro rata, (a) to the Backup Servicer, if the Backup Servicer has replaced Bridgecrest as servicer, any unpaid indemnity amounts due to the Backup Servicer as successor servicer, plus any unpaid transition expenses due in respect of the transfer of servicing to the Backup Servicer (including any boarding fees or other expenses payable by the Issuing Entity), provided that the aggregate amount of such indemnity amounts, fees and expenses paid pursuant to this clause (2)(a) will only be payable during the calendar year beginning on the date that the Backup Servicer has replaced Bridgecrest as servicer and will not exceed $150,000 in such calendar year, (b) to each of the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Administrator, the Collateral Custodian and the Independent Accountant any fees, expenses and indemnity amounts due to each of the Administrator, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Collateral Custodian and the Independent Accountant and all unpaid fees, expenses and indemnity amounts from prior Collection Periods, provided that the aggregate amount of such indemnity amounts, fees and expenses paid pursuant to this clause (2)(b) will not exceed (1) $125,000 in any calendar year to the Indenture Trustee and Collateral Custodian, (2) $75,000 in any calendar year to the Grantor Trust Trustee and Owner Trustee combined, (3) $9,000 in any calendar year to the Independent Accountant, (c) to the Asset Representations Reviewer, the fees, expenses and indemnities due and owing under the Asset Representations Review Agreement, which have not been previously paid in full, up to a maximum of $175,000 in any calendar year, and (d) to the Hired Rating Agencies, pro rata, annual surveillance fees not to exceed $28,000 in the aggregate in any calendar year;

3.	to the Backup Servicer, the Backup Servicing Fee;

4.	to the Class A Notes, pro rata among the Class A Notes, accrued and unpaid interest on the Class A Notes;

5.	principal of the Offered Notes in an amount equal to the First Priority Principal Distributable Amount;

6.	to the Class B Notes, accrued and unpaid interest on the Class B Notes;

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7.	principal of the Offered Notes in an amount equal to the Second Priority Principal Distributable Amount;

8.	to the Class C Notes, accrued and unpaid interest on the Class C Notes;

9.	principal of the Offered Notes in an amount equal to the Third Priority Principal Distributable Amount;

10.	to the Class D Notes, accrued and unpaid interest on the Class D Notes;

11.	principal of the Offered Notes in an amount equal to the Fourth Priority Principal Distributable Amount;

12.	to the Reserve Account, the amount, if any, necessary to fund the Reserve Account up to the Specified Reserve Account Balance;

13.	principal of the Offered Notes in an amount equal to the Noteholders’ Regular Principal Distributable Amount;

14.	to the Class N Notes, accrued and unpaid interest on the Class N Notes;

15.	to the Class N Reserve Account, the amount, if any, necessary to fund the Class N Reserve Account up to the Class N Reserve Account Required Amount;

16.	to the Class N Notes, up to the Subordinate Distributable Amount, until the Class N Notes have been paid in full;

17.	pro rata, (a) to the extent not previously paid, to the Backup Servicer, if the Backup Servicer has replaced Bridgecrest as servicer, any unpaid indemnity amounts due to the Backup Servicer as successor servicer, plus any unpaid transition expenses due in respect of the transfer of servicing to the Backup Servicer that are in excess of the related cap described under clause (2) above (including any boarding fees or other expenses payable by the Issuing Entity), (b) to the extent not previously paid, to each of the Administrator, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Collateral Custodian, the Asset Representations Reviewer, the Hired Rating Agencies and the Independent Accountant any unpaid fees, expenses and indemnity amounts due to each of the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Hired Rating Agencies, the Administrator, the Asset Representations Reviewer, the Collateral Custodian and the Independent Accountant that are in excess of the related caps described under clause (2) above, (c) to the Backup Servicer, any unpaid expenses and indemnity amounts due to the Backup Servicer and (d) to the Servicer, any out of pocket costs and expenses due to the Servicer under the Asset Representations Review Agreement; and

18.	to the holders of the Certificates, any remaining amounts.

Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default relating solely to a breach of a covenant, representation or warranty, non-payment of principal of or interest on the P&I Notes when due or a bankruptcy or insolvency event of the Issuing Entity, but prior to acceleration of the P&I Notes, the cap on the expenses and indemnities payable to the Owner Trustee, the Grantor Trust Trustee, the Indenture Trustee and the Collateral Custodian as set forth in clause (2)(b)(1) and clause 2(b)(2) above will not apply.

On and after the Final Scheduled Distribution Date for the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the amount distributable pursuant to clause (5) above will be increased by an amount sufficient to pay in full the outstanding principal amount of any Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes then outstanding. On and after the Final Scheduled Distribution Date for the Class B Notes, the amount distributable pursuant to clause (7) above will be increased by an amount sufficient to pay in full

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the outstanding principal amount of any Class B Notes then outstanding. On and after the Final Scheduled Distribution Date for the Class C Notes, the amount distributable pursuant to clause (9) above will be increased by an amount sufficient to pay in full the outstanding principal amount of any Class C Notes then outstanding. On and after the Final Scheduled Distribution Date for the Class D Notes, the amount distributable pursuant to clause (11) above will be increased by an amount sufficient to pay in full the outstanding principal amount of any Class D Notes then outstanding.

Distribution Date Payments After Acceleration

On each Distribution Date following the occurrence of an Event of Default and acceleration of the P&I Notes, (i) amounts withdrawn from the Reserve Account will be used solely in connection with payment of clauses (1) through (12) below, if any, (ii) amounts withdrawn from the Class N Reserve Account will be used solely in connection with the payment of clauses (13) and (14) below, if any, and (iii) distributions will not be made in accordance with the priorities set forth above under “—Distribution Date Payments Prior to Acceleration” but will instead be made in the following order of priority:

1.	the Servicing Strip Amount for the related Collection Period will be used to pay the Servicer or any successor servicer, as applicable, the related Servicing Fee for such Distribution Date, and any Excess Servicing Strip Amount for such Distribution Date will be distributed to the Class XS Notes;

2.	pro rata, (a) to the Backup Servicer, if the Backup Servicer has replaced Bridgecrest as servicer, any unpaid indemnity amounts due to the Backup Servicer as successor servicer, plus any unpaid transition expenses due in respect of the transfer of servicing to the Backup Servicer, (b) to each of the Administrator, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Collateral Custodian and the Independent Accountant any fees, expenses and indemnity amounts due to such party and all unpaid fees, expenses and indemnity amounts from the prior Collection Periods, (c) to the Hired Rating Agencies, pro rata, annual surveillance fees not to exceed $28,000 in the aggregate in any calendar year, (d) to the Asset Representations Reviewer, any fees, expenses and indemnity amounts due to the Asset Representations Reviewer (e) to the Backup Servicer, any unpaid expenses and indemnity amounts due to the Backup Servicer, and (f) to the Servicer, any out of pocket costs and expenses due to the Servicer under the Asset Representations Review Agreement;

3.	to the Backup Servicer, the Backup Servicing Fee;

4.	to the Class A Notes, pro rata, accrued and unpaid interest on the Class A Notes;

5.	to the Class A-1 Notes, until the Class A-1 Notes have been paid in full;

6.	to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, pro rata, until the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes have been paid in full;

7.	to the Class B Notes, accrued and unpaid interest on the Class B Notes;

8.	to the Class B Notes, until the Class B Notes have been paid in full;

9.	to the Class C Notes, accrued and unpaid interest on the Class C Notes;

10.	to the Class C Notes, until the Class C Notes have been paid in full;

11.	to the Class D Notes, accrued and unpaid interest on the Class D Notes;

12.	to the Class D Notes, until the Class D Notes have been paid in full;

13.	to the Class N Notes, accrued and unpaid interest on the Class N Notes;

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14.	to the Class N Notes, until the Class N Notes have been paid in full; and

15.	to the holders of the Certificates, any remaining amounts.

THE TRANSACTION DOCUMENTS

The following summary describes material terms of the Transaction Documents (“Transaction Documents”), each of which will be dated as of the Closing Date. The Transaction Documents relating to the Issuing Entity consist of:

•	the Receivables Purchase Agreement, between Carvana, as seller and the Depositor, as purchaser (the “Receivables Purchase Agreement”) pursuant to which the Depositor will purchase the Carvana Receivables from Carvana;

•	the FAC Purchase Agreement, between Carvana FAC, as seller and the Depositor, as purchaser (the “FAC Purchase Agreement”) pursuant to which the Depositor will purchase the FAC Receivables from Carvana FAC,

•	the Receivables Transfer Agreement, between the Depositor and the Issuing Entity (the “Receivables Transfer Agreement”), pursuant to which the Issuing Entity will purchase the Receivables from the Depositor;

•	the Receivables Contribution Agreement, between the Issuing Entity and the Grantor Trust (the “Receivables Contribution Agreement”), pursuant to which the Grantor Trust will acquire the Receivables from the Issuing Entity;

•	the Servicing Agreement, among the Issuing Entity, the Grantor Trust, the Backup Servicer, the Indenture Trustee and the Servicer (the “Servicing Agreement”), pursuant to which the Servicer will agree to service the Receivables;

•	the Indenture, pursuant to which the Issuing Entity will issue the Notes;

•	the Trust Agreement, between the Depositor and the Owner Trustee and acknowledged by Computershare Trust Company, as certificate registrar and paying agent (the “Trust Agreement”), pursuant to which the Issuing Entity will be operated and the Certificates will be issued;

•	the Grantor Trust Agreement, between the Issuing Entity and the Grantor Trust Trustee (the “Grantor Trust Agreement”), pursuant to which the Grantor Trust will be operated and the Grantor Trust Certificate will be issued;

•	the Asset Representations Review Agreement, among the Issuing Entity, the Grantor Trust, the Servicer, Carvana, as Administrator and the Asset Representations Reviewer (the “Asset Representations Review Agreement”), pursuant to which the Asset Representations Reviewer will be appointed and establish the procedures by which a review of Receivables will be conducted;

•	the Backup Servicing Agreement, among the Backup Servicer, the Servicer, the Grantor Trust and the Issuing Entity (the “Backup Servicing Agreement”), pursuant to which the Backup Servicer will agree to serve as backup servicer;

•	the Administration Agreement, among Carvana, as Administrator, the Issuing Entity, the Grantor Trust and the Indenture Trustee (the “Administration Agreement”), pursuant to which Carvana will undertake administrative duties for the Issuing Entity; and

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•	the Collateral Custodian Agreement, among the Collateral Custodian, the Servicer, the Issuing Entity, the Grantor Trust, the Indenture Trustee and Carvana, as Administrator (the “Collateral Custodian Agreement”), pursuant to which Computershare Trust Company as collateral custodian, will agree to act as collateral custodian for the documents evidencing the Receivables.

We have filed forms of the Transaction Documents as exhibits to the registration statement, but the forms of the Transaction Documents do not describe the specific terms of the Notes. We will file a copy of the final form of the Transaction Documents with the SEC no later than the date of the filing of the final prospectus. The parties will enter into the Transaction Documents, each of which may be amended and supplemented from time to time, to be dated as of the Closing Date. See “Sponsor,” “Issuing Entity” and “Description of the Notes” for further discussion with respect to the Transaction Documents.

Sale and Assignment of Receivables

Carvana will sell the Carvana Receivables, including its security interests in the Financed Vehicles, to the Depositor on the Closing Date pursuant to the Receivables Purchase Agreement. Carvana FAC will sell the FAC Receivables, including its security interest in the Financed Vehicles, to the Depositor on the Closing Date pursuant to the FAC Purchase Agreement. The Depositor will transfer and assign to the Issuing Entity, without recourse, its entire interest in the Receivables, including its security interests in the Financed Vehicles, pursuant to the Receivables Transfer Agreement. The Issuing Entity will transfer the Receivables, including its security interest in the Financed Vehicles, to the Grantor Trust in exchange for the Grantor Trust Certificate.

The Originators will represent and warrant to the selection criteria set forth in “The Receivables—Criteria Applicable to the Selection of the Receivables.”

In the Receivables Transfer Agreement, the Depositor will assign the representations and warranties of the Originators, as set forth above, to the Issuing Entity, and will represent and warrant to the Issuing Entity that the Depositor has taken no action which would cause the representations and warranties of an Originator with respect to the Receivables to be false in any material respect as of the Closing Date.

Repurchases of Receivables

Unless (A) a breach of any representation or warranty of Carvana or Carvana FAC with respect to any Carvana Receivable or FAC Receivable, as applicable, which materially and adversely affects the interests of the Noteholders and Certificateholders, taken as a whole, is cured in all material respects within 30 days following the discovery of the breach or receipt of notice of such breach by Carvana from the Depositor, the Issuing Entity or the Grantor Trust (which notice will provide sufficient detail so as to allow Carvana to reasonably investigate the alleged breach) or in the case of the Owner Trustee, the Grantor Trust Trustee or the Indenture Trustee, a Responsible Officer of such trustee has actual knowledge or receives written notice of a breach of such representation or warranty then (B)  Carvana will repurchase or cause the applicable purchaser (the “Designated Purchaser”) to repurchase such Receivable from the Grantor Trust at a price equal to the aggregate Principal Balance of the repurchased Receivables, plus accrued and unpaid interest thereon. Any such breach will be deemed not to materially and adversely affect the interests of the Noteholders and Certificateholders, taken as a whole, if such breach does not affect the ability of the Grantor Trust to receive and retain timely payment in full on the related Receivable. The repurchase obligation constitutes the sole remedy available to the Depositor, the Issuing Entity or the Grantor Trust for any such uncured breach. The Indenture Trustee will not be responsible for determining whether a breach of any representation or warranty has occurred, or whether such breach constitutes a material breach, or the enforcement of any repurchase obligations.

Carvana or the Designated Purchaser will be entitled to receive collections received on a repurchased Receivable after the first day of the Collection Period during which such Receivable was repurchased by Carvana or the Designated Purchaser, as applicable.

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The Servicing Agreement and Servicing of the Receivables

Duties of the Servicer

The Servicer will service and make collections on the Receivables held by the Grantor Trust in accordance with its customary servicing practices and applicable law, using the degree of skill and care that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. Subject to the restrictions set forth in the Servicing Agreement, as described below, the Servicer will follow its customary servicing practices and will have full power and authority to do any and all things in connection with such servicing and collection that it may deem necessary or desirable, including executing and delivering instruments of satisfaction or cancellation, or partial or full release or discharge, with respect to the Receivables or the related Financed Vehicles.

The Servicer will initially receive payments relating to the Receivables in a post-office box or depositary account subject to a master agency agreement for the benefit of, among other parties, the Grantor Trust, the Issuing Entity and the Indenture Trustee. The Servicer is required to deposit any collections (other than Supplemental Servicing Fees) on the Receivables received in a post-office box or depository account into the Collection Account within two (2) Business Days following identification. The Servicer may deduct from collections all Unrelated Amounts to the extent such Unrelated Amounts have not been previously reimbursed to the Servicer. Pending deposit into the Collection Account, collections may be commingled with other funds and are not required to be segregated from the Servicer’s own funds.

The Servicer may in its discretion waive any Supplemental Servicing Fees. The Servicer is not required to make any advances of funds or guarantees regarding collections, cash flows or distributions, nor is the Servicer required to maintain a fidelity bond or error and omissions policy or to monitor whether obligors obtain or maintain an insurance policy on the Financed Vehicles.

Modifications

The Servicer may grant Permitted Modifications in accordance with its customary servicing practices, but not any other extension, deferral, amendment, modification, alteration, temporary reduction in payments or adjustment, with respect to any Receivable as described under “Servicing Procedures—Modification of Contracts” in this Prospectus. For the avoidance of doubt, the Indenture Trustee shall have no obligation to approve or consent to, or monitor compliance of the Servicer with the satisfaction of the conditions related to, any Permitted Modification.

A “Permitted Modification” means an extension, deferral, alteration, amendment, modification, temporary reduction in payment or adjustment to the terms of, or with respect to, any Receivable (any of the foregoing, a “Receivable Modification”) made pursuant to the Servicer’s customary servicing practices with respect to which at least one of the following conditions has been satisfied:

•	such Receivable Modification, individually and collectively, considering all Receivable Modifications proposed to be made with respect to the Receivable, is ministerial in nature (including, without limitation, any change to the due date for monthly payments from an obligor to a different day in the month or a waiver of any Supplemental Servicing Fees);

•	such Receivable Modification that (i) is required by applicable law (including at the direction of a regulatory authority, court order or in accordance with the Servicer’s compliance procedures for complying with the Servicemembers Civil Relief Act and any similar applicable state law), or (ii)(A) is in accordance with the Servicer’s customary servicing practices and (B) is intended by the Servicer to comply with or respond to a law, government regulation or government enforcement activity pertaining to the Receivables or classes of loans similar to the Receivables;

•	in the case of any extension or deferral, (i) the obligor’s address is within a geographic area determined by the President of the United States or the governor of the applicable state to warrant individual, or individual and public, assistance from the federal government under the Robert T. Stafford Disaster Relief and Emergency Assistance Act or similar state law, as the case may be, or (ii) the obligor is a United States federal or state government employee that is furloughed on account of a shutdown of such government occurring as a result of a lapse in annual appropriations;

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•	such Receivable Modification where (i) the obligor is in payment default or in the judgment of the Servicer, in accordance with the Servicer’s customary servicing practices, it is reasonably foreseeable that the obligor will default (it being understood that the Servicer may proactively contact any obligor whom the Servicer believes may be at higher risk of a payment default under the related Receivable, and it being further understood that if the obligor has notified the Servicer that the obligor has been materially and adversely impacted by a natural disaster, public health emergency or public terror attack, then the Servicer may reasonably conclude that it is reasonably foreseeable that such obligor will default), and (ii) the Servicer believes that such Receivable Modification is appropriate or necessary to preserve the value of such Receivable and to prevent such Receivable from going into default (or, where the Receivable is already in default, to prevent the Receivable from becoming further impaired); or

•	an opinion has been delivered to the Issuing Entity and the Administrator to the effect that such extension, deferral, amendment, modification, alteration, temporary reduction in payment or adjustment will not cause the Grantor Trust to fail to qualify as a grantor trust for United States federal income tax purposes.

Notwithstanding the foregoing, the Servicer may not (i) extend the date for final payment by the obligor of any Receivable beyond the last day of the Collection Period immediately prior to the final scheduled payment date of the latest maturing Class of Notes or (ii) reduce the APR or Principal Balance with respect to any Receivable unless (in the case of either clause (i) or (ii) above), (A) as required by applicable law or court order (B) in connection with a modification, adjustment or settlement in the event the Receivable becomes a Severely Distressed Receivable, (C) at the direction of a regulatory authority or in accordance with regulatory guidance or (D) in accordance with the Servicer’s compliance procedures for complying with the Servicemembers Civil Relief Act and any similar applicable law. If the Servicer reduces the APR or Principal Balance of any Receivable or extends the date for final payment by the obligor of any Receivable beyond the last day of the Collection Period immediately prior to the final scheduled payment date of the latest maturing Class of Notes, in each case other than as permitted, then the Servicer will be required to indemnify the Grantor Trust for the actual loss amount (if any) for such Receivable. These indemnification obligations constitute the sole remedy available to the Issuing Entity, the Grantor Trust, the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, and the holders of the Securities for any uncured breaches of these covenants by the Servicer. See “—Limitation on Servicer Liability and Indemnification” for further discussion on the Servicer’s indemnification obligations.

The Servicer may in its discretion waive any late payment charge or any other fees that constitute Supplemental Servicing Fees that may be collected in the ordinary course of servicing a Receivable.

Realization Upon Receivables

On behalf of the Grantor Trust, the Servicer will use commercially reasonable efforts, consistent with its customary servicing practices, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer has determined that eventual payment in full is unlikely, unless it determines in its sole discretion that repossession will not increase the liquidation proceeds by an amount greater than the expense of such repossession, that the proceeds ultimately recoverable with respect to such receivable would be increased by forbearance or that repossessing such Financed Vehicle would otherwise not be consistent with the Servicer’s customary servicing practices. Without limiting the foregoing, the Servicer will use commercially reasonable efforts consistent with its customary servicing practices to maximize net proceeds from the repossession of a Financed Vehicle, which may include selling the Financed Vehicle at public or private sale. In addition, the Servicer may from time to time (but is not required to) sell any Charged-Off Receivables on behalf of the Issuing Entity or the Grantor Trust in accordance with its customary servicing practices and such other conditions and requirements as set forth in the Servicing Agreement for a price equal to the fair market value of such Charged-Off Receivable.

Sale of Charge-Offs

The Servicer may from time to time, but is not required to, direct the Grantor Trust to sell retail installment contracts that have been charged-off in accordance with its customary servicing practices and the Servicing

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Agreement to a third party that is unaffiliated with Carvana, the Depositor, the Issuing Entity, the Grantor Trust or Servicer and these may be sold to third parties.

Servicing Compensation and Payment of Expenses

On each Distribution Date, the Issuing Entity will pay to the Servicer the Servicing Fee, which will be payable from the Servicing Strip Amount.

In addition, the Servicer will also be entitled to receive or retain, as applicable, any Supplemental Servicing Fees, which include any late fees, insufficient funds fees and other administrative fees and expenses or similar charges collected during a monthly Collection Period, as well as any investment earnings on its concentration accounts during a monthly Collection Period prior to transferring the collections on the Receivables to the Collection Account. The Servicer is entitled to be reimbursed for liquidation expenses, which are the reasonable out-of-pocket expenses (exclusive of overhead) incurred by the Servicer with respect to the collection, repossession, enforcement, disposition and liquidation of a Receivable that is a charged-off contract and the related Financed Vehicle. These Supplemental Servicing Fees and liquidation expenses are not paid out of the Servicing Strip Amount. Supplemental Servicing Fees do not constitute Available Funds, and liquidation expenses reduce the amount of Available Funds available to be distributed on each Distribution Date.

To the extent there is an Excess Servicing Strip Amount available on any Distribution Date, such amount will be paid to the holders of the Class XS Notes. The relative priority of the Servicing Strip Amount and the Excess Servicing Strip Amount are set forth under “Distribution Date Payments—Distribution Date Payments Prior to Acceleration.”

Delegation by and Resignation of the Servicer

The Servicer may, at any time without notice or consent, delegate (a) any or all of its duties under the Transaction Documents to any of its Affiliates or (b) specific duties to sub-contractors who are in the business of performing such duties; provided, that no such delegation will relieve the Servicer of its responsibility with respect to such duties and the Servicer will remain obligated and liable to the Issuing Entity, the Grantor Trust and the Indenture Trustee for its duties under the Servicing Agreement as if the Servicer alone were performing such duties.

The Servicer may not resign from its obligations and duties as Servicer under the Servicing Agreement, except upon a determination that the Servicer’s performance of these duties as servicer is not permissible under applicable law. Notice of any such determination permitting the resignation of the Servicer will be communicated to the Indenture Trustee and the Backup Servicer by the Servicer at the earliest practicable time (and, if such communication is not in writing, will be confirmed in writing at the earliest practicable time) and any such determination will be evidenced by an opinion of counsel to such effect delivered to the Indenture Trustee and the Backup Servicer concurrently with or promptly after such notice. If, after the Servicer gives notice of its intent to resign or is terminated, a successor servicer does not take office within the earlier of sixty days and the date that the Backup Servicer is required to assume the obligations of the predecessor servicer under the Backup Servicing Agreement, the retiring Servicer, the Issuing Entity or the Requisite Noteholders may petition a court of competent jurisdiction for the appointment and designation of a successor servicer (at the expense of the Issuing Entity).

Termination of the Servicer

If a Servicer Termination Event has occurred and is continuing, the Indenture Trustee may, and at the direction of the Requisite Noteholders will, by notice given to the Servicer, the Owner Trustee, the Issuing Entity, the Administrator, the Certificateholders and the Noteholders, terminate the rights and obligations of the Servicer under the Servicing Agreement with respect to the Receivables. In the event the Servicer is terminated or resigns as Servicer, all authority and power of the Servicer under the Servicing Agreement will, without further action, pass to and be vested in (i) the Backup Servicer; or (ii) if the Backup Servicer has been terminated, a successor servicer approved as described below. The Indenture Trustee may make arrangements for compensation to be paid to the successor servicer, which in no event may be greater than the servicing compensation to the Servicer under the Servicing Agreement, unless consented to by the Requisite Noteholders. The Indenture Trustee will not be liable for any Servicing Fee or

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for any differential in the amount of the Servicing Fee and the amount necessary to induce any successor Servicer to act as successor Servicer under the Transaction Documents.

In the event the Backup Servicer does not assume the role of successor servicer, the Requisite Noteholders will appoint another person as successor servicer, who will assume the obligations of the Servicer under the Servicing Agreement on the assumption date specified in the written notice. The Backup Servicer will act as successor servicer unless it is legally unable to do so, in which event the predecessor Servicer shall continue to act as Servicer until a successor acceptable to the Requisite Noteholders has been appointed and accepted such appointment. In the event that a successor Servicer has not been appointed and the Backup Servicer is legally unable to act at the time when the predecessor Servicer has ceased to act as Servicer, then the Indenture Trustee, the Issuing Entity or the Requisite Noteholders may appoint, or petition a court of competent jurisdiction to appoint, a successor servicer (at the expense of the Issuing Entity).

The occurrence and continuation of any one or more of the following events will constitute a “Servicer Termination Event”:

1.	any failure by the Servicer to deposit in the Collection Account any payment required to be so delivered by the Servicer under the terms of the Servicing Agreement, which failure continues unremedied for five (5) Business Days after discovery thereof by a Responsible Officer of the Servicer or receipt by a Responsible Officer of the Servicer of written notice thereof from the Indenture Trustee or the Requisite Noteholders (or, if no Offered Notes are outstanding, from the majority Certificateholders);

2.	any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement, which failure materially and adversely affects the rights of the Issuing Entity, the Noteholders or the Certificateholders, and which continues unremedied for 60 consecutive days after discovery thereof by a Responsible Officer of the Servicer or receipt by a Responsible Officer of the Servicer of written notice thereof from the Indenture Trustee (acting at the written direction of the Requisite Noteholders (or, if no Offered Notes are outstanding, from the majority Certificateholders)) or the Requisite Noteholders (or, if no Offered Notes are outstanding, from the majority Certificateholders);

3.	any representation or warranty made by the Servicer in the Servicing Agreement or any other Transaction Document will prove to have been incorrect or false in any respect when made, which breach materially and adversely affects the rights of the Issuing Entity, the Noteholders or the Certificateholders and such breach continues unremedied for 60 consecutive days after discovery thereof by a Responsible Officer of the Servicer or receipt by a Responsible Officer of the Servicer of written notice thereof from the Indenture Trustee (acting at the written direction of the Requisite Noteholders (or, if no Offered Notes are outstanding, from the majority Certificateholders)), or the Requisite Noteholders (or, if no Offered Notes are outstanding, from the majority Certificateholders); and

4.	certain events of bankruptcy, insolvency or receivership of the Servicer (which, if involuntary, remain unstayed for a period of 60 consecutive days) or actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations;

provided, that (A) any delay or failure of performance referred to in clause (1) above shall have been caused by force majeure or other similar occurrence, the 5 Business Day grace period referred to in such clause (1) shall be extended for an additional ten (10) calendar days, (B) if any delay or failure of performance referred to in clauses (2) or (3) above shall have been caused by force majeure or other similar occurrence, the 60 day grace period referred to in such clause shall be extended for an additional thirty (30) calendar days and (C) the Indenture Trustee shall have no obligation to determine the materiality of any breach of the Servicer referred to in clauses (2) or (3) above. The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event in clauses (1) or (2) above has occurred.

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Waiver of Servicer Termination Events

The Requisite Noteholders, on behalf of all the Noteholders, Certificateholders and the Issuing Entity, may waive any Servicer Termination Event and its consequences. No waiver will impair the Noteholders’ or Certificateholders’ rights regarding subsequent defaults.

Evidence as to Compliance

The Servicing Agreement will provide for delivery on or before March 15 of each calendar year, beginning March 15, 2027, of a certificate signed by an officer of the Servicer stating that (1)  a review of the Servicer’s activities during the preceding calendar year (or, in the case of the first such certificate, the period from the Closing Date through December 31, 2026) and of its performance under the Servicing Agreement has been made under the supervision of such officer and (2) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled its obligations under the Servicing Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligations in any material respect, describing each such failure and the status thereof.

The Servicer will also give the Issuing Entity and the Indenture Trustee written notice of any event which has occurred and is continuing, with the giving of notice or lapse of time or both, unless cured, would become a Servicer Termination Event.

The Servicer will provide a report regarding its assessment of its compliance with certain servicing criteria specified in Item 1122(d) of Regulation AB as of the end of the preceding calendar year (or, in the case of the first such certificate, the period from the Closing Date through December 31, 2026). The report will address each of the servicing criteria specified in the Servicing Agreement as applicable to the Servicer or such other criteria as mutually agreed upon by the Depositor and the Servicer. The Servicer will provide a separate annual report of a firm of independent certified public accountants attesting to such servicer’s assessment of its compliance with such servicing criteria during the preceding calendar year (or, in the case of the first such certificate, the period from the Closing Date through December 31, 2026).

Limitation on Servicer Liability and Indemnification

The Servicer will be liable under the Servicing Agreement only to the extent of the obligations specifically undertaken by the Servicer under the Servicing Agreement and the representations and warranties made by the Servicer thereunder. The Servicer will be required to indemnify, defend and hold harmless the Issuing Entity, the Grantor Trust, the Owner Trustee, the Grantor Trust Trustee, the Indenture Trustee, the Collateral Custodian, the Backup Servicer and Carvana and their respective officers, directors, employees and agents from and against any and all costs (including reasonable legal fees and related costs), expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such person through the negligence (other than errors in judgment), willful misconduct or bad faith of the Servicer in the performance of its duties under the Transaction Documents, or by reason of its reckless disregard of its obligations and duties under the Transaction Documents to which it is a party, or by reason of breach of any representations or warranties made in the Servicing Agreement by the Servicer (excluding, however, costs, expenses, losses, claims, damages and liabilities to the extent resulting from the negligence (or gross negligence (except for errors in judgment)) in the case where the Owner Trustee, Grantor Trust Trustee, Indenture Trustee or Collateral Custodian is seeking indemnification or willful misconduct on the part of the indemnified party or breach of any Transaction Document by the indemnified party (in the case of the Indenture Trustee and Collateral Custodian, resulting from the Indenture Trustee’s or the Collateral Custodian’s negligence or willful misconduct)). Such indemnification shall include any amounts incurred by an indemnified party in connection with the enforcement of the Servicer’s indemnification. Neither the Servicer (nor any of the directors, officers, employees or agents of the Servicer) will be under any liability to any person for any action taken or for refraining from the taking of any action pursuant to the Servicing Agreement or for errors in judgment, although the Servicer will not be protected against any liability that would otherwise be imposed by reason of willful misconduct or bad faith in the performance of duties or by reason of its failure to perform its obligations or of reckless disregard of obligations and duties under the Servicing Agreement or by reason of negligence in the performance of its duties under the Servicing Agreement (except for errors in judgment).

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Indenture

The Indenture will provide for the issuance of the Notes, the terms of the Notes and payments to Noteholders as described in this Prospectus. The following summary describes certain other material terms of the Indenture.

Material Covenants

The Indenture provides that the Issuing Entity it binds may not consolidate with or merge into any other entity, unless:

•	the entity (if other than the Issuing Entity) formed by or surviving the consolidation or merger is organized and existing under the laws of the United States or any state;

•	no Default or Event of Default has occurred and is continuing immediately after giving effect to such merger or consolidation;

•	the Rating Agency Condition has been satisfied with respect to such transaction and such person;

•	any action necessary to maintain the lien and security interest created by the Indenture has been taken; and

•	the Indenture Trustee has received an officer’s certificate and an opinion of counsel (addressed to the Issuing Entity and the Indenture Trustee) to the effect that the consolidation or merger complies with the Indenture, would have no material adverse tax consequence to the Issuing Entity or to any Noteholder or Certificateholder and that all conditions precedent related to such consolidation or merger have been complied with.

So long as any Notes are outstanding, the Issuing Entity and the Grantor Trust will not, among other things, except as expressly permitted by the Transaction Documents:

•	sell, convey, exchange, transfer or otherwise dispose of any of the properties or assets of the Issuing Entity or the Grantor Trust;

•	claim any credit on or make any deduction from the principal or interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code or applicable provisions of state, local or non-U.S. tax law) or assert any claim against any present or former holder of the Notes by reason of the payment of taxes levied or assessed upon any part of the Issuing Entity Collateral or Grantor Trust Collateral;

•	dissolve or liquidate in whole or in part; or

•	either (a) permit the validity or effectiveness of the Indenture or any other Transaction Document to be impaired, or permit the lien of the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby, (b) permit any lien (other than liens as permitted under the Transaction Documents and the lien of the Indenture) to be created on or extend to or otherwise arise upon or burden the Issuing Entity Collateral or Grantor Trust Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on a Financed Vehicle and arising solely as a result of an action or omission of the related obligor), or (c) permit the lien of the Indenture not to constitute a valid first priority security interest in the Issuing Entity Collateral or Grantor Trust Collateral (other than with respect to any such tax, mechanics’ or other lien).

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The Issuing Entity may not engage in any activity other than as specified under “The Issuing Entity” above. The Issuing Entity may not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes it issues and the Indenture which binds it or otherwise in accordance with the Transaction Documents.

Events of Default

Each of the following will constitute an “Event of Default” under the Indenture:

•	default in the payment of any interest on any P&I Note of the Controlling Class when the same becomes due and payable, and such default shall continue for a period of five (5) Business Days;

•	default in the payment in full of all then outstanding principal of any class of P&I Notes and accrued but unpaid interest due on any class of P&I Notes on the related Final Scheduled Distribution Date;

•	any failure by the Issuing Entity to duly observe or perform in any material respect any of its covenants or agreements made in the Indenture (other than a covenant or agreement, a default in the observance or performance of which is specifically addressed elsewhere), which failure materially and adversely affects the interests of the Holders of Notes, and such failure shall continue or not be cured for a grace period of sixty (60) consecutive days (or for such longer period not in excess of ninety (90) consecutive days as may be reasonably necessary to remedy such failure; provided that such failure is capable of remedy in ninety (90) days) after receipt by the Issuing Entity of written notice from the Indenture Trustee or from Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Controlling Class;

•	any other representation or warranty made by the Issuing Entity having been incorrect in any material respect as of the time made (other than a default the observance or performance of which is specifically addressed elsewhere), which failure materially and adversely affects the interests of the Noteholders, and such incorrect representation shall continue or not be cured for a grace period of sixty (60) consecutive days (or for such longer period not in excess of ninety (90) consecutive days as may be reasonably necessary to remedy such failure; provided that such failure is capable of remedy in ninety (90) days) after receipt by the Issuing Entity of written notice from the Indenture Trustee or from Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Controlling Class; and

•	certain events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity or its property.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first four bullet points above was caused by force majeure or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional sixty (60) consecutive days.

Upon the occurrence and during the continuance of an Event of Default, the Indenture Trustee will declare all of the Notes to be immediately due and payable if directed in writing by the Noteholders of Notes evidencing not less than the Requisite Noteholders.

If an acceleration has been declared following an Event of Default and before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee, the Requisite Noteholders may rescind and annul such declaration and its consequences, if certain conditions specified in the Indenture are satisfied.

Upon the occurrence and continuation of an Event of Default, the Indenture Trustee may exercise certain remedies under the Indenture, including selling the property of the Issuing Entity if certain other conditions specified in the Indenture are satisfied. The Indenture Trustee may not cause the liquidation of the Issuing Entity’s property unless either (a) Noteholders representing 100% of the Aggregate Note Principal Amount consent thereto, or (b) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full the principal of and the accrued interest on the Notes, at the date of such sale or liquidation, or (c) (1) there has been a payment Event of Default, (2) the Indenture Trustee determines that the Issuing Entity’s property will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as and when they would have become due if

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the Notes had not been declared due and payable and the Indenture Trustee provides notice to the Issuing Entity (who will deliver such notice to each rating agency hired by the Issuing Entity to rate the Notes) and (3) the Indenture Trustee obtains the consent of Noteholders evidencing not less than 66-2/3% of the outstanding principal amount of Notes.

If an acceleration has been declared following an Event of Default and such declaration and its consequences have not been rescinded and annulled, any money or property collected pursuant to the Indenture or otherwise and any money then held or thereafter received by the Indenture Trustee with respect to the property of the Issuing Entity will be applied in accordance with the priorities set forth in “Distribution Date Payments—Distribution Date Payments After Acceleration” above, including, without limitation, amounts that would otherwise be released to the holders of the Certificates.

The Requisite Noteholders may, on behalf of all Noteholders and the Issuing Entity, waive any Event of Default and its consequences. No such waiver will extend to any subsequent or other Event of Default or impair any right consequent thereon. The Requisite Noteholders must provide notice to the Indenture Trustee, and the Indenture Trustee must notify each Hired Rating Agency, of any waiver of any Event of Default.

Annual Compliance Statement

The Issuing Entity will be required to deliver annually to the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

Satisfaction and Discharge of Indenture and Release of Collateral

Subject to the payment of its fees and expenses pursuant to the Indenture, the Indenture Trustee may, and when required by the provisions of the Indenture will, execute instruments to release property from the lien of the Indenture, or convey the Indenture Trustee’s interest in the same. The Indenture Trustee will be required, at such time as there are no Notes outstanding and all sums due to the Indenture Trustee have been paid to release any remaining portion of the collateral that secured the Notes from the lien of the Indenture and release to the Issuing Entity, the Grantor Trust, or any other person entitled thereto any funds then on deposit in the designated accounts. Upon notice prior to the redemption date from the Issuing Entity or the Servicer, the Indenture Trustee, based on such notice, will be required to withdraw from the Collection Account and deposit into the Note Distribution Account, on the redemption date, the aggregate redemption price of the Notes, whereupon all such Notes will be due and payable on the redemption date.

The Indenture Trustee will continue to act as Indenture Trustee under the Indenture and the Servicing Agreement for the benefit of Certificateholders until all payments in respect of the Certificates have been paid in full.

Statements to Investors

On or prior to each Distribution Date, the Servicer will provide the Servicer’s Certificate to Carvana and the Indenture Trustee and the Indenture Trustee will make available such Servicer’s Certificate and certain other information to be provided by Carvana in the monthly statement to investors. The Indenture Trustee will make available such monthly statement to the investors detailing information required under the Transaction Documents. Each monthly statement to the investors that the Indenture Trustee delivers to the investors will include the following information (or other substantially similar information so long as such information satisfies the requirements of Item 1121 of Regulation AB) regarding the Securities on the related Distribution Date to the extent such information has been included by the Servicer in the Servicer’s Certificate:

1.	the amount of the distribution(s) allocable to principal;

2.	the amount of the distribution(s) allocable to interest;

3.	the Pool Balance as of the close of business on the last day of the related Collection Period;

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4.	the outstanding principal amount of, and the Note pool factor for, each class of Notes on that date, after considering all payments reported under (1) above;

5.	the amount of the distribution(s) allocable to the Certificateholders;

6.	the Servicing Strip Amount, Servicing Fee, Supplemental Servicing Fees, and liquidation expense reimbursements paid for the related Collection Period and the amount of any unpaid Servicing Strip Amount, Servicing Fee, Supplemental Servicing Fees and liquidation expenses and the change in that amount from the preceding statement;

7.	the Backup Servicing Fee paid for the related Collection Period and the amount of any unpaid Backup Servicing Fee and the change in that amount from the preceding statement;

8.	the amount of any related shortfalls in the payment of interest, if any, and the change in that amount from the preceding statement;

9.	the amount of the First Priority Principal Distributable Amount, Second Priority Principal Distributable Amount, Third Priority Principal Distributable Amount, Fourth Priority Principal Distributable Amount and Noteholders’ Regular Principal Distributable Amount, if any, and the change in that amount from the preceding statement;

10.	any amounts paid to the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Collateral Custodian, the Asset Representations Reviewer or the Administrator pursuant to the requirements of the Indenture;

11.	the number of Receivables and the related Principal Balance for which the related obligors are delinquent in making scheduled payments between thirty-one (31) and sixty (60) days, sixty-one (61) and ninety (90) days and ninety-one (91) and one hundred twenty (120) days;

12.	the number and the aggregate Purchase Amount of Receivables that became repurchased Receivables and any Receivables purchased pursuant to the optional redemption during the related Collection Period;

13.	the aggregate indemnification amounts paid, if any, by the Servicer during the related Collection Period;

14.	(i) the number of Receivables extended (computed as the number of whole months extended, or fractions thereof) during the preceding Collection Period, (ii) the aggregate Principal Balance (as of the beginning of the preceding Collection Period) for such Receivables, (iii) the number of all Receivables in the Grantor Trust as of the beginning of the preceding Collection Period, (iv) the Pool Balance as of the beginning of the preceding Collection Period and (v) the ratio of (i) over (iii) and the ratio of (ii) over (iv);

15.	the amount deposited in or withdrawn from the Reserve Account on that date and the amount on deposit in the Reserve Account, if any, before and after giving effect to such deposit or withdrawal;

16.	the amount withdrawn from the Class N Reserve Account on that date and the amount on deposit in the Class N Reserve Account after giving effect to such withdrawal;

17.	the amount of the distribution(s) payable out of amounts withdrawn from the Reserve Account;

18.	the amount of the distribution(s) payable out of amounts withdrawn from the Class N Reserve Account;

19.	delinquency and loss information on the Receivables for the related Collection Period, and whether the Delinquency Trigger occurred; and

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20.	the number and amount of Receivables at the beginning and end of the related Collection Period, the weighted average annual percentage rate of the Receivables and the weighted average remaining term of the Receivables.

In addition, the following information will also be made available to investors, to the extent applicable:

1.	the amount of Receivables with respect to which material breaches of pool asset representations or warranties or transaction covenants have occurred during the related Collection Period;

2.	any material modifications, extensions or waivers relating to the terms of or fees, penalties or payments on, pool assets during the Collection Period or that, cumulatively, have become material over time;

3.	a statement that the Administrator has received a communication request from a Noteholder interested in communicating with other Noteholders regarding the possible exercise of rights under the Transaction Documents, the name and contact information for the requesting Noteholder and the date such request was received;

4.	information with respect to any change in the Asset Representations Reviewer;

5.	a summary of the findings and conclusions of any asset representations review conducted by the Asset Representations Reviewer;

6.	the nature and amount of any material change in Carvana’s or an affiliate’s interest in the Securities from their purchase, sale or other disposition;

7.	the commencement of an arbitration proceeding relating to a request to repurchase Receivables and instructions for the Noteholders to participate in any such proceeding; and

8.	any voting instructions and procedures relating to a vote to require an asset representations review.

Investors will not receive a separate notification when changes are made to the Pool, such as when Receivables are removed from the pool pursuant to the provisions of the Transaction Documents providing for the repurchase of Receivables upon breaches of certain representations or warranties or covenants.

Unless and until Definitive Notes are issued, the Indenture Trustee will make available these monthly statements to investors to Cede & Co., as registered holder of the Notes and the nominee of DTC on the Issuing Entity’s behalf. See “Description of the Notes—Book-Entry Registration.”

If a Responsible Officer of the Indenture Trustee receives any written notice of a Servicer Termination Event or if the Servicer is terminated or a successor Servicer appointed pursuant to the Servicing Agreement, then the Indenture Trustee will give prompt (but in no case no later than five (5) Business Days) notice of such event to the Owner Trustee, the Issuing Entity, the Grantor Trust Trustee, the Grantor Trust, the Administrator, the Asset Representations Reviewer and the Noteholders.

The Indenture Trustee will make available each month to each investor and the Hired Rating Agencies the above information (and certain other documents, reports and information regarding the Notes, the Certificates and the Receivables provided by the Servicer from time to time) via the Indenture Trustee’s internet website with the use of a password provided by the Indenture Trustee. The Indenture Trustee’s internet website will be located at www.CTSLink.com or at such other address as the Indenture Trustee will notify the investors from time to time. For assistance with regard to this service, you can call the Indenture Trustee’s Corporate Trust Office at (866) 846-4526.

The Indenture Trustee has not independently verified the accuracy or completeness of, and may disclaim responsibility for, any information made available by the Indenture Trustee for which it is not the original source. Noteholders should not rely upon any representations made on the Indenture Trustee’s website, as the website is not part of this Prospectus. The Indenture Trustee shall not be liable for acts or omissions related to the dissemination of

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information made in accordance with the Transaction Documents unless such acts or omissions rise to the level of willful misconduct, bad faith or negligence.

After the end of each calendar year, within the required time period, the Indenture Trustee will furnish to each person who at any time during the calendar year was a Noteholder or Certificateholder a statement as to the aggregate amounts of interest and principal paid to the Noteholder and any other information as the Depositor deems necessary to enable the Noteholder to prepare its tax returns.

Investor Communications

Investors may send a written request to Carvana stating that the investor is interested in communicating with other investors about the possible exercise of rights under the Transaction Documents. The investor should send its request to abs-transactions@carvana.com. The investor must include in its request the method by which other investors should contact it.

The Administrator will cause the following information to be included in the Form 10-D related to the reporting Collection Period in which the request was received:

•	a statement that the Administrator has received a communication request from a Noteholder or beneficial owner of Notes;

•	the name of the requesting investor;

•	the date the request was received;

•	a statement that the investor is interested in communicating with the other investors about the possible exercise of rights under the Transaction Documents; and

•	a description of the method other investors may use to contact the requesting investor.

The Administrator will bear any costs associated with including the above information in the Form 10-D. The requesting investor will pay any costs associated with communicating with other investors, and no other transaction party, including the Issuing Entity, will be responsible for such costs.

If the requesting investor is not the record holder of any Notes and is instead a beneficial owner of Notes, then the request must include (1) a written certification from such investor that it is a beneficial owner of Notes and (2) an additional form of documentation to prove ownership, such as a trade confirmation, an account statement, a letter from a broker or dealer or other similar document. If Definitive Notes are issued and the requesting investor is the record holder of any Notes, no verification procedures will be required.

Establishment of Certain Accounts

The Indenture Trustee will establish with the Account Holder and maintain the following accounts:

•	a Collection Account, for the benefit of the Noteholders and the Certificateholders, into which all payments made on or for the Receivables will be deposited;

•	a Note Distribution Account, for the benefit of the Noteholders, in which amounts released from the Collection Account and the Reserve Account for payment to the Noteholders will be deposited and from which all distributions to the Noteholders will be made;

•	a Reserve Account, which will be a segregated trust account for the benefit of the Noteholders and Certificateholders into which funds will be deposited by the Depositor and from which payments to the Noteholders, the Servicer and, in some cases, the Depositor and the Certificateholders, will be made; and

•	a Class N Reserve Account, which will be a segregated trust account for the benefit of the Class N Noteholders into which funds will be deposited by the Depositor and from which payments to the Class N Noteholders and, in some cases, the Depositor, will be made.

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The Administrator will establish with the Account Holder and maintain the following account:

•	if the Certificates are sold by the Depositor, a Certificate Distribution Account, for the benefit of the Certificateholders, in which amounts released from the Collection Account and the Reserve Account for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made.

Funds on deposit in the Certificate Distribution Account will not constitute property of the Issuing Entity available to the Noteholders. Upon and after any distribution to the Certificate Distribution Account of any amounts, the Noteholders will not have any rights in or claims to those amounts.

The Reserve Account will be funded by an initial deposit by the Depositor on the Closing Date in the amount set forth under “Prospectus Summary—Credit Enhancement—Reserve Account” and on each Distribution Date thereafter up to the Specified Reserve Account Balance to the extent of funds available in accordance with clause (12) under “Distribution Date Payments—Distribution Date Payments Prior to Acceleration.” The Class N Reserve Account will be funded by an initial deposit by the Depositor on the Closing Date in an amount equal to the Class N Reserve Account Initial Deposit Amount and on each Distribution Date thereafter up to the Class N Reserve Account Required Amount to the extent of funds available in accordance with clause (15) under “Distribution Date Payments—Distribution Date Payments Prior to Acceleration.” If the amount required to be withdrawn from the Reserve Account or the Class N Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of cash in the Reserve Account or the Class N Reserve Account, as applicable, a temporary shortfall in the amounts distributed to the Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates. Investment earnings on funds deposited in the Collection Account, the Reserve Account and the Class N Reserve Account, net of losses and investment expenses, will be payable to the Depositor.

The Designated Accounts will be maintained as either of two types of accounts. The first type of account is a segregated account with an Eligible Institution.

The second type of account is a segregated trust account with a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank. This depository institution must act as trustee for funds deposited in the account and the securities of that depository institution must have a credit rating from each rating agency then rating that institution in one of its generic rating categories which signifies investment grade or such higher rating as required by the rating agencies hired to rate the Notes.

Investment of Funds

Funds deposited in the Designated Accounts will be invested in eligible investments. Any such investment must mature or if it does not mature, be liquidated the Business Day immediately preceding the next Distribution Date. Such eligible investment may not be purchased at a premium.

The Servicer is entitled to receive all investment earnings (net of losses and investment expenses) on the funds in its concentration accounts prior to remittance of collections to the Collection Account.

The Depositor is entitled to receive all investment earnings (net of losses and investment expenses) on the funds in the Collection Account, the Reserve Account and the Class N Reserve Account.

Distribution of Reserve Accounts Following Payment in Full of the Notes

Following payment in full of the Offered Notes and payment of liabilities of the Issuing Entity in accordance with applicable law, any remaining amounts in the Reserve Account will be distributed to the Certificateholders. Following payment in full of the Class N Notes, any remaining amount in the Class N Reserve Account will be distributed to the Depositor.

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Replacement of the Indenture Trustee

Under the Indenture, the Indenture Trustee may resign at any time by giving notice to the Issuing Entity. The Requisite Noteholders may remove the Indenture Trustee by so notifying the Indenture Trustee upon at least thirty (30) days prior written notice and may appoint a successor Indenture Trustee. Additionally, the Issuing Entity will remove the Indenture Trustee if:

•	at any time, the Indenture Trustee will cease to be eligible under the Indenture;

•	a court of competent jurisdiction will have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator or sequestrator for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or ordering the winding-up or liquidation of the Indenture Trustee’s affairs;

•	an involuntary case under the federal bankruptcy laws or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the Indenture Trustee;

•	the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator for the trustee or for any substantial part of the Indenture Trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any action in the furtherance of the foregoing; or

•	the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason, the Issuing Entity will promptly appoint a successor indenture trustee and the Indenture Trustee will promptly transfer all Issuing Entity accounts to an institution that meets the eligibility requirements set forth in the Indenture. Additionally, if the Indenture Trustee ceases to be eligible under the Indenture, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor indenture trustee. If a successor Indenture Trustee does not take office within sixty (60) days after the Indenture Trustee gives notice of its intent to resign or is removed, the Issuing Entity, the retiring Indenture Trustee or the Requisite Noteholders may petition any court of competent jurisdiction for the appointment and designation of a successor indenture trustee (at the expense of the Issuing Entity).

Amendment of Indenture

The Issuing Entity, the Grantor Trust and, upon receipt of an order from the Issuing Entity, the Indenture Trustee, without the consent of the Noteholders, may enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or for the purposes of modifying in any manner the rights of the Noteholders under the Indenture subject to satisfaction of the following conditions:

•	an opinion of counsel or an officer’s certificate to the effect that such amendment will not materially and adversely affect the interests of the Noteholders or the unaffiliated Certificateholders is delivered to the Indenture Trustee;

•	the Rating Agency Condition is satisfied with respect to such amendment and the Indenture Trustee is so notified in writing;

•	to cure any ambiguity, to correct or supplement any provision of the Indenture that may be defective or inconsistent with any other provision of the Indenture or any other Transaction Document, or with any description thereof in this Prospectus, any offering memorandum or any private placement memorandum, or to add to the covenants, restrictions or obligations of the Indenture Trustee; or

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•	to modify, eliminate or add to the provisions of the Indenture to such extent as will be necessary to effect the qualification of the Indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to the Indenture such other provisions as may be expressly required by the Trust Indenture Act, and the Indenture Trustee is authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

In addition, the Issuing Entity, the Grantor Trust, and, upon receipt of an order from the Issuing Entity, the Indenture Trustee, with prior notice to the Hired Rating Agencies and without the consent of the Noteholders, may enter into one or more supplemental indentures (i) to add provisions to, change in any manner or eliminate any provisions of the Indenture, or modify in any manner the rights of the Noteholders under the Indenture provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Noteholder or (ii) if the Rating Agency Condition is satisfied with respect to such supplemental indenture and the Depositor or the Administrator notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such supplemental indenture.

The Issuing Entity, the Grantor Trust and, upon receipt of an order from the Issuing Entity, the Indenture Trustee also may, with prior notice to the Hired Rating Agencies and with the consent of the Requisite Noteholders, enter into a supplemental indenture or indentures for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Noteholders under the Indenture, subject to certain limitations described in the Indenture regarding certain fundamental changes (including those described in the following paragraph).

In each case, no supplemental indenture will be permitted unless, as evidenced by an opinion of counsel, the supplemental indenture would not cause the Grantor Trust to fail to qualify as a grantor trust for U.S. federal income tax purposes.

Notwithstanding the foregoing, without the consent of each Noteholder affected thereby, the Issuing Entity and the Indenture Trustee may not change the interest rate of a class of P&I Notes (it being understood that a waiver of any Event of Default by the Requisite Noteholders will not in and of itself be deemed to have any of the foregoing effects) or change the percentage of Notes required to be held by the Requisite Noteholders to consent to any such action.

The Owner Trustee and the Grantor Trust Trustee may, but will not be obligated to, enter into any supplemental indenture that affects the Owner Trustee’s or the Grantor Trust Trustee’s rights, duties, immunities, indemnities or liabilities under the Indenture, and no amendment which adversely affects the rights, duties, indemnities, immunities or liabilities of the Owner Trustee or the Grantor Trust Trustee under the Indenture will be effective without their prior written consent.

Asset Representations Review Agreement

The Issuing Entity will enter into the Asset Representations Review Agreement with the Asset Representations Reviewer pursuant to which Clayton will be authorized to act as the Asset Representations Reviewer for the review of the Receivables.

General

The Asset Representations Reviewer will conduct a review of Receivables that are more than 60 days delinquent for their compliance with asset level representations and warranties provided by the Originators and the Depositor upon the satisfaction of each of the following conditions:

•	the Delinquency Trigger (as defined below) is met or exceeded, and

•	the Noteholders (including beneficial owners of the Notes) vote to cause a review of the Receivables that are more than 60 days delinquent by:

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•	at least 5% of Noteholders (other than Carvana and its affiliates), measured by the aggregate outstanding amount of the respective Offered Notes, demanding a vote to determine if a review should be performed, and

•	subject to a 5% voting quorum, at least a majority of Noteholders (other than Carvana and its affiliates), measured by the aggregate outstanding amount of the respective Offered Notes of the Noteholders voting, choosing to initiate an asset representations review.

For more information regarding the Asset Representations Reviewer, see “Asset Representations Reviewer.”

Delinquency Trigger

The first condition to a review will be satisfied if the aggregate Principal Balance of all Receivables that are more than 60 days delinquent, divided by the Pool Balance (in each case, measured as of the end of the related Collection Period) meets or exceeds the Delinquency Trigger. If the Delinquency Trigger is met or exceeded, it will be reported on the Servicer’s Certificate to be included in the monthly statement to investors for that month and reported in the Form 10-D for that month.

Carvana considers a Receivable to be delinquent (a “Delinquent Receivable”) if, by the end of the monthly period, more than 10% of the obligor’s scheduled payment has not been received. Charged-Off Receivables are not considered delinquent and therefore are not included in the Delinquency Trigger calculation.

If the delinquency rate, which is calculated by dividing the number of Delinquent Receivables over the total number of Receivables, for any Collection Period exceeds the related Delinquency Trigger Rate then the Delinquency Trigger (the “Delinquency Trigger”) will have occurred for that Collection Period. The “Delinquency Trigger Rates” will be as follows:

Collection Period	Delinquency Trigger Rates
1-12	2.40%
13-24	3.45%
25-36	4.35%
37-48	5.45%
49 and thereafter	6.50%

Carvana derived the Delinquency Trigger Rates by analyzing (i) its prior publicly-registered prime securitizations, (ii) its annual prime vintage pools from 2014 through 2025 and Carvana FAC’s annual prime vintage pools originated in the year 2025, (iii) delinquency triggers used in publicly-registered prime automotive securitizations sponsored by other companies and (iv) a nationally recognized statistical rating organization’s data showing how macroeconomic stress can impact prime auto loan delinquency rates. In calculating delinquency percentages observed from its prior publicly-registered prime securitizations and annual vintage pools, Carvana considered a Receivable delinquent in the same manner discussed above. Carvana used the weighted average delinquency for its annual prime vintage pools from 2014 through 2025 and Carvana FAC’s annual prime vintage pools originated in the year 2025 (each weighted by original amount financed) to construct a delinquency curve that it believes represents a reasonable expected case delinquency curve for how the Receivables have historically performed over economic cycles. Carvana then compared this delinquency curve to the delinquency data and delinquency trigger rates disclosed by other sponsors of publicly-registered prime automotive securitizations to confirm the appropriateness of current levels. Carvana tested a multiple range of 4-6 times the average delinquency. Carvana arrived at this multiple range by considering ranges used by other issuers of publicly-registered prime automotive securitizations and by considering dynamics from such nationally recognized statistical rating organization’s macroeconomic stress analysis. Based on this analysis, Carvana believes that the Delinquency Trigger Rates are appropriate thresholds at the point when investors may benefit from an asset representations review.

Voting

Within 90 days of publication that the Delinquency Trigger has been met or exceeded in the statement to investors on Form 10-D, the Noteholders may determine whether to initiate a vote to determine whether a review of

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Receivables that are more than 60 days delinquent should be initiated by the Asset Representations Reviewer. Investors may exercise this right by contacting the Indenture Trustee. For the purpose of the vote, Notes held by Carvana or any affiliates thereof, are not included in the calculation of determining whether investors have elected to initiate a vote.

If the requesting investor is the record holder of any Offered Notes, no verification procedures will be required. If the requesting investor is not the record holder of any Notes and is instead a beneficial owner of Notes, the Indenture Trustee will require verification in the form of (1) a written certification from the Noteholder that it is a beneficial owner of a specified outstanding principal amount of the Notes and (2) an additional form of documentation, such as a trade confirmation, an account statement, a letter from the broker or dealer or other similar document. If less than 5% of investors by outstanding principal amount of the Notes demand that a review be initiated within 90 days of publication of the Delinquency Trigger being met, no additional vote will be required and no asset representations review will be conducted.

If at least 5% of the Noteholders by outstanding principal amount of the Offered Notes demand that a vote be conducted, the Indenture Trustee will initiate a vote of all the Noteholders by posting a notice through DTC and the Issuing Entity will disclose on the Form 10-D related to the Collection Period in which the Noteholders and beneficial owners of Notes demand that a vote be conducted the voting procedures that will be used and how to cast a vote. The Noteholders will be allowed to vote for 150 days after publication that the Delinquency Trigger has been met or exceeded in the monthly report to Noteholders on Form 10-D. If at the end of such 150 day period, at least a majority of the Noteholders by outstanding principal amount of the Notes who have voted choose to approve initiating the asset representations review and at least 5% of the Noteholders by outstanding principal amount of the Offered Notes cast a vote, the Asset Representations Reviewer will be notified to conduct a review as set forth below. If the requirements of the voting trigger are not met within these time periods, no asset representations review will occur for that occurrence of the Delinquency Trigger.

Regardless of (i) whether a vote to conduct an asset representations review is called and (ii) the result of any such vote that is conducted, a subsequent vote may be called in the same manner and subject to the same conditions described in this section if a Delinquency Trigger is breached again with respect to a future Collection Period.

The Asset Representations Review Process

Upon the approval of the Noteholders as set forth above under “—Voting”, the Asset Representations Reviewer will conduct its review of all Receivables that are more than 60 days delinquent as of the end of the most recent Collection Period. Upon receiving access to the review materials, the Asset Representations Reviewer will start its review of such Receivables and complete its review within 60 days after receiving access to all review materials. The review period will be extended by up to an additional 30 days if the Asset Representations Reviewer detects missing review materials that are subsequently provided or receives additional review materials.

The review will consist of performing specific tests for each applicable asset level representation and each reviewed Receivable and determining whether each test was passed, failed or was unable to be completed as a result of missing or incomplete review materials. If a Receivable is paid off, satisfied or repurchased due to a breach of a covenant, representation or warranty, the Asset Representations Reviewer will immediately terminate all tests of such Receivable and the review of such Receivable will be considered complete.

The tests were designed by Carvana to determine whether a reviewed Receivable was not in compliance with the asset level representations made about it in the Transaction Documents at the relevant time, which is usually at origination of the Receivable, the Cutoff Date, or Closing Date. There may be multiple tests for each representation. The Asset Representations Reviewer will not determine whether any noncompliance with the representations and warranties resulted in breaches of the representations and warranties or whether Carvana would be required to repurchase or cause the repurchase of any Receivables. Additionally, the Asset Representations Reviewer will not determine the reason for the delinquency of any Receivable, the creditworthiness of any obligor, the overall quality of any Receivable or the compliance of the Servicer with its covenants with respect to the servicing of the Receivables. The review is not designed to establish cause, materiality or recourse for any failed test. The review is not designed to determine whether the Originators’ origination, underwriting and purchasing policies and procedures are adequate, reasonable or prudent.

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Within five (5) Business Days after completion of the review, the Asset Representations Reviewer will deliver to Carvana, the Depositor, the Issuing Entity, the Grantor Trust, the Servicer and the Indenture Trustee a report indicating the test results for each reviewed Receivable, including any reviewed Receivable for which the tests were considered failed or complete and the related reason. A summary of the Asset Representations Reviewer’s report, including a description of each test that failed or each test that was considered complete, will be included in the Form 10-D for the Collection Period in which such report was provided. The Indenture Trustee will have no obligation to forward the review report to any investor or any other person.

Carvana will evaluate the Asset Representations Reviewer’s report and any repurchase request received from any party to the Transaction Documents, or any Noteholder in order to determine whether a repurchase of a Receivable is required. After reviewing the report, Carvana will determine if there were breaches of representations and warranties, and Carvana will then decide whether to repurchase or cause the repurchase of the Receivable. Except for the Asset Representations Reviewer in connection with an asset representations review, none of the Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, or the Asset Representations Reviewer is obligated to investigate the accuracy of the representations and warranties with respect to the Receivables subject to the asset representations review. The Transaction Documents require that any uncured breach of the representations and warranties must materially and adversely affect the interest of the Issuing Entity or investors taken as a whole in the Receivable before Carvana would be required to repurchase or cause the repurchase of such Receivable. Any Noteholder will be entitled to make a repurchase request regarding a breach of the representations and warranties related to a Receivable to the Indenture Trustee. Carvana will report any repurchase request received from a Noteholder, the Indenture Trustee, the Owner Trustee and the Grantor Trust Trustee, and the disposition of the request, on a Form ABS-15G that will be filed with the SEC. For more information regarding the exercise of rights by the Indenture Trustee, see “—Indenture.” For the avoidance of doubt, the Indenture Trustee will not be responsible for determining whether a breach of any representation or warranty or document defect constitutes a breach or defect, or whether such breach constitutes a material breach or defect, or the enforcement of any repurchase obligations.

Limitation of Liability and Termination

The Asset Representations Reviewer’s liability in connection with the Asset Representations Review is limited solely to the express obligations of the Asset Representations Reviewer set forth in the Asset Representations Review Agreement. The Asset Representations Reviewer is not responsible for (a) reviewing the Receivables for compliance with the representations and warranties under the Transaction Documents, except in connection with a review under the Asset Representations Review Agreement or (b) determining whether noncompliance with the representations or warranties constitutes a breach of the Transaction Documents, or if any Receivable is required to be repurchased.

The Asset Representations Reviewer will not be liable for any action taken, or not taken, in good faith under the Asset Representations Review Agreement or for errors in judgment. The Asset Representations Reviewer, however, will be liable for its willful misconduct, bad faith or negligence in performing its obligations under the Asset Representations Review Agreement. The Issuing Entity will, or will cause Carvana to, indemnify the Asset Representations Reviewer and its officers, directors, employees and agents for all costs, expenses, losses, damages and liabilities resulting from the performance of the Asset Representations Reviewer’s obligations under the Asset Representations Review Agreement (including the reasonable out-of-pocket fees and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from the Asset Representations Reviewer’s (i) willful misconduct, bad faith or negligence, (ii) breach of any of its representations or warranties in the Asset Representations Review Agreement or (iii) breach of its obligations related to protecting confidential and personally identifiable information provided to it.

The Asset Representations Reviewer may not resign unless it becomes legally unable to perform its obligations under the Asset Representations Review Agreement and there is no reasonable action that it could take to make the performance of its obligations under the Asset Representations Review Agreement permitted under applicable law. Carvana may also remove the Asset Representations Reviewer if the asset representations reviewer (1) ceases to be eligible to continue as an Asset Representations Reviewer, (2) breaches any of its representations, warranties, covenants or obligations contained in the Asset Representations Review Agreement or (3) becomes subject to a bankruptcy event.

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The Asset Representations Reviewer will be paid an annual fee equal to $5,000 and, should a review be initiated, the review fee will be $200 per Receivable reviewed. The fees, expenses and amounts owing for indemnification of the Asset Representations Reviewer will be payable by the Issuing Entity on each Distribution Date from Available Funds up to the limit of $175,000 in any calendar year and, to the extent any fees, expenses and indemnification amounts of the Asset Representations Reviewer are not paid by the Issuing Entity, any such unpaid amounts will be paid by Carvana. The Issuing Entity will pay any of these amounts in excess of the limit only after paying in full on that Distribution Date all other fees and expenses of the Issuing Entity and all required interest and principal payments on the Notes and after any required deposits in the Reserve Account and the Class N Reserve Account have been made. Following an Event of Default, these fees, expenses and indemnities will be paid prior to required interest and principal payments on the Notes. See “Distribution Date Payments—Distribution Date Payments After Acceleration.”

Backup Servicing Agreement

Pursuant to the Backup Servicing Agreement, the Issuing Entity and the Grantor Trust will appoint the Backup Servicer to review and recalculate the information related to the Receivables set forth in the Servicer’s Certificate. The Backup Servicer will also be prepared to replace the Servicer in the event the Servicer resigns or is terminated under the terms of the Servicing Agreement. Except as provided in the Backup Servicing Agreement, the Backup Servicer is not assuming any obligation to supervise, verify, monitor or administer the performance of the Servicer and has no liability for any action taken or omitted by the Servicer.

If the Servicer is terminated or resigns, the Indenture Trustee will appoint the Backup Servicer as successor servicer. If the Indenture Trustee delivers a notice appointing the Backup Servicer as servicer (a “Transfer Notice”), upon the effectiveness of the appointment (the “Successor Servicer Appointment Effective Date”), the Backup Servicer will perform the functions, duties, obligations, undertakings and responsibilities of the Servicer under the Servicing Agreement as the successor servicer, except to the extent set forth in the Backup Servicing Agreement. Before the Backup Servicer receives a Transfer Notice, the Backup Servicer will only receive information related to the Receivables and stand ready to act as successor servicer. Additionally, the Backup Servicer will assume within 30 days after the date a Transfer Notice is delivered by the Indenture Trustee the duties and rights of the Servicer under the Servicing Agreement.

Upon its appointment as successor servicer, the Backup Servicer will be entitled to receive a one-time servicing transfer fee not to exceed $150,000 in the aggregate (including any boarding fees or other expenses payable by the Issuing Entity) as well as the related servicing fee received by the Servicer.

The Backup Servicer may resign under the Backup Servicing Agreement if (A) the performance of the Backup Servicer’s duties under the Backup Servicing Agreement is no longer permissible under applicable law in a manner which would result in a material adverse effect on the Backup Servicer as evidenced by an opinion of counsel delivered to the Issuing Entity, the Grantor Trust and the Indenture Trustee and (B) the Indenture Trustee, at the direction of the Requisite Noteholders, does not elect to waive the obligations of the Backup Servicer to perform the duties that render the Backup Servicer legally unable to act or allow the Backup Servicer to delegate those duties to another person. The Indenture Trustee, at the direction of the Requisite Noteholders, may terminate the Backup Servicing Agreement following 120 days’ notice to the Backup Servicer and the Hired Rating Agencies in the event of (i) the Backup Servicer admitting in writing its inability to pay its debts, generally as they become due, filing an insolvency petition or making an assignment for the benefit if its creditors or voluntarily suspends payment of its obligations, or (ii) a material breach of the Backup Servicing Agreement by the Backup Servicer which remains uncured for 60 days after notice from the Indenture Trustee. Otherwise, the Backup Servicing Agreement will remain in effect until (x) the payment in full of the P&I Notes and the Certificates, (y) the Backup Servicer becomes the successor servicer or (z) other bankruptcy events with respect to the Backup Servicer.

The Issuing Entity will indemnify and hold harmless the Backup Servicer and its officers, managers, members, employees or agents against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees, and expenses, arising out of or in connection with any third party claims against the Backup Servicer arising out of the Backup Servicing Agreement except to the extent that such indemnified losses are the result of (i) the breach of the Backup Servicing Agreement or any other Transaction Document by the Backup Servicer, (ii) the Backup Servicer’s failure to comply with requirements of federal, state and local laws and

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regulations, in performing its duties as backup servicer, (iii) the gross negligence, bad faith, or willful misconduct of the Backup Servicer, or (iv) any failure of the representations and warranties made by the Backup Servicer in the Backup Servicing Agreement to be true and correct in all material respects when made.

The Backup Servicer will indemnify and hold harmless each of the Issuing Entity, the Owner Trustee, the Grantor Trust, the Grantor Trust Trustee, the Indenture Trustee, and the Servicer and their respective shareholders, members, managers, directors, affiliates, assignees, agents, and employees harmless from and against any and all indemnified losses directly arising from gross negligence, bad faith or willful misconduct of the Backup Servicer, the Backup Servicer’s material breach of the Backup Servicing Agreement (including any failure of the Backup Servicer’s representations and warranties to be true and correct in all material respects), the Backup Servicer’s failure to comply with applicable law or its standard operating procedures in performing its duties under the Backup Servicing Agreement or any action or omission of the Backup Servicer that compromises the confidentiality or security of confidential information.

If the Backup Servicer becomes the successor servicer, from and after the Successor Servicer Appointment Effective Date, the indemnification provisions described under “The Transaction Documents—The Servicing Agreement and Servicing of the Receivables—Limitation on Servicer Liability and Indemnification” will be effective rather than the indemnification provisions described in the prior paragraph (except for a matter that would be subject to indemnification arising prior to such date).

Any amounts payable by the Issuing Entity under the Backup Servicing Agreement will be payable solely from funds available therefore as described under “Distribution Date Payments—Distribution Date Payments Prior to Acceleration” and “Distribution Date Payments—Distribution Date Payments After Acceleration.”

Collateral Custodian Agreement

To facilitate the servicing of the Receivables, the Issuing Entity will enter into the Collateral Custodian Agreement with Computershare Trust Company pursuant to which Computershare Trust Company will be authorized to act as collateral custodian and to retain physical possession of the tangible records related to the Receivables or, in connection with the e-vault provider, “control” for purposes of the Uniform Commercial Code over the electronic records held by the Issuing Entity and other documents relating thereto as collateral custodian for the Issuing Entity.

Amendment Provisions

Each of the Transaction Documents (other than the Indenture) may be amended, waived, supplemented or modified by the party or parties identified therein without the consent of the Noteholders or Certificateholders or any other person, in each case, if one of the following requirements is met by Carvana, the Depositor, the Servicer or the Administrator, as applicable:

•	an opinion of counsel or an officer’s certificate to the effect that such amendment will not materially and adversely affect the interests of the Noteholders or the unaffiliated Certificateholders is delivered to the Indenture Trustee;

•	the Rating Agency Condition is satisfied with respect to such amendment and the Indenture Trustee is so notified in writing; or

•	to cure any ambiguity, to correct or supplement any provision of those agreements that may be defective or inconsistent with any other provision of those agreements, or in any other Transaction Document, or with any description thereof in this Prospectus, any offering memorandum or any private placement memorandum, or to add to the covenants, restrictions or obligations of the Administrator, the Depositor, the Backup Servicer, the Issuing Entity or the Servicer, as applicable.

Each of the Transaction Documents (other than the Indenture) may also be amended, waived, supplemented or modified by the parties thereto with the consent of the Requisite Noteholders, or if no P&I Notes are outstanding, the consent of the majority Certificateholders, for the purpose of adding any provisions to or changing in any manner

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or eliminating any of the provisions of such Transaction Document or of modifying in any manner the rights of the Noteholders or Certificateholders.

With respect to an amendment to any Transaction Document (other than the Indenture), an opinion of counsel must be delivered to the effect that any amendment would not cause the Grantor Trust to fail to qualify as a grantor trust for U.S. federal income tax purposes. The Hired Rating Agencies will be provided notification of the substance of any such amendment prior to the execution of any such amendment.

No amendment, waiver or other modification which adversely affects the rights, privileges, indemnities, duties or obligations of the Owner Trustee or the Grantor Trust Trustee under any Transaction Document will be effective without such entity’s prior written consent.

For a description of the amendment provisions of the Indenture, see “—Indenture—Amendment of Indenture” above.

TRANSACTION FEES AND EXPENSES

Asset Representations Reviewer Annual Fee	$5,000 per annum plus reasonable expenses for each annual Distribution Date starting in September 2027
Asset Representations Review Fee	$200 per receivable
Servicing Strip Amount	See “Prospectus Summary—Servicing and Servicer Compensation.”
Servicing Fee	See “Prospectus Summary—Servicing and Servicer Compensation.”
Backup Servicing Fee	$2,750 per month plus reasonable expenses (or, in the case of the first Distribution Date, $2,383.33)
Indenture Trustee	$1,000 per month plus reasonable expenses
Collateral Custodian Fee	At least $1,000 per month plus reasonable expenses
Owner Trustee Fee	$5,000 per annum plus reasonable expenses for each annual Distribution Date starting in September 2027
Grantor Trust Trustee Fee	$5,000 per annum plus reasonable expenses for each annual Distribution Date starting in September 2027
Administrator Fee	$1,000 per annum plus reasonable expenses
Hired Rating Agency Annual Surveillance Fees	Up to $28,000 per annum for each annual Distribution Date starting in September 2027
Independent Accountant Fee	$9,000 per annum plus reasonable expenses for each annual Distribution Date starting in September 2027

The Servicing Strip Amount will be paid out of Available Funds on each Distribution Date. The Servicing Strip Amount will cover the Servicing Fee owed by the Issuing Entity to the Servicer pursuant to the Servicing Agreement. In addition, with respect to any Charged-Off Receivable and the related Financed Vehicle, the Servicer will be entitled to reimbursement for reasonable out-of-pocket expenses (exclusive of overhead) incurred by the Servicer with respect to the collection, repossession, enforcement, disposition and liquidation of a Receivable. Further, the Servicer will also be entitled to receive or retain, as applicable, any Supplemental Servicing Fees, which include any late fees, insufficient funds fees and other administrative fees and expenses or similar charges collected with respect to the Receivables, and investment earnings on the Servicer’s concentration accounts prior to such collection funds being transferred to the Collection Account. These Supplemental Servicing Fees, investment earnings and liquidation expenses are not paid out of the Servicing Strip Amount. Supplemental Servicing Fees do not constitute Available Funds, and liquidation expenses reduce the amount of Available Funds available to be distributed on each Distribution Date. Any amounts payable by the Issuing Entity under the Backup Servicing Agreement will be payable solely from funds available therefore as described under “Prospectus Summary—Priority of Distributions.” The Servicer will further be entitled to be paid out of Available Funds for any out of pocket costs and expenses due to the Servicer under the Asset Representations Review Agreement. If the Backup Servicer assumes the role of successor servicer, the Backup Servicer will be entitled to be paid out of collections for reimbursement of expenses incurred in assuming the role of successor servicer. Each of the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Asset Representations Reviewer, the Administrator, the Collateral Custodian and the Hired Rating Agencies will be entitled to be paid out of Available Funds for any unpaid fees, expenses and indemnity amounts due to each of the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Asset Representations Reviewer, the Administrator, the Collateral Custodian and the Hired Rating Agencies.

CERTAIN REGULATORY CONSIDERATIONS

Certain Bankruptcy Considerations

The Depositor has been created as a separate, limited-purpose subsidiary pursuant to a limited liability company agreement containing various limitations. These limitations include restrictions on the nature of the Depositor’s business and a restriction on the Depositor’s ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of all of its directors. At any time that any certificates, notes or other securities of any subsidiary of the Depositor or any other indebtedness, liability or obligation of the Depositor is outstanding, the Depositor is required to have at least one director who qualifies under its limited liability company agreement as an “Independent Director.” If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the Depositor should be consolidated with the assets and liabilities of Carvana in the event of the application of the federal bankruptcy laws to Carvana, a filing were made under the United States Bankruptcy Code or similar applicable state laws by or against the Depositor, or an attempt were made to litigate the issue of substantive consolidation with respect to the Depositor and Carvana, then delays in distributions on the Notes, and possible reductions in the amount of these distributions, could occur. See also “Risk Factors—Risks relating to the transaction parties—Bankruptcy or insolvency of the Originators could adversely affect the performance, liquidity and market value of the Securities.”

The Dodd-Frank Act

Orderly Liquidation Authority. The Dodd-Frank Act established Orderly Liquidation Authority (“OLA”), under which the FDIC is authorized to act as receiver of a non-bank financial company and its subsidiaries. OLA differs from the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including Carvana, the Depositor, the Issuing Entity or the Grantor Trust, or such company’s creditors.

Potential Applicability to Carvana, the Depositor, the Issuing Entity and the Grantor Trust. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine that:

●	the company is in default or in danger of default;

●	the failure of the company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States;

●	no viable private sector alternative is available to prevent the default of the company; and

●	an OLA proceeding would mitigate these effects.

There can be no assurance that the OLA provisions would not be applied to Carvana, although we expect that OLA will be used only very rarely. The Depositor, the Issuing Entity or the Grantor Trust could, under certain circumstances, also be subject to OLA.

FDIC’s Avoidance Power Under OLA. The provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If Carvana were to become subject to OLA, there is an interpretation under OLA that previous transfers of Receivables by Carvana perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers, with the result that the Receivables securing the Notes could be reclaimed by the FDIC and Noteholders may have only an unsecured claim against Carvana.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. On July 6, 2011, the FDIC adopted a final regulation which, among other things, codifies the advisory opinion. This final regulation went into effect on August 15, 2011. Based on the advisory opinion and this regulation, the transfer of Receivables by Carvana to the Depositor (so long as such transfer has been perfected by the filing of a UCC financing statement) should not be avoidable by the FDIC as a preference under OLA.

FDIC’s Repudiation Power Under OLA. If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming:

●	that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the Depositor, the Issuing Entity, and the Grantor Trust; and

●	that, until the FDIC adopts a regulation addressing the application of the FDIC’s powers of repudiation under OLA, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by that company prior to the end of the applicable transition period of any such future regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that company under the Bankruptcy Code.

The Originators and the Depositor intend that the sale of the Receivables by the Originators to the Depositor will constitute a “true sale” between separate legal entities under applicable state law. As a result, each Originator believes that the FDIC would not be able to recover the Receivables using its repudiation power.

The advisory opinion does not bind the FDIC and could be modified or withdrawn in the future. There can be no assurance that future regulations or subsequent FDIC actions in an OLA proceeding involving the Originators, the Depositor, the Issuing Entity or the Grantor Trust would not be contrary to this opinion.

Regardless of whether the sale of the Receivables by the Originators to the Depositor, is respected as a legal true sale, as receiver for an Originator, the FDIC could, among other things:

●	require the Grantor Trust, as assignee of an Originator, the Depositor and the Issuing Entity, to go through an administrative claims procedure to establish its rights to payments collected on the Receivables;

●	if the Grantor Trust were a covered subsidiary, require the Indenture Trustee to go through an administrative claims procedure to establish its rights to payment on the Notes;

●	request a stay of legal proceedings to liquidate claims or otherwise enforce contractual and legal remedies against an Originator or a covered subsidiary, including the Issuing Entity; or

●	if the Grantor Trust were a covered subsidiary, assert that the Indenture Trustee was subject to a 90-day stay on its ability to liquidate claims or otherwise enforce contractual and legal remedies against the Issuing Entity.

If the FDIC, as receiver for an Originator, the Depositor, the Issuing Entity or the Grantor Trust, were to take any of the actions described above, payments on the Notes would be delayed and may be reduced.

If the Grantor Trust were placed in receivership under OLA, the FDIC would have the power to repudiate the Notes. In that case, the FDIC would be required to pay compensatory damages that are no less than the principal amount of the Notes plus accrued interest as of the date the FDIC was appointed receiver and, to the extent that the value of the property that secured the Notes is greater than the principal amount of the Notes and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the CFPB’s Regulations B and Z, the Servicemembers Civil Relief Act, the Telephone Consumer Protection Act, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sale acts and other similar laws. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Indenture Trustee, the Issuing Entity or the Grantor Trust to enforce consumer finance contracts such as the Receivables or make the assignee liable to the obligor for any violation of the lender.

The so-called “Holder-in-Due-Course Rule” of the Federal Trade Commission has the effect of subjecting a seller, and certain related lenders and their assignees, in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

Most of the Receivables will be subject to the requirements of the Holder-in-Due-Course Rule. Accordingly, the Grantor Trust, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of a Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the Receivable.

If an obligor were successful in asserting any such claim or defense as described above, such claim or defense would constitute a breach of a representation and warranty under the Receivables Purchase Agreement or the FAC Purchase Agreement, as applicable, and would create an obligation of Carvana to repurchase or cause the repurchase of the Receivable from the Depositor unless the breach were cured in all material respects.

Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor’s repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

Carvana will represent and warrant to the Depositor in the Receivables Purchase Agreement that, to its knowledge, each Carvana Receivable complies as of its origination date in all material respects with all requirements of law. Carvana FAC will represent and warrant to the Depositor in the FAC Purchase Agreement that, to its knowledge, each FAC Receivable complies as of its origination date in all material respects with all requirements of law. If an obligor has a claim against the Grantor Trust for violation of any law and any claim that materially and adversely affects the interests of the Noteholders and Certificateholders, taken as a whole, and that violation is not cured, Carvana would be required to repurchase or cause the repurchase of the Receivable from the Depositor.

Consumer Financial Protection Bureau

The CFPB is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and their affiliates and certain non-depository institutions offering financial products and services to consumers. On August 7, 2025, the CFPB issued an advanced notice of proposed rulemaking seeking information to assist in its consideration of whether to propose a rule to amend the threshold test determining larger participants in the automobile financing market. Comments were due by September 22, 2025. In the past, the CFPB conducted fair lending examinations of motor vehicle finance companies and their dealer markup and compensation policies. In addition, the CFPB has also been scrutinizing certain other automobile lending and servicing practices, including repossession, the sale of extended warranties, credit insurance and refunds on add-on products, such as GAP contracts and refunds for these products after events such as repossession or early payoff. There is considerable uncertainty as to the operating status of federal agencies (including the CFPB) and the future policies that the current U.S. administration may pursue in areas impacting financial regulation and consumer protection. Federal consumer financial regulation is in a period of extended transition for a variety of reasons, including that nominations for federal agency leadership remain open, executive orders impacting the operations of federal agencies are being issued (with uncertainty around the scope of their application and timing of their implementation), and reductions of personnel are occurring across federal agencies including the CFPB where these reductions of staff are the subject of ongoing litigation. Many of the current U.S. administration’s executive orders are being challenged in court, with initial requests for injunctions being granted, denied, or extended, and the ultimate resolution of the legality of the executive orders is expected to take an extended period of time. Further, in pending litigation challenges to rules, federal agencies have sought to suspend or dismiss the litigation in some cases. It is also uncertain how other federal and state regulators will respond to any changes at the CFPB, which may include increasing or decreasing enforcement activity. See “Risk Factors–Federal financial and state regulatory reform could have an adverse impact on the Originators, the Depositor or the Issuing Entity.” If any practices of an Originator were found to violate applicable laws with respect to a Receivable, including laws related to unfair, deceptive or abusive acts or practices, such Originator may effect a modification of the terms of the underlying retail installment contract or such Originator could be obligated to repurchase, or cause the repurchase of, that Receivable. In addition, we, the originator, the Grantor Trust or the Issuing Entity could also possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the Issuing Entity or the Grantor Trust.

EU Securitization Rules and UK Securitization Rules

In the European Union (the “EU”), legislation comprising Regulation (EU) 2017/2402 as amended (including by Regulation (EU) 2021/557) (the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance and any national implementation measures in respect of such regulation (together with the EU Securitization Regulation, the “EU Securitization Rules”) impose certain restrictions and obligations with regard to securitizations (as such term is defined for purposes of the EU Securitization Regulation). The EU Securitization Rules are in force throughout the EU and the EU Securitization Regulation also applies in the non-EU member states of the European Economic Area (the “EEA”).

The EU Securitization Rules impose certain requirements (the “EU Investor Requirements”) with respect to any “institutional investor”, defined by the EU Securitization Regulation to include: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) subject to certain conditions and exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) certain alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EEA; (d) internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and management companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”) (and, in addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR).

In addition, prospective investors should note that a legislative procedure is underway in the EU that is expected to result in the adoption of legislation which, if implemented in the terms currently proposed, would (amongst other things) amend certain aspects of the EU Investor Requirements. It is not known whether, when or in what terms such proposed legislation will be implemented. Each prospective investor that is subject to the EU Securitization Rules should make its own assessment as to the implications (if any) of such proposed legislation.

In the United Kingdom (the “UK”), the Securitisation Regulations 2024 (as amended), together with (i) the securitisation sourcebook of the handbook of rules and guidance adopted by the Financial Conduct Authority of the UK (as amended, the “FCA Handbook”), (ii) the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England (as amended) and (iii) relevant provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”), set out the framework for the regulation of securitization in the UK (collectively, the “UK Securitization Rules”) and impose certain restrictions and obligations with regard to securitizations (as such term is defined for purposes of the UK Securitization Rules).

The UK Securitization Rules impose certain requirements (the “UK Investor Requirements”) with respect to any “institutional investor”, defined by the UK Securitization Rules to include: (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) the trustees or managers of occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and fund managers of such schemes appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, are authorized for the purposes of the FSMA; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 (the “AIFM Regulations”) that have permission under the FSMA for managing an AIF (as defined in the AIFM Regulations) and which market or manage AIFs in the UK, and small registered UK AIFMs, as defined in the AIFM Regulations; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) CRR firms as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended (the “UK CRR”); and (f) FCA investment firms as defined in the UK CRR (and, in addition, the UK CRR makes provision as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR).

The obligations imposed by the EU Investor Requirements differ, in certain respects, from those imposed by the UK Investor Requirements. In summary, however, in each case, any person subject to the EU Investor Requirements or the UK Investor Requirements (an “SR Investor”) is required (amongst other things), prior to investing in a securitization, to verify certain matters, including that (a) except in specified cases, certain credit-granting requirements are satisfied, (b) the originator, sponsor or original lender retains a material net economic interest in the securitization of not less than 5%, in accordance with the EU Securitization Rules or the UK Securitization Rules (as applicable to the relevant SR Investor), and discloses that risk retention, and (c) the originator, sponsor or securitization special purpose entity makes information available in accordance with the relevant rules and, for the purposes of the UK Securitization Rules, has committed to make further information available in accordance with the elements of the UK Securitization Rules to which the SR Investor is subject.

Prospective investors should note that a consultation has been undertaken in the UK that is expected to result in changes to the UK Securitization Rules which, if implemented in the terms currently proposed, would (amongst other things) amend certain aspects of the UK Investor Requirements. It is not currently known whether, when or in what terms such changes will be implemented, or whether they will contain transitional provisions. Each prospective investor that is subject to the UK Securitization Rules should make its own assessment as to the implications (if any) of such proposed reforms.

Failure by any SR Investor to comply with any applicable requirements of the EU Securitization Rules or the UK Securitization Rules with respect to an investment in the Securities may result in the imposition of a penalty regulatory capital charge on that investment or other regulatory sanctions and/or remedial measures being taken or imposed by the competent authority of such SR Investor.

Neither Carvana, the Depositor nor any other person intends, or is required under the Transaction Documents, to retain a material net economic interest in the securitization constituted by the issuance of the Securities, or to take any other action with regard to such securitization, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules. In particular, no such person undertakes to take any action, or refrain from taking any action, for purposes of, or in connection with, compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules.

The arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with the requirements of the EU Securitization Rules or the UK Securitization Rules.

Consequently, the Securities may not be a suitable investment for any SR Investor. As a result, the price and liquidity of the Securities in the secondary market may be adversely affected.

Prospective investors are responsible for analyzing their own legal and regulatory position and are advised to consult with their own advisors, and to make their own assessment, regarding the suitability of the Securities for investment and, in particular, the scope, applicability and compliance requirements of the EU Securitization Rules and the UK Securitization Rules and any equivalent or similar requirements.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), United States Department of the Treasury regulations (“Treasury Regulations”) promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. On the Closing Date, Mayer Brown LLP, as special U.S. tax counsel (“Tax Counsel”), will deliver its opinion, subject to the assumptions and qualifications therein, regarding certain U.S. federal income tax matters discussed below. A legal opinion, however, is not binding on the Internal Revenue Service (“IRS”) or the courts. No ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Securities. As a result, the IRS may disagree with all or a part of the discussion below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this Prospectus as well as the tax consequences to Noteholders. Prospective investors should consult their own tax advisors in determining the U.S. federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Offered Notes.

The following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the Noteholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, e.g., financial institutions, broker-dealers, life insurance companies, regulated investment companies, tax-exempt organizations, holders whose functional currency is not the United States dollar, an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements, holders that hold the Offered Notes as part of a conversion transaction, hedge or hedging transaction, straddle, synthetic security or other integrated transaction for U.S. federal income tax purposes, persons subject to any alternative minimum tax, and traders in securities that have elected to use the mark-to-market method of accounting for their securities. This information is directed to prospective purchasers who purchase Offered Notes in the initial distribution thereof, who are citizens or residents of the U.S., including domestic corporations and partnerships, and who hold the Offered Notes as “capital assets” within the meaning of Section 1221 of the Code. The Depositor strongly recommends that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax considerations to them of the purchase, ownership and disposition of the Offered Notes. The following discussion does not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Offered Notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A Noteholder that is a partnership and partners in such partnership are encouraged to consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of its Offered Notes.

Tax Characterization of the Issuing Entity

Upon the issuance of the Offered Notes and based on customary assumptions and qualifications included in its opinion, Tax Counsel will deliver its opinion on the Closing Date to the effect that under then-existing law and assuming compliance by the Originators, the Depositor, the Issuing Entity, the Grantor Trust, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Servicer, the Backup Servicer, and any other parties to the transaction with all provisions of the Indenture, the Trust Agreement, the Grantor Trust Agreement, and the other Transaction Documents, relying and contingent upon the delivery of certain representations (or deemed representations) and covenants of the transaction participants and the beneficial owners of the Securities, and although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulations, revenue ruling or judicial decision, (a) the Issuing Entity will not be taxable as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes; (b) the Issuing Entity should be treated as a “grantor trust” for U.S. federal income tax purposes; (c) the Grantor Trust will be treated as a “grantor trust” for U.S. federal income tax purposes; and (d) the activities of the Issuing Entity, to the extent the Issuing Entity is not wholly owned by a single person for U.S. federal income tax purposes, should not cause it to be considered to be engaged in a United States trade or business for U.S. federal income tax purposes. Under such treatment, neither the Issuing Entity nor the Grantor Trust itself will be subject to entity-level tax for U.S. federal income tax purposes. Opinions of counsel are not binding on the IRS or courts and are based on certain assumptions, representations and covenants, and there cannot be any assurance that the IRS will not challenge any opinions, or that courts will not uphold any challenge by the IRS. If the Issuing Entity were an association taxable as a corporation for U.S. federal income tax purposes, it would have to pay corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Offered Notes and the interests treated as equity for tax purposes.

Under the Code, if the Issuing Entity is classified as a partnership for U.S. federal income tax purposes, unless the partnership elects otherwise, taxes arising from audit adjustments are required to be paid by the partnership rather than by its partners or members. The parties responsible for the tax administration of the Issuing Entity will have the authority to utilize, and intend to utilize, the exceptions available under these provisions (including Treasury Regulations promulgated thereunder) so that the persons treated as the Issuing Entity’s partners, to the fullest extent possible, rather than the Issuing Entity itself, will be liable for any taxes arising from audit adjustments to the Issuing Entity’s taxable income if the Issuing Entity is treated as a partnership. Prospective purchasers are urged to consult with their tax advisors regarding the possible effect of these rules. To the extent that the Issuing Entity is liable for any taxes arising from audit adjustments to the Issuing Entity’s taxable income if the Issuing Entity is treated as a partnership, the persons treated as the Issuing Entity’s partners are contractually obligated to reimburse the Issuing Entity in full for the amount paid by the Issuing Entity in respect of such tax liability.

The Issuing Entity is treating the Grantor Trust, which owns the Receivables, as a “grantor trust” for U.S. federal income tax purposes where beneficial ownership of the Grantor Trust is reflected in book entry system. As a result of this grantor trust arrangement, the payments made by the Grantor Trust to the Issuing Entity are considered to be made on interests that are in registered form for purposes of applying the portfolio interest rules. Consequently, subject to the discussion herein, if an Offered Note issued by the Issuing Entity is held by a nonresident alien, foreign corporation or other person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Person”), that Noteholder will generally not be subject to withholding tax on the gross interest received by the Issuing Entity from the Grantor Trust. Moreover, subject to the discussion herein, if an Offered Note issued by the Issuing Entity held by a Foreign Person is recharacterized as equity of the Issuing Entity for income tax purposes, that Noteholder will generally not be subject to withholding tax on its distributive share of the gross interest received by the Issuing Entity from the Grantor Trust. In such a situation, if the Grantor Trust itself were to not be treated as a grantor trust for federal income tax purposes, the distributive share of gross interest received by the Issuing Entity (i.e., interest received on the Receivables unreduced by interest expense or other expense of the Issuing Entity)

from the Receivables may be subject to a 30% withholding tax if such Noteholder is a Foreign Person. This would have an adverse impact on the holders of the Offered Notes and the Offered Notes issued by the Issuing Entity.

The Notes

The following discussion of certain federal income tax considerations relevant to the purchase, ownership and disposition of the Notes to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related Notes on the matters associated with those considerations, subject to the qualifications set forth in this Prospectus.

Characterization as Indebtedness. Upon the issuance of the Offered Notes and based on customary assumptions and qualifications included in its opinion, Tax Counsel will deliver its opinion on the Closing Date to the effect that under then-existing law and assuming compliance by Carvana, the Depositor, the Issuing Entity, the Grantor Trust, the Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, and any other parties to the transaction with all provisions of the Indenture, the Trust Agreement, the Grantor Trust Agreement, and the other Transaction Documents, relying and contingent upon the delivery of certain representations concerning payment projections related to the Receivables and the Offered Notes, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulations, revenue ruling or judicial decision, the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes will be characterized as indebtedness for U.S. federal income tax purposes to the extent the Offered Notes are treated as beneficially owned by a person other than the beneficial owner of the Certificates or its affiliates for such purposes.

Considerations for U.S. Noteholders

Stated Interest. The stated interest on the Offered Notes that constitutes “qualified stated interest” will be taxable to a Noteholder that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (“U.S. Holder”) as ordinary interest income when received or accrued in accordance with the U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.

Class XS Notes Treatment as Stripped Coupons. The Issuing Entity, the Grantor Trust and other parties intend to treat the Class XS Notes as an interest in stripped coupons within the meaning of Section 1286 of the Code which, in turn, the parties intend to treat as indebtedness for federal income tax purposes. It is expected that none of the interest on the Class XS Notes will be “qualified stated interest” but rather will be treated as OID.

Original Issue Discount. The Offered Notes offered hereunder may be issued with more than a de minimis amount of OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception (i.e., is less than 0.25% of the weighted average maturity of the debt instrument (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment) multiplied by the stated redemption price at maturity). An Offered Note’s stated redemption price at maturity is the aggregate of all payments required to be made under the Offered Note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the Issuing Entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. Unconditionally payable means that reasonable legal remedies exist to compel timely payment or that the terms of the instrument make late payment or non-payment sufficiently remote. The Issuing Entity intends to treat for OID reporting purposes the potential that interest could be deferred on the Class B Notes, the Class C Notes and the Class D Notes as sufficiently remote for purposes of the OID rules so as to not cause the stated interest on those Offered Notes to fail to qualify as qualified stated interest.

The issue price will be the first price at which a substantial amount of Offered Notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers. It is possible that the determination of issue price for an Offered Note could be uncertain in certain circumstances. For example, to the extent Notes are acquired at a price based on the purchase of multiple classes of Notes, or in a similar circumstance where perhaps Treasury Regulations apply pursuant to which if two or more debt instruments are issued, generally, to the same person in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the

Code applicable to OID (unless an exception applies), or alternatively, it is unclear if a Note is outstanding for federal income tax purposes on account of being held by an equity owner of the Issuing Entity. If an Offered Note were treated as being issued with more than a de minimis amount of OID, a U.S. Holder would be required to include OID in income as interest over the term of the Offered Note under a constant yield method using a reasonable prepayment assumption pursuant to Section 1272(a)(6) of the Code. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash payment would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest payment and is not allocated to prior payments, or as a repayment of principal. If any stated interest were required to be accrued under the OID rules, this treatment would have no significant effect on U.S. Holders using the accrual method of accounting (except to require the accrual of any discount to par on the Offered Notes). However, cash method U.S. Holders would be required to report such stated interest income on the Offered Notes in advance of the receipt of cash attributable to that income. Even if an Offered Note was issued at a discount falling within the de minimis exception to the OID accrual rules, the U.S. Holder must include that discount in income (as gain on sale) proportionately as principal payments are made on that Offered Note. Prospective investors should consult their tax advisors as to the operation of these rules.

As the above relates to the Class XS Notes, the stated redemption price of the Class XS Notes at maturity is the aggregate of all payments required to be made under the Notes through maturity using a reasonable prepayment assumption pursuant to Section 1272(a)(6) of the Code. It is expected that the issue price of the Class XS Notes will be the price paid by each holder of the Class XS Notes; thus, the issue price of the Class XS Notes may vary from holder to holder and will not necessarily be the same issue price for each holder of the Class XS Notes. It is expected that the Class XS Note at their original issuance will be treated as being issued with more than a de minimis amount of OID. Thus, a U.S. Holder would be required to include OID in income as interest over the term of the Class XS Note under a constant yield method using a reasonable prepayment assumption pursuant to Section 1272(a)(6) of the Code. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash payment would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest payment and is not allocated to prior payments or a repayment of issue price. This treatment would have no significant effect on U.S. Holders using the accrual method of accounting (except to require the accrual of any discount to par on the Class XS Notes). However, cash method U.S. Holders would be required to report such stated interest income on the Class XS Notes in advance of the receipt of cash attributable to that income. There are substantial uncertainties regarding the precise income tax treatment of the Class XS Notes given their intended status as an interest in stripped coupons. The Issuing Entity intends to treat each Class XS Note as a single obligation subject to the OID rules. If prepayments of the underlying collateral occur at a rate faster than the assumed prepayment rate, such that the aggregate of all remaining payments required to be made under a Class XS Note through maturity are certain to be less than the income tax basis of a holder in a Class XS Note, then the holder of that Class XS Note may be entitled to a current ordinary loss equal to the portion of the holder’s tax basis that is not recoverable. Because of the complexity of these rules, prospective investors should consult their tax advisors as to the operation of these rules.

Market Discount. Whether or not the Offered Notes are issued with OID, a subsequent purchaser who acquires an Offered Note at a sufficient discount to its issue price will be subject to the “Market Discount Rules” of Sections 1276 through 1278 of the Code. In general, these rules provide that if the Noteholder purchases the Offered Note at a market discount, which is a discount from its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Code, and thereafter recognizes gain upon a disposition or receives a principal payment, the lesser of:

●	the gain or the principal payment; or

●	the accrued market discount not previously included in income will be taxed as ordinary income.

Generally, the accrued market discount for each interest period will be the total market discount, not previously included in income, on the Offered Notes multiplied by a fraction, the numerator of which is the interest or OID, if the Offered Note was issued with more than de minimis OID, for such period and the denominator of which is the total interest or OID from the beginning of such period to the Final Scheduled Distribution Date of the Offered Note. The Noteholder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of an Offered Note subject to the election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Prospective investors should consult with their own tax advisors as to the effect of making this election.

Limitations imposed by the Code, which are intended to match deductions with the taxation of income, may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry an Offered Note with accrued market discount. A Noteholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

Notwithstanding the above rules, market discount on an Offered Note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the stated redemption price of the Offered Note at maturity multiplied by its expected remaining life. If market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Offered Note, and when the distribution is received, capital gain will be recognized equal to discount allocated to the distribution.

Short Term Note. It is possible that certain Offered Notes will be treated as “Short-Term Notes,” which have a fixed maturity date not more than one year from the issue date. A holder of a Short-Term Note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of an Offered Note is not an accrual method taxpayer, a bank, a broker or dealer that holds an Offered Note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on an Offered Note in gross income upon a sale or exchange of an Offered Note or at maturity, or if an Offered Note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry an Offered Note except to the extent it exceeds the sum of the interest income, if any, and OID accrued on an Offered Note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

Amortizable Bond Premium. In general, if a Noteholder purchases an Offered Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Noteholder will be considered to have purchased such Offered Note with “amortizable bond premium” equal to the amount of such excess. The Noteholder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method over the remaining term of the Offered Note. Such Noteholder’s tax basis in the Offered Note will be reduced by the amount of the amortized bond premium. Any such election, properly made, will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Noteholder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on an Offered Note held by a Noteholder who does not elect to amortize the premium will remain a part of such Noteholder’s tax basis in such Offered Note and will decrease the gain or increase the loss otherwise recognized on a sale or other taxable disposition of the Offered Note.

Net Investment Income. A tax of 3.8% is generally imposed on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. Prospective investors should consult with their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Election to Treat All Interest as Original Issue Discount. A Noteholder may elect to include in gross income all interest that accrues on an Offered Note using a constant yield method. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to an Offered Note with respect to which this election has been made, the issue price of the Offered Note will equal the electing Noteholder’s adjusted basis in the Offered Note immediately after its acquisition, the issue date of the Offered Note will be the date of its acquisition by the electing Noteholder, and no payments on the Offered Note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Prospective investors should consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

Potential Acceleration of Income. Accrual method Noteholders that prepare an “applicable financial statement” (as defined in Section 451 of the Code, which includes any GAAP financial statement, Form 10-K annual statement, audited financial statement or a financial statement filed with any federal agency for non-tax purposes) generally would be required to include certain items of income in gross income no later than the time such amounts are reflected on such a financial statement. This could result in an acceleration of income recognition for income items differing from the above description. The Treasury Department released final Treasury Regulations that exclude from this rule any item of gross income for which a taxpayer uses a special method of accounting required by certain sections of the Code, including income subject to the timing rules for OID and de minimis OID, income under the contingent payment debt instrument rules, income under the variable rate debt instrument rules, and market discount (including de minimis market discount). Prospective investors should consult with their tax advisors with regard to these rules.

Disposition of Notes. If a Noteholder sells an Offered Note, the Noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Noteholder’s adjusted tax basis in the Offered Note. The adjusted tax basis of the Offered Note to a particular Noteholder will equal the Noteholder’s cost for the Offered Note, increased by any OID and market discount previously included by the Noteholder in income from the Offered Note and decreased by any bond premium previously amortized and any principal payments previously received by the Noteholder on the Offered Note. Any gain or loss will be capital gain or loss if the Offered Note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the Offered Note was held by the holder for more than one year and otherwise will generally be short-term. However, a three-year holding period applies for long-term capital gain purposes to certain indirect holders who received their interest in the entity holding the Offered Notes in connection with substantial services. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Applicable High Yield Discount Obligations.      If as of the issue date for U.S. federal income tax purposes of a class of Notes, (i) the yield to maturity of the class of Notes equals or exceeds the applicable federal rate (“AFR”) plus five (5) percentage points, (ii) the maturity date of the class of Notes is more than five (5) years from the date of issue and (iii) the class of Notes have “significant original issue discount” within the meaning of Section 163 of the Code, the class of Notes will be considered “applicable high yield discount obligations” (“AHYDOs”) for U.S. federal income tax purposes. As noted above, the Issuing Entity intends to treat the stated interest on each class of Notes as qualified stated interest; however, nevertheless it is possible that a taxing authority could assert that a Note with a yield to maturity of such exceeding the AFR plus five (5) percentage points is an AHYDO. In addition, if a class of Notes is issued with a sufficiently substantial discount, it is also possible that such class of Notes could be an AHYDO (irrespective of the stated interest constituting qualified stated interest). While the contours of the AHYDO rules are not entirely clear in this transaction, under that characterization, if respected, to the extent a Note’s yield to maturity of such exceeds the AFR plus five (5) percentage points, the AHYDO rules generally do not affect the amount, timing or character of a Noteholder’s income, however, it is possible that certain interest with respect to the OID relating to the Note may be treated as a dividend to the extent it is deemed to have been paid out of the current or accumulated earnings and profits of the Issuing Entity, Sponsor (or corporate owner thereof, if any), or (any) beneficial owner of a Certificate of the Issuing Entity that is a corporation (and corporate owners may not be entitled to deductions on certain interest paid on such class of Notes). Accordingly, a holder of a Note that is an AHYDO that is a corporation may be entitled, subject to applicable limitations, to take a dividends-received deduction with respect to such amounts, and a holder of a Note that is an AHYDO that is Foreign Person could be subject to withholding (or tax liability) with respect to such amounts (although the Issuing Entity does not believe any such withholding in such a case would apply and would not intend to perform such withholding (and would not instruct an intermediary to withhold), however, intermediaries may elect to use their own discretion in respect of withholding). Prospective investors should consult with their own tax advisors regarding the possible effects of these rules.

Tax Considerations for Foreign Noteholders

If interest paid or accrued to a Noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest,” and generally will not be subject to U.S. federal income tax and withholding tax (however see discussions below), as long as the Foreign Person satisfies certain requirements of the Code, including the requirements that the Foreign Person:

●	is not (A) actually or constructively a “10 percent shareholder” of the Issuing Entity or the Depositor, including a holder of 10 percent of the applicable outstanding certificates, (B) a “controlled foreign corporation” with respect to which the Issuing Entity or the Depositor is a “related person” within the meaning of the Code or (C) a bank within the meaning of Section 881(c)(3)(A) of the Code, and

●	provides an appropriate statement signed under penalties of perjury, certifying that the beneficial owner of the Offered Note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the Issuing Entity within 30 days of the change.

If an Offered Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the signed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8), to the withholding agent. If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then the interest would be subject to U.S. federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of an Offered Note by a Foreign Person will be exempt from U.S. federal income and withholding tax, provided that

●	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person; and

●	in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year of the sale.

If the interest, gain or income on an Offered Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of the Foreign Person’s “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for specified items, unless the Foreign Person qualifies for a lower rate under an applicable tax treaty. A Foreign Person other than an individual or corporation (or an entity treated as such for U.S. federal income tax purposes) holding the Offered Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of Offered Notes held by a foreign partnership or foreign trust, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.

If any class of Offered Notes is an AHYDO, additional considerations could apply with respect to any Foreign Persons who hold such Offered Notes, including potential withholding (or tax liability) on certain payments with respect to such Offered Notes. See “Considerations for U.S. Noteholders—Applicable High Yield Discount Obligations”. Prospective investors should consult their own tax advisors regarding the possible effects of these rules.

Backup Withholding and Information Reporting

Each Noteholder, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Issuing Entity will be required to withhold the required amount (currently at a rate of 24%) otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Backup withholding is not an additional tax. Any amounts deducted and withheld from a payment should be allowed as a credit against your federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. The Issuing Entity will report to Noteholders and to the IRS for each calendar year the amount of any “reportable payments” during such year and the amount of tax withheld, if any, with respect to payments on the Offered Notes.

Possible Alternative Treatments of the Notes

If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more classes of the Offered Notes did not represent debt for U.S. federal income tax purposes, those Offered Notes would be treated as equity interests in the Issuing Entity. If any class of Notes were so treated, the Issuing Entity might (contrary to the opinion of Tax Counsel) be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on any such Notes recharacterized as equity. Alternatively, the Issuing Entity could be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Payments on the Notes treated as equity interests in such a partnership would probably be treated as guaranteed payments, which could result in adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, might be “unrelated business taxable income,” and individual holders might be subject to certain limitations on their ability to deduct their share of Issuing Entity expenses. Furthermore, the allocation of the Issuing Entity's income, gains, losses, deductions and credits to the holders of any recharacterized Notes could result in them receiving income in timing, character, source and amounts different than expected (and this result of recognizing income and deductions in timing, character, source and amounts different than expected may also occur if any classes of Notes are not respected as debt for U.S. federal income tax purposes on the Closing Date but are treated as debt for U.S. federal income tax purposes thereafter as a result of subsequent transactions).

Treasury Regulations under Section 385 of the Code treat, in certain circumstances, an instrument that otherwise would be treated as debt for U.S. federal income tax purposes as equity during periods in which the instrument is held by a member of an “expanded group” that includes the issuer of the instrument. An expanded group is generally a group of corporations or controlled partnerships connected through 80% or greater direct or indirect ownership links.

The Issuing Entity does not believe that these regulations will apply to any of the Offered Notes. However, the regulations are complex and thus have not yet been applied by the IRS or any court. If the Offered Notes were treated as equity under these rules, they may once again be treated as debt when acquired by a holder that is not a member of an expanded group including the Issuing Entity. Offered Notes treated as newly issued under this rule may have tax characteristics differing from Offered Notes that were not previously treated as equity. The Issuing Entity does not intend to separately track any such Offered Notes.

The documents will require that each purchaser of a Class A Note, Class B Note, Class C Note or Class D Note acknowledges and represents that it is not a member of an “expanded group” (within the meaning of the regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if such domestic corporation, directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities, or grantor trusts), owns 80% or more of the capital or profits of the Issuing Entity.

Potential investors in the Offered Notes should consult with their own tax advisors regarding the possible effect of the Section 385 regulations on them, including without limitation with regard to tax consequences where Offered Notes held by them are treated as having tax characteristics that differ from other Offered Notes.

Further, in order to backstop a Foreign Person’s tax liability associated with gain upon the sale of a partnership interest where the partnership is engaged in a trade or business within the United States, rules under Section 1446(f) of the Code provide that the transferee of a certificate or other equity interest in a partnership could be liable for a withholding tax of 10% of the amount realized by the transferor (including debt deemed to be assumed by the transferee) if the transferee does not obtain an affidavit meeting the requirements of Section 1446(f) of the Code or satisfy the requirements of IRS guidance issued thereunder so as to exempt the amount realized from such withholding. The affidavits generally relate to either confirming that the transferor is a United States person for U.S. federal income tax purposes, that the underlying assets of the partnership do not give rise to a certain level of income effectively connected with a trade or business in the United States, that the partnership has not been engaged in a United States trade or business at any time during the taxable year of the partnership through the date of the transfer, or that certain matters involving gain recognition are applicable to the transaction. The Issuing Entity has not created a mechanism for a transferee of a Certificate or a Note to obtain an affidavit to this effect from a transferor. If the Issuing Entity were successfully recharacterized by the IRS as a partnership and any Notes were successfully recharacterized by the IRS as other than indebtedness, a transferee of such Note may be required to withhold unless it receives an appropriate affidavit. If a transferee is required to withhold and does not, the Issuing Entity is required to withhold, but only on distributions to such transferee. Any tax liability or penalties payable by the Issuing Entity could reduce the cash flow that would otherwise be available to make payments on all Notes. Potential Noteholders are encouraged to consult with their own tax advisors regarding the possible effect of these rules.

Foreign Account Tax Compliance Act

FATCA generally imposes a U.S. federal withholding tax of 30% on interest income paid on a debt obligation to: (i) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and to withhold certain amounts and (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity, in each case, unless another exemption applies. The FATCA withholding rules were initially also applicable to gross proceeds from a sale, exchange or other disposition of debt instruments on or after January 1, 2019. However, proposed Treasury Regulations have been issued that, when finalized, will provide for the repeal of this 30% withholding tax that would have applied to all such payments of gross proceeds. In the preamble to the proposed regulations, the government provided that taxpayers may rely upon this repeal until the issuance of final regulations. Potential investors are encouraged to consult with their tax advisors regarding the possible implications of this legislation on an investment in the Offered Notes.

An intergovernmental agreement between the U.S. and the applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. In many cases, Foreign Persons may be able to indicate their exemption from, or compliance with, FATCA by providing a properly completed revised Form W-8BEN or W 8BEN-E, as applicable, to the applicable withholding agent certifying as to such status under FATCA; however, it is possible that additional information and diligence requirements will apply in order for a holder to establish an exemption from withholding under FATCA to the applicable withholding agent. Prospective investors should consult with their own tax advisors regarding the implications of FATCA on their investment in an Offered Note.

Tax Shelter Disclosure and Investor List Requirements

Treasury Regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such Treasury Regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and promoters of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment. The Code imposes significant penalties for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment.

STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of any tax partnership, Offered Notes or Noteholders under any state, local or foreign laws. The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Additionally, it is possible a state may assert its right to impose tax on the Issuing Entity and/ or the Grantor Trust with respect to its income related to Receivables collected from customers located in such state or require that a Noteholder treated as an equity-owner (including non-resident holders) file state income tax returns with the state pertaining to Receivables collected from customers located in such state (and may require withholding on related income). Prospective investors are urged to consult with their tax advisors regarding the state, local and foreign tax consequences for them of purchasing, holding and disposing of Offered Notes.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. PLAN INVESTORS

Subject to the following discussion, the Offered Notes may be acquired by pension, profit-sharing or other employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Code, and entities and accounts deemed to hold plan assets of the foregoing (each of the foregoing, “Benefit Plan Investors”). Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan Investor from engaging in particular transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan Investor. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are, among other things, prudent, diversified and in accordance with the governing plan documents. The prudence of a particular investment must be determined by the responsible fiduciary of a Benefit Plan Investor by taking into account the particular circumstances of the Benefit Plan Investor and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed under “Risk Factors” and the fact that in the future, there may be no market in which such fiduciary will be able to sell or otherwise dispose of the Offered Notes should the Benefit Plan Investor purchase them. Unless the context clearly indicates otherwise, any reference in this section to the acquisition, holding or disposition of the Offered Notes will mean the acquisition, holding or disposition of a beneficial interest in such Offered Notes. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental and church plans may be subject to federal, state or local law restrictions similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”).

Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that purchased the Offered Notes if assets of the Issuing Entity were deemed to be assets of the Benefit Plan Investor. Under Section 3(42) of ERISA and a regulation issued by the United States Department of Labor (the “Plan Asset Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the Issuing Entity and none of the exceptions contained in the Plan Asset Regulation was applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is characterized as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, it is anticipated that, as of the Closing Date, the Offered Notes should not be treated as equity interests of the Issuing Entity for purposes of the Plan Asset Regulation. This determination is based in part upon the traditional debt features of the Offered Notes, including the reasonable expectation of purchasers of such Offered Notes that such Offered Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Offered Notes for ERISA purposes could change subsequent to their issuance if the Issuing Entity incurs losses. This risk of recharacterization is enhanced for the Offered Notes that are subordinated to other classes of securities.

However, without regard to whether the Offered Notes are treated as equity interests for purposes of the Plan Asset Regulation, the acquisition or holding of the Offered Notes by, or on behalf of, a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the Originators, the Servicer, the Depositor, the Issuing Entity, the Grantor Trust, the Administrator, the Owner Trustee, the Grantor Trust Trustee, the Indenture Trustee or any Underwriter or any of their respective affiliates (the “Transaction Parties”) is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition, holding and disposition of Offered Notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such Offered Notes and the relationship of the party in interest or disqualified person to the Benefit Plan Investor. A statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provides an exemption for some transactions between Benefit Plan Investors and a person or entity that is a party in interest or disqualified person to such Benefit Plan Investor solely by reason of providing services to the Benefit Plan Investor (other than a party in interest or disqualified person that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction), provided that there is adequate consideration for the transaction. In addition, certain class exemptions could offer broader relief for the purchase and holding of the Offered Notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such Offered Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Offered Notes, and prospective purchasers that are Benefit Plan Investors should consult with their legal advisors regarding the applicability of any such exemption. Each purchaser and transferee of an Offered Note or a beneficial interest therein, will be deemed to represent and warrant that either (i) it is not (and, for so long as it holds such Note or beneficial interest will not be) a Benefit Plan Investor or a governmental, non-U.S. or church plan that is subject to Similar Law or (ii) its acquisition and holding of such Note or beneficial interest therein will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law.

Each Benefit Plan Investor or other plan fiduciary considering the purchase of the Offered Notes should consult with its counsel and carefully review the ERISA considerations applicable to the Offered Notes. The sale of any Offered Notes to a Benefit Plan Investor or other plan or arrangement subject to Similar Law (together, “Plans”) is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Plans generally or by a particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

None of the Originators, the Servicer, the Depositor, the Issuing Entity, the Grantor Trust, the Administrator, the Owner Trustee, the Grantor Trust Trustee, Indenture Trustee, the Underwriters or any of their respective affiliated entities will act as a fiduciary to a plan with respect to such Plan’s decision to invest in the Offered Notes, to provide impartial investment advice or to give advice in a fiduciary capacity, in connection with the acquisition of any of the Offered Notes by any Plan.

MONEY MARKET INVESTMENTS

On the Closing Date, the Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds under Rule 2a-7 under the Investment Company Act. Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 Notes, you should consult your counsel before making a purchase.

PLAN OF DISTRIBUTION

Under the terms and subject to the terms and conditions set forth in the Underwriting Agreement (the “Underwriting Agreement”), to be dated before the Closing Date, among Carvana, the Depositor and Santander US Capital Markets LLC, as representative of the Underwriters, the Depositor has agreed to sell to the Underwriters named below and each of the Underwriters has, severally and not jointly, agreed to purchase the principal amount of the Notes described opposite its name below.

Underwriter	Class A-1 Notes		Class A-2 Notes		Class A-3 Notes		Class A-4 Notes		Class B Notes		Class C Notes		Class D Notes
Santander US Capital Markets LLC	$		$		$		$		$		$		$
Barclays Capital Inc.	$		$		$		$		$		$		$
Deutsche Bank Securities Inc.	$		$		$		$		$		$		$
BNP Paribas Securities Corp.	$		$		$		$		$		$		$
Citigroup Global Markets Inc.	$		$		$		$		$		$		$
Mizuho Securities USA LLC	$		$		$		$		$		$		$
Wells Fargo Securities, LLC	$		$		$		$		$		$		$
Total(1)		$112,983,000		$308,788,000		$308,788,000		$203,670,000		$40,802,000		$48,649,000		$22,487,000

(1)	If the Base Transaction is issued. If the Upsize Transaction is issued, the offered principal amount of the Offered Notes will be: $159,058,000 of Class A-1 Notes, $434,710,000 of Class A-2 Notes, $434,710,000 of Class A-3 Notes, $286,729,000 of Class A-4 Notes, $57,437,000 of Class B Notes, $68,485,000 of Class C Notes and $31,661,000 of Class D Notes.

Some or all of the Securities may be retained initially by the Depositor or one or more affiliates, and, in any event, at least 5% of the Certificates and at least 5% of each class of Notes in satisfaction of Carvana’s risk retention obligations under Regulation RR as described in “Credit Risk Retention.” If retained, such retained Securities may be sold, subject to certain limitations and the risk retention requirements, from time to time to purchasers, directly by the Depositor or its affiliates or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Depositor or from the purchases of such retained Securities. If such retained Securities are sold through underwriters, broker-dealers or agents, the Depositor or such affiliate will be responsible for underwriting discounts or commissions or agent’s commissions. Such retained Securities may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The Depositor has been advised by the Underwriters that they propose initially to offer the Offered Notes to the public at the prices set forth on the cover page hereof, and to dealers at these prices less a selling concession not in excess of the percentage set forth below for each class of Offered Notes. The Underwriters may allow, and these dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of Offered Notes. After the initial public offering, the public offering price and such concessions may be changed. In the event of sales to affiliates, one or more of the Underwriters may be required to forego a portion of the selling concession they would otherwise be entitled to receive.

	Selling Concession	Reallowance
Class A-1 Notes	%	%
Class A-2 Notes	%	%
Class A-3 Notes	%	%
Class A-4 Notes	%	%
Class B Notes	%	%
Class C Notes	%	%
Class D Notes	%	%

The Underwriting Agreement provides that the obligations of the Underwriters are subject to specified conditions precedent and that the Underwriters will purchase all the Offered Notes if any of such Notes are purchased.

The Offered Notes are a new issue of securities with no established trading market. Carvana and the Depositor do not intend to apply for listing of the Offered Notes on a national securities exchange. The Underwriters have advised Carvana and the Depositor that they intend to act as market makers for the Offered Notes (other than any Notes that are initially retained by the Depositor or one or more affiliates thereof on the Closing Date). Nevertheless, the Underwriters are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, no assurance can be given that a secondary market for the Offered Notes will develop. If a secondary market for the Offered Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Offered Notes.

Until the distribution of the Offered Notes is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Notes. As an exception to these rules, an Underwriter is permitted to engage in certain transactions that stabilize the prices of the Offered Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Offered Notes.

In connection with the offering of Offered Notes, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Notes. Such transactions may include stabilization transactions, pursuant to which an Underwriter may bid for or purchase the Offered Notes for the purpose of stabilizing their market price. In addition, the Underwriters may impose “penalty bids” whereby they may reclaim from a dealer participating in the offering the selling concession with respect to the Offered Notes that the dealer distributed in the offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Offered Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, such transactions may be discontinued at any time without notice.

The Sponsor and the Depositor have agreed to indemnify the Underwriters against some liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect of some liabilities, including civil liabilities under the Securities Act.

It is expected that delivery of the Offered Notes will be made against payment therefor on or about the Closing Date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in one Business Day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Offered Notes on the date hereof will be required, by virtue of the fact that the Offered Notes initially will settle more than one Business Day after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of Offered Notes who wish to trade Offered Notes on the date hereof consult their own advisors.

In the ordinary course of their respective businesses, one or more of the Underwriters and their affiliates have engaged and may engage in various financial advisory, investment banking or commercial banking transactions from time to time with Carvana and its affiliates. Further, one or more of the Underwriters or their affiliates may be holding, buying or selling interests in receivables similar to the Receivables or in credit default swaps or similar derivatives related to such similar receivables, not originating or limiting origination of such similar receivables or taking long or short positions with respect to securities backed by such similar receivables. Such activities may result in conflicts of interest, consistent with applicable laws, including Rule 192, and, consequently, the interest of the Underwriters or their affiliates may not be aligned with the interests of investors in the Notes.

As discussed under “Use of Proceeds” above, Carvana will use the net proceeds from the sale of the Offered Notes for general corporate purposes. Carvana will also use a portion of the net proceeds to repay certain “warehouse” debt, including debt owed to one or more of the Underwriters or their respective affiliates, secured by the Receivables prior to their sale to the Issuing Entity. Certain Underwriters or their respective affiliates act as administrators or provide credit lines for such warehouse debt.

The following chart sets forth information on the aggregate proceeds to the Depositor from the sale of the Offered Notes.

As a Percent of Aggregate Principal Amount of the Offered Notes
Aggregate Price to Public of the Offered Notes	$	%
Aggregate Underwriting Discount	$	%
Aggregate Proceeds to Depositor	$	%

In addition, Carvana has agreed to pay each of ATLAS SP Securities, a division of Apollo Global Securities, LLC and SMBC Nikko Securities America, Inc., as co-managers, a fee equal to $40,000 in connection with the offer and sale of the Offered Notes.

Notice to Investors: United Kingdom

The Offered Notes are not intended to be offered, sold, distributed or otherwise made available to, and should not be offered, sold, distributed or otherwise made available to, any UK Retail Investor (as defined below) in the UK. Consequently, no disclosure document required by the Product Disclosure Sourcebook (as amended, “DISC”) of the FCA Handbook for offering, selling or distributing the Offered Notes or otherwise making them available to UK Retail Investors in the UK has been prepared; and therefore offering, selling or distributing the Offered Notes or otherwise making them available to any UK Retail Investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

This Prospectus is not a prospectus for purposes of the POATRs (as defined below). This Prospectus has been prepared on the basis that any offer of Offered Notes in the UK will be made only to a UK Qualified Investor (as defined below). Accordingly, any person making or intending to make an offer in the UK of the Offered Notes may do so only with respect to UK Qualified Investors. None of the Issuing Entity, the Depositor or any of the Underwriters has authorized, nor do they authorize, the making of any offer of the Offered Notes in the UK other than to a UK Qualified Investor.

This Prospectus may only be communicated or caused to be communicated in the UK to persons having professional experience in matters relating to investments and qualifying as investment professionals under Article 19 (Investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), or to persons who fall within Article 49(2)(a)-(d) (High net-worth companies, unincorporated associations, etc.) of the Order or to any other person to whom this Prospectus may otherwise lawfully be communicated or caused to be communicated. Neither this Prospectus nor the Offered Notes are or will be available to other categories of persons in the UK and no one in the UK falling outside such categories is entitled to rely on, and they must not act on, any information in this Prospectus. The communication of this Prospectus to any person in the UK other than persons in the categories stated above is unauthorized and may contravene the FSMA.

Each Underwriter, severally but not jointly, has represented and agreed that it has not offered, sold, distributed or otherwise made available, and will not offer, sell, distribute or otherwise make available, any Offered Notes which are the subject of the offering to any UK Retail Investor in the UK.

For these purposes:

(a)	the expression “UK Retail Investor” means a person who is either one (or both) of the following:

(i)	not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of UK domestic law by virtue of the EUWA and as amended; or

(ii)	not a qualified investor (a “UK Qualified Investor”) as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (as amended, the “POATRs”); and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes so as to enable an investor to decide to buy or subscribe for the Offered Notes.

In addition, each Underwriter, severally but not jointly, has represented and agreed that (a) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity or the Depositor; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the UK.

Notice to Investors: European Economic Area

The Offered Notes are not intended to be offered, sold, distributed or otherwise made available to, and should not be offered, sold, distributed or otherwise made available to, any EU Retail Investor (as defined below) in the EEA. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering, selling or distributing the Offered Notes or otherwise making them available to EU Retail Investors in the EEA has been prepared; and therefore offering, selling or distributing the Offered Notes or otherwise making them available to any EU Retail Investor in the EEA may be unlawful under the PRIIPs Regulation.

This Prospectus is not a prospectus for purposes of the Prospectus Regulation (as defined below). This Prospectus has been prepared on the basis that any offer of Offered Notes in the EEA will be made only to an EU Qualified Investor (as defined below). Accordingly, any person making or intending to make an offer in the EEA of Offered Notes may do so only with respect to EU Qualified Investors. None of the Issuing Entity, the Depositor or any of the Underwriters has authorized, nor do they authorize, the making of any offer of Offered Notes in the EEA other than to an EU Qualified Investor.

Each Underwriter, severally but not jointly, has represented and agreed that it has not offered, sold, distributed or otherwise made available, and will not offer, sell, distribute or otherwise make available, any Offered Notes which are the subject of the offering to any EU Retail Investor in the EEA.

For these purposes:

(a)	an “EU Retail Investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii)	a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor (an “EU Qualified Investor”), as defined in Article 2 of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes so as to enable an investor to decide to purchase or subscribe for the Offered Notes.

CREDIT RISK RETENTION

Carvana, as sponsor, or one of its majority-owned affiliates (each, a “MOA”) is required to retain an economic interest in the credit risk of the Receivables sold to the Depositor on the Closing Date under the risk retention regulations in 17 C.F.R. § 246.1, et seq. (“Regulation RR”).

Eligible Vertical Interest

The Sponsor intends to satisfy its obligations under Regulation RR by retaining or causing the MOA to retain at least 5% of each class of Notes and the Certificates, which satisfies the requirements for an “eligible vertical interest” under Regulation RR (the “EVI”). The Sponsor or the MOA is required to retain this interest until the latest of two years after the Closing Date, the date on which the Pool Balance has been reduced to 33% of the initial Pool Balance and the date on which the total unpaid principal obligations under the issued ABS interests (within the meaning of Regulation RR) has been reduced to 33% of the total unpaid principal obligations of the ABS interests issued at closing. The Sponsor, the Depositor, or any of their affiliates may not hedge the credit risk of the retained interest during this period. In contrast, Regulation RR allows the Sponsor or the MOA to enter into certain arrangements to finance the acquisition of risk retention interests, including through a repurchase agreement. Nevertheless, there is no guidance from any regulatory agency as to whether the terms and conditions of certain methods of financing arrangements the Sponsor or the MOA may enter into comply or do not comply with Regulation RR. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of any financing arrangement entered into by the Sponsor or the MOA fail to comply with Regulation RR on the effective date of such facility or at any other time during the term of such facility.

By retaining the EVI, the Sponsor or the MOA will be a Holder of approximately 5% of each class of Notes and the Certificates and will be entitled to receive approximately 5% of all payments made on each class of Notes and the Certificates and, if any class of Notes or the Certificates incur losses, will bear approximately 5% of those losses. Each class of Securities retained by the Sponsor or the MOA as part of the EVI will have the same terms as all other Securities in that class, except that the Securities retained by the Sponsor or the MOA will not be included for purposes of determining whether a required percentage of any class of Securities have taken any action under the Indenture or any other Transaction Document. For a description of the Notes, and thus of the “eligible vertical interest,” and the credit enhancement available for the Offered Notes, see “Credit Enhancement” and “Description of the Notes.”

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES

Neither the Owner Trustee nor the Grantor Trust Trustee is an affiliate of any of Carvana, the Depositor, the Issuing Entity, the Grantor Trust, the Servicer, the Backup Servicer, the Indenture Trustee or the Asset Representations Reviewer. The Owner Trustee and the Grantor Trust Trustee and one or more of their affiliates may, from time to time, engage in transactions with Carvana, the Depositor, the Servicer, the Backup Servicer, the Indenture Trustee, or affiliates of any of them, that are distinct from its role as Owner Trustee or Grantor Trust Trustee, including transactions both related and unrelated to the securitization of motor vehicle receivables.

The Indenture Trustee is not an affiliate of any of Carvana, the Depositor, the Issuing Entity, the Grantor Trust, the Servicer, the Backup Servicer, the Owner Trustee, the Grantor Trust Trustee or the Asset Representations Reviewer. The Indenture Trustee and one or more of its affiliates, however, may, from time to time, engage in transactions with Carvana, the Depositor, the Servicer, the Backup Servicer, the Owner Trustee, the Grantor Trust Trustee, or affiliates of any of them, that are distinct from its role as Indenture Trustee, including transactions both related and unrelated to the securitization of motor vehicle receivables.

The Asset Representations Reviewer is not an affiliate of any of Carvana, the Depositor, the Issuing Entity, the Grantor Trust, the Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee or the Grantor Trust Trustee. Nevertheless, Carvana, the Depositor and the Servicer may, from time to time, engage in arm’s-length transactions with the Asset Representations Reviewer or its affiliates, including transactions both related and unrelated to the securitization of motor vehicle receivables.

The Originators and the Depositor are affiliates and may in the future engage in other transactions with each other involving securitizations and sales of motor vehicle receivables. Carvana caused the Depositor to form the Issuing Entity and the Grantor Trust.

The Servicer is an affiliate of the Originators and services all of the motor vehicle receivables originated by the Originators, including contracts that the Originators have securitized or sold. The Originators have also contracted with affiliates of the Servicer for certain administrative services.

Carvana FAC is an affiliate of Carvana and may in the future engage in other transactions with each other involving securitizations and sales of motor vehicle receivables.

RATINGS

The Depositor expects that the Offered Notes will receive credit ratings from two Hired Rating Agencies. The Hired Rating Agencies have discretion to monitor and adjust the ratings on the Offered Notes.

In addition, the Offered Notes may receive an unsolicited rating from a rating agency not hired by Carvana that is different from the ratings provided by the Hired Rating Agencies. As of the date of this Prospectus, we are not aware of any unsolicited ratings on the Offered Notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—Risks relating to the nature of the Offered Notes—The ratings for the Offered Notes are limited in scope, may be unsolicited, may not continue to be issued and do not consider the suitability of the Notes for you.”

LEGAL PROCEEDINGS

There are no current legal proceedings pending, or to the knowledge of management of such entity, threatened, against the Originators, the Depositor, the Issuing Entity, the Grantor Trust, the Servicer, or the Backup Servicer, or against the property of any such transaction party, that, if determined adversely to such party, would be material to holders of the Notes.

Other than as described in “Indenture Trustee” and “Owner Trustee and Grantor Trust Trustee,” each of the Indenture Trustee, the Owner Trustee, and the Grantor Trust Trustee has represented to the Depositor and the Issuing Entity that as of the date of this Prospectus, there are no current legal proceedings, nor is management aware of any legal proceedings threatened, involving the Indenture Trustee, the Owner Trustee, and the Grantor Trust Trustee, respectively, that, individually or in the aggregate, would have a material adverse impact on investors in the Notes or the Certificates.

LEGAL OPINIONS

Some legal matters relating to the Offered Notes, including certain federal income tax matters with respect to the Offered Notes (other than any Notes retained by Carvana or one or more of its majority-owned affiliates on the Closing Date), will be passed upon for Carvana and the Depositor by Mayer Brown LLP. Some legal matters relating to the Offered Notes (other than any Notes retained by Carvana or one or more of its majority-owned affiliates on the Closing Date) will be passed upon for the Underwriters by Sidley Austin LLP.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information filed with it by Carvana or the Depositor on behalf of the Issuing Entity, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information incorporated by reference that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information incorporated by reference over different information included in this Prospectus.

The Issuing Entity incorporates by reference the asset level data and information included as an exhibit to the applicable Forms ABS-EE filed with the SEC by the date of filing of this Prospectus with the SEC.

Any Form ABS-15G furnished by Carvana pursuant to Rule 15Ga-2 of the Exchange Act is not, and will not be, incorporated by reference into this Prospectus or the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

The Depositor filed a registration statement relating to the Offered Notes with the SEC under the Securities Act. This Prospectus is part of the registration statement, but the registration statement includes additional information.

The Depositor will file with the SEC all required annual reports on Form 10-K, including registered public accounting firm attestation reports and servicer compliance statements, monthly distribution reports on Form 10-D, monthly asset level data files and related documents on Form ABS-EE, current reports on Form 8-K, and amendments to those reports about the Issuing Entity under Carvana Auto Receivables Trust 2026-P3, SEC file number 333-285582-06. Our SEC filings are available to the public on the SEC Internet site, http://www.sec.gov.

For a summary of reports to be provided to investors, see “The Transaction Documents—Indenture—Statements to Investors.”

COPIES OF THE DOCUMENTS

You may obtain a free copy of any or all of the documents incorporated by reference into this Prospectus if:

●	you received this Prospectus; and

●	you request such copies from Carvana, LLC, 300 E. Rio Salado Parkway, Bldg. 1, Tempe, Arizona 85281; telephone: (602) 922-9866.

You may obtain copies of exhibits to the documents filed by us with the SEC only if such exhibits are specifically incorporated by reference in such documents. You may also read these materials through the SEC’s EDGAR system at http://www.sec.gov.

GLOSSARY

“Account Holder” means a bank or trust company that is an Eligible Institution that holds one or more of the Designated Accounts.

“Aggregate Note Principal Amount” means, with respect to the close of a Distribution Date, the sum of the aggregate outstanding principal amount for all classes of Notes.

“Aggregate Noteholders’ Priority Principal Distributable Amount” means, with respect to any Distribution Date, the sum of (i) the First Priority Principal Distributable Amount, (ii) the Second Priority Principal Distributable Amount, (iii) the Third Priority Principal Distributable Amount and (iv) the Fourth Priority Principal Distributable Amount, each as of such Distribution Date.

“Annual Percentage Rate” or “APR” means, with respect to a Receivable, the rate per annum of finance charges stated in such Receivable as the “annual percentage rate” (within the meaning of the Federal Truth-in-Lending Act).

“Available Funds” means, with respect to any Distribution Date, an amount equal to (a) the Collections for the related Collection Period and all proceeds from the sale or other disposition of the Grantor Trust Collateral relating to the exercise by the Servicer (or its designee) of its clean-up call redemption option pursuant to the Servicing Agreement but excluding (i) any proceeds received from the sale of a Charged-Off Receivable to a Charged-Off Receivable Purchaser while the Grantor Trust has repurchase obligations to such Charged-Off Receivable Purchaser with respect to such Charged-Off Receivable, (ii) Supplemental Servicing Fees and (iii) any investment earnings on any concentration account, the Collection Account, the Reserve Account and the Class N Reserve Account minus (b) liquidation expenses for that Distribution Date and the related Collection Period.

“Bankruptcy Code” means the United States Bankruptcy Code (Title 11 of the United States Code).

“Business Day” means, any day other than a Saturday, a Sunday or any other day on which banking institutions are not required or authorized to be closed in Wilmington, Delaware, New York, New York, St. Paul, Minnesota, the State of Arizona or the State in which the executive offices of the Servicer are located; provided that, when used in the context of a Distribution Date, Business Day means any day other than (i) a Saturday or Sunday or (ii) a day on which the Federal Reserve Bank of New York is closed.

“Certificate Distribution Account” means the account, if applicable, designated as such, established and maintained pursuant to the Trust Agreement.

“Charged-Off Receivable” means a Receivable which has been charged-off by the Servicer at the earlier of (a) the date on which the Servicer has repossessed and liquidated the related Financed Vehicle, (b) the end of the calendar month in which more than 10% of a scheduled payment is 120 days or more past due from the scheduled due date for such payment or (c) the date on which the Servicer has charged-off in full the related Principal Balance or has determined that such Principal Balance should be charged-off in full on the servicing records of the Servicer in accordance with its customary servicing practices.

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Notes” means the Class A-1 Notes issued pursuant to the Indenture, with the “Principal Amount”, bearing the “Interest Rate”, and having the other characteristics set forth in the column entitled “Class A-1 Notes” in the table “Prospectus Summary—The Offered Notes,” including all applicable footnotes.

“Class A-2 Notes” means the Class A-2 Notes issued pursuant to the Indenture, with the “Principal Amount”, bearing the “Interest Rate”, and having the other characteristics set forth in the column entitled “Class A-2 Notes” in the table “Prospectus Summary—The Offered Notes,” including all applicable footnotes.

“Class A-3 Notes” means the Class A-3 Notes issued pursuant to the Indenture, with the “Principal Amount”, bearing the “Interest Rate”, and having the other characteristics set forth in the column entitled “Class A-3 Notes” in the table “Prospectus Summary—The Offered Notes,” including all applicable footnotes.

“Class A-4 Notes” means the Class A-4 Notes issued pursuant to the Indenture, with the “Principal Amount”, bearing the “Interest Rate”, and having the other characteristics set forth in the column entitled “Class A-4 Notes” in the table “Prospectus Summary—The Offered Notes,” including all applicable footnotes.

“Class B Notes” means the Class B Notes issued pursuant to the Indenture, with the “Principal Amount”, bearing the “Interest Rate”, and having the other characteristics set forth in the column entitled “Class B Notes” in the table “Prospectus Summary—The Offered Notes,” including all applicable footnotes.

“Class C Notes” means the Class C Notes issued pursuant to the Indenture, with the “Principal Amount”, bearing the “Interest Rate”, and having the other characteristics set forth in the column entitled “Class C Notes” in the table “Prospectus Summary—The Offered Notes,” including all applicable footnotes.

“Class D Notes” means the Class D Notes issued pursuant to the Indenture, with the “Principal Amount”, bearing the “Interest Rate”, and having the other characteristics set forth in the column entitled “Class D Notes” in the table “Prospectus Summary—The Offered Notes,” including all applicable footnotes.

“Class N Notes” means the Class N Notes issued pursuant to the Indenture, with an initial principal amount of $14,900,000, if the Base Transaction is issued, or $20,930,000, if the Upsize Transaction is issued.

“Class N Reserve Account” means the account designated as such, established and maintained pursuant to the Indenture.

“Class N Reserve Account Initial Deposit Amount” means an amount determined by the Sponsor prior to the Closing Date, provided, that such amount is not less than 0.25% of the Initial Pool Balance on the Closing Date.

“Class N Reserve Account Required Amount” means an amount equal to the Class N Reserve Account Initial Deposit Amount.

“Class XS Notes” means the Class XS Notes issued pursuant to the Indenture.

“Collateral” means the Issuing Entity Collateral and the Grantor Trust Collateral.

“Collection Account” means the account designated as such, established and maintained pursuant to the Indenture.

“Collection Period” means with respect to a Distribution Date, the calendar month preceding the month in which such Distribution Date occurs, provided, however, that with respect to the first Distribution Date, the Collection Period will be the period from and including the Cutoff Date to the end of the calendar month preceding such Distribution Date.

“Collections” means all cash collections and other cash proceeds of the Receivables and Collateral, including all payments of principal, Interest Collections, Supplemental Servicing Fees, Liquidation Proceeds, any amounts received in connection with any repurchase of any Receivable by Carvana or the Designated Purchaser under the Receivables Purchase Agreement or the FAC Purchase Agreement, respectively, the Depositor under the Receivables Transfer Agreement, the Issuing Entity under the Receivables Contribution Agreement and any amounts received from the Servicer in connection with any indemnity payments with respect to breaches of certain covenants in the Servicing Agreement and any funds received by the Issuing Entity, the Depositor or the Servicer from the Receivables and Collateral received during any Collection Period.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Designated Accounts” means, collectively, the Collection Account, the Note Distribution Account, the Reserve Account and the Class N Reserve Account.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended.

“Eligible Institution” means either (a) the corporate trust department of the Indenture Trustee, the Grantor Trust Trustee or the Owner Trustee, as applicable, or (b) a depository institution organized under the laws of the United States or any State (or any domestic branch of a foreign bank), (i) which has either (A) a long-term issuer credit rating of (x) “BBB” or better by S&P Global Ratings and “A” or better by Fitch, or (y) such other rating that is acceptable to each Rating Agency or (B) a short-term issuer credit rating or certificate of deposit rating of (x) “A-1” by S&P Global Ratings and “F1” by Fitch, or (y) such other rating that is acceptable to each Rating Agency and (ii) whose deposits are insured by the FDIC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor version thereof) and any current or future regulations or official interpretations thereof.

“FDIC” means the Federal Deposit Insurance Corporation or any successor agency.

“Final Scheduled Distribution Date” means, with respect to a class of Notes, the Distribution Date in the month and year set forth in “Prospectus Summary—The Offered Notes.”

“Financed Vehicle” means, with respect to a Receivable, any new or used automobile, light-duty truck, minivan or sport utility vehicle, together with all accessions thereto, securing the related Obligor’s indebtedness thereunder.

“First Priority Principal Distributable Amount” means, with respect to any Distribution Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes as of, for the first Distribution Date, the Closing Date, and for subsequent Distribution Dates, the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes on such preceding Distribution Date) over (b) the Pool Balance as of the close of business on the last day of the related Collection Period; provided, however, that the First Priority Principal Distributable Amount for each Distribution Date on and after the Final Scheduled Distribution Date for any Class of Class A Notes will equal the greater of (A) the amount otherwise calculated pursuant to this definition and (B) the outstanding principal amount of the Class A Notes of such Class as of the day preceding such Distribution Date.

“Fourth Priority Principal Distributable Amount” means, with respect to any Distribution Date, an amount, not less than zero, equal to the difference between (a) the excess, if any, of (i) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes as of, for the first Distribution Date, the Closing Date, and for subsequent Distribution Dates, the preceding Distribution Date (after giving effect to any principal payments made on the Notes on such preceding Distribution Date) over (ii) the Pool Balance as of the close of business on the last day of the related Collection Period, and (b) the sum of (i) the First Priority Principal Distributable Amount, if any, with respect to such Distribution Date, (ii) the Second Priority Principal Distributable Amount, if any, with respect to such Distribution Date, and (iii) the Third Priority Principal Distributable Amount, if any, with respect to such Distribution Date; provided, however, that the Fourth Priority Principal Distributable Amount for each Distribution Date on and after the Final Scheduled Distribution Date for the Class D Notes will equal the greater of (A) the amount otherwise calculated pursuant to this definition and (B) the outstanding principal amount of the Class D Notes as of the day preceding such Distribution Date.

“Holder” means the person in whose name a Note or Certificate is registered on the Note register or the certificate register, as applicable.

“Independent Accountant” means PricewaterhouseCoopers LLP, or any successor independent accountant appointed by the Administrator in its sole discretion under the Administration Agreement.

“Insurance Proceeds” means any amounts payable or any payments made under any insurance policy.

“Interest Collections” means all amounts received in respect of any interest, or other similar charges on a Receivable (excluding late fees, extension fees, insufficient funds fees and other administrative fees and expenses), from or on behalf of obligors that are to be deposited into the Collection Account.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Liquidation Expenses” means, for any Charged-Off Receivable and the related Financed Vehicle, the reasonable out-of-pocket expenses (exclusive of overhead) incurred by the Servicer with respect to the collection, repossession, enforcement, disposition and liquidation of a Receivable.

“Liquidation Proceeds” means, for any Collection Period and any Charged-Off Receivable, the amount (which will not be less than zero) received by the Servicer and deposited into the Collection Account after a Receivable becomes a Charged-Off Receivable, in connection with the attempted realization of the full amounts due or to become due under such Receivable, whether from the sale or other disposition of the related Financed Vehicle, the proceeds of repossession or any collection effort, the proceeds of recourse or similar payments payable under the related Receivable, receipt of Insurance Proceeds or otherwise, net of Liquidation Expenses and any amounts required by law to be remitted to the related obligor.

“Note Distribution Account” means the account designated as such, established and maintained pursuant to the Indenture.

“Noteholders” means the Holders of record of the Notes pursuant to the Indenture and, with respect to any class of Notes, holders of record of such class of Notes pursuant to the Indenture.

“Noteholders’ Regular Principal Distributable Amount” means, with respect to the Offered Notes, for any Distribution Date, the lesser of: (i) the Aggregate Note Principal Amount of the Offered Notes as of the close of the immediately preceding Distribution Date reduced by the Aggregate Noteholders Priority Principal Distributable Amount, if any, with respect to such Distribution Date; and (ii) the remainder, if any, of: (A) the excess of the (x) sum of the Aggregate Note Principal Amount of the Offered Notes as of the day preceding such Distribution Date and the Overcollateralization Target Amount for such Distribution Date over (y) the Pool Balance as of the close of business on the last day of the related Collection Period minus (B) the Aggregate Noteholders’ Priority Principal Distributable Amount, if any, with respect to such Distribution Date.

“Offered Notes” has the meaning set forth in the table “Prospectus Summary—The Offered Notes.”

“P&I Notes” means the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class N Notes.

“Pool Balance” means as of the last day of any Collection Period, the sum of the Principal Balances of the Receivables as of such last day; provided, however, that if the Receivables are purchased in connection with a clean-up call option or are sold or otherwise liquidated by the Indenture Trustee following an Event of Default pursuant to the Indenture, the Pool Balance will be deemed to be zero as of the last day of the Collection Period during which such purchase, sale or other liquidation occurs.

“Principal Balance” means, with respect to any Receivable as of any date of determination, the outstanding principal balance of such Receivable as of such day, provided, however that as of the date on which a Receivable becomes a Charged-Off Receivable, the Principal Balance of such Receivable will be zero.

“Rating Agency Condition” means, with respect to any action, the condition that (a) each Hired Rating Agency shall have been given at least ten (10) Business Days prior written notice of that action and that (b) none of the Sponsor, the Depositor, the Issuing Entity or the Indenture Trustee shall have received notice from any Hired Rating Agency that such action shall result in a downgrade or withdrawal of the then current rating of the P&I Notes. Each entity listed above shall inform the other entities listed above of whether or not it has received notice from the Rating Agencies prior to the taking of the actions at issue.

“Record Date” means, (i) with respect to the Notes and with respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date, or if Definitive Notes are issued for any Class of Notes, with respect to such Class of Notes the last day of the preceding Collection Period and (ii) with respect to the Book-Entry Certificates and with respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date, or if Definitive Certificates are issued, the last day of the preceding Collection Period.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the SEC in the adopting releases (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57, 184 (September 24, 2014)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

“Reserve Account” means the account designated as such, established and maintained pursuant to the Indenture.

“Responsible Officer” means, with respect to (a) the Indenture Trustee or Collateral Custodian, any officer within the corporate trust office of the Indenture Trustee or Collateral Custodian, as applicable, with direct responsibility for the administration of the Transaction Documents, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, (b) the Servicer, the President, any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer or assistant officer of such Person, in each case customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (c) the Owner Trustee or the Grantor Trust Trustee, any officer within the Corporate Trust Office of the Owner Trustee or the Grantor Trust Trustee with direct responsibility for the administration of the Trust Agreement or the Grantor Trust Agreement, as applicable, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Priority Principal Distributable Amount” means, with respect to any Distribution Date, an amount, not less than zero, equal to the difference between (a) the excess, if any, of (i) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of, for the first Distribution Date, the Closing Date, and for subsequent Distribution Dates, the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes on such preceding Distribution Date) over (ii) the Pool Balance as of the close of business on the last day of the related Collection Period, and (b) the First Priority Principal Distributable Amount, if any, with respect to such Distribution Date; provided, however, that the Second Priority Principal Distributable Amount for each Distribution Date on and after the Final Scheduled Distribution Date for the Class B Notes will equal the greater of (A) the amount otherwise calculated pursuant to this definition and (B) the outstanding principal amount of the Class B Notes as of the day preceding such Distribution Date.

“Securities Act” means the Securities Act of 1933, as amended.

“Servicer’s Certificate” means a certificate completed and executed by a Responsible Officer of the Servicer, substantially in the form as set forth in an exhibit to the Servicing Agreement.

“Severely Distressed Receivable” means, as of any date of determination, a Receivable (a) that is sixty (60) or more days delinquent or, if less than sixty (60) days delinquent, the related obligor has experienced a hardship and, in the judgment of the Servicer in accordance with its customary servicing practices, it is reasonably foreseeable that the obligor will be unable to pay the Principal Balance of, and accrued and unpaid interest and fees on, such Receivable in accordance with its terms, (b) that is a Charged-Off Receivable, (c) for which the obligor is the subject of a bankruptcy or other insolvency proceeding , (d) for which the related Financed Vehicle has been repossessed (or for which the Servicer has initiated repossession proceedings), (e) for which the related Financed Vehicle has been subject to theft or suffered destruction or damage that would be determined to be beyond repair in accordance with Customary Servicing Practices or (f) is nearing its maturity date and, in the judgment of the Servicer in accordance with its Customary Servicing Practices, it is reasonably foreseeable that the Obligor will be unable to pay the Principal Balance of, and accrued and unpaid interest and fees on, such Receivable by the maturity date.

“Short-Term Note” means any Offered Note that has a fixed maturity date of not more than one year from the issue date of that Offered Note.

“State” means any state of the United States or the District of Columbia.

“Subordinate Distributable Amount” means, (a) with respect to any Distribution Date prior to the payment in full of the Outstanding Amount of the Class N Notes, prior to an acceleration of the P&I Notes or prior to the related Final Scheduled Distribution Date, an amount equal to the lesser of (i) the Outstanding Amount of the Class N Notes and (ii) the product of (A) 65% and (B) Available Funds for such Distribution Date (after giving effect to payments made with respect to clauses one through fifteen under “Distribution Date Payments—Distribution Date Payments Prior to Acceleration”) and (b) with respect to any Distribution Date following payment in full of the Outstanding Amount of the Class N Notes, zero.

“Third Priority Principal Distributable Amount” means, with respect to any Distribution Date, an amount, not less than zero, equal to the difference between (a) the excess, if any, of (i) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of, for the first Distribution Date, the Closing Date, and for subsequent Distribution Dates, the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes, the Class B Notes and the Class C Notes on such preceding Distribution Date) over (ii) the Pool Balance as of the close of business on the last day of the related Collection Period, and (b) the sum of (i) the First Priority Principal Distributable Amount, if any, with respect to such Distribution Date and (ii) the Second Priority Principal Distributable Amount, if any, with respect to such Distribution Date; provided, however, that the Third Priority Principal Distributable Amount for each Distribution Date on and after the Final Scheduled Distribution Date for the Class C Notes will equal the greater of (A) the amount otherwise calculated pursuant to this definition and (B) the outstanding principal amount of the Class C Notes as of the day preceding such Distribution Date.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“U.S.” or “United States” means the United States of America.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.

“Unrelated Amounts” means (a) amounts deposited by the Servicer into the Collection Account but later determined by the Servicer to be mistaken or returned deposits or postings, (b) amounts deposited by the Servicer into the Collection Account as Collections but which were later determined by the Servicer to not constitute Collections with respect to the Receivables and (c) amounts received by the Servicer with respect to a Receivable that the Servicer is prohibited from depositing into the Collection Account or otherwise remitting to the Grantor Trust by law or court order, the direction of a regulatory authority or regulatory guidance.

INDEX

ABS	72
ABS Speed (%)	53
Account Holder	155
ACH	47
Administration Agreement	109
Administrator	3
Aggregate Note Principal Amount	155
Aggregate Noteholders’ Priority Principal Distributable Amount	155
AI	47
AIFM Regulations	135
Annual Percentage Rate	155
APR	155
Asset Representations Review Agreement	109
Asset Representations Reviewer	3
Available Funds	155
BAC	39
Backup Servicer	3
Backup Servicing Agreement	109
Bankruptcy Code	155
Base Transaction	1
Benefit Plan Investors	145
BNY Delaware	41
BNY Mellon	41
Bridgecrest	39
Business Day	155
Carvana	3, 34
Carvana FAC	2, 34
Carvana Receivables	2
Certificate Distribution Account	155
Certificateholder	18
Certificates	1
CFPB	30
Charged-Off Receivable	155
Class A Notes	155
Class A-1 Notes	155
Class A-2 Notes	155
Class A-3 Notes	156
Class A-4 Notes	156
Class B Notes	156
Class C Notes	156
Class D Notes	156
Class N Notes	156
Class N Reserve Account	156
Class N Reserve Account Initial Deposit Amount	156
Class N Reserve Account Required Amount	156
Class XS Notes	156
Closing Date	1
Code	136
Collateral	156
Collateral Custodian	3
Collateral Custodian Agreement	110
Collection Account	156

Collection Period	156
Collections	156
Computershare	40
Computershare Limited	40
Computershare Trust Company	40
Controlling Class	102
CTS	40
Cumulative Net Loss	53
Cutoff Date	4
Default	156
Definitive Notes	103
Delinquency	53
Delinquency Trigger	125
Delinquency Trigger Rates	125
Delinquent	53
Delinquent Receivable	125
Depositor	3, 35
Designated Accounts	157
Designated Purchaser	110
DISC	iv, 149
Distribution Date	1
Dodd-Frank Act	157
DriveTime Car Sales	39
EEA	v, 134
Eligible Institution	157
ERISA	145
EU CRR	135
EU Investor Requirements	134
EU Qualified Investor	v, 150
EU Retail Investor	v, 150
EU Securitization Regulation	134
EU Securitization Rules	134
EUWA	135, 149
Event of Default	8, 117
EVI	151
Excess Servicing Strip Amount	9
Exchange Act	157
FAC Purchase Agreement	109
FAC Receivables	2
FATCA	157
FCA Handbook	iv, 135
FDIC	157
Final Scheduled Distribution Date	157
Financed Vehicle	157
First Priority Principal Distributable Amount	157
Foreign Person	137
Fourth Priority Principal Distributable Amount	157
FraudScore	45
FSMA	135
FTC	31
GAP	31
Grantor Trust	3
Grantor Trust Agreement	109

I-1

Grantor Trust Certificate	38
Grantor Trust Collateral	39
Grantor Trust Trustee	3
Hired Rating Agencies	9, 17
Holder	157
Hypothetical Pool of Receivables	72
Indenture	1
Indenture Trustee	3
Independent Accountant	3, 158
Initial Pool Balance	6
Insurance Proceeds	158
Interest Collections	158
Investment Company Act	11, 158
IRS	136
Issuing Entity	3
Issuing Entity Collateral	37
Liquidation Expenses	158
Liquidation Proceeds	158
MiFID II	v, 150
MOA	150
NI 33-105	v
Note Distribution Account	158
Noteholders	158
Noteholders’ Regular Principal Distributable Amount	158
Notes	1
NSF	47
offer	150
Offered Notes	1, 158
OID	19
OLA	131
Order	iv, 149
Originator	34
Originators	3
Overcollateralization Target Amount	6
Owner Trustee	3
P&I Notes	1, 158
Paying Agent	3
Permitted Modification	111
Plan Asset Regulation	145
Plans	146
POATRs iv, 149
Pool	4
Pool Balance	158
Pool Factor	54
PRIIPs Regulation	v, 150
Principal Balance	158
Prospectus Regulation	v, 150
PTCE	146
Purchase Process	44
Rating Agency Condition	158
Receivable Modification	111
Receivables	2
Receivables Contribution Agreement	109
Receivables Purchase Agreement	109
Receivables Transfer Agreement	109

Record Date	159
Red Flags	45
Regulation AB	159
Regulation RR	11, 150
Requisite Noteholders	9
Reserve Account	159
Reserve Account Initial Deposit	6, 105
Reserve Account Required Amount	6
Responsible Officer	159
RMBS	41
Rule 193 Information	66
SEC	159
Second Priority Principal Distributable Amount	159
Securities	1
Securities Act	159
Securities Intermediary	3
Seller	3
Servicer	3
Servicer Termination Event	114
Servicer’s Certificate	159
Servicing Agreement	109
Servicing Fee	9
Servicing Strip Amount	9
Severely Distressed Receivable	159
Short-Term Note	160
Similar Law	145
SMM	53
Specified Reserve Account Balance	6
Sponsor	3, 34
SR Investor	135
State	160
Subordinate Distributable Amount	160
Successor Servicer Appointment Effective Date	128
Supplemental Servicing Fees	9
Tax Counsel	136
Third Priority Principal Distributable Amount	160
Transaction Documents	109
Transaction Parties	145
Transfer Notice	128
Treasury Regulations	136
Trust Agreement	109
Trust Indenture Act	160
U.S.	160
U.S. Holder	138
UCC	160
UK	iv, 135
UK CRR	135
UK Investor Requirements	135
UK Qualified Investor	iv, 149
UK Retail Investor	iv, 149
UK Securitization Rules	135
Underwriting Agreement	147
United States	160
Unrelated Amounts	160
Upsize Transaction	1
Verification Process	44

Vervent	43
Wells Fargo	40

Wells Fargo Bank	40

Static Pool Information

Annex I

Static Pool Information About Certain Previous Securitizations

Annex I - 1

31-60 Days Delinquency Rates

As of June 30, 2026

Period	CRVNA 2020-P1	CRVNA 2021-P1	CRVNA 2021-P2	CRVNA 2021-P3	CRVNA 2021-P4	CRVNA 2022-P1	CRVNA 2022-P2	CRVNA 2022-P3	CRVNA 2023-P1	CRVNA 2023-P2	CRVNA 2023-P3	CRVNA 2023-P4	CRVNA 2023-P5	CRVNA 2024-P1	CRVNA 2024-P2	CRVNA 2024-P3	CRVNA 2024-P4	CRVNA 2025-P1	CRVNA 2025-P2	CRVNA 2025-P3	CRVNA 2025-P4	CRVNA 2026-P1	CRVNA 2026-P2
1	0.21%	0.09%	0.10%	0.06%	0.11%	0.05%	0.04%	0.13%	0.16%	0.18%	0.24%	0.03%	0.13%	0.11%	0.12%	0.06%	0.10%	0.12%	0.09%	0.07%	0.04%	0.05%	0.02%
2	0.23%	0.08%	0.15%	0.15%	0.19%	0.14%	0.17%	0.22%	0.27%	0.29%	0.37%	0.19%	0.22%	0.14%	0.21%	0.12%	0.16%	0.26%	0.19%	0.24%	0.15%	0.15%	0.17%
3	0.21%	0.14%	0.23%	0.24%	0.28%	0.21%	0.23%	0.32%	0.28%	0.54%	0.70%	0.31%	0.40%	0.33%	0.39%	0.36%	0.31%	0.38%	0.46%	0.43%	0.28%	0.26%
4	0.21%	0.18%	0.28%	0.37%	0.29%	0.36%	0.31%	0.58%	0.51%	0.91%	0.92%	0.75%	0.62%	0.44%	0.48%	0.60%	0.37%	0.52%	0.57%	0.70%	0.40%	0.39%
5	0.22%	0.29%	0.40%	0.50%	0.32%	0.42%	0.37%	0.68%	0.75%	1.06%	1.22%	0.88%	0.81%	0.46%	0.72%	0.70%	0.52%	0.67%	0.78%	0.70%	0.58%
6	0.36%	0.32%	0.43%	0.45%	0.42%	0.53%	0.64%	0.59%	1.11%	1.27%	1.05%	0.84%	0.80%	0.77%	0.84%	0.74%	0.67%	0.94%	0.88%	0.81%	0.57%
7	0.38%	0.36%	0.60%	0.54%	0.61%	0.56%	0.83%	0.71%	1.09%	1.34%	1.11%	1.13%	1.22%	0.89%	1.00%	0.76%	0.76%	0.97%	1.16%	0.88%	0.70%
8	0.50%	0.42%	0.66%	0.56%	0.75%	0.81%	1.02%	0.83%	1.21%	1.58%	1.45%	1.02%	0.92%	0.82%	0.82%	0.72%	0.79%	1.08%	1.01%	0.79%	0.84%
9	0.49%	0.59%	0.66%	0.80%	0.86%	0.85%	1.04%	0.98%	1.26%	1.45%	1.34%	1.11%	0.89%	0.78%	0.72%	0.97%	0.89%	1.12%	0.87%	0.93%
10	0.52%	0.75%	0.72%	0.87%	0.86%	1.03%	0.87%	1.11%	1.39%	1.32%	1.60%	1.26%	1.24%	1.08%	1.09%	1.09%	0.94%	1.49%	1.18%	1.11%
11	0.63%	0.81%	0.79%	1.00%	1.02%	1.08%	1.08%	1.42%	1.69%	1.58%	1.88%	1.56%	1.18%	1.18%	1.06%	1.26%	1.03%	1.46%	1.08%
12	0.93%	0.87%	1.01%	1.18%	1.21%	1.07%	1.12%	1.56%	1.60%	1.75%	1.88%	1.32%	1.29%	1.27%	1.22%	1.19%	1.18%	1.54%	1.19%
13	1.10%	0.87%	1.09%	1.22%	1.42%	1.17%	1.40%	1.43%	1.61%	1.89%	1.71%	1.54%	1.70%	1.18%	1.30%	1.43%	1.62%	1.54%	1.63%
14	1.00%	0.85%	1.22%	1.40%	1.37%	1.18%	1.49%	1.69%	1.79%	1.87%	2.06%	1.96%	1.65%	1.35%	1.42%	1.54%	1.38%	1.76%
15	0.81%	0.99%	1.42%	1.44%	1.28%	1.49%	1.75%	1.54%	1.64%	2.11%	2.36%	1.86%	1.73%	1.54%	1.67%	1.57%	1.19%	1.83%
16	1.09%	1.00%	1.22%	1.76%	1.43%	1.55%	1.82%	1.99%	2.14%	1.95%	1.89%	2.42%	1.79%	1.86%	1.61%	1.97%	1.54%	1.91%
17	0.92%	0.99%	1.39%	1.71%	1.50%	1.54%	1.86%	2.13%	1.92%	2.30%	2.41%	2.07%	1.62%	1.84%	1.77%	1.75%	1.46%
18	1.05%	1.05%	1.53%	1.47%	1.79%	1.74%	2.13%	1.63%	2.04%	2.55%	2.42%	2.14%	1.58%	2.08%	1.92%	1.82%	1.59%
19	1.21%	1.09%	1.81%	1.75%	1.79%	1.81%	1.96%	1.62%	2.14%	2.45%	2.67%	2.30%	2.00%	1.90%	2.47%	1.70%	1.80%
20	1.28%	1.21%	1.88%	1.62%	2.15%	2.05%	2.19%	2.03%	2.27%	2.87%	2.50%	2.64%	1.93%	2.21%	2.31%	1.90%
21	1.39%	1.49%	1.61%	1.96%	2.01%	1.96%	2.28%	2.16%	2.40%	2.87%	2.33%	2.84%	2.12%	2.42%	1.72%	1.91%
22	1.23%	1.80%	1.83%	2.02%	2.10%	2.16%	2.07%	2.12%	2.42%	2.73%	2.80%	2.44%	2.04%	2.57%	1.83%	2.04%
23	1.36%	1.76%	1.68%	2.22%	2.32%	2.22%	2.10%	2.56%	2.52%	3.02%	2.70%	3.08%	2.19%	2.26%	1.81%
24	1.72%	1.61%	2.00%	2.13%	2.11%	1.90%	2.13%	2.45%	2.28%	2.66%	2.95%	2.60%	2.63%	2.01%	2.28%
25	1.99%	1.57%	2.13%	2.16%	2.41%	1.99%	2.41%	2.23%	2.27%	3.09%	2.83%	2.76%	2.74%	2.33%	2.34%
26	1.91%	1.73%	2.35%	2.47%	2.45%	2.10%	2.44%	2.30%	2.35%	2.97%	3.22%	3.09%	2.76%	2.07%
27	1.57%	1.84%	2.29%	2.41%	2.11%	2.17%	2.68%	2.19%	2.24%	3.12%	3.38%	3.37%	2.33%	2.28%
28	1.78%	1.76%	2.29%	2.64%	2.35%	2.14%	2.54%	3.00%	2.28%	3.47%	3.50%	3.86%	2.70%	2.25%
29	1.78%	1.98%	2.61%	2.66%	2.46%	2.53%	2.60%	2.40%	2.55%	3.36%	3.24%	3.33%	2.76%
30	2.26%	1.90%	2.53%	2.54%	2.60%	2.17%	3.21%	2.57%	2.72%	3.68%	3.12%	2.99%	2.60%
31	1.94%	2.17%	2.80%	2.50%	2.68%	2.57%	2.79%	2.69%	2.85%	3.68%	2.74%	3.25%	3.15%
32	2.28%	2.25%	2.74%	2.55%	2.90%	2.54%	3.32%	2.34%	2.84%	3.98%	3.39%	3.27%
33	2.56%	2.17%	2.36%	2.68%	2.64%	2.46%	3.02%	2.88%	3.00%	3.36%	3.26%	3.54%
34	2.58%	2.57%	2.64%	2.66%	2.77%	2.83%	2.75%	2.68%	2.86%	3.03%	3.63%	3.44%
35	2.46%	2.44%	2.63%	2.85%	3.14%	2.83%	3.04%	3.18%	3.44%	3.78%	3.14%
36	2.55%	2.12%	2.92%	2.84%	3.08%	2.91%	2.87%	3.00%	2.94%	3.21%
37	2.81%	2.21%	3.02%	3.09%	3.69%	3.10%	3.23%	2.70%	2.71%	3.85%
38	2.83%	2.57%	3.39%	3.19%	3.19%	2.80%	3.15%	3.09%	2.93%	3.67%
39	2.61%	2.47%	3.22%	2.98%	3.10%	2.89%	3.44%	3.30%	3.05%
40	2.54%	2.60%	3.31%	3.31%	3.41%	2.99%	3.49%	3.73%	2.84%
41	2.52%	3.02%	3.58%	3.11%	3.06%	3.19%	3.49%	3.10%	3.38%
42	2.61%	2.92%	3.41%	2.98%	3.38%	3.16%	3.78%	2.86%
43	2.60%	3.03%	4.02%	3.27%	3.44%	3.20%	3.79%	3.59%
44	2.89%	3.16%	3.71%	3.10%	3.92%	3.21%	3.95%	2.86%
45	2.87%	3.21%	3.49%	3.15%	3.82%	3.35%	3.62%	3.23%
46	2.65%	3.33%	3.59%	3.25%	3.78%	3.56%	2.91%	3.19%
47	2.87%	3.29%	3.36%	3.49%	3.80%	3.38%	3.51%
48	2.88%	3.57%	3.59%	3.67%	3.81%	3.08%	3.23%
49	3.18%	3.63%	3.71%	3.76%	4.48%	3.63%	3.51%
50	3.07%	3.31%	3.67%	3.84%	4.08%	3.28%	3.74%
51	3.03%	3.75%	4.16%	4.07%	3.88%	3.54%
52	3.79%	3.76%	4.00%	4.75%	4.20%	3.56%
53	3.53%	4.30%	4.30%	4.00%	3.95%
54	3.41%	3.87%	4.36%	3.62%	4.43%
55	3.58%	4.42%	4.90%	4.01%	4.44%
56	3.88%	4.22%	4.84%	3.84%
57	4.04%	3.81%	4.42%	4.27%
58	4.15%	4.69%	4.65%	4.25%
59	4.86%	4.88%	4.36%
60	5.47%	4.42%	5.27%
61			5.17%

Annex I - 2

61-90 Days Delinquency Rates

As of June 30, 2026

Period	CRVNA 2020-P1	CRVNA 2021-P1	CRVNA 2021-P2	CRVNA 2021-P3	CRVNA 2021-P4	CRVNA 2022-P1	CRVNA 2022-P2	CRVNA 2022-P3	CRVNA 2023-P1	CRVNA 2023-P2	CRVNA 2023-P3	CRVNA 2023-P4	CRVNA 2023-P5	CRVNA 2024-P1	CRVNA 2024-P2	CRVNA 2024-P3	CRVNA 2024-P4	CRVNA 2025-P1	CRVNA 2025-P2	CRVNA 2025-P3	CRVNA 2025-P4	CRVNA 2026-P1	CRVNA 2026-P2
1	0.04%	0.03%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.02%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%
2	0.08%	0.05%	0.04%	0.02%	0.08%	0.02%	0.01%	0.09%	0.06%	0.05%	0.07%	0.02%	0.05%	0.06%	0.06%	0.03%	0.07%	0.05%	0.05%	0.02%	0.00%	0.02%	0.00%
3	0.06%	0.03%	0.03%	0.05%	0.08%	0.05%	0.06%	0.09%	0.13%	0.12%	0.14%	0.14%	0.09%	0.07%	0.10%	0.05%	0.06%	0.08%	0.04%	0.06%	0.05%	0.04%
4	0.04%	0.04%	0.07%	0.09%	0.07%	0.06%	0.10%	0.13%	0.09%	0.13%	0.23%	0.12%	0.07%	0.17%	0.14%	0.12%	0.15%	0.15%	0.13%	0.10%	0.07%	0.06%
5	0.04%	0.05%	0.09%	0.13%	0.09%	0.14%	0.14%	0.28%	0.11%	0.29%	0.27%	0.18%	0.27%	0.24%	0.10%	0.17%	0.17%	0.20%	0.13%	0.17%	0.10%
6	0.06%	0.09%	0.11%	0.15%	0.11%	0.14%	0.14%	0.18%	0.18%	0.33%	0.51%	0.26%	0.14%	0.12%	0.18%	0.19%	0.15%	0.16%	0.24%	0.20%	0.15%
7	0.12%	0.08%	0.12%	0.15%	0.14%	0.14%	0.19%	0.22%	0.38%	0.48%	0.39%	0.36%	0.36%	0.17%	0.28%	0.27%	0.27%	0.26%	0.28%	0.22%	0.16%
8	0.17%	0.14%	0.19%	0.21%	0.16%	0.15%	0.22%	0.26%	0.30%	0.51%	0.39%	0.42%	0.49%	0.29%	0.33%	0.30%	0.34%	0.29%	0.31%	0.27%	0.22%
9	0.21%	0.18%	0.24%	0.21%	0.26%	0.25%	0.31%	0.27%	0.47%	0.68%	0.59%	0.45%	0.32%	0.30%	0.26%	0.27%	0.36%	0.36%	0.26%	0.29%
10	0.26%	0.23%	0.25%	0.29%	0.22%	0.29%	0.33%	0.34%	0.47%	0.58%	0.47%	0.40%	0.36%	0.31%	0.31%	0.41%	0.33%	0.46%	0.27%	0.37%
11	0.25%	0.27%	0.28%	0.37%	0.29%	0.33%	0.29%	0.31%	0.50%	0.55%	0.62%	0.47%	0.58%	0.42%	0.54%	0.58%	0.43%	0.57%	0.47%
12	0.26%	0.40%	0.28%	0.39%	0.35%	0.40%	0.44%	0.40%	0.59%	0.74%	0.81%	0.55%	0.51%	0.48%	0.58%	0.69%	0.49%	0.54%	0.46%
13	0.34%	0.32%	0.37%	0.32%	0.39%	0.35%	0.45%	0.43%	0.60%	0.79%	0.94%	0.67%	0.55%	0.65%	0.66%	0.70%	0.59%	0.61%	0.52%
14	0.42%	0.36%	0.41%	0.43%	0.51%	0.42%	0.54%	0.60%	0.76%	1.06%	0.99%	0.68%	0.68%	0.75%	0.60%	0.71%	0.72%	0.77%
15	0.37%	0.37%	0.40%	0.55%	0.44%	0.46%	0.53%	0.73%	0.97%	1.24%	1.19%	0.99%	0.82%	0.92%	0.71%	0.77%	0.74%	0.90%
16	0.34%	0.50%	0.38%	0.60%	0.42%	0.60%	0.65%	0.74%	0.83%	1.19%	1.52%	0.82%	0.92%	0.90%	0.84%	1.00%	0.59%	0.94%
17	0.38%	0.51%	0.45%	0.68%	0.61%	0.69%	0.80%	0.97%	1.13%	1.18%	1.41%	1.05%	1.07%	0.99%	0.81%	0.98%	0.82%
18	0.52%	0.46%	0.57%	0.57%	0.66%	0.70%	0.95%	0.88%	0.97%	1.37%	1.53%	1.15%	1.07%	1.17%	0.87%	0.81%	0.93%
19	0.58%	0.46%	0.59%	0.61%	0.77%	0.73%	1.05%	0.95%	1.12%	1.53%	1.49%	1.29%	1.07%	1.10%	1.11%	1.09%	1.02%
20	0.59%	0.49%	0.65%	0.76%	0.82%	0.91%	1.11%	0.92%	1.08%	1.75%	1.48%	1.28%	1.16%	1.00%	1.10%	1.11%
21	0.57%	0.48%	0.58%	0.78%	0.95%	1.10%	1.29%	0.87%	1.39%	1.68%	1.59%	1.56%	1.61%	1.25%	0.95%	1.18%
22	0.48%	0.43%	0.57%	0.88%	0.94%	1.16%	1.13%	1.08%	1.39%	1.51%	1.44%	1.57%	1.59%	1.62%	1.01%	1.28%
23	0.54%	0.59%	0.81%	0.94%	1.07%	1.18%	1.14%	1.35%	1.34%	1.58%	1.74%	1.55%	1.48%	1.59%	0.89%
24	0.53%	0.72%	0.71%	1.04%	1.18%	1.14%	1.29%	1.33%	1.43%	1.93%	1.86%	1.57%	1.61%	1.41%	0.79%
25	0.62%	0.61%	0.86%	1.14%	1.22%	1.10%	1.30%	1.34%	1.44%	1.65%	1.70%	1.65%	1.58%	1.38%	1.20%
26	0.72%	0.72%	1.02%	1.24%	1.31%	1.23%	1.54%	1.41%	1.38%	2.05%	1.60%	1.62%	1.45%	1.58%
27	0.63%	0.73%	1.00%	1.44%	1.27%	1.26%	1.37%	1.48%	1.54%	2.16%	2.08%	1.77%	1.43%	1.50%
28	0.64%	0.89%	1.12%	1.49%	1.24%	1.45%	1.52%	1.59%	1.49%	2.15%	2.22%	2.04%	1.69%	1.76%
29	0.71%	1.02%	1.22%	1.48%	1.40%	1.47%	1.55%	1.73%	1.76%	2.04%	2.54%	2.05%	1.61%
30	0.67%	1.16%	1.35%	1.25%	1.56%	1.68%	1.63%	1.64%	1.72%	1.98%	2.30%	1.59%	1.75%
31	1.01%	1.04%	1.48%	1.41%	1.88%	1.51%	1.96%	1.70%	2.09%	2.27%	2.30%	1.86%	1.69%
32	0.80%	1.29%	1.50%	1.60%	1.87%	1.62%	1.79%	1.89%	1.81%	2.74%	2.11%	1.92%
33	0.90%	1.18%	1.50%	1.60%	1.91%	1.66%	2.02%	1.72%	1.72%	2.52%	2.12%	1.90%
34	1.17%	1.45%	1.39%	1.94%	1.97%	1.75%	1.83%	2.09%	2.11%	2.37%	2.07%	2.32%
35	1.54%	1.38%	1.68%	1.93%	2.00%	1.70%	1.93%	2.01%	1.88%	2.17%	2.71%
36	1.28%	1.46%	1.63%	1.88%	2.13%	1.58%	2.18%	2.19%	1.78%	2.57%
37	1.58%	1.36%	1.81%	1.91%	2.28%	1.72%	2.14%	2.02%	1.73%	2.54%
38	1.63%	1.54%	1.92%	2.02%	2.32%	1.97%	2.52%	1.85%	1.78%	2.61%
39	1.55%	1.83%	2.14%	2.30%	2.07%	1.94%	2.32%	2.08%	1.74%
40	1.72%	1.92%	2.16%	2.39%	2.04%	2.28%	2.55%	2.25%	1.92%
41	2.01%	1.92%	2.32%	2.38%	2.36%	2.28%	2.48%	2.41%	2.19%
42	1.88%	2.07%	2.54%	2.17%	2.30%	2.29%	2.12%	2.11%
43	2.01%	2.06%	2.62%	2.20%	2.54%	2.23%	2.33%	1.92%
44	1.92%	2.05%	2.78%	2.58%	2.44%	2.30%	2.75%	2.45%
45	1.74%	2.14%	2.63%	2.53%	2.69%	2.61%	2.53%	2.20%
46	1.94%	2.29%	2.54%	2.57%	2.44%	2.68%	2.51%	2.51%
47	2.20%	2.27%	2.81%	2.53%	2.48%	2.54%	2.55%
48	2.14%	1.99%	2.66%	2.64%	2.99%	2.30%	2.92%
49	2.19%	2.34%	3.08%	2.53%	3.02%	2.43%	2.70%
50	2.38%	2.57%	3.27%	2.46%	3.06%	3.03%	2.84%
51	2.32%	2.45%	3.11%	2.70%	2.72%	2.91%
52	2.10%	2.78%	3.13%	2.92%	2.97%	3.21%
53	2.75%	2.61%	3.02%	3.23%	3.44%
54	2.78%	3.16%	3.37%	2.85%	3.18%
55	2.92%	3.03%	3.67%	3.00%	3.60%
56	2.90%	3.16%	3.82%	3.27%
57	3.53%	3.50%	3.33%	3.22%
58	3.84%	3.64%	3.65%	3.49%
59	3.34%	3.72%	4.07%
60	3.41%	3.63%	4.22%
61			4.60%

Annex I - 3

91-120 Days Delinquency Rates

As of June 30, 2026

Period	CRVNA 2020-P1	CRVNA 2021-P1	CRVNA 2021-P2	CRVNA 2021-P3	CRVNA 2021-P4	CRVNA 2022-P1	CRVNA 2022-P2	CRVNA 2022-P3	CRVNA 2023-P1	CRVNA 2023-P2	CRVNA 2023-P3	CRVNA 2023-P4	CRVNA 2023-P5	CRVNA 2024-P1	CRVNA 2024-P2	CRVNA 2024-P3	CRVNA 2024-P4	CRVNA 2025-P1	CRVNA 2025-P2	CRVNA 2025-P3	CRVNA 2025-P4	CRVNA 2026-P1	CRVNA 2026-P2
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.04%	0.03%	0.03%	0.02%	0.04%	0.01%	0.01%	0.04%	0.04%	0.02%	0.05%	0.02%	0.03%	0.03%	0.03%	0.02%	0.04%	0.04%	0.02%	0.02%	0.00%	0.01%
4	0.05%	0.02%	0.02%	0.03%	0.08%	0.04%	0.04%	0.06%	0.09%	0.07%	0.07%	0.12%	0.05%	0.03%	0.07%	0.03%	0.04%	0.06%	0.02%	0.04%	0.02%	0.03%
5	0.02%	0.04%	0.03%	0.04%	0.04%	0.03%	0.05%	0.08%	0.06%	0.06%	0.11%	0.10%	0.02%	0.08%	0.06%	0.08%	0.08%	0.10%	0.07%	0.06%	0.04%
6	0.02%	0.02%	0.04%	0.06%	0.06%	0.07%	0.04%	0.14%	0.07%	0.18%	0.14%	0.08%	0.16%	0.14%	0.07%	0.13%	0.07%	0.10%	0.09%	0.09%	0.05%
7	0.02%	0.06%	0.05%	0.06%	0.04%	0.08%	0.04%	0.08%	0.11%	0.18%	0.27%	0.19%	0.07%	0.07%	0.10%	0.10%	0.08%	0.08%	0.13%	0.09%	0.08%
8	0.05%	0.05%	0.05%	0.04%	0.06%	0.08%	0.09%	0.12%	0.19%	0.25%	0.13%	0.18%	0.18%	0.07%	0.10%	0.12%	0.14%	0.12%	0.14%	0.12%	0.05%
9	0.11%	0.06%	0.06%	0.07%	0.08%	0.06%	0.10%	0.13%	0.13%	0.24%	0.15%	0.22%	0.19%	0.17%	0.15%	0.10%	0.13%	0.12%	0.11%	0.10%
10	0.06%	0.06%	0.06%	0.06%	0.08%	0.09%	0.14%	0.12%	0.21%	0.28%	0.28%	0.22%	0.15%	0.12%	0.13%	0.10%	0.17%	0.15%	0.09%	0.11%
11	0.10%	0.11%	0.07%	0.09%	0.10%	0.12%	0.14%	0.20%	0.23%	0.22%	0.23%	0.21%	0.14%	0.12%	0.15%	0.16%	0.14%	0.09%	0.13%
12	0.10%	0.08%	0.09%	0.12%	0.11%	0.13%	0.10%	0.14%	0.22%	0.23%	0.28%	0.27%	0.25%	0.22%	0.21%	0.24%	0.17%	0.15%	0.16%
13	0.08%	0.13%	0.09%	0.12%	0.14%	0.13%	0.16%	0.19%	0.25%	0.28%	0.25%	0.21%	0.28%	0.24%	0.27%	0.23%	0.23%	0.18%	0.16%
14	0.11%	0.10%	0.12%	0.14%	0.17%	0.15%	0.19%	0.10%	0.19%	0.35%	0.36%	0.23%	0.22%	0.18%	0.29%	0.24%	0.21%	0.20%
15	0.13%	0.08%	0.15%	0.12%	0.16%	0.20%	0.26%	0.20%	0.29%	0.33%	0.40%	0.16%	0.24%	0.19%	0.24%	0.27%	0.26%	0.25%
16	0.02%	0.14%	0.13%	0.14%	0.17%	0.16%	0.21%	0.24%	0.40%	0.36%	0.31%	0.46%	0.28%	0.25%	0.24%	0.28%	0.24%	0.32%
17	0.08%	0.13%	0.13%	0.18%	0.16%	0.26%	0.23%	0.28%	0.25%	0.31%	0.43%	0.41%	0.34%	0.28%	0.25%	0.32%	0.25%
18	0.10%	0.11%	0.15%	0.17%	0.21%	0.20%	0.34%	0.33%	0.37%	0.30%	0.33%	0.30%	0.36%	0.25%	0.31%	0.34%	0.21%
19	0.08%	0.07%	0.18%	0.15%	0.22%	0.22%	0.30%	0.28%	0.33%	0.44%	0.38%	0.36%	0.27%	0.27%	0.27%	0.23%	0.33%
20	0.15%	0.13%	0.22%	0.15%	0.26%	0.23%	0.33%	0.28%	0.42%	0.45%	0.50%	0.47%	0.25%	0.31%	0.32%	0.34%
21	0.21%	0.15%	0.23%	0.18%	0.27%	0.29%	0.31%	0.28%	0.26%	0.46%	0.44%	0.30%	0.25%	0.25%	0.30%	0.34%
22	0.17%	0.17%	0.19%	0.22%	0.28%	0.37%	0.32%	0.21%	0.44%	0.48%	0.49%	0.40%	0.38%	0.29%	0.27%	0.35%
23	0.16%	0.15%	0.14%	0.26%	0.28%	0.34%	0.31%	0.34%	0.38%	0.46%	0.40%	0.50%	0.35%	0.33%	0.29%
24	0.16%	0.21%	0.17%	0.26%	0.30%	0.31%	0.38%	0.43%	0.28%	0.48%	0.57%	0.39%	0.40%	0.37%	0.29%
25	0.10%	0.18%	0.15%	0.28%	0.38%	0.31%	0.38%	0.48%	0.49%	0.62%	0.55%	0.34%	0.65%	0.32%	0.15%
26	0.18%	0.14%	0.24%	0.30%	0.39%	0.30%	0.40%	0.40%	0.45%	0.43%	0.50%	0.33%	0.34%	0.33%
27	0.24%	0.20%	0.29%	0.26%	0.31%	0.32%	0.52%	0.37%	0.38%	0.39%	0.44%	0.49%	0.37%	0.40%
28	0.14%	0.20%	0.27%	0.38%	0.27%	0.31%	0.39%	0.26%	0.50%	0.58%	0.71%	0.33%	0.33%	0.37%
29	0.20%	0.22%	0.35%	0.38%	0.27%	0.35%	0.47%	0.40%	0.25%	0.50%	0.69%	0.44%	0.40%
30	0.15%	0.25%	0.28%	0.31%	0.33%	0.34%	0.52%	0.47%	0.44%	0.52%	0.65%	0.56%	0.52%
31	0.17%	0.34%	0.37%	0.34%	0.41%	0.42%	0.46%	0.42%	0.49%	0.53%	0.61%	0.45%	0.46%
32	0.31%	0.19%	0.33%	0.36%	0.54%	0.31%	0.55%	0.44%	0.62%	0.46%	0.42%	0.53%
33	0.23%	0.30%	0.34%	0.37%	0.38%	0.47%	0.47%	0.39%	0.58%	0.50%	0.45%	0.59%
34	0.29%	0.19%	0.25%	0.43%	0.45%	0.47%	0.50%	0.33%	0.56%	0.48%	0.46%	0.45%
35	0.35%	0.33%	0.31%	0.56%	0.36%	0.43%	0.39%	0.55%	0.60%	0.61%	0.51%
36	0.47%	0.22%	0.32%	0.38%	0.40%	0.43%	0.43%	0.51%	0.51%	0.58%
37	0.31%	0.25%	0.44%	0.51%	0.46%	0.36%	0.53%	0.55%	0.52%	0.74%
38	0.32%	0.32%	0.38%	0.42%	0.46%	0.48%	0.57%	0.47%	0.51%	0.76%
39	0.34%	0.30%	0.38%	0.43%	0.48%	0.46%	0.60%	0.38%	0.53%
40	0.31%	0.42%	0.58%	0.55%	0.47%	0.43%	0.48%	0.41%	0.53%
41	0.39%	0.52%	0.42%	0.54%	0.40%	0.54%	0.63%	0.38%	0.52%
42	0.43%	0.32%	0.46%	0.52%	0.44%	0.56%	0.64%	0.56%
43	0.47%	0.44%	0.49%	0.42%	0.51%	0.49%	0.58%	0.42%
44	0.50%	0.56%	0.36%	0.41%	0.61%	0.47%	0.61%	0.36%
45	0.54%	0.55%	0.46%	0.56%	0.62%	0.52%	0.63%	0.33%
46	0.47%	0.61%	0.47%	0.50%	0.64%	0.63%	0.44%	0.30%
47	0.46%	0.37%	0.45%	0.52%	0.58%	0.49%	0.51%
48	0.57%	0.37%	0.50%	0.51%	0.49%	0.34%	0.55%
49	0.79%	0.27%	0.42%	0.45%	0.77%	0.48%	0.55%
50	0.57%	0.42%	0.57%	0.56%	0.61%	0.44%	0.60%
51	0.63%	0.49%	0.68%	0.59%	0.51%	0.52%
52	0.65%	0.49%	0.59%	0.55%	0.48%	0.59%
53	0.59%	0.87%	0.51%	0.45%	0.52%
54	0.71%	0.61%	0.64%	0.57%	0.74%
55	0.71%	0.49%	0.66%	0.55%	0.66%
56	0.59%	0.35%	0.58%	0.48%
57	0.74%	0.71%	0.91%	0.61%
58	0.76%	0.57%	0.72%	0.79%
59	0.80%	0.58%	0.68%
60	0.81%	0.57%	0.64%
61			0.85%

Annex I - 4

Delinquency Information. The graphs below show delinquency information for retail installment contracts included in certain of Carvana’s prior public prime securitization transactions.

31-60 Days Delinquency Rates
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55 58 61 64 67 70
Period
CRVNA 2020-P1
CRVNA 2021-P1
CRVNA 2021-P2
CRVNA 2021-P3
CRVNA 2021-P4
CRVNA 2022-P1
CRVNA 2022-P2
CRVNA 2022-P3
CRVNA 2023-P1
CRVNA 2023-P2
CRVNA 2023-P3
CRVNA 2023-P4
CRVNA 2023-P5
CRVNA 2024-P1
CRVNA 2024-P2
CRVNA 2024-P3
CRVNA 2024-P4
CRVNA 2025-P1
CRVNA 2025-P2
CRVNA 2025-P3
CRVNA 2025-P4
CRVNA 2026-P1
CRVNA 2026-P2

Annex I - 5

61-90 Days Delinquency Rates
5.00%
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1
4
7
10
13
16
19
22
25
28
31
34
37
40
43
46
49
52
55
58
61
64
67
70
Period
CRVNA 2020-P1
CRVNA 2021-P1
CRVNA 2021-P2
CRVNA 2021-P3
CRVNA 2021-P4
CRVNA 2022-P1
CRVNA 2022-P2
CRVNA 2022-P3
CRVNA 2023-P1
CRVNA 2023-P2
CRVNA 2023-P3
CRVNA 2023-P4
CRVNA 2023-P5
CRVNA 2024-P1
CRVNA 2024-P2
CRVNA 2024-P3
CRVNA 2024-P4
CRVNA 2025-P1
CRVNA 2025-P2
CRVNA 2025-P3
CRVNA 2025-P4
CRVNA 2026-P1
CRVNA 2026-P2

Annex I - 6

91-120 Days Delinquency Rates
1.00%
0.90%
0.80%
0.70%
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55 58 61 64 67 70
Period
CRVNA 2020-P1
CRVNA 2021-P1
CRVNA 2021-P2
CRVNA 2021-P3
CRVNA 2021-P4
CRVNA 2022-P1
CRVNA 2022-P2
CRVNA 2022-P3
CRVNA 2023-P1
CRVNA 2023-P2
CRVNA 2023-P3
CRVNA 2023-P4
CRVNA 2023-P5
CRVNA 2024-P1
CRVNA 2024-P2
CRVNA 2024-P3
CRVNA 2024-P4
CRVNA 2025-P1
CRVNA 2025-P2
CRVNA 2025-P3
CRVNA 2025-P4
CRVNA 2026-P1
CRVNA 2026-P2

Annex I - 7

Cumulative Net Loss

As of June 30, 2026

Period	CRVNA 2020-P1	CRVNA 2021-P1	CRVNA 2021-P2	CRVNA 2021-P3	CRVNA 2021-P4	CRVNA 2022-P1	CRVNA 2022-P2	CRVNA 2022-P3	CRVNA 2023-P1	CRVNA 2023-P2	CRVNA 2023-P3	CRVNA 2023-P4	CRVNA 2023-P5	CRVNA 2024-P1	CRVNA 2024-P2	CRVNA 2024-P3	CRVNA 2024-P4	CRVNA 2025-P1	CRVNA 2025-P2	CRVNA 2025-P3	CRVNA 2025-P4	CRVNA 2026-P1	CRVNA 2026-P2
1	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.03%	0.00%	0.01%	0.01%	0.01%	0.01%	0.01%	0.03%	0.00%	0.00%	0.01%	0.00%	0.02%	0.01%	0.02%	0.02%	0.01%	0.00%	0.01%	0.01%	0.00%	0.00%	0.01%
3	0.06%	0.02%	0.02%	0.03%	0.02%	0.02%	0.02%	0.10%	0.01%	0.03%	0.02%	0.01%	0.02%	0.02%	0.03%	0.01%	0.03%	0.01%	0.02%	0.01%	0.01%	0.01%
4	0.11%	0.05%	0.05%	0.06%	0.08%	0.05%	0.05%	0.14%	0.06%	0.06%	0.05%	0.02%	0.05%	0.07%	0.07%	0.04%	0.06%	0.05%	0.06%	0.04%	0.02%	0.02%
5	0.16%	0.07%	0.10%	0.10%	0.13%	0.10%	0.09%	0.16%	0.13%	0.12%	0.15%	0.12%	0.12%	0.10%	0.12%	0.06%	0.09%	0.11%	0.10%	0.07%	0.03%
6	0.18%	0.11%	0.12%	0.15%	0.17%	0.13%	0.14%	0.28%	0.19%	0.21%	0.26%	0.20%	0.13%	0.18%	0.17%	0.11%	0.14%	0.21%	0.15%	0.11%	0.07%
7	0.19%	0.12%	0.17%	0.17%	0.21%	0.20%	0.22%	0.37%	0.24%	0.33%	0.34%	0.24%	0.22%	0.27%	0.19%	0.20%	0.20%	0.27%	0.23%	0.17%	0.09%
8	0.20%	0.18%	0.18%	0.20%	0.26%	0.28%	0.27%	0.42%	0.34%	0.46%	0.53%	0.38%	0.28%	0.33%	0.26%	0.28%	0.26%	0.34%	0.31%	0.23%	0.15%
9	0.24%	0.20%	0.21%	0.24%	0.29%	0.34%	0.30%	0.50%	0.47%	0.63%	0.64%	0.50%	0.38%	0.38%	0.34%	0.33%	0.35%	0.43%	0.38%	0.29%
10	0.30%	0.24%	0.24%	0.26%	0.33%	0.38%	0.33%	0.56%	0.54%	0.74%	0.72%	0.59%	0.45%	0.48%	0.41%	0.37%	0.44%	0.49%	0.46%	0.35%
11	0.31%	0.29%	0.27%	0.29%	0.38%	0.40%	0.41%	0.63%	0.65%	0.86%	0.89%	0.69%	0.54%	0.56%	0.50%	0.42%	0.52%	0.58%	0.52%
12	0.34%	0.32%	0.27%	0.35%	0.43%	0.46%	0.47%	0.78%	0.78%	0.94%	0.99%	0.76%	0.62%	0.58%	0.57%	0.50%	0.57%	0.57%	0.59%
13	0.39%	0.33%	0.31%	0.41%	0.49%	0.51%	0.51%	0.83%	0.84%	1.03%	1.14%	0.88%	0.69%	0.66%	0.65%	0.60%	0.64%	0.65%	0.66%
14	0.41%	0.37%	0.33%	0.46%	0.52%	0.57%	0.60%	0.93%	0.96%	1.15%	1.26%	0.99%	0.79%	0.76%	0.79%	0.70%	0.74%	0.74%
15	0.45%	0.37%	0.38%	0.53%	0.56%	0.64%	0.70%	1.00%	1.05%	1.32%	1.43%	1.11%	0.88%	0.78%	0.91%	0.78%	0.74%	0.79%
16	0.50%	0.37%	0.43%	0.61%	0.62%	0.72%	0.81%	1.11%	1.15%	1.46%	1.63%	1.17%	0.98%	0.82%	0.99%	0.89%	0.83%	0.88%
17	0.52%	0.45%	0.47%	0.63%	0.68%	0.81%	0.88%	1.19%	1.32%	1.57%	1.73%	1.32%	1.13%	0.90%	1.05%	0.96%	0.91%
18	0.51%	0.52%	0.54%	0.68%	0.73%	0.92%	0.94%	1.29%	1.40%	1.69%	1.90%	1.42%	1.28%	1.00%	1.11%	1.01%	0.98%
19	0.52%	0.54%	0.58%	0.72%	0.79%	0.99%	1.10%	1.46%	1.55%	1.80%	2.04%	1.54%	1.35%	1.06%	1.20%	1.11%	1.05%
20	0.54%	0.55%	0.62%	0.76%	0.86%	1.07%	1.21%	1.54%	1.64%	1.94%	2.16%	1.68%	1.47%	1.17%	1.24%	1.18%
21	0.59%	0.58%	0.68%	0.80%	0.96%	1.13%	1.33%	1.64%	1.77%	2.08%	2.34%	1.84%	1.50%	1.26%	1.30%	1.28%
22	0.65%	0.62%	0.74%	0.86%	1.00%	1.24%	1.43%	1.71%	1.86%	2.19%	2.46%	1.91%	1.56%	1.33%	1.38%	1.36%
23	0.69%	0.65%	0.78%	0.92%	1.08%	1.34%	1.51%	1.78%	2.01%	2.38%	2.57%	1.99%	1.66%	1.42%	1.46%
24	0.73%	0.67%	0.79%	0.99%	1.14%	1.38%	1.59%	1.89%	2.11%	2.48%	2.68%	2.08%	1.78%	1.47%	1.52%
25	0.77%	0.71%	0.84%	1.05%	1.21%	1.47%	1.65%	2.00%	2.12%	2.61%	2.81%	2.12%	1.90%	1.55%	1.57%
26	0.77%	0.77%	0.86%	1.13%	1.30%	1.52%	1.76%	2.11%	2.27%	2.80%	2.97%	2.20%	2.05%	1.61%
27	0.80%	0.80%	0.91%	1.21%	1.34%	1.60%	1.82%	2.23%	2.38%	2.91%	3.09%	2.28%	1.97%	1.71%
28	0.87%	0.83%	0.96%	1.26%	1.41%	1.67%	1.93%	2.29%	2.48%	3.01%	3.22%	2.45%	2.06%	1.78%
29	0.89%	0.87%	1.00%	1.34%	1.44%	1.72%	1.99%	2.33%	2.63%	3.17%	3.41%	2.52%	2.15%
30	0.90%	0.91%	1.05%	1.36%	1.48%	1.78%	2.07%	2.44%	2.66%	3.26%	3.55%	2.48%	2.20%
31	0.91%	0.95%	1.08%	1.40%	1.52%	1.83%	2.17%	2.57%	2.72%	3.38%	3.61%	2.59%	2.32%
32	0.93%	1.02%	1.13%	1.46%	1.59%	1.91%	2.24%	2.68%	2.84%	3.50%	3.72%	2.69%
33	0.98%	1.04%	1.14%	1.52%	1.69%	1.95%	2.35%	2.76%	2.97%	3.58%	3.80%	2.74%
34	1.00%	1.09%	1.18%	1.57%	1.76%	2.04%	2.40%	2.85%	3.05%	3.63%	3.91%	2.84%
35	1.02%	1.10%	1.19%	1.62%	1.83%	2.09%	2.50%	2.91%	3.15%	3.65%	3.99%
36	1.08%	1.12%	1.22%	1.69%	1.91%	2.14%	2.54%	3.00%	3.24%	3.74%
37	1.15%	1.13%	1.23%	1.73%	1.95%	2.20%	2.59%	3.10%	3.26%	3.83%
38	1.18%	1.14%	1.28%	1.80%	2.01%	2.25%	2.66%	3.21%	3.33%	3.94%
39	1.18%	1.16%	1.31%	1.85%	2.07%	2.32%	2.71%	3.28%	3.38%
40	1.19%	1.20%	1.34%	1.90%	2.13%	2.37%	2.78%	3.34%	3.46%
41	1.19%	1.23%	1.39%	1.97%	2.18%	2.42%	2.82%	3.39%	3.53%
42	1.20%	1.28%	1.42%	2.02%	2.23%	2.45%	2.91%	3.38%
43	1.22%	1.30%	1.47%	2.07%	2.25%	2.51%	2.99%	3.46%
44	1.26%	1.31%	1.51%	2.10%	2.30%	2.55%	3.04%	3.51%
45	1.29%	1.33%	1.53%	2.13%	2.36%	2.60%	3.09%	3.56%
46	1.32%	1.36%	1.55%	2.18%	2.42%	2.64%	3.08%	3.59%
47	1.35%	1.40%	1.59%	2.21%	2.46%	2.68%	3.09%
48	1.37%	1.40%	1.61%	2.23%	2.51%	2.66%	3.12%
49	1.40%	1.42%	1.63%	2.27%	2.53%	2.66%	3.17%
50	1.44%	1.43%	1.65%	2.29%	2.57%	2.69%	3.19%
51	1.45%	1.43%	1.66%	2.32%	2.55%	2.72%
52	1.46%	1.45%	1.69%	2.35%	2.58%	2.75%
53	1.49%	1.47%	1.71%	2.36%	2.59%
54	1.49%	1.48%	1.73%	2.33%	2.61%
55	1.51%	1.49%	1.75%	2.35%	2.64%
56	1.52%	1.50%	1.76%	2.37%
57	1.51%	1.51%	1.75%	2.39%
58	1.53%	1.53%	1.77%	2.40%
59	1.53%	1.54%	1.77%
60	1.54%	1.53%	1.78%
61			1.79%

Annex I - 8

Cumulative Net Loss Information. The graph below shows cumulative net losses of the retail installment contracts included in certain of Carvana’s prior public prime securitization transactions.

Cumulative Net Loss
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
-0.50%
1 3 5 7 9 11131517192123252729313335373941434547495153555759616365676971
Period
CRVNA 2020-P1
CRVNA 2021-P1
CRVNA 2021-P2
CRVNA 2021-P3
CRVNA 2021-P4
CRVNA 2022-P1
CRVNA 2022-P2
CRVNA 2022-P3
CRVNA 2023-P1
CRVNA 2023-P2
CRVNA 2023-P3
CRVNA 2023-P4
CRVNA 2023-P5
CRVNA 2024-P1
CRVNA 2024-P2
CRVNA 2024-P3
CRVNA 2024-P4
CRVNA 2025-P1
CRVNA 2025-P2
CRVNA 2025-P3
CRVNA 2025-P4
CRVNA 2026-P1
CRVNA 2026-P2

Annex I - 9

ABS Speed

As of June 30, 2026

Period	CRVNA 2020-P1	CRVNA 2021-P1	CRVNA 2021-P2	CRVNA 2021-P3	CRVNA 2021-P4	CRVNA 2022-P1	CRVNA 2022-P2	CRVNA 2022-P3	CRVNA 2023-P1	CRVNA 2023-P2	CRVNA 2023-P3	CRVNA 2023-P4	CRVNA 2023-P5	CRVNA 2024-P1	CRVNA 2024-P2	CRVNA 2024-P3	CRVNA 2024-P4	CRVNA 2025-P1	CRVNA 2025-P2	CRVNA 2025-P3	CRVNA 2025-P4	CRVNA 2026-P1	CRVNA 2026-P2
1	2.57%	2.61%	1.97%	0.87%	1.70%	1.67%	2.58%	3.98%	1.91%	2.00%	2.61%	2.02%	2.04%	2.17%	3.27%	2.87%	3.02%	3.54%	2.32%	2.10%	1.74%	2.61%	1.80%
2	1.56%	2.01%	2.32%	1.83%	2.33%	2.18%	2.71%	1.86%	2.43%	2.18%	1.43%	2.27%	1.85%	1.90%	2.54%	2.48%	2.17%	2.60%	2.26%	1.99%	1.85%	1.84%	1.77%
3	1.80%	2.13%	2.24%	1.76%	2.07%	1.95%	1.89%	1.61%	1.80%	2.00%	1.63%	1.51%	1.57%	1.74%	2.32%	1.93%	1.95%	2.80%	1.94%	1.52%	1.45%	1.82%
4	2.25%	2.18%	2.01%	1.97%	2.61%	1.95%	2.09%	1.45%	2.07%	1.83%	1.31%	1.88%	2.15%	1.73%	1.97%	2.22%	2.19%	2.15%	1.77%	1.89%	1.52%	1.81%
5	1.93%	2.11%	1.97%	1.83%	2.18%	1.64%	1.69%	1.35%	1.72%	1.45%	1.42%	1.61%	1.72%	1.69%	1.98%	1.95%	1.99%	2.25%	1.74%	1.61%	1.89%
6	1.86%	2.00%	1.94%	1.71%	2.05%	1.64%	1.55%	1.33%	1.65%	1.51%	1.35%	1.56%	1.45%	1.82%	1.83%	1.83%	1.98%	2.11%	1.55%	1.53%	1.82%
7	1.91%	1.84%	1.85%	2.07%	1.95%	1.43%	1.38%	1.47%	1.61%	1.40%	1.54%	1.77%	1.26%	1.59%	1.71%	2.15%	1.90%	2.07%	1.73%	1.93%	1.73%
8	2.07%	1.80%	1.71%	1.74%	1.67%	1.33%	1.29%	1.15%	1.20%	1.39%	1.73%	1.38%	1.71%	1.74%	1.66%	1.95%	2.02%	1.91%	1.54%	1.75%	1.64%
9	2.05%	1.80%	1.78%	1.60%	1.70%	1.17%	1.12%	1.43%	1.58%	1.45%	1.30%	1.52%	1.51%	1.46%	1.56%	2.01%	1.74%	1.78%	1.61%	1.71%
10	1.79%	1.97%	2.10%	1.66%	1.57%	1.12%	0.99%	1.39%	1.04%	1.37%	1.25%	1.44%	1.30%	1.52%	2.15%	1.79%	1.65%	1.83%	1.96%	1.73%
11	1.80%	1.89%	1.85%	1.54%	1.37%	1.03%	1.34%	1.37%	1.29%	1.57%	1.10%	1.47%	1.55%	1.42%	1.73%	2.00%	1.84%	1.60%	1.83%
12	1.70%	1.74%	1.67%	1.54%	1.21%	0.95%	1.24%	1.41%	1.40%	1.33%	1.37%	1.42%	1.35%	1.49%	1.84%	1.76%	1.58%	1.39%	1.69%
13	1.95%	2.05%	1.65%	1.38%	1.21%	1.19%	1.18%	1.25%	1.19%	1.29%	1.31%	1.46%	1.38%	1.53%	1.64%	1.70%	1.69%	1.92%	1.59%
14	1.70%	1.70%	1.49%	1.13%	1.14%	1.03%	1.30%	1.06%	1.40%	1.16%	1.17%	1.50%	1.41%	1.60%	1.91%	1.70%	1.55%	1.98%
15	1.62%	1.65%	1.66%	1.12%	0.97%	1.26%	1.22%	1.00%	1.20%	1.39%	1.35%	1.14%	1.31%	1.69%	1.61%	1.41%	1.37%	1.80%
16	2.02%	1.64%	1.32%	1.17%	1.34%	1.19%	1.29%	1.07%	1.31%	1.36%	1.17%	1.20%	1.31%	1.41%	1.57%	1.55%	1.72%	1.71%
17	1.59%	1.67%	1.19%	0.97%	1.05%	1.15%	1.01%	1.12%	1.30%	1.21%	1.20%	1.27%	1.58%	1.58%	1.72%	1.32%	1.64%
18	1.59%	1.57%	1.22%	1.03%	1.29%	1.20%	1.11%	1.15%	1.35%	1.36%	1.36%	1.25%	1.47%	1.50%	1.30%	1.43%	1.60%
19	1.64%	1.30%	1.02%	1.23%	1.24%	1.05%	0.97%	1.29%	1.24%	1.19%	1.19%	1.42%	1.48%	1.47%	1.52%	1.54%	1.50%
20	1.40%	1.21%	1.13%	1.12%	1.01%	1.09%	1.02%	1.18%	1.16%	1.20%	1.48%	1.45%	1.58%	1.47%	1.40%	1.68%
21	1.51%	1.20%	1.03%	1.14%	1.23%	0.95%	1.13%	1.26%	1.41%	1.36%	1.30%	1.37%	1.32%	1.29%	1.28%	1.60%
22	1.34%	1.20%	1.29%	1.16%	1.07%	1.02%	1.13%	1.07%	1.15%	1.12%	1.49%	1.33%	1.35%	1.36%	1.65%	1.49%
23	1.25%	1.22%	1.20%	1.11%	1.10%	1.09%	1.24%	1.10%	1.33%	1.43%	1.20%	1.37%	1.53%	1.33%	1.48%
24	1.18%	1.02%	1.26%	1.19%	1.03%	1.06%	1.15%	1.19%	1.34%	1.35%	1.55%	1.50%	1.35%	1.30%	1.44%
25	1.17%	1.31%	1.22%	1.03%	0.99%	1.22%	1.17%	1.14%	0.97%	1.31%	1.41%	1.13%	1.48%	1.42%	1.43%
26	1.07%	1.28%	1.04%	1.04%	1.06%	1.08%	1.04%	1.32%	1.38%	1.36%	1.31%	1.19%	1.26%	1.47%
27	1.12%	1.19%	1.16%	1.00%	1.04%	1.10%	1.17%	1.01%	1.36%	1.30%	1.36%	1.19%	1.26%	1.28%
28	1.25%	1.16%	1.01%	0.92%	1.18%	1.01%	1.12%	1.13%	1.41%	1.31%	1.05%	1.24%	1.46%	1.22%
29	1.14%	1.07%	1.01%	1.05%	1.09%	1.09%	1.06%	1.18%	1.22%	1.34%	1.25%	1.19%	1.35%
30	1.21%	1.12%	1.04%	1.13%	1.08%	1.13%	1.18%	1.07%	1.27%	1.37%	1.22%	1.12%	1.22%
31	1.26%	1.10%	1.06%	1.12%	1.01%	1.02%	1.09%	1.36%	1.26%	1.14%	1.30%	1.36%	1.36%
32	1.13%	1.13%	1.08%	1.08%	1.07%	1.16%	1.12%	1.17%	1.28%	1.30%	1.43%	1.37%
33	1.21%	0.98%	1.08%	1.15%	1.18%	1.05%	1.18%	1.20%	1.32%	1.16%	1.32%	1.34%
34	1.02%	1.06%	1.23%	1.05%	1.06%	1.13%	1.12%	1.21%	1.19%	1.15%	1.24%	1.28%
35	1.06%	1.10%	1.13%	1.13%	1.16%	1.11%	1.29%	1.15%	1.16%	1.37%	1.19%
36	1.12%	1.08%	1.18%	1.16%	1.08%	1.08%	1.23%	1.27%	1.24%	1.31%
37	1.10%	1.15%	1.00%	1.05%	1.10%	1.19%	1.19%	1.18%	1.23%	1.18%
38	1.07%	1.12%	1.13%	1.11%	1.14%	1.11%	1.17%	1.25%	1.27%	1.20%
39	1.07%	1.17%	1.12%	1.06%	1.09%	1.16%	1.26%	1.01%	1.22%
40	1.18%	1.15%	1.05%	1.05%	1.24%	1.11%	1.20%	1.18%	1.22%
41	1.11%	1.12%	1.06%	1.11%	1.19%	1.20%	1.14%	1.18%	1.16%
42	1.20%	1.26%	1.06%	1.07%	1.19%	1.17%	1.20%	1.01%
43	1.06%	0.99%	1.10%	1.18%	1.02%	1.18%	1.13%	1.31%
44	1.20%	1.24%	1.10%	1.08%	1.22%	1.20%	1.18%	1.20%
45	1.13%	1.10%	1.06%	1.15%	1.17%	1.03%	1.18%	1.19%
46	1.16%	1.14%	1.19%	1.13%	1.16%	1.15%	1.13%	1.10%
47	1.13%	1.22%	1.16%	1.22%	1.21%	1.17%	1.25%
48	1.14%	1.14%	1.12%	1.20%	1.06%	1.13%	1.20%
49	1.09%	1.20%	1.06%	1.11%	1.11%	1.25%	1.12%
50	1.17%	1.14%	1.13%	1.17%	1.16%	1.20%	1.12%
51	1.14%	1.13%	1.14%	1.08%	1.16%	1.16%
52	1.19%	1.12%	1.13%	1.08%	1.21%	1.16%
53	1.19%	1.17%	1.18%	1.13%	1.17%
54	1.18%	1.21%	1.05%	1.10%	1.11%
55	1.18%	1.14%	1.16%	1.21%	1.11%
56	1.22%	1.21%	1.16%	1.17%
57	1.17%	1.07%	1.19%	1.11%
58	1.19%	1.15%	1.25%	1.15%
59	1.23%	1.20%	1.20%
60	1.13%	1.22%	1.14%
61			1.14%

Annex I - 10

ABS Speed Information. The graph below shows the prepayment rate realized on retail installment contracts originated by Carvana and included in certain of Carvana’s prior public prime securitization transactions.

ABS Total
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 55 58 61 64 67 70
Period
CRVNA 2020-P1
CRVNA 2021-P1
CRVNA 2021-P2
CRVNA 2021-P3
CRVNA 2021-P4
CRVNA 2022-P1
CRVNA 2022-P2
CRVNA 2022-P3
CRVNA 2023-P1
CRVNA 2023-P2
CRVNA 2023-P3
CRVNA 2023-P4
CRVNA 2023-P5
CRVNA 2024-P1
CRVNA 2024-P2
CRVNA 2024-P3
CRVNA 2024-P4
CRVNA 2025-P1
CRVNA 2025-P2
CRVNA 2025-P3
CRVNA 2025-P4
CRVNA 2026-P1
CRVNA 2026-P2

Annex I - 11

Pool Factor

As of June 30, 2026

Period	CRVNA 2020-P1	CRVNA 2021-P1	CRVNA 2021-P2	CRVNA 2021-P3	CRVNA 2021-P4	CRVNA 2022-P1	CRVNA 2022-P2	CRVNA 2022-P3	CRVNA 2023-P1	CRVNA 2023-P2	CRVNA 2023-P3	CRVNA 2023-P4	CRVNA 2023-P5	CRVNA 2024-P1	CRVNA 2024-P2	CRVNA 2024-P3	CRVNA 2024-P4	CRVNA 2025-P1	CRVNA 2025-P2	CRVNA 2025-P3	CRVNA 2025-P4	CRVNA 2026-P1	CRVNA 2026-P2
0	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1	95.73%	96.18%	96.83%	97.96%	97.55%	97.61%	96.55%	94.54%	97.13%	97.25%	96.31%	97.31%	97.06%	96.91%	95.59%	96.14%	96.04%	95.51%	96.71%	97.01%	97.44%	96.15%	97.23%
2	93.09%	93.05%	93.39%	94.98%	94.08%	94.25%	92.76%	91.75%	93.72%	94.02%	93.95%	94.14%	94.30%	94.07%	92.19%	92.78%	92.99%	92.02%	93.53%	94.08%	94.67%	93.37%	94.52%
3	90.17%	89.86%	90.08%	92.10%	90.87%	91.21%	89.89%	89.21%	90.98%	91.06%	91.43%	91.75%	91.78%	91.47%	89.05%	90.00%	90.11%	88.39%	90.72%	91.66%	92.34%	90.67%
4	86.86%	86.64%	87.04%	89.05%	87.17%	88.19%	86.87%	86.90%	88.02%	88.33%	89.23%	89.03%	88.75%	88.86%	86.29%	86.98%	87.11%	85.47%	88.09%	88.90%	89.88%	87.99%
5	83.93%	83.56%	84.11%	86.18%	83.99%	85.55%	84.29%	84.71%	85.42%	85.99%	86.96%	86.62%	86.17%	86.36%	83.57%	84.27%	84.32%	82.50%	85.55%	86.48%	87.13%
6	81.14%	80.64%	81.23%	83.43%	81.01%	82.95%	81.89%	82.48%	82.96%	83.66%	84.79%	84.22%	83.92%	83.73%	81.01%	81.63%	81.60%	79.73%	83.20%	84.07%	84.46%
7	78.30%	77.91%	78.51%	80.37%	78.17%	80.58%	79.68%	80.21%	80.56%	81.43%	82.39%	81.69%	81.87%	81.35%	78.63%	78.76%	78.97%	77.00%	80.72%	81.34%	81.95%
8	75.35%	75.29%	75.98%	77.71%	75.69%	78.36%	77.59%	78.25%	78.58%	79.27%	79.85%	79.56%	79.39%	78.87%	76.33%	76.12%	76.26%	74.49%	78.46%	78.81%	79.52%
9	72.49%	72.68%	73.35%	75.25%	73.21%	76.31%	75.68%	76.07%	76.25%	77.06%	77.77%	77.34%	77.15%	76.68%	74.07%	73.47%	73.90%	72.12%	76.07%	76.38%
10	69.94%	69.93%	70.45%	72.75%	70.88%	74.34%	73.86%	73.91%	74.47%	74.91%	75.80%	75.19%	75.11%	74.48%	71.27%	71.07%	71.62%	69.75%	73.40%	73.93%
11	67.44%	67.33%	67.86%	70.42%	68.80%	72.47%	71.77%	71.83%	72.48%	72.62%	73.96%	73.05%	72.87%	72.40%	68.95%	68.49%	69.19%	67.66%	70.89%
12	65.07%	64.88%	65.52%	68.12%	66.88%	70.65%	69.78%	69.73%	70.40%	70.58%	71.89%	70.99%	70.84%	70.19%	66.57%	66.21%	67.04%	65.71%	68.59%
13	62.46%	62.16%	63.23%	66.00%	65.00%	68.67%	67.90%	67.79%	68.50%	68.62%	69.90%	68.87%	68.84%	68.04%	64.40%	63.99%	64.83%	63.31%	66.41%
14	60.18%	59.87%	61.15%	64.17%	63.21%	66.85%	65.90%	66.07%	66.45%	66.80%	68.05%	66.77%	66.82%	65.81%	61.99%	61.83%	62.78%	60.84%
15	57.97%	57.69%	58.92%	62.38%	61.56%	64.84%	64.02%	64.40%	64.61%	64.78%	66.05%	65.03%	64.86%	63.54%	59.94%	59.97%	60.88%	58.64%
16	55.38%	55.53%	57.06%	60.57%	59.62%	62.92%	62.09%	62.69%	62.70%	62.82%	64.23%	63.27%	62.99%	61.58%	57.94%	58.01%	58.70%	56.54%
17	53.31%	53.39%	55.35%	58.96%	57.97%	61.09%	60.43%	60.96%	60.80%	61.01%	62.43%	61.46%	60.83%	59.48%	55.82%	56.31%	56.62%
18	51.30%	51.39%	53.63%	57.28%	56.12%	59.22%	58.72%	59.18%	58.89%	59.08%	60.47%	59.62%	58.83%	57.49%	54.14%	54.44%	54.62%
19	49.25%	49.66%	52.10%	55.47%	54.34%	57.51%	57.13%	57.32%	57.11%	57.33%	58.66%	57.69%	56.83%	55.53%	52.29%	52.55%	52.74%
20	47.49%	48.06%	50.51%	53.77%	52.80%	55.80%	55.52%	55.57%	55.41%	55.61%	56.60%	55.73%	54.76%	53.62%	50.57%	50.51%
21	45.66%	46.47%	48.98%	52.09%	51.08%	54.22%	53.84%	53.79%	53.49%	53.74%	54.76%	53.90%	53.01%	51.91%	48.93%	48.61%
22	44.00%	44.91%	47.27%	50.40%	49.52%	52.61%	52.14%	52.18%	51.86%	52.09%	52.74%	52.11%	51.23%	50.17%	46.99%	46.84%
23	42.45%	43.36%	45.67%	48.79%	47.96%	50.95%	50.40%	50.59%	50.10%	50.18%	51.06%	50.34%	49.28%	48.48%	45.25%
24	40.98%	41.96%	44.04%	47.13%	46.46%	49.33%	48.74%	48.93%	48.34%	48.38%	49.01%	48.45%	47.55%	46.79%	43.59%
25	39.55%	40.37%	42.46%	45.63%	45.04%	47.59%	47.10%	47.32%	46.91%	46.65%	47.17%	46.95%	45.72%	45.04%	41.95%
26	38.22%	38.85%	41.07%	44.14%	43.57%	45.99%	45.59%	45.57%	45.14%	44.87%	45.47%	45.43%	44.14%	43.25%
27	36.84%	37.43%	39.60%	42.70%	42.11%	44.42%	44.00%	44.12%	43.41%	43.21%	43.75%	43.92%	42.54%	41.70%
28	35.39%	36.06%	38.26%	41.35%	40.57%	42.94%	42.47%	42.59%	41.66%	41.56%	42.35%	42.38%	40.80%	40.22%
29	34.06%	34.78%	36.97%	39.91%	39.12%	41.41%	41.00%	41.05%	40.13%	39.88%	40.80%	40.91%	39.19%
30	32.70%	33.48%	35.67%	38.41%	37.71%	39.87%	39.46%	39.59%	38.58%	38.21%	39.29%	39.48%	37.75%
31	31.31%	32.21%	34.37%	36.96%	36.38%	38.44%	38.01%	37.90%	37.07%	36.80%	37.68%	37.88%	36.18%
32	30.06%	30.94%	33.08%	35.55%	35.02%	36.91%	36.56%	36.44%	35.56%	35.26%	35.99%	36.27%
33	28.77%	29.80%	31.80%	34.11%	33.59%	35.51%	35.09%	34.99%	34.03%	33.89%	34.45%	34.75%
34	27.63%	28.62%	30.41%	32.78%	32.27%	34.06%	33.67%	33.55%	32.66%	32.53%	33.02%	33.30%
35	26.49%	27.43%	29.14%	31.41%	30.90%	32.66%	32.14%	32.18%	31.34%	31.00%	31.66%
36	25.32%	26.27%	27.85%	30.04%	29.62%	31.28%	30.71%	30.73%	29.97%	29.55%
37	24.21%	25.08%	26.73%	28.78%	28.35%	29.85%	29.35%	29.39%	28.60%	28.27%
38	23.15%	23.94%	25.53%	27.49%	27.07%	28.52%	28.03%	28.02%	27.24%	26.99%
39	22.09%	22.78%	24.36%	26.27%	25.84%	27.17%	26.66%	26.86%	25.96%
40	20.99%	21.66%	23.26%	25.09%	24.52%	25.89%	25.37%	25.60%	24.70%
41	19.96%	20.60%	22.18%	23.88%	23.26%	24.57%	24.15%	24.36%	23.53%
42	18.88%	19.44%	21.12%	22.71%	22.04%	23.29%	22.92%	23.26%
43	17.93%	18.50%	20.05%	21.48%	20.98%	22.06%	21.77%	21.93%
44	16.90%	17.41%	19.00%	20.37%	19.81%	20.84%	20.61%	20.74%
45	15.94%	16.45%	17.99%	19.24%	18.71%	19.79%	19.47%	19.61%
46	14.99%	15.48%	16.92%	18.17%	17.64%	18.67%	18.39%	18.56%
47	14.09%	14.51%	15.90%	17.04%	16.56%	17.56%	17.23%
48	13.20%	13.61%	14.94%	15.97%	15.63%	16.51%	16.16%
49	12.37%	12.70%	14.04%	14.99%	14.68%	15.38%	15.18%
50	11.51%	11.86%	13.12%	14.00%	13.72%	14.33%	14.23%
51	10.68%	11.06%	12.25%	13.11%	12.78%	13.36%
52	9.86%	10.28%	11.40%	12.24%	11.84%	12.41%
53	9.07%	9.49%	10.55%	11.36%	10.95%
54	8.31%	8.70%	9.81%	10.52%	10.15%
55	7.61%	7.99%	9.02%	9.63%	9.36%
56	6.90%	7.26%	8.26%	8.81%
57	6.26%	6.64%	7.51%	8.06%
58	5.64%	6.00%	6.74%	7.31%
59	5.01%	5.36%	6.05%
60	4.48%	4.76%	5.43%
61			4.84%

Annex I - 12

Pool Factor Information. The graph below shows pool factor for retail installment contracts originated by Carvana and included in certain of Carvana’s prior public prime securitization transactions.

Pool Factor
100.00%
90.00%
80.00%
70.00%
60.00%
50.00%
40.00%
30.00%
20.00%
10.00%
0.00%
0 3 6 9 12 15 18 21 24 27 30 33 36 39 42 45 48 51 54 57 60 63 66 69 72
Period
CRVNA 2020-P1
CRVNA 2021-P1
CRVNA 2021-P2
CRVNA 2021-P3
CRVNA 2021-P4
CRVNA 2022-P1
CRVNA 2022-P2
CRVNA 2022-P3
CRVNA 2023-P1
CRVNA 2023-P2
CRVNA 2023-P3
CRVNA 2023-P4
CRVNA 2023-P5
CRVNA 2024-P1
CRVNA 2024-P2
CRVNA 2024-P3
CRVNA 2024-P4
CRVNA 2025-P1
CRVNA 2025-P2
CRVNA 2025-P3
CRVNA 2025-P4
CRVNA 2026-P1
CRVNA 2026-P2

Annex I - 13

Summary Information for Prior Securitized Pools

Summary Statistics	CRVNA 2020-P1	CRVNA 2021-P1	CRVNA 2021-P2	CRVNA 2021-P3	CRVNA 2021-P4	CRVNA 2022-P1	CRVNA 2022-P2	CRVNA 2022-P3	CRVNA 2023-P1	CRVNA 2023-P2	CRVNA 2023-P3	CRVNA 2023-P4	CRVNA 2023-P5
Initial Pool Balance	$405,000,000.11	$415,000,001.42	$775,000,002.49	$1,035,000,000.42	$1,055,000,000.79	$1,039,515,050.84	$605,000,000.09	$364,000,000.77	$363,247,959.25	$412,771,947.25	$310,318,837.27	$237,631,820.61	$212,972,298.89
Number of Receivables	20,351	21,606	35,797	44,046	44,569	41,229	25,052	15,329	15,559	17,881	12,758	9,808	8,859
Average Principal Balance	$19,900.74	$19,208.00	$21,649.86	$23,498.16	$23,671.16	$25,213.20	$24,149.77	$23,745.84	$23,346.48	$23,084.39	$24,323.47	$24,228.37	$24,040.22
Weighted Average APR(1)	8.20%	8.19%	7.97%	7.47%	8.07%	7.62%	9.09%	10.27%	11.83%	12.74%	13.03%	13.11%	12.95%
Weighted Average Remaining Term(1)	68 months	69 months	69 months	70 months	70 months	70 months	70 months	71 months	70 months	70 months	71 months	71 months	71 months
Weighted Average Original Term(1)	70 months	70 months	71 months	71 months	71 months	71 months	71 months	71 months	72 months	72 months	72 months	72 months	72 months
Non-Zero Weighted Average FICO® Score(1)(2)	710	707	706	705	704	704	704	704	705	704	705	704	704

Geographic Distribution (% of Aggregate Principal Balance)
Top 1 State	CA	CA	CA	TX	TX	TX	TX	TX	TX	TX	TX	TX	TX
Top 1 State (%)	10.97%	10.27%	9.07%	10.08%	9.18%	9.66%	9.47%	11.07%	12.84%	10.61%	10.88%	10.47%	10.82%
Top 2 State	TX	TX	TX	CA	CA	CA	CA	CA	FL	CA	CA	CA	CA
Top 2 State (%)	7.92%	7.94%	8.97%	7.63%	8.67%	9.46%	9.25%	8.55%	8.08%	8.94%	7.80%	6.92%	7.68%
Top 3 State	GA	GA	FL	FL	FL	FL	FL	FL	CA	FL	GA	GA	FL
Top 3 State (%)	5.73%	7.16%	7.08%	7.11%	7.04%	7.46%	6.96%	6.04%	7.16%	7.24%	6.52%	6.41%	6.39%

FICO Score(3) (% of Aggregate Principal Balance)
No FICO	0.48%	0.62%	0.68%	0.52%	0.53%	0.33%	0.50%	0.54%	0.41%	0.52%	0.46%	0.43%	0.54%
Less than or equal to 600	1.51%	0.93%	2.57%	4.10%	4.79%	7.71%	5.45%	4.79%	6.99%	4.15%	7.63%	6.31%	5.80%
601 to 650	21.46%	23.86%	22.47%	20.14%	21.27%	19.38%	20.05%	20.79%	18.36%	21.45%	19.66%	20.71%	20.83%
651 to 700	26.98%	26.71%	26.79%	27.20%	25.90%	23.53%	26.29%	26.23%	25.45%	26.58%	22.64%	24.30%	24.63%
701 to 750	20.56%	20.41%	20.30%	22.16%	20.93%	20.68%	21.38%	21.22%	20.46%	21.24%	20.54%	20.54%	21.12%
751 and above	29.00%	27.47%	27.19%	25.88%	26.59%	28.37%	26.32%	26.44%	28.34%	26.05%	29.07%	27.70%	27.08%

Deal Score(4) (% of Aggregate Principal Balance)
Deal Score 50-59	11.16%	18.55%	19.02%	18.39%	18.03%	20.11%	21.35%	22.89%	22.83%	24.14%	23.44%	27.70%	30.26%
Deal Score 60-69	14.68%	17.44%	16.85%	17.25%	17.40%	17.73%	19.41%	19.64%	20.74%	18.75%	18.93%	13.33%	11.23%
Deal Score 70-79	25.69%	24.50%	23.71%	25.17%	24.77%	24.15%	24.51%	24.55%	24.08%	23.88%	20.61%	16.65%	15.27%
Deal Score 80-89	27.33%	24.76%	26.03%	25.74%	25.83%	24.55%	23.05%	22.55%	21.45%	21.38%	20.81%	20.19%	19.42%
Deal Score 90-100	21.14%	14.75%	14.39%	13.45%	13.97%	13.46%	11.69%	10.36%	10.91%	11.85%	16.20%	22.14%	23.83%

(1)  Weighted by Principal Balance of the Receivables as of the Cutoff Date.

(2)  Reflects only the Receivables with at least one obligor that has a FICO score at the time of application. The FICO score with respect to any Receivables with co-obligors is calculated as the higher of each obligor's FICO score at the time of application, if both co-obligors have FICO scores at that time.

(3)  The FICO score with respect to any Receivables with co-obligors is calculated as the higher FICO score at the time of application, if both co-obligors have FICO scores at that time.

(4)  The Deal Score is a proprietary score used by Carvana. Deal Score is not comparable to a score from a credit bureau or a FICO score. Further, a Deal Score may not be an accurate predictor of the likely risk or quality of the related Receivable. See “Risk Factors— Risks relating to the assets of the Issuing Entity —Carvana’s proprietary credit scoring system may not perform as expected and may fail to properly quantify the credit risks associated with Carvana’s customers, resulting in higher than anticipated delinquencies and credit losses on the Receivables” and “Underwriting of Receivables—Proprietary Risk Models”.

Annex I - 14

Summary Information for Prior Securitized Pools (continued)

Summary Statistics	CRVNA 2024-P1	CRVNA 2024-P2	CRVNA 2024-P3	CRVNA 2024-P4	CRVNA 2025-P1	CRVNA 2025-P2	CRVNA 2025-P3	CRVNA 2025-P4	CRVNA 2026-P1	CRVNA 2026-P2
Initial Pool Balance	$394,060,257.49	$507,210,898.13	$638,694,176.98	$625,149,742.61	$602,782,241.60	$650,287,527.04	$1,011,676,949.27	$934,700,353.01	$1,050,701,593.25	$1,108,307,912.43
Number of Receivables	16,267	20,884	26,064	25,122	24,964	25,968	38,802	35,692	39,517	38,690
Average Principal Balance	$24,224.52	$24,287.06	$24,504.84	$24,884.55	$24,146.06	$25,041.88	$26,426.38	$26,187.95	$26,588.60	$28,441.34
Weighted Average APR(1)	13.05%	13.61%	13.69%	13.08%	14.06%	12.80%	12.11%	11.24%	10.67%	10.54%
Weighted Average Remaining Term(1)	71 months	71 months	71 months	72 months	71 months	72 months	72 months	72 months	74 months	74 months
Weighted Average Original Term(1)	72 months	72 months	72 months	73 months	73 months	73 months	73 months	73 months	75 months	75 months
Non-Zero Weighted Average FICO® Score(1)(2)	703	702	701	701	702	701	702	708	713	708

Geographic Distribution (% of Aggregate Principal Balance)
Top 1 State	TX	TX	TX	TX	TX	TX	TX	TX	TX	TX
Top 1 State (%)	11.04%	10.59%	10.89%	11.00%	11.70%	10.79%	10.40%	9.74%	10.24%	10.20%
Top 2 State	CA	CA	CA	CA	CA	CA	CA	CA	CA	CA
Top 2 State (%)	7.70%	8.77%	8.18%	8.14%	8.26%	8.03%	7.74%	7.34%	8.48%	7.42%
Top 3 State	GA	GA	GA	FL	FL	FL	FL	FL	FL	FL
Top 3 State (%)	6.16%	6.63%	6.60%	7.40%	7.17%	6.22%	5.74%	6.03%	6.67%	6.50%

FICO Score(3) (% of Aggregate Principal Balance)
No FICO	0.52%	0.67%	0.86%	0.82%	2.58%	3.21%	4.66%	3.66%	0.37%	0.39%
Less than or equal to 600	6.18%	6.82%	7.64%	5.61%	8.04%	7.86%	9.11%	9.07%	9.28%	10.45%
601 to 650	22.84%	22.86%	21.85%	23.53%	18.40%	17.86%	16.48%	15.17%	13.09%	14.42%
651 to 700	22.99%	23.72%	24.17%	25.15%	24.14%	25.84%	23.04%	22.35%	21.02%	21.87%
701 to 750	19.32%	18.86%	18.98%	19.08%	19.69%	19.21%	19.60%	20.27%	21.93%	20.49%
751 and above	28.16%	27.08%	26.50%	25.81%	27.15%	26.02%	27.12%	29.47%	34.31%	32.37%

Deal Score(4) (% of Aggregate Principal Balance)
Deal Score 50-59	29.34%	31.20%	30.40%	29.08%	32.31%	32.96%	28.48%	27.46%	23.80%	23.15%
Deal Score 60-69	10.78%	8.78%	8.31%	8.64%	8.92%	9.42%	11.66%	13.37%	15.92%	17.28%
Deal Score 70-79	14.56%	14.75%	14.22%	14.90%	14.77%	17.15%	19.99%	18.31%	21.24%	21.60%
Deal Score 80-89	20.45%	20.86%	21.45%	24.05%	22.50%	21.23%	20.91%	17.10%	17.90%	17.83%
Deal Score 90-100	24.87%	24.41%	25.62%	23.34%	21.50%	19.23%	18.95%	23.76%	21.14%	20.14%

(1)  Weighted by Principal Balance of the Receivables as of the Cutoff Date.

(2)  Reflects only the Receivables with at least one obligor that has a FICO score at the time of application. The FICO score with respect to any Receivables with co-obligors is calculated as the higher of each obligor's FICO score at the time of application, if both co-obligors have FICO scores at that time.

(3)  The FICO score with respect to any Receivables with co-obligors is calculated as the higher FICO score at the time of application, if both co-obligors have FICO scores at that time.

(4)  The Deal Score is a proprietary score used by Carvana. Deal Score is not comparable to a score from a credit bureau or a FICO score. Further, a Deal Score may not be an accurate predictor of the likely risk or quality of the related Receivable. See “Risk Factors— Risks relating to the assets of the Issuing Entity —Carvana’s proprietary credit scoring system may not perform as expected and may fail to properly quantify the credit risks associated with Carvana’s customers, resulting in higher than anticipated delinquencies and credit losses on the Receivables” and “Underwriting of Receivables—Proprietary Risk Models”.

Annex I - 15

Annex II

Vintage Quarterly Origination Data for Prime Obligors

Deal Score 50-59

Origination Trends

	Wtd. Avg. FICO® Score	Wtd. Avg. APR	Wtd. Avg. Orig. Term (months)	Wtd. Avg. PTI	Wtd. Avg. Down Pmt.	Wtd. Avg. Amt. Fin.	Loan Count	Agg. Amt. Fin.
2017 Q1	644	9.77%	70	8.48%	$1,468	$16,915	524	$8,863,360
2017 Q2	645	10.12%	71	8.83%	$1,246	$17,753	771	$13,687,722
2017 Q3	644	10.53%	71	9.07%	$922	$17,703	864	$15,295,220
2017 Q4	648	10.32%	71	9.13%	$920	$17,537	911	$15,976,430
2018 Q1	648	10.85%	71	9.14%	$1,054	$17,656	1,134	$20,022,173
2018 Q2	639	11.15%	70	9.10%	$1,066	$19,243	1,575	$30,307,348
2018 Q3	641	11.06%	70	8.98%	$935	$19,326	1,931	$37,317,968
2018 Q4	641	11.31%	71	9.12%	$820	$19,686	2,089	$41,123,774
2019 Q1	643	11.46%	71	9.18%	$912	$19,655	2,588	$50,866,473
2019 Q2	643	11.53%	71	9.26%	$904	$20,097	3,230	$64,911,922
2019 Q3	639	11.74%	71	8.92%	$1,033	$20,580	4,125	$84,890,991
2019 Q4	638	11.47%	71	9.09%	$849	$19,605	4,705	$92,242,554
2020 Q1	638	11.62%	71	9.08%	$956	$19,355	4,915	$95,129,222
2020 Q2	640	12.56%	71	9.31%	$1,384	$18,222	6,528	$118,956,444
2020 Q3	625	14.39%	71	9.96%	$1,518	$19,167	3,453	$66,184,769
2020 Q4	634	13.18%	71	9.86%	$1,371	$20,190	3,558	$71,836,141
2021 Q1	626	13.65%	71	9.90%	$1,532	$19,201	10,459	$200,823,147
2021 Q2	627	13.27%	71	10.43%	$2,220	$21,925	11,848	$259,770,830
2021 Q3	630	12.63%	72	10.64%	$1,930	$23,256	12,316	$286,423,516
2021 Q4	627	13.05%	72	10.61%	$2,193	$23,926	11,786	$281,986,413
2022 Q1	635	12.19%	72	10.46%	$2,444	$24,943	11,180	$278,860,537
2022 Q2	636	13.93%	72	10.60%	$2,447	$24,028	12,565	$301,914,002
2022 Q3	637	14.39%	71	10.27%	$2,127	$24,241	11,213	$271,812,465
2022 Q4	640	15.67%	72	9.72%	$2,005	$24,211	9,755	$236,181,971
2023 Q1	631	17.09%	72	9.81%	$1,928	$23,049	8,813	$203,132,014
2023 Q2	631	17.67%	72	10.07%	$2,151	$24,945	8,080	$201,556,158
2023 Q3	632	17.57%	72	10.03%	$1,678	$25,226	10,090	$254,533,071
2023 Q4	633	17.01%	72	9.94%	$1,493	$25,097	10,954	$274,908,011
2024 Q1	628	17.40%	73	9.82%	$1,636	$25,086	12,809	$321,323,829
2024 Q2	627	17.26%	73	9.69%	$1,631	$25,432	14,791	$376,158,290
2024 Q3	624	17.40%	73	9.55%	$1,585	$25,674	15,802	$405,699,955
2024 Q4	642	17.20%	73	9.60%	$1,426	$25,584	17,617	$450,716,801
2025 Q1	641	17.36%	73	9.55%	$1,500	$25,410	20,030	$508,955,728
2025 Q2	647	16.12%	73	9.41%	$1,475	$26,694	20,986	$560,191,132
2025 Q3	640	16.01%	73	9.34%	$1,409	$27,165	21,657	$588,313,568
2025 Q4	640	15.70%	73	8.96%	$1,184	$26,812	22,345	$599,109,981
2026 Q1	642	15.57%	74	8.73%	$1,234	$27,613	21,190	$585,129,944
2026 Q2	638	14.98%	74	9.18%	$1,123	$28,894	24,988	$721,997,643

Annex II - 1

Cumulative Gross Loss

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.23%	0.00%	0.00%	0.00%	0.00%	0.00%	0.04%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%	0.01%
2	0.23%	0.07%	0.00%	0.17%	0.00%	0.16%	0.09%	0.00%	0.09%	0.05%	0.00%	0.04%	0.02%	0.00%	0.03%	0.02%	0.02%	0.01%	0.03%	0.01%
3	0.23%	0.07%	0.00%	0.28%	0.20%	0.20%	0.13%	0.00%	0.09%	0.07%	0.06%	0.06%	0.06%	0.01%	0.11%	0.06%	0.04%	0.05%	0.04%	0.03%
4	0.40%	0.07%	0.08%	0.51%	0.20%	0.26%	0.22%	0.17%	0.09%	0.10%	0.08%	0.11%	0.06%	0.06%	0.17%	0.06%	0.09%	0.10%	0.08%	0.08%
5	0.60%	0.38%	0.33%	1.33%	0.32%	0.65%	0.49%	0.40%	0.39%	0.30%	0.30%	0.41%	0.31%	0.12%	0.40%	0.18%	0.21%	0.30%	0.22%	0.30%
6	0.82%	0.52%	0.44%	1.85%	0.64%	0.83%	0.70%	0.58%	0.59%	0.63%	0.43%	0.62%	0.52%	0.33%	0.53%	0.27%	0.30%	0.38%	0.35%	0.45%
7	0.82%	1.15%	0.70%	2.01%	0.89%	1.12%	0.85%	0.81%	0.70%	0.81%	0.54%	0.70%	0.59%	0.64%	0.68%	0.41%	0.48%	0.56%	0.54%	0.60%
8	1.03%	1.49%	0.71%	2.09%	0.98%	1.37%	1.11%	1.24%	0.80%	1.00%	0.58%	0.89%	0.74%	0.76%	0.85%	0.48%	0.64%	0.67%	0.75%	0.83%
9	1.03%	1.67%	0.74%	2.20%	1.11%	1.72%	1.36%	1.43%	1.07%	1.30%	0.73%	0.99%	0.79%	0.88%	0.97%	0.61%	0.79%	0.85%	0.98%	1.00%
10	1.21%	1.92%	0.98%	2.49%	1.26%	1.90%	1.56%	1.55%	1.42%	1.51%	0.90%	1.16%	0.98%	0.93%	1.10%	0.76%	0.99%	1.03%	1.22%	1.29%
11	1.80%	2.02%	1.23%	3.03%	1.49%	1.91%	1.82%	1.93%	1.86%	1.76%	0.96%	1.29%	1.10%	1.08%	1.44%	0.93%	1.19%	1.19%	1.45%	1.51%
12	1.80%	2.32%	1.48%	3.32%	1.92%	2.16%	2.26%	2.17%	1.96%	2.00%	1.18%	1.46%	1.20%	1.18%	1.62%	1.15%	1.36%	1.40%	1.73%	1.75%
13	1.89%	2.47%	1.78%	3.43%	2.06%	2.50%	2.63%	2.42%	2.08%	2.11%	1.30%	1.55%	1.29%	1.28%	1.76%	1.32%	1.58%	1.56%	1.94%	2.02%
14	2.22%	2.72%	1.95%	3.63%	2.19%	2.80%	2.91%	2.75%	2.12%	2.22%	1.42%	1.74%	1.55%	1.35%	1.93%	1.41%	1.66%	1.71%	2.22%	2.24%
15	2.22%	3.36%	2.25%	3.98%	2.25%	2.97%	3.33%	3.07%	2.23%	2.38%	1.55%	1.84%	1.62%	1.45%	2.15%	1.56%	1.88%	2.00%	2.54%	2.47%
16	2.63%	3.55%	2.63%	4.34%	2.53%	3.42%	3.48%	3.41%	2.32%	2.52%	1.67%	2.05%	1.81%	1.62%	2.50%	1.67%	2.04%	2.23%	2.82%	2.68%
17	2.63%	4.10%	3.00%	4.51%	2.73%	3.60%	3.78%	3.64%	2.45%	2.73%	1.77%	2.14%	1.87%	1.84%	2.55%	1.87%	2.23%	2.51%	3.05%	2.97%
18	2.64%	4.28%	3.58%	4.88%	3.06%	3.80%	4.00%	3.96%	2.61%	2.89%	1.93%	2.21%	1.96%	1.93%	2.78%	1.96%	2.37%	2.78%	3.30%	3.29%
19	3.20%	4.71%	4.12%	4.97%	3.25%	4.03%	4.21%	4.01%	2.79%	3.01%	1.95%	2.27%	2.06%	1.99%	2.94%	2.13%	2.57%	2.99%	3.60%	3.56%
20	3.31%	4.81%	4.20%	5.12%	3.49%	4.25%	4.27%	4.10%	2.83%	3.20%	2.10%	2.47%	2.14%	2.12%	3.12%	2.27%	2.73%	3.20%	3.86%	3.85%
21	3.62%	5.04%	4.23%	5.35%	3.79%	4.46%	4.36%	4.10%	2.96%	3.36%	2.20%	2.55%	2.22%	2.22%	3.27%	2.57%	2.91%	3.49%	4.13%	4.14%
22	3.79%	5.04%	4.40%	5.57%	4.20%	4.55%	4.46%	4.17%	3.15%	3.54%	2.24%	2.67%	2.33%	2.34%	3.41%	2.77%	3.04%	3.78%	4.34%	4.40%
23	3.90%	5.25%	4.45%	5.93%	4.35%	4.68%	4.80%	4.32%	3.46%	3.58%	2.31%	2.81%	2.42%	2.55%	3.66%	2.92%	3.30%	4.00%	4.61%	4.73%
24	4.38%	5.37%	4.88%	6.31%	4.49%	4.85%	5.03%	4.48%	3.61%	3.75%	2.36%	2.87%	2.53%	2.63%	3.82%	3.02%	3.45%	4.21%	4.91%	5.11%
25	4.49%	5.38%	5.18%	6.64%	4.93%	5.14%	5.17%	4.62%	3.70%	3.85%	2.44%	2.95%	2.67%	2.69%	3.95%	3.21%	3.58%	4.40%	5.24%	5.48%
26	4.87%	5.67%	5.26%	6.90%	5.00%	5.27%	5.20%	4.82%	3.72%	3.92%	2.54%	3.09%	2.76%	2.92%	4.10%	3.38%	3.74%	4.54%	5.59%	5.88%
27	5.17%	5.67%	5.48%	7.05%	5.01%	5.53%	5.37%	5.04%	3.82%	4.01%	2.70%	3.24%	2.85%	2.96%	4.30%	3.40%	3.92%	4.76%	5.82%	6.14%
28	5.36%	5.85%	5.70%	7.15%	5.20%	5.57%	5.63%	5.08%	3.84%	4.05%	2.75%	3.31%	2.94%	3.08%	4.41%	3.55%	4.09%	5.02%	6.10%	6.40%
29	5.48%	6.21%	5.95%	7.21%	5.68%	5.66%	5.65%	5.13%	3.88%	4.06%	2.81%	3.34%	2.97%	3.16%	4.58%	3.71%	4.26%	5.23%	6.35%	6.67%
30	5.67%	6.50%	5.96%	7.31%	5.71%	5.88%	5.73%	5.23%	3.98%	4.15%	2.86%	3.49%	3.04%	3.33%	4.72%	3.84%	4.40%	5.44%	6.58%	6.88%
31	6.00%	6.70%	6.05%	7.38%	5.71%	6.01%	5.82%	5.30%	4.08%	4.32%	2.92%	3.55%	3.15%	3.39%	4.89%	4.01%	4.59%	5.62%	6.86%	7.16%
32	6.26%	6.94%	6.12%	7.56%	5.83%	6.09%	5.87%	5.30%	4.12%	4.47%	2.95%	3.65%	3.22%	3.50%	5.11%	4.16%	4.69%	5.85%	7.13%	7.44%
33	6.59%	6.94%	6.17%	7.76%	5.91%	6.21%	5.98%	5.47%	4.22%	4.54%	3.05%	3.69%	3.30%	3.55%	5.30%	4.34%	4.85%	6.06%	7.33%	7.71%
34	6.70%	7.15%	6.27%	7.81%	5.92%	6.30%	6.14%	5.53%	4.28%	4.64%	3.12%	3.84%	3.35%	3.66%	5.44%	4.47%	5.01%	6.25%	7.58%	8.03%
35	6.70%	7.52%	6.54%	7.82%	6.07%	6.44%	6.14%	5.58%	4.36%	4.74%	3.16%	3.97%	3.51%	3.74%	5.57%	4.58%	5.18%	6.41%	7.85%	8.26%
36	6.70%	7.52%	6.77%	8.01%	6.13%	6.46%	6.15%	5.68%	4.52%	4.80%	3.18%	4.01%	3.54%	3.84%	5.65%	4.78%	5.25%	6.56%	8.03%	8.48%
37	6.84%	7.55%	6.89%	8.06%	6.13%	6.55%	6.16%	5.85%	4.56%	4.91%	3.33%	4.08%	3.66%	3.93%	5.67%	4.84%	5.36%	6.75%	8.25%	8.71%
38	6.93%	7.59%	6.90%	8.22%	6.19%	6.62%	6.19%	5.91%	4.63%	4.95%	3.42%	4.12%	3.71%	3.98%	5.77%	4.95%	5.43%	6.94%	8.45%	8.88%
39	6.93%	7.95%	6.90%	8.28%	6.19%	6.68%	6.23%	5.95%	4.66%	5.03%	3.52%	4.22%	3.83%	4.04%	5.92%	5.10%	5.51%	7.12%	8.62%	9.07%
40	6.93%	7.95%	6.90%	8.49%	6.22%	6.68%	6.38%	6.03%	4.81%	5.03%	3.60%	4.32%	3.96%	4.10%	6.06%	5.19%	5.63%	7.30%	8.79%	9.25%
41	6.93%	8.16%	7.01%	8.49%	6.26%	6.80%	6.44%	6.04%	4.93%	5.16%	3.61%	4.40%	4.02%	4.16%	6.27%	5.24%	5.76%	7.52%	8.96%	9.52%
42	6.93%	8.43%	7.12%	8.49%	6.34%	6.80%	6.52%	6.06%	4.98%	5.23%	3.65%	4.54%	4.11%	4.30%	6.36%	5.32%	5.88%	7.68%	9.15%	9.73%
43	6.93%	8.53%	7.19%	8.57%	6.41%	6.87%	6.52%	6.10%	5.08%	5.26%	3.70%	4.62%	4.16%	4.37%	6.45%	5.41%	6.00%	7.84%	9.26%	9.90%
44	6.98%	8.59%	7.19%	8.68%	6.44%	7.00%	6.60%	6.20%	5.13%	5.28%	3.77%	4.65%	4.26%	4.44%	6.53%	5.57%	6.12%	7.97%	9.43%	10.07%
45	7.18%	8.65%	7.28%	8.73%	6.48%	7.07%	6.62%	6.20%	5.26%	5.37%	3.84%	4.72%	4.32%	4.50%	6.62%	5.66%	6.21%	8.13%	9.57%	10.27%
46	7.37%	8.65%	7.28%	8.82%	6.48%	7.10%	6.65%	6.25%	5.33%	5.42%	3.90%	4.75%	4.41%	4.54%	6.71%	5.71%	6.31%	8.27%	9.71%	10.41%
47	7.37%	8.65%	7.32%	8.89%	6.59%	7.12%	6.70%	6.34%	5.43%	5.46%	3.97%	4.79%	4.44%	4.57%	6.81%	5.76%	6.46%	8.38%	9.85%	10.61%
48	7.45%	8.65%	7.32%	8.89%	6.65%	7.18%	6.77%	6.37%	5.53%	5.55%	4.08%	4.83%	4.49%	4.61%	6.94%	5.84%	6.54%	8.48%	9.98%	10.81%
49	7.45%	8.65%	7.39%	8.92%	6.65%	7.21%	6.78%	6.37%	5.57%	5.61%	4.10%	4.89%	4.55%	4.67%	7.04%	5.98%	6.70%	8.56%	10.13%	11.03%
50	7.50%	8.69%	7.39%	8.92%	6.67%	7.30%	6.85%	6.37%	5.61%	5.16%	4.15%	4.96%	4.61%	4.74%	7.14%	6.07%	6.77%	8.68%	10.25%	11.17%
51	7.50%	8.69%	7.43%	8.92%	6.76%	7.34%	6.92%	6.37%	5.61%	5.20%	4.16%	5.10%	4.66%	4.83%	7.17%	6.16%	6.86%	8.78%	10.35%	11.36%
52	7.55%	8.79%	7.52%	8.95%	6.82%	7.40%	6.92%	6.46%	5.61%	5.27%	4.22%	5.15%	4.71%	4.89%	7.21%	6.19%	6.98%	8.90%	10.48%	11.49%
53	7.55%	8.79%	7.52%	9.01%	6.88%	7.46%	6.95%	6.54%	5.54%	5.30%	4.25%	5.22%	4.75%	4.99%	7.24%	6.29%	7.02%	9.02%	10.60%	11.61%
54	7.55%	8.79%	7.52%	9.04%	6.88%	7.46%	6.97%	6.59%	5.58%	5.33%	4.29%	5.25%	4.79%	5.05%	7.31%	6.33%	7.09%	9.10%	10.66%	11.70%
55	7.55%	8.83%	7.53%	9.04%	6.93%	7.52%	7.00%	6.61%	5.63%	5.39%	4.35%	5.28%	4.83%	5.09%	7.33%	6.44%	7.17%	9.18%	10.74%
56	7.55%	8.83%	7.56%	9.10%	7.00%	7.52%	7.06%	6.61%	5.67%	5.43%	4.39%	5.33%	4.88%	5.12%	7.40%	6.48%	7.26%	9.27%	10.82%

Annex II - 2

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
57	7.55%	8.83%	7.60%	9.14%	7.00%	7.52%	7.10%	6.63%	5.70%	5.46%	4.40%	5.36%	4.91%	5.16%	7.41%	6.58%	7.37%	9.33%	10.93%
58	7.55%	8.87%	7.60%	9.14%	7.00%	7.56%	7.11%	6.64%	5.71%	5.49%	4.45%	5.39%	4.93%	5.20%	7.49%	6.59%	7.42%	9.42%
59	7.55%	8.90%	7.63%	9.14%	7.03%	7.56%	7.08%	6.68%	5.77%	5.54%	4.49%	5.44%	4.97%	5.25%	7.55%	6.65%	7.46%	9.48%
60	7.60%	8.90%	7.63%	9.16%	7.03%	7.56%	7.17%	6.75%	5.79%	5.60%	4.50%	5.49%	4.99%	5.32%	7.67%	6.72%	7.52%	9.54%
61	7.60%	8.90%	7.63%	9.20%	7.04%	7.56%	7.21%	6.76%	5.81%	5.61%	4.53%	5.52%	5.04%	5.38%	7.71%	6.79%	7.54%
62	7.60%	8.90%	7.71%	9.20%	7.04%	7.56%	7.23%	6.81%	5.83%	5.66%	4.58%	5.54%	5.07%	5.41%	7.78%	6.85%	7.59%
63	7.60%	8.94%	7.77%	9.24%	7.04%	7.61%	7.25%	6.82%	5.84%	5.69%	4.59%	5.58%	5.10%	5.45%	7.81%	6.91%	7.62%
64	7.60%	8.94%	7.82%	9.24%	7.10%	7.61%	7.26%	6.87%	5.87%	5.70%	4.60%	5.61%	5.12%	5.47%	7.85%	6.94%
65	7.69%	8.95%	7.82%	9.30%	7.10%	7.65%	7.27%	6.87%	5.88%	5.72%	4.61%	5.63%	5.14%	5.50%	7.90%	6.97%
66	7.74%	8.95%	7.84%	9.30%	7.12%	7.66%	7.28%	6.88%	5.90%	5.73%	4.63%	5.66%	5.15%	5.53%	7.92%	7.02%
67	7.74%	8.95%	7.84%	9.32%	7.13%	7.66%	7.28%	6.90%	5.92%	5.75%	4.63%	5.67%	5.17%	5.53%	7.95%
68	7.74%	8.98%	7.84%	9.34%	7.13%	7.66%	7.30%	6.91%	5.93%	5.77%	4.63%	5.70%	5.19%	5.54%	7.97%
69	7.77%	9.03%	7.84%	9.35%	7.17%	7.66%	7.32%	6.92%	5.97%	5.77%	4.65%	5.72%	5.20%	5.57%	8.00%
70	7.84%	9.06%	7.84%	9.37%	7.19%	7.69%	7.32%	6.93%	5.99%	5.80%	4.67%	5.73%	5.22%	5.59%
71	7.84%	9.08%	7.84%	9.37%	7.19%	7.71%	7.34%	6.95%	5.99%	5.81%	4.68%	5.74%	5.23%	5.59%
72	7.87%	9.08%	7.85%	9.38%	7.19%	7.72%	7.36%	6.95%	6.01%	5.82%	4.70%	5.78%	5.24%	5.60%

Annex II - 3

Cumulative Gross Loss (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.01%	0.01%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.01%	0.05%	0.06%	0.03%	0.01%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.01%	0.01%	0.01%
3	0.06%	0.09%	0.12%	0.05%	0.06%	0.12%	0.00%	0.04%	0.04%	0.05%	0.05%	0.03%	0.02%	0.04%	0.05%	0.04%	0.02%
4	0.11%	0.15%	0.21%	0.08%	0.17%	0.22%	0.07%	0.11%	0.10%	0.09%	0.09%	0.08%	0.09%	0.07%	0.09%	0.07%
5	0.22%	0.34%	0.38%	0.26%	0.37%	0.35%	0.29%	0.31%	0.24%	0.24%	0.21%	0.21%	0.24%	0.15%	0.20%	0.14%
6	0.40%	0.52%	0.55%	0.37%	0.66%	0.60%	0.52%	0.46%	0.54%	0.46%	0.39%	0.35%	0.38%	0.34%	0.33%	0.26%
7	0.59%	0.70%	0.82%	0.58%	0.93%	1.06%	0.75%	0.75%	0.75%	0.64%	0.63%	0.53%	0.60%	0.51%	0.50%
8	0.78%	0.92%	1.04%	0.79%	1.23%	1.51%	1.18%	1.05%	0.99%	0.80%	0.87%	0.77%	0.83%	0.78%	0.70%
9	0.95%	1.14%	1.26%	0.94%	1.59%	1.94%	1.48%	1.30%	1.19%	1.12%	1.13%	1.01%	1.07%	1.04%	0.97%
10	1.16%	1.41%	1.56%	1.25%	1.98%	2.41%	1.89%	1.58%	1.43%	1.36%	1.30%	1.32%	1.24%	1.29%
11	1.36%	1.65%	1.86%	1.54%	2.44%	2.81%	2.23%	1.81%	1.63%	1.54%	1.59%	1.56%	1.42%	1.49%
12	1.61%	1.92%	2.15%	1.82%	2.78%	3.12%	2.50%	2.07%	1.91%	1.71%	1.85%	1.84%	1.64%	1.71%
13	1.83%	2.17%	2.51%	2.09%	3.08%	3.43%	2.72%	2.33%	2.12%	1.93%	2.13%	2.05%	1.85%
14	2.11%	2.44%	2.88%	2.37%	3.40%	3.88%	3.12%	2.66%	2.48%	2.29%	2.46%	2.34%	2.01%
15	2.39%	2.74%	3.15%	2.74%	3.72%	4.39%	3.48%	2.94%	2.75%	2.59%	2.73%	2.58%	2.33%
16	2.60%	3.10%	3.47%	3.12%	4.04%	4.96%	3.87%	3.26%	2.91%	2.94%	3.06%	2.93%
17	2.98%	3.40%	3.80%	3.58%	4.46%	5.39%	4.33%	3.61%	3.19%	3.22%	3.31%	3.23%
18	3.33%	3.71%	4.19%	3.86%	4.74%	5.70%	4.75%	3.90%	3.48%	3.54%	3.58%	3.44%
19	3.66%	4.10%	4.49%	4.19%	5.11%	6.13%	5.04%	4.25%	3.83%	3.83%	3.80%
20	4.07%	4.49%	4.78%	4.49%	5.43%	6.47%	5.49%	4.64%	4.10%	4.17%	4.12%
21	4.36%	4.86%	5.14%	4.86%	5.87%	6.95%	5.91%	4.92%	4.38%	4.40%	4.37%
22	4.70%	5.21%	5.46%	5.24%	6.28%	7.34%	6.26%	5.19%	4.72%	4.65%
23	4.98%	5.52%	5.78%	5.60%	6.68%	7.74%	6.67%	5.60%	4.98%	4.91%
24	5.31%	5.92%	6.14%	5.96%	7.09%	8.31%	6.99%	5.89%	5.21%	5.15%
25	5.53%	6.25%	6.56%	6.36%	7.33%	8.63%	7.39%	6.23%	5.48%
26	5.85%	6.52%	6.81%	6.70%	7.76%	8.99%	7.77%	6.59%	5.71%
27	6.16%	6.85%	7.07%	6.98%	8.20%	9.28%	8.10%	6.87%	5.98%
28	6.47%	7.32%	7.44%	7.27%	8.57%	9.62%	8.47%	7.23%
29	6.67%	7.57%	7.75%	7.51%	8.97%	9.93%	8.76%	7.46%
30	6.92%	7.82%	8.01%	7.86%	9.28%	10.30%	8.97%	7.81%
31	7.25%	8.10%	8.35%	8.14%	9.72%	10.77%	9.26%
32	7.44%	8.36%	8.64%	8.50%	10.08%	11.18%	9.53%
33	7.71%	8.67%	8.95%	8.81%	10.39%	11.51%	9.82%
34	7.98%	9.01%	9.25%	9.03%	10.67%	11.87%
35	8.22%	9.31%	9.51%	9.35%	11.08%	12.15%
36	8.39%	9.63%	9.71%	9.53%	11.40%	12.48%
37	8.61%	9.90%	9.96%	9.73%	11.70%
38	8.86%	10.19%	10.21%	9.95%	11.92%
39	9.01%	10.42%	10.38%	10.14%	12.18%
40	9.25%	10.65%	10.67%	10.31%
41	9.44%	10.81%	10.88%	10.55%
42	9.63%	11.04%	11.05%	10.72%
43	9.82%	11.22%	11.22%
44	9.99%	11.42%	11.43%
45	10.14%	11.57%	11.59%
46	10.27%	11.69%
47	10.40%	11.85%
48	10.55%	11.99%
49	10.65%
50	10.74%
51	10.82%

Annex II - 4

Cumulative Net Loss

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.08%	0.00%	0.00%	0.00%	0.00%	0.00%	0.04%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%	0.01%
2	0.08%	0.01%	0.00%	0.18%	0.00%	0.16%	0.09%	0.00%	0.10%	0.06%	0.00%	0.04%	0.02%	0.00%	0.04%	0.02%	0.02%	0.01%	0.03%	0.01%
3	0.08%	0.01%	0.00%	0.27%	0.21%	0.09%	0.08%	0.01%	0.06%	0.08%	0.06%	0.03%	0.06%	0.01%	0.08%	0.04%	0.03%	0.04%	0.01%	0.02%
4	0.15%	0.01%	0.08%	0.34%	0.08%	0.15%	0.09%	0.14%	0.04%	0.08%	0.06%	0.08%	0.03%	0.04%	0.13%	0.03%	0.08%	0.07%	0.05%	0.07%
5	0.35%	0.31%	0.34%	1.12%	0.21%	0.49%	0.36%	0.29%	0.33%	0.27%	0.27%	0.36%	0.26%	0.09%	0.36%	0.14%	0.17%	0.19%	0.16%	0.23%
6	0.40%	0.45%	0.37%	1.41%	0.44%	0.62%	0.57%	0.46%	0.53%	0.52%	0.36%	0.57%	0.44%	0.27%	0.45%	0.20%	0.24%	0.26%	0.26%	0.35%
7	0.38%	0.86%	0.56%	1.48%	0.69%	0.90%	0.64%	0.61%	0.63%	0.68%	0.44%	0.58%	0.43%	0.52%	0.55%	0.32%	0.37%	0.42%	0.43%	0.45%
8	0.59%	1.14%	0.50%	1.17%	0.71%	1.12%	0.79%	1.01%	0.62%	0.75%	0.41%	0.71%	0.50%	0.59%	0.67%	0.35%	0.49%	0.48%	0.55%	0.63%
9	0.58%	1.31%	0.53%	1.30%	0.63%	1.39%	0.97%	1.03%	0.85%	0.94%	0.53%	0.75%	0.48%	0.61%	0.73%	0.47%	0.58%	0.62%	0.68%	0.71%
10	0.76%	1.35%	0.77%	1.50%	0.78%	1.48%	1.10%	1.04%	1.11%	1.11%	0.66%	0.83%	0.63%	0.59%	0.75%	0.61%	0.73%	0.73%	0.84%	0.91%
11	1.32%	1.31%	1.03%	1.90%	0.96%	1.48%	1.30%	1.29%	1.44%	1.33%	0.62%	0.92%	0.70%	0.73%	1.03%	0.72%	0.82%	0.81%	0.94%	1.07%
12	1.26%	1.63%	0.84%	1.88%	1.28%	1.53%	1.67%	1.43%	1.40%	1.53%	0.83%	1.06%	0.71%	0.76%	1.09%	0.86%	0.87%	0.93%	1.14%	1.23%
13	1.33%	1.60%	1.05%	1.89%	1.27%	1.72%	1.95%	1.55%	1.43%	1.56%	0.93%	1.03%	0.75%	0.76%	1.20%	0.79%	1.02%	0.98%	1.27%	1.40%
14	1.57%	1.62%	1.10%	2.10%	1.31%	1.85%	2.03%	1.82%	1.47%	1.59%	0.98%	1.11%	0.96%	0.80%	1.13%	0.78%	1.00%	1.08%	1.46%	1.54%
15	1.56%	2.14%	1.28%	2.24%	1.37%	1.90%	2.24%	1.99%	1.50%	1.68%	1.03%	1.15%	0.89%	0.84%	1.28%	0.90%	1.14%	1.25%	1.68%	1.68%
16	1.87%	2.23%	1.66%	2.46%	1.66%	2.26%	2.25%	2.20%	1.47%	1.76%	1.09%	1.31%	0.96%	0.98%	1.54%	0.93%	1.20%	1.40%	1.88%	1.79%
17	1.76%	2.60%	1.97%	2.40%	1.81%	2.43%	2.50%	2.34%	1.57%	1.88%	1.14%	1.28%	0.94%	1.12%	1.49%	1.02%	1.30%	1.58%	1.99%	1.97%
18	1.77%	2.76%	2.34%	2.58%	2.08%	2.45%	2.58%	2.60%	1.62%	1.87%	1.18%	1.25%	0.98%	1.07%	1.69%	1.10%	1.32%	1.77%	2.13%	2.17%
19	2.34%	3.17%	2.66%	2.54%	2.14%	2.58%	2.72%	2.54%	1.68%	1.85%	1.11%	1.27%	1.06%	1.05%	1.78%	1.17%	1.42%	1.88%	2.32%	2.36%
20	2.18%	3.05%	2.70%	2.51%	2.32%	2.71%	2.75%	2.58%	1.62%	1.93%	1.24%	1.45%	1.11%	1.10%	1.81%	1.21%	1.49%	2.00%	2.46%	2.53%
21	2.33%	3.21%	2.70%	2.67%	2.36%	2.83%	2.75%	2.50%	1.70%	2.01%	1.27%	1.49%	1.14%	1.13%	1.82%	1.47%	1.59%	2.18%	2.63%	2.74%
22	2.44%	3.16%	2.85%	2.82%	2.74%	2.91%	2.78%	2.48%	1.81%	2.12%	1.25%	1.54%	1.23%	1.19%	1.84%	1.62%	1.66%	2.36%	2.76%	2.90%
23	2.54%	3.32%	2.77%	3.12%	2.69%	3.02%	3.04%	2.54%	2.02%	2.03%	1.23%	1.64%	1.26%	1.28%	2.07%	1.65%	1.86%	2.47%	2.94%	3.11%
24	2.97%	3.30%	3.19%	3.26%	2.68%	3.15%	3.21%	2.61%	2.09%	2.11%	1.25%	1.65%	1.32%	1.27%	2.15%	1.75%	1.94%	2.58%	3.12%	3.41%
25	2.92%	3.18%	3.39%	3.55%	3.02%	3.39%	3.07%	2.72%	2.04%	2.12%	1.20%	1.67%	1.40%	1.30%	2.22%	1.91%	1.98%	2.68%	3.30%	3.68%
26	3.25%	3.48%	3.18%	3.69%	3.04%	3.43%	2.94%	2.89%	1.99%	2.17%	1.24%	1.76%	1.45%	1.48%	2.24%	2.00%	2.06%	2.73%	3.53%	3.96%
27	3.32%	3.43%	3.36%	3.77%	2.98%	3.62%	3.06%	3.07%	2.06%	2.17%	1.39%	1.81%	1.49%	1.47%	2.38%	1.88%	2.17%	2.87%	3.67%	4.11%
28	3.24%	3.60%	3.54%	3.83%	3.05%	3.49%	3.32%	2.97%	2.03%	2.16%	1.34%	1.82%	1.53%	1.53%	2.40%	1.94%	2.27%	3.01%	3.85%	4.26%
29	3.18%	3.77%	3.48%	3.84%	3.35%	3.40%	3.21%	2.94%	1.99%	2.11%	1.39%	1.74%	1.51%	1.50%	2.43%	2.04%	2.32%	3.14%	4.01%	4.44%
30	3.35%	3.97%	3.48%	3.93%	3.28%	3.52%	3.25%	2.97%	1.93%	2.19%	1.42%	1.84%	1.48%	1.61%	2.49%	2.16%	2.41%	3.26%	4.13%	4.55%
31	3.59%	4.04%	3.56%	4.01%	3.27%	3.49%	3.22%	2.99%	2.01%	2.31%	1.44%	1.88%	1.55%	1.61%	2.50%	2.29%	2.56%	3.37%	4.27%	4.73%
32	3.80%	4.28%	3.60%	4.18%	3.34%	3.53%	3.20%	2.96%	1.99%	2.37%	1.42%	1.92%	1.58%	1.64%	2.44%	2.37%	2.59%	3.53%	4.42%	4.93%
33	4.00%	4.25%	3.65%	4.22%	3.33%	3.62%	3.20%	3.11%	2.07%	2.29%	1.46%	1.92%	1.59%	1.64%	2.55%	2.55%	2.69%	3.67%	4.53%	5.13%
34	3.96%	4.36%	3.67%	4.23%	3.32%	3.61%	3.26%	3.03%	2.04%	2.33%	1.46%	1.97%	1.59%	1.70%	2.57%	2.59%	2.77%	3.77%	4.69%	5.37%
35	3.97%	4.62%	3.78%	4.23%	3.46%	3.70%	3.20%	2.87%	2.11%	2.36%	1.46%	2.07%	1.74%	1.68%	2.62%	2.68%	2.85%	3.83%	4.88%	5.50%
36	3.92%	4.52%	3.96%	4.34%	3.45%	3.54%	3.12%	2.95%	2.26%	2.38%	1.46%	2.06%	1.73%	1.73%	2.65%	2.82%	2.87%	3.91%	4.98%	5.65%
37	3.96%	4.53%	3.80%	4.28%	3.41%	3.61%	3.09%	3.00%	2.22%	2.40%	1.57%	2.12%	1.82%	1.76%	2.66%	2.86%	2.92%	4.04%	5.15%	5.78%
38	4.05%	4.48%	3.61%	4.38%	3.44%	3.67%	3.09%	2.87%	2.27%	2.42%	1.58%	2.09%	1.78%	1.77%	2.76%	2.93%	2.92%	4.15%	5.30%	5.89%
39	3.92%	4.68%	3.51%	4.43%	3.30%	3.66%	3.01%	2.87%	2.28%	2.49%	1.66%	2.16%	1.83%	1.82%	2.88%	2.99%	2.96%	4.28%	5.40%	6.01%
40	3.91%	4.67%	3.50%	4.61%	3.29%	3.62%	3.15%	2.91%	2.34%	2.47%	1.67%	2.25%	1.92%	1.83%	2.97%	3.03%	3.04%	4.38%	5.53%	6.11%
41	3.91%	4.68%	3.55%	4.55%	3.28%	3.66%	3.20%	2.89%	2.40%	2.58%	1.64%	2.29%	1.92%	1.88%	3.11%	3.05%	3.14%	4.51%	5.66%	6.28%
42	3.91%	4.77%	3.64%	4.55%	3.30%	3.61%	3.24%	2.84%	2.39%	2.63%	1.62%	2.43%	1.97%	1.95%	3.10%	3.09%	3.22%	4.63%	5.80%	6.42%
43	3.91%	4.83%	3.63%	4.57%	3.35%	3.65%	3.20%	2.86%	2.46%	2.65%	1.61%	2.42%	1.98%	1.96%	3.13%	3.14%	3.31%	4.73%	5.83%	6.49%
44	3.84%	4.86%	3.40%	4.69%	3.38%	3.74%	3.20%	2.94%	2.50%	2.65%	1.66%	2.41%	2.05%	2.00%	3.17%	3.28%	3.36%	4.82%	5.96%	6.60%
45	4.05%	4.92%	3.48%	4.73%	3.41%	3.72%	3.21%	2.90%	2.58%	2.69%	1.71%	2.44%	2.09%	2.02%	3.25%	3.33%	3.40%	4.91%	6.03%	6.73%
46	4.11%	4.92%	3.39%	4.76%	3.33%	3.70%	3.22%	2.92%	2.64%	2.74%	1.72%	2.41%	2.13%	2.06%	3.30%	3.34%	3.44%	5.00%	6.09%	6.82%
47	4.04%	4.80%	3.40%	4.70%	3.43%	3.66%	3.24%	2.98%	2.67%	2.72%	1.75%	2.43%	2.14%	2.06%	3.36%	3.36%	3.54%	5.04%	6.17%	6.95%
48	4.11%	4.76%	3.39%	4.64%	3.43%	3.64%	3.25%	2.99%	2.73%	2.74%	1.82%	2.45%	2.17%	2.05%	3.46%	3.42%	3.59%	5.09%	6.26%	7.10%
49	4.11%	4.67%	3.40%	4.63%	3.38%	3.61%	3.24%	2.98%	2.75%	2.79%	1.81%	2.49%	2.20%	2.09%	3.50%	3.55%	3.72%	5.09%	6.35%	7.27%
50	4.06%	4.71%	3.36%	4.62%	3.39%	3.66%	3.27%	2.96%	2.75%	2.52%	1.84%	2.56%	2.24%	2.15%	3.58%	3.58%	3.74%	5.17%	6.43%	7.34%
51	4.05%	4.69%	3.32%	4.62%	3.45%	3.67%	3.33%	2.94%	2.70%	2.52%	1.84%	2.66%	2.23%	2.21%	3.58%	3.61%	3.79%	5.22%	6.48%	7.48%
52	4.10%	4.79%	3.40%	4.65%	3.45%	3.71%	3.30%	3.02%	2.68%	2.57%	1.89%	2.64%	2.27%	2.25%	3.62%	3.62%	3.85%	5.30%	6.56%	7.51%
53	4.10%	4.79%	3.35%	4.70%	3.50%	3.75%	3.32%	3.10%	2.69%	2.59%	1.91%	2.68%	2.31%	2.31%	3.58%	3.69%	3.85%	5.39%	6.62%	7.56%
54	4.08%	4.74%	3.28%	4.70%	3.54%	3.66%	3.34%	3.08%	2.68%	2.58%	1.90%	2.68%	2.31%	2.33%	3.61%	3.72%	3.88%	5.42%	6.62%	7.60%
55	4.08%	4.79%	3.23%	4.70%	3.51%	3.71%	3.35%	3.05%	2.71%	2.63%	1.96%	2.68%	2.33%	2.36%	3.60%	3.72%	3.91%	5.44%	6.64%
56	4.08%	4.79%	3.16%	4.75%	3.51%	3.66%	3.39%	3.02%	2.76%	2.63%	1.98%	2.73%	2.37%	2.37%	3.63%	3.73%	3.97%	5.47%	6.69%

Annex II - 5

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
57	4.08%	4.79%	3.20%	4.79%	3.44%	3.66%	3.40%	3.02%	2.73%	2.61%	1.95%	2.72%	2.38%	2.39%	3.64%	3.79%	4.05%	5.50%	6.77%
58	4.08%	4.83%	3.20%	4.73%	3.43%	3.67%	3.41%	3.02%	2.72%	2.60%	1.97%	2.73%	2.39%	2.42%	3.67%	3.76%	4.06%	5.56%
59	4.08%	4.83%	3.19%	4.73%	3.46%	3.61%	3.43%	3.05%	2.73%	2.63%	1.99%	2.77%	2.43%	2.44%	3.71%	3.80%	4.08%	5.58%
60	4.12%	4.83%	3.13%	4.76%	3.45%	3.58%	3.51%	3.11%	2.72%	2.69%	1.97%	2.80%	2.44%	2.51%	3.79%	3.85%	4.10%	5.59%
61	4.13%	4.79%	3.13%	4.78%	3.47%	3.56%	3.50%	3.12%	2.69%	2.68%	2.01%	2.81%	2.44%	2.49%	3.80%	3.91%	4.08%
62	4.08%	4.79%	3.20%	4.77%	3.44%	3.54%	3.49%	3.14%	2.71%	2.71%	2.05%	2.82%	2.45%	2.49%	3.86%	3.93%	4.11%
63	4.07%	4.70%	3.21%	4.81%	3.35%	3.58%	3.49%	3.13%	2.72%	2.72%	2.05%	2.85%	2.46%	2.52%	3.88%	3.96%	4.12%
64	4.07%	4.69%	3.25%	4.82%	3.40%	3.54%	3.49%	3.16%	2.75%	2.71%	2.05%	2.87%	2.47%	2.51%	3.90%	3.94%
65	4.16%	4.71%	3.24%	4.85%	3.39%	3.52%	3.49%	3.11%	2.75%	2.72%	2.07%	2.89%	2.47%	2.53%	3.92%	3.95%
66	4.22%	4.71%	3.25%	4.80%	3.41%	3.51%	3.48%	3.12%	2.77%	2.74%	2.07%	2.89%	2.46%	2.55%	3.93%	3.97%
67	4.12%	4.71%	3.21%	4.82%	3.42%	3.51%	3.46%	3.13%	2.77%	2.74%	2.04%	2.89%	2.47%	2.54%	3.94%
68	4.12%	4.74%	3.21%	4.83%	3.39%	3.50%	3.47%	3.13%	2.78%	2.75%	2.03%	2.90%	2.48%	2.54%	3.93%
69	4.15%	4.74%	3.18%	4.85%	3.42%	3.50%	3.47%	3.15%	2.81%	2.75%	2.05%	2.89%	2.48%	2.57%	3.95%
70	4.20%	4.78%	3.16%	4.86%	3.38%	3.52%	3.46%	3.14%	2.83%	2.77%	2.06%	2.88%	2.49%	2.56%
71	4.20%	4.78%	3.13%	4.85%	3.37%	3.54%	3.48%	3.16%	2.82%	2.76%	2.05%	2.88%	2.49%	2.53%
72	4.24%	4.73%	3.13%	4.86%	3.37%	3.54%	3.49%	3.14%	2.81%	2.77%	2.05%	2.92%	2.49%	2.54%

Annex II - 6

Cumulative Net Loss (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.01%	0.01%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.01%	0.05%	0.06%	0.03%	0.01%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.01%	0.01%	0.01%
3	0.04%	0.05%	0.11%	0.03%	0.04%	0.08%	0.00%	0.02%	0.03%	0.04%	0.03%	0.02%	0.01%	0.02%	0.03%	0.04%	0.01%
4	0.08%	0.10%	0.16%	0.05%	0.11%	0.12%	0.06%	0.06%	0.05%	0.06%	0.04%	0.05%	0.05%	0.04%	0.06%	0.05%
5	0.15%	0.25%	0.33%	0.18%	0.29%	0.24%	0.25%	0.21%	0.16%	0.17%	0.15%	0.15%	0.17%	0.11%	0.15%	0.09%
6	0.27%	0.40%	0.45%	0.24%	0.47%	0.43%	0.42%	0.31%	0.40%	0.35%	0.30%	0.23%	0.27%	0.25%	0.27%	0.17%
7	0.42%	0.53%	0.63%	0.41%	0.63%	0.81%	0.61%	0.59%	0.54%	0.45%	0.49%	0.38%	0.45%	0.36%	0.41%
8	0.56%	0.70%	0.75%	0.59%	0.85%	1.16%	0.96%	0.83%	0.72%	0.55%	0.66%	0.55%	0.58%	0.55%	0.52%
9	0.70%	0.87%	0.90%	0.70%	1.12%	1.45%	1.10%	0.96%	0.87%	0.78%	0.81%	0.70%	0.76%	0.70%	0.64%
10	0.83%	1.06%	1.12%	0.99%	1.42%	1.74%	1.39%	1.16%	1.05%	0.96%	0.86%	0.93%	0.85%	0.83%
11	0.95%	1.21%	1.35%	1.20%	1.73%	2.01%	1.66%	1.31%	1.19%	1.09%	1.04%	1.09%	0.98%	0.98%
12	1.12%	1.40%	1.52%	1.40%	1.99%	2.24%	1.84%	1.52%	1.36%	1.16%	1.20%	1.26%	1.08%	1.09%
13	1.25%	1.58%	1.79%	1.60%	2.19%	2.39%	2.00%	1.69%	1.50%	1.25%	1.37%	1.38%	1.17%
14	1.44%	1.76%	2.05%	1.80%	2.40%	2.78%	2.30%	1.96%	1.74%	1.55%	1.57%	1.55%	1.28%
15	1.62%	2.00%	2.21%	2.02%	2.65%	3.08%	2.60%	2.14%	1.89%	1.73%	1.76%	1.68%	1.48%
16	1.72%	2.28%	2.44%	2.34%	2.92%	3.51%	2.88%	2.39%	1.90%	1.99%	1.99%	1.90%
17	2.04%	2.50%	2.70%	2.70%	3.28%	3.84%	3.16%	2.61%	2.04%	2.15%	2.12%	2.07%
18	2.24%	2.72%	3.01%	2.88%	3.41%	4.08%	3.48%	2.73%	2.25%	2.33%	2.27%	2.20%
19	2.39%	3.02%	3.22%	3.11%	3.68%	4.36%	3.63%	2.87%	2.49%	2.49%	2.37%
20	2.73%	3.31%	3.42%	3.29%	3.96%	4.59%	3.94%	3.12%	2.63%	2.69%	2.59%
21	2.94%	3.57%	3.66%	3.55%	4.27%	4.99%	4.22%	3.26%	2.78%	2.79%	2.74%
22	3.20%	3.80%	3.90%	3.86%	4.55%	5.23%	4.36%	3.39%	3.01%	2.92%
23	3.40%	4.01%	4.10%	4.14%	4.82%	5.50%	4.60%	3.67%	3.17%	3.09%
24	3.61%	4.33%	4.36%	4.40%	5.12%	5.90%	4.79%	3.80%	3.30%	3.21%
25	3.72%	4.54%	4.69%	4.71%	5.26%	5.95%	5.05%	4.07%	3.42%
26	3.93%	4.73%	4.87%	4.94%	5.57%	6.16%	5.31%	4.27%	3.52%
27	4.15%	4.96%	5.02%	5.14%	5.87%	6.29%	5.50%	4.37%	3.65%
28	4.38%	5.30%	5.30%	5.35%	6.04%	6.53%	5.75%	4.61%
29	4.47%	5.42%	5.51%	5.50%	6.32%	6.77%	5.91%	4.70%
30	4.63%	5.60%	5.70%	5.75%	6.52%	7.03%	5.97%	4.89%
31	4.88%	5.81%	5.96%	5.87%	6.80%	7.37%	6.16%
32	4.99%	6.00%	6.15%	6.16%	7.09%	7.65%	6.33%
33	5.21%	6.23%	6.38%	6.35%	7.26%	7.85%	6.49%
34	5.41%	6.49%	6.47%	6.45%	7.43%	8.05%
35	5.56%	6.68%	6.61%	6.69%	7.72%	8.24%
36	5.68%	6.85%	6.73%	6.80%	7.92%	8.48%
37	5.83%	6.96%	6.88%	6.95%	8.02%
38	6.01%	7.13%	7.07%	7.09%	8.12%
39	6.09%	7.24%	7.19%	7.20%	8.27%
40	6.23%	7.38%	7.39%	7.29%
41	6.32%	7.47%	7.52%	7.43%
42	6.44%	7.63%	7.61%	7.52%
43	6.55%	7.75%	7.70%
44	6.67%	7.90%	7.83%
45	6.76%	7.98%	7.94%
46	6.84%	7.99%
47	6.91%	8.07%
48	6.99%	8.15%
49	6.99%
50	7.03%
51	7.06%

Annex II - 7

Pool Factor (Active Unpaid Principal)

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	99.41%	99.63%	99.21%	99.71%	99.78%	99.49%	99.58%	99.53%	99.57%	99.68%	99.60%	99.76%	99.66%	99.83%	99.74%	99.79%	99.64%	99.61%	99.72%	99.54%
1	96.90%	96.78%	97.43%	97.91%	97.22%	97.30%	97.57%	97.52%	96.84%	97.58%	97.50%	97.88%	97.69%	98.50%	98.18%	98.05%	97.90%	97.56%	97.68%	97.42%
2	95.07%	94.51%	95.46%	96.37%	94.91%	95.09%	96.01%	95.73%	94.49%	95.19%	95.41%	95.87%	95.81%	96.68%	96.12%	96.04%	95.75%	95.28%	95.71%	95.21%
3	93.10%	92.30%	93.59%	93.30%	92.64%	93.38%	94.12%	93.63%	92.35%	92.97%	93.27%	94.00%	94.11%	94.88%	94.08%	93.75%	93.15%	92.33%	93.28%	92.52%
4	90.35%	90.01%	91.82%	91.42%	90.68%	90.94%	92.17%	91.01%	90.10%	90.85%	91.08%	91.76%	91.70%	92.39%	91.18%	91.18%	89.97%	89.40%	90.27%	89.29%
5	87.71%	87.76%	89.85%	88.31%	89.17%	88.50%	90.03%	88.20%	87.41%	88.48%	88.84%	89.35%	88.65%	89.85%	88.73%	88.01%	87.02%	86.28%	87.49%	86.03%
6	85.46%	86.04%	87.50%	86.18%	86.50%	86.36%	87.63%	85.62%	85.20%	85.97%	86.21%	86.76%	86.08%	87.32%	86.01%	85.10%	83.74%	83.51%	84.53%	83.06%
7	81.98%	83.70%	85.30%	83.77%	84.53%	83.67%	85.52%	83.27%	83.02%	83.65%	83.74%	84.71%	83.74%	84.81%	83.55%	81.89%	80.74%	80.58%	81.50%	80.13%
8	79.63%	81.63%	83.56%	81.72%	82.22%	81.42%	82.82%	80.87%	80.73%	81.64%	81.38%	82.00%	81.54%	82.46%	80.85%	79.04%	77.63%	77.79%	78.65%	77.36%
9	77.39%	78.86%	81.44%	79.74%	80.16%	79.55%	80.71%	78.47%	78.01%	79.14%	79.12%	79.35%	78.88%	79.97%	78.33%	76.28%	74.63%	74.89%	75.90%	74.81%
10	75.42%	75.87%	78.98%	77.55%	77.85%	77.21%	78.15%	76.17%	75.57%	77.10%	77.06%	76.86%	76.52%	77.57%	75.71%	73.50%	72.06%	71.58%	73.13%	72.49%
11	73.37%	74.31%	76.10%	74.85%	75.50%	75.26%	76.10%	73.66%	73.54%	75.10%	74.92%	74.58%	74.10%	74.85%	72.38%	70.90%	69.01%	69.07%	70.58%	70.34%
12	70.63%	72.13%	74.23%	72.69%	73.28%	72.76%	73.22%	71.50%	71.61%	72.55%	72.46%	72.17%	71.67%	72.17%	69.32%	67.82%	66.30%	66.47%	68.18%	68.55%
13	68.90%	69.94%	71.70%	70.87%	70.92%	69.99%	71.07%	69.38%	69.49%	70.37%	70.18%	70.05%	69.18%	69.32%	66.74%	65.42%	63.68%	64.07%	66.07%	66.67%
14	65.82%	67.95%	69.97%	69.07%	68.67%	67.47%	69.35%	67.10%	67.66%	67.84%	67.90%	67.90%	66.35%	66.61%	63.87%	62.85%	61.18%	61.77%	64.11%	64.90%
15	64.10%	65.43%	68.17%	66.29%	66.65%	65.18%	67.10%	65.04%	65.51%	65.49%	65.61%	65.47%	63.59%	64.05%	61.36%	60.34%	58.72%	59.47%	62.13%	63.24%
16	61.96%	63.28%	65.71%	64.56%	64.90%	62.79%	65.09%	63.17%	63.65%	63.32%	63.28%	63.11%	60.98%	61.80%	58.90%	58.11%	56.59%	57.54%	60.37%	61.41%
17	60.31%	61.16%	63.28%	63.19%	63.13%	60.92%	63.03%	61.50%	61.82%	61.24%	61.32%	60.75%	58.79%	59.38%	56.81%	55.54%	54.37%	55.85%	58.71%	59.54%
18	57.81%	59.56%	61.33%	61.29%	60.83%	58.86%	60.95%	59.48%	59.76%	59.32%	59.17%	58.51%	56.71%	57.26%	54.56%	53.41%	52.39%	54.11%	57.00%	57.78%
19	55.80%	57.52%	59.13%	59.31%	58.55%	56.69%	59.49%	57.83%	57.49%	57.42%	56.85%	56.23%	54.42%	54.96%	52.36%	51.36%	50.61%	52.52%	55.15%	56.03%
20	53.87%	56.10%	56.85%	57.40%	56.70%	54.84%	57.84%	56.06%	55.54%	55.53%	54.32%	53.77%	52.52%	52.77%	50.10%	49.30%	48.84%	50.92%	53.41%	54.35%
21	51.72%	54.35%	55.29%	55.38%	54.63%	52.59%	56.21%	54.01%	53.47%	53.35%	51.91%	51.49%	50.58%	50.64%	47.95%	47.66%	47.10%	49.25%	51.66%	52.81%
22	49.86%	52.92%	53.71%	53.48%	52.75%	50.66%	54.47%	52.22%	51.60%	51.38%	49.79%	49.26%	48.55%	48.61%	46.04%	45.90%	45.72%	47.63%	50.11%	51.37%
23	48.37%	51.23%	52.12%	51.22%	50.85%	49.06%	52.39%	50.45%	49.62%	49.31%	47.45%	47.44%	46.79%	46.54%	44.30%	44.20%	44.25%	46.05%	48.54%	49.82%
24	46.18%	49.73%	50.10%	49.19%	48.95%	47.81%	50.11%	48.92%	47.16%	47.28%	45.29%	45.65%	44.72%	44.71%	42.79%	42.82%	42.65%	44.49%	46.90%	48.29%
25	44.69%	48.07%	48.11%	47.63%	47.14%	46.03%	48.36%	47.20%	45.24%	45.05%	43.43%	43.86%	42.81%	43.03%	41.29%	41.11%	41.30%	43.00%	45.31%	46.79%
26	43.02%	46.52%	46.28%	45.90%	45.29%	44.55%	46.65%	45.27%	43.17%	43.00%	41.53%	41.95%	40.97%	41.28%	39.91%	39.87%	39.89%	41.58%	43.77%	45.28%
27	41.59%	45.22%	44.25%	44.49%	43.51%	42.47%	44.94%	43.21%	40.90%	41.02%	39.53%	40.00%	39.26%	39.83%	38.44%	38.67%	38.45%	40.14%	42.48%	43.85%
28	40.37%	43.57%	42.66%	42.58%	42.17%	40.62%	43.21%	41.67%	39.00%	39.26%	38.04%	38.33%	37.72%	38.36%	37.34%	37.17%	37.05%	38.83%	41.03%	42.50%
29	38.12%	41.93%	40.93%	41.20%	40.38%	38.84%	41.76%	39.58%	37.02%	37.69%	36.28%	36.80%	36.28%	37.16%	35.92%	35.79%	35.82%	37.58%	39.78%	41.00%
30	36.13%	40.33%	39.28%	39.43%	39.03%	37.23%	40.13%	37.72%	35.42%	36.21%	34.63%	35.18%	34.77%	35.78%	34.48%	34.45%	34.59%	36.37%	38.38%	39.63%
31	34.39%	38.73%	37.94%	37.84%	37.71%	35.58%	38.33%	35.85%	34.03%	34.14%	33.05%	33.61%	33.49%	34.45%	33.05%	33.23%	33.32%	35.14%	37.03%	38.28%
32	33.25%	36.79%	36.59%	35.89%	36.15%	34.36%	36.48%	34.41%	32.54%	32.47%	31.56%	32.17%	32.15%	33.23%	31.63%	32.02%	32.23%	33.84%	35.67%	36.94%
33	31.60%	35.10%	35.04%	34.33%	35.03%	33.02%	34.52%	32.67%	31.11%	31.01%	30.09%	30.88%	30.97%	32.20%	30.37%	30.86%	31.10%	32.58%	34.43%	35.68%
34	30.41%	33.76%	33.69%	33.01%	33.68%	31.08%	32.62%	30.88%	29.44%	29.42%	28.85%	29.56%	29.87%	30.91%	29.03%	29.76%	29.98%	31.45%	33.12%	34.32%
35	28.98%	31.51%	32.08%	31.77%	31.92%	29.66%	31.13%	29.56%	28.22%	27.92%	27.61%	28.39%	28.61%	29.69%	27.89%	28.76%	28.75%	30.26%	31.92%	32.92%
36	27.55%	30.50%	30.76%	30.44%	30.24%	27.94%	29.46%	27.91%	26.48%	26.64%	26.36%	27.25%	27.42%	28.61%	26.94%	27.58%	27.68%	29.02%	30.71%	31.65%
37	25.75%	29.18%	29.53%	28.91%	28.95%	26.50%	28.25%	26.54%	25.17%	25.52%	25.15%	26.13%	26.23%	27.53%	26.08%	26.54%	26.60%	27.85%	29.47%	30.43%
38	24.81%	27.80%	28.62%	27.61%	27.71%	25.06%	26.81%	25.23%	23.87%	24.26%	24.05%	25.10%	25.15%	26.29%	25.06%	25.53%	25.56%	26.68%	28.28%	29.32%
39	23.81%	26.50%	27.59%	26.37%	26.49%	23.61%	25.59%	23.80%	22.96%	23.16%	23.03%	24.01%	23.99%	25.24%	24.09%	24.47%	24.58%	25.62%	27.21%	28.07%
40	22.53%	25.60%	26.29%	24.87%	25.01%	22.76%	24.03%	22.69%	21.88%	22.08%	22.20%	23.04%	22.83%	24.16%	23.10%	23.36%	23.48%	24.52%	26.13%	26.92%
41	21.45%	24.39%	24.80%	23.58%	23.76%	21.46%	22.88%	21.26%	20.74%	21.03%	21.31%	21.94%	21.61%	23.14%	21.98%	22.31%	22.53%	23.46%	25.07%	25.70%
42	20.61%	22.96%	23.53%	22.10%	21.94%	20.31%	21.58%	20.10%	19.62%	20.21%	20.39%	20.79%	20.58%	22.03%	21.06%	21.31%	21.58%	22.46%	23.93%	24.54%
43	19.71%	21.56%	22.33%	20.30%	20.62%	19.34%	20.01%	19.14%	18.74%	19.27%	19.49%	19.78%	19.61%	21.06%	20.07%	20.41%	20.65%	21.50%	22.87%	23.45%
44	19.05%	20.52%	20.74%	19.14%	19.71%	17.91%	18.89%	18.21%	17.73%	18.36%	18.44%	18.85%	18.68%	20.12%	19.04%	19.44%	19.70%	20.54%	21.78%	22.37%
45	17.73%	19.27%	19.54%	18.01%	18.55%	16.82%	17.82%	17.32%	16.77%	17.49%	17.49%	17.96%	17.73%	19.15%	18.21%	18.48%	18.73%	19.57%	20.69%	21.24%
46	16.52%	18.23%	18.24%	16.97%	17.72%	15.93%	16.75%	16.40%	15.91%	16.54%	16.47%	17.18%	16.90%	18.20%	17.28%	17.58%	17.82%	18.66%	19.68%	20.22%
47	15.86%	17.03%	17.01%	15.92%	16.74%	14.88%	15.76%	15.46%	14.92%	15.60%	15.49%	16.17%	16.02%	17.35%	16.39%	16.66%	16.89%	17.65%	18.68%	19.17%
48	14.88%	15.83%	16.06%	14.97%	15.86%	13.89%	14.80%	14.65%	14.15%	14.70%	14.53%	15.33%	15.11%	16.47%	15.42%	15.87%	15.98%	16.64%	17.73%	18.15%
49	13.97%	14.66%	15.05%	14.00%	14.96%	12.99%	14.11%	14.02%	13.35%	13.91%	13.75%	14.48%	14.26%	15.59%	14.63%	14.89%	14.98%	15.75%	16.73%	17.13%
50	12.81%	13.81%	14.04%	13.30%	13.93%	12.11%	13.32%	13.21%	12.61%	13.14%	12.98%	13.61%	13.37%	14.70%	13.91%	13.99%	14.10%	14.90%	15.78%	16.16%
51	11.78%	12.99%	13.29%	12.38%	13.07%	11.32%	12.51%	12.34%	11.85%	12.35%	12.26%	12.67%	12.54%	13.86%	13.14%	13.08%	13.30%	14.00%	14.91%	15.21%
52	10.81%	12.05%	12.28%	11.27%	12.21%	10.65%	11.71%	11.45%	11.11%	11.55%	11.47%	11.88%	11.75%	13.02%	12.41%	12.32%	12.47%	13.14%	14.04%	14.26%
53	9.95%	11.27%	11.58%	10.46%	11.37%	9.96%	10.84%	10.73%	10.37%	10.81%	10.76%	11.12%	10.99%	12.20%	11.70%	11.56%	11.75%	12.38%	13.16%	13.31%
54	9.25%	10.49%	10.69%	9.66%	10.62%	9.38%	10.08%	9.93%	9.69%	10.08%	10.03%	10.30%	10.25%	11.46%	10.85%	10.89%	11.05%	11.59%	12.34%	12.46%
55	8.59%	9.71%	9.99%	9.01%	9.90%	8.77%	9.27%	9.23%	8.96%	9.34%	9.34%	9.59%	9.51%	10.74%	10.09%	10.11%	10.26%	10.85%	11.54%
56	8.02%	8.97%	9.11%	8.19%	9.04%	8.19%	8.58%	8.48%	8.29%	8.64%	8.67%	8.83%	8.81%	9.98%	9.37%	9.41%	9.53%	10.06%	10.71%

Annex II - 8

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
57	7.41%	8.21%	8.35%	7.58%	8.42%	7.56%	7.84%	7.86%	7.61%	7.90%	8.00%	8.19%	8.09%	9.23%	8.67%	8.59%	8.76%	9.32%	9.95%
58	6.58%	7.51%	7.55%	7.02%	7.68%	6.94%	7.20%	7.27%	7.03%	7.22%	7.36%	7.58%	7.39%	8.51%	7.99%	7.88%	8.11%	8.53%
59	5.88%	6.72%	6.67%	6.46%	7.02%	6.31%	6.64%	6.61%	6.33%	6.51%	6.78%	6.90%	6.72%	7.77%	7.37%	7.24%	7.42%	7.80%
60	5.19%	6.18%	6.06%	5.90%	6.29%	5.67%	5.99%	5.98%	5.79%	5.89%	6.22%	6.23%	6.10%	6.97%	6.69%	6.62%	6.76%	7.17%
61	4.57%	5.58%	5.49%	5.25%	5.75%	5.02%	5.32%	5.47%	5.16%	5.34%	5.60%	5.60%	5.45%	6.31%	6.09%	6.02%	6.12%
62	4.19%	4.98%	4.82%	4.78%	5.09%	4.43%	4.78%	4.82%	4.52%	4.77%	4.98%	5.01%	4.82%	5.70%	5.48%	5.33%	5.48%
63	3.66%	4.34%	4.17%	4.20%	4.51%	3.86%	4.20%	4.23%	4.01%	4.27%	4.44%	4.44%	4.27%	5.07%	4.93%	4.73%	4.72%
64	3.22%	3.78%	3.66%	3.67%	3.85%	3.38%	3.70%	3.69%	3.49%	3.80%	3.88%	3.86%	3.73%	4.49%	4.36%	4.13%
65	2.74%	3.25%	3.12%	3.15%	3.31%	2.88%	3.18%	3.18%	3.02%	3.32%	3.37%	3.33%	3.23%	3.93%	3.81%	3.62%
66	2.23%	2.82%	2.65%	2.72%	2.84%	2.45%	2.67%	2.74%	2.59%	2.84%	2.85%	2.83%	2.69%	3.41%	3.29%	3.08%
67	1.78%	2.42%	2.21%	2.29%	2.41%	2.06%	2.20%	2.28%	2.15%	2.40%	2.41%	2.35%	2.22%	2.94%	2.82%
68	1.38%	1.93%	1.73%	1.91%	2.01%	1.65%	1.75%	1.84%	1.73%	1.96%	1.98%	1.92%	1.80%	2.45%	2.35%
69	1.05%	1.44%	1.32%	1.48%	1.58%	1.22%	1.36%	1.45%	1.34%	1.56%	1.60%	1.52%	1.43%	1.94%	1.91%
70	0.76%	1.01%	0.93%	1.10%	1.20%	0.85%	1.07%	1.11%	1.03%	1.19%	1.25%	1.18%	1.10%	1.52%
71	0.51%	0.61%	0.62%	0.78%	0.86%	0.55%	0.77%	0.80%	0.74%	0.88%	0.95%	0.87%	0.80%	1.17%
72	0.26%	0.37%	0.36%	0.50%	0.55%	0.35%	0.52%	0.59%	0.50%	0.64%	0.70%	0.63%	0.58%	0.93%

Annex II - 9

Pool Factor (Active Unpaid Principal) (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	99.72%	99.54%	99.36%	99.67%	99.60%	99.52%	99.62%	99.64%	99.63%	99.64%	99.49%	99.69%	99.56%	99.60%	99.53%	99.59%	99.47%	99.52%
1	97.54%	97.25%	97.35%	97.73%	97.94%	97.57%	97.84%	98.06%	97.74%	97.60%	97.58%	97.84%	97.55%	97.45%	97.53%	97.59%	97.32%
2	95.05%	94.68%	95.15%	95.73%	95.55%	95.32%	95.63%	96.15%	95.76%	95.62%	95.71%	95.82%	95.15%	95.26%	95.47%	95.68%	95.06%
3	92.42%	92.30%	92.92%	93.52%	93.37%	93.22%	93.83%	94.38%	93.58%	93.56%	93.50%	93.86%	92.75%	92.87%	93.52%	93.67%	92.52%
4	89.59%	89.46%	90.76%	91.33%	90.94%	91.03%	91.87%	91.91%	91.32%	91.25%	91.50%	91.60%	90.20%	90.55%	91.56%	91.32%
5	86.82%	87.12%	88.69%	88.93%	88.67%	88.70%	89.86%	89.54%	89.08%	89.13%	89.31%	88.96%	87.78%	88.60%	89.37%	88.77%
6	84.14%	84.90%	86.51%	86.73%	86.29%	86.47%	87.71%	87.34%	86.60%	86.90%	87.00%	86.60%	85.40%	86.34%	87.11%	86.32%
7	81.79%	82.85%	84.29%	84.26%	84.16%	84.30%	85.50%	85.33%	84.17%	84.57%	84.61%	84.06%	82.70%	84.23%	84.65%
8	79.55%	80.81%	82.00%	81.93%	82.32%	82.14%	83.15%	82.96%	81.90%	82.41%	82.01%	81.54%	80.39%	81.95%	82.06%
9	77.54%	78.79%	79.82%	79.83%	80.32%	79.86%	81.10%	80.73%	79.92%	80.14%	79.53%	79.17%	78.09%	79.68%	79.63%
10	75.71%	76.72%	77.73%	77.79%	78.37%	77.53%	78.92%	78.88%	77.90%	77.91%	77.23%	76.83%	76.03%	77.19%
11	73.81%	74.54%	75.75%	75.87%	76.33%	75.32%	76.93%	76.94%	75.86%	75.72%	75.01%	74.62%	73.99%	74.85%
12	71.99%	72.47%	73.74%	74.07%	74.39%	73.69%	75.06%	75.01%	73.77%	73.58%	72.87%	72.46%	71.92%	72.32%
13	70.18%	70.40%	71.81%	72.49%	72.33%	71.86%	73.14%	73.06%	71.64%	71.24%	70.68%	70.59%	69.63%
14	68.12%	68.53%	69.94%	70.78%	70.42%	70.03%	71.20%	71.25%	69.49%	68.98%	68.43%	68.61%	67.42%
15	66.36%	66.61%	68.15%	68.72%	68.58%	68.05%	69.48%	69.39%	67.33%	66.79%	66.36%	66.50%	64.55%
16	64.57%	64.79%	66.54%	66.90%	66.65%	65.83%	67.63%	67.39%	65.36%	64.71%	64.50%	64.47%
17	62.66%	63.13%	64.70%	64.88%	64.73%	64.11%	65.69%	65.41%	63.40%	62.73%	62.66%	62.30%
18	60.85%	61.49%	62.91%	63.15%	63.11%	62.38%	63.73%	63.50%	61.47%	60.68%	60.82%	60.70%
19	59.12%	59.76%	61.11%	61.47%	61.38%	60.67%	61.97%	61.72%	59.71%	58.99%	58.94%
20	57.39%	58.16%	59.48%	59.81%	59.84%	59.10%	60.04%	59.68%	57.86%	57.07%	56.98%
21	55.77%	56.43%	57.71%	57.92%	58.08%	57.27%	58.24%	57.89%	56.19%	55.48%	55.30%
22	54.21%	54.75%	56.17%	56.23%	56.35%	55.66%	56.39%	56.16%	54.45%	53.74%
23	52.66%	53.10%	54.54%	54.64%	54.68%	53.80%	54.48%	54.40%	52.85%	51.92%
24	51.04%	51.46%	52.91%	53.06%	53.02%	51.95%	52.72%	52.58%	51.20%	50.22%
25	49.36%	49.94%	51.15%	51.38%	51.37%	50.39%	50.94%	50.97%	49.53%
26	47.76%	48.53%	49.70%	49.83%	49.66%	48.59%	49.28%	49.34%	47.76%
27	46.34%	46.93%	48.14%	48.37%	48.00%	47.08%	47.65%	47.67%	46.54%
28	44.80%	45.21%	46.60%	46.65%	46.17%	45.53%	46.11%	45.86%
29	43.48%	43.84%	45.03%	45.21%	44.64%	44.02%	44.63%	44.15%
30	42.04%	42.40%	43.47%	43.67%	43.08%	42.55%	43.29%	42.57%
31	40.62%	40.93%	41.88%	42.10%	41.32%	41.01%	41.73%
32	39.27%	39.51%	40.26%	40.46%	39.85%	39.43%	40.25%
33	37.91%	38.05%	38.83%	39.12%	38.39%	37.87%	39.33%
34	36.51%	36.49%	37.30%	37.65%	37.03%	36.32%
35	35.14%	35.06%	35.87%	36.17%	35.59%	34.94%
36	33.74%	33.54%	34.61%	34.92%	34.23%	33.35%
37	32.45%	32.16%	33.28%	33.56%	32.88%
38	31.03%	30.86%	31.95%	32.22%	31.42%
39	29.74%	29.49%	30.66%	30.94%	29.72%
40	28.41%	28.15%	29.30%	29.69%
41	27.21%	26.98%	27.89%	28.25%
42	25.90%	25.77%	26.62%	27.18%
43	24.63%	24.56%	25.40%
44	23.48%	23.40%	24.16%
45	22.29%	22.22%	22.91%
46	21.19%	21.02%
47	20.13%	19.90%
48	18.99%	19.10%
49	17.86%
50	16.80%
51	15.90%

Annex II - 10

Static Pool Delinquency (>30 DPD)

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.09%	0.00%	0.00%	0.00%	0.00%	0.04%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.73%	0.36%	0.23%	1.40%	0.21%	0.53%	0.84%	0.37%	0.37%	0.47%	0.19%	0.57%	0.46%	0.14%	0.35%	0.18%	0.18%	0.29%	0.30%	0.41%
3	0.56%	1.60%	1.87%	1.99%	0.78%	1.44%	0.95%	0.88%	1.34%	1.14%	0.78%	0.78%	0.84%	0.49%	0.95%	0.47%	0.56%	0.59%	0.70%	0.83%
4	1.20%	2.18%	2.45%	2.23%	1.63%	2.12%	1.50%	1.71%	1.54%	1.57%	1.46%	1.39%	1.05%	0.94%	1.40%	0.67%	0.81%	1.11%	1.11%	1.22%
5	2.38%	2.27%	2.07%	1.95%	1.79%	2.22%	2.42%	1.97%	1.75%	2.12%	1.85%	1.35%	1.11%	1.08%	1.69%	0.76%	1.10%	1.41%	1.64%	1.40%
6	1.97%	3.50%	2.18%	1.81%	2.13%	3.28%	2.32%	2.51%	2.68%	2.52%	2.49%	1.60%	1.17%	1.61%	1.59%	1.08%	1.39%	2.05%	2.12%	1.65%
7	2.90%	3.70%	1.66%	2.51%	2.14%	4.18%	2.82%	2.80%	3.30%	3.27%	2.34%	1.64%	1.36%	1.57%	1.79%	1.57%	1.91%	2.50%	2.47%	2.20%
8	3.18%	3.01%	2.60%	3.56%	2.66%	3.72%	3.09%	3.11%	3.69%	3.85%	2.39%	1.64%	1.54%	1.73%	1.76%	1.54%	2.07%	2.96%	2.70%	3.07%
9	3.51%	2.01%	3.49%	3.53%	3.79%	3.40%	3.29%	3.95%	4.36%	3.42%	2.36%	1.68%	2.08%	1.28%	2.36%	1.95%	2.78%	3.04%	3.26%	3.41%
10	3.28%	2.38%	2.77%	2.96%	4.07%	3.48%	4.53%	3.99%	3.77%	3.21%	2.34%	2.24%	2.05%	1.34%	2.82%	2.34%	3.17%	3.22%	3.79%	3.86%
11	1.82%	2.88%	2.91%	3.71%	3.72%	3.45%	4.72%	3.54%	3.46%	3.49%	2.97%	2.78%	2.06%	1.52%	2.65%	2.69%	3.44%	3.71%	4.43%	4.28%
12	2.19%	3.55%	4.65%	3.37%	4.01%	4.26%	4.66%	4.01%	3.85%	3.34%	2.63%	3.29%	1.85%	1.55%	4.05%	2.93%	3.64%	4.57%	4.92%	4.96%
13	2.91%	3.76%	5.72%	4.74%	4.04%	5.22%	4.40%	4.47%	3.43%	3.42%	2.79%	3.10%	1.81%	1.84%	3.82%	3.84%	3.76%	5.40%	5.65%	5.45%
14	2.88%	4.64%	5.97%	4.66%	4.36%	5.15%	5.05%	4.88%	2.73%	3.47%	3.28%	3.28%	1.44%	2.44%	4.48%	4.16%	4.12%	6.00%	6.13%	5.97%
15	4.11%	4.27%	6.77%	3.76%	5.26%	5.54%	4.77%	4.91%	2.71%	3.91%	3.47%	3.10%	1.99%	2.75%	5.10%	4.38%	4.75%	6.11%	6.76%	6.15%
16	4.50%	4.45%	5.99%	4.40%	6.55%	5.04%	5.05%	4.49%	3.10%	4.46%	3.38%	2.34%	1.95%	2.74%	5.32%	4.04%	5.05%	6.80%	7.17%	6.20%
17	5.06%	5.06%	6.24%	4.88%	5.74%	5.35%	4.78%	4.40%	2.82%	4.16%	3.67%	2.44%	2.46%	2.81%	5.94%	4.03%	5.54%	7.22%	8.03%	6.73%
18	5.53%	5.57%	5.47%	6.04%	4.97%	5.95%	4.75%	3.20%	2.97%	4.46%	3.54%	2.98%	2.77%	3.02%	6.03%	4.49%	5.70%	7.66%	7.34%	7.47%
19	5.17%	4.62%	5.82%	5.92%	6.08%	6.35%	4.28%	3.78%	3.31%	4.64%	3.00%	3.40%	2.98%	3.67%	5.84%	5.57%	5.93%	8.79%	7.47%	8.37%
20	6.08%	5.25%	5.62%	5.78%	6.70%	5.25%	5.08%	3.44%	3.94%	4.33%	3.22%	3.52%	3.30%	3.51%	5.78%	6.36%	6.73%	9.13%	8.08%	8.77%
21	5.67%	3.94%	5.32%	5.86%	7.36%	6.10%	4.79%	3.96%	4.60%	3.56%	3.32%	4.17%	3.62%	3.62%	6.29%	6.43%	7.40%	8.84%	8.37%	9.26%
22	6.80%	5.34%	6.07%	5.37%	6.09%	5.57%	4.02%	4.72%	4.13%	3.45%	4.27%	4.13%	4.22%	3.87%	7.41%	6.63%	8.06%	8.35%	9.27%	9.39%
23	5.29%	4.77%	6.78%	6.25%	6.84%	4.84%	4.54%	4.45%	3.78%	3.33%	4.24%	4.61%	4.02%	4.17%	7.11%	6.88%	7.70%	8.93%	9.63%	10.08%
24	4.91%	4.71%	6.21%	7.34%	5.65%	4.23%	4.01%	4.82%	3.92%	3.15%	4.52%	4.38%	4.23%	4.36%	7.01%	8.09%	7.83%	9.20%	9.83%	10.84%
25	6.17%	6.71%	4.83%	7.41%	5.04%	3.75%	4.14%	5.39%	3.48%	3.82%	4.63%	4.90%	4.08%	5.05%	8.83%	7.74%	8.15%	10.06%	10.22%	11.21%
26	5.89%	6.28%	6.08%	6.59%	4.28%	3.98%	4.29%	4.39%	2.98%	4.95%	4.70%	4.89%	4.68%	5.01%	8.49%	7.49%	8.56%	10.34%	10.60%	11.41%
27	5.99%	6.59%	6.44%	6.69%	4.19%	3.83%	4.70%	4.05%	3.22%	5.44%	5.31%	4.85%	4.58%	5.32%	8.65%	7.67%	8.56%	10.99%	11.15%	11.26%
28	5.62%	6.71%	7.15%	5.83%	4.27%	3.99%	4.51%	4.10%	3.69%	5.46%	5.87%	5.13%	5.31%	5.49%	9.33%	8.32%	9.49%	11.23%	11.38%	11.06%
29	6.07%	6.93%	6.50%	4.06%	3.58%	4.79%	4.57%	4.42%	3.63%	6.21%	5.37%	5.14%	6.12%	5.91%	8.83%	8.24%	9.53%	11.79%	12.04%	11.59%
30	5.73%	6.04%	5.95%	4.03%	3.58%	4.29%	4.65%	3.74%	4.56%	6.21%	5.56%	5.51%	6.10%	6.09%	9.62%	9.30%	10.07%	12.70%	12.03%	12.93%
31	6.80%	5.74%	5.04%	4.81%	5.07%	3.77%	4.25%	4.84%	5.02%	7.37%	5.46%	6.00%	6.16%	6.74%	9.67%	9.20%	10.08%	13.24%	11.78%	13.01%
32	4.39%	6.06%	4.64%	3.35%	4.82%	3.72%	3.70%	5.47%	4.88%	7.06%	5.98%	6.30%	6.96%	6.40%	8.53%	9.51%	10.98%	13.37%	12.25%	13.18%
33	7.32%	7.65%	4.98%	4.17%	5.23%	2.81%	3.81%	4.30%	5.26%	7.39%	6.23%	7.01%	7.33%	6.53%	9.29%	10.17%	11.45%	13.07%	12.73%	13.20%
34	5.19%	7.88%	4.84%	4.32%	4.71%	3.65%	4.37%	4.78%	6.30%	6.72%	6.53%	6.09%	7.84%	5.61%	9.82%	9.95%	11.62%	13.32%	13.22%	12.85%
35	6.86%	5.72%	5.83%	6.03%	5.14%	2.92%	4.13%	5.39%	5.88%	8.02%	6.82%	6.43%	8.16%	6.45%	9.73%	10.65%	10.67%	13.48%	13.34%	13.38%
36	7.08%	6.25%	5.53%	5.62%	3.61%	3.34%	5.00%	5.54%	6.84%	7.75%	6.69%	7.23%	7.62%	6.73%	10.05%	11.55%	11.40%	13.86%	13.80%	14.00%
37	4.87%	6.73%	4.60%	4.58%	3.22%	2.42%	5.30%	5.43%	7.63%	8.14%	5.39%	7.47%	8.24%	7.13%	11.95%	12.28%	11.30%	14.54%	13.56%	14.65%
38	3.22%	6.72%	5.39%	4.68%	3.06%	3.25%	5.49%	5.24%	8.14%	7.73%	5.74%	7.62%	8.51%	6.71%	11.63%	12.40%	12.27%	15.58%	14.26%	15.08%
39	4.41%	6.00%	6.78%	4.31%	4.35%	2.89%	6.23%	6.25%	9.27%	7.64%	6.15%	7.91%	8.93%	7.75%	13.16%	10.75%	13.56%	15.84%	14.45%	15.85%
40	3.41%	6.42%	6.31%	2.85%	5.14%	3.48%	6.32%	5.81%	9.77%	8.07%	7.31%	7.89%	8.89%	8.09%	12.72%	10.64%	13.56%	15.61%	14.89%	15.37%
41	4.09%	5.42%	5.57%	3.06%	4.17%	5.36%	5.76%	7.15%	10.41%	7.83%	6.61%	8.33%	8.60%	8.20%	13.04%	11.31%	14.09%	15.73%	14.23%	14.69%
42	2.04%	6.07%	6.16%	3.82%	2.98%	4.77%	5.63%	6.64%	9.57%	9.10%	7.54%	8.22%	8.21%	8.92%	13.87%	12.31%	14.81%	16.79%	14.63%	15.08%
43	2.67%	3.86%	5.54%	4.99%	3.73%	5.89%	6.35%	8.36%	8.93%	10.30%	7.07%	7.81%	8.79%	9.48%	13.96%	12.56%	14.27%	17.33%	14.51%	15.67%
44	3.04%	3.02%	4.15%	5.59%	4.76%	4.61%	6.42%	6.90%	9.37%	10.42%	8.14%	9.32%	9.43%	9.32%	13.42%	12.19%	15.10%	17.14%	15.50%	16.25%
45	4.53%	2.25%	5.33%	5.08%	6.49%	5.63%	7.73%	7.32%	9.56%	9.33%	7.31%	9.35%	9.82%	9.05%	14.00%	12.87%	15.93%	16.16%	15.84%	16.63%
46	5.10%	1.86%	6.44%	6.15%	7.76%	5.17%	9.50%	8.08%	10.58%	10.93%	9.16%	10.15%	10.12%	9.52%	16.12%	12.21%	15.94%	15.95%	16.73%	17.27%
47	5.66%	2.31%	6.12%	6.31%	6.53%	5.83%	10.08%	9.05%	9.66%	10.78%	9.00%	10.87%	10.03%	10.26%	16.55%	12.50%	15.42%	16.61%	16.83%	16.81%
48	5.74%	1.54%	5.16%	6.39%	5.18%	6.27%	8.19%	8.03%	9.10%	10.37%	8.25%	11.56%	10.11%	11.17%	17.30%	13.65%	14.69%	17.08%	17.32%	18.11%
49	3.36%	3.02%	7.00%	6.44%	6.35%	6.64%	9.45%	10.26%	8.04%	11.48%	9.66%	11.27%	10.17%	11.33%	16.07%	12.63%	16.18%	17.14%	17.03%	18.60%
50	3.09%	3.26%	8.69%	6.71%	6.95%	5.83%	8.85%	10.98%	9.34%	10.44%	9.67%	11.00%	10.49%	12.32%	16.03%	14.84%	16.32%	18.49%	17.24%	18.54%
51	1.77%	5.05%	8.37%	7.86%	7.60%	5.85%	7.60%	10.64%	10.65%	10.07%	10.29%	12.15%	11.03%	12.69%	17.34%	14.46%	17.04%	19.21%	18.75%	17.73%
52	3.16%	3.60%	8.49%	6.02%	7.17%	6.90%	8.78%	10.84%	10.99%	9.74%	11.09%	11.52%	12.20%	12.70%	17.26%	14.59%	16.68%	19.49%	18.89%	17.21%
53	3.62%	4.23%	8.05%	8.51%	7.69%	6.88%	9.46%	11.22%	11.39%	9.45%	11.76%	12.27%	11.51%	12.50%	17.43%	15.15%	17.66%	19.50%	17.68%	17.49%
54	1.95%	6.32%	7.54%	7.18%	6.70%	9.20%	8.84%	11.14%	10.37%	11.10%	11.45%	13.57%	10.81%	12.86%	18.74%	17.45%	17.78%	20.20%	17.91%	20.04%
55	3.76%	6.43%	7.49%	7.78%	6.98%	8.08%	9.44%	12.18%	10.92%	11.37%	11.61%	13.58%	11.20%	13.90%	17.48%	17.47%	17.55%	20.29%	17.63%
56	6.87%	4.39%	7.91%	9.20%	9.69%	7.90%	9.98%	10.80%	11.49%	13.51%	12.91%	14.48%	11.14%	13.51%	19.80%	17.77%	18.86%	20.18%	18.69%

Annex II - 11

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
57	8.32%	4.82%	8.31%	7.14%	10.40%	7.88%	9.68%	9.75%	11.81%	13.50%	14.08%	15.01%	11.68%	13.63%	21.58%	16.98%	19.78%	20.53%	19.01%
58	5.92%	3.66%	9.12%	8.14%	11.25%	8.05%	11.10%	12.85%	12.00%	14.21%	13.93%	16.80%	12.78%	13.43%	21.65%	18.59%	19.95%	19.55%
59	4.87%	4.51%	10.92%	8.93%	9.90%	10.03%	11.50%	11.93%	8.89%	12.69%	14.20%	16.01%	12.16%	12.60%	23.84%	17.97%	20.05%	20.43%
60	3.55%	5.85%	13.13%	9.60%	9.78%	8.68%	11.02%	14.43%	10.83%	13.21%	16.24%	17.29%	14.34%	13.38%	23.20%	20.61%	18.50%	21.71%
61	4.87%	5.88%	11.89%	9.38%	12.87%	10.46%	11.06%	15.04%	12.07%	14.54%	17.99%	16.46%	14.78%	13.82%	25.01%	20.51%	18.86%
62	5.23%	8.02%	11.79%	10.94%	10.98%	11.58%	13.95%	14.85%	12.62%	14.88%	17.71%	17.12%	14.76%	15.84%	24.40%	20.53%	20.26%
63	8.07%	4.29%	11.03%	13.14%	11.94%	10.33%	12.36%	15.38%	12.85%	17.38%	18.28%	18.68%	16.13%	15.93%	27.97%	22.28%	18.52%
64	9.80%	5.57%	11.71%	15.09%	12.61%	9.88%	13.81%	15.98%	15.56%	18.94%	19.43%	19.57%	17.04%	17.01%	29.06%	22.82%
65	12.03%	6.08%	13.95%	12.33%	13.57%	10.63%	12.91%	18.15%	17.46%	18.66%	20.33%	21.31%	19.25%	17.53%	28.45%	24.76%
66	9.33%	10.30%	14.51%	12.48%	15.95%	14.23%	15.73%	21.26%	19.37%	22.09%	21.58%	22.34%	20.30%	20.41%	31.54%	25.57%
67	12.94%	12.72%	13.45%	16.92%	16.52%	18.64%	19.33%	24.68%	22.03%	23.67%	25.34%	26.80%	20.97%	21.99%	33.48%
68	11.58%	14.31%	15.63%	16.64%	16.86%	17.85%	23.43%	27.86%	23.97%	26.83%	29.07%	26.88%	25.01%	22.87%	34.16%
69	9.51%	10.11%	19.24%	17.41%	14.70%	18.30%	25.96%	30.15%	25.48%	32.67%	30.60%	30.93%	29.17%	23.34%	34.08%
70	18.33%	11.17%	18.43%	22.47%	21.85%	22.82%	32.56%	38.04%	32.90%	36.62%	34.80%	40.45%	34.09%	23.77%
71	24.59%	14.53%	23.65%	36.37%	27.85%	24.24%	33.51%	38.39%	39.72%	39.48%	42.33%	47.19%	39.47%	28.49%
72	22.48%	20.56%	37.62%	43.56%	40.13%	32.74%	46.24%	46.97%	51.03%	47.85%	50.02%	54.99%	41.57%	30.21%

Annex II - 12

Static Pool Delinquency (>30 DPD) (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%
2	0.23%	0.36%	0.44%	0.40%	0.52%	0.48%	0.36%	0.36%	0.22%	0.33%	0.35%	0.23%	0.28%	0.18%	0.31%	0.22%	0.10%
3	0.58%	0.86%	1.01%	0.87%	1.02%	1.15%	1.19%	0.81%	0.84%	0.96%	0.76%	0.77%	0.75%	0.77%	0.74%	0.57%	0.60%
4	0.84%	1.43%	1.75%	1.35%	1.95%	2.27%	1.87%	1.47%	1.46%	1.57%	1.60%	1.28%	1.40%	1.33%	1.33%	0.94%
5	1.39%	1.89%	2.04%	1.86%	2.68%	3.30%	2.65%	1.97%	2.15%	1.99%	2.14%	1.84%	2.03%	1.90%	1.98%	1.45%
6	2.03%	2.55%	2.43%	2.52%	3.35%	4.11%	3.22%	2.57%	2.69%	2.79%	2.56%	2.34%	2.42%	2.44%	2.29%	1.89%
7	2.32%	3.26%	2.64%	3.34%	4.10%	5.14%	3.84%	3.19%	3.48%	3.32%	2.71%	2.95%	2.94%	3.02%	2.50%
8	2.90%	3.92%	3.46%	3.93%	4.73%	5.17%	4.09%	3.52%	3.41%	3.20%	2.97%	3.09%	3.37%	3.05%	2.67%
9	3.37%	3.91%	3.69%	4.13%	4.84%	5.08%	4.33%	3.37%	3.33%	2.96%	3.06%	3.19%	3.50%	2.56%	2.55%
10	3.96%	3.92%	4.43%	4.35%	5.03%	4.86%	4.48%	3.53%	3.71%	3.28%	3.73%	3.43%	3.60%	2.59%
11	4.20%	4.44%	4.93%	4.73%	4.70%	5.44%	5.14%	4.29%	4.28%	3.72%	4.35%	4.22%	3.80%	3.31%
12	4.55%	5.04%	4.99%	5.44%	5.31%	6.04%	5.69%	4.93%	4.52%	4.66%	5.08%	4.90%	3.88%	3.38%
13	4.77%	5.91%	5.53%	6.18%	5.76%	7.16%	6.50%	5.76%	5.41%	5.58%	5.84%	5.63%	4.52%
14	5.22%	6.43%	6.07%	6.50%	6.41%	8.19%	6.88%	5.80%	5.70%	5.90%	6.00%	5.85%	4.90%
15	5.80%	6.62%	7.14%	6.63%	7.23%	8.62%	8.04%	6.06%	6.31%	6.43%	6.82%	5.91%	5.64%
16	6.42%	6.66%	7.48%	6.86%	7.72%	8.65%	8.00%	6.45%	6.81%	6.59%	6.90%	5.84%
17	6.56%	7.68%	7.44%	7.30%	8.18%	9.03%	7.93%	6.90%	7.49%	6.98%	6.98%	6.23%
18	6.82%	8.71%	7.58%	8.07%	8.81%	10.26%	8.49%	7.36%	7.94%	7.37%	6.87%	6.84%
19	7.59%	8.87%	7.48%	8.88%	8.88%	10.59%	8.93%	7.89%	8.04%	8.04%	7.11%
20	8.44%	8.84%	7.86%	9.61%	9.96%	10.70%	9.43%	8.64%	8.72%	8.15%	7.86%
21	8.85%	8.78%	8.45%	9.68%	10.63%	10.47%	9.41%	8.84%	9.25%	7.68%	7.73%
22	8.77%	8.65%	9.04%	9.63%	10.44%	10.27%	9.91%	8.76%	9.43%	7.47%
23	8.64%	9.00%	9.59%	9.54%	10.20%	10.70%	10.37%	9.04%	8.90%	7.72%
24	8.30%	9.63%	9.55%	10.52%	10.09%	10.71%	10.05%	10.01%	8.12%	7.68%
25	8.51%	10.38%	9.35%	10.53%	11.17%	11.27%	10.21%	10.47%	8.61%
26	8.74%	11.05%	10.03%	10.40%	11.21%	12.11%	10.85%	9.52%	9.12%
27	9.27%	11.11%	10.60%	10.25%	11.32%	12.09%	12.23%	9.15%	9.61%
28	9.79%	10.51%	10.90%	10.28%	12.21%	12.68%	12.10%	9.24%
29	10.11%	11.02%	10.91%	10.89%	12.55%	13.84%	11.99%	10.07%
30	10.05%	11.85%	11.30%	11.42%	12.54%	14.77%	11.40%	11.19%
31	10.53%	12.06%	11.42%	11.28%	12.47%	14.67%	10.81%
32	10.70%	12.23%	11.23%	11.48%	12.76%	13.60%	11.47%
33	11.29%	12.11%	11.62%	11.04%	13.49%	12.56%	12.09%
34	11.28%	11.92%	11.55%	11.37%	14.23%	12.74%
35	11.30%	12.08%	11.82%	11.50%	13.14%	13.43%
36	11.66%	12.45%	12.45%	12.13%	12.25%	13.15%
37	11.35%	12.74%	12.40%	12.66%	12.73%
38	11.38%	12.69%	12.81%	12.89%	13.08%
39	12.19%	13.26%	14.29%	12.15%	12.68%
40	12.12%	13.57%	13.72%	12.07%
41	12.75%	14.13%	13.78%	12.20%
42	13.08%	14.74%	13.18%	13.09%
43	12.88%	15.21%	12.67%
44	12.86%	15.16%	12.71%
45	13.97%	14.20%	12.78%
46	14.08%	13.82%
47	13.84%	14.39%
48	12.84%	14.03%
49	13.66%
50	13.99%
51	15.27%

Annex II - 13

ABS Total

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	0.60%	0.37%	0.80%	0.29%	0.22%	0.51%	0.42%	0.47%	0.44%	0.32%	0.39%	0.23%	0.34%	0.17%	0.26%	0.20%	0.34%	0.37%	0.28%	0.48%
1	1.60%	1.82%	0.73%	0.74%	1.54%	1.18%	1.00%	1.07%	1.74%	1.09%	1.10%	0.89%	0.97%	0.36%	0.64%	0.81%	0.80%	1.12%	1.09%	1.39%
2	0.77%	1.32%	0.94%	0.50%	1.30%	1.19%	0.54%	0.80%	1.36%	1.41%	1.11%	1.02%	0.93%	0.84%	1.14%	1.05%	1.22%	1.35%	1.05%	1.31%
3	0.92%	1.22%	0.85%	2.01%	1.29%	0.72%	0.91%	1.12%	1.19%	1.26%	1.23%	0.88%	0.75%	0.87%	1.13%	1.37%	1.68%	2.03%	1.59%	1.79%
4	1.82%	1.31%	0.75%	0.83%	0.99%	1.47%	1.06%	1.67%	1.35%	1.29%	1.23%	1.25%	1.42%	1.54%	1.98%	1.65%	2.24%	2.04%	2.24%	2.30%
5	1.64%	1.28%	0.97%	2.05%	0.52%	1.50%	1.14%	1.87%	1.74%	1.43%	1.33%	1.44%	2.07%	1.59%	1.60%	2.23%	2.06%	2.28%	1.88%	2.40%
6	1.29%	0.75%	1.41%	1.17%	1.71%	1.20%	1.42%	1.65%	1.33%	1.62%	1.67%	1.64%	1.63%	1.63%	1.83%	1.99%	2.41%	2.02%	2.07%	2.14%
7	2.44%	1.52%	1.21%	1.47%	1.09%	1.76%	1.19%	1.49%	1.31%	1.42%	1.59%	1.13%	1.45%	1.64%	1.62%	2.31%	2.19%	2.28%	2.16%	2.14%
8	1.45%	1.15%	0.78%	1.19%	1.40%	1.38%	1.78%	1.54%	1.44%	1.20%	1.48%	1.78%	1.32%	1.49%	1.84%	2.07%	2.34%	2.03%	2.06%	2.04%
9	1.37%	1.84%	1.18%	1.06%	1.23%	1.00%	1.24%	1.57%	1.84%	1.66%	1.41%	1.79%	1.77%	1.63%	1.79%	1.98%	2.36%	2.17%	2.00%	1.86%
10	1.12%	2.06%	1.53%	1.30%	1.43%	1.48%	1.69%	1.50%	1.67%	1.21%	1.23%	1.67%	1.55%	1.60%	1.89%	2.04%	2.01%	2.56%	2.04%	1.68%
11	1.22%	0.71%	1.91%	1.78%	1.49%	1.11%	1.23%	1.80%	1.27%	1.20%	1.38%	1.46%	1.63%	1.89%	2.45%	1.88%	2.35%	1.91%	1.89%	1.53%
12	1.89%	1.37%	1.03%	1.33%	1.40%	1.72%	2.00%	1.47%	1.19%	1.73%	1.66%	1.61%	1.67%	1.88%	2.30%	2.36%	2.10%	2.01%	1.77%	1.19%
13	0.95%	1.40%	1.70%	1.03%	1.55%	1.95%	1.35%	1.42%	1.39%	1.46%	1.52%	1.38%	1.74%	2.05%	1.97%	1.92%	2.05%	1.88%	1.50%	1.30%
14	2.27%	1.32%	0.99%	1.00%	1.53%	1.84%	0.97%	1.59%	1.11%	1.77%	1.59%	1.46%	2.06%	1.97%	2.21%	1.99%	2.01%	1.79%	1.40%	1.24%
15	1.00%	1.77%	0.97%	1.99%	1.27%	1.57%	1.58%	1.44%	1.46%	1.65%	1.58%	1.71%	2.03%	1.88%	1.99%	1.96%	1.97%	1.83%	1.44%	1.03%
16	1.58%	1.48%	1.64%	0.97%	1.03%	1.69%	1.29%	1.24%	1.21%	1.52%	1.66%	1.69%	1.94%	1.66%	1.99%	1.79%	1.75%	1.52%	1.25%	1.25%
17	0.96%	1.54%	1.68%	0.58%	1.07%	1.33%	1.34%	1.02%	1.20%	1.48%	1.35%	1.70%	1.62%	1.83%	1.62%	2.07%	1.83%	1.29%	1.11%	1.30%
18	1.81%	0.93%	1.31%	1.23%	1.65%	1.46%	1.38%	1.40%	1.46%	1.36%	1.55%	1.62%	1.55%	1.65%	1.81%	1.74%	1.64%	1.35%	1.19%	1.18%
19	1.42%	1.41%	1.54%	1.30%	1.65%	1.56%	0.79%	1.06%	1.65%	1.33%	1.71%	1.72%	1.76%	1.88%	1.81%	1.69%	1.47%	1.20%	1.37%	1.24%
20	1.39%	0.75%	1.58%	1.28%	1.28%	1.34%	0.99%	1.20%	1.40%	1.34%	1.91%	1.86%	1.44%	1.72%	1.87%	1.74%	1.48%	1.20%	1.26%	1.16%
21	1.61%	1.16%	0.91%	1.54%	1.59%	1.71%	0.99%	1.47%	1.51%	1.62%	1.84%	1.75%	1.54%	1.70%	1.82%	1.37%	1.49%	1.29%	1.24%	1.07%
22	1.37%	0.80%	0.91%	1.30%	1.34%	1.44%	1.13%	1.27%	1.38%	1.47%	1.65%	1.75%	1.67%	1.64%	1.63%	1.49%	1.10%	1.33%	1.14%	0.98%
23	1.00%	1.13%	1.04%	1.64%	1.37%	1.14%	1.51%	1.30%	1.51%	1.58%	1.85%	1.42%	1.39%	1.70%	1.52%	1.46%	1.19%	1.26%	1.19%	1.16%
24	1.70%	0.93%	1.56%	1.58%	1.40%	0.78%	1.67%	1.05%	1.89%	1.58%	1.75%	1.43%	1.69%	1.53%	1.29%	1.17%	1.34%	1.24%	1.21%	1.04%
25	1.18%	1.13%	1.49%	1.06%	1.35%	1.38%	1.26%	1.29%	1.51%	1.76%	1.54%	1.55%	1.59%	1.41%	1.30%	1.52%	1.14%	1.21%	1.21%	1.07%
26	1.28%	1.04%	1.33%	1.27%	1.39%	1.04%	1.22%	1.48%	1.66%	1.65%	1.61%	1.59%	1.56%	1.49%	1.18%	0.95%	1.12%	1.15%	1.22%	1.16%
27	1.03%	0.74%	1.51%	0.93%	1.36%	1.66%	1.27%	1.60%	1.83%	1.63%	1.73%	1.65%	1.47%	1.23%	1.29%	0.84%	1.26%	1.19%	0.92%	0.96%
28	0.79%	1.16%	1.20%	1.46%	0.91%	1.49%	1.29%	1.17%	1.60%	1.48%	1.29%	1.42%	1.34%	1.28%	0.90%	1.36%	1.26%	1.08%	1.11%	1.01%
29	1.80%	1.36%	1.33%	0.95%	1.54%	1.47%	1.02%	1.66%	1.69%	1.33%	1.56%	1.33%	1.25%	0.98%	1.28%	1.19%	1.08%	0.97%	0.93%	1.18%
30	1.60%	1.18%	1.25%	1.38%	0.98%	1.32%	1.24%	1.53%	1.41%	1.29%	1.49%	1.43%	1.35%	1.22%	1.26%	1.10%	1.05%	0.96%	1.04%	0.99%
31	1.51%	1.21%	0.96%	1.23%	0.99%	1.43%	1.41%	1.57%	1.23%	1.81%	1.46%	1.42%	1.11%	1.22%	1.28%	1.07%	1.09%	1.00%	1.06%	1.03%
32	0.85%	1.54%	0.97%	1.62%	1.27%	0.96%	1.49%	1.21%	1.41%	1.53%	1.40%	1.30%	1.21%	1.08%	1.36%	1.10%	1.02%	1.10%	1.11%	1.01%
33	1.47%	1.36%	1.30%	1.33%	0.73%	1.12%	1.58%	1.52%	1.34%	1.36%	1.41%	1.18%	1.05%	0.76%	1.14%	1.03%	0.91%	1.08%	0.97%	0.96%
34	1.08%	1.07%	1.06%	1.09%	1.05%	1.67%	1.59%	1.59%	1.58%	1.51%	1.19%	1.24%	0.92%	1.16%	1.31%	0.98%	1.03%	0.96%	1.09%	1.15%
35	1.30%	1.81%	1.37%	0.82%	1.49%	1.31%	1.28%	1.19%	1.15%	1.46%	1.24%	1.08%	1.17%	1.05%	1.12%	0.85%	1.16%	1.07%	1.02%	1.13%
36	1.34%	0.64%	1.08%	1.10%	1.45%	1.59%	1.47%	1.54%	1.66%	1.26%	1.24%	1.07%	1.11%	0.92%	0.84%	1.11%	0.92%	1.12%	1.00%	1.06%
37	1.65%	1.11%	1.07%	1.39%	1.10%	1.38%	1.05%	1.35%	1.34%	1.11%	1.24%	1.06%	1.09%	0.91%	0.68%	0.97%	1.00%	1.07%	1.08%	0.99%
38	0.74%	1.24%	0.47%	1.21%	1.08%	1.41%	1.32%	1.29%	1.37%	1.30%	1.12%	0.85%	0.97%	1.25%	0.95%	0.93%	1.00%	1.09%	1.05%	0.91%
39	0.89%	1.15%	0.71%	1.10%	1.06%	1.45%	1.15%	1.42%	0.86%	1.14%	1.02%	1.06%	1.20%	0.97%	0.95%	1.05%	0.88%	0.99%	0.85%	1.07%
40	1.30%	0.56%	1.14%	1.42%	1.38%	0.64%	1.49%	1.12%	1.14%	1.13%	0.69%	0.90%	1.13%	0.94%	0.96%	1.08%	1.09%	1.09%	0.93%	0.99%
41	1.08%	1.10%	1.35%	1.22%	1.17%	1.36%	1.11%	1.47%	1.25%	1.13%	0.89%	1.11%	1.26%	0.94%	1.19%	1.00%	0.92%	1.04%	0.95%	1.15%
42	0.69%	1.40%	1.18%	1.42%	1.63%	1.28%	1.31%	1.26%	1.25%	0.75%	0.91%	1.21%	1.08%	1.12%	0.92%	1.02%	0.93%	0.98%	1.06%	1.03%
43	0.84%	1.36%	1.11%	1.61%	1.34%	1.03%	1.53%	1.06%	0.92%	1.01%	0.89%	1.04%	1.00%	0.95%	1.06%	0.78%	0.89%	0.90%	0.96%	1.02%
44	0.19%	0.99%	1.48%	1.30%	1.03%	1.52%	1.20%	1.00%	1.16%	0.90%	1.16%	0.93%	1.05%	0.89%	1.05%	1.04%	0.98%	0.93%	1.06%	1.02%
45	1.42%	1.28%	1.21%	1.23%	1.05%	1.26%	1.16%	0.95%	1.12%	0.97%	1.08%	0.90%	0.93%	0.97%	0.88%	1.03%	1.04%	0.99%	1.07%	1.10%
46	1.36%	1.06%	1.33%	1.16%	0.77%	1.02%	1.20%	1.05%	1.05%	1.07%	1.12%	0.57%	0.81%	1.01%	1.01%	0.95%	0.96%	0.98%	1.01%	1.01%
47	0.32%	1.29%	1.31%	1.23%	1.07%	1.28%	1.15%	1.11%	1.23%	1.12%	1.13%	1.17%	0.94%	0.86%	0.99%	0.96%	1.05%	1.09%	1.03%	1.06%
48	1.17%	1.32%	1.01%	1.11%	0.94%	1.25%	1.13%	0.89%	0.89%	1.01%	1.19%	0.76%	1.04%	0.88%	1.17%	0.78%	1.03%	1.10%	0.97%	1.04%
49	1.09%	1.33%	1.14%	1.20%	1.01%	1.17%	0.59%	0.40%	0.97%	0.96%	0.92%	0.98%	0.98%	0.96%	0.87%	1.19%	1.18%	1.02%	1.05%	1.09%
50	1.44%	0.97%	1.18%	0.63%	1.22%	1.17%	0.89%	1.07%	0.94%	1.24%	0.85%	1.06%	1.05%	1.01%	0.75%	1.07%	1.06%	0.94%	1.04%	1.02%
51	1.32%	0.94%	0.76%	1.17%	1.04%	1.08%	0.96%	1.03%	0.92%	0.89%	0.84%	1.11%	0.98%	0.99%	0.88%	1.10%	0.93%	1.09%	0.92%	1.06%
52	1.31%	1.18%	1.26%	1.38%	1.07%	0.80%	1.03%	1.16%	0.95%	1.05%	1.03%	0.95%	0.97%	0.99%	0.83%	0.85%	1.02%	1.04%	0.97%	1.10%
53	1.22%	0.95%	0.70%	1.11%	1.06%	0.94%	1.14%	0.87%	1.03%	0.94%	0.85%	0.96%	0.90%	0.99%	0.87%	0.96%	0.84%	0.94%	1.01%	1.12%
54	1.02%	0.99%	1.14%	1.14%	0.94%	0.54%	0.97%	1.11%	0.92%	0.95%	0.92%	1.08%	0.91%	0.82%	1.13%	0.77%	0.82%	0.99%	0.93%	1.08%
55	0.95%	1.06%	0.82%	0.85%	0.89%	0.73%	1.05%	0.92%	1.06%	1.04%	0.87%	0.88%	1.00%	0.82%	1.00%	1.03%	1.03%	0.89%	0.99%
56	0.70%	1.00%	1.19%	1.23%	1.20%	0.67%	0.91%	1.05%	0.99%	0.96%	0.93%	1.02%	0.89%	0.96%	1.04%	0.89%	1.03%	1.05%	1.04%

Annex II - 14

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
57	0.92%	1.08%	1.09%	0.86%	0.65%	0.89%	1.10%	0.90%	1.02%	1.06%	0.94%	0.79%	1.00%	1.00%	0.94%	1.15%	1.08%	1.04%	1.06%
58	1.32%	1.01%	1.18%	0.66%	1.07%	0.95%	0.89%	0.67%	0.96%	1.05%	0.93%	0.83%	1.03%	0.96%	0.98%	1.04%	0.89%	1.12%
59	1.21%	1.21%	1.30%	0.79%	0.95%	0.93%	0.76%	0.98%	1.03%	1.13%	0.72%	0.99%	1.01%	1.05%	0.89%	0.97%	1.03%	1.09%
60	1.26%	0.59%	0.94%	0.85%	1.18%	1.03%	0.95%	1.03%	0.80%	1.02%	0.72%	1.07%	0.89%	1.19%	1.09%	0.93%	1.02%	1.05%
61	1.23%	0.95%	0.90%	1.14%	0.57%	1.12%	1.11%	0.45%	1.09%	0.85%	1.06%	1.00%	1.10%	1.02%	0.92%	0.88%	1.02%
62	-0.29%	1.02%	1.19%	0.53%	1.13%	1.10%	0.90%	1.12%	1.20%	0.97%	1.06%	0.98%	1.14%	0.92%	1.04%	1.15%	1.07%
63	1.16%	1.18%	1.22%	1.15%	0.98%	1.10%	0.97%	1.09%	0.81%	0.85%	0.88%	0.96%	0.89%	1.08%	0.92%	1.10%	1.00%
64	0.91%	1.07%	0.99%	1.01%	1.22%	0.90%	0.81%	1.04%	1.00%	0.77%	1.03%	1.08%	1.02%	0.99%	1.00%	1.13%
65	1.16%	1.06%	1.10%	1.09%	1.11%	1.01%	0.96%	0.98%	0.94%	0.84%	0.95%	1.03%	0.93%	1.00%	1.14%	0.97%
66	1.28%	0.53%	1.02%	0.85%	0.95%	0.85%	1.09%	0.85%	0.75%	1.00%	1.11%	0.99%	1.16%	0.98%	0.96%	1.06%
67	1.23%	0.23%	1.10%	0.95%	0.79%	0.51%	1.14%	1.04%	1.03%	0.78%	0.94%	1.08%	1.08%	0.80%	1.00%
68	1.25%	1.17%	1.15%	0.78%	0.88%	1.03%	1.13%	1.09%	1.08%	1.07%	0.99%	1.05%	1.00%	1.06%	1.07%
69	1.13%	1.24%	1.17%	1.02%	1.04%	1.26%	1.14%	1.11%	1.16%	1.05%	1.02%	1.07%	0.93%	1.19%	1.16%
70	1.32%	1.27%	1.24%	1.16%	1.11%	1.23%	0.89%	1.13%	1.14%	1.20%	1.15%	1.08%	1.08%	1.20%
71	1.07%	1.29%	1.22%	1.14%	1.18%	1.30%	1.21%	1.24%	1.20%	1.17%	1.09%	1.15%	1.20%	1.15%
72	1.30%	1.16%	1.25%	1.20%	1.27%	1.20%	1.22%	0.98%	1.22%	1.05%	1.04%	1.18%	1.12%	1.14%

Annex II - 15

ABS Total (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	0.28%	0.46%	0.64%	0.32%	0.41%	0.52%	0.38%	0.36%	0.40%	0.37%	0.50%	0.33%	0.46%	0.42%	0.49%	0.41%	0.53%	0.48%
1	1.21%	1.40%	1.11%	1.10%	0.99%	1.23%	1.05%	0.95%	1.10%	1.35%	1.20%	1.14%	1.28%	1.37%	1.23%	1.25%	1.41%
2	1.60%	1.67%	1.30%	1.20%	1.49%	1.43%	1.51%	1.10%	1.26%	1.24%	1.10%	1.19%	1.62%	1.39%	1.27%	1.11%	1.47%
3	1.70%	1.51%	1.38%	1.23%	1.22%	1.28%	0.90%	0.97%	1.35%	1.11%	1.38%	1.11%	1.57%	1.59%	1.11%	1.19%	1.79%
4	1.92%	1.99%	1.26%	1.35%	1.77%	1.33%	1.15%	1.44%	1.47%	1.53%	1.24%	1.41%	1.77%	1.44%	1.13%	1.49%
5	1.87%	1.55%	1.24%	1.50%	1.35%	1.51%	1.18%	1.51%	1.41%	1.36%	1.33%	1.82%	1.60%	1.18%	1.34%	1.72%
6	1.83%	1.41%	1.24%	1.41%	1.50%	1.33%	1.29%	1.36%	1.59%	1.43%	1.54%	1.60%	1.63%	1.45%	1.43%	1.83%
7	1.54%	1.23%	1.30%	1.58%	1.40%	1.43%	1.40%	1.21%	1.68%	1.55%	1.57%	1.75%	1.96%	1.33%	1.68%
8	1.45%	1.29%	1.40%	1.47%	1.11%	1.45%	1.55%	1.55%	1.49%	1.43%	1.84%	1.77%	1.63%	1.56%	1.78%
9	1.26%	1.25%	1.42%	1.24%	1.22%	1.53%	1.21%	1.44%	1.25%	1.50%	1.74%	1.63%	1.57%	1.42%	1.63%
10	1.07%	1.24%	1.24%	1.26%	1.22%	1.53%	1.53%	1.16%	1.35%	1.53%	1.60%	1.64%	1.42%	1.80%
11	1.16%	1.45%	1.16%	1.17%	1.38%	1.52%	1.25%	1.20%	1.28%	1.49%	1.51%	1.53%	1.38%	1.63%
12	0.93%	1.35%	1.27%	1.10%	1.26%	1.03%	1.15%	1.21%	1.41%	1.47%	1.48%	1.52%	1.44%	1.79%
13	1.04%	1.28%	1.17%	0.90%	1.32%	1.15%	1.17%	1.22%	1.44%	1.69%	1.58%	1.21%	1.70%
14	1.33%	1.16%	1.13%	1.01%	1.18%	1.20%	1.26%	1.14%	1.54%	1.61%	1.60%	1.44%	1.59%
15	1.04%	1.22%	1.01%	1.28%	1.14%	1.36%	1.13%	1.23%	1.53%	1.55%	1.50%	1.42%	1.74%
16	1.15%	1.15%	0.97%	1.13%	1.27%	1.61%	1.16%	1.33%	1.43%	1.56%	1.28%	1.49%
17	1.24%	1.01%	1.09%	1.36%	1.30%	1.16%	1.30%	1.34%	1.40%	1.41%	1.28%	1.57%
18	1.11%	0.97%	1.09%	1.09%	1.05%	1.18%	1.34%	1.30%	1.33%	1.50%	1.32%	1.42%
19	1.12%	1.19%	1.18%	1.06%	1.10%	1.14%	1.11%	1.24%	1.25%	1.22%	1.40%
20	1.12%	0.96%	1.01%	1.04%	0.96%	1.02%	1.38%	1.45%	1.34%	1.40%	1.47%
21	0.97%	1.17%	1.13%	1.30%	1.17%	1.26%	1.25%	1.21%	1.18%	1.14%	1.50%
22	1.01%	1.06%	0.97%	1.15%	1.19%	1.17%	1.34%	1.21%	1.27%	1.30%
23	0.87%	1.09%	1.03%	1.07%	1.20%	1.35%	1.42%	1.28%	1.15%	1.36%
24	1.05%	1.11%	1.11%	1.10%	1.17%	1.40%	1.25%	1.32%	1.23%	1.44%
25	1.16%	0.98%	1.13%	1.17%	1.08%	1.14%	1.30%	1.12%	1.25%
26	1.08%	0.92%	0.86%	1.04%	1.24%	1.37%	1.24%	1.20%	1.38%
27	0.92%	1.15%	1.05%	0.98%	1.21%	1.08%	1.22%	1.23%	1.09%
28	1.05%	1.22%	1.04%	1.21%	1.38%	1.22%	1.18%	1.41%
29	0.83%	0.90%	1.10%	0.99%	1.16%	1.20%	1.09%	1.30%
30	0.96%	1.04%	1.07%	1.16%	1.18%	1.10%	0.96%	1.20%
31	1.03%	1.01%	1.15%	1.14%	1.37%	1.29%	1.22%
32	0.94%	1.03%	1.22%	1.25%	1.15%	1.30%	1.16%
33	0.94%	1.14%	1.05%	1.04%	1.12%	1.26%	1.14%
34	1.05%	1.22%	1.12%	1.13%	1.08%	1.33%
35	1.04%	1.12%	1.06%	1.17%	1.21%	1.11%
36	1.05%	1.20%	0.96%	0.91%	1.10%	1.30%
37	0.96%	1.16%	0.98%	1.07%	1.13%
38	1.14%	1.08%	1.05%	1.06%	1.26%
39	1.06%	1.14%	0.99%	1.05%	1.13%
40	1.11%	1.14%	1.15%	1.06%
41	1.01%	0.97%	1.15%	1.22%
42	1.14%	1.07%	1.07%	1.03%
43	1.13%	1.08%	1.03%
44	1.00%	1.03%	1.12%
45	1.10%	1.08%	1.08%
46	0.95%	1.16%
47	0.97%	1.08%
48	1.10%	1.07%
49	1.14%
50	1.08%
51	1.13%

Annex II - 16

ABS Voluntary

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	0.60%	0.37%	0.80%	0.29%	0.22%	0.51%	0.42%	0.47%	0.44%	0.32%	0.39%	0.23%	0.34%	0.17%	0.26%	0.20%	0.34%	0.37%	0.28%	0.48%
1	1.37%	1.82%	0.73%	0.74%	1.54%	1.18%	0.96%	1.07%	1.74%	1.09%	1.10%	0.89%	0.97%	0.36%	0.64%	0.81%	0.79%	1.12%	1.08%	1.39%
2	0.77%	1.25%	0.94%	0.32%	1.30%	1.03%	0.49%	0.80%	1.27%	1.35%	1.11%	0.98%	0.90%	0.84%	1.11%	1.03%	1.21%	1.34%	1.03%	1.31%
3	0.92%	1.22%	0.85%	1.91%	1.09%	0.67%	0.86%	1.12%	1.19%	1.24%	1.17%	0.85%	0.71%	0.86%	1.06%	1.33%	1.66%	1.99%	1.59%	1.77%
4	1.66%	1.31%	0.67%	0.59%	0.99%	1.41%	0.97%	1.51%	1.35%	1.26%	1.22%	1.20%	1.42%	1.49%	1.92%	1.65%	2.19%	1.99%	2.20%	2.25%
5	1.44%	0.97%	0.72%	1.26%	0.39%	1.11%	0.87%	1.64%	1.45%	1.24%	1.11%	1.14%	1.84%	1.53%	1.34%	2.12%	1.95%	2.10%	1.75%	2.20%
6	1.07%	0.60%	1.31%	0.63%	1.40%	1.01%	1.22%	1.48%	1.12%	1.30%	1.54%	1.43%	1.43%	1.43%	1.72%	1.91%	2.33%	1.91%	1.95%	2.00%
7	2.44%	0.88%	0.95%	1.31%	0.82%	1.49%	1.03%	1.25%	1.19%	1.23%	1.49%	1.05%	1.39%	1.34%	1.47%	2.19%	2.02%	2.10%	1.98%	2.00%
8	1.24%	0.80%	0.76%	1.11%	1.31%	1.13%	1.54%	1.11%	1.34%	1.00%	1.45%	1.60%	1.17%	1.37%	1.68%	2.00%	2.19%	1.91%	1.87%	1.82%
9	1.37%	1.67%	1.14%	0.94%	1.09%	0.63%	0.99%	1.39%	1.59%	1.38%	1.26%	1.70%	1.73%	1.52%	1.68%	1.86%	2.23%	2.01%	1.78%	1.69%
10	0.92%	1.84%	1.30%	1.01%	1.29%	1.30%	1.51%	1.38%	1.32%	0.99%	1.06%	1.50%	1.35%	1.55%	1.74%	1.90%	1.82%	2.41%	1.83%	1.37%
11	0.56%	0.60%	1.70%	1.27%	1.27%	1.10%	0.96%	1.45%	0.81%	0.94%	1.33%	1.34%	1.50%	1.76%	2.18%	1.72%	2.17%	1.75%	1.66%	1.30%
12	1.89%	1.06%	0.77%	1.05%	0.96%	1.49%	1.62%	1.22%	1.08%	1.52%	1.45%	1.45%	1.59%	1.79%	2.16%	2.19%	1.95%	1.82%	1.51%	0.92%
13	0.84%	1.26%	1.42%	0.90%	1.43%	1.66%	0.97%	1.16%	1.27%	1.35%	1.41%	1.29%	1.65%	1.97%	1.84%	1.77%	1.85%	1.73%	1.28%	1.00%
14	2.02%	1.06%	0.81%	0.78%	1.41%	1.58%	0.64%	1.27%	1.06%	1.68%	1.48%	1.28%	1.85%	1.91%	2.07%	1.91%	1.93%	1.63%	1.10%	0.99%
15	1.00%	1.17%	0.62%	1.71%	1.21%	1.41%	1.18%	1.11%	1.36%	1.50%	1.46%	1.62%	1.97%	1.80%	1.80%	1.83%	1.78%	1.56%	1.09%	0.76%
16	1.16%	1.29%	1.30%	0.54%	0.71%	1.26%	1.13%	0.87%	1.12%	1.39%	1.56%	1.50%	1.78%	1.51%	1.68%	1.69%	1.59%	1.26%	0.93%	1.02%
17	0.96%	0.98%	1.35%	0.34%	0.85%	1.14%	1.04%	0.76%	1.05%	1.27%	1.24%	1.62%	1.56%	1.65%	1.58%	1.89%	1.65%	0.96%	0.85%	0.99%
18	1.81%	0.71%	0.67%	0.83%	1.35%	1.26%	1.16%	1.08%	1.30%	1.20%	1.41%	1.56%	1.46%	1.57%	1.60%	1.65%	1.50%	1.04%	0.89%	0.80%
19	0.80%	0.97%	1.01%	1.21%	1.49%	1.35%	0.53%	0.99%	1.50%	1.20%	1.70%	1.68%	1.68%	1.83%	1.67%	1.53%	1.25%	0.96%	1.05%	0.94%
20	1.28%	0.62%	1.51%	1.13%	1.02%	1.10%	0.92%	1.11%	1.36%	1.15%	1.78%	1.70%	1.36%	1.60%	1.73%	1.61%	1.30%	0.95%	0.96%	0.82%
21	1.31%	0.89%	0.87%	1.33%	1.33%	1.53%	0.89%	1.47%	1.39%	1.48%	1.77%	1.69%	1.46%	1.62%	1.69%	1.02%	1.28%	0.94%	0.91%	0.69%
22	1.20%	0.80%	0.70%	1.08%	0.90%	1.36%	1.02%	1.20%	1.19%	1.31%	1.61%	1.65%	1.58%	1.52%	1.50%	1.27%	0.93%	0.98%	0.89%	0.64%
23	0.86%	0.89%	0.98%	1.32%	1.23%	0.98%	1.20%	1.14%	1.21%	1.54%	1.80%	1.28%	1.30%	1.52%	1.26%	1.30%	0.85%	0.99%	0.84%	0.76%
24	1.26%	0.78%	1.17%	1.24%	1.27%	0.53%	1.50%	0.86%	1.79%	1.43%	1.71%	1.37%	1.59%	1.45%	1.09%	1.01%	1.17%	0.99%	0.85%	0.51%
25	1.05%	1.12%	1.21%	0.61%	0.87%	1.07%	1.10%	1.14%	1.43%	1.69%	1.47%	1.48%	1.46%	1.35%	1.15%	1.32%	0.97%	0.96%	0.80%	0.57%
26	0.82%	0.65%	1.26%	0.99%	1.33%	0.88%	1.19%	1.30%	1.65%	1.60%	1.52%	1.47%	1.49%	1.26%	0.98%	0.68%	0.89%	0.96%	0.79%	0.64%
27	0.58%	0.74%	1.33%	0.72%	1.36%	1.45%	1.10%	1.41%	1.76%	1.55%	1.60%	1.52%	1.37%	1.18%	1.05%	0.81%	1.04%	0.92%	0.57%	0.59%
28	0.48%	0.96%	0.94%	1.37%	0.62%	1.45%	1.01%	1.13%	1.58%	1.45%	1.24%	1.34%	1.24%	1.14%	0.71%	1.19%	1.04%	0.69%	0.73%	0.65%
29	1.72%	0.98%	1.06%	0.87%	1.08%	1.39%	0.99%	1.63%	1.66%	1.32%	1.51%	1.31%	1.21%	0.86%	1.07%	0.99%	0.84%	0.66%	0.55%	0.84%
30	1.44%	0.83%	1.25%	1.28%	0.95%	1.07%	1.15%	1.44%	1.31%	1.19%	1.44%	1.28%	1.27%	0.99%	1.09%	0.91%	0.84%	0.62%	0.72%	0.70%
31	1.17%	0.99%	0.82%	1.15%	0.99%	1.31%	1.33%	1.52%	1.09%	1.70%	1.40%	1.36%	0.96%	1.16%	1.07%	0.80%	0.80%	0.72%	0.64%	0.63%
32	0.35%	1.34%	0.88%	1.50%	1.14%	0.85%	1.45%	1.21%	1.37%	1.40%	1.37%	1.19%	1.14%	0.92%	1.10%	0.89%	0.86%	0.76%	0.74%	0.57%
33	1.13%	1.36%	1.25%	1.13%	0.58%	0.97%	1.49%	1.38%	1.23%	1.28%	1.31%	1.13%	0.92%	0.65%	0.85%	0.73%	0.62%	0.76%	0.65%	0.53%
34	0.92%	0.77%	0.93%	1.03%	1.04%	1.61%	1.47%	1.55%	1.53%	1.42%	1.10%	1.06%	0.84%	1.02%	1.16%	0.77%	0.77%	0.63%	0.74%	0.74%
35	1.30%	1.62%	1.09%	0.82%	1.36%	1.15%	1.28%	1.12%	1.05%	1.37%	1.19%	0.87%	0.95%	0.94%	0.92%	0.63%	0.92%	0.83%	0.58%	0.82%
36	1.34%	0.64%	0.76%	0.83%	1.40%	1.57%	1.46%	1.46%	1.54%	1.19%	1.21%	1.00%	1.06%	0.76%	0.68%	0.81%	0.80%	0.91%	0.72%	0.75%
37	1.56%	1.08%	0.90%	1.34%	1.10%	1.29%	1.03%	1.17%	1.30%	0.95%	1.05%	0.95%	0.91%	0.75%	0.63%	0.88%	0.82%	0.78%	0.75%	0.61%
38	0.54%	1.19%	0.46%	1.01%	1.00%	1.33%	1.29%	1.22%	1.29%	1.25%	0.98%	0.77%	0.89%	1.20%	0.78%	0.71%	0.89%	0.80%	0.75%	0.62%
39	0.89%	0.58%	0.71%	1.03%	1.06%	1.41%	1.10%	1.39%	0.80%	1.03%	0.85%	0.90%	1.03%	0.87%	0.64%	0.80%	0.74%	0.66%	0.52%	0.79%
40	1.30%	0.56%	1.14%	1.22%	1.35%	0.64%	1.37%	1.01%	0.90%	1.13%	0.48%	0.69%	0.93%	0.84%	0.69%	0.94%	0.89%	0.79%	0.63%	0.68%
41	1.08%	0.77%	1.24%	1.22%	1.14%	1.23%	1.02%	1.46%	1.09%	0.92%	0.86%	0.99%	1.19%	0.83%	0.89%	0.93%	0.66%	0.66%	0.64%	0.78%
42	0.69%	1.14%	1.05%	1.42%	1.59%	1.28%	1.22%	1.23%	1.19%	0.56%	0.85%	1.02%	0.93%	0.91%	0.75%	0.88%	0.69%	0.66%	0.76%	0.68%
43	0.84%	1.28%	1.02%	1.56%	1.28%	0.91%	1.53%	0.99%	0.70%	0.95%	0.77%	0.90%	0.91%	0.83%	0.89%	0.56%	0.63%	0.55%	0.77%	0.73%
44	-0.07%	0.89%	1.48%	1.18%	0.97%	1.43%	1.09%	0.80%	1.10%	0.86%	1.05%	0.87%	0.87%	0.73%	0.92%	0.72%	0.76%	0.67%	0.78%	0.72%
45	1.23%	1.21%	1.10%	1.16%	0.98%	1.18%	1.14%	0.95%	0.89%	0.77%	0.96%	0.76%	0.78%	0.87%	0.65%	0.88%	0.86%	0.69%	0.85%	0.80%
46	1.15%	1.06%	1.33%	1.03%	0.77%	0.97%	1.17%	0.98%	0.90%	0.99%	1.03%	0.49%	0.59%	0.94%	0.84%	0.83%	0.77%	0.70%	0.76%	0.75%
47	0.32%	1.29%	1.27%	1.15%	0.88%	1.25%	1.07%	0.95%	1.10%	1.07%	1.02%	1.10%	0.86%	0.79%	0.79%	0.87%	0.74%	0.91%	0.78%	0.71%
48	1.06%	1.32%	1.01%	1.11%	0.80%	1.17%	1.02%	0.81%	0.60%	0.82%	1.01%	0.67%	0.96%	0.80%	0.96%	0.56%	0.89%	0.95%	0.70%	0.67%
49	1.09%	1.33%	1.05%	1.15%	1.01%	1.13%	0.52%	0.40%	0.87%	0.80%	0.88%	0.85%	0.86%	0.84%	0.59%	0.98%	0.94%	0.87%	0.79%	0.69%
50	1.40%	0.88%	1.18%	0.63%	1.20%	1.02%	0.71%	1.07%	0.85%	1.12%	0.71%	0.92%	0.92%	0.87%	0.40%	0.89%	0.93%	0.67%	0.83%	0.76%
51	1.32%	0.94%	0.61%	1.17%	0.87%	1.00%	0.79%	1.03%	0.92%	0.79%	0.80%	0.91%	0.87%	0.81%	0.79%	0.96%	0.70%	0.90%	0.69%	0.66%
52	1.25%	1.04%	1.17%	1.36%	0.94%	0.57%	1.03%	1.02%	0.95%	0.89%	0.90%	0.82%	0.86%	0.86%	0.71%	0.75%	0.74%	0.80%	0.67%	0.89%
53	1.22%	0.95%	0.70%	0.99%	0.95%	0.74%	1.09%	0.61%	0.87%	0.86%	0.76%	0.77%	0.77%	0.73%	0.80%	0.69%	0.73%	0.59%	0.77%	0.93%
54	1.02%	0.99%	1.14%	1.08%	0.94%	0.54%	0.93%	1.01%	0.82%	0.89%	0.79%	1.03%	0.81%	0.65%	1.02%	0.61%	0.58%	0.82%	0.78%	0.91%
55	0.95%	0.96%	0.80%	0.85%	0.75%	0.44%	0.99%	0.87%	0.94%	0.88%	0.64%	0.79%	0.89%	0.68%	0.95%	0.76%	0.85%	0.64%	0.80%
56	0.70%	1.00%	1.15%	1.15%	1.10%	0.67%	0.70%	1.03%	0.85%	0.85%	0.81%	0.88%	0.74%	0.88%	0.87%	0.79%	0.80%	0.84%	0.89%

Annex II - 17

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
57	0.92%	1.08%	1.01%	0.66%	0.65%	0.89%	1.03%	0.85%	0.94%	1.01%	0.92%	0.69%	0.92%	0.91%	0.92%	0.96%	0.81%	0.92%	0.81%
58	1.32%	0.91%	1.18%	0.66%	1.07%	0.83%	0.83%	0.60%	0.92%	0.96%	0.75%	0.71%	0.98%	0.87%	0.73%	1.03%	0.69%	0.97%
59	1.21%	1.18%	1.27%	0.79%	0.87%	0.93%	0.76%	0.86%	0.86%	1.04%	0.43%	0.85%	0.89%	0.94%	0.62%	0.77%	0.94%	0.97%
60	1.20%	0.59%	0.94%	0.75%	1.18%	1.03%	0.52%	0.81%	0.70%	0.81%	0.68%	0.91%	0.82%	1.08%	0.76%	0.60%	0.85%	0.91%
61	1.23%	0.95%	0.90%	1.06%	0.42%	1.12%	1.01%	0.30%	1.05%	0.79%	0.97%	0.92%	0.99%	0.86%	0.75%	0.52%	0.97%
62	-0.29%	1.02%	1.03%	0.53%	1.13%	1.07%	0.80%	1.00%	1.16%	0.72%	0.93%	0.90%	1.06%	0.82%	0.82%	1.03%	0.93%
63	1.16%	1.11%	1.10%	1.07%	0.98%	0.96%	0.88%	1.07%	0.73%	0.68%	0.81%	0.80%	0.76%	0.97%	0.80%	0.92%	0.91%
64	0.91%	1.07%	0.75%	1.01%	1.13%	0.90%	0.72%	0.84%	0.83%	0.70%	1.02%	0.99%	0.95%	0.93%	0.82%	1.05%
65	0.77%	1.00%	1.10%	0.84%	1.11%	0.78%	0.92%	0.97%	0.87%	0.72%	0.86%	0.93%	0.81%	0.86%	1.03%	0.84%
66	1.18%	0.53%	0.88%	0.85%	0.83%	0.74%	1.05%	0.78%	0.50%	0.91%	1.08%	0.85%	1.12%	0.86%	0.81%	0.86%
67	1.23%	0.23%	1.10%	0.82%	0.63%	0.51%	1.14%	0.95%	0.97%	0.60%	0.94%	1.02%	0.98%	0.75%	0.88%
68	1.25%	1.09%	1.15%	0.36%	0.88%	1.03%	1.04%	1.02%	1.01%	0.98%	0.97%	0.93%	0.89%	1.05%	0.98%
69	0.91%	1.13%	1.17%	0.91%	0.68%	1.25%	1.09%	1.05%	0.95%	1.02%	0.86%	0.90%	0.84%	1.12%	1.07%
70	1.19%	1.21%	1.24%	1.10%	1.02%	1.16%	0.89%	1.08%	1.06%	1.12%	1.07%	1.06%	0.93%	1.14%
71	1.07%	1.27%	1.22%	1.14%	1.18%	1.28%	1.08%	1.20%	1.18%	1.12%	1.03%	1.09%	1.15%	1.15%
72	1.17%	1.16%	1.23%	1.17%	1.27%	1.06%	1.11%	0.91%	1.16%	0.98%	0.61%	0.81%	1.02%	1.11%

Annex II - 18

ABS Voluntary (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	0.28%	0.46%	0.64%	0.32%	0.41%	0.52%	0.38%	0.36%	0.40%	0.37%	0.50%	0.33%	0.46%	0.42%	0.49%	0.41%	0.53%	0.48%
1	1.21%	1.40%	1.11%	1.09%	0.98%	1.23%	1.05%	0.95%	1.10%	1.35%	1.20%	1.14%	1.28%	1.37%	1.23%	1.25%	1.41%
2	1.59%	1.62%	1.24%	1.18%	1.49%	1.43%	1.51%	1.10%	1.26%	1.23%	1.10%	1.18%	1.62%	1.38%	1.27%	1.10%	1.46%
3	1.64%	1.47%	1.32%	1.22%	1.17%	1.16%	0.90%	0.93%	1.31%	1.07%	1.33%	1.09%	1.55%	1.56%	1.07%	1.16%	1.78%
4	1.88%	1.91%	1.18%	1.32%	1.67%	1.23%	1.08%	1.37%	1.40%	1.49%	1.20%	1.36%	1.71%	1.41%	1.09%	1.45%
5	1.77%	1.37%	1.06%	1.33%	1.15%	1.38%	0.95%	1.32%	1.28%	1.21%	1.21%	1.70%	1.45%	1.09%	1.23%	1.66%
6	1.66%	1.23%	1.07%	1.30%	1.21%	1.08%	1.05%	1.21%	1.30%	1.21%	1.36%	1.46%	1.48%	1.27%	1.30%	1.72%
7	1.34%	1.05%	1.03%	1.38%	1.13%	0.97%	1.18%	0.91%	1.48%	1.37%	1.34%	1.58%	1.76%	1.15%	1.52%
8	1.26%	1.06%	1.19%	1.26%	0.80%	1.01%	1.13%	1.27%	1.26%	1.27%	1.62%	1.54%	1.40%	1.30%	1.60%
9	1.08%	1.02%	1.21%	1.09%	0.85%	1.09%	0.92%	1.20%	1.03%	1.18%	1.50%	1.40%	1.34%	1.16%	1.37%
10	0.84%	0.97%	0.93%	0.94%	0.82%	1.07%	1.14%	0.87%	1.11%	1.30%	1.44%	1.34%	1.25%	1.57%
11	0.94%	1.21%	0.84%	0.87%	0.92%	1.13%	0.91%	0.97%	1.08%	1.31%	1.23%	1.30%	1.20%	1.44%
12	0.64%	1.08%	0.97%	0.79%	0.90%	0.68%	0.86%	0.95%	1.12%	1.31%	1.23%	1.25%	1.22%	1.60%
13	0.79%	1.01%	0.78%	0.59%	1.02%	0.83%	0.94%	0.95%	1.24%	1.50%	1.30%	0.99%	1.50%
14	1.05%	0.87%	0.71%	0.71%	0.85%	0.72%	0.85%	0.79%	1.19%	1.26%	1.30%	1.16%	1.44%
15	0.71%	0.88%	0.71%	0.89%	0.80%	0.83%	0.74%	0.95%	1.28%	1.26%	1.24%	1.19%	1.45%
16	0.91%	0.75%	0.60%	0.72%	0.95%	1.08%	0.74%	1.01%	1.27%	1.22%	0.93%	1.15%
17	0.83%	0.65%	0.73%	0.90%	0.87%	0.67%	0.83%	1.00%	1.13%	1.13%	1.02%	1.28%
18	0.71%	0.60%	0.64%	0.78%	0.73%	0.84%	0.93%	1.00%	1.04%	1.19%	1.03%	1.22%
19	0.74%	0.75%	0.85%	0.69%	0.70%	0.66%	0.80%	0.88%	0.87%	0.91%	1.18%
20	0.63%	0.47%	0.67%	0.69%	0.56%	0.63%	0.92%	1.08%	1.07%	1.06%	1.17%
21	0.62%	0.75%	0.72%	0.92%	0.68%	0.73%	0.81%	0.92%	0.88%	0.88%	1.26%
22	0.57%	0.64%	0.58%	0.72%	0.74%	0.73%	0.99%	0.92%	0.89%	1.05%
23	0.50%	0.72%	0.65%	0.64%	0.75%	0.94%	1.02%	0.84%	0.86%	1.09%
24	0.65%	0.62%	0.69%	0.68%	0.71%	0.81%	0.93%	1.04%	0.98%	1.21%
25	0.91%	0.55%	0.63%	0.71%	0.81%	0.76%	0.88%	0.72%	0.96%
26	0.67%	0.55%	0.53%	0.62%	0.77%	1.02%	0.83%	0.81%	1.16%
27	0.48%	0.76%	0.73%	0.62%	0.70%	0.73%	0.85%	0.93%	0.77%
28	0.65%	0.66%	0.56%	0.90%	1.03%	0.84%	0.76%	1.07%
29	0.55%	0.54%	0.73%	0.68%	0.67%	0.84%	0.73%	1.08%
30	0.61%	0.71%	0.76%	0.75%	0.82%	0.63%	0.70%	0.79%
31	0.58%	0.63%	0.74%	0.83%	0.93%	0.76%	0.91%
32	0.67%	0.68%	0.91%	0.85%	0.71%	0.86%	0.84%
33	0.53%	0.77%	0.63%	0.62%	0.72%	0.89%	0.81%
34	0.68%	0.81%	0.76%	0.88%	0.71%	0.96%
35	0.70%	0.73%	0.71%	0.78%	0.72%	0.74%
36	0.82%	0.81%	0.67%	0.65%	0.67%	0.95%
37	0.62%	0.81%	0.61%	0.81%	0.75%
38	0.83%	0.67%	0.70%	0.78%	1.03%
39	0.87%	0.83%	0.74%	0.81%	0.79%
40	0.78%	0.86%	0.79%	0.83%
41	0.72%	0.70%	0.90%	0.96%
42	0.89%	0.74%	0.84%	0.80%
43	0.88%	0.82%	0.77%
44	0.71%	0.70%	0.84%
45	0.90%	0.85%	0.87%
46	0.70%	1.01%
47	0.74%	0.84%
48	0.89%	0.85%
49	1.01%
50	0.95%
51	1.02%

Annex II - 19

Deal Score 60-69

Origination Trends

	Wtd. Avg. FICO® Score	Wtd. Avg. APR	Wtd. Avg. Orig. Term (months)	Wtd. Avg. PTI	Wtd. Avg. Down Pmt.	Wtd. Avg. Amt. Fin.	Loan Count	Agg. Amt. Fin.
2017 Q1	670	8.14%	70	7.69%	$1,671	$16,818	573	$9,636,625
2017 Q2	672	8.22%	70	8.08%	$1,297	$17,523	792	$13,878,127
2017 Q3	675	8.70%	70	7.93%	$1,185	$17,349	833	$14,451,786
2017 Q4	677	8.59%	70	7.88%	$1,166	$17,440	872	$15,208,114
2018 Q1	674	9.04%	70	8.15%	$1,383	$17,578	1,092	$19,194,690
2018 Q2	669	8.86%	70	8.34%	$1,493	$19,376	1,541	$29,858,018
2018 Q3	671	8.83%	70	8.25%	$1,329	$19,387	1,799	$34,877,954
2018 Q4	674	9.24%	70	8.28%	$1,141	$19,811	2,026	$40,137,109
2019 Q1	675	9.21%	70	8.46%	$1,253	$19,584	2,260	$44,260,652
2019 Q2	674	9.32%	70	8.24%	$1,210	$20,382	3,022	$61,595,777
2019 Q3	676	9.19%	70	8.19%	$1,467	$20,830	3,007	$62,634,461
2019 Q4	671	8.91%	71	8.16%	$1,171	$20,161	3,445	$69,455,828
2020 Q1	670	8.87%	71	8.20%	$1,239	$19,876	3,947	$78,452,002
2020 Q2	674	9.66%	71	8.59%	$1,422	$18,715	5,578	$104,393,503
2020 Q3	643	12.54%	71	9.42%	$1,723	$19,565	4,400	$86,084,393
2020 Q4	649	11.48%	71	9.39%	$1,499	$20,569	4,460	$91,736,896
2021 Q1	655	10.63%	71	9.25%	$1,650	$19,976	7,476	$149,337,878
2021 Q2	655	10.41%	72	9.84%	$2,452	$22,591	8,749	$197,646,608
2021 Q3	658	9.68%	72	9.98%	$2,102	$24,033	9,850	$236,721,307
2021 Q4	657	10.22%	72	9.95%	$2,604	$24,893	9,643	$240,043,665
2022 Q1	665	9.48%	72	9.84%	$2,770	$25,908	9,151	$237,079,804
2022 Q2	666	11.27%	71	9.86%	$2,868	$24,598	9,976	$245,393,770
2022 Q3	668	11.84%	71	9.61%	$2,394	$24,827	8,567	$212,692,049
2022 Q4	670	13.23%	72	9.10%	$2,375	$24,758	6,968	$172,513,633
2023 Q1	665	14.24%	72	9.06%	$2,244	$23,831	6,406	$152,663,532
2023 Q2	664	14.94%	72	9.33%	$2,392	$25,654	6,158	$157,975,846
2023 Q3	666	14.92%	72	9.06%	$1,982	$25,457	5,405	$137,593,883
2023 Q4	671	14.20%	72	8.74%	$1,709	$25,521	3,639	$92,870,099
2024 Q1	667	14.71%	73	8.86%	$1,830	$25,732	3,987	$102,592,360
2024 Q2	662	14.98%	73	8.61%	$1,860	$25,911	3,454	$89,495,048
2024 Q3	661	14.95%	73	8.71%	$1,863	$26,401	3,515	$92,798,611
2024 Q4	678	14.64%	73	8.56%	$1,604	$26,004	4,339	$112,830,239
2025 Q1	676	14.88%	73	8.42%	$1,555	$26,122	4,899	$127,973,234
2025 Q2	679	13.30%	73	8.11%	$1,519	$27,830	6,356	$176,890,178
2025 Q3	679	12.80%	74	8.40%	$1,429	$28,357	9,203	$260,973,957
2025 Q4	679	11.99%	74	8.29%	$1,207	$28,337	11,694	$331,374,289
2026 Q1	679	11.95%	75	7.99%	$1,120	$29,200	14,222	$415,289,011
2026 Q2	671	11.75%	75	8.55%	$1,003	$31,147	18,017	$561,171,682

Annex II - 20

Cumulative Gross Loss

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.04%	0.00%	0.00%	0.00%	0.00%	0.03%	0.00%	0.00%	0.00%	0.01%
2	0.00%	0.00%	0.16%	0.10%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.13%	0.00%	0.00%	0.02%	0.00%	0.05%	0.01%	0.01%	0.00%	0.02%
3	0.12%	0.00%	0.16%	0.10%	0.09%	0.00%	0.00%	0.00%	0.07%	0.14%	0.18%	0.03%	0.00%	0.05%	0.06%	0.08%	0.02%	0.02%	0.03%	0.05%
4	0.12%	0.00%	0.16%	0.10%	0.09%	0.14%	0.00%	0.00%	0.07%	0.17%	0.22%	0.05%	0.04%	0.07%	0.13%	0.08%	0.04%	0.05%	0.06%	0.08%
5	0.12%	0.10%	0.24%	0.43%	0.24%	0.31%	0.20%	0.13%	0.09%	0.40%	0.54%	0.42%	0.36%	0.20%	0.36%	0.24%	0.15%	0.12%	0.10%	0.21%
6	0.12%	0.10%	0.24%	0.84%	0.24%	0.52%	0.24%	0.22%	0.40%	0.62%	0.64%	0.61%	0.45%	0.20%	0.40%	0.26%	0.17%	0.21%	0.20%	0.32%
7	0.17%	0.20%	0.41%	0.84%	0.62%	0.87%	0.35%	0.29%	0.42%	0.71%	0.75%	0.64%	0.52%	0.31%	0.61%	0.28%	0.23%	0.26%	0.31%	0.48%
8	0.17%	0.21%	0.57%	0.84%	0.74%	1.05%	0.52%	0.34%	0.60%	1.01%	0.75%	0.74%	0.54%	0.34%	0.68%	0.36%	0.30%	0.36%	0.37%	0.53%
9	0.17%	0.31%	1.08%	1.08%	0.91%	1.21%	0.76%	0.62%	0.71%	1.02%	0.89%	0.75%	0.54%	0.41%	0.78%	0.42%	0.38%	0.39%	0.46%	0.68%
10	0.17%	0.33%	1.22%	1.18%	1.05%	1.22%	0.93%	1.10%	0.79%	1.17%	1.00%	0.84%	0.65%	0.54%	0.87%	0.47%	0.40%	0.49%	0.56%	0.77%
11	0.32%	0.52%	1.24%	1.18%	1.05%	1.40%	1.27%	1.26%	0.94%	1.23%	1.02%	0.89%	0.71%	0.65%	0.98%	0.55%	0.56%	0.57%	0.64%	0.85%
12	0.34%	0.77%	1.29%	1.18%	1.05%	1.54%	1.40%	1.51%	1.00%	1.36%	1.06%	0.94%	0.77%	0.72%	1.05%	0.67%	0.64%	0.71%	0.69%	0.91%
13	0.47%	0.77%	1.29%	1.45%	1.05%	1.70%	1.46%	1.85%	1.15%	1.52%	1.10%	1.05%	0.79%	0.82%	1.13%	0.78%	0.68%	0.80%	0.80%	1.04%
14	0.47%	0.87%	1.47%	1.59%	1.05%	1.70%	1.66%	2.00%	1.21%	1.55%	1.13%	1.19%	0.84%	0.89%	1.24%	0.83%	0.73%	0.92%	0.93%	1.13%
15	0.61%	1.05%	1.76%	1.68%	1.05%	1.90%	1.79%	2.17%	1.27%	1.65%	1.31%	1.23%	0.98%	0.95%	1.30%	0.88%	0.79%	1.01%	1.01%	1.26%
16	0.61%	1.41%	2.03%	1.76%	1.17%	1.97%	1.98%	2.32%	1.30%	1.75%	1.36%	1.24%	1.04%	1.02%	1.48%	1.03%	0.88%	1.08%	1.15%	1.37%
17	0.79%	1.48%	2.16%	2.12%	1.40%	2.30%	2.06%	2.36%	1.43%	1.80%	1.43%	1.30%	1.07%	1.06%	1.59%	1.15%	0.98%	1.21%	1.30%	1.49%
18	1.05%	1.69%	2.16%	2.34%	1.75%	2.42%	2.09%	2.54%	1.49%	1.91%	1.51%	1.45%	1.12%	1.11%	1.79%	1.28%	1.13%	1.40%	1.44%	1.61%
19	1.05%	1.69%	2.44%	2.62%	1.91%	2.66%	2.19%	2.72%	1.54%	2.04%	1.59%	1.51%	1.16%	1.12%	1.88%	1.34%	1.21%	1.52%	1.55%	1.79%
20	1.05%	1.72%	2.62%	2.62%	1.91%	2.76%	2.45%	2.79%	1.68%	2.09%	1.59%	1.58%	1.21%	1.17%	1.97%	1.47%	1.32%	1.64%	1.60%	1.95%
21	1.05%	1.82%	2.63%	2.96%	2.25%	2.98%	2.52%	2.87%	1.70%	2.17%	1.59%	1.62%	1.28%	1.25%	2.01%	1.54%	1.38%	1.76%	1.75%	2.10%
22	1.05%	2.20%	2.77%	3.08%	2.25%	3.16%	2.64%	2.87%	1.74%	2.17%	1.65%	1.66%	1.36%	1.27%	2.23%	1.61%	1.50%	1.92%	1.86%	2.27%
23	1.44%	2.37%	2.98%	3.36%	2.30%	3.45%	2.71%	2.95%	1.87%	2.23%	1.75%	1.69%	1.36%	1.36%	2.29%	1.73%	1.55%	2.02%	1.95%	2.39%
24	1.44%	2.37%	2.98%	3.64%	2.34%	3.69%	2.75%	2.98%	1.90%	2.26%	1.77%	1.73%	1.43%	1.42%	2.44%	1.85%	1.62%	2.20%	2.11%	2.50%
25	1.57%	2.59%	3.03%	3.71%	2.42%	3.84%	2.80%	3.00%	2.01%	2.32%	1.79%	1.84%	1.49%	1.50%	2.55%	1.96%	1.72%	2.29%	2.25%	2.65%
26	1.74%	2.77%	3.31%	3.91%	2.48%	3.91%	2.83%	3.00%	2.11%	2.35%	1.79%	1.87%	1.55%	1.56%	2.59%	2.05%	1.84%	2.43%	2.37%	2.80%
27	1.98%	2.86%	3.58%	3.99%	2.59%	3.92%	2.87%	3.00%	2.11%	2.36%	1.81%	1.92%	1.61%	1.63%	2.71%	2.09%	1.90%	2.61%	2.49%	2.99%
28	1.98%	2.86%	3.58%	3.99%	2.64%	4.00%	2.99%	3.10%	2.11%	2.42%	1.88%	1.95%	1.64%	1.68%	2.80%	2.37%	1.92%	2.69%	2.64%	3.19%
29	2.02%	3.14%	3.64%	4.00%	2.68%	4.00%	3.19%	3.10%	2.22%	2.49%	1.88%	1.98%	1.72%	1.75%	2.83%	2.50%	2.00%	2.78%	2.77%	3.33%
30	2.15%	3.21%	4.05%	4.17%	2.73%	4.09%	3.24%	3.16%	2.25%	2.54%	1.91%	2.02%	1.74%	1.84%	2.90%	2.55%	2.09%	2.88%	2.93%	3.52%
31	2.15%	3.36%	4.16%	4.24%	2.80%	4.14%	3.23%	3.26%	2.30%	2.60%	1.95%	2.10%	1.77%	1.86%	2.95%	2.64%	2.17%	3.00%	3.10%	3.65%
32	2.15%	3.44%	4.41%	4.59%	2.89%	4.18%	3.34%	3.29%	2.53%	2.65%	1.95%	2.10%	1.77%	1.93%	3.06%	2.87%	2.23%	3.14%	3.28%	3.79%
33	2.29%	3.49%	4.54%	4.59%	2.89%	4.18%	3.37%	3.36%	2.54%	2.69%	1.99%	2.16%	1.84%	2.01%	3.11%	3.01%	2.31%	3.19%	3.38%	3.98%
34	2.29%	3.49%	4.54%	4.59%	2.94%	4.18%	3.53%	3.43%	2.60%	2.75%	1.99%	2.18%	1.88%	2.07%	3.26%	3.13%	2.40%	3.28%	3.51%	4.10%
35	2.29%	3.49%	4.54%	4.60%	2.99%	4.18%	3.55%	3.49%	2.63%	2.85%	2.04%	2.21%	1.99%	2.15%	3.43%	3.27%	2.45%	3.39%	3.60%	4.26%
36	2.29%	3.49%	4.54%	4.61%	3.07%	4.25%	3.55%	3.55%	2.65%	2.93%	2.05%	2.31%	2.01%	2.22%	3.54%	3.32%	2.53%	3.45%	3.75%	4.41%
37	2.29%	3.74%	4.60%	4.61%	3.12%	4.29%	3.58%	3.60%	2.70%	2.98%	2.15%	2.34%	2.07%	2.28%	3.64%	3.41%	2.57%	3.55%	3.89%	4.51%
38	2.29%	3.74%	4.67%	4.67%	3.13%	4.29%	3.60%	3.68%	2.76%	3.06%	2.22%	2.34%	2.14%	2.37%	3.75%	3.55%	2.59%	3.63%	4.02%	4.64%
39	2.40%	3.88%	4.85%	4.74%	3.13%	4.31%	3.63%	3.73%	2.78%	3.09%	2.25%	2.42%	2.14%	2.43%	3.88%	3.61%	2.65%	3.72%	4.17%	4.76%
40	2.40%	3.98%	4.85%	4.78%	3.17%	4.33%	3.67%	3.77%	2.84%	3.11%	2.25%	2.43%	2.14%	2.53%	3.94%	3.73%	2.73%	3.87%	4.24%	4.94%
41	2.40%	4.08%	4.85%	4.82%	3.25%	4.33%	3.67%	3.77%	2.84%	3.17%	2.26%	2.44%	2.21%	2.60%	3.97%	3.85%	2.79%	3.94%	4.41%	5.02%
42	2.40%	4.08%	4.90%	4.82%	3.31%	4.37%	3.68%	3.79%	2.84%	3.24%	2.33%	2.47%	2.24%	2.68%	4.06%	3.95%	2.85%	4.08%	4.52%	5.19%
43	2.40%	4.08%	4.90%	4.82%	3.31%	4.37%	3.77%	3.88%	2.87%	3.24%	2.36%	2.52%	2.24%	2.74%	4.10%	4.04%	2.96%	4.15%	4.64%	5.28%
44	2.47%	4.13%	4.94%	4.82%	3.42%	4.37%	3.77%	3.92%	2.90%	3.28%	2.36%	2.58%	2.26%	2.81%	4.16%	4.08%	3.06%	4.26%	4.73%	5.39%
45	2.47%	4.13%	4.98%	4.82%	3.49%	4.37%	3.81%	3.95%	2.97%	3.28%	2.37%	2.59%	2.30%	2.87%	4.22%	4.22%	3.10%	4.33%	4.78%	5.50%
46	2.47%	4.13%	4.98%	4.87%	3.53%	4.44%	3.81%	3.97%	2.97%	3.32%	2.40%	2.61%	2.30%	2.88%	4.28%	4.29%	3.15%	4.40%	4.89%	5.61%
47	2.47%	4.18%	4.98%	4.87%	3.66%	4.52%	3.84%	3.99%	3.05%	3.35%	2.42%	2.65%	2.34%	2.92%	4.34%	4.38%	3.22%	4.46%	4.95%	5.71%
48	2.47%	4.23%	5.02%	4.95%	3.66%	4.52%	3.86%	4.05%	3.10%	3.35%	2.42%	2.68%	2.37%	2.95%	4.40%	4.41%	3.27%	4.57%	5.03%	5.78%
49	2.47%	4.32%	5.02%	5.01%	3.66%	4.55%	3.94%	4.07%	3.13%	3.40%	2.46%	2.70%	2.38%	2.98%	4.47%	4.52%	3.29%	4.66%	5.10%	5.89%
50	2.47%	4.39%	5.07%	5.06%	3.72%	4.57%	3.94%	4.10%	3.15%	3.44%	2.48%	2.70%	2.40%	3.01%	4.55%	4.53%	3.35%	4.72%	5.20%	5.97%
51	2.47%	4.48%	5.11%	5.06%	3.72%	4.62%	4.00%	4.16%	3.17%	3.47%	2.48%	2.75%	2.45%	3.03%	4.56%	4.56%	3.42%	4.79%	5.24%	6.07%
52	2.47%	4.52%	5.10%	5.06%	3.72%	4.62%	4.02%	4.19%	3.19%	3.50%	2.51%	2.81%	2.47%	3.07%	4.59%	4.64%	3.45%	4.84%	5.33%	6.14%
53	2.47%	4.56%	5.18%	5.06%	3.72%	4.62%	4.03%	4.23%	3.22%	3.52%	2.51%	2.81%	2.48%	3.16%	4.67%	4.68%	3.53%	4.90%	5.39%	6.21%
54	2.47%	4.56%	5.20%	5.06%	3.78%	4.68%	4.07%	4.26%	3.25%	3.53%	2.52%	2.81%	2.49%	3.17%	4.74%	4.70%	3.59%	4.95%	5.45%	6.23%
55	2.47%	4.56%	5.23%	5.06%	3.82%	4.68%	4.12%	4.28%	3.29%	3.55%	2.52%	2.85%	2.54%	3.22%	4.77%	4.73%	3.64%	4.98%	5.52%
56	2.47%	4.60%	5.23%	5.11%	3.85%	4.70%	4.12%	4.25%	3.31%	3.59%	2.53%	2.87%	2.55%	3.24%	4.81%	4.77%	3.67%	5.03%	5.58%

Annex II - 21

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
57	2.47%	4.60%	5.23%	5.11%	3.85%	4.71%	4.17%	4.25%	3.34%	3.61%	2.56%	2.88%	2.58%	3.27%	4.85%	4.82%	3.71%	5.05%	5.62%
58	2.47%	4.60%	5.23%	5.11%	3.86%	4.73%	4.17%	4.30%	3.35%	3.66%	2.56%	2.93%	2.60%	3.30%	4.89%	4.86%	3.73%	5.09%
59	2.47%	4.60%	5.23%	5.17%	3.86%	4.73%	4.19%	4.32%	3.36%	3.66%	2.56%	2.96%	2.60%	3.33%	4.92%	4.91%	3.76%	5.12%
60	2.47%	4.60%	5.23%	5.17%	3.89%	4.73%	4.20%	4.32%	3.37%	3.68%	2.58%	2.98%	2.61%	3.38%	4.96%	4.95%	3.80%	5.13%
61	2.47%	4.60%	5.23%	5.22%	3.89%	4.73%	4.23%	4.34%	3.37%	3.68%	2.59%	3.00%	2.65%	3.40%	4.99%	4.99%	3.84%
62	2.47%	4.60%	5.23%	5.22%	3.89%	4.75%	4.23%	4.37%	3.39%	3.68%	2.60%	3.01%	2.67%	3.41%	5.02%	5.00%	3.85%
63	2.51%	4.60%	5.23%	5.22%	3.89%	4.75%	4.23%	4.37%	3.40%	3.69%	2.61%	3.03%	2.69%	3.43%	5.08%	5.04%	3.87%
64	2.51%	4.60%	5.23%	5.22%	3.89%	4.76%	4.23%	4.38%	3.42%	3.72%	2.61%	3.03%	2.70%	3.44%	5.09%	5.05%
65	2.51%	4.64%	5.26%	5.22%	3.89%	4.76%	4.23%	4.39%	3.44%	3.73%	2.63%	3.04%	2.72%	3.45%	5.14%	5.07%
66	2.51%	4.64%	5.32%	5.22%	3.89%	4.76%	4.23%	4.40%	3.45%	3.75%	2.63%	3.04%	2.73%	3.46%	5.16%	5.07%
67	2.51%	4.64%	5.32%	5.25%	3.89%	4.77%	4.25%	4.40%	3.47%	3.75%	2.63%	3.05%	2.74%	3.47%	5.18%
68	2.51%	4.64%	5.32%	5.27%	3.90%	4.79%	4.27%	4.41%	3.48%	3.76%	2.66%	3.07%	2.75%	3.49%	5.18%
69	2.51%	4.64%	5.32%	5.27%	3.92%	4.80%	4.27%	4.41%	3.49%	3.76%	2.66%	3.08%	2.76%	3.51%	5.19%
70	2.51%	4.65%	5.35%	5.27%	3.92%	4.82%	4.28%	4.43%	3.50%	3.76%	2.68%	3.08%	2.76%	3.51%
71	2.51%	4.66%	5.35%	5.27%	3.92%	4.83%	4.29%	4.44%	3.54%	3.78%	2.68%	3.09%	2.76%	3.52%
72	2.52%	4.67%	5.36%	5.27%	3.95%	4.84%	4.29%	4.44%	3.55%	3.79%	2.69%	3.09%	2.76%	3.53%

Annex II - 22

Cumulative Gross Loss (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%
2	0.03%	0.00%	0.03%	0.02%	0.01%	0.03%	0.00%	0.00%	0.00%	0.00%	0.03%	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%
3	0.03%	0.02%	0.06%	0.02%	0.03%	0.08%	0.06%	0.00%	0.02%	0.00%	0.05%	0.03%	0.00%	0.00%	0.02%	0.00%	0.01%
4	0.06%	0.05%	0.06%	0.05%	0.04%	0.13%	0.11%	0.04%	0.03%	0.04%	0.05%	0.05%	0.02%	0.05%	0.06%	0.02%
5	0.17%	0.11%	0.15%	0.15%	0.14%	0.29%	0.19%	0.15%	0.20%	0.10%	0.15%	0.15%	0.08%	0.09%	0.11%	0.07%
6	0.26%	0.15%	0.16%	0.28%	0.25%	0.35%	0.29%	0.26%	0.26%	0.13%	0.20%	0.30%	0.09%	0.23%	0.16%	0.10%
7	0.38%	0.28%	0.29%	0.42%	0.43%	0.61%	0.44%	0.36%	0.46%	0.25%	0.50%	0.35%	0.15%	0.32%	0.25%
8	0.50%	0.36%	0.39%	0.55%	0.61%	0.83%	0.57%	0.44%	0.66%	0.29%	0.70%	0.54%	0.20%	0.40%	0.32%
9	0.57%	0.41%	0.56%	0.66%	0.83%	1.23%	0.74%	0.52%	0.72%	0.43%	0.91%	0.65%	0.28%	0.42%	0.38%
10	0.64%	0.50%	0.67%	0.85%	0.91%	1.43%	0.89%	0.67%	0.79%	0.47%	0.99%	0.78%	0.43%	0.55%
11	0.71%	0.66%	0.86%	0.95%	1.17%	1.59%	1.07%	0.77%	0.91%	0.54%	1.10%	0.82%	0.53%	0.66%
12	0.80%	0.83%	1.14%	1.08%	1.29%	1.78%	1.21%	0.90%	0.99%	0.79%	1.23%	0.95%	0.62%	0.76%
13	0.87%	0.95%	1.27%	1.22%	1.45%	2.09%	1.46%	0.98%	1.21%	0.89%	1.35%	1.04%	0.71%
14	1.00%	1.09%	1.40%	1.43%	1.70%	2.30%	1.67%	1.24%	1.33%	1.04%	1.48%	1.17%	0.85%
15	1.10%	1.27%	1.51%	1.58%	1.86%	2.66%	1.95%	1.36%	1.53%	1.16%	1.67%	1.22%	0.99%
16	1.33%	1.44%	1.70%	1.72%	1.98%	2.94%	2.14%	1.48%	1.62%	1.41%	1.73%	1.40%
17	1.45%	1.57%	1.91%	1.89%	2.25%	3.13%	2.41%	1.57%	1.83%	1.59%	1.90%	1.56%
18	1.66%	1.73%	2.12%	2.11%	2.43%	3.39%	2.64%	1.92%	2.03%	1.79%	1.98%	1.87%
19	1.93%	1.93%	2.34%	2.26%	2.64%	3.68%	2.82%	2.00%	2.18%	1.97%	2.11%
20	2.14%	2.04%	2.61%	2.63%	2.76%	3.98%	3.00%	2.14%	2.28%	2.10%	2.26%
21	2.25%	2.23%	2.82%	2.85%	3.02%	4.17%	3.40%	2.26%	2.40%	2.38%	2.53%
22	2.38%	2.44%	3.03%	3.17%	3.23%	4.44%	3.62%	2.50%	2.52%	2.50%
23	2.55%	2.68%	3.27%	3.35%	3.45%	4.74%	3.84%	2.56%	2.74%	2.72%
24	2.72%	2.81%	3.46%	3.55%	3.73%	4.87%	4.17%	2.81%	2.84%	2.84%
25	2.89%	2.98%	3.63%	3.76%	3.90%	5.21%	4.29%	2.90%	2.96%
26	3.02%	3.17%	3.87%	3.95%	4.02%	5.45%	4.50%	3.13%	3.17%
27	3.23%	3.35%	4.03%	4.16%	4.23%	5.66%	4.73%	3.34%	3.42%
28	3.37%	3.61%	4.28%	4.27%	4.41%	5.90%	4.91%	3.50%
29	3.55%	3.79%	4.42%	4.41%	4.63%	6.20%	5.12%	3.63%
30	3.66%	3.93%	4.58%	4.63%	4.84%	6.42%	5.33%	3.76%
31	3.80%	4.15%	4.74%	4.77%	5.01%	6.61%	5.49%
32	3.89%	4.26%	4.88%	4.92%	5.21%	6.81%	5.59%
33	3.96%	4.47%	5.08%	5.11%	5.41%	6.95%	5.75%
34	4.10%	4.62%	5.31%	5.25%	5.61%	7.16%
35	4.29%	4.79%	5.53%	5.43%	5.74%	7.34%
36	4.44%	5.01%	5.66%	5.58%	5.94%	7.47%
37	4.52%	5.15%	5.80%	5.76%	6.12%
38	4.65%	5.27%	5.91%	5.94%	6.26%
39	4.73%	5.40%	6.08%	6.04%	6.35%
40	4.90%	5.57%	6.25%	6.19%
41	5.05%	5.64%	6.41%	6.36%
42	5.17%	5.80%	6.47%	6.51%
43	5.35%	5.90%	6.59%
44	5.42%	6.05%	6.68%
45	5.48%	6.15%	6.76%
46	5.59%	6.26%
47	5.69%	6.34%
48	5.74%	6.39%
49	5.81%
50	5.86%
51	5.92%

Annex II - 23

Cumulative Net Loss

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.05%	0.00%	0.00%	0.00%	0.00%	0.03%	0.00%	0.00%	0.00%	0.01%
2	0.00%	0.00%	0.16%	0.10%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.10%	0.00%	0.00%	0.02%	0.00%	0.05%	0.01%	0.01%	0.00%	0.02%
3	0.07%	0.00%	0.16%	0.10%	0.09%	0.00%	0.00%	0.00%	0.07%	0.12%	0.12%	0.03%	0.00%	0.03%	0.06%	0.08%	0.02%	0.02%	0.03%	0.04%
4	0.07%	0.00%	0.16%	0.10%	0.09%	0.14%	0.00%	0.00%	0.02%	0.08%	0.13%	0.04%	0.04%	0.05%	0.12%	0.03%	0.03%	0.03%	0.03%	0.06%
5	0.07%	0.10%	0.25%	0.33%	0.17%	0.25%	0.20%	0.09%	0.04%	0.32%	0.46%	0.36%	0.36%	0.16%	0.29%	0.16%	0.14%	0.07%	0.07%	0.18%
6	0.07%	0.10%	0.19%	0.63%	0.17%	0.46%	0.24%	0.17%	0.33%	0.46%	0.51%	0.45%	0.44%	0.13%	0.32%	0.17%	0.12%	0.17%	0.16%	0.27%
7	0.12%	0.15%	0.26%	0.62%	0.56%	0.80%	0.35%	0.24%	0.30%	0.50%	0.61%	0.46%	0.51%	0.25%	0.47%	0.16%	0.15%	0.21%	0.22%	0.39%
8	0.11%	0.16%	0.32%	0.45%	0.66%	0.92%	0.45%	0.29%	0.46%	0.79%	0.60%	0.53%	0.52%	0.26%	0.53%	0.23%	0.20%	0.25%	0.24%	0.38%
9	0.11%	0.26%	0.75%	0.62%	0.75%	1.05%	0.65%	0.51%	0.55%	0.68%	0.65%	0.50%	0.49%	0.31%	0.54%	0.27%	0.26%	0.24%	0.30%	0.48%
10	0.11%	0.29%	0.74%	0.64%	0.88%	1.05%	0.72%	0.81%	0.62%	0.78%	0.74%	0.55%	0.58%	0.33%	0.54%	0.28%	0.26%	0.28%	0.35%	0.51%
11	0.26%	0.42%	0.56%	0.60%	0.86%	1.22%	1.03%	0.97%	0.75%	0.84%	0.69%	0.56%	0.64%	0.40%	0.64%	0.34%	0.37%	0.34%	0.38%	0.56%
12	0.26%	0.67%	0.49%	0.60%	0.82%	1.30%	1.04%	1.12%	0.81%	0.93%	0.71%	0.57%	0.66%	0.45%	0.63%	0.41%	0.39%	0.43%	0.41%	0.58%
13	0.40%	0.67%	0.50%	0.86%	0.82%	1.45%	1.06%	1.32%	0.95%	1.03%	0.72%	0.62%	0.64%	0.51%	0.65%	0.41%	0.37%	0.47%	0.51%	0.68%
14	0.39%	0.72%	0.59%	0.90%	0.73%	1.35%	1.22%	1.23%	0.97%	0.97%	0.74%	0.68%	0.65%	0.55%	0.73%	0.41%	0.40%	0.55%	0.58%	0.75%
15	0.53%	0.77%	0.88%	0.99%	0.73%	1.50%	1.22%	1.13%	0.94%	0.98%	0.90%	0.68%	0.78%	0.57%	0.69%	0.45%	0.43%	0.59%	0.66%	0.81%
16	0.40%	1.06%	1.02%	1.00%	0.85%	1.49%	1.33%	1.24%	0.93%	1.07%	0.90%	0.71%	0.79%	0.62%	0.85%	0.57%	0.44%	0.62%	0.75%	0.88%
17	0.58%	1.12%	1.14%	1.29%	0.95%	1.75%	1.35%	1.28%	1.02%	1.07%	0.88%	0.75%	0.78%	0.62%	0.93%	0.68%	0.51%	0.69%	0.86%	0.93%
18	0.83%	1.33%	1.04%	1.50%	1.28%	1.84%	1.32%	1.37%	1.03%	1.15%	0.91%	0.89%	0.80%	0.60%	1.07%	0.77%	0.62%	0.82%	0.93%	1.00%
19	0.69%	1.32%	1.34%	1.59%	1.28%	1.88%	1.39%	1.51%	1.08%	1.23%	0.92%	0.92%	0.80%	0.54%	1.13%	0.74%	0.65%	0.91%	0.98%	1.13%
20	0.69%	1.35%	1.37%	1.50%	1.22%	1.82%	1.62%	1.48%	1.20%	1.24%	0.88%	0.96%	0.82%	0.52%	1.06%	0.83%	0.69%	0.98%	0.99%	1.23%
21	0.69%	1.45%	1.26%	1.84%	1.45%	1.97%	1.63%	1.56%	1.09%	1.29%	0.88%	0.98%	0.88%	0.60%	1.02%	0.84%	0.71%	1.03%	1.09%	1.32%
22	0.68%	1.75%	1.40%	1.64%	1.39%	2.05%	1.71%	1.38%	1.09%	1.27%	0.91%	0.99%	0.89%	0.57%	1.19%	0.85%	0.81%	1.10%	1.16%	1.47%
23	1.07%	1.84%	1.54%	1.81%	1.39%	2.33%	1.76%	1.38%	1.19%	1.31%	0.99%	0.99%	0.87%	0.63%	1.19%	0.93%	0.82%	1.13%	1.22%	1.52%
24	0.97%	1.82%	1.46%	1.79%	1.43%	2.54%	1.69%	1.38%	1.20%	1.27%	0.98%	0.98%	0.90%	0.67%	1.29%	1.00%	0.83%	1.25%	1.33%	1.60%
25	1.10%	1.75%	1.51%	1.85%	1.48%	2.64%	1.71%	1.40%	1.22%	1.29%	0.99%	1.03%	0.94%	0.69%	1.32%	1.03%	0.87%	1.29%	1.41%	1.72%
26	1.25%	1.92%	1.73%	2.01%	1.54%	2.70%	1.70%	1.36%	1.30%	1.28%	0.96%	1.01%	0.97%	0.72%	1.25%	1.11%	0.89%	1.38%	1.48%	1.81%
27	1.42%	1.94%	1.96%	2.04%	1.60%	2.64%	1.67%	1.35%	1.24%	1.22%	0.93%	1.03%	0.95%	0.72%	1.33%	1.13%	0.93%	1.49%	1.56%	1.90%
28	1.34%	1.91%	1.87%	2.04%	1.64%	2.71%	1.74%	1.36%	1.23%	1.25%	1.00%	1.03%	0.96%	0.74%	1.37%	1.39%	0.92%	1.53%	1.67%	2.07%
29	1.22%	2.17%	1.89%	1.93%	1.65%	2.63%	1.89%	1.35%	1.34%	1.31%	0.98%	1.05%	1.03%	0.78%	1.39%	1.42%	0.98%	1.59%	1.74%	2.15%
30	1.37%	2.19%	2.24%	2.05%	1.67%	2.67%	1.85%	1.37%	1.32%	1.30%	0.97%	1.05%	1.01%	0.83%	1.42%	1.47%	1.04%	1.66%	1.81%	2.28%
31	1.33%	2.21%	2.25%	2.09%	1.61%	2.61%	1.84%	1.39%	1.38%	1.31%	0.99%	1.13%	1.02%	0.86%	1.43%	1.51%	1.07%	1.73%	1.92%	2.37%
32	1.33%	2.14%	2.41%	2.37%	1.65%	2.58%	1.90%	1.39%	1.61%	1.35%	0.97%	1.10%	0.99%	0.89%	1.49%	1.67%	1.10%	1.81%	2.03%	2.46%
33	1.49%	2.12%	2.42%	2.30%	1.65%	2.56%	1.93%	1.46%	1.59%	1.38%	1.00%	1.14%	1.04%	0.96%	1.47%	1.78%	1.11%	1.81%	2.08%	2.60%
34	1.44%	2.08%	2.41%	2.07%	1.67%	2.55%	2.09%	1.45%	1.61%	1.40%	0.97%	1.14%	1.08%	0.98%	1.60%	1.87%	1.16%	1.87%	2.16%	2.66%
35	1.34%	2.07%	2.40%	2.08%	1.68%	2.48%	2.02%	1.46%	1.64%	1.49%	1.01%	1.15%	1.17%	1.04%	1.66%	1.96%	1.15%	1.94%	2.22%	2.77%
36	1.26%	2.03%	2.22%	2.08%	1.75%	2.55%	1.99%	1.53%	1.58%	1.56%	1.03%	1.22%	1.14%	1.06%	1.68%	1.94%	1.19%	1.93%	2.32%	2.89%
37	1.26%	2.22%	2.26%	1.97%	1.77%	2.50%	1.96%	1.59%	1.58%	1.57%	1.12%	1.25%	1.16%	1.09%	1.76%	1.98%	1.17%	1.96%	2.41%	2.95%
38	1.26%	2.20%	2.33%	2.04%	1.67%	2.47%	1.97%	1.57%	1.61%	1.59%	1.15%	1.24%	1.19%	1.12%	1.83%	2.11%	1.18%	2.00%	2.50%	3.01%
39	1.36%	2.31%	2.38%	2.04%	1.66%	2.40%	1.99%	1.52%	1.61%	1.56%	1.17%	1.31%	1.16%	1.14%	1.90%	2.12%	1.22%	2.06%	2.61%	3.08%
40	1.36%	2.27%	2.35%	2.09%	1.70%	2.42%	2.03%	1.53%	1.64%	1.57%	1.16%	1.31%	1.16%	1.23%	1.95%	2.17%	1.29%	2.18%	2.65%	3.24%
41	1.36%	2.30%	2.35%	2.13%	1.74%	2.25%	1.98%	1.50%	1.57%	1.59%	1.18%	1.30%	1.21%	1.27%	1.97%	2.23%	1.34%	2.22%	2.78%	3.24%
42	1.36%	2.27%	2.40%	2.07%	1.78%	2.26%	1.94%	1.53%	1.57%	1.60%	1.23%	1.30%	1.23%	1.31%	2.00%	2.28%	1.37%	2.33%	2.84%	3.36%
43	1.35%	2.25%	2.31%	2.07%	1.69%	2.18%	2.03%	1.61%	1.59%	1.59%	1.26%	1.34%	1.20%	1.36%	2.03%	2.34%	1.46%	2.36%	2.91%	3.39%
44	1.37%	2.28%	2.35%	2.04%	1.79%	2.16%	1.99%	1.64%	1.62%	1.62%	1.24%	1.35%	1.20%	1.41%	2.04%	2.34%	1.54%	2.42%	2.94%	3.44%
45	1.36%	2.26%	2.36%	2.03%	1.85%	2.15%	2.02%	1.60%	1.66%	1.60%	1.24%	1.31%	1.20%	1.43%	2.06%	2.46%	1.54%	2.45%	2.96%	3.52%
46	1.36%	2.15%	2.30%	2.08%	1.87%	2.22%	2.01%	1.60%	1.63%	1.62%	1.27%	1.29%	1.20%	1.42%	2.08%	2.47%	1.56%	2.50%	3.04%	3.60%
47	1.36%	2.12%	2.29%	2.07%	2.03%	2.24%	2.02%	1.60%	1.71%	1.64%	1.24%	1.31%	1.22%	1.45%	2.13%	2.49%	1.60%	2.50%	3.04%	3.66%
48	1.36%	2.16%	2.27%	2.14%	1.88%	2.19%	2.04%	1.64%	1.76%	1.63%	1.23%	1.32%	1.23%	1.46%	2.15%	2.50%	1.62%	2.58%	3.08%	3.69%
49	1.36%	2.13%	2.27%	2.21%	1.86%	2.21%	2.10%	1.66%	1.79%	1.68%	1.26%	1.34%	1.23%	1.47%	2.22%	2.59%	1.63%	2.62%	3.11%	3.77%
50	1.36%	2.19%	2.21%	2.26%	1.89%	2.20%	2.09%	1.70%	1.77%	1.69%	1.28%	1.32%	1.25%	1.47%	2.24%	2.58%	1.68%	2.65%	3.19%	3.80%
51	1.36%	2.19%	2.25%	2.23%	1.88%	2.24%	2.09%	1.75%	1.75%	1.65%	1.27%	1.34%	1.28%	1.48%	2.24%	2.61%	1.72%	2.67%	3.20%	3.87%
52	1.35%	2.21%	2.24%	2.14%	1.87%	2.23%	2.08%	1.77%	1.76%	1.65%	1.28%	1.37%	1.30%	1.51%	2.26%	2.68%	1.71%	2.69%	3.26%	3.88%
53	1.35%	2.14%	2.32%	2.14%	1.84%	2.22%	2.07%	1.80%	1.78%	1.66%	1.27%	1.34%	1.30%	1.59%	2.30%	2.68%	1.76%	2.72%	3.29%	3.93%
54	1.35%	2.12%	2.34%	2.06%	1.88%	2.28%	2.10%	1.81%	1.80%	1.66%	1.25%	1.33%	1.30%	1.59%	2.32%	2.70%	1.81%	2.75%	3.29%	3.92%
55	1.34%	2.11%	2.34%	2.06%	1.88%	2.27%	2.13%	1.82%	1.83%	1.66%	1.24%	1.35%	1.34%	1.60%	2.33%	2.69%	1.84%	2.76%	3.31%
56	1.34%	2.13%	2.27%	2.11%	1.87%	2.29%	2.12%	1.80%	1.85%	1.69%	1.24%	1.36%	1.35%	1.60%	2.36%	2.68%	1.84%	2.78%	3.32%

Annex II - 24

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
57	1.31%	2.11%	2.26%	2.10%	1.86%	2.28%	2.16%	1.76%	1.88%	1.69%	1.27%	1.35%	1.38%	1.63%	2.39%	2.73%	1.85%	2.77%	3.32%
58	1.31%	2.10%	2.25%	2.10%	1.87%	2.21%	2.12%	1.80%	1.88%	1.73%	1.27%	1.40%	1.39%	1.64%	2.41%	2.71%	1.87%	2.78%
59	1.31%	2.07%	2.22%	2.16%	1.86%	2.21%	2.13%	1.82%	1.88%	1.72%	1.27%	1.42%	1.34%	1.66%	2.41%	2.73%	1.87%	2.78%
60	1.30%	2.01%	2.22%	2.13%	1.87%	2.20%	2.15%	1.80%	1.84%	1.73%	1.29%	1.44%	1.35%	1.69%	2.42%	2.75%	1.90%	2.78%
61	1.30%	2.00%	2.17%	2.16%	1.87%	2.20%	2.15%	1.82%	1.83%	1.73%	1.28%	1.43%	1.38%	1.68%	2.44%	2.76%	1.90%
62	1.30%	1.99%	2.16%	2.13%	1.87%	2.21%	2.14%	1.82%	1.85%	1.70%	1.29%	1.42%	1.39%	1.69%	2.44%	2.76%	1.90%
63	1.34%	1.87%	2.16%	2.13%	1.85%	2.21%	2.14%	1.81%	1.83%	1.70%	1.29%	1.45%	1.40%	1.68%	2.50%	2.78%	1.91%
64	1.30%	1.85%	2.15%	2.12%	1.85%	2.22%	2.14%	1.81%	1.85%	1.72%	1.30%	1.43%	1.41%	1.67%	2.50%	2.77%
65	1.30%	1.88%	2.17%	2.12%	1.84%	2.21%	2.12%	1.81%	1.87%	1.73%	1.31%	1.42%	1.40%	1.66%	2.52%	2.79%
66	1.30%	1.83%	2.23%	2.11%	1.82%	2.21%	2.11%	1.82%	1.88%	1.74%	1.31%	1.42%	1.40%	1.67%	2.52%	2.76%
67	1.30%	1.83%	2.17%	2.12%	1.81%	2.21%	2.12%	1.83%	1.89%	1.74%	1.29%	1.42%	1.39%	1.67%	2.53%
68	1.29%	1.82%	2.16%	2.13%	1.82%	2.23%	2.13%	1.80%	1.90%	1.74%	1.32%	1.43%	1.38%	1.69%	2.52%
69	1.29%	1.81%	2.14%	2.12%	1.84%	2.25%	2.13%	1.81%	1.91%	1.73%	1.32%	1.42%	1.38%	1.69%	2.52%
70	1.29%	1.82%	2.15%	2.12%	1.82%	2.26%	2.13%	1.82%	1.91%	1.73%	1.34%	1.42%	1.39%	1.69%
71	1.29%	1.83%	2.15%	2.13%	1.82%	2.24%	2.14%	1.83%	1.94%	1.73%	1.33%	1.41%	1.38%	1.69%
72	1.30%	1.83%	2.16%	2.13%	1.83%	2.23%	2.14%	1.85%	1.95%	1.74%	1.34%	1.41%	1.38%	1.68%

Annex II - 25

Cumulative Net Loss (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%
2	0.03%	0.00%	0.03%	0.02%	0.00%	0.03%	0.00%	0.00%	0.00%	0.00%	0.04%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.02%	0.02%	0.05%	0.01%	0.01%	0.05%	0.04%	0.00%	0.01%	0.00%	0.02%	0.01%	0.00%	0.00%	0.01%	0.00%	0.00%
4	0.05%	0.04%	0.04%	0.04%	0.02%	0.06%	0.08%	0.00%	0.03%	0.04%	0.02%	0.02%	0.01%	0.01%	0.05%	0.01%
5	0.14%	0.09%	0.11%	0.09%	0.11%	0.20%	0.12%	0.10%	0.12%	0.06%	0.10%	0.12%	0.05%	0.04%	0.08%	0.06%
6	0.23%	0.10%	0.11%	0.20%	0.18%	0.23%	0.20%	0.16%	0.16%	0.09%	0.16%	0.19%	0.04%	0.16%	0.11%	0.06%
7	0.27%	0.23%	0.22%	0.31%	0.30%	0.41%	0.32%	0.22%	0.33%	0.18%	0.39%	0.22%	0.08%	0.19%	0.18%
8	0.36%	0.28%	0.28%	0.38%	0.44%	0.56%	0.37%	0.29%	0.47%	0.20%	0.47%	0.35%	0.05%	0.26%	0.23%
9	0.38%	0.30%	0.41%	0.48%	0.63%	0.84%	0.47%	0.35%	0.46%	0.32%	0.63%	0.43%	0.10%	0.25%	0.28%
10	0.42%	0.36%	0.48%	0.62%	0.62%	0.98%	0.58%	0.43%	0.47%	0.35%	0.67%	0.52%	0.23%	0.37%
11	0.46%	0.45%	0.64%	0.68%	0.82%	1.07%	0.72%	0.51%	0.57%	0.34%	0.67%	0.49%	0.32%	0.45%
12	0.51%	0.56%	0.85%	0.76%	0.86%	1.16%	0.84%	0.62%	0.63%	0.52%	0.78%	0.58%	0.36%	0.43%
13	0.54%	0.65%	0.92%	0.86%	1.00%	1.39%	1.04%	0.66%	0.80%	0.54%	0.86%	0.66%	0.40%
14	0.62%	0.74%	1.00%	0.98%	1.18%	1.53%	1.19%	0.91%	0.87%	0.65%	0.96%	0.74%	0.47%
15	0.68%	0.89%	1.05%	1.06%	1.28%	1.80%	1.36%	0.93%	0.99%	0.72%	1.08%	0.72%	0.58%
16	0.84%	0.97%	1.20%	1.18%	1.36%	2.00%	1.48%	0.96%	0.98%	0.93%	1.07%	0.81%
17	0.92%	1.03%	1.37%	1.29%	1.57%	2.04%	1.65%	1.01%	1.11%	1.08%	1.12%	0.92%
18	1.07%	1.14%	1.52%	1.47%	1.66%	2.27%	1.78%	1.23%	1.25%	1.18%	1.11%	1.09%
19	1.26%	1.29%	1.67%	1.57%	1.79%	2.45%	1.91%	1.23%	1.32%	1.35%	1.19%
20	1.39%	1.35%	1.86%	1.83%	1.87%	2.65%	2.04%	1.33%	1.32%	1.40%	1.27%
21	1.46%	1.52%	1.97%	1.97%	2.07%	2.79%	2.35%	1.37%	1.36%	1.59%	1.44%
22	1.54%	1.69%	2.13%	2.19%	2.22%	2.96%	2.41%	1.57%	1.46%	1.59%
23	1.67%	1.86%	2.30%	2.32%	2.35%	3.17%	2.58%	1.60%	1.59%	1.67%
24	1.76%	1.92%	2.40%	2.46%	2.54%	3.25%	2.74%	1.78%	1.62%	1.73%
25	1.85%	2.05%	2.48%	2.61%	2.64%	3.49%	2.76%	1.83%	1.65%
26	1.93%	2.17%	2.68%	2.75%	2.71%	3.62%	2.90%	2.03%	1.77%
27	2.05%	2.29%	2.77%	2.89%	2.87%	3.74%	3.05%	2.12%	1.91%
28	2.15%	2.50%	2.98%	2.93%	2.94%	3.89%	3.19%	2.16%
29	2.28%	2.64%	3.08%	2.98%	3.12%	4.13%	3.31%	2.22%
30	2.34%	2.72%	3.19%	3.19%	3.22%	4.23%	3.43%	2.34%
31	2.42%	2.90%	3.27%	3.18%	3.30%	4.39%	3.45%
32	2.48%	2.90%	3.37%	3.29%	3.44%	4.52%	3.47%
33	2.49%	3.08%	3.52%	3.43%	3.59%	4.57%	3.54%
34	2.58%	3.16%	3.64%	3.50%	3.75%	4.66%
35	2.75%	3.26%	3.75%	3.60%	3.82%	4.75%
36	2.86%	3.41%	3.81%	3.70%	3.92%	4.78%
37	2.90%	3.47%	3.91%	3.85%	4.05%
38	2.95%	3.52%	3.97%	3.98%	4.13%
39	3.00%	3.61%	4.10%	3.98%	4.16%
40	3.09%	3.73%	4.25%	4.09%
41	3.22%	3.74%	4.36%	4.18%
42	3.28%	3.83%	4.35%	4.25%
43	3.41%	3.87%	4.41%
44	3.44%	3.98%	4.43%
45	3.44%	4.03%	4.47%
46	3.52%	4.09%
47	3.57%	4.12%
48	3.57%	4.16%
49	3.57%
50	3.58%
51	3.64%

Annex II - 26

  Pool Factor (Active Unpaid Principal)

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	99.16%	99.16%	99.64%	99.51%	99.14%	99.50%	99.39%	99.58%	99.61%	99.64%	99.33%	99.53%	99.52%	99.61%	99.62%	99.64%	99.55%	99.66%	99.69%	99.60%
1	96.35%	96.57%	97.04%	96.44%	95.73%	97.33%	97.47%	97.13%	96.26%	97.10%	96.73%	97.23%	97.48%	98.02%	97.66%	97.84%	97.31%	97.14%	97.65%	97.17%
2	93.70%	94.45%	94.53%	93.44%	93.32%	94.88%	94.88%	94.38%	93.29%	95.24%	93.82%	94.71%	95.48%	96.01%	95.31%	95.65%	94.74%	94.57%	95.25%	94.52%
3	90.62%	92.68%	92.23%	90.44%	91.30%	92.82%	93.00%	92.61%	91.13%	92.80%	91.39%	92.65%	93.60%	93.50%	92.97%	93.16%	92.12%	91.59%	92.70%	91.48%
4	88.40%	90.15%	90.09%	88.62%	89.07%	90.59%	90.95%	90.12%	88.52%	90.56%	89.13%	90.26%	91.36%	91.17%	90.53%	90.68%	89.17%	88.60%	89.83%	88.34%
5	85.75%	87.63%	88.82%	86.09%	86.42%	88.10%	88.73%	87.94%	85.96%	88.35%	86.76%	87.97%	88.58%	88.50%	87.85%	87.59%	85.99%	85.81%	86.93%	85.04%
6	83.67%	85.52%	85.89%	84.01%	84.71%	85.90%	86.75%	85.88%	83.53%	85.75%	84.38%	85.42%	85.96%	86.36%	85.05%	84.77%	82.99%	82.83%	84.10%	82.11%
7	81.39%	83.84%	83.51%	82.06%	81.57%	83.61%	84.69%	83.96%	81.53%	83.58%	82.21%	83.12%	83.09%	84.04%	82.24%	82.08%	80.28%	79.97%	80.92%	78.96%
8	79.09%	81.67%	81.92%	79.84%	78.95%	81.47%	82.10%	81.89%	79.16%	81.02%	79.91%	80.90%	80.71%	81.70%	79.29%	78.81%	77.59%	77.11%	78.28%	76.68%
9	77.08%	79.71%	79.78%	77.76%	76.79%	79.29%	79.74%	79.23%	77.03%	78.79%	77.66%	78.62%	78.47%	78.91%	76.20%	75.99%	74.87%	74.30%	75.57%	74.25%
10	75.29%	77.31%	77.72%	75.24%	74.66%	76.78%	77.58%	76.47%	74.81%	76.37%	75.55%	76.22%	76.37%	76.53%	73.18%	73.39%	72.00%	71.74%	73.20%	71.90%
11	73.59%	75.46%	75.44%	73.53%	73.43%	75.13%	75.22%	74.49%	72.70%	74.17%	72.90%	74.00%	74.33%	74.09%	70.06%	70.70%	69.31%	69.05%	70.89%	69.89%
12	70.61%	73.33%	73.30%	71.48%	71.53%	72.80%	73.13%	72.13%	70.48%	71.84%	70.17%	71.46%	71.92%	71.59%	67.53%	68.08%	66.50%	66.17%	68.70%	67.91%
13	68.25%	71.37%	71.39%	69.25%	69.63%	70.75%	71.09%	69.88%	68.59%	69.28%	67.85%	69.06%	69.50%	68.81%	65.20%	65.57%	64.00%	63.64%	66.62%	66.11%
14	66.45%	69.04%	69.88%	67.21%	67.83%	69.23%	69.09%	67.91%	66.52%	67.37%	65.53%	66.88%	67.22%	66.23%	62.58%	63.29%	61.57%	61.32%	64.70%	64.21%
15	64.93%	66.66%	67.87%	65.59%	65.53%	66.82%	67.28%	65.43%	64.70%	64.73%	63.00%	64.92%	64.95%	63.81%	60.21%	60.87%	59.27%	59.20%	62.87%	62.62%
16	63.35%	64.41%	65.89%	63.62%	63.47%	64.73%	65.03%	63.38%	62.30%	62.62%	60.72%	62.86%	62.59%	61.50%	58.08%	58.65%	57.08%	57.25%	60.92%	60.94%
17	61.70%	62.32%	63.79%	61.49%	61.90%	62.68%	63.02%	61.36%	60.25%	60.47%	58.62%	60.60%	60.12%	59.53%	56.01%	56.37%	54.95%	55.63%	59.37%	59.27%
18	59.43%	60.36%	62.64%	59.84%	59.94%	60.27%	60.73%	59.53%	57.99%	58.33%	56.88%	58.47%	58.20%	57.52%	53.58%	53.95%	52.89%	53.94%	57.58%	57.65%
19	56.88%	58.73%	60.65%	57.61%	57.71%	58.17%	58.91%	57.51%	55.89%	56.45%	54.72%	56.14%	56.28%	55.60%	51.51%	51.78%	51.18%	52.40%	55.90%	55.93%
20	55.31%	56.99%	58.78%	56.21%	56.12%	56.09%	56.87%	55.63%	53.88%	54.56%	52.45%	53.98%	54.26%	53.90%	49.19%	49.61%	49.57%	50.88%	54.27%	54.30%
21	53.86%	55.30%	57.08%	54.09%	54.42%	54.17%	55.09%	53.72%	52.04%	52.75%	50.27%	51.92%	52.14%	51.70%	47.26%	47.73%	48.16%	49.35%	52.73%	52.77%
22	52.01%	53.20%	55.48%	52.60%	52.72%	52.55%	53.36%	52.04%	50.60%	50.84%	48.29%	49.86%	49.85%	49.90%	45.28%	45.96%	46.55%	47.83%	51.19%	51.17%
23	50.35%	50.83%	53.53%	50.98%	51.18%	50.47%	51.38%	49.88%	48.64%	48.56%	46.13%	47.90%	48.01%	47.93%	43.35%	44.38%	44.98%	46.42%	49.52%	49.77%
24	48.42%	49.37%	52.04%	49.15%	49.28%	48.69%	49.54%	48.00%	46.89%	46.82%	44.33%	46.03%	46.05%	46.23%	41.79%	42.96%	43.43%	44.83%	48.03%	48.25%
25	46.14%	47.43%	49.70%	47.37%	47.80%	47.16%	47.63%	46.47%	45.00%	44.71%	42.17%	43.83%	44.30%	44.44%	40.21%	41.38%	42.04%	43.35%	46.55%	46.74%
26	44.97%	45.64%	47.72%	45.18%	46.34%	45.50%	46.21%	44.80%	43.23%	42.40%	40.35%	42.30%	42.12%	42.68%	38.88%	40.10%	40.35%	41.90%	45.16%	45.38%
27	42.43%	43.87%	46.07%	43.36%	45.22%	43.79%	44.30%	43.15%	41.20%	40.67%	38.44%	40.71%	40.49%	41.15%	37.21%	38.66%	38.91%	40.49%	43.91%	43.91%
28	40.71%	41.70%	44.54%	41.64%	43.47%	42.30%	42.37%	41.46%	39.29%	38.88%	36.67%	39.15%	38.95%	39.82%	35.98%	37.31%	37.73%	39.22%	42.58%	42.36%
29	39.05%	39.70%	42.68%	40.00%	41.77%	40.35%	40.48%	39.72%	37.42%	37.30%	35.21%	37.43%	37.28%	38.39%	34.95%	35.87%	36.49%	38.02%	41.19%	41.02%
30	37.81%	38.07%	41.01%	38.31%	39.80%	38.84%	39.09%	38.00%	35.69%	35.64%	33.67%	35.77%	35.75%	37.08%	33.73%	34.63%	35.22%	36.85%	39.74%	39.64%
31	36.10%	36.70%	39.53%	36.49%	38.03%	37.48%	37.31%	35.79%	34.14%	33.92%	31.99%	34.10%	34.37%	35.82%	32.41%	33.28%	33.95%	35.70%	38.24%	38.26%
32	34.29%	35.04%	37.36%	34.84%	36.15%	35.74%	35.33%	34.27%	32.75%	32.31%	30.77%	32.84%	33.11%	34.63%	31.08%	31.93%	32.80%	34.50%	36.74%	36.93%
33	33.11%	33.87%	35.57%	33.37%	34.73%	34.28%	33.57%	32.11%	31.24%	30.84%	29.26%	31.44%	31.75%	33.28%	29.65%	30.72%	31.68%	33.31%	35.40%	35.52%
34	31.81%	32.81%	34.19%	32.09%	33.42%	32.67%	31.90%	30.45%	29.88%	29.34%	28.13%	30.11%	30.38%	31.84%	28.47%	29.59%	30.54%	32.10%	34.11%	34.31%
35	30.55%	31.74%	33.01%	30.64%	31.86%	31.05%	30.24%	28.87%	28.49%	27.73%	26.87%	28.88%	29.17%	30.50%	27.18%	28.42%	29.44%	30.82%	32.98%	32.95%
36	29.43%	30.77%	31.37%	29.53%	30.28%	29.55%	29.03%	27.36%	27.29%	26.27%	25.65%	27.63%	27.95%	29.42%	26.09%	27.38%	28.36%	29.64%	31.67%	31.65%
37	28.31%	29.25%	29.77%	28.23%	28.95%	28.04%	27.62%	26.01%	25.72%	25.04%	24.54%	26.56%	26.67%	28.25%	25.06%	26.16%	27.18%	28.48%	30.41%	30.46%
38	27.14%	27.96%	28.20%	27.02%	27.21%	26.70%	26.16%	24.74%	24.61%	23.85%	23.56%	25.45%	25.40%	27.19%	24.04%	25.10%	26.04%	27.35%	29.18%	29.31%
39	25.93%	26.46%	27.01%	25.68%	25.86%	25.36%	24.93%	23.13%	23.33%	22.73%	22.50%	24.08%	24.33%	26.01%	23.09%	24.01%	24.93%	26.19%	27.97%	28.05%
40	24.43%	25.34%	25.30%	24.41%	24.25%	24.11%	23.89%	21.87%	22.18%	21.68%	21.45%	23.03%	23.21%	24.85%	22.18%	22.89%	23.84%	24.97%	26.92%	26.86%
41	23.10%	23.64%	24.08%	22.84%	22.51%	23.04%	22.40%	20.89%	21.10%	20.66%	20.54%	21.99%	22.06%	23.78%	21.29%	21.82%	22.79%	23.87%	25.64%	25.67%
42	22.04%	22.34%	22.36%	21.38%	21.40%	21.79%	21.17%	19.70%	20.07%	19.68%	19.47%	20.89%	21.01%	22.76%	20.35%	20.77%	21.78%	22.77%	24.41%	24.43%
43	20.65%	21.19%	21.10%	20.09%	20.40%	20.74%	20.00%	18.78%	19.05%	18.82%	18.56%	19.90%	19.96%	21.76%	19.43%	19.76%	20.71%	21.80%	23.25%	23.26%
44	19.46%	19.96%	19.72%	18.90%	18.96%	19.45%	18.75%	17.84%	18.17%	17.96%	17.57%	18.78%	18.98%	20.80%	18.41%	18.89%	19.63%	20.73%	22.11%	22.06%
45	18.08%	18.93%	18.31%	17.76%	17.90%	18.13%	17.57%	16.62%	17.27%	17.04%	16.53%	17.74%	18.12%	19.84%	17.53%	17.91%	18.69%	19.64%	21.02%	20.96%
46	16.96%	17.96%	17.12%	16.26%	16.90%	16.89%	16.63%	15.71%	16.44%	16.08%	15.74%	16.82%	17.21%	18.76%	16.64%	16.94%	17.82%	18.63%	19.89%	19.86%
47	15.95%	16.95%	16.02%	15.38%	15.78%	15.67%	15.48%	14.85%	15.55%	15.23%	14.93%	15.90%	16.26%	17.74%	15.82%	16.02%	16.77%	17.60%	18.84%	18.91%
48	14.77%	15.53%	14.92%	14.46%	14.77%	14.66%	14.42%	13.94%	14.63%	14.37%	14.14%	14.94%	15.17%	16.78%	14.92%	15.20%	15.85%	16.63%	17.76%	17.95%
49	13.67%	14.30%	13.80%	13.73%	13.89%	13.54%	13.44%	13.09%	13.82%	13.53%	13.22%	14.05%	14.24%	15.86%	14.01%	14.24%	14.93%	15.69%	16.73%	16.90%
50	12.83%	13.32%	12.69%	12.61%	12.80%	12.64%	12.69%	12.22%	12.97%	12.49%	12.40%	13.22%	13.37%	14.88%	13.17%	13.54%	14.05%	14.84%	15.72%	15.89%
51	11.69%	12.48%	11.86%	11.90%	12.05%	11.85%	11.91%	11.36%	12.06%	11.70%	11.69%	12.35%	12.46%	13.92%	12.45%	12.64%	13.16%	13.94%	14.85%	14.93%
52	10.85%	11.68%	11.16%	11.11%	11.12%	10.95%	11.24%	10.51%	11.26%	10.94%	10.95%	11.41%	11.62%	13.07%	11.76%	11.73%	12.31%	13.02%	13.96%	13.89%
53	10.06%	10.83%	10.35%	10.25%	10.15%	10.24%	10.50%	9.86%	10.48%	10.26%	10.19%	10.61%	10.81%	12.16%	10.92%	10.97%	11.47%	12.14%	13.08%	12.94%
54	9.29%	10.01%	9.54%	9.11%	9.30%	9.56%	9.77%	9.12%	9.69%	9.58%	9.45%	9.90%	9.98%	11.33%	10.12%	10.24%	10.63%	11.29%	12.17%	11.96%
55	8.61%	9.32%	8.77%	8.57%	8.59%	8.84%	9.06%	8.39%	9.03%	8.90%	8.79%	9.11%	9.15%	10.53%	9.36%	9.56%	9.82%	10.48%	11.26%
56	7.94%	8.63%	8.15%	7.83%	7.97%	8.12%	8.40%	7.72%	8.34%	8.18%	8.03%	8.35%	8.38%	9.76%	8.69%	8.82%	9.13%	9.70%	10.40%

Annex II - 27

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
57	7.31%	7.72%	7.51%	7.24%	7.35%	7.34%	7.67%	7.11%	7.66%	7.50%	7.34%	7.67%	7.65%	8.94%	8.01%	8.10%	8.39%	8.94%	9.59%
58	6.77%	6.97%	6.81%	6.63%	6.66%	6.68%	7.05%	6.49%	6.99%	6.85%	6.68%	7.02%	6.95%	8.12%	7.39%	7.39%	7.70%	8.17%
59	6.15%	6.26%	6.20%	6.00%	6.01%	5.97%	6.39%	5.88%	6.36%	6.19%	6.03%	6.34%	6.26%	7.33%	6.78%	6.79%	6.99%	7.44%
60	5.33%	5.61%	5.59%	5.37%	5.32%	5.34%	5.69%	5.36%	5.68%	5.59%	5.35%	5.67%	5.60%	6.61%	6.13%	6.15%	6.26%	6.60%
61	4.74%	5.01%	5.08%	4.83%	4.66%	4.72%	5.06%	4.81%	5.09%	5.06%	4.76%	5.06%	4.95%	5.95%	5.55%	5.57%	5.55%
62	4.17%	4.52%	4.39%	4.34%	4.17%	4.20%	4.49%	4.25%	4.46%	4.47%	4.19%	4.47%	4.40%	5.31%	4.95%	4.97%	4.94%
63	3.61%	3.99%	3.92%	3.78%	3.72%	3.69%	3.88%	3.69%	3.94%	3.93%	3.66%	3.88%	3.82%	4.68%	4.37%	4.36%	4.30%
64	3.11%	3.50%	3.39%	3.31%	3.26%	3.17%	3.40%	3.14%	3.37%	3.38%	3.17%	3.37%	3.26%	4.10%	3.87%	3.81%
65	2.61%	3.05%	3.06%	2.77%	2.79%	2.68%	2.86%	2.69%	2.87%	2.91%	2.63%	2.80%	2.76%	3.55%	3.32%	3.27%
66	2.18%	2.59%	2.55%	2.31%	2.29%	2.20%	2.34%	2.23%	2.36%	2.42%	2.18%	2.31%	2.25%	3.02%	2.75%	2.85%
67	1.72%	2.17%	1.92%	1.87%	1.87%	1.81%	1.88%	1.81%	1.88%	2.02%	1.78%	1.85%	1.81%	2.52%	2.26%
68	1.35%	1.69%	1.47%	1.40%	1.47%	1.39%	1.44%	1.42%	1.47%	1.58%	1.35%	1.40%	1.40%	2.05%	1.85%
69	1.05%	1.27%	1.09%	1.01%	1.10%	1.05%	1.06%	1.07%	1.09%	1.19%	1.02%	1.05%	1.05%	1.58%	1.49%
70	0.75%	0.80%	0.69%	0.70%	0.78%	0.74%	0.77%	0.76%	0.79%	0.86%	0.73%	0.74%	0.74%	1.22%
71	0.46%	0.42%	0.34%	0.41%	0.45%	0.50%	0.48%	0.50%	0.48%	0.58%	0.50%	0.48%	0.47%	0.89%
72	0.19%	0.21%	0.11%	0.23%	0.20%	0.32%	0.28%	0.33%	0.26%	0.35%	0.33%	0.31%	0.29%	0.74%

Annex II - 28

Pool Factor (Active Unpaid Principal) (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	99.49%	99.46%	99.31%	99.58%	99.62%	99.32%	99.47%	99.27%	99.19%	99.21%	99.15%	99.55%	99.26%	99.19%	99.25%	99.42%	99.33%	99.43%
1	97.06%	96.76%	96.79%	96.95%	97.01%	96.67%	97.28%	97.07%	96.79%	96.55%	96.01%	97.19%	96.66%	96.23%	96.34%	97.21%	96.58%
2	94.22%	93.82%	94.30%	94.60%	94.10%	93.92%	94.74%	95.09%	94.23%	94.21%	93.46%	94.73%	94.12%	93.99%	93.79%	94.80%	93.92%
3	91.36%	91.15%	91.94%	92.19%	91.51%	91.53%	92.65%	92.96%	92.24%	91.70%	91.10%	91.96%	91.27%	91.51%	91.57%	92.40%	91.27%
4	88.45%	88.31%	89.70%	89.73%	88.97%	89.06%	90.36%	90.43%	89.69%	89.22%	88.62%	89.19%	88.78%	88.94%	89.13%	89.54%
5	85.71%	85.75%	87.39%	87.09%	86.22%	86.55%	88.25%	87.71%	87.57%	86.26%	86.41%	86.59%	86.34%	86.24%	86.91%	86.98%
6	83.04%	83.44%	85.09%	84.68%	83.69%	84.54%	86.07%	85.36%	85.19%	83.74%	83.72%	83.91%	83.53%	83.74%	84.57%	84.67%
7	80.73%	81.22%	82.74%	82.19%	81.39%	82.56%	83.47%	83.23%	82.76%	81.32%	81.08%	81.44%	80.98%	81.49%	82.23%
8	78.40%	79.37%	80.40%	79.89%	79.13%	80.43%	81.44%	81.07%	80.75%	79.10%	78.51%	79.06%	78.44%	79.27%	79.66%
9	76.40%	77.50%	78.34%	77.89%	76.82%	78.20%	79.25%	78.95%	78.57%	76.57%	76.09%	76.75%	76.02%	76.98%	77.16%
10	74.50%	75.55%	76.24%	75.77%	75.00%	75.99%	77.51%	77.05%	76.51%	74.33%	73.30%	74.76%	73.76%	74.62%
11	72.58%	73.68%	74.28%	73.83%	73.15%	73.91%	75.62%	75.09%	74.58%	72.09%	70.70%	72.62%	71.74%	72.30%
12	70.69%	71.57%	72.05%	72.00%	71.09%	71.99%	73.72%	73.05%	72.23%	69.71%	68.51%	70.35%	69.61%	69.84%
13	68.96%	69.61%	69.94%	70.21%	69.12%	69.90%	71.81%	71.43%	69.90%	67.07%	66.23%	68.34%	67.42%
14	67.03%	67.67%	68.18%	68.58%	67.13%	67.95%	69.99%	69.16%	67.64%	64.88%	64.29%	66.60%	64.75%
15	65.31%	65.74%	66.50%	66.66%	65.23%	65.92%	68.17%	67.23%	65.43%	62.74%	62.36%	64.62%	62.24%
16	63.40%	63.94%	64.79%	64.90%	63.34%	64.09%	66.49%	65.37%	63.40%	60.78%	60.27%	62.57%
17	61.62%	62.46%	63.22%	63.14%	61.50%	62.33%	64.72%	63.46%	61.50%	59.14%	58.56%	60.34%
18	59.94%	60.83%	61.49%	61.35%	59.52%	60.53%	62.88%	61.12%	59.53%	57.25%	56.76%	59.43%
19	58.19%	59.30%	59.59%	59.56%	57.86%	58.77%	60.95%	59.01%	57.53%	55.44%	54.85%
20	56.45%	57.80%	57.84%	57.64%	56.41%	57.18%	59.11%	56.99%	55.72%	53.71%	53.30%
21	54.88%	56.08%	55.97%	55.74%	54.62%	55.53%	57.07%	55.11%	53.95%	51.77%	49.91%
22	53.35%	54.44%	54.33%	54.11%	52.93%	53.80%	55.29%	53.12%	52.20%	50.05%
23	51.82%	52.68%	52.61%	52.58%	51.27%	51.92%	53.38%	51.46%	50.32%	48.43%
24	50.21%	50.93%	50.94%	50.87%	49.39%	50.31%	51.50%	49.74%	48.67%	46.83%
25	48.66%	49.30%	49.36%	49.29%	47.83%	48.52%	49.72%	48.40%	46.88%
26	47.08%	47.70%	47.58%	47.74%	46.17%	46.83%	48.18%	46.88%	44.94%
27	45.37%	46.16%	46.08%	46.14%	44.68%	45.24%	46.65%	45.31%	43.87%
28	43.94%	44.45%	44.54%	44.56%	43.17%	43.63%	45.16%	43.58%
29	42.44%	43.04%	43.10%	42.89%	41.63%	41.93%	43.47%	42.07%
30	40.99%	41.64%	41.59%	41.38%	40.14%	40.54%	42.01%	40.70%
31	39.51%	40.20%	40.13%	39.82%	38.65%	39.22%	40.38%
32	38.24%	38.86%	38.71%	38.31%	37.29%	37.69%	38.64%
33	36.92%	37.36%	37.11%	36.78%	35.80%	36.31%	37.16%
34	35.43%	35.98%	35.67%	35.50%	34.38%	34.94%
35	34.04%	34.44%	34.20%	34.14%	33.28%	33.43%
36	32.59%	32.94%	32.87%	32.84%	31.93%	32.78%
37	31.16%	31.58%	31.49%	31.47%	30.64%
38	29.90%	30.20%	30.26%	30.09%	29.41%
39	28.61%	28.95%	28.89%	28.99%	27.97%
40	27.26%	27.62%	27.55%	27.62%
41	25.95%	26.34%	26.24%	26.36%
42	24.66%	25.12%	25.00%	24.72%
43	23.31%	23.96%	23.81%
44	22.16%	22.81%	22.59%
45	21.13%	21.63%	21.18%
46	20.02%	20.40%
47	18.95%	19.25%
48	17.91%	18.21%
49	16.85%
50	15.80%
51	14.94%

Annex II - 29

Static Pool Delinquency (>30 DPD)

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.07%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.02%	0.00%	0.00%
2	0.13%	0.37%	0.10%	0.56%	0.18%	0.63%	0.30%	0.24%	0.20%	0.48%	0.43%	0.43%	0.41%	0.18%	0.35%	0.30%	0.14%	0.17%	0.13%	0.31%
3	0.35%	0.36%	0.38%	0.89%	0.17%	1.14%	0.52%	0.72%	0.77%	0.80%	0.75%	0.78%	0.73%	0.18%	0.73%	0.25%	0.22%	0.26%	0.41%	0.47%
4	0.26%	0.96%	0.40%	1.17%	1.17%	1.36%	0.95%	0.76%	1.50%	1.22%	0.78%	0.92%	0.74%	0.44%	1.01%	0.44%	0.28%	0.33%	0.60%	0.65%
5	0.18%	0.85%	0.73%	0.99%	0.97%	1.55%	1.26%	0.66%	1.51%	1.28%	0.77%	0.60%	0.45%	0.38%	0.91%	0.48%	0.41%	0.66%	0.77%	0.65%
6	0.32%	0.66%	1.62%	1.06%	1.88%	1.84%	1.33%	0.95%	1.52%	1.45%	1.11%	0.69%	0.44%	0.53%	0.90%	0.44%	0.55%	0.63%	0.91%	0.90%
7	0.47%	1.43%	1.49%	0.97%	1.57%	1.77%	1.94%	1.08%	1.55%	1.77%	0.96%	0.71%	0.54%	0.48%	0.87%	0.97%	0.67%	0.85%	1.01%	0.97%
8	1.00%	1.90%	1.89%	1.11%	1.26%	1.46%	2.05%	1.67%	1.99%	1.50%	1.31%	0.99%	0.71%	0.85%	0.92%	1.00%	0.88%	0.90%	1.04%	1.27%
9	0.85%	1.78%	1.57%	0.78%	1.01%	1.97%	2.25%	1.97%	2.02%	1.80%	0.93%	0.97%	0.99%	0.70%	0.90%	1.05%	1.20%	1.16%	1.27%	1.45%
10	1.43%	1.03%	0.91%	2.00%	1.23%	1.50%	2.15%	1.71%	2.45%	1.43%	0.96%	1.26%	0.89%	0.47%	1.51%	1.34%	1.54%	1.45%	1.63%	1.63%
11	0.96%	1.26%	1.52%	2.26%	1.63%	1.67%	2.36%	2.01%	1.89%	1.49%	0.83%	1.33%	1.09%	0.58%	1.35%	1.82%	1.35%	1.92%	1.87%	1.92%
12	0.52%	1.66%	1.80%	3.37%	1.46%	1.84%	2.41%	2.06%	1.88%	1.49%	1.01%	1.31%	0.80%	0.59%	1.38%	1.58%	1.43%	1.73%	2.25%	2.35%
13	1.84%	1.81%	2.33%	3.18%	1.18%	2.07%	2.81%	2.04%	1.90%	1.67%	1.08%	1.42%	1.04%	0.78%	1.80%	2.11%	1.56%	2.26%	2.43%	2.67%
14	1.54%	2.12%	3.15%	3.74%	2.13%	3.04%	3.10%	1.90%	1.96%	1.52%	1.54%	1.45%	0.89%	0.97%	2.58%	2.35%	1.87%	2.71%	2.95%	2.81%
15	3.29%	2.06%	2.74%	3.56%	2.82%	3.28%	3.09%	1.99%	2.17%	1.71%	1.55%	1.24%	1.00%	1.03%	2.57%	2.50%	2.14%	2.71%	3.34%	3.30%
16	1.44%	2.27%	3.15%	3.64%	2.83%	3.23%	3.14%	2.09%	2.32%	1.87%	1.64%	1.63%	1.07%	0.83%	2.68%	2.47%	2.44%	2.91%	3.86%	3.05%
17	2.13%	3.09%	2.67%	4.07%	2.13%	3.21%	3.24%	2.48%	1.63%	1.85%	1.62%	0.95%	1.27%	0.87%	3.87%	2.64%	2.50%	3.13%	3.62%	3.38%
18	1.03%	2.75%	2.91%	3.76%	3.34%	3.41%	3.37%	2.10%	1.87%	2.18%	1.28%	1.07%	1.57%	1.31%	3.38%	2.76%	2.47%	3.64%	3.30%	3.79%
19	2.50%	3.22%	3.04%	3.06%	2.89%	3.14%	2.52%	1.46%	2.17%	2.47%	1.28%	1.06%	1.82%	1.58%	3.18%	3.48%	2.79%	3.98%	3.55%	4.01%
20	3.44%	3.30%	1.94%	4.20%	2.97%	4.24%	2.67%	1.76%	2.50%	2.62%	1.21%	1.14%	2.11%	1.58%	3.59%	3.72%	3.15%	4.35%	4.35%	4.42%
21	2.24%	2.78%	2.19%	4.29%	2.46%	4.43%	2.52%	1.94%	2.32%	1.98%	1.58%	1.53%	1.69%	1.71%	3.58%	4.00%	3.61%	4.39%	4.39%	5.03%
22	3.35%	2.67%	1.91%	3.41%	3.04%	4.17%	2.19%	1.77%	2.63%	2.31%	1.59%	1.74%	1.58%	1.70%	3.84%	4.25%	3.72%	4.05%	4.94%	4.80%
23	2.63%	2.62%	2.57%	4.17%	2.94%	3.29%	1.96%	1.46%	2.60%	1.93%	1.20%	1.73%	1.67%	1.71%	4.44%	4.32%	3.35%	4.58%	4.95%	5.59%
24	1.75%	2.15%	3.25%	4.13%	3.20%	2.72%	2.37%	2.07%	2.28%	1.57%	1.28%	1.75%	1.87%	1.87%	4.19%	5.33%	3.57%	4.85%	5.20%	5.96%
25	2.56%	2.56%	3.53%	3.88%	2.90%	2.17%	2.49%	1.69%	1.89%	1.78%	1.86%	2.25%	1.56%	2.31%	4.93%	5.68%	3.73%	5.09%	5.29%	6.60%
26	1.23%	3.14%	3.81%	3.85%	2.58%	2.48%	3.11%	2.18%	1.79%	1.89%	1.69%	2.11%	1.74%	2.29%	5.18%	6.65%	3.17%	5.30%	5.60%	6.26%
27	0.48%	3.74%	5.01%	4.65%	1.94%	2.08%	3.87%	1.68%	1.96%	2.41%	1.96%	2.66%	1.79%	2.44%	5.82%	5.93%	3.59%	5.22%	6.04%	6.27%
28	1.48%	3.60%	5.40%	3.10%	2.37%	1.85%	3.84%	2.08%	2.81%	2.97%	2.07%	2.04%	1.73%	2.35%	6.26%	5.18%	4.34%	5.56%	6.40%	6.07%
29	2.61%	3.50%	5.63%	3.69%	2.57%	2.38%	3.43%	1.52%	2.77%	3.02%	2.55%	2.54%	1.70%	3.10%	6.51%	6.25%	4.08%	6.24%	6.64%	6.64%
30	2.73%	4.55%	3.80%	3.26%	2.21%	2.29%	3.11%	2.21%	3.28%	3.34%	2.21%	2.53%	2.38%	3.12%	6.80%	6.60%	4.10%	6.79%	6.91%	6.65%
31	3.54%	3.12%	3.20%	3.13%	3.79%	2.80%	3.08%	2.52%	3.47%	2.85%	2.25%	2.46%	2.36%	3.32%	6.47%	7.06%	4.60%	6.86%	7.01%	7.36%
32	2.98%	3.33%	2.44%	2.50%	2.27%	2.33%	2.64%	2.63%	2.84%	3.19%	2.05%	2.35%	2.38%	3.85%	7.02%	6.56%	4.96%	7.04%	7.21%	7.76%
33	3.14%	3.60%	2.21%	2.18%	3.56%	2.07%	2.71%	3.21%	2.79%	2.92%	2.01%	2.36%	3.38%	3.66%	6.82%	6.81%	5.24%	6.69%	7.28%	7.69%
34	3.85%	3.35%	2.39%	1.84%	3.42%	2.69%	3.05%	3.43%	1.97%	3.29%	2.70%	2.63%	2.92%	3.28%	7.59%	7.15%	5.76%	6.29%	8.04%	7.70%
35	3.51%	3.68%	1.80%	2.52%	3.11%	2.29%	3.24%	3.54%	2.88%	3.73%	2.33%	2.59%	2.87%	3.57%	7.30%	7.96%	6.22%	6.50%	8.18%	7.62%
36	4.69%	4.74%	3.00%	3.04%	2.94%	2.78%	3.18%	4.01%	2.78%	3.86%	3.09%	3.24%	2.92%	4.12%	7.99%	8.33%	5.67%	6.87%	8.21%	8.48%
37	3.11%	2.87%	3.28%	4.70%	3.21%	3.07%	4.03%	4.39%	2.49%	3.72%	2.32%	2.80%	2.53%	4.52%	8.09%	8.68%	5.89%	7.87%	8.55%	9.44%
38	3.63%	2.81%	3.91%	3.49%	2.06%	3.08%	3.39%	3.58%	2.62%	3.00%	2.54%	3.23%	2.34%	4.28%	8.68%	9.00%	6.37%	8.41%	8.99%	9.10%
39	2.01%	2.71%	2.53%	2.45%	2.50%	2.94%	3.97%	3.43%	2.81%	3.88%	3.02%	2.96%	2.89%	4.55%	8.64%	8.30%	6.07%	8.31%	9.09%	8.86%
40	2.89%	2.58%	1.81%	3.39%	3.06%	3.88%	3.94%	3.77%	2.66%	4.42%	3.24%	3.24%	3.23%	4.47%	8.77%	9.03%	6.63%	8.67%	9.87%	8.80%
41	2.62%	2.46%	2.53%	1.89%	3.77%	3.47%	4.10%	4.34%	3.98%	4.27%	3.08%	3.20%	3.23%	4.17%	9.16%	8.64%	7.16%	8.94%	9.12%	9.11%
42	3.02%	2.27%	2.31%	1.93%	4.67%	3.64%	4.29%	4.34%	3.87%	4.74%	2.70%	3.62%	3.66%	4.93%	9.19%	9.27%	7.89%	9.34%	9.16%	9.41%
43	3.31%	3.63%	1.90%	1.92%	4.78%	4.15%	4.07%	4.32%	4.51%	4.56%	3.05%	3.24%	3.46%	4.76%	9.20%	9.66%	8.25%	9.64%	8.89%	9.63%
44	3.76%	2.45%	0.75%	2.87%	4.56%	4.38%	4.12%	4.18%	4.02%	5.05%	2.60%	3.75%	3.98%	4.92%	10.13%	10.28%	7.64%	9.82%	9.42%	10.16%
45	3.31%	3.54%	1.98%	2.57%	5.21%	4.96%	3.55%	4.31%	4.09%	6.03%	3.54%	3.98%	3.33%	4.65%	10.67%	10.54%	8.37%	9.43%	9.54%	10.40%
46	4.73%	1.98%	2.34%	3.06%	4.55%	4.58%	4.11%	4.54%	4.85%	5.12%	3.24%	3.74%	3.54%	4.62%	11.24%	10.84%	9.10%	9.17%	9.80%	10.43%
47	3.40%	2.34%	1.30%	3.69%	3.67%	4.03%	4.41%	5.47%	5.00%	4.78%	4.29%	3.74%	3.82%	4.85%	10.87%	10.03%	8.89%	9.57%	10.37%	11.32%
48	4.00%	3.30%	2.36%	3.71%	3.83%	5.13%	4.78%	6.15%	3.90%	5.98%	5.23%	4.73%	4.27%	4.43%	10.90%	10.02%	8.62%	9.28%	10.19%	11.06%
49	3.85%	3.53%	3.21%	2.42%	4.38%	4.00%	4.76%	5.87%	4.21%	6.40%	4.96%	5.21%	4.59%	5.58%	13.13%	10.54%	9.30%	10.00%	10.78%	12.05%
50	2.98%	3.51%	3.38%	3.95%	2.23%	4.99%	5.51%	7.31%	4.75%	5.88%	5.91%	5.13%	4.19%	5.89%	13.31%	11.15%	9.01%	10.23%	10.52%	10.71%
51	0.75%	3.92%	3.66%	4.49%	3.21%	5.50%	5.28%	5.96%	5.09%	4.81%	5.25%	4.65%	4.71%	6.18%	13.93%	11.38%	9.75%	10.49%	11.20%	10.82%
52	0.87%	2.81%	3.90%	4.42%	4.18%	4.84%	5.33%	6.08%	5.74%	4.94%	4.92%	4.59%	4.73%	6.46%	13.27%	10.90%	10.19%	11.22%	11.16%	10.60%
53	1.66%	3.56%	4.56%	4.32%	4.40%	6.02%	4.92%	6.94%	5.34%	5.95%	5.26%	5.13%	5.25%	6.04%	13.71%	12.29%	10.35%	11.40%	10.80%	11.21%
54	2.02%	5.84%	3.85%	3.86%	4.92%	6.07%	5.49%	5.94%	6.20%	6.09%	5.13%	5.02%	5.53%	5.95%	13.39%	12.93%	10.32%	12.40%	10.94%	11.77%
55	3.52%	6.34%	1.76%	5.47%	4.71%	7.36%	5.36%	5.50%	7.29%	6.79%	5.36%	6.46%	5.80%	5.90%	14.13%	13.08%	9.72%	12.05%	11.00%
56	4.53%	5.27%	3.34%	6.65%	4.53%	6.54%	5.54%	5.45%	7.44%	6.34%	8.44%	6.75%	5.49%	6.60%	15.00%	13.31%	10.63%	11.97%	11.22%

Annex II - 30

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
57	2.89%	5.21%	4.29%	6.29%	6.03%	5.66%	5.67%	5.90%	7.80%	6.41%	7.61%	6.44%	5.70%	7.44%	14.32%	15.32%	10.95%	11.96%	10.64%
58	4.95%	3.39%	2.94%	5.83%	5.99%	6.88%	6.24%	7.48%	7.41%	7.46%	7.85%	6.74%	6.53%	6.48%	16.49%	14.49%	11.62%	11.92%
59	5.88%	3.71%	4.11%	8.11%	4.15%	6.46%	5.51%	7.84%	7.63%	7.41%	7.11%	5.29%	5.38%	7.33%	17.56%	15.04%	11.28%	12.51%
60	6.33%	3.99%	5.79%	8.12%	4.66%	6.97%	5.14%	9.37%	7.21%	7.45%	8.44%	7.22%	6.35%	7.88%	17.00%	15.36%	12.37%	13.88%
61	4.92%	4.90%	7.23%	8.83%	4.98%	8.77%	5.64%	11.14%	8.32%	9.31%	8.23%	6.79%	7.25%	7.72%	18.33%	15.81%	11.07%
62	5.65%	7.14%	8.46%	8.45%	4.90%	8.27%	5.25%	10.48%	9.88%	11.20%	9.17%	8.21%	6.74%	7.81%	17.75%	16.51%	12.25%
63	5.32%	5.88%	7.51%	9.14%	6.43%	8.47%	5.26%	10.31%	10.97%	10.53%	10.91%	8.09%	7.45%	8.84%	20.55%	17.21%	11.26%
64	5.80%	5.99%	8.84%	9.37%	7.51%	8.58%	7.32%	11.85%	11.24%	11.38%	10.67%	9.32%	8.61%	10.23%	21.78%	18.69%
65	6.62%	3.65%	7.62%	9.99%	5.94%	13.49%	10.40%	12.48%	10.37%	11.85%	10.34%	10.03%	9.05%	10.27%	22.67%	20.02%
66	10.35%	3.72%	4.83%	10.18%	8.34%	11.24%	12.95%	12.50%	12.72%	11.65%	12.47%	10.44%	10.01%	10.75%	22.83%	25.10%
67	8.34%	5.96%	7.31%	9.42%	6.14%	14.41%	12.28%	16.37%	13.22%	13.98%	15.06%	11.29%	10.60%	11.95%	22.77%
68	8.09%	4.93%	7.18%	10.69%	7.68%	18.67%	14.91%	16.61%	17.25%	17.55%	17.47%	12.88%	13.12%	11.89%	27.01%
69	14.76%	7.00%	11.73%	14.33%	8.84%	16.72%	13.92%	17.84%	21.48%	13.83%	22.06%	16.67%	14.75%	12.66%	31.97%
70	17.11%	12.00%	9.61%	21.35%	15.79%	16.76%	20.06%	16.08%	28.03%	22.89%	24.70%	16.10%	22.37%	15.56%
71	22.70%	8.66%	15.40%	31.43%	18.73%	34.86%	27.90%	29.67%	34.40%	29.25%	31.32%	24.84%	23.26%	20.65%
72	37.73%	17.62%	30.71%	56.76%	24.13%	49.75%	29.88%	51.88%	49.25%	40.67%	40.27%	33.66%	30.12%	19.75%

Annex II - 31

Static Pool Delinquency (>30 DPD) (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.11%	0.12%	0.22%	0.20%	0.20%	0.32%	0.26%	0.24%	0.09%	0.12%	0.11%	0.12%	0.07%	0.13%	0.14%	0.08%	0.03%
3	0.30%	0.28%	0.46%	0.36%	0.48%	0.67%	0.60%	0.45%	0.39%	0.33%	0.26%	0.41%	0.13%	0.31%	0.29%	0.21%	0.18%
4	0.57%	0.59%	0.89%	0.86%	0.90%	1.26%	1.23%	0.64%	0.63%	0.56%	0.71%	0.47%	0.33%	0.53%	0.45%	0.39%
5	0.72%	0.74%	0.98%	0.91%	1.36%	1.50%	1.43%	0.94%	0.88%	0.83%	1.17%	0.62%	0.41%	0.59%	0.64%	0.44%
6	0.66%	1.03%	1.13%	1.15%	2.08%	2.41%	1.61%	1.11%	1.31%	1.41%	1.47%	0.87%	0.61%	0.98%	0.86%	0.46%
7	0.82%	1.30%	1.39%	1.60%	2.01%	2.65%	1.84%	1.61%	1.54%	1.46%	1.19%	1.05%	1.01%	1.17%	1.02%
8	1.10%	1.45%	1.71%	2.03%	2.15%	2.76%	1.86%	1.53%	1.55%	1.60%	0.99%	1.00%	1.19%	1.14%	1.24%
9	1.72%	1.81%	2.18%	2.18%	2.42%	2.66%	2.00%	1.26%	1.42%	1.71%	1.04%	1.27%	1.18%	1.19%	1.37%
10	1.89%	1.82%	2.28%	2.00%	3.19%	2.75%	2.69%	1.60%	1.66%	1.75%	1.46%	1.57%	1.41%	1.14%
11	1.67%	1.97%	2.38%	2.32%	3.09%	2.89%	2.89%	2.24%	1.91%	1.87%	2.24%	1.69%	1.66%	1.72%
12	2.05%	2.30%	2.52%	2.94%	3.26%	3.70%	3.12%	2.73%	2.33%	2.16%	2.30%	2.04%	1.81%	1.62%
13	2.34%	2.71%	2.50%	2.81%	3.42%	4.15%	3.50%	2.72%	2.64%	2.95%	2.32%	2.50%	1.83%
14	2.21%	2.69%	2.75%	3.31%	3.58%	4.49%	4.00%	2.82%	2.70%	3.08%	2.82%	2.33%	2.13%
15	2.69%	2.96%	3.29%	3.69%	4.02%	4.80%	3.94%	2.91%	3.37%	3.15%	2.86%	3.00%	2.48%
16	2.93%	3.23%	3.42%	3.79%	4.58%	4.83%	4.22%	3.01%	3.31%	3.11%	3.34%	2.79%
17	3.28%	3.57%	4.02%	4.22%	4.21%	5.79%	4.31%	3.31%	3.95%	3.28%	3.20%	2.76%
18	3.41%	3.94%	3.91%	4.69%	4.81%	5.82%	5.15%	3.47%	4.06%	3.70%	3.39%	2.92%
19	3.74%	4.27%	4.12%	5.20%	4.87%	6.40%	4.87%	4.15%	3.95%	3.98%	2.69%
20	3.65%	5.02%	4.19%	4.97%	5.35%	6.48%	5.37%	4.86%	4.09%	4.98%	3.10%
21	4.34%	5.12%	4.79%	5.28%	5.97%	6.15%	5.30%	4.56%	4.31%	3.62%	2.45%
22	4.59%	4.90%	5.31%	5.18%	5.80%	6.46%	5.42%	4.50%	5.23%	3.03%
23	4.46%	4.78%	5.44%	5.63%	5.81%	7.01%	5.67%	4.88%	4.95%	2.98%
24	4.52%	5.00%	5.43%	5.59%	5.10%	7.32%	5.80%	5.22%	4.90%	3.57%
25	4.64%	5.77%	5.54%	5.70%	5.70%	6.75%	6.08%	5.75%	4.98%
26	4.23%	5.92%	5.40%	5.71%	6.17%	8.17%	5.94%	4.51%	5.31%
27	4.52%	5.97%	5.18%	5.68%	6.19%	7.80%	7.10%	4.44%	4.97%
28	5.25%	6.10%	5.12%	5.59%	6.15%	7.71%	7.16%	4.58%
29	5.26%	6.08%	5.67%	5.83%	6.58%	8.74%	7.37%	5.25%
30	5.51%	7.00%	5.99%	6.63%	6.81%	8.49%	6.60%	5.48%
31	5.40%	6.52%	6.09%	6.74%	7.10%	8.94%	6.01%
32	5.76%	6.86%	6.16%	6.67%	7.28%	9.06%	6.32%
33	6.31%	7.04%	6.00%	6.67%	7.49%	8.89%	7.20%
34	6.49%	6.76%	6.93%	6.56%	7.42%	8.48%
35	6.57%	6.63%	6.99%	6.97%	7.55%	9.49%
36	6.93%	7.05%	7.31%	8.02%	6.66%	9.05%
37	7.67%	7.57%	7.61%	7.77%	6.92%
38	6.89%	7.82%	8.03%	8.03%	7.35%
39	7.72%	8.28%	8.00%	8.09%	7.98%
40	7.51%	7.88%	8.28%	7.52%
41	8.41%	8.24%	7.91%	7.25%
42	8.11%	8.67%	6.67%	7.52%
43	8.17%	9.04%	7.32%
44	8.20%	8.94%	7.47%
45	8.87%	8.05%	7.46%
46	8.88%	7.85%
47	7.85%	8.97%
48	8.57%	9.70%
49	8.76%
50	9.04%
51	9.22%

Annex II - 32

ABS Total

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	0.84%	0.84%	0.36%	0.50%	0.87%	0.50%	0.61%	0.43%	0.40%	0.35%	0.67%	0.48%	0.48%	0.38%	0.38%	0.36%	0.45%	0.33%	0.31%	0.41%
1	1.69%	1.47%	1.48%	1.96%	2.34%	1.07%	0.81%	1.38%	2.29%	1.50%	1.53%	1.20%	0.95%	0.51%	0.98%	0.79%	1.21%	1.51%	1.00%	1.58%
2	1.54%	1.00%	1.42%	1.92%	1.36%	1.35%	1.50%	1.70%	2.04%	0.80%	1.89%	1.45%	0.93%	0.94%	1.42%	1.19%	1.55%	1.59%	1.39%	1.65%
3	2.07%	0.67%	1.21%	1.97%	0.98%	1.12%	0.80%	0.73%	1.23%	1.42%	1.41%	1.02%	0.81%	1.50%	1.39%	1.49%	1.62%	1.98%	1.72%	2.03%
4	1.19%	1.45%	1.07%	0.79%	1.20%	1.18%	0.99%	1.47%	1.62%	1.23%	1.26%	1.35%	1.19%	1.30%	1.54%	1.52%	1.98%	2.04%	2.06%	2.22%
5	1.64%	1.46%	0.15%	1.54%	1.66%	1.48%	1.14%	1.22%	1.60%	1.21%	1.39%	1.32%	1.72%	1.65%	1.79%	2.14%	2.22%	1.96%	1.92%	2.41%
6	1.08%	1.07%	1.87%	1.10%	0.70%	1.18%	1.00%	1.09%	1.50%	1.60%	1.44%	1.58%	1.59%	1.18%	1.90%	1.88%	2.10%	2.24%	1.92%	2.05%
7	1.32%	0.63%	1.38%	0.98%	2.16%	1.31%	1.03%	0.95%	1.08%	1.28%	1.22%	1.34%	1.88%	1.37%	1.93%	1.79%	1.85%	2.06%	2.23%	2.31%
8	1.38%	1.15%	0.58%	1.28%	1.71%	1.15%	1.59%	1.12%	1.46%	1.61%	1.38%	1.28%	1.44%	1.41%	2.08%	2.35%	1.90%	2.06%	1.80%	1.52%
9	1.10%	0.98%	1.18%	1.23%	1.28%	1.23%	1.40%	1.77%	1.25%	1.32%	1.36%	1.37%	1.32%	1.86%	2.23%	1.99%	1.98%	2.03%	1.89%	1.71%
10	0.88%	1.43%	1.11%	1.63%	1.28%	1.58%	1.21%	1.89%	1.38%	1.55%	1.24%	1.49%	1.22%	1.53%	2.21%	1.84%	2.24%	1.86%	1.61%	1.65%
11	0.79%	0.91%	1.34%	0.80%	0.26%	0.72%	1.44%	1.12%	1.30%	1.35%	1.79%	1.37%	1.18%	1.61%	2.34%	1.96%	1.98%	2.01%	1.57%	1.31%
12	2.04%	1.22%	1.24%	1.26%	1.06%	1.43%	1.19%	1.57%	1.42%	1.49%	1.88%	1.72%	1.58%	1.68%	1.87%	1.96%	2.13%	2.20%	1.49%	1.31%
13	1.55%	1.06%	1.03%	1.41%	1.09%	1.19%	1.17%	1.54%	1.13%	1.77%	1.55%	1.59%	1.60%	1.96%	1.76%	1.96%	1.88%	1.95%	1.40%	1.15%
14	1.00%	1.46%	0.66%	1.31%	1.00%	0.58%	1.19%	1.22%	1.32%	1.15%	1.58%	1.44%	1.50%	1.83%	2.02%	1.68%	1.86%	1.77%	1.27%	1.20%
15	0.69%	1.54%	1.13%	0.80%	1.52%	1.57%	0.97%	1.73%	1.09%	1.85%	1.81%	1.22%	1.52%	1.73%	1.87%	1.84%	1.79%	1.62%	1.20%	0.93%
16	0.79%	1.45%	1.23%	1.21%	1.33%	1.28%	1.46%	1.33%	1.68%	1.42%	1.61%	1.39%	1.62%	1.64%	1.71%	1.69%	1.70%	1.46%	1.34%	1.08%
17	0.87%	1.32%	1.23%	1.39%	0.87%	1.33%	1.24%	1.39%	1.39%	1.47%	1.47%	1.56%	1.75%	1.38%	1.62%	1.78%	1.68%	1.14%	0.94%	1.05%
18	1.54%	1.23%	0.17%	0.92%	1.27%	1.66%	1.53%	1.17%	1.63%	1.50%	1.13%	1.47%	1.28%	1.46%	1.95%	1.91%	1.64%	1.26%	1.14%	1.01%
19	1.80%	0.88%	1.22%	1.52%	1.55%	1.43%	1.10%	1.38%	1.52%	1.28%	1.62%	1.66%	1.37%	1.44%	1.68%	1.75%	1.32%	1.10%	1.08%	1.08%
20	0.89%	1.03%	1.12%	0.67%	0.92%	1.40%	1.35%	1.26%	1.43%	1.34%	1.72%	1.56%	1.44%	1.17%	1.94%	1.78%	1.22%	1.04%	1.06%	1.08%
21	0.77%	1.04%	0.98%	1.50%	1.14%	1.32%	1.12%	1.32%	1.27%	1.26%	1.66%	1.52%	1.58%	1.67%	1.61%	1.54%	1.00%	1.06%	1.02%	0.95%
22	1.25%	1.44%	0.94%	0.84%	1.09%	0.98%	1.09%	1.11%	0.86%	1.39%	1.52%	1.53%	1.78%	1.33%	1.70%	1.46%	1.26%	1.13%	0.99%	1.08%
23	1.07%	1.69%	1.31%	1.10%	0.93%	1.47%	1.36%	1.63%	1.46%	1.72%	1.71%	1.50%	1.34%	1.52%	1.69%	1.28%	1.23%	1.00%	1.16%	0.92%
24	1.38%	0.83%	0.80%	1.46%	1.32%	1.23%	1.28%	1.37%	1.29%	1.29%	1.41%	1.45%	1.51%	1.30%	1.34%	1.13%	1.19%	1.23%	1.02%	0.95%
25	1.70%	1.50%	1.62%	1.25%	0.88%	0.96%	1.36%	1.02%	1.49%	1.65%	1.78%	1.77%	1.34%	1.41%	1.39%	1.33%	1.13%	1.10%	0.96%	0.99%
26	0.50%	1.26%	1.43%	1.63%	0.91%	1.14%	0.88%	1.20%	1.37%	1.82%	1.52%	1.14%	1.74%	1.41%	1.15%	0.93%	1.38%	1.13%	0.89%	0.84%
27	1.88%	1.32%	1.08%	1.36%	0.43%	1.20%	1.39%	1.21%	1.62%	1.39%	1.65%	1.23%	1.29%	1.21%	1.53%	1.17%	1.08%	1.10%	0.75%	1.02%
28	1.32%	1.64%	0.98%	1.25%	1.26%	1.01%	1.47%	1.30%	1.56%	1.48%	1.62%	1.23%	1.22%	0.97%	1.05%	1.16%	0.88%	0.88%	0.82%	1.10%
29	1.27%	1.55%	1.33%	1.22%	1.23%	1.49%	1.45%	1.36%	1.56%	1.31%	1.26%	1.42%	1.38%	1.13%	0.90%	1.25%	0.93%	0.90%	0.97%	0.91%
30	0.79%	1.26%	1.22%	1.31%	1.50%	1.09%	0.96%	1.37%	1.48%	1.42%	1.37%	1.40%	1.28%	1.02%	1.09%	0.96%	1.03%	0.81%	1.06%	1.01%
31	1.38%	1.00%	1.00%	1.46%	1.41%	0.93%	1.43%	1.76%	1.33%	1.55%	1.56%	1.44%	1.13%	0.97%	1.09%	1.19%	0.95%	0.87%	1.09%	0.97%
32	1.50%	1.32%	1.63%	1.37%	1.50%	1.38%	1.60%	1.29%	1.21%	1.44%	1.06%	1.01%	0.99%	0.86%	1.19%	1.16%	0.94%	0.89%	1.16%	0.96%
33	0.84%	0.75%	1.39%	1.19%	1.09%	1.12%	1.47%	1.77%	1.36%	1.34%	1.43%	1.24%	1.16%	1.12%	1.35%	1.07%	0.82%	0.81%	0.93%	1.07%
34	1.02%	0.58%	1.01%	1.00%	0.97%	1.31%	1.38%	1.51%	1.35%	1.40%	1.01%	1.19%	1.18%	1.22%	1.19%	0.98%	0.93%	0.96%	0.95%	0.86%
35	1.01%	0.60%	0.75%	1.21%	1.35%	1.35%	1.43%	1.45%	1.29%	1.52%	1.20%	1.05%	1.02%	1.20%	1.29%	1.09%	0.85%	1.07%	0.77%	1.09%
36	0.81%	0.42%	1.34%	0.80%	1.34%	1.28%	0.97%	1.41%	1.10%	1.42%	1.20%	1.12%	1.07%	0.79%	1.02%	0.83%	0.85%	0.99%	1.02%	0.98%
37	0.86%	1.32%	1.33%	1.11%	1.12%	1.31%	1.26%	1.30%	1.50%	1.24%	1.07%	0.88%	1.14%	0.94%	0.96%	1.15%	0.99%	0.99%	0.96%	0.88%
38	0.97%	1.05%	1.33%	1.01%	1.51%	1.18%	1.34%	1.24%	1.04%	1.20%	0.90%	0.96%	1.18%	0.95%	1.00%	0.98%	1.03%	0.91%	0.98%	0.90%
39	1.05%	1.35%	1.16%	1.21%	1.21%	1.20%	1.12%	1.56%	1.28%	1.13%	1.07%	1.28%	0.93%	0.96%	0.96%	1.04%	1.03%	1.03%	0.93%	1.08%
40	1.38%	0.88%	1.49%	1.16%	1.48%	1.13%	0.88%	1.36%	1.17%	1.08%	1.06%	1.00%	1.01%	1.08%	0.80%	1.07%	0.94%	1.13%	0.78%	0.97%
41	1.25%	1.51%	1.05%	1.45%	1.58%	0.90%	1.45%	1.02%	1.11%	1.06%	0.86%	0.87%	1.13%	0.94%	0.75%	1.11%	0.95%	0.98%	1.13%	0.99%
42	0.94%	1.22%	1.52%	1.40%	1.08%	1.22%	1.22%	1.25%	1.06%	1.03%	1.14%	1.03%	1.07%	0.86%	0.92%	1.02%	0.97%	1.00%	1.04%	1.12%
43	1.37%	1.07%	1.22%	1.31%	0.93%	1.05%	1.19%	0.99%	1.07%	0.81%	0.86%	0.98%	0.94%	0.83%	0.95%	0.99%	1.04%	0.84%	1.01%	1.06%
44	1.28%	1.22%	1.36%	1.24%	1.46%	1.31%	1.31%	0.99%	0.87%	0.85%	1.13%	1.16%	0.98%	0.84%	1.12%	0.86%	1.08%	1.04%	1.05%	1.12%
45	1.41%	1.00%	1.42%	1.22%	1.14%	1.36%	1.27%	1.39%	0.92%	0.97%	1.17%	1.15%	0.70%	0.82%	0.96%	1.01%	0.87%	1.02%	0.99%	0.96%
46	1.21%	0.90%	1.27%	1.54%	1.06%	1.32%	0.99%	1.04%	0.82%	1.10%	0.78%	0.86%	0.90%	1.07%	0.96%	1.06%	0.79%	1.01%	1.06%	1.05%
47	1.13%	1.02%	1.19%	0.96%	1.26%	1.34%	1.30%	1.04%	0.92%	0.94%	0.80%	1.01%	0.92%	0.98%	0.88%	1.02%	1.08%	1.06%	1.02%	0.86%
48	1.34%	1.45%	1.25%	1.06%	1.17%	1.14%	1.24%	1.17%	1.07%	1.01%	0.83%	1.04%	1.22%	0.98%	1.02%	0.86%	0.97%	1.02%	1.07%	0.88%
49	1.31%	1.37%	1.31%	0.74%	1.00%	1.31%	1.20%	1.09%	0.85%	0.99%	1.09%	0.92%	1.04%	0.98%	1.13%	1.15%	0.99%	1.00%	1.06%	1.10%
50	1.01%	1.16%	1.30%	1.36%	1.32%	1.08%	0.77%	1.04%	1.00%	1.08%	0.99%	0.96%	1.03%	1.04%	1.02%	0.70%	1.02%	0.87%	1.03%	1.02%
51	1.40%	0.98%	1.04%	0.77%	0.85%	0.92%	0.93%	1.14%	1.13%	1.01%	0.75%	1.14%	1.02%	1.08%	0.80%	1.08%	1.04%	0.98%	0.84%	1.00%
52	1.12%	0.93%	1.22%	1.03%	1.20%	1.15%	0.62%	1.18%	0.97%	0.98%	0.88%	1.14%	1.00%	0.96%	0.79%	1.19%	0.97%	1.09%	0.94%	1.18%
53	1.07%	1.08%	1.28%	1.17%	1.30%	0.78%	0.78%	0.69%	1.04%	0.71%	0.99%	1.04%	1.01%	1.05%	1.09%	0.94%	1.01%	1.05%	0.95%	1.06%
54	1.09%	1.08%	1.13%	1.46%	1.21%	0.78%	0.84%	1.08%	1.07%	0.86%	0.98%	0.79%	1.05%	1.02%	1.11%	0.91%	1.08%	1.07%	1.05%	1.03%
55	0.91%	0.88%	1.13%	0.39%	1.00%	0.91%	0.91%	1.06%	0.78%	0.86%	0.79%	1.06%	1.13%	0.94%	1.04%	0.81%	1.01%	1.02%	1.08%
56	0.96%	0.86%	0.77%	1.14%	0.81%	0.88%	0.77%	1.08%	0.96%	1.04%	1.13%	1.04%	1.06%	0.99%	0.89%	1.05%	0.83%	0.98%	1.05%
57	0.91%	1.28%	0.90%	0.78%	0.84%	1.09%	1.03%	0.67%	0.86%	1.01%	0.99%	0.91%	1.03%	1.07%	0.99%	1.02%	1.02%	1.02%	0.88%

Annex II - 33

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
58	0.56%	1.13%	1.12%	0.96%	1.10%	0.98%	0.80%	1.01%	0.98%	0.99%	1.00%	0.88%	0.98%	1.12%	0.85%	1.02%	0.92%	1.04%
59	0.95%	1.13%	0.96%	1.04%	1.06%	1.14%	0.90%	0.86%	0.92%	1.03%	1.03%	1.05%	1.08%	1.13%	0.89%	0.88%	1.02%	1.07%
60	1.33%	1.09%	1.02%	1.13%	1.21%	1.01%	1.10%	0.66%	1.09%	0.98%	1.14%	1.04%	1.07%	1.08%	1.02%	0.97%	1.14%	0.85%
61	1.12%	1.03%	0.77%	0.97%	1.22%	1.05%	1.01%	0.93%	1.00%	0.68%	1.01%	1.02%	1.09%	1.05%	0.86%	0.94%	1.15%
62	1.13%	0.71%	0.85%	0.84%	0.86%	0.86%	0.89%	1.01%	1.10%	1.03%	1.05%	0.97%	0.92%	1.01%	0.99%	0.99%	1.01%
63	1.16%	0.94%	0.71%	1.13%	0.53%	0.87%	1.12%	1.09%	0.67%	0.99%	0.98%	1.11%	1.08%	1.12%	1.06%	1.09%	0.97%
64	1.12%	1.04%	1.06%	0.91%	0.78%	1.00%	0.80%	1.12%	1.09%	1.07%	0.92%	0.80%	1.11%	1.01%	0.80%	1.00%
65	1.19%	0.60%	1.12%	1.20%	1.01%	1.01%	1.04%	0.83%	0.94%	0.92%	1.17%	1.19%	1.05%	1.01%	1.06%	1.07%
66	1.02%	0.86%	1.14%	1.08%	1.16%	1.09%	1.11%	1.08%	1.09%	1.05%	1.01%	1.04%	1.14%	1.07%	1.20%	0.85%
67	1.26%	0.32%	0.88%	1.18%	1.02%	0.83%	1.13%	1.00%	1.12%	0.87%	0.91%	1.05%	1.08%	1.06%	1.18%
68	1.08%	1.14%	1.17%	1.28%	1.14%	1.16%	1.19%	1.08%	1.08%	1.04%	1.23%	1.21%	1.12%	1.10%	1.01%
69	0.59%	1.04%	1.08%	1.24%	1.05%	1.09%	1.21%	1.14%	1.12%	1.15%	1.07%	1.03%	1.05%	1.20%	1.08%
70	1.03%	1.32%	1.29%	1.18%	1.06%	1.24%	1.06%	1.23%	1.15%	1.15%	1.17%	1.17%	1.19%	1.16%
71	1.24%	1.33%	1.32%	1.28%	1.30%	1.15%	1.29%	1.25%	1.31%	1.19%	1.19%	1.24%	1.23%	1.19%
72	1.32%	1.14%	1.34%	1.06%	1.32%	1.05%	1.16%	0.97%	1.26%	1.18%	1.04%	5.26%	1.17%	1.18%

Annex II - 34

ABS Total (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	0.49%	0.53%	0.69%	0.41%	0.40%	0.70%	0.53%	0.73%	0.83%	0.86%	0.86%	0.47%	0.73%	0.83%	0.74%	0.59%	0.69%	0.57%
1	1.41%	1.71%	1.56%	1.73%	1.72%	1.88%	1.39%	1.46%	1.66%	1.85%	2.43%	1.50%	1.85%	2.11%	2.01%	1.40%	1.94%
2	1.83%	1.98%	1.41%	1.47%	2.13%	1.87%	1.73%	1.14%	1.69%	1.49%	1.65%	1.64%	1.77%	1.45%	1.74%	1.56%	1.76%
3	1.87%	1.73%	1.42%	1.57%	1.67%	1.58%	1.28%	1.24%	1.09%	1.53%	1.65%	1.85%	1.99%	1.58%	1.27%	1.43%	1.77%
4	1.94%	1.96%	1.33%	1.57%	1.66%	1.61%	1.40%	1.55%	1.75%	1.77%	1.60%	1.84%	1.65%	1.60%	1.53%	1.94%
5	1.81%	1.61%	1.33%	1.71%	1.94%	1.63%	1.34%	1.87%	1.26%	2.11%	1.62%	1.87%	1.75%	1.88%	1.40%	1.67%
6	1.75%	1.41%	1.50%	1.57%	1.72%	1.24%	1.25%	1.59%	1.67%	1.82%	1.84%	1.74%	2.03%	1.65%	1.55%	1.62%
7	1.44%	1.42%	1.31%	1.56%	1.45%	1.22%	1.82%	1.37%	1.67%	1.65%	1.80%	1.76%	1.78%	1.41%	1.56%
8	1.43%	0.99%	1.48%	1.47%	1.51%	1.43%	1.15%	1.34%	1.21%	1.47%	1.80%	1.67%	1.74%	1.50%	1.76%
9	1.17%	1.02%	1.18%	1.21%	1.47%	1.45%	1.40%	1.26%	1.39%	1.81%	1.77%	1.59%	1.66%	1.58%	1.62%
10	1.13%	1.15%	1.22%	1.38%	1.11%	1.46%	1.06%	1.16%	1.32%	1.57%	2.08%	1.29%	1.65%	1.74%
11	1.04%	1.05%	1.07%	1.13%	1.19%	1.31%	1.20%	1.25%	1.22%	1.49%	1.90%	1.46%	1.45%	1.68%
12	1.09%	1.31%	1.39%	1.12%	1.42%	1.30%	1.11%	1.31%	1.61%	1.80%	1.52%	1.60%	1.47%	1.79%
13	0.99%	1.19%	1.30%	1.00%	1.18%	1.43%	1.19%	0.83%	1.66%	1.97%	1.74%	1.41%	1.54%
14	1.15%	1.17%	1.08%	0.90%	1.37%	1.36%	1.17%	1.56%	1.59%	1.70%	1.38%	1.26%	2.02%
15	0.92%	1.21%	0.91%	1.26%	1.26%	1.39%	1.04%	1.25%	1.66%	1.57%	1.38%	1.32%	1.49%
16	1.14%	1.12%	0.94%	1.08%	1.28%	1.24%	0.98%	1.17%	1.41%	1.47%	1.63%	1.54%
17	1.02%	0.79%	0.84%	1.06%	1.23%	1.22%	1.12%	1.32%	1.38%	1.18%	1.19%	1.63%
18	1.02%	0.86%	1.05%	1.16%	1.33%	1.21%	1.26%	1.67%	1.43%	1.39%	1.37%	1.50%
19	1.10%	0.87%	1.17%	1.12%	1.15%	1.13%	1.26%	1.52%	1.43%	1.45%	1.45%
20	1.12%	0.81%	1.11%	1.38%	0.95%	1.03%	1.22%	1.50%	1.33%	1.34%	1.18%
21	0.90%	1.07%	1.22%	1.27%	1.26%	1.08%	1.41%	1.35%	1.29%	1.49%	1.93%
22	0.83%	1.05%	1.00%	1.07%	1.17%	1.22%	1.25%	1.47%	1.27%	1.35%
23	0.81%	1.14%	1.12%	1.03%	1.24%	1.48%	1.39%	1.15%	1.40%	1.22%
24	1.00%	1.18%	1.07%	1.20%	1.36%	1.15%	1.34%	1.24%	1.25%	1.50%
25	0.97%	1.08%	0.99%	1.09%	1.13%	1.41%	1.29%	0.94%	1.43%
26	1.04%	1.12%	1.29%	1.00%	1.21%	1.23%	1.10%	1.04%	1.54%
27	1.17%	1.00%	0.90%	1.17%	1.15%	1.21%	1.07%	1.13%	1.44%
28	0.89%	1.21%	1.10%	1.12%	1.13%	1.24%	1.19%	1.35%
29	1.02%	0.89%	0.96%	1.25%	1.17%	1.37%	1.26%	1.16%
30	0.97%	0.95%	1.03%	1.13%	1.18%	1.06%	1.06%	0.99%
31	0.97%	0.98%	1.04%	1.20%	1.22%	1.01%	1.26%
32	0.86%	0.84%	0.98%	1.16%	1.05%	1.25%	1.35%
33	0.88%	1.11%	1.19%	1.21%	1.23%	1.12%	1.24%
34	1.10%	1.02%	1.12%	0.97%	1.17%	1.19%
35	1.03%	1.18%	1.08%	1.07%	0.78%	1.25%
36	1.16%	1.21%	1.05%	1.01%	1.13%	1.03%
37	1.09%	1.06%	1.07%	1.17%	1.18%
38	1.00%	1.12%	0.91%	1.11%	1.02%
39	0.99%	0.97%	1.13%	0.88%	1.01%
40	1.14%	1.13%	1.12%	1.18%
41	1.12%	1.07%	1.13%	1.13%
42	1.15%	1.05%	1.07%	1.05%
43	1.20%	0.95%	1.06%
44	1.07%	1.08%	1.10%
45	0.84%	1.05%	1.05%
46	1.02%	1.15%
47	1.00%	1.11%
48	1.00%	1.03%
49	1.07%
50	1.09%
51	1.12%

Annex II - 35

ABS Voluntary

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	0.84%	0.84%	0.36%	0.50%	0.87%	0.50%	0.61%	0.43%	0.40%	0.35%	0.67%	0.48%	0.48%	0.38%	0.38%	0.36%	0.45%	0.33%	0.31%	0.41%
1	1.69%	1.47%	1.48%	1.96%	2.34%	1.07%	0.81%	1.38%	2.29%	1.50%	1.48%	1.20%	0.95%	0.51%	0.98%	0.76%	1.21%	1.51%	1.00%	1.57%
2	1.54%	1.00%	1.26%	1.83%	1.36%	1.35%	1.50%	1.70%	2.04%	0.80%	1.81%	1.45%	0.93%	0.92%	1.42%	1.18%	1.54%	1.58%	1.39%	1.64%
3	1.94%	0.67%	1.21%	1.97%	0.89%	1.12%	0.80%	0.73%	1.16%	1.28%	1.36%	0.99%	0.81%	1.47%	1.33%	1.46%	1.61%	1.97%	1.69%	2.00%
4	1.19%	1.45%	1.07%	0.79%	1.20%	1.04%	0.99%	1.47%	1.62%	1.20%	1.21%	1.33%	1.16%	1.29%	1.48%	1.52%	1.96%	2.02%	2.03%	2.19%
5	1.64%	1.36%	0.05%	1.20%	1.51%	1.31%	0.94%	1.08%	1.58%	0.97%	1.05%	0.95%	1.40%	1.52%	1.56%	1.99%	2.11%	1.89%	1.87%	2.29%
6	1.08%	1.06%	1.87%	0.66%	0.70%	0.96%	0.95%	1.00%	1.18%	1.39%	1.33%	1.39%	1.51%	1.18%	1.86%	1.87%	2.08%	2.14%	1.82%	1.95%
7	1.27%	0.53%	1.21%	0.98%	1.80%	0.95%	0.93%	0.87%	1.05%	1.19%	1.11%	1.31%	1.81%	1.26%	1.73%	1.76%	1.79%	2.01%	2.13%	2.15%
8	1.38%	1.14%	0.40%	1.28%	1.59%	0.96%	1.43%	1.07%	1.29%	1.31%	1.37%	1.18%	1.43%	1.38%	2.01%	2.28%	1.84%	1.97%	1.73%	1.47%
9	1.10%	0.87%	0.63%	0.98%	1.10%	1.06%	1.16%	1.51%	1.13%	1.32%	1.22%	1.36%	1.32%	1.80%	2.15%	1.94%	1.91%	2.01%	1.81%	1.56%
10	0.88%	1.41%	0.97%	1.52%	1.14%	1.57%	1.03%	1.45%	1.29%	1.40%	1.12%	1.41%	1.10%	1.41%	2.14%	1.80%	2.22%	1.76%	1.51%	1.57%
11	0.61%	0.70%	1.33%	0.80%	0.26%	0.51%	1.10%	0.94%	1.14%	1.29%	1.77%	1.29%	1.11%	1.50%	2.25%	1.86%	1.84%	1.94%	1.49%	1.21%
12	2.03%	0.97%	1.19%	1.26%	1.06%	1.30%	1.06%	1.33%	1.36%	1.37%	1.84%	1.68%	1.53%	1.61%	1.81%	1.85%	2.06%	2.08%	1.43%	1.25%
13	1.42%	1.06%	1.03%	1.13%	1.09%	1.02%	1.11%	1.21%	0.96%	1.62%	1.52%	1.48%	1.58%	1.87%	1.68%	1.86%	1.84%	1.87%	1.28%	1.00%
14	1.00%	1.36%	0.44%	1.16%	1.00%	0.57%	0.97%	1.06%	1.27%	1.11%	1.55%	1.30%	1.44%	1.77%	1.92%	1.62%	1.81%	1.66%	1.13%	1.10%
15	0.51%	1.37%	0.81%	0.69%	1.52%	1.39%	0.83%	1.58%	1.02%	1.77%	1.64%	1.18%	1.38%	1.68%	1.83%	1.80%	1.74%	1.54%	1.09%	0.77%
16	0.79%	1.09%	0.96%	1.13%	1.21%	1.21%	1.27%	1.18%	1.65%	1.32%	1.57%	1.34%	1.57%	1.58%	1.53%	1.54%	1.61%	1.38%	1.20%	0.95%
17	0.64%	1.25%	1.10%	1.02%	0.58%	0.99%	1.16%	1.34%	1.26%	1.43%	1.41%	1.50%	1.73%	1.33%	1.51%	1.67%	1.58%	0.98%	0.75%	0.91%
18	1.29%	1.01%	0.17%	0.64%	0.89%	1.55%	1.50%	0.97%	1.58%	1.40%	1.04%	1.32%	1.22%	1.42%	1.78%	1.80%	1.50%	1.04%	0.97%	0.86%
19	1.80%	0.88%	0.92%	1.26%	1.40%	1.19%	0.99%	1.19%	1.48%	1.13%	1.55%	1.60%	1.34%	1.42%	1.59%	1.70%	1.22%	0.95%	0.96%	0.86%
20	0.89%	1.00%	0.93%	0.67%	0.92%	1.31%	1.09%	1.19%	1.30%	1.29%	1.72%	1.50%	1.38%	1.11%	1.86%	1.66%	1.09%	0.88%	1.00%	0.88%
21	0.77%	0.91%	0.97%	1.16%	0.73%	1.08%	1.04%	1.24%	1.25%	1.18%	1.66%	1.48%	1.52%	1.60%	1.58%	1.46%	0.93%	0.91%	0.84%	0.76%
22	1.25%	1.07%	0.77%	0.69%	1.09%	0.75%	0.95%	1.11%	0.81%	1.39%	1.46%	1.50%	1.72%	1.31%	1.49%	1.39%	1.11%	0.92%	0.85%	0.87%
23	0.56%	1.56%	1.11%	0.76%	0.87%	1.19%	1.30%	1.56%	1.34%	1.68%	1.63%	1.48%	1.34%	1.44%	1.63%	1.13%	1.17%	0.87%	1.04%	0.77%
24	1.38%	0.83%	0.80%	1.18%	1.27%	0.96%	1.25%	1.34%	1.26%	1.25%	1.39%	1.41%	1.45%	1.24%	1.16%	0.97%	1.11%	1.01%	0.81%	0.80%
25	1.60%	1.30%	1.58%	1.18%	0.78%	0.77%	1.31%	0.99%	1.39%	1.61%	1.76%	1.69%	1.27%	1.33%	1.26%	1.22%	1.01%	1.00%	0.77%	0.79%
26	0.19%	1.07%	1.17%	1.46%	0.83%	1.07%	0.85%	1.20%	1.27%	1.80%	1.52%	1.11%	1.69%	1.35%	1.09%	0.79%	1.24%	0.95%	0.72%	0.62%
27	1.73%	1.23%	0.74%	1.27%	0.23%	1.20%	1.35%	1.21%	1.62%	1.38%	1.64%	1.17%	1.23%	1.13%	1.41%	1.12%	1.01%	0.87%	0.56%	0.77%
28	1.32%	1.64%	0.98%	1.25%	1.20%	0.90%	1.36%	1.20%	1.56%	1.42%	1.56%	1.20%	1.18%	0.90%	0.91%	0.74%	0.84%	0.74%	0.60%	0.85%
29	1.23%	1.31%	1.27%	1.21%	1.19%	1.49%	1.27%	1.36%	1.47%	1.24%	1.26%	1.39%	1.30%	1.04%	0.84%	1.09%	0.79%	0.77%	0.80%	0.70%
30	0.57%	1.19%	0.72%	1.13%	1.46%	0.98%	0.89%	1.31%	1.46%	1.37%	1.35%	1.36%	1.25%	0.90%	0.99%	0.88%	0.89%	0.64%	0.84%	0.74%
31	1.38%	0.78%	0.85%	1.39%	1.35%	0.85%	1.43%	1.70%	1.27%	1.50%	1.52%	1.36%	1.09%	0.93%	1.02%	1.08%	0.83%	0.67%	0.88%	0.80%
32	1.50%	1.23%	1.46%	0.98%	1.43%	1.35%	1.53%	1.26%	0.89%	1.38%	1.06%	1.01%	0.99%	0.75%	1.05%	0.81%	0.86%	0.67%	0.94%	0.76%
33	0.59%	0.67%	1.27%	1.19%	1.09%	1.12%	1.45%	1.73%	1.35%	1.29%	1.40%	1.16%	1.07%	1.02%	1.29%	0.86%	0.68%	0.72%	0.78%	0.80%
34	1.02%	0.58%	1.01%	1.00%	0.91%	1.31%	1.23%	1.45%	1.27%	1.34%	1.01%	1.18%	1.12%	1.15%	0.97%	0.78%	0.78%	0.82%	0.75%	0.67%
35	1.01%	0.60%	0.75%	1.20%	1.29%	1.35%	1.41%	1.40%	1.25%	1.43%	1.14%	1.00%	0.85%	1.11%	1.08%	0.87%	0.77%	0.92%	0.61%	0.87%
36	0.81%	0.42%	1.34%	0.80%	1.27%	1.20%	0.97%	1.35%	1.08%	1.35%	1.18%	0.98%	1.05%	0.67%	0.83%	0.74%	0.69%	0.90%	0.79%	0.76%
37	0.86%	1.05%	1.28%	1.11%	1.07%	1.27%	1.23%	1.24%	1.46%	1.18%	0.92%	0.82%	1.06%	0.84%	0.78%	1.03%	0.93%	0.84%	0.75%	0.71%
38	0.97%	1.05%	1.26%	0.92%	1.50%	1.18%	1.32%	1.14%	0.96%	1.09%	0.76%	0.96%	1.10%	0.82%	0.80%	0.72%	1.01%	0.77%	0.79%	0.68%
39	0.89%	1.22%	0.93%	1.13%	1.21%	1.18%	1.08%	1.53%	1.25%	1.10%	1.03%	1.19%	0.93%	0.86%	0.69%	0.95%	0.95%	0.90%	0.68%	0.92%
40	1.38%	0.69%	1.49%	1.11%	1.45%	1.10%	0.81%	1.33%	1.08%	1.05%	1.06%	0.98%	0.99%	0.92%	0.67%	0.86%	0.79%	0.93%	0.63%	0.67%
41	1.25%	1.44%	1.05%	1.42%	1.54%	0.90%	1.45%	1.02%	1.11%	0.94%	0.82%	0.85%	1.04%	0.82%	0.68%	0.93%	0.85%	0.86%	0.91%	0.88%
42	0.94%	1.22%	1.48%	1.40%	0.98%	1.17%	1.22%	1.22%	1.06%	0.90%	1.04%	0.99%	1.03%	0.71%	0.78%	0.83%	0.86%	0.75%	0.87%	0.88%
43	1.37%	1.07%	1.22%	1.31%	0.93%	1.05%	1.05%	0.82%	1.03%	0.81%	0.80%	0.88%	0.94%	0.71%	0.87%	0.82%	0.86%	0.71%	0.82%	0.92%
44	1.20%	1.16%	1.33%	1.24%	1.37%	1.31%	1.31%	0.89%	0.79%	0.77%	1.13%	1.08%	0.93%	0.69%	1.03%	0.77%	0.92%	0.85%	0.92%	0.98%
45	1.41%	1.00%	1.39%	1.22%	1.03%	1.36%	1.23%	1.37%	0.78%	0.97%	1.15%	1.13%	0.60%	0.70%	0.82%	0.72%	0.78%	0.91%	0.91%	0.76%
46	1.21%	0.90%	1.27%	1.51%	1.00%	1.25%	0.99%	1.00%	0.82%	1.03%	0.68%	0.80%	0.90%	1.04%	0.86%	0.93%	0.68%	0.89%	0.89%	0.87%
47	1.13%	0.93%	1.19%	0.96%	1.09%	1.26%	1.28%	1.01%	0.73%	0.87%	0.76%	0.94%	0.83%	0.92%	0.71%	0.85%	0.96%	0.97%	0.93%	0.64%
48	1.33%	1.42%	1.20%	0.91%	1.17%	1.14%	1.21%	1.09%	0.98%	1.01%	0.83%	0.99%	1.18%	0.92%	0.91%	0.77%	0.88%	0.83%	0.94%	0.74%
49	1.31%	1.30%	1.31%	0.52%	1.00%	1.29%	1.08%	1.04%	0.75%	0.87%	1.01%	0.88%	1.01%	0.94%	1.01%	0.98%	0.95%	0.81%	0.95%	0.93%
50	1.01%	1.06%	1.26%	1.32%	1.26%	1.04%	0.77%	0.98%	0.97%	0.98%	0.94%	0.96%	0.99%	0.99%	0.83%	0.65%	0.91%	0.73%	0.85%	0.88%
51	1.40%	0.76%	0.95%	0.77%	0.85%	0.78%	0.76%	1.05%	1.10%	0.94%	0.75%	1.06%	0.92%	1.05%	0.77%	1.03%	0.90%	0.83%	0.75%	0.80%
52	1.12%	0.82%	1.22%	1.03%	1.20%	1.15%	0.54%	1.12%	0.92%	0.91%	0.82%	1.04%	0.95%	0.89%	0.72%	1.06%	0.90%	1.01%	0.73%	1.09%
53	1.07%	1.01%	1.18%	1.17%	1.30%	0.78%	0.73%	0.50%	1.00%	0.63%	0.99%	1.04%	1.00%	0.87%	0.94%	0.86%	0.84%	0.94%	0.82%	0.93%
54	1.09%	1.08%	1.09%	1.46%	1.14%	0.50%	0.71%	1.02%	1.01%	0.80%	0.94%	0.79%	1.01%	0.99%	0.96%	0.83%	0.96%	0.99%	0.95%	0.98%
55	0.91%	0.88%	1.06%	0.39%	0.89%	0.91%	0.76%	1.00%	0.61%	0.80%	0.79%	0.97%	1.05%	0.81%	0.98%	0.70%	0.90%	0.95%	0.97%
56	0.96%	0.72%	0.77%	1.04%	0.67%	0.82%	0.77%	1.08%	0.88%	0.94%	1.11%	0.99%	1.04%	0.95%	0.77%	0.97%	0.74%	0.87%	0.92%

Annex II - 36

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
57	0.91%	1.28%	0.90%	0.78%	0.84%	1.06%	0.88%	0.67%	0.75%	0.97%	0.91%	0.88%	0.93%	1.02%	0.86%	0.88%	0.92%	0.97%	0.77%
58	0.56%	1.13%	1.12%	0.96%	1.07%	0.93%	0.80%	0.87%	0.95%	0.82%	1.00%	0.67%	0.95%	1.07%	0.71%	0.93%	0.85%	0.96%
59	0.95%	1.13%	0.96%	0.85%	1.06%	1.14%	0.85%	0.77%	0.90%	1.02%	1.02%	0.98%	1.07%	1.08%	0.79%	0.67%	0.95%	1.02%
60	1.33%	1.09%	1.02%	1.13%	1.17%	1.01%	1.06%	0.66%	1.07%	0.94%	1.10%	0.96%	1.06%	0.99%	0.88%	0.81%	1.07%	0.81%
61	1.12%	1.03%	0.77%	0.73%	1.22%	1.05%	0.91%	0.82%	1.00%	0.68%	0.99%	0.96%	0.96%	1.00%	0.71%	0.79%	1.08%
62	1.13%	0.71%	0.85%	0.84%	0.86%	0.75%	0.89%	0.89%	1.04%	1.00%	1.00%	0.95%	0.86%	0.97%	0.87%	0.94%	0.95%
63	1.08%	0.94%	0.71%	1.13%	0.53%	0.87%	1.12%	1.09%	0.62%	0.96%	0.97%	1.04%	1.00%	1.09%	0.86%	0.99%	0.92%
64	1.12%	1.04%	1.06%	0.91%	0.78%	0.96%	0.80%	1.10%	1.02%	0.98%	0.90%	0.80%	1.09%	0.97%	0.69%	0.98%
65	1.19%	-0.25%	1.05%	1.20%	1.01%	1.01%	1.04%	0.76%	0.82%	0.84%	1.11%	1.18%	0.97%	0.99%	0.88%	1.00%
66	1.02%	0.86%	0.90%	1.08%	1.16%	1.09%	1.11%	1.04%	1.03%	0.95%	1.01%	1.02%	1.11%	1.03%	1.16%	0.85%
67	1.26%	0.32%	0.88%	1.08%	1.02%	0.73%	1.09%	0.96%	1.06%	0.87%	0.91%	1.02%	1.00%	0.99%	1.12%
68	1.08%	1.14%	1.17%	1.26%	1.07%	1.08%	1.13%	1.05%	1.01%	1.01%	1.15%	1.16%	1.10%	1.04%	1.00%
69	0.59%	1.04%	1.08%	1.24%	0.84%	0.99%	1.21%	1.11%	1.05%	1.15%	1.04%	0.94%	0.98%	1.16%	1.06%
70	1.03%	1.32%	1.22%	1.18%	1.06%	1.18%	0.90%	1.17%	1.09%	1.13%	1.09%	1.14%	1.18%	1.14%
71	1.24%	1.31%	1.32%	1.25%	1.30%	1.10%	1.27%	1.22%	1.24%	1.11%	1.19%	1.21%	1.23%	1.17%
72	1.30%	0.87%	1.32%	1.06%	1.27%	0.85%	1.06%	0.74%	1.15%	1.07%	0.43%	3.17%	1.15%	1.15%

Annex II - 37

ABS Voluntary (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	0.49%	0.53%	0.69%	0.41%	0.40%	0.70%	0.53%	0.73%	0.83%	0.86%	0.86%	0.47%	0.73%	0.83%	0.74%	0.59%	0.69%	0.57%
1	1.41%	1.71%	1.56%	1.73%	1.72%	1.88%	1.39%	1.46%	1.66%	1.85%	2.43%	1.50%	1.85%	2.11%	2.01%	1.40%	1.94%
2	1.80%	1.98%	1.37%	1.45%	2.12%	1.84%	1.73%	1.14%	1.69%	1.49%	1.62%	1.64%	1.77%	1.45%	1.74%	1.56%	1.75%
3	1.87%	1.72%	1.39%	1.57%	1.66%	1.53%	1.23%	1.24%	1.07%	1.53%	1.64%	1.82%	1.99%	1.58%	1.26%	1.42%	1.77%
4	1.91%	1.93%	1.33%	1.54%	1.64%	1.57%	1.35%	1.52%	1.73%	1.73%	1.60%	1.83%	1.63%	1.55%	1.48%	1.92%
5	1.71%	1.55%	1.24%	1.61%	1.85%	1.46%	1.27%	1.76%	1.09%	2.06%	1.53%	1.77%	1.69%	1.83%	1.35%	1.62%
6	1.66%	1.37%	1.49%	1.45%	1.61%	1.18%	1.15%	1.49%	1.61%	1.78%	1.78%	1.59%	2.02%	1.51%	1.50%	1.59%
7	1.32%	1.28%	1.18%	1.43%	1.27%	0.96%	1.68%	1.26%	1.48%	1.53%	1.51%	1.71%	1.73%	1.32%	1.48%
8	1.29%	0.91%	1.38%	1.35%	1.34%	1.21%	1.02%	1.27%	1.01%	1.43%	1.61%	1.48%	1.69%	1.43%	1.70%
9	1.11%	0.96%	1.00%	1.09%	1.25%	1.04%	1.22%	1.17%	1.32%	1.68%	1.57%	1.49%	1.59%	1.56%	1.56%
10	1.04%	1.06%	1.11%	1.18%	1.01%	1.26%	0.91%	1.00%	1.25%	1.53%	2.01%	1.16%	1.50%	1.62%
11	0.97%	0.88%	0.86%	1.03%	0.92%	1.15%	1.02%	1.15%	1.10%	1.42%	1.80%	1.42%	1.34%	1.57%
12	0.99%	1.14%	1.11%	0.97%	1.30%	1.11%	0.96%	1.18%	1.53%	1.57%	1.39%	1.47%	1.38%	1.70%
13	0.90%	1.06%	1.16%	0.85%	1.01%	1.11%	0.93%	0.74%	1.46%	1.88%	1.63%	1.32%	1.46%
14	1.02%	1.02%	0.93%	0.67%	1.11%	1.15%	0.95%	1.31%	1.47%	1.55%	1.25%	1.12%	1.91%
15	0.80%	1.02%	0.78%	1.11%	1.09%	1.02%	0.73%	1.14%	1.47%	1.46%	1.17%	1.26%	1.35%
16	0.88%	0.93%	0.73%	0.92%	1.15%	0.93%	0.76%	1.04%	1.33%	1.21%	1.57%	1.37%
17	0.87%	0.64%	0.58%	0.88%	0.93%	1.02%	0.83%	1.22%	1.17%	0.98%	0.99%	1.48%
18	0.77%	0.66%	0.81%	0.92%	1.15%	0.92%	1.04%	1.37%	1.23%	1.18%	1.29%	1.20%
19	0.79%	0.63%	0.93%	0.96%	0.91%	0.80%	1.07%	1.45%	1.29%	1.27%	1.32%
20	0.88%	0.67%	0.80%	1.01%	0.81%	0.67%	1.03%	1.37%	1.23%	1.20%	1.00%
21	0.76%	0.85%	1.00%	1.04%	0.98%	0.87%	1.02%	1.24%	1.17%	1.21%	1.72%
22	0.65%	0.81%	0.75%	0.69%	0.93%	0.92%	1.02%	1.24%	1.15%	1.23%
23	0.58%	0.87%	0.83%	0.81%	1.00%	1.19%	1.18%	1.09%	1.18%	0.97%
24	0.77%	1.04%	0.85%	0.98%	1.07%	1.00%	1.01%	0.96%	1.14%	1.38%
25	0.75%	0.89%	0.78%	0.84%	0.94%	1.07%	1.17%	0.83%	1.31%
26	0.88%	0.89%	1.03%	0.75%	1.07%	0.96%	0.84%	0.74%	1.36%
27	0.93%	0.78%	0.69%	0.94%	0.91%	0.98%	0.79%	0.89%	1.20%
28	0.69%	0.91%	0.80%	1.00%	0.91%	0.97%	0.99%	1.19%
29	0.80%	0.65%	0.77%	1.11%	0.90%	1.07%	1.06%	1.00%
30	0.82%	0.76%	0.82%	0.85%	0.94%	0.78%	0.80%	0.82%
31	0.78%	0.67%	0.83%	1.06%	1.02%	0.76%	1.10%
32	0.72%	0.68%	0.80%	0.98%	0.78%	1.03%	1.26%
33	0.79%	0.86%	0.97%	1.00%	1.00%	0.96%	1.07%
34	0.93%	0.82%	0.82%	0.77%	0.92%	0.94%
35	0.77%	0.99%	0.79%	0.84%	0.55%	1.06%
36	0.98%	0.96%	0.89%	0.81%	0.89%	0.85%
37	0.99%	0.87%	0.88%	0.96%	0.94%
38	0.82%	0.98%	0.75%	0.88%	0.82%
39	0.87%	0.77%	0.91%	0.72%	0.88%
40	0.94%	0.90%	0.91%	1.01%
41	0.91%	0.98%	0.92%	0.92%
42	1.00%	0.82%	0.98%	0.81%
43	0.98%	0.78%	0.89%
44	0.97%	0.87%	0.98%
45	0.72%	0.89%	0.91%
46	0.83%	1.00%
47	0.82%	1.00%
48	0.91%	0.95%
49	0.96%
50	1.01%
51	1.03%

Annex II - 38

Deal Score 70-79

Origination Trends

	Wtd. Avg. FICO® Score	Wtd. Avg. APR	Wtd. Avg. Orig. Term (months)	Wtd. Avg. PTI	Wtd. Avg. Down Pmt.	Wtd. Avg. Amt. Fin.	Loan Count	Agg. Amt. Fin.
2017 Q1	706	6.08%	68	7.21%	$2,089	$16,466	614	$10,110,073
2017 Q2	709	6.27%	69	7.08%	$1,795	$16,882	773	$13,049,812
2017 Q3	708	7.05%	69	6.73%	$1,789	$16,649	780	$12,986,314
2017 Q4	713	6.80%	69	7.18%	$1,822	$17,743	894	$15,861,926
2018 Q1	712	7.12%	69	7.22%	$1,920	$17,896	1,147	$20,527,277
2018 Q2	710	6.68%	69	7.49%	$1,858	$19,320	1,704	$32,921,722
2018 Q3	712	6.68%	69	7.30%	$1,785	$19,534	1,931	$37,720,744
2018 Q4	711	7.34%	69	7.29%	$1,560	$19,210	1,895	$36,403,327
2019 Q1	714	7.07%	69	7.48%	$1,669	$19,523	2,422	$47,283,720
2019 Q2	716	7.15%	70	7.21%	$1,859	$20,553	3,136	$64,453,204
2019 Q3	714	7.19%	70	7.09%	$1,984	$21,353	3,098	$66,151,406
2019 Q4	706	7.13%	70	7.12%	$1,707	$20,610	3,351	$69,063,068
2020 Q1	703	6.97%	70	7.11%	$1,612	$20,144	3,606	$72,640,682
2020 Q2	707	7.75%	70	7.34%	$1,820	$18,695	5,121	$95,735,241
2020 Q3	671	10.16%	71	8.57%	$1,874	$20,038	6,974	$139,742,851
2020 Q4	675	9.24%	71	8.43%	$1,798	$20,969	7,601	$159,382,709
2021 Q1	690	7.97%	71	8.18%	$1,947	$20,796	8,865	$184,354,135
2021 Q2	689	7.67%	71	8.85%	$2,762	$23,974	11,334	$271,720,398
2021 Q3	692	7.16%	71	8.90%	$2,623	$25,358	12,689	$321,766,115
2021 Q4	691	7.79%	71	8.88%	$3,234	$25,951	12,841	$333,241,623
2022 Q1	698	7.24%	71	8.71%	$3,602	$26,914	11,845	$318,802,058
2022 Q2	698	9.11%	71	8.73%	$3,544	$25,159	12,263	$308,528,201
2022 Q3	701	9.85%	71	8.54%	$3,177	$25,343	10,239	$259,486,846
2022 Q4	704	11.19%	72	8.15%	$3,152	$24,948	8,055	$200,956,716
2023 Q1	700	11.65%	72	8.17%	$2,815	$24,624	7,135	$175,691,126
2023 Q2	698	12.25%	72	8.29%	$3,070	$26,408	7,444	$196,579,358
2023 Q3	696	12.77%	72	8.16%	$2,341	$25,878	6,027	$155,965,172
2023 Q4	690	12.92%	72	8.44%	$2,091	$25,772	4,921	$126,821,691
2024 Q1	688	13.40%	73	8.27%	$2,163	$25,847	5,153	$133,191,736
2024 Q2	682	13.81%	73	8.23%	$2,125	$25,989	5,705	$148,267,135
2024 Q3	678	13.94%	73	8.35%	$2,006	$26,406	6,208	$163,926,954
2024 Q4	697	13.35%	73	8.35%	$1,814	$26,583	6,974	$185,391,683
2025 Q1	696	13.45%	73	8.06%	$1,747	$26,349	7,973	$210,082,790
2025 Q2	698	11.88%	73	8.12%	$1,687	$27,777	11,666	$324,041,097
2025 Q3	702	11.11%	74	7.99%	$1,559	$28,360	14,772	$418,937,971
2025 Q4	711	9.87%	75	7.66%	$1,293	$28,727	15,571	$447,308,522
2026 Q1	712	9.61%	76	7.53%	$1,213	$30,020	18,063	$542,257,252
2026 Q2	705	9.64%	76	7.98%	$1,160	$31,932	23,206	$741,002,414

Annex II - 39

Cumulative Gross Loss

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.07%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.07%	0.00%	0.00%	0.00%	0.09%	0.00%	0.10%	0.09%	0.00%	0.03%	0.00%	0.00%	0.01%	0.02%	0.01%	0.01%	0.00%	0.01%
3	0.00%	0.00%	0.07%	0.00%	0.00%	0.12%	0.16%	0.00%	0.10%	0.15%	0.04%	0.09%	0.03%	0.03%	0.01%	0.07%	0.02%	0.02%	0.03%	0.01%
4	0.00%	0.00%	0.07%	0.00%	0.00%	0.12%	0.16%	0.07%	0.16%	0.30%	0.11%	0.09%	0.03%	0.04%	0.05%	0.09%	0.04%	0.03%	0.05%	0.03%
5	0.27%	0.55%	0.63%	0.10%	0.13%	0.19%	0.41%	0.15%	0.47%	0.53%	0.60%	0.58%	0.34%	0.18%	0.19%	0.21%	0.08%	0.08%	0.09%	0.12%
6	0.27%	0.75%	0.63%	0.10%	0.22%	0.25%	0.48%	0.19%	0.57%	0.55%	0.70%	0.71%	0.42%	0.21%	0.26%	0.27%	0.09%	0.11%	0.12%	0.17%
7	0.27%	0.75%	0.76%	0.10%	0.44%	0.29%	0.48%	0.28%	0.57%	0.62%	0.78%	0.73%	0.44%	0.46%	0.33%	0.33%	0.14%	0.15%	0.16%	0.21%
8	0.27%	0.75%	0.87%	0.10%	0.62%	0.32%	0.52%	0.28%	0.86%	0.65%	0.80%	0.74%	0.47%	0.41%	0.36%	0.38%	0.17%	0.17%	0.22%	0.21%
9	0.27%	0.91%	0.87%	0.19%	0.62%	0.36%	0.59%	0.28%	0.86%	0.72%	0.82%	0.78%	0.48%	0.41%	0.39%	0.41%	0.20%	0.19%	0.28%	0.27%
10	0.47%	1.02%	1.05%	0.19%	0.68%	0.49%	0.62%	0.28%	0.97%	0.72%	0.82%	0.78%	0.52%	0.42%	0.45%	0.46%	0.21%	0.20%	0.32%	0.36%
11	0.62%	1.02%	1.14%	0.19%	0.68%	0.60%	0.62%	0.28%	1.05%	0.80%	0.86%	0.82%	0.52%	0.50%	0.49%	0.49%	0.25%	0.23%	0.34%	0.40%
12	0.62%	1.14%	1.14%	0.19%	0.68%	0.66%	0.62%	0.31%	1.09%	0.80%	0.89%	0.88%	0.55%	0.50%	0.52%	0.52%	0.30%	0.30%	0.41%	0.46%
13	0.62%	1.14%	1.23%	0.28%	0.75%	0.80%	0.78%	0.32%	1.17%	0.80%	0.96%	0.88%	0.61%	0.51%	0.63%	0.58%	0.33%	0.34%	0.48%	0.50%
14	0.78%	1.14%	1.36%	0.29%	0.75%	1.03%	0.81%	0.41%	1.17%	0.88%	0.97%	0.88%	0.61%	0.51%	0.67%	0.61%	0.37%	0.35%	0.56%	0.53%
15	0.78%	1.14%	1.44%	0.39%	0.75%	1.15%	0.81%	0.51%	1.17%	0.91%	0.97%	0.94%	0.62%	0.53%	0.78%	0.64%	0.40%	0.39%	0.61%	0.59%
16	0.78%	1.14%	1.44%	0.39%	0.76%	1.27%	0.88%	0.55%	1.22%	1.00%	0.98%	0.96%	0.69%	0.55%	0.86%	0.78%	0.42%	0.46%	0.62%	0.63%
17	0.78%	1.14%	1.44%	0.39%	0.85%	1.32%	0.89%	0.55%	1.25%	1.00%	0.98%	0.98%	0.72%	0.56%	0.89%	0.81%	0.45%	0.49%	0.68%	0.68%
18	0.78%	1.19%	1.51%	0.39%	0.85%	1.48%	1.02%	0.64%	1.25%	1.06%	1.00%	1.02%	0.75%	0.58%	0.89%	0.86%	0.50%	0.52%	0.71%	0.70%
19	0.90%	1.39%	1.51%	0.39%	0.89%	1.48%	1.05%	0.67%	1.28%	1.13%	1.06%	1.07%	0.80%	0.60%	0.92%	0.89%	0.53%	0.54%	0.73%	0.76%
20	0.90%	1.39%	1.76%	0.39%	0.89%	1.52%	1.05%	0.70%	1.28%	1.23%	1.06%	1.07%	0.80%	0.64%	0.96%	0.94%	0.57%	0.61%	0.80%	0.86%
21	1.00%	1.51%	1.76%	0.49%	0.89%	1.52%	1.09%	0.75%	1.31%	1.31%	1.08%	1.07%	0.81%	0.69%	1.02%	1.01%	0.61%	0.68%	0.85%	0.95%
22	1.05%	1.51%	1.78%	0.58%	0.89%	1.58%	1.23%	0.81%	1.37%	1.35%	1.12%	1.16%	0.89%	0.74%	1.17%	1.05%	0.63%	0.74%	0.92%	0.98%
23	1.05%	1.51%	1.78%	0.65%	0.89%	1.58%	1.33%	0.81%	1.37%	1.35%	1.14%	1.18%	0.89%	0.74%	1.27%	1.08%	0.65%	0.83%	1.00%	1.11%
24	1.05%	1.62%	1.93%	0.65%	0.96%	1.58%	1.39%	0.81%	1.48%	1.38%	1.17%	1.25%	0.90%	0.76%	1.32%	1.14%	0.68%	0.86%	1.10%	1.19%
25	1.12%	1.62%	2.20%	0.65%	0.96%	1.61%	1.51%	0.82%	1.54%	1.41%	1.17%	1.25%	0.93%	0.77%	1.38%	1.24%	0.71%	0.91%	1.20%	1.25%
26	1.12%	1.62%	2.29%	0.75%	0.96%	1.66%	1.51%	0.82%	1.56%	1.44%	1.20%	1.30%	0.93%	0.82%	1.41%	1.32%	0.76%	0.99%	1.27%	1.33%
27	1.12%	1.62%	2.29%	0.75%	1.00%	1.70%	1.54%	0.92%	1.60%	1.44%	1.20%	1.33%	0.93%	0.84%	1.45%	1.36%	0.82%	1.02%	1.33%	1.36%
28	1.12%	1.79%	2.35%	0.75%	1.00%	1.81%	1.69%	0.96%	1.60%	1.44%	1.21%	1.36%	0.93%	0.88%	1.52%	1.41%	0.85%	1.10%	1.43%	1.47%
29	1.12%	1.93%	2.37%	0.75%	1.04%	1.81%	1.75%	0.99%	1.60%	1.47%	1.21%	1.36%	0.98%	0.93%	1.56%	1.52%	0.87%	1.19%	1.48%	1.54%
30	1.12%	2.02%	2.37%	0.75%	1.04%	1.90%	1.82%	1.09%	1.66%	1.56%	1.25%	1.36%	1.07%	0.98%	1.61%	1.57%	0.92%	1.25%	1.57%	1.63%
31	1.27%	2.02%	2.55%	0.93%	1.04%	1.90%	1.85%	1.13%	1.71%	1.60%	1.25%	1.38%	1.15%	1.05%	1.64%	1.60%	0.96%	1.30%	1.61%	1.67%
32	1.27%	2.02%	2.72%	1.00%	1.04%	1.90%	1.86%	1.13%	1.73%	1.64%	1.26%	1.39%	1.19%	1.05%	1.78%	1.63%	1.02%	1.35%	1.68%	1.73%
33	1.27%	2.02%	2.72%	1.00%	1.17%	1.90%	1.86%	1.15%	1.77%	1.64%	1.26%	1.39%	1.20%	1.05%	1.84%	1.68%	1.09%	1.38%	1.75%	1.84%
34	1.27%	2.02%	2.72%	1.07%	1.17%	1.90%	1.92%	1.15%	1.77%	1.64%	1.28%	1.41%	1.23%	1.09%	1.91%	1.70%	1.12%	1.45%	1.82%	1.93%
35	1.27%	2.02%	2.72%	1.07%	1.19%	1.90%	1.95%	1.20%	1.84%	1.67%	1.30%	1.42%	1.25%	1.10%	1.98%	1.76%	1.15%	1.48%	1.87%	2.01%
36	1.27%	2.02%	2.87%	1.07%	1.27%	1.94%	1.99%	1.20%	1.87%	1.73%	1.35%	1.49%	1.29%	1.13%	2.02%	1.79%	1.16%	1.50%	1.94%	2.06%
37	1.31%	2.02%	2.95%	1.24%	1.27%	1.94%	2.03%	1.20%	1.91%	1.75%	1.35%	1.53%	1.37%	1.16%	2.10%	1.84%	1.19%	1.56%	2.00%	2.13%
38	1.31%	2.09%	2.95%	1.24%	1.36%	1.94%	2.04%	1.20%	1.94%	1.78%	1.37%	1.55%	1.37%	1.18%	2.15%	1.89%	1.21%	1.60%	2.07%	2.18%
39	1.31%	2.09%	3.02%	1.24%	1.36%	1.94%	2.04%	1.20%	1.96%	1.80%	1.37%	1.55%	1.39%	1.22%	2.22%	1.92%	1.25%	1.65%	2.14%	2.26%
40	1.45%	2.09%	3.02%	1.24%	1.38%	1.97%	2.04%	1.23%	1.98%	1.80%	1.39%	1.56%	1.39%	1.25%	2.24%	1.95%	1.30%	1.69%	2.23%	2.31%
41	1.54%	2.09%	3.02%	1.24%	1.38%	2.00%	2.09%	1.26%	1.98%	1.81%	1.41%	1.56%	1.41%	1.31%	2.29%	1.99%	1.32%	1.76%	2.29%	2.39%
42	1.54%	2.16%	3.02%	1.24%	1.38%	2.02%	2.09%	1.30%	1.98%	1.84%	1.41%	1.58%	1.44%	1.33%	2.32%	2.02%	1.33%	1.79%	2.39%	2.43%
43	1.54%	2.16%	3.02%	1.27%	1.43%	2.05%	2.11%	1.32%	2.03%	1.87%	1.41%	1.60%	1.44%	1.37%	2.35%	2.07%	1.37%	1.85%	2.43%	2.49%
44	1.64%	2.22%	3.14%	1.27%	1.46%	2.09%	2.11%	1.32%	2.04%	1.89%	1.46%	1.64%	1.45%	1.38%	2.39%	2.12%	1.40%	1.90%	2.47%	2.55%
45	1.64%	2.22%	3.14%	1.27%	1.46%	2.09%	2.11%	1.32%	2.07%	1.89%	1.46%	1.66%	1.47%	1.41%	2.40%	2.21%	1.42%	1.94%	2.50%	2.60%
46	1.66%	2.22%	3.14%	1.27%	1.46%	2.11%	2.11%	1.40%	2.09%	1.90%	1.48%	1.67%	1.48%	1.42%	2.50%	2.25%	1.46%	1.96%	2.57%	2.68%
47	1.66%	2.22%	3.14%	1.27%	1.46%	2.11%	2.15%	1.40%	2.09%	1.90%	1.51%	1.67%	1.48%	1.42%	2.56%	2.29%	1.51%	2.00%	2.64%	2.74%
48	1.66%	2.22%	3.14%	1.34%	1.49%	2.11%	2.15%	1.40%	2.09%	1.93%	1.52%	1.68%	1.48%	1.42%	2.61%	2.32%	1.52%	2.05%	2.70%	2.80%
49	1.66%	2.22%	3.29%	1.34%	1.52%	2.11%	2.15%	1.46%	2.14%	1.96%	1.55%	1.71%	1.48%	1.44%	2.66%	2.34%	1.54%	2.08%	2.73%	2.82%
50	1.66%	2.22%	3.34%	1.34%	1.52%	2.11%	2.15%	1.46%	2.14%	1.96%	1.57%	1.72%	1.48%	1.46%	2.69%	2.39%	1.56%	2.13%	2.77%	2.89%
51	1.66%	2.22%	3.34%	1.34%	1.58%	2.14%	2.16%	1.46%	2.16%	1.96%	1.57%	1.73%	1.51%	1.47%	2.72%	2.47%	1.58%	2.16%	2.81%	2.91%
52	1.66%	2.22%	3.39%	1.34%	1.58%	2.14%	2.16%	1.46%	2.17%	1.97%	1.59%	1.77%	1.53%	1.48%	2.76%	2.49%	1.59%	2.18%	2.84%	2.94%
53	1.66%	2.22%	3.39%	1.34%	1.58%	2.14%	2.18%	1.49%	2.19%	1.98%	1.59%	1.80%	1.54%	1.50%	2.79%	2.50%	1.62%	2.21%	2.87%	2.96%
54	1.66%	2.22%	3.39%	1.35%	1.58%	2.17%	2.18%	1.54%	2.20%	1.99%	1.59%	1.83%	1.54%	1.52%	2.82%	2.54%	1.66%	2.23%	2.90%	2.98%
55	1.73%	2.27%	3.39%	1.44%	1.58%	2.20%	2.19%	1.54%	2.20%	1.99%	1.59%	1.83%	1.55%	1.55%	2.86%	2.55%	1.68%	2.27%	2.93%
56	1.73%	2.27%	3.39%	1.44%	1.59%	2.22%	2.21%	1.54%	2.22%	2.00%	1.59%	1.84%	1.57%	1.56%	2.87%	2.59%	1.70%	2.29%	2.96%
57	1.73%	2.27%	3.39%	1.44%	1.59%	2.22%	2.21%	1.54%	2.22%	2.01%	1.61%	1.84%	1.59%	1.57%	2.90%	2.59%	1.70%	2.32%	2.97%

Annex II - 40

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
58	1.73%	2.27%	3.39%	1.44%	1.59%	2.22%	2.24%	1.54%	2.22%	2.01%	1.62%	1.88%	1.59%	1.59%	2.92%	2.59%	1.73%	2.34%
59	1.73%	2.27%	3.39%	1.44%	1.59%	2.22%	2.24%	1.57%	2.23%	2.01%	1.62%	1.88%	1.61%	1.61%	2.94%	2.61%	1.74%	2.37%
60	1.73%	2.27%	3.39%	1.46%	1.61%	2.22%	2.25%	1.58%	2.23%	2.02%	1.62%	1.89%	1.62%	1.61%	2.98%	2.61%	1.76%	2.38%
61	1.73%	2.30%	3.39%	1.46%	1.61%	2.22%	2.25%	1.58%	2.24%	2.02%	1.62%	1.89%	1.62%	1.63%	2.99%	2.63%	1.77%
62	1.73%	2.30%	3.39%	1.46%	1.61%	2.22%	2.25%	1.58%	2.24%	2.03%	1.63%	1.90%	1.64%	1.63%	3.00%	2.66%	1.78%
63	1.73%	2.30%	3.39%	1.46%	1.63%	2.22%	2.25%	1.58%	2.25%	2.05%	1.64%	1.90%	1.64%	1.64%	3.00%	2.66%	1.80%
64	1.78%	2.30%	3.39%	1.49%	1.63%	2.22%	2.25%	1.58%	2.25%	2.05%	1.64%	1.91%	1.64%	1.67%	3.02%	2.67%
65	1.78%	2.32%	3.39%	1.49%	1.63%	2.24%	2.26%	1.58%	2.25%	2.05%	1.66%	1.91%	1.65%	1.67%	3.03%	2.68%
66	1.78%	2.32%	3.39%	1.49%	1.63%	2.25%	2.27%	1.58%	2.26%	2.05%	1.66%	1.92%	1.65%	1.68%	3.05%	2.68%
67	1.78%	2.32%	3.39%	1.50%	1.63%	2.25%	2.28%	1.60%	2.26%	2.06%	1.66%	1.93%	1.65%	1.69%	3.05%
68	1.78%	2.32%	3.39%	1.50%	1.64%	2.25%	2.28%	1.60%	2.26%	2.06%	1.66%	1.93%	1.66%	1.69%	3.06%
69	1.78%	2.33%	3.39%	1.51%	1.64%	2.25%	2.28%	1.61%	2.26%	2.07%	1.67%	1.93%	1.66%	1.69%	3.07%
70	1.78%	2.37%	3.39%	1.52%	1.64%	2.25%	2.28%	1.63%	2.26%	2.08%	1.67%	1.94%	1.66%	1.70%
71	1.78%	2.38%	3.39%	1.54%	1.65%	2.25%	2.29%	1.63%	2.26%	2.08%	1.68%	1.94%	1.66%	1.71%
72	1.78%	2.38%	3.39%	1.54%	1.65%	2.25%	2.29%	1.63%	2.26%	2.08%	1.69%	1.95%	1.67%	1.71%

Annex II - 41

Cumulative Gross Loss (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.01%	0.02%	0.03%	0.00%	0.00%	0.00%	0.00%	0.03%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%
3	0.05%	0.03%	0.05%	0.01%	0.01%	0.00%	0.00%	0.03%	0.02%	0.00%	0.00%	0.01%	0.02%	0.03%	0.01%	0.01%	0.00%
4	0.08%	0.06%	0.06%	0.02%	0.05%	0.00%	0.02%	0.07%	0.02%	0.00%	0.02%	0.01%	0.02%	0.04%	0.02%	0.02%
5	0.14%	0.12%	0.17%	0.04%	0.13%	0.09%	0.11%	0.11%	0.12%	0.07%	0.07%	0.07%	0.08%	0.11%	0.06%	0.04%
6	0.17%	0.16%	0.24%	0.07%	0.17%	0.21%	0.21%	0.15%	0.15%	0.09%	0.11%	0.10%	0.10%	0.15%	0.14%	0.09%
7	0.21%	0.19%	0.25%	0.15%	0.22%	0.33%	0.26%	0.19%	0.22%	0.12%	0.15%	0.14%	0.17%	0.21%	0.18%
8	0.27%	0.25%	0.26%	0.22%	0.30%	0.47%	0.37%	0.22%	0.34%	0.15%	0.24%	0.19%	0.23%	0.32%	0.22%
9	0.31%	0.30%	0.31%	0.33%	0.33%	0.57%	0.45%	0.34%	0.36%	0.25%	0.33%	0.25%	0.25%	0.38%	0.28%
10	0.33%	0.37%	0.37%	0.37%	0.40%	0.70%	0.57%	0.39%	0.45%	0.29%	0.39%	0.36%	0.31%	0.45%
11	0.37%	0.45%	0.43%	0.40%	0.55%	0.78%	0.70%	0.61%	0.55%	0.34%	0.46%	0.40%	0.34%	0.52%
12	0.42%	0.53%	0.53%	0.54%	0.67%	0.97%	0.78%	0.65%	0.63%	0.51%	0.54%	0.47%	0.44%	0.58%
13	0.49%	0.57%	0.65%	0.61%	0.72%	1.09%	0.85%	0.77%	0.69%	0.53%	0.63%	0.57%	0.49%
14	0.52%	0.65%	0.73%	0.67%	0.86%	1.16%	0.94%	0.85%	0.76%	0.59%	0.69%	0.63%	0.59%
15	0.61%	0.73%	0.83%	0.73%	0.95%	1.25%	1.06%	1.01%	0.84%	0.74%	0.82%	0.68%	0.73%
16	0.68%	0.82%	0.94%	0.82%	1.09%	1.42%	1.18%	1.17%	0.93%	0.86%	0.95%	0.74%
17	0.73%	0.86%	1.01%	0.90%	1.29%	1.59%	1.36%	1.22%	1.05%	0.92%	1.06%	0.83%
18	0.81%	0.91%	1.08%	0.95%	1.38%	1.71%	1.53%	1.30%	1.08%	1.03%	1.23%	0.94%
19	0.89%	0.97%	1.22%	1.04%	1.54%	1.85%	1.68%	1.45%	1.22%	1.11%	1.36%
20	0.97%	1.12%	1.33%	1.16%	1.65%	1.94%	1.81%	1.67%	1.39%	1.16%	1.48%
21	1.04%	1.22%	1.44%	1.29%	1.81%	2.13%	1.93%	1.81%	1.43%	1.34%	1.57%
22	1.09%	1.27%	1.53%	1.42%	1.92%	2.31%	2.15%	1.93%	1.51%	1.50%
23	1.15%	1.34%	1.60%	1.49%	2.02%	2.38%	2.29%	2.05%	1.61%	1.60%
24	1.24%	1.41%	1.68%	1.58%	2.14%	2.52%	2.40%	2.23%	1.74%	1.70%
25	1.32%	1.49%	1.76%	1.67%	2.22%	2.68%	2.61%	2.37%	1.85%
26	1.42%	1.59%	1.92%	1.76%	2.40%	2.80%	2.65%	2.51%	1.91%
27	1.47%	1.70%	2.01%	1.87%	2.49%	2.91%	2.77%	2.61%	2.02%
28	1.54%	1.78%	2.09%	1.94%	2.59%	3.00%	2.96%	2.63%
29	1.60%	1.85%	2.18%	2.03%	2.74%	3.14%	3.17%	2.76%
30	1.63%	1.90%	2.23%	2.15%	2.88%	3.22%	3.26%	2.90%
31	1.70%	1.96%	2.38%	2.25%	3.00%	3.34%	3.36%
32	1.77%	2.06%	2.49%	2.32%	3.04%	3.48%	3.46%
33	1.88%	2.16%	2.59%	2.43%	3.15%	3.57%	3.65%
34	1.92%	2.22%	2.70%	2.49%	3.21%	3.68%
35	1.98%	2.30%	2.79%	2.61%	3.31%	3.77%
36	2.02%	2.37%	2.87%	2.65%	3.42%	3.86%
37	2.06%	2.44%	2.94%	2.71%	3.53%
38	2.11%	2.56%	3.03%	2.76%	3.61%
39	2.17%	2.65%	3.11%	2.83%	3.61%
40	2.23%	2.71%	3.15%	2.90%
41	2.30%	2.76%	3.26%	2.98%
42	2.33%	2.81%	3.32%	3.07%
43	2.37%	2.88%	3.41%
44	2.42%	2.94%	3.46%
45	2.45%	2.97%	3.49%
46	2.52%	3.02%
47	2.55%	3.07%
48	2.59%	3.11%
49	2.62%
50	2.66%
51	2.69%

Annex II - 42

Cumulative Net Loss

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.07%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.07%	0.00%	0.00%	0.00%	0.09%	0.00%	0.08%	0.06%	0.00%	0.03%	0.00%	0.00%	0.01%	0.02%	0.01%	0.01%	0.00%	0.01%
3	0.00%	0.00%	0.07%	0.00%	0.00%	0.12%	0.09%	0.00%	0.04%	0.13%	0.05%	0.10%	0.03%	0.03%	0.01%	0.05%	0.01%	0.01%	0.02%	0.01%
4	0.00%	0.00%	0.04%	0.00%	0.00%	0.08%	0.05%	0.07%	0.10%	0.25%	0.05%	0.07%	0.01%	0.02%	0.05%	0.05%	0.03%	0.02%	0.03%	0.01%
5	0.27%	0.55%	0.60%	0.10%	0.13%	0.14%	0.30%	0.12%	0.37%	0.46%	0.53%	0.57%	0.32%	0.16%	0.18%	0.12%	0.06%	0.06%	0.07%	0.08%
6	0.27%	0.74%	0.58%	0.10%	0.21%	0.18%	0.33%	0.12%	0.45%	0.42%	0.61%	0.69%	0.40%	0.18%	0.24%	0.16%	0.07%	0.08%	0.10%	0.12%
7	0.27%	0.74%	0.71%	0.10%	0.43%	0.17%	0.30%	0.20%	0.39%	0.49%	0.67%	0.67%	0.42%	0.32%	0.28%	0.20%	0.11%	0.11%	0.14%	0.11%
8	0.27%	0.74%	0.81%	0.04%	0.61%	0.18%	0.34%	0.20%	0.62%	0.50%	0.68%	0.59%	0.45%	0.31%	0.30%	0.24%	0.12%	0.11%	0.16%	0.12%
9	0.27%	0.89%	0.81%	0.12%	0.59%	0.18%	0.39%	0.20%	0.59%	0.49%	0.64%	0.63%	0.45%	0.31%	0.31%	0.23%	0.12%	0.12%	0.19%	0.17%
10	0.47%	0.99%	0.99%	0.12%	0.65%	0.29%	0.38%	0.20%	0.70%	0.47%	0.62%	0.63%	0.48%	0.32%	0.36%	0.28%	0.12%	0.12%	0.21%	0.24%
11	0.58%	0.99%	1.09%	0.06%	0.63%	0.30%	0.37%	0.20%	0.77%	0.52%	0.66%	0.64%	0.47%	0.37%	0.40%	0.28%	0.15%	0.12%	0.20%	0.25%
12	0.58%	1.03%	1.05%	0.06%	0.59%	0.36%	0.37%	0.21%	0.74%	0.52%	0.65%	0.70%	0.51%	0.34%	0.39%	0.30%	0.19%	0.17%	0.25%	0.29%
13	0.55%	0.92%	1.01%	0.16%	0.66%	0.46%	0.47%	0.22%	0.82%	0.50%	0.67%	0.65%	0.54%	0.30%	0.43%	0.35%	0.19%	0.19%	0.30%	0.32%
14	0.71%	0.85%	1.08%	0.16%	0.66%	0.58%	0.46%	0.31%	0.80%	0.56%	0.64%	0.65%	0.48%	0.30%	0.45%	0.35%	0.21%	0.17%	0.33%	0.32%
15	0.70%	0.85%	1.07%	0.24%	0.64%	0.67%	0.46%	0.38%	0.77%	0.54%	0.63%	0.71%	0.47%	0.32%	0.51%	0.37%	0.22%	0.21%	0.37%	0.36%
16	0.54%	0.84%	1.02%	0.24%	0.65%	0.66%	0.53%	0.31%	0.81%	0.62%	0.64%	0.67%	0.51%	0.34%	0.55%	0.47%	0.22%	0.26%	0.37%	0.37%
17	0.53%	0.84%	1.02%	0.24%	0.66%	0.68%	0.52%	0.29%	0.80%	0.60%	0.64%	0.68%	0.54%	0.33%	0.56%	0.50%	0.22%	0.28%	0.41%	0.40%
18	0.53%	0.89%	1.10%	0.21%	0.65%	0.84%	0.60%	0.35%	0.80%	0.66%	0.65%	0.71%	0.56%	0.35%	0.55%	0.47%	0.25%	0.30%	0.42%	0.40%
19	0.65%	1.04%	1.10%	0.21%	0.62%	0.79%	0.58%	0.37%	0.78%	0.71%	0.70%	0.75%	0.58%	0.34%	0.54%	0.46%	0.26%	0.32%	0.41%	0.43%
20	0.64%	1.04%	1.37%	0.21%	0.60%	0.80%	0.58%	0.37%	0.78%	0.79%	0.67%	0.75%	0.55%	0.36%	0.56%	0.48%	0.29%	0.34%	0.44%	0.49%
21	0.64%	1.13%	0.92%	0.30%	0.60%	0.79%	0.59%	0.39%	0.80%	0.75%	0.68%	0.65%	0.52%	0.40%	0.60%	0.54%	0.32%	0.38%	0.47%	0.55%
22	0.70%	1.09%	0.94%	0.40%	0.59%	0.84%	0.71%	0.42%	0.86%	0.73%	0.73%	0.65%	0.60%	0.42%	0.70%	0.55%	0.31%	0.43%	0.52%	0.57%
23	0.65%	1.08%	0.93%	0.41%	0.59%	0.80%	0.69%	0.41%	0.85%	0.69%	0.73%	0.67%	0.58%	0.38%	0.73%	0.57%	0.33%	0.49%	0.56%	0.67%
24	0.65%	1.18%	1.08%	0.40%	0.66%	0.80%	0.75%	0.40%	0.92%	0.72%	0.74%	0.72%	0.57%	0.40%	0.75%	0.61%	0.35%	0.48%	0.62%	0.72%
25	0.72%	1.06%	1.35%	0.39%	0.64%	0.83%	0.85%	0.40%	0.91%	0.74%	0.74%	0.70%	0.59%	0.39%	0.81%	0.67%	0.34%	0.52%	0.66%	0.75%
26	0.66%	1.06%	1.27%	0.49%	0.64%	0.87%	0.81%	0.40%	0.90%	0.75%	0.75%	0.72%	0.58%	0.44%	0.83%	0.71%	0.38%	0.55%	0.70%	0.80%
27	0.66%	1.05%	1.19%	0.49%	0.67%	0.91%	0.84%	0.47%	0.92%	0.74%	0.69%	0.72%	0.54%	0.46%	0.82%	0.72%	0.42%	0.56%	0.74%	0.80%
28	0.66%	1.21%	1.25%	0.49%	0.67%	1.02%	0.97%	0.48%	0.87%	0.73%	0.69%	0.75%	0.50%	0.47%	0.88%	0.76%	0.42%	0.62%	0.81%	0.89%
29	0.66%	1.26%	1.27%	0.49%	0.67%	0.92%	0.88%	0.51%	0.87%	0.73%	0.68%	0.71%	0.55%	0.51%	0.89%	0.86%	0.44%	0.68%	0.82%	0.93%
30	0.66%	1.27%	1.27%	0.50%	0.67%	1.00%	0.94%	0.52%	0.93%	0.82%	0.72%	0.69%	0.62%	0.54%	0.93%	0.88%	0.48%	0.70%	0.87%	0.99%
31	0.72%	1.22%	1.46%	0.67%	0.66%	0.92%	0.97%	0.55%	0.97%	0.81%	0.72%	0.71%	0.65%	0.61%	0.89%	0.87%	0.50%	0.73%	0.88%	1.01%
32	0.72%	1.20%	1.62%	0.70%	0.66%	0.90%	0.98%	0.51%	0.97%	0.79%	0.73%	0.70%	0.66%	0.58%	0.99%	0.90%	0.51%	0.73%	0.90%	1.04%
33	0.72%	1.20%	1.50%	0.58%	0.76%	0.90%	0.91%	0.53%	1.00%	0.74%	0.73%	0.70%	0.67%	0.57%	0.99%	0.89%	0.55%	0.73%	0.95%	1.13%
34	0.72%	1.20%	1.50%	0.66%	0.76%	0.90%	0.96%	0.49%	0.97%	0.74%	0.74%	0.71%	0.68%	0.57%	1.00%	0.88%	0.56%	0.75%	0.99%	1.19%
35	0.72%	1.20%	1.39%	0.65%	0.77%	0.90%	0.97%	0.53%	1.04%	0.77%	0.74%	0.71%	0.69%	0.56%	1.04%	0.89%	0.57%	0.76%	1.01%	1.25%
36	0.72%	1.20%	1.54%	0.65%	0.85%	0.94%	1.00%	0.52%	1.04%	0.82%	0.79%	0.78%	0.72%	0.56%	1.06%	0.88%	0.57%	0.76%	1.06%	1.29%
37	0.76%	1.20%	1.64%	0.81%	0.77%	0.90%	1.01%	0.52%	1.08%	0.84%	0.75%	0.82%	0.75%	0.59%	1.11%	0.92%	0.57%	0.79%	1.09%	1.34%
38	0.72%	1.27%	1.57%	0.72%	0.86%	0.90%	1.01%	0.49%	1.11%	0.85%	0.77%	0.77%	0.75%	0.58%	1.15%	0.94%	0.58%	0.83%	1.12%	1.38%
39	0.72%	1.27%	1.56%	0.70%	0.77%	0.90%	0.97%	0.49%	1.05%	0.84%	0.76%	0.75%	0.76%	0.62%	1.19%	0.94%	0.61%	0.87%	1.18%	1.42%
40	0.87%	1.27%	1.56%	0.64%	0.78%	0.89%	0.97%	0.52%	1.04%	0.82%	0.74%	0.76%	0.73%	0.65%	1.19%	0.94%	0.64%	0.89%	1.23%	1.45%
41	0.95%	1.27%	1.49%	0.64%	0.78%	0.92%	1.02%	0.54%	1.01%	0.83%	0.77%	0.75%	0.74%	0.68%	1.22%	0.94%	0.64%	0.93%	1.27%	1.51%
42	0.87%	1.33%	1.49%	0.64%	0.78%	0.94%	0.96%	0.55%	1.01%	0.85%	0.76%	0.77%	0.75%	0.70%	1.21%	0.97%	0.64%	0.93%	1.36%	1.52%
43	0.87%	1.27%	1.47%	0.67%	0.74%	0.94%	0.97%	0.57%	1.06%	0.88%	0.76%	0.79%	0.73%	0.72%	1.21%	0.99%	0.67%	0.98%	1.38%	1.56%
44	0.93%	1.34%	1.59%	0.64%	0.76%	0.98%	0.95%	0.55%	1.04%	0.90%	0.79%	0.83%	0.75%	0.71%	1.23%	1.02%	0.68%	1.03%	1.39%	1.58%
45	0.93%	1.34%	1.56%	0.63%	0.76%	0.97%	0.93%	0.53%	1.07%	0.88%	0.79%	0.83%	0.74%	0.73%	1.22%	1.10%	0.68%	1.06%	1.39%	1.61%
46	0.95%	1.34%	1.56%	0.63%	0.71%	0.96%	0.93%	0.60%	1.07%	0.87%	0.81%	0.84%	0.75%	0.73%	1.30%	1.12%	0.70%	1.05%	1.42%	1.67%
47	0.95%	1.34%	1.52%	0.63%	0.71%	0.96%	0.97%	0.58%	1.07%	0.86%	0.81%	0.85%	0.75%	0.72%	1.34%	1.14%	0.75%	1.07%	1.48%	1.71%
48	0.95%	1.28%	1.52%	0.69%	0.74%	0.91%	0.97%	0.57%	1.07%	0.88%	0.82%	0.85%	0.74%	0.72%	1.36%	1.17%	0.74%	1.10%	1.51%	1.74%
49	0.95%	1.28%	1.67%	0.68%	0.73%	0.91%	0.97%	0.62%	1.11%	0.91%	0.83%	0.86%	0.74%	0.74%	1.39%	1.16%	0.74%	1.10%	1.51%	1.74%
50	0.95%	1.28%	1.62%	0.62%	0.71%	0.90%	0.98%	0.62%	1.08%	0.89%	0.82%	0.87%	0.73%	0.70%	1.39%	1.20%	0.76%	1.13%	1.53%	1.77%
51	0.95%	1.26%	1.57%	0.62%	0.73%	0.92%	0.99%	0.59%	1.08%	0.88%	0.81%	0.84%	0.76%	0.70%	1.38%	1.25%	0.77%	1.13%	1.55%	1.76%
52	0.95%	1.26%	1.62%	0.61%	0.71%	0.92%	0.99%	0.60%	1.09%	0.88%	0.83%	0.85%	0.77%	0.71%	1.39%	1.26%	0.77%	1.14%	1.56%	1.76%
53	0.95%	1.25%	1.62%	0.61%	0.71%	0.92%	1.00%	0.63%	1.11%	0.88%	0.83%	0.87%	0.76%	0.71%	1.38%	1.25%	0.79%	1.14%	1.55%	1.74%
54	0.95%	1.24%	1.62%	0.63%	0.71%	0.95%	1.00%	0.62%	1.11%	0.87%	0.81%	0.89%	0.77%	0.73%	1.41%	1.28%	0.81%	1.16%	1.54%	1.76%
55	1.02%	1.30%	1.61%	0.71%	0.71%	0.98%	1.00%	0.62%	1.09%	0.86%	0.81%	0.88%	0.77%	0.73%	1.42%	1.27%	0.82%	1.18%	1.54%
56	1.01%	1.29%	1.61%	0.63%	0.72%	0.97%	1.05%	0.62%	1.07%	0.84%	0.81%	0.89%	0.79%	0.73%	1.43%	1.30%	0.82%	1.19%	1.55%
57	0.90%	1.21%	1.59%	0.61%	0.72%	0.94%	0.99%	0.59%	1.07%	0.83%	0.83%	0.89%	0.80%	0.74%	1.45%	1.30%	0.82%	1.18%	1.56%

Annex II - 43

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
58	0.90%	1.18%	1.59%	0.61%	0.71%	0.94%	1.01%	0.59%	1.07%	0.82%	0.84%	0.92%	0.80%	0.73%	1.45%	1.29%	0.84%	1.19%
59	0.90%	1.18%	1.59%	0.60%	0.71%	0.94%	1.00%	0.62%	1.07%	0.82%	0.85%	0.91%	0.80%	0.74%	1.45%	1.31%	0.84%	1.20%
60	0.90%	1.17%	1.58%	0.63%	0.72%	0.94%	1.01%	0.59%	1.07%	0.83%	0.84%	0.92%	0.81%	0.75%	1.47%	1.28%	0.84%	1.20%
61	0.90%	1.19%	1.58%	0.63%	0.73%	0.92%	1.00%	0.58%	1.08%	0.83%	0.80%	0.92%	0.81%	0.75%	1.46%	1.29%	0.83%
62	0.90%	1.12%	1.58%	0.62%	0.69%	0.92%	1.00%	0.58%	1.08%	0.84%	0.81%	0.93%	0.83%	0.74%	1.45%	1.31%	0.83%
63	0.89%	1.12%	1.57%	0.59%	0.72%	0.92%	1.00%	0.58%	1.09%	0.85%	0.81%	0.93%	0.80%	0.74%	1.45%	1.31%	0.83%
64	0.94%	1.12%	1.57%	0.62%	0.70%	0.91%	1.00%	0.57%	1.09%	0.85%	0.81%	0.91%	0.79%	0.77%	1.46%	1.30%
65	0.96%	1.14%	1.57%	0.59%	0.70%	0.92%	0.99%	0.57%	1.09%	0.84%	0.83%	0.90%	0.79%	0.76%	1.46%	1.31%
66	0.96%	1.14%	1.56%	0.59%	0.70%	0.92%	1.00%	0.55%	1.10%	0.84%	0.83%	0.91%	0.77%	0.75%	1.46%	1.30%
67	0.91%	1.14%	1.56%	0.60%	0.70%	0.92%	1.01%	0.57%	1.09%	0.84%	0.83%	0.92%	0.77%	0.75%	1.45%
68	0.91%	1.14%	1.56%	0.59%	0.71%	0.92%	0.99%	0.57%	1.09%	0.85%	0.83%	0.92%	0.77%	0.75%	1.45%
69	0.91%	1.15%	1.56%	0.60%	0.71%	0.92%	0.99%	0.58%	1.09%	0.85%	0.84%	0.91%	0.77%	0.75%	1.46%
70	0.91%	1.19%	1.56%	0.61%	0.71%	0.92%	1.00%	0.59%	1.07%	0.86%	0.83%	0.91%	0.77%	0.76%
71	0.91%	1.20%	1.55%	0.61%	0.72%	0.92%	1.00%	0.60%	1.08%	0.85%	0.84%	0.89%	0.77%	0.76%
72	0.91%	1.20%	1.55%	0.61%	0.72%	0.91%	0.99%	0.60%	1.08%	0.83%	0.85%	0.89%	0.78%	0.76%

Annex II - 44

Cumulative Net Loss (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.01%	0.01%	0.02%	0.00%	0.00%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%
3	0.03%	0.03%	0.03%	0.01%	0.00%	0.00%	0.00%	0.01%	0.01%	0.00%	0.00%	0.00%	0.01%	0.02%	0.00%	0.01%	0.00%
4	0.04%	0.05%	0.04%	0.01%	0.03%	0.00%	0.01%	0.03%	0.01%	0.00%	0.01%	0.00%	0.01%	0.02%	0.01%	0.01%
5	0.09%	0.09%	0.13%	0.03%	0.07%	0.07%	0.09%	0.07%	0.10%	0.07%	0.05%	0.05%	0.07%	0.08%	0.02%	0.03%
6	0.10%	0.13%	0.13%	0.06%	0.09%	0.16%	0.17%	0.10%	0.13%	0.08%	0.07%	0.09%	0.07%	0.10%	0.08%	0.05%
7	0.12%	0.14%	0.14%	0.12%	0.14%	0.27%	0.21%	0.12%	0.18%	0.11%	0.09%	0.10%	0.12%	0.12%	0.11%
8	0.18%	0.18%	0.15%	0.17%	0.21%	0.36%	0.31%	0.14%	0.31%	0.14%	0.13%	0.15%	0.15%	0.19%	0.11%
9	0.21%	0.21%	0.20%	0.26%	0.22%	0.44%	0.35%	0.24%	0.30%	0.21%	0.20%	0.20%	0.17%	0.23%	0.15%
10	0.24%	0.26%	0.25%	0.27%	0.25%	0.52%	0.42%	0.23%	0.37%	0.21%	0.22%	0.29%	0.20%	0.29%
11	0.26%	0.31%	0.28%	0.29%	0.35%	0.57%	0.54%	0.41%	0.47%	0.26%	0.28%	0.31%	0.22%	0.34%
12	0.28%	0.33%	0.34%	0.40%	0.42%	0.69%	0.60%	0.43%	0.51%	0.38%	0.32%	0.36%	0.31%	0.32%
13	0.31%	0.37%	0.44%	0.44%	0.45%	0.76%	0.64%	0.53%	0.53%	0.36%	0.42%	0.44%	0.34%
14	0.33%	0.43%	0.50%	0.47%	0.55%	0.77%	0.68%	0.56%	0.58%	0.39%	0.47%	0.48%	0.41%
15	0.41%	0.50%	0.57%	0.51%	0.59%	0.83%	0.77%	0.70%	0.64%	0.51%	0.57%	0.50%	0.47%
16	0.46%	0.55%	0.66%	0.59%	0.70%	0.95%	0.83%	0.76%	0.72%	0.58%	0.66%	0.53%
17	0.48%	0.58%	0.70%	0.64%	0.87%	1.06%	0.99%	0.74%	0.75%	0.61%	0.71%	0.54%
18	0.54%	0.60%	0.73%	0.68%	0.86%	1.10%	1.08%	0.80%	0.73%	0.70%	0.84%	0.60%
19	0.58%	0.64%	0.82%	0.75%	0.99%	1.20%	1.15%	0.89%	0.80%	0.74%	0.93%
20	0.59%	0.78%	0.87%	0.84%	1.05%	1.25%	1.23%	1.07%	0.96%	0.76%	0.98%
21	0.64%	0.84%	0.93%	0.95%	1.14%	1.44%	1.30%	1.16%	0.97%	0.87%	1.05%
22	0.65%	0.85%	0.99%	1.04%	1.23%	1.50%	1.38%	1.23%	1.03%	0.99%
23	0.69%	0.87%	1.02%	1.07%	1.27%	1.50%	1.49%	1.33%	1.11%	1.00%
24	0.73%	0.91%	1.09%	1.12%	1.36%	1.58%	1.56%	1.44%	1.17%	1.06%
25	0.76%	0.96%	1.14%	1.16%	1.41%	1.66%	1.70%	1.52%	1.18%
26	0.85%	1.03%	1.26%	1.22%	1.55%	1.76%	1.69%	1.65%	1.19%
27	0.88%	1.10%	1.31%	1.33%	1.57%	1.82%	1.79%	1.68%	1.24%
28	0.92%	1.15%	1.35%	1.36%	1.58%	1.86%	1.94%	1.64%
29	0.94%	1.20%	1.42%	1.43%	1.69%	1.97%	2.10%	1.73%
30	0.96%	1.23%	1.43%	1.51%	1.76%	2.01%	2.08%	1.80%
31	1.00%	1.27%	1.55%	1.54%	1.83%	2.10%	2.11%
32	1.05%	1.34%	1.64%	1.59%	1.82%	2.21%	2.15%
33	1.14%	1.40%	1.72%	1.61%	1.91%	2.27%	2.29%
34	1.15%	1.41%	1.75%	1.64%	1.94%	2.30%
35	1.19%	1.47%	1.80%	1.72%	2.02%	2.35%
36	1.20%	1.50%	1.84%	1.74%	2.06%	2.43%
37	1.25%	1.52%	1.88%	1.77%	2.09%
38	1.28%	1.60%	1.93%	1.81%	2.15%
39	1.31%	1.65%	1.98%	1.85%	2.10%
40	1.33%	1.69%	2.00%	1.88%
41	1.37%	1.72%	2.08%	1.92%
42	1.38%	1.73%	2.08%	2.00%
43	1.39%	1.78%	2.13%
44	1.42%	1.82%	2.15%
45	1.43%	1.84%	2.17%
46	1.46%	1.85%
47	1.48%	1.88%
48	1.49%	1.90%
49	1.48%
50	1.50%
51	1.52%

Annex II - 45

Pool Factor (Active Unpaid Principal)

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	98.62%	99.68%	99.17%	99.32%	99.23%	99.16%	99.41%	99.48%	99.27%	99.34%	98.99%	99.13%	99.16%	99.30%	99.61%	99.34%	99.41%	99.50%	99.48%	99.21%
1	94.75%	97.09%	95.61%	96.16%	95.34%	96.66%	96.02%	96.01%	96.40%	95.67%	95.81%	96.27%	96.29%	97.21%	97.48%	96.93%	96.73%	96.46%	96.94%	96.17%
2	92.47%	94.19%	92.93%	93.12%	91.91%	93.88%	93.45%	92.74%	93.44%	92.78%	93.27%	93.79%	93.93%	94.89%	95.16%	94.52%	93.90%	93.65%	94.19%	93.54%
3	90.41%	92.12%	90.63%	90.55%	89.64%	91.86%	91.24%	90.70%	91.37%	90.13%	90.77%	91.41%	91.67%	92.60%	92.49%	91.94%	91.04%	90.74%	91.42%	90.27%
4	88.04%	89.76%	87.82%	87.35%	87.49%	89.58%	89.35%	88.09%	88.84%	87.69%	88.29%	88.93%	89.12%	90.41%	90.05%	89.25%	87.92%	87.57%	88.69%	86.98%
5	84.92%	86.60%	85.60%	85.40%	84.89%	87.45%	86.95%	85.66%	85.98%	85.12%	85.54%	86.42%	86.18%	87.78%	87.23%	86.22%	84.81%	84.74%	85.64%	83.66%
6	82.80%	84.67%	83.82%	83.17%	82.82%	85.38%	84.94%	83.38%	83.73%	83.15%	82.83%	83.98%	83.25%	85.37%	84.55%	83.53%	82.10%	81.86%	82.98%	80.63%
7	80.38%	82.29%	81.85%	81.16%	79.85%	83.19%	82.55%	81.26%	81.67%	81.05%	80.38%	81.69%	80.62%	82.70%	81.57%	80.61%	78.96%	79.07%	80.19%	77.83%
8	78.53%	80.20%	78.95%	78.83%	77.75%	81.48%	80.58%	79.32%	78.96%	79.11%	78.33%	79.30%	78.27%	80.72%	78.53%	77.72%	76.16%	76.54%	77.65%	75.19%
9	75.98%	77.78%	76.92%	76.11%	75.41%	79.85%	78.76%	77.31%	76.88%	77.01%	76.17%	76.59%	76.10%	78.28%	75.82%	74.92%	73.93%	73.91%	75.15%	72.61%
10	74.07%	75.32%	74.35%	74.43%	73.65%	77.73%	76.61%	75.06%	74.93%	74.89%	73.63%	74.36%	73.92%	75.83%	72.83%	72.18%	71.40%	71.20%	72.82%	70.40%
11	71.84%	73.67%	72.61%	72.23%	71.77%	75.29%	74.57%	73.48%	73.09%	72.63%	71.36%	71.96%	71.76%	73.33%	70.13%	69.60%	68.81%	68.79%	70.63%	68.47%
12	70.05%	71.36%	70.42%	70.25%	70.23%	73.04%	72.75%	71.66%	70.78%	70.69%	69.12%	69.74%	69.37%	70.91%	67.43%	66.93%	66.07%	66.32%	68.37%	66.54%
13	67.98%	70.11%	68.21%	68.36%	68.11%	71.17%	70.39%	69.87%	68.82%	68.60%	66.54%	67.09%	66.73%	68.47%	64.71%	64.46%	63.54%	63.93%	66.40%	64.81%
14	65.82%	68.14%	66.72%	66.65%	66.12%	68.87%	68.28%	67.57%	66.88%	66.37%	64.63%	64.58%	64.14%	65.71%	62.27%	62.01%	61.16%	61.86%	64.61%	62.92%
15	64.25%	66.48%	65.12%	64.63%	64.27%	66.98%	66.36%	65.64%	64.84%	64.10%	62.33%	62.21%	61.55%	63.25%	59.89%	59.40%	58.91%	59.84%	62.92%	61.17%
16	62.26%	64.13%	63.41%	63.33%	61.91%	64.45%	64.36%	63.46%	62.90%	61.88%	60.23%	59.98%	58.93%	60.76%	57.45%	57.09%	57.11%	58.02%	61.29%	59.58%
17	60.62%	62.69%	62.13%	61.45%	60.15%	62.59%	62.47%	61.54%	60.90%	60.10%	58.39%	57.60%	56.86%	58.71%	55.46%	54.74%	55.11%	56.37%	59.67%	57.79%
18	58.03%	60.50%	60.15%	59.73%	58.62%	60.47%	60.30%	59.60%	58.65%	58.31%	55.90%	55.30%	54.81%	56.85%	53.54%	52.75%	53.25%	54.73%	58.01%	56.22%
19	56.23%	58.59%	58.18%	57.54%	56.82%	58.52%	58.50%	57.59%	56.75%	56.31%	53.96%	52.72%	52.67%	54.71%	51.57%	50.77%	51.49%	53.15%	56.43%	54.58%
20	54.60%	56.60%	56.41%	55.79%	54.93%	56.64%	56.38%	55.69%	54.83%	54.44%	51.76%	50.78%	50.47%	52.75%	49.57%	48.77%	49.85%	51.70%	54.70%	52.92%
21	52.96%	54.74%	54.47%	53.85%	52.81%	54.60%	54.62%	53.70%	53.05%	52.56%	49.57%	48.81%	48.29%	50.71%	47.64%	47.03%	48.17%	50.08%	52.95%	51.24%
22	50.50%	53.03%	53.11%	52.23%	50.93%	52.66%	52.61%	51.39%	50.90%	50.56%	47.62%	46.71%	46.46%	48.61%	45.76%	45.43%	46.74%	48.64%	51.20%	49.83%
23	48.80%	51.34%	51.66%	50.31%	48.83%	51.17%	50.85%	49.44%	49.15%	48.47%	45.51%	44.83%	44.40%	46.85%	43.90%	43.97%	45.17%	46.98%	49.61%	48.20%
24	47.24%	49.27%	49.85%	48.44%	47.26%	49.32%	48.97%	47.79%	47.17%	46.26%	43.60%	42.73%	42.61%	45.01%	42.28%	42.43%	43.58%	45.32%	48.01%	46.82%
25	45.17%	47.59%	48.23%	46.74%	45.36%	47.58%	46.90%	46.13%	45.07%	44.22%	41.59%	40.91%	40.83%	43.23%	40.58%	40.88%	42.15%	43.85%	46.45%	45.52%
26	43.64%	45.89%	46.67%	45.10%	43.89%	45.79%	45.20%	44.53%	43.17%	42.45%	39.60%	39.30%	39.28%	41.54%	39.25%	39.50%	40.63%	42.30%	44.99%	44.12%
27	42.34%	44.17%	45.00%	43.41%	42.37%	44.16%	43.45%	42.47%	41.49%	40.59%	38.03%	37.52%	37.56%	40.07%	37.78%	38.13%	39.19%	40.85%	43.54%	42.66%
28	40.89%	42.24%	43.18%	41.76%	40.82%	42.28%	41.23%	40.68%	39.56%	39.10%	36.26%	35.84%	36.23%	38.65%	36.47%	36.81%	37.83%	39.58%	42.16%	41.15%
29	39.36%	40.66%	41.43%	40.23%	38.76%	40.59%	39.67%	38.52%	37.88%	37.40%	34.67%	34.11%	34.57%	37.41%	35.23%	35.34%	36.56%	38.23%	40.84%	39.69%
30	37.88%	38.91%	39.88%	38.80%	37.12%	38.68%	37.70%	36.79%	36.12%	35.77%	33.09%	32.77%	33.12%	36.07%	33.91%	34.04%	35.29%	36.91%	39.35%	38.33%
31	36.17%	37.25%	38.27%	37.12%	35.75%	37.14%	35.69%	34.98%	34.41%	33.99%	31.71%	31.41%	31.73%	34.74%	32.47%	32.71%	34.07%	35.68%	38.00%	36.96%
32	34.91%	35.68%	36.49%	35.53%	33.96%	35.71%	34.02%	33.19%	32.98%	32.51%	30.22%	30.13%	30.58%	33.48%	31.01%	31.47%	32.78%	34.42%	36.58%	35.57%
33	33.92%	34.39%	34.79%	33.94%	32.47%	34.07%	32.19%	31.67%	31.37%	31.09%	28.92%	28.74%	29.53%	32.21%	29.76%	30.34%	31.45%	33.21%	35.20%	34.16%
34	32.54%	33.23%	33.34%	32.42%	30.94%	32.31%	30.43%	30.02%	30.15%	29.62%	27.39%	27.44%	28.34%	30.88%	28.39%	29.18%	30.32%	31.87%	33.84%	32.80%
35	31.22%	31.41%	32.01%	31.01%	29.59%	30.69%	28.78%	28.52%	28.67%	28.40%	26.08%	26.22%	27.20%	29.71%	27.15%	27.99%	29.23%	30.68%	32.50%	31.46%
36	29.87%	30.00%	30.48%	29.75%	27.98%	28.60%	27.30%	27.36%	27.00%	26.83%	24.66%	25.05%	26.06%	28.60%	26.00%	26.95%	28.01%	29.47%	31.23%	30.12%
37	28.69%	28.41%	29.12%	28.17%	26.41%	26.88%	26.06%	25.94%	25.60%	25.47%	23.61%	23.92%	24.82%	27.38%	24.91%	25.82%	26.90%	28.20%	29.88%	28.87%
38	27.11%	27.41%	27.61%	26.63%	25.22%	25.20%	24.83%	24.73%	24.37%	24.33%	22.48%	22.91%	23.77%	26.16%	23.87%	24.81%	25.79%	26.99%	28.59%	27.60%
39	26.10%	25.97%	26.40%	25.11%	23.75%	23.89%	23.44%	23.56%	23.25%	23.20%	21.50%	21.88%	22.64%	25.04%	22.86%	23.76%	24.60%	25.80%	27.36%	26.27%
40	24.76%	24.41%	25.30%	23.79%	22.47%	22.42%	22.06%	22.17%	22.14%	22.12%	20.41%	20.92%	21.67%	23.91%	21.93%	22.74%	23.41%	24.66%	26.11%	25.02%
41	22.94%	23.34%	23.99%	22.33%	21.14%	21.21%	20.80%	21.01%	20.85%	21.03%	19.46%	19.94%	20.61%	22.94%	20.90%	21.66%	22.36%	23.58%	24.89%	23.73%
42	21.90%	22.14%	22.84%	20.91%	19.98%	20.27%	19.67%	19.80%	19.79%	20.03%	18.48%	19.05%	19.67%	21.76%	19.94%	20.73%	21.27%	22.54%	23.61%	22.56%
43	20.71%	20.74%	21.25%	19.65%	18.65%	19.17%	18.48%	18.73%	18.76%	19.17%	17.55%	18.04%	18.74%	20.66%	19.05%	19.67%	20.18%	21.44%	22.45%	21.41%
44	19.38%	19.65%	19.82%	18.62%	17.56%	17.83%	17.38%	17.59%	17.77%	18.27%	16.60%	17.08%	17.70%	19.65%	18.05%	18.75%	19.23%	20.38%	21.35%	20.30%
45	18.41%	18.38%	18.40%	17.25%	16.68%	16.71%	16.44%	16.57%	16.81%	17.28%	15.67%	16.22%	16.70%	18.51%	17.13%	17.67%	18.26%	19.30%	20.22%	19.14%
46	17.62%	17.45%	16.83%	16.00%	15.66%	15.59%	15.46%	15.49%	15.91%	16.34%	14.78%	15.15%	15.79%	17.53%	16.22%	16.74%	17.23%	18.20%	19.11%	18.07%
47	16.25%	16.30%	15.56%	14.93%	14.50%	14.53%	14.49%	14.59%	15.05%	15.30%	13.90%	14.22%	14.82%	16.63%	15.30%	15.83%	16.20%	17.15%	17.91%	17.08%
48	15.13%	15.00%	14.71%	13.83%	13.21%	13.62%	13.70%	13.83%	14.05%	14.27%	13.08%	13.41%	13.89%	15.73%	14.41%	14.92%	15.26%	16.16%	16.81%	16.13%
49	13.85%	14.06%	13.53%	13.09%	12.22%	12.78%	12.91%	13.06%	13.18%	13.22%	12.28%	12.52%	13.04%	14.78%	13.53%	14.04%	14.33%	15.18%	15.75%	15.17%
50	12.40%	13.21%	12.82%	12.30%	11.26%	11.83%	12.09%	12.24%	12.35%	12.27%	11.53%	11.62%	12.16%	13.85%	12.70%	13.21%	13.38%	14.27%	14.83%	14.20%
51	11.74%	12.47%	11.97%	11.30%	10.48%	11.05%	11.31%	11.44%	11.48%	11.45%	10.74%	10.77%	11.18%	13.04%	11.93%	12.31%	12.56%	13.36%	13.83%	13.29%
52	10.79%	11.50%	11.13%	10.50%	9.72%	10.18%	10.59%	10.60%	10.73%	10.61%	9.98%	10.03%	10.37%	12.16%	11.15%	11.56%	11.71%	12.49%	12.94%	12.38%
53	9.90%	10.76%	10.26%	9.64%	9.01%	9.37%	9.82%	9.78%	9.91%	9.88%	9.26%	9.20%	9.59%	11.34%	10.43%	10.76%	10.85%	11.64%	12.02%	11.52%
54	9.25%	9.96%	9.43%	8.93%	8.25%	8.60%	9.06%	8.89%	9.21%	9.13%	8.54%	8.46%	8.86%	10.49%	9.71%	9.97%	9.99%	10.82%	11.13%	10.76%
55	8.34%	9.06%	8.67%	8.08%	7.42%	7.85%	8.28%	8.26%	8.50%	8.42%	7.79%	7.79%	8.16%	9.73%	8.94%	9.19%	9.21%	9.99%	10.28%
56	7.65%	8.33%	7.87%	7.52%	6.76%	7.11%	7.51%	7.50%	7.84%	7.65%	7.14%	7.16%	7.50%	8.94%	8.15%	8.39%	8.42%	9.21%	9.40%
57	7.05%	7.48%	7.22%	6.85%	6.18%	6.45%	6.87%	6.77%	7.15%	6.93%	6.52%	6.58%	6.84%	8.12%	7.45%	7.65%	7.69%	8.42%	8.66%

Annex II - 46

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
58	6.46%	6.87%	6.54%	6.28%	5.61%	5.77%	6.20%	6.13%	6.52%	6.24%	5.82%	5.93%	6.23%	7.38%	6.81%	6.99%	6.99%	7.65%
59	5.86%	6.28%	5.86%	5.70%	4.95%	5.14%	5.60%	5.42%	5.87%	5.54%	5.20%	5.34%	5.60%	6.68%	6.15%	6.34%	6.32%	6.92%
60	5.28%	5.65%	5.31%	4.92%	4.35%	4.57%	4.91%	4.80%	5.15%	4.85%	4.59%	4.72%	4.97%	6.00%	5.54%	5.72%	5.65%	6.21%
61	4.64%	4.99%	4.81%	4.27%	3.75%	4.07%	4.34%	4.26%	4.47%	4.33%	4.06%	4.18%	4.32%	5.36%	4.93%	5.14%	5.01%
62	4.11%	4.40%	4.29%	3.82%	3.31%	3.58%	3.72%	3.66%	3.95%	3.77%	3.59%	3.66%	3.74%	4.75%	4.39%	4.52%	4.41%
63	3.63%	3.84%	3.76%	3.33%	2.90%	3.10%	3.22%	3.15%	3.40%	3.27%	3.09%	3.14%	3.25%	4.15%	3.84%	3.95%	3.77%
64	3.03%	3.31%	3.24%	2.88%	2.47%	2.68%	2.72%	2.72%	2.93%	2.79%	2.61%	2.64%	2.78%	3.59%	3.30%	3.41%
65	2.57%	2.78%	2.73%	2.44%	2.11%	2.25%	2.25%	2.26%	2.46%	2.37%	2.16%	2.20%	2.34%	3.05%	2.81%	2.88%
66	2.09%	2.34%	2.26%	2.02%	1.70%	1.79%	1.73%	1.83%	1.98%	1.96%	1.74%	1.76%	1.87%	2.58%	2.30%	2.35%
67	1.67%	1.90%	1.72%	1.59%	1.37%	1.40%	1.33%	1.39%	1.56%	1.57%	1.35%	1.38%	1.46%	2.10%	1.87%
68	1.31%	1.46%	1.31%	1.26%	1.05%	1.03%	0.97%	1.05%	1.18%	1.20%	0.99%	1.04%	1.10%	1.67%	1.45%
69	0.96%	0.98%	0.95%	0.87%	0.78%	0.68%	0.67%	0.75%	0.85%	0.83%	0.72%	0.74%	0.79%	1.28%	1.12%
70	0.60%	0.56%	0.57%	0.55%	0.51%	0.42%	0.44%	0.50%	0.57%	0.55%	0.48%	0.48%	0.52%	0.92%
71	0.28%	0.25%	0.26%	0.29%	0.26%	0.24%	0.25%	0.31%	0.33%	0.32%	0.28%	0.28%	0.28%	0.63%
72	0.07%	0.05%	0.07%	0.10%	0.11%	0.10%	0.11%	0.18%	0.17%	0.16%	0.13%	0.14%	0.14%	0.45%

Annex II - 47

Pool Factor (Active Unpaid Principal) (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	99.35%	99.21%	98.88%	99.03%	99.06%	99.11%	99.15%	99.36%	98.93%	98.96%	98.84%	99.23%	98.82%	99.05%	98.81%	99.12%	99.14%	99.13%
1	95.87%	95.27%	95.45%	95.48%	95.95%	95.99%	96.35%	96.25%	95.88%	95.74%	95.49%	95.98%	95.10%	95.56%	95.42%	96.17%	95.96%
2	92.90%	91.86%	92.47%	92.44%	93.10%	93.24%	93.81%	93.83%	92.78%	92.64%	92.56%	93.31%	91.99%	92.82%	92.50%	93.53%	93.19%
3	89.83%	89.08%	89.89%	89.58%	90.29%	90.74%	91.47%	91.41%	90.27%	90.04%	89.73%	90.59%	88.59%	89.75%	89.86%	90.92%	90.56%
4	87.00%	86.15%	87.43%	86.85%	87.46%	87.75%	89.27%	88.56%	87.32%	87.24%	86.72%	87.65%	85.64%	87.13%	87.26%	88.34%
5	84.30%	83.55%	85.16%	84.23%	84.74%	85.43%	86.99%	85.92%	84.49%	84.74%	84.17%	84.82%	82.81%	84.66%	84.73%	85.87%
6	81.97%	81.24%	82.90%	81.56%	82.44%	83.40%	84.75%	83.36%	81.96%	82.32%	81.63%	82.49%	79.94%	82.30%	82.25%	83.56%
7	79.68%	79.15%	80.81%	79.10%	79.96%	81.03%	82.36%	81.19%	79.35%	79.93%	79.27%	80.00%	77.38%	80.05%	79.68%
8	77.62%	77.04%	78.69%	76.70%	77.96%	78.63%	79.88%	79.26%	76.89%	77.44%	76.56%	77.22%	74.72%	77.77%	77.15%
9	75.54%	75.00%	76.45%	74.73%	75.90%	76.43%	77.75%	77.03%	74.21%	75.24%	74.18%	75.03%	72.34%	75.39%	74.73%
10	73.63%	72.96%	74.20%	72.31%	74.11%	74.36%	75.44%	74.78%	72.25%	72.85%	71.47%	72.86%	70.17%	72.84%
11	71.82%	70.91%	72.22%	70.22%	72.14%	72.48%	73.48%	72.60%	70.29%	70.31%	68.97%	70.74%	68.13%	70.39%
12	69.88%	68.90%	70.13%	68.18%	70.16%	70.46%	71.74%	70.78%	67.97%	67.85%	66.66%	68.29%	65.93%	68.31%
13	68.00%	66.97%	68.18%	66.50%	68.11%	68.44%	69.78%	68.92%	65.83%	65.56%	64.21%	66.17%	63.74%
14	66.19%	65.06%	66.30%	64.69%	66.19%	66.44%	67.87%	66.77%	63.89%	63.36%	62.12%	64.17%	61.32%
15	64.17%	63.28%	64.68%	62.75%	64.21%	64.40%	66.08%	64.87%	62.02%	61.38%	60.11%	62.31%	58.34%
16	62.44%	61.54%	62.97%	60.87%	62.29%	62.45%	64.30%	63.02%	59.94%	59.37%	58.35%	60.35%
17	60.62%	59.91%	61.34%	59.13%	60.55%	60.51%	62.41%	60.99%	57.70%	57.63%	56.54%	58.20%
18	58.83%	58.28%	59.68%	57.46%	58.88%	58.56%	60.57%	59.22%	55.86%	55.85%	54.43%	56.88%
19	57.22%	56.75%	57.86%	55.91%	56.95%	56.93%	58.73%	57.08%	54.14%	54.05%	52.57%
20	55.61%	55.08%	56.17%	54.22%	55.03%	55.32%	57.00%	55.10%	52.44%	52.21%	50.81%
21	53.98%	53.52%	54.32%	52.65%	53.22%	53.38%	55.33%	53.38%	50.84%	50.36%	49.20%
22	52.50%	51.90%	52.54%	50.93%	51.64%	51.72%	53.63%	51.59%	49.09%	48.66%
23	51.01%	50.25%	50.86%	49.30%	50.05%	50.08%	51.82%	49.66%	47.60%	46.99%
24	49.40%	48.66%	49.32%	47.70%	48.35%	48.12%	50.19%	47.89%	45.99%	44.30%
25	47.81%	47.18%	47.79%	46.21%	46.76%	46.41%	48.46%	46.41%	44.29%
26	46.10%	45.53%	46.23%	44.63%	45.07%	44.67%	46.88%	44.83%	42.64%
27	44.74%	44.05%	44.80%	43.03%	43.34%	43.17%	45.31%	43.46%	42.01%
28	43.18%	42.58%	43.45%	41.47%	41.80%	41.57%	43.95%	42.06%
29	41.66%	41.05%	41.95%	40.01%	40.15%	39.87%	42.41%	40.39%
30	40.20%	39.51%	40.49%	38.56%	38.62%	38.48%	40.84%	38.80%
31	38.71%	38.08%	38.98%	37.03%	37.13%	37.08%	39.33%
32	37.28%	36.70%	37.41%	35.49%	35.62%	35.60%	37.86%
33	35.87%	35.28%	36.04%	34.15%	34.14%	34.29%	36.88%
34	34.44%	33.77%	34.48%	32.87%	32.81%	32.82%
35	33.14%	32.34%	33.00%	31.48%	31.46%	31.39%
36	31.74%	30.96%	31.58%	30.12%	30.03%	29.84%
37	30.39%	29.67%	30.22%	28.83%	28.57%
38	29.03%	28.33%	28.88%	27.57%	27.29%
39	27.69%	27.11%	27.57%	26.41%	26.10%
40	26.43%	25.86%	26.31%	25.15%
41	25.08%	24.68%	25.09%	23.79%
42	23.78%	23.52%	23.79%	22.60%
43	22.60%	22.33%	22.62%
44	21.49%	21.17%	21.36%
45	20.31%	19.98%	20.08%
46	19.14%	18.76%
47	18.06%	17.62%
48	16.94%	16.52%
49	15.83%
50	14.78%
51	13.89%

Annex II - 48

Static Pool Delinquency (>30 DPD)

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.29%	0.59%	0.80%	0.11%	0.20%	0.13%	0.42%	0.21%	0.52%	0.49%	0.75%	0.66%	0.36%	0.21%	0.23%	0.15%	0.05%	0.05%	0.09%	0.10%
3	0.30%	0.98%	1.01%	0.11%	0.33%	0.31%	0.63%	0.39%	0.64%	0.53%	0.78%	0.71%	0.46%	0.16%	0.48%	0.21%	0.09%	0.15%	0.18%	0.21%
4	0.31%	1.01%	0.78%	0.12%	0.64%	0.20%	0.71%	0.38%	0.51%	0.48%	0.78%	0.74%	0.46%	0.49%	0.61%	0.23%	0.12%	0.14%	0.20%	0.30%
5	0.00%	0.74%	0.29%	0.00%	0.71%	0.09%	0.51%	0.23%	0.57%	0.27%	0.33%	0.36%	0.28%	0.49%	0.51%	0.26%	0.06%	0.20%	0.33%	0.25%
6	0.41%	0.65%	0.65%	0.10%	0.71%	0.27%	0.37%	0.08%	0.66%	0.62%	0.33%	0.24%	0.12%	0.51%	0.55%	0.29%	0.23%	0.25%	0.37%	0.35%
7	0.00%	0.97%	0.71%	0.19%	0.55%	0.42%	0.40%	0.44%	0.91%	0.60%	0.29%	0.29%	0.20%	0.30%	0.49%	0.34%	0.17%	0.31%	0.36%	0.39%
8	0.44%	0.82%	0.71%	0.31%	0.42%	0.50%	0.71%	0.31%	0.70%	0.48%	0.37%	0.30%	0.26%	0.27%	0.55%	0.28%	0.22%	0.30%	0.47%	0.51%
9	0.74%	0.64%	0.87%	0.25%	0.24%	0.43%	0.73%	0.46%	0.70%	0.36%	0.30%	0.46%	0.22%	0.23%	0.50%	0.41%	0.39%	0.50%	0.39%	0.57%
10	0.20%	0.67%	0.51%	0.78%	0.53%	0.82%	0.93%	0.97%	0.65%	0.62%	0.20%	0.41%	0.30%	0.19%	0.68%	0.63%	0.48%	0.39%	0.52%	0.75%
11	0.20%	0.68%	0.78%	0.76%	0.38%	0.66%	0.57%	0.96%	0.50%	0.42%	0.21%	0.46%	0.29%	0.21%	0.82%	0.99%	0.51%	0.56%	0.70%	0.77%
12	0.20%	0.50%	0.66%	0.83%	0.55%	0.82%	0.66%	0.85%	0.66%	0.58%	0.16%	0.32%	0.19%	0.21%	0.87%	0.89%	0.41%	0.67%	0.77%	0.94%
13	0.00%	0.78%	0.82%	0.56%	0.55%	0.70%	0.61%	1.47%	0.21%	0.74%	0.29%	0.36%	0.28%	0.24%	0.97%	1.11%	0.47%	0.69%	0.92%	1.15%
14	0.00%	0.74%	0.87%	0.50%	0.48%	0.79%	0.88%	1.04%	0.72%	0.50%	0.34%	0.37%	0.50%	0.36%	1.28%	1.40%	0.43%	0.81%	0.90%	1.17%
15	0.00%	1.02%	1.19%	0.24%	0.48%	0.54%	1.17%	0.97%	0.65%	0.83%	0.34%	0.25%	0.54%	0.35%	1.30%	1.22%	0.51%	0.97%	1.06%	1.15%
16	0.13%	1.21%	0.85%	0.24%	0.43%	0.58%	1.31%	0.82%	0.67%	0.56%	0.39%	0.40%	0.56%	0.45%	1.60%	1.08%	0.62%	0.94%	1.18%	1.04%
17	0.28%	1.03%	1.18%	0.25%	0.62%	1.16%	1.29%	0.89%	0.61%	0.65%	0.57%	0.53%	0.66%	0.53%	1.59%	1.51%	0.83%	1.17%	1.34%	1.21%
18	0.77%	1.45%	0.77%	0.29%	0.72%	0.97%	1.10%	0.76%	0.93%	0.81%	0.47%	0.71%	0.49%	0.57%	1.76%	1.56%	0.78%	1.41%	1.23%	1.46%
19	0.77%	1.07%	0.64%	0.48%	0.71%	0.69%	1.08%	0.86%	0.77%	0.83%	0.48%	0.60%	0.72%	0.67%	1.68%	1.43%	0.78%	1.53%	1.33%	1.65%
20	0.63%	1.19%	1.13%	0.48%	0.77%	0.76%	1.46%	0.71%	0.90%	0.84%	0.48%	0.43%	0.87%	0.57%	2.11%	1.64%	1.13%	1.69%	1.45%	1.75%
21	0.43%	0.95%	0.56%	0.75%	0.99%	0.86%	1.50%	0.66%	1.25%	0.62%	0.61%	0.76%	1.01%	0.80%	1.99%	1.54%	1.11%	1.71%	1.76%	1.94%
22	0.70%	0.80%	0.88%	0.61%	1.32%	0.99%	1.08%	0.43%	1.22%	0.68%	0.43%	0.87%	0.75%	0.57%	2.19%	1.70%	1.47%	1.53%	1.88%	2.01%
23	0.72%	0.55%	1.47%	0.71%	1.70%	0.68%	1.05%	0.94%	1.04%	0.74%	0.49%	0.97%	0.91%	0.75%	2.13%	1.94%	1.42%	1.80%	1.87%	2.18%
24	1.40%	0.19%	1.60%	0.72%	1.45%	0.68%	0.95%	0.88%	0.89%	0.88%	0.57%	1.11%	0.87%	0.77%	2.30%	2.20%	1.41%	2.01%	1.86%	2.27%
25	0.62%	0.71%	1.95%	0.99%	0.87%	0.70%	0.89%	1.17%	0.76%	0.55%	0.75%	1.06%	0.57%	0.94%	2.50%	2.63%	1.70%	2.17%	2.35%	2.51%
26	0.20%	1.14%	2.06%	0.54%	0.81%	1.02%	1.07%	1.54%	0.96%	0.69%	0.79%	0.81%	0.65%	0.92%	2.81%	2.24%	1.53%	2.30%	2.40%	2.57%
27	1.50%	0.78%	1.47%	0.66%	0.68%	0.78%	1.31%	1.22%	0.83%	0.79%	0.74%	0.73%	0.94%	1.06%	3.03%	2.59%	1.66%	2.38%	2.66%	2.60%
28	0.92%	1.06%	2.53%	1.72%	0.70%	1.16%	1.41%	1.41%	1.03%	0.99%	0.82%	0.87%	0.98%	1.38%	3.38%	2.54%	1.58%	2.49%	2.91%	2.56%
29	1.18%	0.58%	2.22%	1.04%	1.28%	1.06%	1.22%	1.02%	1.44%	0.99%	0.84%	0.74%	1.24%	1.30%	3.59%	2.53%	2.04%	2.48%	2.70%	2.65%
30	1.66%	0.38%	1.90%	1.29%	1.20%	0.86%	0.96%	0.79%	0.98%	0.92%	0.80%	0.80%	1.40%	1.29%	3.77%	2.93%	2.15%	2.81%	2.61%	2.75%
31	2.47%	0.94%	1.36%	1.37%	1.11%	0.90%	1.49%	1.23%	1.12%	1.07%	0.67%	1.16%	1.15%	1.39%	4.07%	2.87%	2.10%	3.23%	2.49%	3.23%
32	2.48%	1.47%	0.44%	1.26%	1.10%	0.88%	0.79%	1.21%	1.58%	0.83%	0.74%	1.05%	1.34%	1.32%	3.69%	2.77%	2.29%	3.11%	2.73%	3.47%
33	2.77%	0.78%	0.88%	1.51%	0.78%	1.22%	1.04%	1.17%	1.92%	1.30%	0.99%	1.23%	1.39%	1.21%	3.68%	2.88%	2.15%	3.28%	3.23%	3.25%
34	2.27%	0.84%	0.62%	1.42%	0.49%	1.11%	1.10%	1.38%	2.15%	1.45%	1.08%	1.30%	1.89%	1.26%	3.90%	3.40%	2.36%	3.07%	3.51%	3.56%
35	2.18%	1.45%	1.09%	1.76%	0.47%	1.13%	1.35%	1.80%	1.44%	0.90%	1.36%	1.64%	1.90%	1.43%	4.11%	3.74%	2.31%	3.48%	3.51%	3.59%
36	1.88%	1.38%	1.12%	2.01%	0.80%	0.85%	1.12%	1.38%	1.98%	1.07%	0.99%	1.54%	2.01%	1.48%	3.61%	3.80%	2.44%	3.65%	3.79%	4.03%
37	1.45%	0.96%	0.25%	2.56%	1.46%	0.56%	1.08%	1.81%	1.93%	1.11%	1.56%	1.77%	1.53%	1.84%	3.82%	3.90%	2.42%	4.03%	3.50%	4.14%
38	2.01%	1.06%	1.06%	2.25%	0.98%	0.68%	1.38%	1.55%	1.87%	1.18%	1.28%	1.62%	1.40%	1.80%	4.28%	3.71%	2.55%	4.43%	4.00%	4.16%
39	2.18%	0.70%	0.35%	1.33%	1.18%	1.05%	1.49%	2.11%	1.87%	1.66%	1.09%	2.07%	1.52%	1.78%	4.80%	4.27%	2.98%	4.31%	4.20%	3.62%
40	1.66%	0.60%	0.00%	1.51%	1.34%	1.16%	1.43%	2.07%	1.89%	1.68%	1.74%	1.51%	1.87%	2.20%	5.72%	4.89%	3.27%	4.48%	4.34%	3.89%
41	1.98%	0.68%	0.86%	1.77%	1.48%	0.93%	1.08%	1.40%	1.59%	1.62%	1.25%	2.04%	1.75%	1.73%	4.74%	5.20%	3.86%	4.55%	4.15%	4.04%
42	2.18%	0.96%	1.46%	1.77%	1.27%	1.93%	1.72%	1.39%	1.98%	1.78%	2.02%	1.82%	1.51%	1.98%	5.05%	5.07%	3.96%	4.42%	3.90%	4.08%
43	2.47%	1.03%	0.56%	1.42%	0.71%	2.15%	2.36%	2.12%	1.55%	1.50%	2.24%	2.40%	1.63%	1.88%	5.10%	5.45%	3.48%	4.62%	3.91%	4.26%
44	2.34%	0.74%	0.19%	1.42%	1.40%	1.51%	1.35%	1.24%	2.13%	1.64%	1.79%	2.51%	1.77%	2.01%	5.41%	5.07%	3.86%	4.48%	4.12%	4.54%
45	1.54%	0.48%	0.00%	2.14%	1.62%	1.13%	1.86%	1.94%	2.09%	1.83%	2.01%	1.29%	1.56%	2.10%	5.54%	4.86%	3.89%	4.87%	4.34%	4.78%
46	1.34%	0.39%	0.88%	2.02%	2.43%	1.63%	2.53%	2.40%	2.24%	2.11%	2.13%	1.82%	1.64%	2.08%	5.63%	5.11%	4.06%	4.78%	4.62%	4.79%
47	0.46%	0.00%	1.33%	1.62%	1.59%	1.65%	2.02%	2.20%	2.54%	2.13%	2.19%	2.80%	1.51%	2.25%	5.97%	5.40%	3.99%	5.09%	4.71%	5.06%
48	0.24%	0.68%	2.50%	1.54%	0.86%	2.04%	1.79%	3.02%	1.62%	1.99%	1.99%	2.82%	2.30%	2.46%	5.90%	5.93%	4.18%	4.95%	4.31%	5.34%
49	1.30%	0.55%	1.55%	1.64%	0.66%	2.07%	2.37%	2.54%	2.15%	2.02%	2.04%	3.98%	2.68%	2.46%	5.90%	5.94%	3.79%	5.35%	4.51%	5.53%
50	1.03%	0.67%	0.40%	2.29%	1.19%	2.04%	2.28%	2.75%	1.79%	2.51%	2.25%	3.65%	2.11%	2.73%	5.36%	5.34%	4.34%	5.47%	4.96%	4.80%
51	1.49%	2.18%	1.45%	2.77%	1.03%	1.49%	1.59%	3.28%	1.51%	2.19%	2.50%	3.34%	2.45%	3.11%	6.30%	5.33%	4.72%	5.71%	5.53%	4.79%
52	1.76%	1.48%	0.92%	3.30%	0.41%	1.93%	2.34%	2.20%	2.13%	2.22%	2.37%	3.51%	2.61%	3.31%	6.61%	5.33%	5.54%	5.91%	5.77%	4.53%
53	2.32%	3.59%	0.69%	3.03%	1.54%	1.87%	2.90%	2.68%	1.89%	2.68%	2.51%	2.77%	2.68%	3.39%	5.92%	6.24%	5.73%	6.43%	5.12%	5.09%
54	1.04%	2.85%	0.72%	3.98%	1.42%	1.45%	3.77%	3.08%	1.90%	3.19%	2.02%	2.33%	3.14%	4.03%	6.83%	6.38%	5.44%	6.90%	5.09%	5.84%

Annex II - 49

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
55	1.20%	2.76%	0.75%	3.45%	1.79%	1.20%	3.49%	4.02%	1.68%	3.04%	2.13%	2.99%	2.56%	3.79%	7.10%	6.85%	4.94%	7.03%	4.96%
56	1.42%	2.22%	1.93%	3.46%	1.56%	1.93%	3.37%	3.82%	2.26%	3.43%	2.69%	3.40%	2.97%	4.20%	7.03%	7.32%	5.85%	7.18%	5.34%
57	0.94%	2.33%	1.06%	3.93%	1.60%	2.06%	2.98%	3.84%	2.06%	2.88%	2.44%	3.43%	3.12%	4.55%	7.18%	6.90%	6.87%	7.02%	5.41%
58	0.87%	2.39%	2.59%	3.07%	2.02%	1.91%	2.12%	4.28%	2.35%	3.63%	3.12%	3.31%	3.89%	4.84%	8.00%	7.78%	6.68%	7.07%
59	3.51%	2.42%	1.62%	2.78%	2.07%	2.71%	3.33%	4.85%	2.33%	4.80%	3.17%	3.40%	2.72%	4.80%	8.25%	8.29%	6.62%	7.06%
60	3.16%	2.67%	0.00%	1.36%	1.67%	2.75%	2.83%	5.93%	1.82%	5.83%	3.70%	3.22%	2.82%	4.45%	8.47%	9.80%	6.62%	7.94%
61	4.62%	2.26%	0.47%	3.15%	2.90%	2.41%	1.23%	5.39%	2.60%	4.07%	4.31%	4.00%	2.85%	4.42%	8.80%	9.25%	7.03%
62	4.13%	2.84%	2.11%	3.36%	3.10%	2.42%	2.69%	5.88%	3.88%	5.04%	5.61%	4.72%	3.07%	5.20%	8.42%	9.21%	7.78%
63	3.21%	3.09%	0.88%	3.44%	2.33%	2.81%	3.71%	5.17%	3.64%	5.82%	5.55%	4.58%	3.46%	5.05%	9.27%	9.74%	7.41%
64	3.80%	3.93%	1.75%	2.56%	3.47%	3.56%	3.33%	4.67%	4.71%	6.38%	4.68%	5.13%	5.37%	4.14%	10.64%	11.37%
65	4.93%	3.39%	1.51%	7.52%	6.09%	4.96%	3.46%	8.29%	3.61%	6.47%	5.02%	5.54%	3.41%	6.09%	11.08%	11.80%
66	3.45%	6.41%	3.85%	8.66%	5.64%	4.46%	4.11%	11.03%	4.69%	6.33%	5.21%	6.67%	5.85%	7.16%	10.38%	12.06%
67	4.93%	7.20%	0.85%	5.11%	5.65%	3.82%	4.52%	9.21%	4.78%	6.77%	6.80%	6.85%	5.79%	7.52%	12.27%
68	7.82%	10.69%	2.41%	5.83%	5.73%	3.73%	5.22%	14.40%	5.37%	10.41%	5.30%	7.90%	7.87%	9.04%	13.51%
69	6.98%	10.24%	5.07%	6.41%	6.72%	4.98%	7.84%	18.95%	6.25%	9.32%	7.67%	8.64%	12.03%	10.12%	18.81%
70	10.93%	6.72%	5.10%	6.51%	5.08%	11.23%	5.05%	19.09%	8.27%	11.78%	13.51%	12.83%	13.41%	9.69%
71	16.78%	4.42%	22.42%	7.67%	3.71%	19.93%	9.33%	24.10%	13.38%	15.96%	18.06%	20.94%	17.78%	13.31%
72	72.99%	13.20%	53.73%	21.13%	25.57%	27.15%	21.19%	38.00%	21.45%	23.10%	25.97%	27.74%	13.74%	18.62%

Annex II - 50

Static Pool Delinquency (>30 DPD)( (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.11%	0.10%	0.07%	0.08%	0.10%	0.10%	0.11%	0.02%	0.14%	0.08%	0.06%	0.07%	0.11%	0.09%	0.05%	0.05%	0.01%
3	0.17%	0.13%	0.24%	0.17%	0.24%	0.33%	0.32%	0.21%	0.30%	0.26%	0.31%	0.20%	0.17%	0.19%	0.22%	0.11%	0.07%
4	0.21%	0.22%	0.29%	0.25%	0.40%	0.54%	0.48%	0.30%	0.42%	0.41%	0.39%	0.37%	0.34%	0.25%	0.41%	0.16%
5	0.23%	0.26%	0.35%	0.34%	0.56%	0.89%	0.66%	0.40%	0.58%	0.42%	0.50%	0.39%	0.48%	0.47%	0.44%	0.25%
6	0.25%	0.39%	0.28%	0.58%	0.67%	1.09%	0.72%	0.75%	0.75%	0.80%	0.80%	0.60%	0.59%	0.62%	0.51%	0.33%
7	0.23%	0.41%	0.35%	0.68%	0.79%	1.26%	0.82%	0.87%	1.01%	1.02%	0.90%	0.77%	0.62%	0.84%	0.58%
8	0.23%	0.44%	0.59%	0.80%	0.87%	1.21%	1.13%	1.01%	0.91%	1.16%	0.78%	0.73%	0.65%	0.81%	0.63%
9	0.37%	0.54%	0.65%	0.93%	0.97%	1.41%	1.37%	1.16%	1.00%	1.32%	1.04%	0.97%	0.94%	0.84%	0.68%
10	0.47%	0.58%	0.96%	0.95%	1.30%	1.15%	1.24%	1.07%	1.00%	1.26%	1.24%	0.82%	0.95%	0.95%
11	0.56%	0.63%	1.06%	1.24%	1.14%	1.34%	1.21%	1.25%	1.01%	1.60%	1.57%	1.39%	1.16%	1.23%
12	0.60%	0.69%	1.24%	1.27%	1.17%	1.81%	1.33%	1.55%	1.59%	1.57%	1.58%	1.38%	1.24%	1.26%
13	0.68%	0.91%	1.40%	1.40%	1.51%	1.80%	1.77%	1.93%	1.65%	1.77%	2.01%	1.66%	1.18%
14	0.85%	0.97%	1.42%	1.52%	1.69%	2.08%	2.02%	2.08%	1.61%	1.84%	2.00%	1.52%	1.42%
15	1.06%	0.99%	1.59%	1.68%	1.87%	2.56%	2.43%	2.18%	2.04%	1.91%	2.45%	1.70%	1.63%
16	1.03%	0.97%	1.73%	1.36%	2.02%	2.60%	2.53%	2.44%	2.57%	2.32%	2.69%	1.71%
17	1.25%	1.32%	1.74%	1.69%	1.98%	2.64%	2.54%	2.73%	2.26%	2.10%	3.07%	1.73%
18	1.17%	1.69%	1.77%	2.16%	2.13%	3.03%	2.46%	3.59%	2.80%	2.13%	2.88%	2.26%
19	1.24%	1.90%	1.85%	2.12%	2.35%	3.22%	2.60%	3.38%	3.14%	2.47%	2.47%
20	1.42%	1.75%	2.06%	2.17%	2.25%	3.15%	3.29%	2.91%	3.28%	2.83%	2.74%
21	1.62%	1.82%	1.91%	2.63%	2.59%	3.42%	3.08%	3.16%	3.83%	2.60%	2.84%
22	1.98%	1.73%	2.00%	2.56%	2.44%	3.27%	3.37%	3.37%	4.03%	2.66%
23	1.94%	1.95%	2.20%	2.74%	2.95%	3.38%	3.55%	3.44%	3.59%	2.30%
24	1.91%	1.98%	2.43%	2.67%	2.47%	3.49%	3.28%	3.36%	3.41%	2.63%
25	2.09%	2.26%	2.41%	2.51%	2.44%	3.60%	3.41%	3.73%	3.39%
26	2.06%	2.22%	2.05%	2.26%	2.46%	3.39%	3.98%	3.55%	3.33%
27	2.29%	2.14%	2.35%	2.75%	2.88%	3.92%	4.38%	3.48%	3.17%
28	2.40%	2.42%	2.39%	2.91%	3.13%	4.17%	4.11%	3.90%
29	2.44%	2.49%	2.44%	3.01%	3.43%	4.47%	3.62%	4.65%
30	2.70%	2.96%	2.97%	2.77%	3.23%	4.70%	3.93%	4.43%
31	2.75%	3.30%	2.90%	2.98%	3.37%	4.93%	3.98%
32	3.02%	3.22%	2.87%	3.18%	3.74%	4.43%	4.23%
33	2.97%	3.20%	3.20%	3.45%	3.91%	4.55%	4.00%
34	2.87%	3.21%	2.97%	3.10%	4.08%	4.00%
35	2.90%	3.13%	3.12%	2.96%	3.81%	4.25%
36	3.06%	3.58%	3.43%	3.56%	3.60%	4.40%
37	3.25%	3.87%	3.48%	4.09%	3.99%
38	3.39%	3.42%	3.58%	4.12%	3.66%
39	3.43%	3.39%	3.67%	3.64%	3.57%
40	3.23%	3.44%	4.13%	3.59%
41	3.40%	3.83%	4.14%	3.74%
42	3.52%	4.16%	3.91%	4.09%
43	3.44%	4.21%	3.63%
44	3.61%	4.02%	3.82%
45	4.09%	4.03%	3.39%
46	4.19%	3.45%
47	4.05%	3.81%
48	3.31%	3.94%
49	3.98%
50	4.03%
51	4.58%

Annex II - 51

ABS Total

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	1.40%	0.31%	0.84%	0.69%	0.77%	0.85%	0.60%	0.52%	0.81%	0.66%	1.01%	0.87%	0.83%	0.70%	0.38%	0.65%	0.59%	0.50%	0.51%	0.82%
1	2.64%	1.35%	2.36%	1.95%	2.73%	1.39%	2.20%	2.32%	1.76%	2.53%	2.04%	1.71%	1.71%	0.95%	1.08%	1.34%	1.56%	1.94%	1.42%	2.02%
2	1.07%	1.70%	1.52%	1.86%	2.31%	1.63%	1.40%	2.15%	1.85%	1.82%	1.43%	1.36%	1.24%	1.19%	1.28%	1.36%	1.75%	1.74%	1.68%	1.59%
3	0.85%	0.88%	1.13%	1.42%	1.16%	0.86%	1.07%	0.95%	0.96%	1.57%	1.50%	1.29%	1.15%	1.25%	1.64%	1.55%	1.79%	1.90%	1.85%	2.23%
4	1.20%	1.09%	1.66%	2.08%	1.07%	1.16%	0.74%	1.55%	1.44%	1.42%	1.47%	1.38%	1.49%	1.14%	1.44%	1.69%	2.09%	2.16%	1.79%	2.31%
5	1.98%	2.01%	1.14%	0.84%	1.56%	1.03%	1.30%	1.45%	1.83%	1.57%	1.73%	1.46%	1.89%	1.57%	1.84%	2.07%	2.13%	1.89%	2.04%	2.38%
6	1.02%	0.82%	0.68%	1.16%	1.03%	0.97%	0.91%	1.27%	1.23%	0.97%	1.70%	1.44%	1.93%	1.40%	1.75%	1.75%	1.77%	2.03%	1.70%	2.13%
7	1.35%	1.31%	0.91%	0.95%	1.93%	1.13%	1.33%	1.11%	1.04%	1.13%	1.48%	1.29%	1.64%	1.68%	2.06%	1.99%	2.23%	1.97%	1.86%	1.97%
8	0.77%	1.04%	1.85%	1.32%	1.12%	0.62%	0.92%	0.95%	1.78%	0.96%	1.10%	1.41%	1.40%	1.10%	2.13%	2.00%	1.94%	1.70%	1.66%	1.87%
9	1.51%	1.40%	1.03%	1.73%	1.39%	0.56%	0.76%	1.05%	1.12%	1.21%	1.24%	1.75%	1.25%	1.51%	1.87%	1.96%	1.48%	1.83%	1.66%	1.81%
10	0.88%	1.48%	1.60%	0.65%	0.81%	1.09%	1.14%	1.31%	1.03%	1.19%	1.64%	1.33%	1.28%	1.53%	2.16%	1.96%	1.85%	1.94%	1.51%	1.49%
11	1.30%	0.63%	0.72%	1.27%	0.96%	1.47%	1.04%	0.59%	0.91%	1.43%	1.42%	1.54%	1.28%	1.62%	1.94%	1.85%	1.87%	1.71%	1.40%	1.22%
12	0.80%	1.37%	1.28%	1.05%	0.55%	1.27%	0.83%	0.91%	1.42%	1.06%	1.41%	1.37%	1.54%	1.60%	1.96%	2.02%	2.02%	1.80%	1.51%	1.24%
13	1.14%	0.17%	1.33%	1.00%	1.34%	0.91%	1.46%	0.88%	1.08%	1.23%	1.80%	1.82%	1.82%	1.64%	2.04%	1.87%	1.87%	1.74%	1.23%	1.05%
14	1.25%	1.06%	0.56%	0.81%	1.14%	1.47%	1.22%	1.44%	1.09%	1.43%	1.15%	1.72%	1.81%	1.94%	1.84%	1.81%	1.78%	1.46%	1.09%	1.18%
15	0.61%	0.72%	0.68%	1.19%	1.01%	1.10%	1.02%	1.07%	1.25%	1.48%	1.57%	1.64%	1.84%	1.71%	1.85%	2.00%	1.70%	1.43%	0.98%	1.06%
16	1.13%	1.48%	0.84%	0.33%	1.56%	1.67%	1.12%	1.34%	1.14%	1.47%	1.41%	1.54%	1.91%	1.79%	1.95%	1.78%	1.25%	1.25%	0.92%	0.94%
17	0.74%	0.51%	0.30%	1.06%	0.97%	1.06%	1.10%	1.11%	1.24%	1.04%	1.15%	1.70%	1.44%	1.41%	1.53%	1.85%	1.49%	1.09%	0.90%	1.18%
18	1.74%	1.36%	1.17%	0.90%	0.73%	1.32%	1.38%	1.16%	1.50%	1.09%	1.84%	1.69%	1.47%	1.25%	1.46%	1.55%	1.37%	1.09%	1.00%	0.94%
19	1.03%	1.17%	1.20%	1.43%	1.07%	1.14%	1.01%	1.27%	1.24%	1.37%	1.34%	1.94%	1.58%	1.61%	1.55%	1.59%	1.28%	1.03%	0.90%	0.98%
20	0.85%	1.23%	1.01%	0.93%	1.18%	1.13%	1.38%	1.17%	1.24%	1.23%	1.62%	1.41%	1.68%	1.41%	1.59%	1.61%	1.18%	0.92%	1.05%	1.06%
21	0.88%	1.13%	1.22%	1.24%	1.45%	1.31%	1.04%	1.31%	1.12%	1.27%	1.65%	1.48%	1.73%	1.52%	1.58%	1.38%	1.24%	1.11%	1.16%	1.15%
22	1.73%	1.00%	0.55%	0.92%	1.25%	1.26%	1.31%	1.63%	1.54%	1.41%	1.46%	1.64%	1.53%	1.59%	1.55%	1.26%	0.98%	0.91%	1.14%	0.84%
23	1.05%	0.99%	0.69%	1.27%	1.51%	0.76%	1.16%	1.35%	1.16%	1.52%	1.65%	1.51%	1.65%	1.32%	1.56%	1.12%	1.17%	1.19%	1.00%	1.11%
24	0.92%	1.41%	1.15%	1.26%	0.97%	1.21%	1.25%	1.05%	1.44%	1.66%	1.50%	1.70%	1.43%	1.42%	1.34%	1.23%	1.17%	1.21%	1.06%	0.84%
25	1.49%	1.05%	0.96%	1.12%	1.37%	1.12%	1.47%	1.10%	1.57%	1.56%	1.63%	1.49%	1.46%	1.39%	1.46%	1.27%	0.99%	1.03%	1.03%	0.77%
26	0.96%	1.11%	0.91%	1.07%	0.93%	1.20%	1.12%	1.03%	1.42%	1.34%	1.65%	1.31%	1.24%	1.33%	1.05%	1.14%	1.16%	1.16%	0.92%	0.94%
27	0.66%	1.15%	1.05%	1.15%	1.02%	1.06%	1.22%	1.56%	1.24%	1.46%	1.31%	1.51%	1.45%	1.11%	1.26%	1.00%	1.13%	1.01%	0.91%	0.92%
28	0.90%	1.39%	1.25%	1.07%	1.09%	1.36%	1.65%	1.33%	1.52%	1.10%	1.55%	1.45%	1.03%	1.08%	1.09%	1.03%	1.01%	0.85%	0.93%	1.07%
29	1.02%	1.06%	1.20%	1.03%	1.62%	1.20%	1.15%	1.67%	1.31%	1.36%	1.37%	1.52%	1.46%	0.86%	0.99%	1.28%	0.91%	1.01%	0.76%	1.10%
30	1.00%	1.30%	1.02%	0.92%	1.26%	1.43%	1.52%	1.39%	1.43%	1.37%	1.39%	1.13%	1.26%	1.02%	1.12%	1.08%	0.93%	0.95%	1.05%	0.92%
31	1.37%	1.23%	1.11%	1.25%	0.98%	1.12%	1.59%	1.47%	1.42%	1.53%	1.19%	1.19%	1.22%	1.06%	1.28%	1.16%	0.93%	0.85%	0.91%	0.97%
32	0.76%	1.16%	1.32%	1.22%	1.46%	1.01%	1.34%	1.48%	1.16%	1.25%	1.37%	1.11%	0.90%	1.01%	1.36%	1.06%	1.07%	0.93%	1.02%	0.98%
33	0.21%	0.83%	1.28%	1.22%	1.22%	1.26%	1.51%	1.29%	1.38%	1.21%	1.20%	1.27%	0.76%	1.06%	1.13%	0.91%	1.06%	0.85%	0.98%	1.10%
34	0.98%	0.63%	1.06%	1.17%	1.28%	1.45%	1.50%	1.44%	0.96%	1.29%	1.45%	1.21%	1.01%	0.98%	1.29%	0.96%	0.81%	1.06%	1.01%	1.03%
35	0.94%	1.46%	0.92%	1.09%	1.11%	1.34%	1.44%	1.33%	1.31%	1.03%	1.26%	1.14%	0.95%	0.93%	1.15%	1.05%	0.84%	0.90%	0.95%	1.05%
36	1.20%	1.12%	1.21%	0.92%	1.41%	1.70%	1.32%	0.94%	1.51%	1.45%	1.42%	1.11%	0.95%	0.89%	1.08%	0.86%	1.02%	0.99%	0.93%	1.09%
37	0.80%	1.35%	1.04%	1.33%	1.43%	1.53%	1.08%	1.31%	1.31%	1.28%	0.97%	1.08%	1.16%	0.99%	1.02%	0.96%	0.89%	1.06%	1.09%	0.99%
38	1.34%	0.53%	1.25%	1.33%	1.04%	1.51%	1.10%	1.10%	1.16%	1.07%	1.15%	0.85%	0.93%	1.14%	0.97%	0.85%	0.94%	1.03%	1.03%	1.07%
39	0.55%	1.25%	0.92%	1.34%	1.39%	1.22%	1.31%	1.08%	1.03%	1.05%	0.92%	1.01%	1.08%	0.94%	0.97%	0.95%	1.08%	1.00%	0.99%	1.16%
40	1.15%	1.39%	0.76%	1.18%	1.25%	1.44%	1.38%	1.37%	1.04%	1.02%	1.14%	0.86%	0.86%	0.95%	0.84%	0.90%	1.11%	0.97%	1.03%	1.13%
41	1.58%	0.84%	1.11%	1.36%	1.33%	1.17%	1.26%	1.15%	1.32%	1.05%	0.94%	0.95%	0.98%	0.83%	1.01%	1.06%	0.91%	0.92%	1.01%	1.20%
42	0.80%	1.06%	0.92%	1.36%	1.19%	0.78%	1.13%	1.24%	1.06%	0.94%	1.07%	0.75%	0.85%	1.05%	0.95%	0.78%	0.99%	0.89%	1.15%	1.05%
43	1.10%	1.33%	1.44%	1.24%	1.40%	1.18%	1.23%	1.11%	1.04%	0.66%	0.98%	1.08%	0.91%	1.05%	0.87%	1.08%	1.06%	1.01%	0.98%	1.08%
44	1.33%	1.00%	1.36%	0.97%	1.18%	1.40%	1.19%	1.22%	1.03%	0.79%	1.04%	0.99%	1.06%	0.94%	1.10%	0.91%	0.88%	0.97%	0.94%	1.05%
45	0.81%	1.27%	1.39%	1.40%	0.88%	1.22%	1.02%	1.10%	0.99%	1.00%	1.06%	0.85%	1.07%	1.15%	0.99%	1.12%	0.91%	1.07%	1.08%	1.15%
46	0.31%	0.79%	1.52%	1.35%	1.15%	1.27%	1.10%	1.24%	0.93%	0.94%	0.99%	1.21%	1.01%	0.95%	0.99%	1.00%	1.05%	1.12%	1.04%	1.10%
47	1.38%	1.21%	1.36%	1.19%	1.35%	1.23%	1.17%	1.01%	0.92%	1.12%	1.07%	1.09%	1.09%	0.82%	1.07%	0.95%	1.11%	1.07%	1.20%	1.00%
48	1.20%	1.39%	0.81%	1.27%	1.49%	1.06%	0.79%	0.70%	1.12%	1.20%	0.93%	0.87%	1.09%	0.92%	1.01%	1.01%	0.99%	1.03%	1.10%	0.98%
49	1.40%	1.05%	1.35%	0.71%	1.27%	1.00%	0.85%	0.78%	1.02%	1.23%	0.98%	1.08%	0.96%	1.02%	1.10%	0.98%	1.03%	1.07%	1.09%	1.01%
50	1.54%	0.94%	0.53%	0.87%	1.29%	1.21%	0.97%	0.96%	0.93%	1.05%	0.93%	1.21%	1.12%	1.04%	0.99%	0.96%	1.09%	0.98%	0.95%	1.11%
51	0.45%	0.67%	1.02%	1.27%	1.06%	0.95%	0.95%	0.98%	1.09%	1.00%	1.03%	1.08%	1.22%	0.84%	0.89%	1.09%	0.90%	1.01%	1.10%	1.00%
52	1.21%	1.19%	1.04%	1.04%	1.08%	1.18%	0.80%	1.10%	0.94%	1.07%	0.96%	0.92%	1.06%	1.01%	1.00%	0.79%	1.01%	1.00%	0.96%	1.09%
53	1.19%	0.83%	1.12%	1.20%	0.99%	1.14%	1.02%	1.05%	0.94%	0.87%	0.97%	1.15%	1.09%	1.01%	0.85%	1.01%	1.08%	0.99%	1.07%	1.02%
54	0.63%	0.98%	1.11%	0.96%	1.15%	1.10%	1.05%	1.27%	0.83%	0.98%	0.99%	1.09%	0.95%	1.05%	0.97%	1.02%	1.11%	0.98%	1.06%	0.94%
55	1.28%	1.24%	1.05%	1.26%	1.30%	1.11%	1.11%	0.65%	0.95%	0.95%	1.16%	0.98%	0.95%	0.87%	1.07%	1.09%	1.01%	1.06%	1.04%
56	0.98%	0.99%	1.14%	0.52%	1.10%	1.15%	1.14%	1.13%	0.76%	1.10%	0.98%	0.89%	0.95%	1.04%	1.16%	1.13%	1.11%	0.97%	1.13%

Annex II - 52

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
57	0.77%	1.13%	0.84%	1.04%	0.93%	0.96%	0.80%	1.10%	0.94%	1.09%	0.97%	0.78%	0.96%	1.14%	1.06%	1.06%	1.02%	1.09%	0.97%
58	0.75%	0.71%	0.99%	0.74%	0.94%	1.17%	1.05%	1.06%	0.72%	1.11%	1.21%	1.09%	0.89%	1.06%	0.93%	0.92%	1.04%	1.05%
59	0.85%	0.67%	1.08%	0.86%	1.24%	1.14%	0.88%	1.21%	0.98%	1.19%	1.11%	0.93%	1.02%	1.05%	1.07%	0.98%	1.00%	1.09%
60	0.98%	0.97%	0.71%	1.32%	1.25%	0.91%	1.18%	1.10%	1.21%	1.20%	1.14%	1.12%	1.07%	1.06%	1.05%	0.96%	1.09%	1.10%
61	1.19%	1.14%	0.62%	1.26%	1.29%	0.91%	1.06%	1.04%	1.22%	0.91%	1.09%	1.04%	1.22%	1.05%	1.03%	0.96%	1.10%
62	0.97%	1.07%	0.77%	0.76%	0.88%	1.00%	1.21%	1.19%	0.89%	1.12%	0.93%	1.02%	1.17%	1.07%	0.94%	1.06%	1.05%
63	0.86%	1.04%	0.95%	1.01%	1.10%	0.87%	0.96%	1.04%	1.08%	1.03%	1.12%	1.10%	0.92%	1.11%	1.05%	1.04%	1.15%
64	1.25%	0.99%	0.97%	0.96%	0.98%	0.70%	1.08%	0.88%	0.93%	1.00%	1.12%	1.12%	0.95%	1.08%	1.07%	1.06%
65	1.03%	1.10%	1.03%	0.99%	0.94%	1.00%	1.08%	1.08%	0.98%	0.92%	1.14%	1.07%	0.96%	1.09%	1.04%	1.12%
66	1.16%	0.64%	0.98%	1.06%	1.22%	1.17%	1.29%	1.16%	1.14%	0.87%	1.18%	1.16%	1.17%	1.02%	1.19%	1.01%
67	1.11%	0.85%	1.27%	1.19%	0.97%	1.12%	1.21%	1.24%	1.07%	0.96%	1.17%	1.12%	1.13%	1.14%	1.05%
68	0.95%	1.14%	1.11%	0.77%	1.14%	1.16%	1.25%	1.07%	1.10%	1.01%	1.24%	1.09%	1.12%	1.13%	1.15%
69	1.08%	1.30%	1.02%	1.28%	0.97%	1.30%	1.22%	1.10%	1.11%	1.25%	1.01%	1.13%	1.08%	1.13%	1.14%
70	1.23%	1.35%	1.29%	1.25%	1.22%	1.30%	1.26%	1.28%	1.19%	1.24%	1.19%	1.25%	1.23%	1.26%
71	1.31%	1.33%	1.33%	1.31%	1.33%	1.24%	1.29%	1.22%	1.29%	1.23%	1.27%	1.23%	1.32%	1.24%
72	1.31%	2.14%	1.25%	1.25%	1.14%	1.24%	1.14%	1.05%	1.09%	1.10%	1.26%	0.93%	1.25%	1.25%

Annex II - 53

ABS Total (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	0.65%	0.80%	1.13%	0.97%	0.93%	0.91%	0.88%	0.65%	1.10%	1.06%	1.18%	0.78%	1.20%	0.95%	1.21%	0.87%	0.86%	0.90%
1	2.37%	2.92%	2.43%	2.62%	2.18%	2.23%	1.96%	2.33%	2.20%	2.52%	2.51%	2.43%	2.91%	2.64%	2.53%	2.11%	2.30%
2	1.93%	2.43%	1.97%	2.23%	2.04%	1.91%	1.62%	1.51%	2.29%	2.15%	2.17%	1.77%	2.31%	1.93%	2.09%	1.77%	1.88%
3	2.04%	1.83%	1.65%	1.98%	1.92%	1.61%	1.46%	1.51%	1.69%	1.67%	2.00%	1.92%	2.62%	2.18%	1.73%	1.63%	1.64%
4	1.84%	2.03%	1.54%	1.80%	1.98%	2.11%	1.31%	1.91%	2.22%	2.12%	2.17%	2.08%	2.17%	1.86%	1.75%	1.63%
5	1.74%	1.63%	1.31%	1.75%	1.76%	1.51%	1.42%	1.90%	1.99%	1.70%	1.79%	2.07%	2.10%	1.64%	1.69%	1.62%
6	1.41%	1.46%	1.36%	1.88%	1.49%	1.19%	1.31%	1.70%	1.75%	1.72%	1.79%	1.51%	2.12%	1.51%	1.66%	1.66%
7	1.39%	1.25%	1.21%	1.62%	1.65%	1.51%	1.50%	1.36%	1.89%	1.59%	1.67%	1.77%	1.91%	1.48%	1.80%
8	1.14%	1.21%	1.27%	1.62%	1.27%	1.60%	1.72%	1.22%	1.82%	1.79%	2.07%	1.98%	2.07%	1.58%	1.76%
9	1.21%	1.22%	1.35%	1.18%	1.25%	1.46%	1.25%	1.39%	1.95%	1.56%	1.67%	1.53%	1.68%	1.58%	1.75%
10	1.06%	1.26%	1.38%	1.60%	0.97%	1.24%	1.54%	1.59%	1.31%	1.67%	2.07%	1.51%	1.64%	1.84%
11	0.98%	1.25%	1.19%	1.45%	1.12%	1.17%	1.16%	1.38%	1.33%	1.92%	1.91%	1.52%	1.47%	1.76%
12	1.02%	1.26%	1.28%	1.33%	1.25%	1.31%	1.01%	1.14%	1.70%	1.87%	1.79%	1.83%	1.69%	1.57%
13	1.07%	1.13%	1.15%	0.97%	1.40%	1.29%	1.21%	1.23%	1.62%	1.79%	1.87%	1.57%	1.68%
14	0.98%	1.23%	1.23%	1.18%	1.17%	1.35%	1.23%	1.37%	1.28%	1.62%	1.58%	1.46%	1.93%
15	1.28%	1.08%	0.88%	1.27%	1.32%	1.40%	1.15%	1.33%	1.38%	1.49%	1.54%	1.26%	1.96%
16	1.00%	0.95%	0.98%	1.20%	1.26%	1.31%	1.12%	1.23%	1.52%	1.53%	1.39%	1.42%
17	1.07%	0.99%	0.93%	1.14%	1.15%	1.30%	1.26%	1.44%	1.72%	1.29%	1.36%	1.63%
18	1.05%	0.92%	0.94%	1.10%	1.05%	1.38%	1.11%	1.21%	1.44%	1.35%	1.69%	1.48%
19	0.88%	0.87%	1.11%	1.00%	1.36%	1.02%	1.28%	1.56%	1.29%	1.40%	1.51%
20	0.90%	1.00%	1.06%	1.12%	1.37%	1.07%	1.14%	1.45%	1.26%	1.40%	1.41%
21	0.95%	0.87%	1.27%	1.04%	1.27%	1.43%	1.12%	1.16%	1.18%	1.47%	1.52%
22	0.79%	1.07%	1.18%	1.23%	1.12%	1.14%	1.13%	1.34%	1.32%	1.38%
23	0.86%	1.05%	1.06%	1.15%	1.06%	1.18%	1.27%	1.49%	1.19%	1.35%
24	0.94%	0.99%	0.98%	1.15%	1.27%	1.49%	1.13%	1.35%	1.26%	1.72%
25	0.98%	0.96%	0.91%	1.01%	1.16%	1.31%	1.28%	1.08%	1.43%
26	1.16%	1.14%	1.05%	1.11%	1.23%	1.33%	1.13%	1.22%	1.40%
27	0.76%	1.00%	0.95%	1.21%	1.32%	1.15%	1.13%	0.99%	1.32%
28	1.03%	0.95%	0.80%	1.20%	1.12%	1.26%	0.97%	1.04%
29	1.04%	1.11%	1.03%	1.06%	1.31%	1.36%	1.13%	1.30%
30	0.96%	1.14%	0.99%	1.16%	1.20%	1.04%	1.16%	1.24%
31	1.03%	0.99%	1.10%	1.24%	1.22%	1.12%	1.23%
32	0.93%	0.96%	1.17%	1.25%	1.24%	1.24%	1.11%
33	1.00%	1.09%	0.99%	1.06%	1.21%	1.10%	1.32%
34	1.03%	1.18%	1.21%	1.06%	1.10%	1.23%
35	0.91%	1.12%	1.21%	1.17%	1.16%	1.25%
36	1.06%	1.14%	1.09%	1.14%	1.24%	1.18%
37	1.06%	1.00%	1.11%	1.14%	1.33%
38	1.08%	1.13%	1.10%	1.09%	1.18%
39	1.09%	1.03%	1.10%	0.97%	1.08%
40	1.00%	1.05%	1.09%	1.19%
41	1.17%	0.97%	1.05%	1.29%
42	1.13%	1.03%	1.14%	1.17%
43	1.04%	1.09%	1.08%
44	0.97%	1.09%	1.18%
45	1.08%	1.12%	1.11%
46	1.13%	1.22%
47	1.02%	1.16%
48	1.15%	1.05%
49	1.17%
50	1.10%
51	1.17%

Annex II - 54

ABS Voluntary

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	1.40%	0.31%	0.84%	0.69%	0.77%	0.85%	0.60%	0.52%	0.81%	0.66%	1.01%	0.87%	0.83%	0.70%	0.38%	0.65%	0.59%	0.50%	0.51%	0.82%
1	2.64%	1.35%	2.29%	1.95%	2.73%	1.39%	2.20%	2.32%	1.76%	2.53%	2.04%	1.71%	1.71%	0.95%	1.08%	1.34%	1.56%	1.94%	1.42%	2.02%
2	1.07%	1.70%	1.52%	1.86%	2.31%	1.63%	1.31%	2.15%	1.75%	1.72%	1.43%	1.33%	1.24%	1.19%	1.27%	1.34%	1.74%	1.73%	1.68%	1.58%
3	0.85%	0.88%	1.13%	1.42%	1.16%	0.73%	1.00%	0.95%	0.96%	1.51%	1.46%	1.22%	1.12%	1.22%	1.64%	1.50%	1.79%	1.90%	1.82%	2.23%
4	1.20%	1.09%	1.66%	2.08%	1.07%	1.16%	0.74%	1.48%	1.38%	1.26%	1.40%	1.38%	1.49%	1.13%	1.40%	1.66%	2.07%	2.15%	1.77%	2.30%
5	1.72%	1.47%	0.54%	0.72%	1.42%	0.97%	1.04%	1.37%	1.52%	1.33%	1.24%	0.96%	1.59%	1.43%	1.71%	1.95%	2.09%	1.84%	1.99%	2.29%
6	1.02%	0.60%	0.68%	1.16%	0.94%	0.91%	0.84%	1.22%	1.12%	0.94%	1.60%	1.31%	1.85%	1.37%	1.67%	1.69%	1.75%	1.99%	1.67%	2.08%
7	1.35%	1.31%	0.77%	0.95%	1.72%	1.09%	1.33%	1.01%	1.04%	1.05%	1.40%	1.26%	1.62%	1.43%	2.00%	1.94%	2.19%	1.93%	1.82%	1.93%
8	0.77%	1.04%	1.74%	1.32%	0.93%	0.59%	0.87%	0.95%	1.49%	0.93%	1.07%	1.40%	1.37%	1.07%	2.11%	1.95%	1.91%	1.67%	1.61%	1.86%
9	1.51%	1.24%	1.03%	1.65%	1.39%	0.52%	0.68%	1.05%	1.12%	1.13%	1.22%	1.71%	1.24%	1.51%	1.83%	1.93%	1.45%	1.81%	1.60%	1.75%
10	0.65%	1.37%	1.43%	0.65%	0.74%	0.96%	1.11%	1.31%	0.90%	1.19%	1.64%	1.32%	1.25%	1.52%	2.11%	1.91%	1.85%	1.93%	1.47%	1.39%
11	1.14%	0.63%	0.60%	1.27%	0.96%	1.36%	1.04%	0.59%	0.82%	1.35%	1.37%	1.50%	1.28%	1.55%	1.89%	1.81%	1.83%	1.69%	1.38%	1.17%
12	0.80%	1.24%	1.28%	1.05%	0.55%	1.21%	0.83%	0.87%	1.39%	1.06%	1.38%	1.31%	1.51%	1.60%	1.94%	2.00%	1.97%	1.73%	1.44%	1.17%
13	1.14%	0.17%	1.24%	0.89%	1.26%	0.75%	1.30%	0.87%	0.99%	1.23%	1.73%	1.82%	1.77%	1.62%	1.94%	1.82%	1.84%	1.70%	1.15%	1.00%
14	1.08%	1.06%	0.39%	0.80%	1.14%	1.25%	1.18%	1.35%	1.09%	1.36%	1.15%	1.72%	1.81%	1.94%	1.81%	1.78%	1.75%	1.45%	1.00%	1.14%
15	0.61%	0.72%	0.59%	1.08%	1.01%	0.97%	1.02%	0.96%	1.25%	1.45%	1.56%	1.58%	1.83%	1.69%	1.75%	1.97%	1.68%	1.39%	0.92%	1.00%
16	1.13%	1.48%	0.84%	0.33%	1.54%	1.57%	1.05%	1.31%	1.10%	1.39%	1.41%	1.52%	1.85%	1.77%	1.88%	1.66%	1.22%	1.18%	0.88%	0.88%
17	0.74%	0.51%	0.30%	1.06%	0.87%	0.99%	1.09%	1.11%	1.20%	1.04%	1.15%	1.68%	1.41%	1.40%	1.49%	1.81%	1.47%	1.06%	0.83%	1.13%
18	1.74%	1.31%	1.09%	0.90%	0.73%	1.16%	1.25%	1.07%	1.50%	1.02%	1.82%	1.65%	1.44%	1.23%	1.46%	1.50%	1.31%	1.06%	0.97%	0.91%
19	0.88%	0.95%	1.20%	1.43%	1.02%	1.14%	0.97%	1.23%	1.19%	1.30%	1.28%	1.90%	1.54%	1.59%	1.52%	1.56%	1.24%	1.00%	0.87%	0.90%
20	0.85%	1.23%	0.71%	0.93%	1.18%	1.09%	1.38%	1.14%	1.24%	1.12%	1.62%	1.41%	1.68%	1.37%	1.56%	1.56%	1.13%	0.84%	0.97%	0.93%
21	0.75%	0.99%	1.22%	1.14%	1.45%	1.31%	1.00%	1.27%	1.09%	1.19%	1.64%	1.48%	1.72%	1.47%	1.52%	1.31%	1.20%	1.03%	1.10%	1.05%
22	1.68%	1.00%	0.52%	0.80%	1.25%	1.20%	1.17%	1.57%	1.48%	1.38%	1.41%	1.56%	1.45%	1.55%	1.39%	1.20%	0.95%	0.83%	1.06%	0.79%
23	1.05%	0.99%	0.69%	1.19%	1.51%	0.76%	1.05%	1.35%	1.16%	1.52%	1.64%	1.49%	1.65%	1.32%	1.45%	1.08%	1.15%	1.08%	0.91%	0.96%
24	0.92%	1.31%	0.98%	1.26%	0.88%	1.21%	1.19%	1.05%	1.33%	1.63%	1.46%	1.65%	1.43%	1.40%	1.29%	1.16%	1.13%	1.17%	0.94%	0.72%
25	1.43%	1.05%	0.59%	1.12%	1.37%	1.09%	1.36%	1.10%	1.52%	1.54%	1.63%	1.49%	1.42%	1.38%	1.39%	1.15%	0.95%	0.96%	0.90%	0.68%
26	0.96%	1.11%	0.79%	0.95%	0.93%	1.15%	1.12%	1.03%	1.40%	1.31%	1.63%	1.25%	1.24%	1.29%	1.01%	1.03%	1.09%	1.07%	0.82%	0.84%
27	0.66%	1.15%	1.05%	1.15%	0.97%	1.02%	1.19%	1.48%	1.20%	1.46%	1.31%	1.47%	1.45%	1.08%	1.21%	0.94%	1.06%	0.97%	0.83%	0.88%
28	0.90%	1.22%	1.19%	1.07%	1.09%	1.25%	1.53%	1.29%	1.52%	1.10%	1.53%	1.42%	1.03%	1.02%	0.99%	0.95%	0.98%	0.72%	0.80%	0.94%
29	1.02%	0.89%	1.17%	1.02%	1.59%	1.20%	1.08%	1.64%	1.31%	1.33%	1.37%	1.52%	1.42%	0.79%	0.95%	1.15%	0.87%	0.89%	0.68%	1.01%
30	1.00%	1.20%	1.02%	0.92%	1.26%	1.36%	1.47%	1.29%	1.37%	1.27%	1.35%	1.13%	1.15%	0.95%	1.05%	0.99%	0.86%	0.87%	0.95%	0.79%
31	1.22%	1.23%	0.88%	1.06%	0.98%	1.11%	1.57%	1.44%	1.37%	1.49%	1.19%	1.17%	1.10%	0.96%	1.25%	1.12%	0.85%	0.77%	0.85%	0.90%
32	0.76%	1.16%	1.15%	1.14%	1.46%	1.01%	1.33%	1.48%	1.14%	1.20%	1.36%	1.09%	0.85%	1.01%	1.20%	1.01%	0.99%	0.85%	0.93%	0.90%
33	0.21%	0.83%	1.28%	1.22%	1.07%	1.26%	1.51%	1.26%	1.35%	1.21%	1.20%	1.27%	0.73%	1.06%	1.04%	0.83%	0.97%	0.80%	0.90%	0.96%
34	0.98%	0.63%	1.06%	1.08%	1.28%	1.45%	1.45%	1.44%	0.96%	1.29%	1.44%	1.18%	0.96%	0.93%	1.21%	0.93%	0.76%	0.97%	0.92%	0.90%
35	0.94%	1.46%	0.92%	1.09%	1.08%	1.34%	1.41%	1.29%	1.23%	0.98%	1.24%	1.12%	0.92%	0.91%	1.05%	0.97%	0.78%	0.85%	0.88%	0.95%
36	1.20%	1.12%	1.03%	0.92%	1.34%	1.68%	1.28%	0.94%	1.49%	1.39%	1.37%	1.00%	0.87%	0.84%	1.02%	0.80%	1.01%	0.95%	0.82%	1.02%
37	0.73%	1.35%	0.93%	1.15%	1.43%	1.53%	1.01%	1.31%	1.26%	1.26%	0.97%	1.02%	1.05%	0.93%	0.90%	0.85%	0.84%	0.99%	1.01%	0.90%
38	1.34%	0.36%	1.25%	1.33%	0.89%	1.51%	1.08%	1.10%	1.12%	1.02%	1.11%	0.81%	0.93%	1.12%	0.87%	0.74%	0.90%	0.96%	0.94%	1.00%
39	0.55%	1.25%	0.81%	1.34%	1.39%	1.22%	1.31%	1.08%	1.00%	1.03%	0.92%	1.01%	1.03%	0.88%	0.83%	0.90%	1.02%	0.93%	0.87%	1.06%
40	0.94%	1.39%	0.76%	1.18%	1.23%	1.41%	1.38%	1.33%	1.01%	1.01%	1.12%	0.84%	0.86%	0.89%	0.81%	0.84%	1.03%	0.90%	0.92%	1.07%
41	1.53%	0.84%	1.11%	1.36%	1.33%	1.14%	1.20%	1.11%	1.32%	1.04%	0.89%	0.95%	0.96%	0.71%	0.92%	1.00%	0.88%	0.80%	0.91%	1.11%
42	0.80%	0.97%	0.92%	1.36%	1.19%	0.73%	1.13%	1.20%	1.06%	0.90%	1.07%	0.69%	0.79%	1.01%	0.89%	0.72%	0.97%	0.83%	1.03%	0.98%
43	1.10%	1.33%	1.44%	1.20%	1.36%	1.15%	1.21%	1.08%	0.96%	0.57%	0.98%	1.04%	0.91%	1.00%	0.81%	1.00%	1.01%	0.91%	0.90%	1.00%
44	1.23%	0.89%	1.25%	0.97%	1.14%	1.36%	1.19%	1.22%	1.00%	0.73%	0.96%	0.91%	1.04%	0.92%	1.03%	0.82%	0.82%	0.89%	0.88%	0.97%
45	0.81%	1.27%	1.39%	1.40%	0.88%	1.22%	1.02%	1.10%	0.94%	1.00%	1.06%	0.81%	1.04%	1.10%	0.97%	0.97%	0.87%	1.01%	1.04%	1.08%
46	0.21%	0.79%	1.52%	1.35%	1.15%	1.25%	1.10%	1.13%	0.88%	0.92%	0.94%	1.20%	0.99%	0.95%	0.78%	0.91%	0.99%	1.09%	0.94%	0.98%
47	1.38%	1.21%	1.36%	1.19%	1.35%	1.23%	1.10%	1.01%	0.92%	1.12%	1.01%	1.08%	1.09%	0.82%	0.96%	0.87%	1.02%	1.01%	1.11%	0.88%
48	1.20%	1.39%	0.81%	1.19%	1.46%	1.06%	0.79%	0.70%	1.12%	1.17%	0.89%	0.85%	1.09%	0.90%	0.92%	0.94%	0.96%	0.94%	1.02%	0.88%
49	1.40%	1.05%	1.20%	0.71%	1.24%	1.00%	0.85%	0.57%	0.92%	1.19%	0.91%	1.03%	0.96%	0.99%	1.00%	0.95%	1.00%	1.01%	1.05%	0.97%
50	1.54%	0.94%	0.30%	0.87%	1.29%	1.21%	0.97%	0.96%	0.93%	1.04%	0.88%	1.19%	1.12%	1.01%	0.92%	0.83%	1.04%	0.90%	0.87%	1.00%
51	0.45%	0.67%	1.02%	1.27%	0.94%	0.86%	0.92%	0.98%	1.05%	1.00%	1.03%	1.05%	1.17%	0.81%	0.82%	0.94%	0.86%	0.95%	1.03%	0.96%
52	1.21%	1.19%	0.94%	1.04%	1.08%	1.18%	0.80%	1.10%	0.91%	1.04%	0.92%	0.81%	1.03%	0.98%	0.90%	0.73%	0.99%	0.95%	0.90%	1.05%
53	1.19%	0.83%	1.12%	1.20%	0.99%	1.14%	0.99%	0.99%	0.87%	0.84%	0.97%	1.10%	1.08%	0.97%	0.76%	1.00%	1.02%	0.94%	1.01%	0.98%
54	0.63%	0.98%	1.11%	0.92%	1.15%	1.04%	1.05%	1.21%	0.79%	0.96%	0.99%	1.02%	0.93%	1.00%	0.89%	0.93%	1.03%	0.92%	1.02%	0.88%
55	1.20%	1.17%	1.05%	1.13%	1.30%	1.04%	1.08%	0.65%	0.95%	0.94%	1.15%	0.98%	0.93%	0.79%	0.99%	1.07%	0.96%	0.99%	0.98%
56	0.98%	0.99%	1.14%	0.52%	1.08%	1.11%	1.11%	1.13%	0.70%	1.08%	0.98%	0.83%	0.89%	1.02%	1.13%	1.05%	1.08%	0.92%	1.08%
57	0.77%	1.13%	0.84%	1.04%	0.93%	0.96%	0.80%	1.10%	0.94%	1.07%	0.91%	0.78%	0.87%	1.12%	0.99%	1.05%	1.01%	1.05%	0.94%

Annex II - 55

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
58	0.75%	0.71%	0.99%	0.74%	0.94%	1.17%	0.97%	1.06%	0.72%	1.11%	1.19%	1.00%	0.89%	1.03%	0.88%	0.91%	0.96%	0.99%
59	0.85%	0.67%	1.08%	0.86%	1.24%	1.13%	0.88%	1.16%	0.95%	1.19%	1.11%	0.93%	0.98%	1.00%	1.01%	0.94%	0.97%	1.03%
60	0.98%	0.97%	0.71%	1.30%	1.22%	0.91%	1.16%	1.07%	1.21%	1.19%	1.14%	1.10%	1.04%	1.05%	0.95%	0.95%	1.04%	1.08%
61	1.19%	1.08%	0.62%	1.26%	1.29%	0.91%	1.06%	1.04%	1.20%	0.88%	1.09%	1.04%	1.22%	1.01%	1.00%	0.89%	1.08%
62	0.97%	1.07%	0.77%	0.76%	0.88%	1.00%	1.21%	1.19%	0.89%	1.10%	0.89%	0.98%	1.12%	1.07%	0.87%	0.98%	1.00%
63	0.86%	1.04%	0.95%	1.01%	0.99%	0.87%	0.96%	1.04%	1.06%	0.97%	1.11%	1.08%	0.90%	1.08%	1.04%	1.01%	1.12%
64	1.16%	0.99%	0.97%	0.77%	0.98%	0.70%	1.08%	0.88%	0.93%	0.98%	1.09%	1.10%	0.95%	0.99%	1.02%	1.04%
65	1.03%	1.05%	1.03%	0.99%	0.94%	0.86%	1.04%	1.08%	0.98%	0.92%	1.09%	1.07%	0.91%	1.07%	0.97%	1.07%
66	1.16%	0.64%	0.98%	1.06%	1.22%	1.15%	1.28%	1.16%	1.11%	0.85%	1.18%	1.14%	1.17%	0.99%	1.14%	1.01%
67	1.11%	0.85%	1.27%	1.17%	0.97%	1.12%	1.17%	1.19%	1.07%	0.91%	1.17%	1.06%	1.13%	1.13%	1.04%
68	0.95%	1.14%	1.11%	0.77%	1.06%	1.16%	1.25%	1.07%	1.10%	0.95%	1.21%	1.07%	1.08%	1.12%	1.13%
69	1.08%	1.28%	1.02%	1.26%	0.97%	1.30%	1.22%	0.96%	1.11%	1.24%	0.96%	1.13%	1.08%	1.13%	1.08%
70	1.23%	1.32%	1.29%	1.21%	1.22%	1.30%	1.24%	1.25%	1.19%	1.20%	1.18%	1.22%	1.23%	1.23%
71	1.31%	1.31%	1.33%	1.28%	1.31%	1.21%	1.27%	1.16%	1.28%	1.23%	1.23%	1.23%	1.32%	1.24%
72	1.31%	2.14%	1.25%	1.11%	1.14%	1.24%	1.14%	1.05%	1.09%	1.10%	0.82%	3.81%	0.22%	1.24%

Annex II - 56

ABS Voluntary (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	0.65%	0.80%	1.13%	0.97%	0.93%	0.91%	0.88%	0.65%	1.10%	1.06%	1.18%	0.78%	1.20%	0.95%	1.21%	0.87%	0.86%	0.90%
1	2.37%	2.92%	2.42%	2.62%	2.18%	2.23%	1.96%	2.31%	2.20%	2.52%	2.51%	2.43%	2.91%	2.64%	2.53%	2.11%	2.30%
2	1.92%	2.41%	1.95%	2.23%	2.04%	1.91%	1.62%	1.50%	2.29%	2.15%	2.17%	1.77%	2.31%	1.92%	2.09%	1.77%	1.88%
3	2.00%	1.81%	1.64%	1.97%	1.91%	1.61%	1.46%	1.51%	1.67%	1.67%	2.00%	1.91%	2.60%	2.17%	1.72%	1.62%	1.64%
4	1.80%	2.01%	1.52%	1.79%	1.95%	2.11%	1.29%	1.87%	2.22%	2.12%	2.15%	2.08%	2.17%	1.85%	1.74%	1.62%
5	1.68%	1.57%	1.20%	1.73%	1.68%	1.42%	1.32%	1.86%	1.89%	1.63%	1.74%	2.01%	2.05%	1.58%	1.64%	1.59%
6	1.37%	1.41%	1.29%	1.85%	1.44%	1.06%	1.21%	1.66%	1.71%	1.70%	1.75%	1.48%	2.10%	1.46%	1.58%	1.62%
7	1.35%	1.21%	1.21%	1.54%	1.61%	1.38%	1.45%	1.32%	1.83%	1.55%	1.63%	1.73%	1.84%	1.43%	1.76%
8	1.07%	1.15%	1.26%	1.55%	1.18%	1.45%	1.61%	1.20%	1.70%	1.76%	1.98%	1.93%	2.02%	1.47%	1.71%
9	1.17%	1.16%	1.30%	1.06%	1.22%	1.36%	1.16%	1.26%	1.92%	1.46%	1.58%	1.48%	1.65%	1.52%	1.69%
10	1.03%	1.19%	1.33%	1.55%	0.90%	1.11%	1.43%	1.54%	1.22%	1.62%	2.01%	1.39%	1.58%	1.78%
11	0.94%	1.17%	1.12%	1.43%	0.95%	1.07%	1.02%	1.16%	1.22%	1.88%	1.85%	1.48%	1.44%	1.70%
12	0.96%	1.17%	1.18%	1.18%	1.12%	1.12%	0.92%	1.10%	1.63%	1.71%	1.71%	1.77%	1.59%	1.51%
13	1.00%	1.09%	1.01%	0.90%	1.35%	1.17%	1.13%	1.10%	1.55%	1.77%	1.78%	1.47%	1.62%
14	0.95%	1.15%	1.15%	1.11%	1.02%	1.28%	1.14%	1.28%	1.21%	1.56%	1.52%	1.40%	1.84%
15	1.18%	0.99%	0.77%	1.20%	1.22%	1.32%	1.02%	1.18%	1.30%	1.34%	1.41%	1.21%	1.83%
16	0.92%	0.84%	0.85%	1.10%	1.12%	1.14%	0.99%	1.06%	1.43%	1.40%	1.25%	1.36%
17	1.02%	0.94%	0.85%	1.06%	0.93%	1.12%	1.06%	1.40%	1.62%	1.23%	1.23%	1.54%
18	0.95%	0.86%	0.85%	1.03%	0.95%	1.25%	0.92%	1.12%	1.40%	1.23%	1.53%	1.37%
19	0.78%	0.80%	0.96%	0.89%	1.19%	0.85%	1.13%	1.43%	1.15%	1.32%	1.38%
20	0.81%	0.80%	0.92%	0.98%	1.26%	0.97%	1.00%	1.23%	1.06%	1.36%	1.28%
21	0.86%	0.74%	1.15%	0.88%	1.10%	1.24%	0.98%	1.00%	1.13%	1.27%	1.43%
22	0.73%	1.02%	1.09%	1.09%	1.00%	0.93%	0.88%	1.22%	1.24%	1.21%
23	0.78%	0.97%	0.97%	1.06%	0.94%	1.10%	1.13%	1.38%	1.07%	1.25%
24	0.82%	0.89%	0.88%	1.05%	1.14%	1.37%	1.01%	1.17%	1.12%	1.63%
25	0.89%	0.86%	0.81%	0.89%	1.08%	1.14%	1.07%	0.91%	1.33%
26	1.05%	1.03%	0.86%	1.01%	1.02%	1.20%	1.08%	1.06%	1.34%
27	0.69%	0.86%	0.83%	1.07%	1.22%	1.03%	0.99%	0.86%	1.20%
28	0.95%	0.85%	0.68%	1.13%	0.99%	1.15%	0.72%	1.01%
29	0.96%	1.02%	0.92%	0.95%	1.16%	1.23%	0.88%	1.16%
30	0.91%	1.08%	0.94%	1.01%	1.05%	0.93%	1.07%	1.09%
31	0.95%	0.92%	0.92%	1.13%	1.08%	0.97%	1.12%
32	0.84%	0.82%	1.05%	1.17%	1.19%	1.09%	0.99%
33	0.85%	0.96%	0.85%	0.92%	1.09%	0.98%	1.13%
34	0.97%	1.12%	1.09%	0.98%	1.03%	1.11%
35	0.81%	1.02%	1.11%	1.03%	1.04%	1.15%
36	1.02%	1.05%	1.00%	1.09%	1.11%	1.07%
37	1.00%	0.90%	1.01%	1.06%	1.21%
38	1.02%	0.97%	1.00%	1.02%	1.09%
39	1.02%	0.90%	1.00%	0.87%	1.08%
40	0.92%	0.96%	1.04%	1.11%
41	1.09%	0.88%	0.88%	1.20%
42	1.08%	0.97%	1.07%	1.05%
43	0.98%	0.99%	0.96%
44	0.89%	1.00%	1.13%
45	1.04%	1.08%	1.07%
46	1.04%	1.16%
47	0.97%	1.10%
48	1.09%	0.99%
49	1.14%
50	1.05%
51	1.13%

Annex II - 57

Deal Score 80-89

Origination Trends

	Wtd. Avg. FICO® Score	Wtd. Avg. APR	Wtd. Avg. Orig. Term (months)	Wtd. Avg. PTI	Wtd. Avg. Down Pmt.	Wtd. Avg. Amt. Fin.	Loan Count	Agg. Amt. Fin.
2017 Q1	751	4.56%	66	5.72%	$2,554	$16,690	673	$11,232,620
2017 Q2	756	4.57%	67	5.93%	$2,395	$17,062	808	$13,786,264
2017 Q3	758	5.20%	66	5.84%	$2,636	$16,568	738	$12,227,050
2017 Q4	764	5.13%	68	6.18%	$2,787	$17,450	854	$14,902,168
2018 Q1	760	5.48%	67	5.88%	$2,982	$17,352	1,034	$17,942,421
2018 Q2	758	5.11%	67	6.02%	$3,012	$19,098	1,649	$31,492,518
2018 Q3	760	5.13%	67	6.04%	$2,858	$19,020	1,753	$33,341,673
2018 Q4	765	5.56%	68	5.99%	$2,924	$19,139	1,817	$34,776,451
2019 Q1	766	5.17%	68	6.19%	$2,774	$19,760	2,470	$48,807,013
2019 Q2	769	5.34%	68	6.04%	$2,929	$20,073	3,042	$61,063,225
2019 Q3	763	5.60%	68	6.12%	$2,739	$21,466	2,947	$63,260,932
2019 Q4	754	5.75%	68	5.96%	$2,530	$20,294	2,922	$59,299,443
2020 Q1	747	5.66%	69	5.99%	$2,413	$19,857	3,153	$62,607,927
2020 Q2	751	6.25%	69	6.17%	$2,689	$18,085	3,812	$68,941,603
2020 Q3	720	7.45%	70	7.24%	$2,828	$20,055	7,107	$142,532,001
2020 Q4	725	6.56%	70	7.18%	$2,932	$21,026	8,335	$175,254,124
2021 Q1	739	5.98%	70	6.71%	$2,894	$21,166	8,341	$176,542,607
2021 Q2	738	5.71%	71	7.25%	$3,870	$24,538	12,218	$299,799,892
2021 Q3	738	5.40%	71	7.21%	$3,743	$25,724	12,840	$330,294,563
2021 Q4	741	5.97%	71	7.22%	$4,698	$26,132	12,972	$338,978,437
2022 Q1	745	5.52%	71	7.15%	$5,525	$26,749	12,039	$322,035,465
2022 Q2	743	7.45%	71	7.17%	$5,741	$24,976	11,602	$289,766,902
2022 Q3	744	8.42%	71	6.98%	$5,073	$24,534	9,390	$230,373,520
2022 Q4	747	9.54%	71	6.65%	$4,998	$24,351	7,320	$178,249,463
2023 Q1	745	9.73%	72	6.64%	$4,582	$24,402	6,975	$170,203,672
2023 Q2	746	9.84%	72	6.89%	$4,806	$26,048	7,781	$202,681,533
2023 Q3	731	10.90%	72	7.23%	$3,494	$25,602	7,359	$188,402,600
2023 Q4	720	11.29%	72	7.56%	$2,643	$25,684	6,552	$168,281,839
2024 Q1	717	11.82%	73	7.55%	$2,822	$26,444	7,146	$188,971,097
2024 Q2	713	12.27%	73	7.37%	$2,812	$26,358	7,849	$206,886,575
2024 Q3	712	12.29%	73	7.46%	$2,709	$26,596	8,561	$227,690,420
2024 Q4	734	11.68%	73	7.05%	$2,611	$26,430	11,050	$292,055,169
2025 Q1	735	11.69%	73	7.09%	$2,551	$26,345	12,017	$316,592,502
2025 Q2	733	10.31%	73	7.07%	$2,586	$27,599	14,139	$390,227,894
2025 Q3	735	9.63%	74	6.96%	$2,348	$28,254	15,012	$424,148,673
2025 Q4	742	8.61%	75	6.60%	$1,887	$28,202	14,556	$410,503,119
2026 Q1	748	8.21%	76	6.69%	$1,742	$29,721	15,635	$464,680,296
2026 Q2	742	8.32%	76	6.94%	$1,872	$31,519	18,989	$598,522,919

Annex II - 58

Cumulative Gross Loss

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.04%	0.05%	0.09%	0.11%	0.00%	0.00%	0.03%	0.00%	0.00%	0.00%	0.01%
3	0.00%	0.00%	0.00%	0.00%	0.15%	0.00%	0.00%	0.00%	0.00%	0.09%	0.09%	0.13%	0.18%	0.03%	0.00%	0.03%	0.00%	0.01%	0.00%	0.02%
4	0.00%	0.00%	0.00%	0.00%	0.15%	0.00%	0.05%	0.00%	0.00%	0.13%	0.09%	0.18%	0.24%	0.12%	0.02%	0.04%	0.00%	0.01%	0.01%	0.02%
5	0.00%	0.00%	0.87%	0.58%	0.49%	0.38%	0.28%	0.14%	0.35%	0.36%	0.34%	0.45%	0.34%	0.18%	0.06%	0.08%	0.03%	0.05%	0.06%	0.05%
6	0.00%	0.00%	0.87%	0.58%	0.49%	0.38%	0.41%	0.22%	0.40%	0.36%	0.49%	0.45%	0.38%	0.23%	0.11%	0.10%	0.03%	0.05%	0.09%	0.07%
7	0.00%	0.00%	1.02%	0.58%	0.49%	0.38%	0.46%	0.28%	0.42%	0.36%	0.49%	0.45%	0.38%	0.27%	0.20%	0.11%	0.03%	0.05%	0.11%	0.08%
8	0.00%	0.00%	1.02%	0.69%	0.49%	0.38%	0.46%	0.28%	0.42%	0.36%	0.53%	0.45%	0.38%	0.30%	0.20%	0.14%	0.04%	0.07%	0.11%	0.09%
9	0.00%	0.00%	1.02%	0.69%	0.50%	0.38%	0.49%	0.28%	0.43%	0.38%	0.53%	0.45%	0.38%	0.32%	0.21%	0.18%	0.05%	0.07%	0.12%	0.09%
10	0.10%	0.00%	1.02%	0.69%	0.50%	0.43%	0.54%	0.35%	0.50%	0.40%	0.56%	0.45%	0.45%	0.37%	0.22%	0.22%	0.06%	0.09%	0.14%	0.11%
11	0.10%	0.00%	1.02%	0.69%	0.50%	0.43%	0.54%	0.35%	0.50%	0.44%	0.56%	0.45%	0.45%	0.37%	0.23%	0.22%	0.09%	0.09%	0.17%	0.11%
12	0.10%	0.29%	1.02%	0.69%	0.50%	0.43%	0.54%	0.35%	0.54%	0.48%	0.56%	0.47%	0.48%	0.37%	0.27%	0.25%	0.11%	0.10%	0.18%	0.11%
13	0.10%	0.29%	1.02%	0.69%	0.50%	0.43%	0.60%	0.35%	0.62%	0.54%	0.56%	0.47%	0.50%	0.37%	0.27%	0.26%	0.12%	0.11%	0.20%	0.12%
14	0.10%	0.29%	1.02%	0.69%	0.50%	0.43%	0.60%	0.44%	0.64%	0.54%	0.59%	0.49%	0.50%	0.41%	0.29%	0.28%	0.15%	0.14%	0.22%	0.13%
15	0.10%	0.29%	1.02%	0.80%	0.50%	0.43%	0.65%	0.44%	0.65%	0.60%	0.59%	0.49%	0.53%	0.41%	0.36%	0.28%	0.18%	0.16%	0.24%	0.16%
16	0.10%	0.29%	1.15%	0.80%	0.50%	0.43%	0.65%	0.44%	0.71%	0.60%	0.61%	0.49%	0.56%	0.41%	0.36%	0.30%	0.19%	0.16%	0.25%	0.16%
17	0.10%	0.29%	1.27%	0.80%	0.50%	0.44%	0.65%	0.44%	0.82%	0.61%	0.61%	0.49%	0.56%	0.41%	0.38%	0.30%	0.19%	0.17%	0.25%	0.22%
18	0.10%	0.29%	1.27%	0.80%	0.50%	0.51%	0.69%	0.51%	0.85%	0.61%	0.61%	0.49%	0.56%	0.43%	0.40%	0.32%	0.22%	0.18%	0.26%	0.26%
19	0.10%	0.29%	1.27%	0.80%	0.62%	0.51%	0.69%	0.54%	0.85%	0.63%	0.61%	0.51%	0.56%	0.43%	0.45%	0.33%	0.22%	0.18%	0.27%	0.29%
20	0.12%	0.29%	1.27%	0.80%	0.62%	0.52%	0.69%	0.54%	0.83%	0.63%	0.61%	0.51%	0.58%	0.38%	0.49%	0.37%	0.24%	0.18%	0.29%	0.34%
21	0.12%	0.29%	1.27%	0.80%	0.62%	0.52%	0.69%	0.54%	0.83%	0.63%	0.63%	0.51%	0.58%	0.38%	0.50%	0.40%	0.25%	0.20%	0.31%	0.37%
22	0.12%	0.29%	1.27%	0.91%	0.62%	0.52%	0.69%	0.54%	0.83%	0.67%	0.63%	0.51%	0.58%	0.43%	0.53%	0.41%	0.26%	0.21%	0.32%	0.37%
23	0.12%	0.29%	1.27%	0.91%	0.73%	0.52%	0.84%	0.54%	0.90%	0.69%	0.63%	0.54%	0.58%	0.43%	0.54%	0.44%	0.27%	0.24%	0.36%	0.39%
24	0.12%	0.29%	1.27%	1.02%	0.73%	0.52%	0.85%	0.54%	0.97%	0.70%	0.63%	0.56%	0.60%	0.43%	0.57%	0.46%	0.29%	0.24%	0.37%	0.40%
25	0.12%	0.29%	1.27%	1.02%	0.73%	0.56%	0.85%	0.54%	0.97%	0.72%	0.63%	0.56%	0.60%	0.45%	0.61%	0.47%	0.32%	0.24%	0.38%	0.44%
26	0.12%	0.38%	1.27%	1.02%	0.73%	0.56%	0.85%	0.54%	0.96%	0.72%	0.63%	0.58%	0.60%	0.45%	0.61%	0.48%	0.33%	0.27%	0.39%	0.47%
27	0.12%	0.38%	1.39%	1.02%	0.73%	0.56%	0.85%	0.54%	0.96%	0.72%	0.67%	0.58%	0.60%	0.48%	0.65%	0.48%	0.36%	0.27%	0.40%	0.49%
28	0.12%	0.47%	1.39%	1.02%	0.73%	0.61%	0.89%	0.54%	0.96%	0.72%	0.68%	0.58%	0.63%	0.49%	0.66%	0.49%	0.36%	0.30%	0.42%	0.52%
29	0.12%	0.54%	1.39%	1.02%	0.73%	0.65%	0.89%	0.58%	0.96%	0.72%	0.68%	0.58%	0.65%	0.49%	0.67%	0.49%	0.38%	0.34%	0.46%	0.53%
30	0.12%	0.54%	1.39%	1.02%	0.73%	0.65%	0.89%	0.58%	0.96%	0.72%	0.68%	0.58%	0.65%	0.49%	0.68%	0.50%	0.40%	0.37%	0.48%	0.54%
31	0.12%	0.54%	1.39%	1.02%	0.73%	0.65%	0.91%	0.58%	0.96%	0.72%	0.70%	0.58%	0.70%	0.49%	0.70%	0.53%	0.42%	0.40%	0.50%	0.56%
32	0.12%	0.61%	1.39%	1.02%	0.73%	0.69%	0.91%	0.58%	0.96%	0.72%	0.73%	0.58%	0.70%	0.50%	0.74%	0.54%	0.45%	0.42%	0.51%	0.59%
33	0.12%	0.61%	1.39%	1.10%	0.84%	0.69%	0.94%	0.58%	0.96%	0.72%	0.73%	0.58%	0.73%	0.51%	0.77%	0.55%	0.48%	0.45%	0.54%	0.62%
34	0.12%	0.68%	1.39%	1.10%	0.84%	0.69%	0.94%	0.58%	0.96%	0.74%	0.73%	0.58%	0.73%	0.52%	0.78%	0.57%	0.50%	0.49%	0.58%	0.66%
35	0.20%	0.68%	1.39%	1.10%	0.84%	0.69%	0.94%	0.58%	0.96%	0.76%	0.73%	0.60%	0.74%	0.52%	0.80%	0.58%	0.50%	0.52%	0.60%	0.70%
36	0.20%	0.68%	1.39%	1.10%	0.88%	0.69%	0.94%	0.58%	0.96%	0.76%	0.73%	0.60%	0.74%	0.52%	0.82%	0.62%	0.51%	0.54%	0.61%	0.73%
37	0.20%	0.68%	1.39%	1.10%	0.93%	0.69%	0.98%	0.58%	0.96%	0.76%	0.73%	0.60%	0.74%	0.53%	0.83%	0.66%	0.52%	0.56%	0.66%	0.75%
38	0.20%	0.68%	1.39%	1.10%	0.93%	0.69%	0.98%	0.58%	0.99%	0.76%	0.73%	0.61%	0.74%	0.53%	0.84%	0.68%	0.53%	0.57%	0.67%	0.76%
39	0.20%	0.70%	1.39%	1.10%	0.93%	0.69%	0.98%	0.58%	1.02%	0.76%	0.73%	0.61%	0.74%	0.53%	0.84%	0.72%	0.53%	0.59%	0.69%	0.79%
40	0.20%	0.70%	1.39%	1.10%	0.93%	0.75%	0.98%	0.58%	1.02%	0.76%	0.75%	0.63%	0.78%	0.54%	0.86%	0.72%	0.54%	0.61%	0.71%	0.79%
41	0.20%	0.70%	1.39%	1.10%	0.93%	0.75%	0.98%	0.58%	1.02%	0.76%	0.75%	0.63%	0.81%	0.54%	0.86%	0.73%	0.56%	0.62%	0.72%	0.80%
42	0.20%	0.70%	1.39%	1.10%	0.93%	0.75%	0.98%	0.60%	1.02%	0.77%	0.75%	0.63%	0.82%	0.55%	0.86%	0.73%	0.57%	0.62%	0.74%	0.82%
43	0.20%	0.70%	1.46%	1.10%	0.93%	0.75%	1.00%	0.60%	1.02%	0.78%	0.75%	0.63%	0.85%	0.55%	0.88%	0.75%	0.57%	0.63%	0.77%	0.84%
44	0.20%	0.70%	1.46%	1.10%	0.93%	0.75%	1.00%	0.60%	1.02%	0.78%	0.75%	0.63%	0.85%	0.55%	0.91%	0.76%	0.58%	0.64%	0.78%	0.86%
45	0.20%	0.70%	1.46%	1.10%	0.93%	0.75%	1.00%	0.60%	1.02%	0.78%	0.75%	0.63%	0.85%	0.55%	0.91%	0.76%	0.60%	0.65%	0.81%	0.87%
46	0.20%	0.70%	1.49%	1.10%	0.93%	0.78%	1.00%	0.60%	1.03%	0.79%	0.75%	0.64%	0.86%	0.57%	0.92%	0.78%	0.60%	0.67%	0.81%	0.88%
47	0.20%	0.70%	1.49%	1.10%	0.98%	0.78%	1.00%	0.60%	1.05%	0.79%	0.75%	0.66%	0.86%	0.57%	0.92%	0.79%	0.61%	0.69%	0.82%	0.92%
48	0.20%	0.70%	1.49%	1.10%	0.98%	0.78%	1.00%	0.60%	1.05%	0.83%	0.75%	0.66%	0.86%	0.57%	0.94%	0.79%	0.62%	0.70%	0.83%	0.93%
49	0.20%	0.70%	1.49%	1.10%	0.98%	0.79%	1.00%	0.60%	1.05%	0.84%	0.75%	0.66%	0.86%	0.60%	0.94%	0.79%	0.64%	0.70%	0.86%	0.95%
50	0.20%	0.70%	1.49%	1.10%	0.98%	0.79%	1.00%	0.60%	1.05%	0.82%	0.75%	0.66%	0.86%	0.60%	0.94%	0.79%	0.65%	0.72%	0.87%	0.96%
51	0.20%	0.70%	1.49%	1.10%	0.98%	0.82%	1.00%	0.63%	1.07%	0.82%	0.76%	0.66%	0.86%	0.61%	0.95%	0.81%	0.65%	0.74%	0.89%	0.96%
52	0.20%	0.70%	1.49%	1.10%	0.98%	0.82%	1.00%	0.63%	1.07%	0.82%	0.76%	0.70%	0.86%	0.61%	0.97%	0.82%	0.67%	0.76%	0.90%	0.96%
53	0.20%	0.70%	1.49%	1.10%	0.98%	0.82%	1.01%	0.63%	1.07%	0.83%	0.76%	0.72%	0.87%	0.61%	0.98%	0.83%	0.68%	0.77%	0.90%	0.98%
54	0.20%	0.70%	1.49%	1.16%	0.98%	0.82%	1.01%	0.66%	1.07%	0.83%	0.76%	0.75%	0.87%	0.61%	0.99%	0.85%	0.68%	0.80%	0.91%	0.98%
55	0.20%	0.70%	1.49%	1.16%	1.01%	0.82%	1.01%	0.66%	1.09%	0.83%	0.76%	0.75%	0.87%	0.61%	1.01%	0.86%	0.69%	0.80%	0.91%
56	0.20%	0.70%	1.49%	1.16%	1.01%	0.82%	1.01%	0.66%	1.09%	0.83%	0.77%	0.75%	0.87%	0.61%	1.04%	0.88%	0.70%	0.81%	0.91%
57	0.20%	0.70%	1.49%	1.16%	1.01%	0.82%	1.01%	0.68%	1.09%	0.83%	0.77%	0.75%	0.87%	0.61%	1.06%	0.88%	0.70%	0.81%	0.92%

Annex II - 59

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
58	0.20%	0.70%	1.52%	1.16%	1.01%	0.82%	1.01%	0.68%	1.09%	0.83%	0.77%	0.75%	0.87%	0.62%	1.06%	0.89%	0.71%	0.82%
59	0.20%	0.70%	1.52%	1.19%	1.01%	0.82%	1.01%	0.68%	1.09%	0.83%	0.77%	0.76%	0.87%	0.62%	1.07%	0.90%	0.71%	0.83%
60	0.20%	0.70%	1.52%	1.19%	1.01%	0.82%	1.01%	0.68%	1.09%	0.83%	0.78%	0.76%	0.89%	0.62%	1.08%	0.90%	0.72%	0.83%
61	0.20%	0.70%	1.52%	1.19%	1.01%	0.82%	1.01%	0.69%	1.09%	0.83%	0.79%	0.77%	0.89%	0.63%	1.08%	0.91%	0.73%
62	0.20%	0.70%	1.57%	1.19%	1.04%	0.82%	1.01%	0.69%	1.09%	0.83%	0.79%	0.77%	0.89%	0.63%	1.09%	0.91%	0.73%
63	0.20%	0.70%	1.57%	1.19%	1.04%	0.82%	1.01%	0.69%	1.09%	0.83%	0.79%	0.77%	0.91%	0.64%	1.09%	0.91%	0.73%
64	0.20%	0.70%	1.57%	1.19%	1.04%	0.82%	1.01%	0.69%	1.10%	0.83%	0.79%	0.77%	0.91%	0.64%	1.10%	0.91%
65	0.22%	0.70%	1.57%	1.19%	1.04%	0.82%	1.01%	0.69%	1.10%	0.83%	0.79%	0.77%	0.91%	0.65%	1.10%	0.92%
66	0.22%	0.72%	1.59%	1.19%	1.04%	0.82%	1.02%	0.69%	1.10%	0.84%	0.79%	0.77%	0.91%	0.65%	1.10%	0.92%
67	0.22%	0.72%	1.59%	1.19%	1.04%	0.82%	1.02%	0.69%	1.11%	0.84%	0.79%	0.77%	0.91%	0.65%	1.11%
68	0.22%	0.72%	1.59%	1.19%	1.04%	0.82%	1.02%	0.69%	1.11%	0.84%	0.79%	0.77%	0.92%	0.65%	1.11%
69	0.22%	0.72%	1.59%	1.19%	1.04%	0.82%	1.03%	0.69%	1.11%	0.84%	0.79%	0.77%	0.92%	0.65%	1.11%
70	0.22%	0.72%	1.59%	1.19%	1.04%	0.82%	1.03%	0.69%	1.11%	0.84%	0.79%	0.77%	0.92%	0.65%
71	0.22%	0.72%	1.59%	1.19%	1.04%	0.82%	1.03%	0.69%	1.11%	0.84%	0.79%	0.77%	0.92%	0.65%
72	0.22%	0.72%	1.61%	1.19%	1.04%	0.82%	1.03%	0.70%	1.11%	0.84%	0.79%	0.77%	0.92%	0.65%

Annex II - 60

Cumulative Gross Loss (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.00%	0.01%	0.01%	0.00%	0.00%	0.01%	0.00%	0.02%
3	0.01%	0.00%	0.00%	0.00%	0.01%	0.02%	0.00%	0.00%	0.00%	0.00%	0.02%	0.01%	0.03%	0.00%	0.01%	0.00%	0.02%
4	0.01%	0.00%	0.02%	0.00%	0.03%	0.02%	0.02%	0.00%	0.02%	0.00%	0.02%	0.02%	0.03%	0.01%	0.01%	0.00%
5	0.05%	0.02%	0.04%	0.02%	0.03%	0.05%	0.05%	0.06%	0.04%	0.01%	0.03%	0.02%	0.04%	0.01%	0.03%	0.03%
6	0.05%	0.03%	0.07%	0.02%	0.08%	0.05%	0.05%	0.09%	0.04%	0.04%	0.07%	0.03%	0.05%	0.05%	0.06%	0.06%
7	0.05%	0.04%	0.07%	0.04%	0.08%	0.08%	0.06%	0.10%	0.05%	0.08%	0.11%	0.07%	0.07%	0.07%	0.07%
8	0.09%	0.05%	0.10%	0.06%	0.10%	0.12%	0.11%	0.17%	0.13%	0.12%	0.14%	0.11%	0.11%	0.09%	0.09%
9	0.10%	0.10%	0.12%	0.08%	0.15%	0.15%	0.14%	0.21%	0.15%	0.15%	0.18%	0.13%	0.16%	0.13%	0.10%
10	0.11%	0.11%	0.13%	0.12%	0.21%	0.17%	0.15%	0.24%	0.16%	0.17%	0.21%	0.16%	0.20%	0.18%
11	0.11%	0.12%	0.15%	0.16%	0.23%	0.21%	0.18%	0.27%	0.21%	0.26%	0.25%	0.19%	0.25%	0.19%
12	0.11%	0.15%	0.16%	0.19%	0.24%	0.24%	0.20%	0.33%	0.24%	0.31%	0.28%	0.23%	0.28%	0.24%
13	0.14%	0.19%	0.17%	0.21%	0.29%	0.30%	0.23%	0.37%	0.30%	0.40%	0.32%	0.26%	0.33%
14	0.15%	0.21%	0.21%	0.21%	0.31%	0.35%	0.26%	0.40%	0.39%	0.48%	0.34%	0.27%	0.35%
15	0.19%	0.23%	0.23%	0.24%	0.33%	0.38%	0.30%	0.46%	0.43%	0.51%	0.42%	0.32%	0.37%
16	0.22%	0.26%	0.27%	0.28%	0.39%	0.43%	0.34%	0.58%	0.49%	0.57%	0.49%	0.40%
17	0.23%	0.31%	0.30%	0.34%	0.44%	0.51%	0.40%	0.64%	0.56%	0.60%	0.57%	0.45%
18	0.24%	0.34%	0.32%	0.38%	0.52%	0.58%	0.44%	0.68%	0.62%	0.68%	0.64%	0.48%
19	0.28%	0.35%	0.36%	0.40%	0.57%	0.60%	0.55%	0.77%	0.66%	0.73%	0.69%
20	0.31%	0.38%	0.41%	0.44%	0.58%	0.66%	0.61%	0.81%	0.71%	0.79%	0.73%
21	0.32%	0.41%	0.45%	0.46%	0.60%	0.73%	0.71%	0.89%	0.76%	0.83%	0.80%
22	0.36%	0.45%	0.46%	0.48%	0.62%	0.77%	0.76%	0.91%	0.77%	0.93%
23	0.38%	0.48%	0.48%	0.53%	0.63%	0.81%	0.83%	0.97%	0.86%	0.98%
24	0.41%	0.49%	0.53%	0.56%	0.64%	0.85%	0.88%	1.11%	0.89%	1.02%
25	0.44%	0.54%	0.56%	0.59%	0.74%	0.90%	0.92%	1.15%	0.95%
26	0.45%	0.59%	0.60%	0.60%	0.82%	0.96%	0.97%	1.21%	1.04%
27	0.46%	0.62%	0.63%	0.62%	0.95%	0.97%	0.99%	1.29%	1.11%
28	0.48%	0.66%	0.67%	0.66%	0.97%	0.99%	1.03%	1.32%
29	0.50%	0.69%	0.72%	0.73%	1.01%	1.10%	1.06%	1.39%
30	0.56%	0.70%	0.74%	0.79%	1.08%	1.14%	1.13%	1.45%
31	0.58%	0.73%	0.76%	0.81%	1.14%	1.16%	1.17%
32	0.60%	0.78%	0.82%	0.86%	1.17%	1.22%	1.20%
33	0.63%	0.80%	0.87%	0.86%	1.27%	1.23%	1.26%
34	0.67%	0.81%	0.92%	0.90%	1.33%	1.26%
35	0.69%	0.83%	0.95%	0.90%	1.35%	1.28%
36	0.71%	0.83%	0.97%	0.95%	1.38%	1.28%
37	0.74%	0.86%	0.99%	0.96%	1.38%
38	0.75%	0.89%	1.02%	0.97%	1.43%
39	0.78%	0.91%	1.04%	0.99%	1.47%
40	0.79%	0.93%	1.07%	1.04%
41	0.81%	0.96%	1.10%	1.07%
42	0.83%	0.97%	1.11%	1.12%
43	0.86%	1.00%	1.12%
44	0.88%	1.03%	1.15%
45	0.91%	1.05%	1.17%
46	0.93%	1.06%
47	0.94%	1.08%
48	0.95%	1.10%
49	0.96%
50	0.98%
51	0.98%

Annex II-61

Cumulative Net Loss

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.04%	0.05%	0.09%	0.11%	0.00%	0.00%	0.03%	0.00%	0.00%	0.00%	0.01%
3	0.00%	0.00%	0.00%	0.00%	0.16%	0.00%	0.00%	0.00%	0.00%	0.09%	0.06%	0.14%	0.13%	0.05%	0.00%	0.03%	0.00%	0.01%	0.00%	0.01%
4	0.00%	0.00%	0.00%	0.00%	0.08%	0.00%	0.05%	0.00%	0.00%	0.10%	0.04%	0.19%	0.16%	0.09%	0.02%	0.04%	0.00%	0.01%	0.01%	0.02%
5	0.00%	0.00%	0.87%	0.58%	0.42%	0.38%	0.25%	0.14%	0.35%	0.30%	0.29%	0.46%	0.23%	0.10%	0.04%	0.06%	0.03%	0.05%	0.05%	0.04%
6	0.00%	0.00%	0.83%	0.58%	0.41%	0.37%	0.36%	0.22%	0.38%	0.29%	0.43%	0.46%	0.20%	0.14%	0.08%	0.06%	0.03%	0.03%	0.06%	0.06%
7	0.00%	0.00%	0.85%	0.58%	0.41%	0.37%	0.42%	0.23%	0.36%	0.29%	0.42%	0.43%	0.20%	0.17%	0.16%	0.07%	0.03%	0.03%	0.05%	0.06%
8	0.00%	0.00%	0.85%	0.63%	0.42%	0.37%	0.30%	0.23%	0.37%	0.29%	0.47%	0.40%	0.18%	0.20%	0.11%	0.10%	0.04%	0.04%	0.05%	0.07%
9	0.00%	0.00%	0.85%	0.63%	0.42%	0.37%	0.31%	0.20%	0.35%	0.31%	0.47%	0.40%	0.18%	0.22%	0.12%	0.12%	0.05%	0.04%	0.05%	0.07%
10	0.10%	0.00%	0.85%	0.63%	0.42%	0.38%	0.36%	0.26%	0.40%	0.31%	0.49%	0.40%	0.25%	0.22%	0.13%	0.10%	0.05%	0.06%	0.06%	0.08%
11	0.10%	0.00%	0.85%	0.63%	0.42%	0.38%	0.35%	0.26%	0.34%	0.35%	0.48%	0.40%	0.22%	0.18%	0.14%	0.11%	0.07%	0.04%	0.08%	0.08%
12	0.10%	0.29%	0.85%	0.63%	0.42%	0.37%	0.35%	0.22%	0.38%	0.38%	0.44%	0.42%	0.22%	0.18%	0.17%	0.12%	0.08%	0.05%	0.08%	0.07%
13	0.10%	0.28%	0.86%	0.63%	0.42%	0.37%	0.37%	0.22%	0.43%	0.45%	0.44%	0.42%	0.22%	0.18%	0.18%	0.14%	0.09%	0.06%	0.09%	0.08%
14	0.10%	0.13%	0.73%	0.63%	0.42%	0.37%	0.35%	0.28%	0.46%	0.39%	0.45%	0.44%	0.22%	0.20%	0.20%	0.15%	0.11%	0.08%	0.09%	0.08%
15	0.09%	0.13%	0.73%	0.74%	0.42%	0.37%	0.40%	0.24%	0.45%	0.39%	0.45%	0.43%	0.25%	0.17%	0.26%	0.15%	0.10%	0.09%	0.11%	0.11%
16	0.09%	0.13%	0.87%	0.74%	0.42%	0.37%	0.36%	0.24%	0.48%	0.39%	0.47%	0.43%	0.25%	0.17%	0.23%	0.15%	0.09%	0.07%	0.11%	0.11%
17	0.09%	0.13%	0.89%	0.74%	0.42%	0.38%	0.36%	0.24%	0.55%	0.41%	0.47%	0.43%	0.25%	0.17%	0.23%	0.14%	0.08%	0.08%	0.11%	0.15%
18	0.09%	0.13%	0.88%	0.74%	0.42%	0.45%	0.40%	0.31%	0.54%	0.36%	0.47%	0.41%	0.25%	0.19%	0.25%	0.16%	0.10%	0.08%	0.11%	0.18%
19	0.08%	0.13%	0.88%	0.74%	0.54%	0.39%	0.40%	0.30%	0.54%	0.38%	0.47%	0.39%	0.23%	0.19%	0.30%	0.17%	0.07%	0.07%	0.12%	0.19%
20	0.10%	0.13%	0.88%	0.74%	0.54%	0.40%	0.40%	0.27%	0.56%	0.38%	0.47%	0.39%	0.24%	0.19%	0.33%	0.20%	0.09%	0.07%	0.14%	0.22%
21	0.10%	0.13%	0.87%	0.74%	0.54%	0.40%	0.40%	0.27%	0.54%	0.36%	0.49%	0.39%	0.22%	0.19%	0.32%	0.23%	0.10%	0.08%	0.14%	0.22%
22	0.10%	0.13%	0.87%	0.85%	0.54%	0.40%	0.38%	0.27%	0.54%	0.36%	0.47%	0.37%	0.22%	0.24%	0.32%	0.20%	0.11%	0.08%	0.13%	0.21%
23	0.09%	0.13%	0.87%	0.76%	0.53%	0.40%	0.53%	0.27%	0.58%	0.38%	0.47%	0.39%	0.22%	0.21%	0.31%	0.23%	0.10%	0.11%	0.14%	0.22%
24	0.09%	0.13%	0.87%	0.87%	0.48%	0.40%	0.54%	0.27%	0.59%	0.39%	0.47%	0.42%	0.24%	0.21%	0.34%	0.25%	0.11%	0.10%	0.16%	0.23%
25	0.09%	0.13%	0.87%	0.88%	0.48%	0.44%	0.51%	0.27%	0.59%	0.35%	0.47%	0.42%	0.23%	0.23%	0.37%	0.26%	0.12%	0.10%	0.16%	0.27%
26	0.09%	0.23%	0.86%	0.75%	0.48%	0.44%	0.50%	0.27%	0.60%	0.33%	0.47%	0.44%	0.23%	0.21%	0.34%	0.25%	0.12%	0.12%	0.16%	0.29%
27	0.09%	0.22%	0.98%	0.75%	0.48%	0.44%	0.50%	0.27%	0.60%	0.33%	0.50%	0.39%	0.23%	0.24%	0.38%	0.22%	0.16%	0.12%	0.17%	0.28%
28	0.08%	0.24%	0.98%	0.75%	0.48%	0.48%	0.52%	0.27%	0.58%	0.33%	0.48%	0.37%	0.26%	0.26%	0.38%	0.24%	0.13%	0.15%	0.19%	0.27%
29	0.08%	0.32%	0.97%	0.75%	0.48%	0.53%	0.52%	0.31%	0.58%	0.33%	0.48%	0.37%	0.29%	0.25%	0.40%	0.22%	0.13%	0.17%	0.21%	0.27%
30	0.08%	0.25%	0.88%	0.75%	0.48%	0.52%	0.52%	0.28%	0.58%	0.33%	0.48%	0.37%	0.26%	0.24%	0.39%	0.22%	0.16%	0.20%	0.21%	0.27%
31	0.08%	0.25%	0.88%	0.75%	0.48%	0.52%	0.55%	0.28%	0.52%	0.33%	0.48%	0.37%	0.30%	0.23%	0.36%	0.22%	0.17%	0.21%	0.22%	0.29%
32	0.08%	0.32%	0.88%	0.75%	0.48%	0.56%	0.52%	0.28%	0.51%	0.33%	0.49%	0.37%	0.27%	0.24%	0.39%	0.23%	0.19%	0.22%	0.23%	0.31%
33	0.07%	0.31%	0.88%	0.82%	0.59%	0.55%	0.52%	0.28%	0.51%	0.33%	0.47%	0.37%	0.27%	0.25%	0.38%	0.25%	0.21%	0.23%	0.25%	0.33%
34	0.07%	0.37%	0.88%	0.82%	0.59%	0.55%	0.52%	0.28%	0.51%	0.35%	0.46%	0.37%	0.23%	0.26%	0.38%	0.26%	0.22%	0.23%	0.28%	0.36%
35	0.15%	0.34%	0.87%	0.82%	0.59%	0.51%	0.52%	0.28%	0.51%	0.36%	0.46%	0.38%	0.25%	0.26%	0.40%	0.26%	0.21%	0.25%	0.30%	0.39%
36	0.12%	0.34%	0.87%	0.82%	0.59%	0.51%	0.52%	0.28%	0.51%	0.36%	0.46%	0.38%	0.23%	0.26%	0.40%	0.28%	0.21%	0.25%	0.30%	0.41%
37	0.12%	0.33%	0.87%	0.82%	0.57%	0.51%	0.55%	0.28%	0.51%	0.36%	0.46%	0.37%	0.23%	0.26%	0.39%	0.30%	0.21%	0.24%	0.33%	0.43%
38	0.11%	0.32%	0.87%	0.82%	0.57%	0.51%	0.53%	0.28%	0.55%	0.36%	0.46%	0.38%	0.23%	0.25%	0.37%	0.30%	0.21%	0.24%	0.33%	0.43%
39	0.11%	0.35%	0.86%	0.82%	0.57%	0.51%	0.50%	0.28%	0.52%	0.36%	0.46%	0.37%	0.23%	0.25%	0.37%	0.34%	0.20%	0.24%	0.33%	0.45%
40	0.11%	0.32%	0.85%	0.82%	0.57%	0.57%	0.49%	0.28%	0.52%	0.35%	0.49%	0.37%	0.26%	0.25%	0.37%	0.33%	0.22%	0.25%	0.33%	0.44%
41	0.11%	0.30%	0.85%	0.82%	0.56%	0.53%	0.49%	0.28%	0.52%	0.35%	0.49%	0.37%	0.27%	0.25%	0.37%	0.33%	0.23%	0.26%	0.33%	0.44%
42	0.10%	0.30%	0.85%	0.82%	0.56%	0.53%	0.49%	0.30%	0.52%	0.36%	0.49%	0.37%	0.28%	0.25%	0.37%	0.32%	0.24%	0.26%	0.35%	0.45%
43	0.10%	0.29%	0.92%	0.82%	0.56%	0.49%	0.52%	0.30%	0.52%	0.38%	0.49%	0.37%	0.29%	0.25%	0.39%	0.34%	0.22%	0.26%	0.37%	0.45%
44	0.10%	0.29%	0.86%	0.83%	0.56%	0.49%	0.49%	0.30%	0.52%	0.38%	0.49%	0.37%	0.29%	0.24%	0.39%	0.35%	0.23%	0.26%	0.37%	0.47%
45	0.10%	0.28%	0.86%	0.77%	0.55%	0.49%	0.49%	0.30%	0.52%	0.38%	0.49%	0.37%	0.29%	0.24%	0.39%	0.34%	0.23%	0.27%	0.39%	0.48%
46	0.10%	0.28%	0.90%	0.77%	0.55%	0.48%	0.49%	0.30%	0.53%	0.37%	0.49%	0.38%	0.31%	0.26%	0.39%	0.35%	0.22%	0.29%	0.38%	0.48%
47	0.09%	0.28%	0.89%	0.77%	0.60%	0.48%	0.49%	0.30%	0.54%	0.37%	0.48%	0.40%	0.31%	0.24%	0.39%	0.35%	0.21%	0.29%	0.37%	0.50%
48	0.09%	0.28%	0.89%	0.77%	0.60%	0.48%	0.49%	0.29%	0.54%	0.41%	0.48%	0.40%	0.31%	0.24%	0.39%	0.34%	0.23%	0.30%	0.38%	0.50%
49	0.09%	0.24%	0.89%	0.77%	0.55%	0.49%	0.49%	0.29%	0.53%	0.42%	0.48%	0.40%	0.31%	0.27%	0.39%	0.34%	0.23%	0.30%	0.40%	0.51%
50	0.09%	0.24%	0.89%	0.77%	0.54%	0.49%	0.49%	0.29%	0.53%	0.41%	0.48%	0.40%	0.31%	0.25%	0.38%	0.34%	0.23%	0.31%	0.41%	0.49%
51	0.08%	0.24%	0.89%	0.76%	0.54%	0.53%	0.49%	0.32%	0.55%	0.41%	0.46%	0.40%	0.31%	0.26%	0.40%	0.36%	0.23%	0.32%	0.42%	0.48%
52	0.08%	0.24%	0.89%	0.76%	0.54%	0.49%	0.49%	0.32%	0.54%	0.41%	0.46%	0.45%	0.31%	0.25%	0.40%	0.38%	0.23%	0.33%	0.41%	0.47%
53	0.08%	0.24%	0.84%	0.76%	0.53%	0.48%	0.50%	0.32%	0.53%	0.41%	0.46%	0.46%	0.30%	0.25%	0.40%	0.38%	0.24%	0.33%	0.39%	0.48%
54	0.08%	0.24%	0.84%	0.82%	0.53%	0.48%	0.50%	0.35%	0.52%	0.41%	0.46%	0.46%	0.31%	0.25%	0.41%	0.39%	0.23%	0.35%	0.39%	0.47%
55	0.08%	0.24%	0.84%	0.76%	0.55%	0.48%	0.50%	0.35%	0.53%	0.41%	0.46%	0.46%	0.30%	0.25%	0.43%	0.39%	0.23%	0.34%	0.38%
56	0.07%	0.24%	0.83%	0.76%	0.55%	0.48%	0.50%	0.35%	0.52%	0.41%	0.47%	0.46%	0.30%	0.24%	0.45%	0.40%	0.24%	0.33%	0.38%
57	0.07%	0.24%	0.83%	0.76%	0.55%	0.48%	0.50%	0.34%	0.51%	0.42%	0.47%	0.46%	0.30%	0.24%	0.46%	0.39%	0.23%	0.33%	0.38%

Annex II-62

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
58	0.07%	0.24%	0.86%	0.76%	0.54%	0.48%	0.50%	0.34%	0.51%	0.42%	0.46%	0.46%	0.30%	0.25%	0.45%	0.39%	0.23%	0.33%
59	0.07%	0.24%	0.86%	0.79%	0.54%	0.48%	0.50%	0.34%	0.51%	0.42%	0.46%	0.46%	0.31%	0.24%	0.44%	0.40%	0.23%	0.33%
60	0.06%	0.24%	0.85%	0.76%	0.54%	0.47%	0.50%	0.34%	0.51%	0.42%	0.48%	0.46%	0.32%	0.24%	0.44%	0.40%	0.23%	0.33%
61	0.06%	0.24%	0.85%	0.76%	0.54%	0.47%	0.50%	0.36%	0.51%	0.42%	0.48%	0.46%	0.32%	0.25%	0.44%	0.41%	0.24%
62	0.06%	0.24%	0.90%	0.77%	0.57%	0.47%	0.50%	0.35%	0.51%	0.42%	0.47%	0.46%	0.32%	0.26%	0.43%	0.40%	0.24%
63	0.06%	0.24%	0.90%	0.76%	0.55%	0.47%	0.50%	0.35%	0.51%	0.42%	0.47%	0.45%	0.34%	0.26%	0.43%	0.40%	0.24%
64	0.06%	0.24%	0.90%	0.76%	0.55%	0.47%	0.50%	0.35%	0.52%	0.42%	0.47%	0.45%	0.32%	0.25%	0.44%	0.39%
65	0.07%	0.24%	0.90%	0.76%	0.55%	0.47%	0.50%	0.35%	0.52%	0.42%	0.47%	0.45%	0.32%	0.26%	0.44%	0.39%
66	0.07%	0.26%	0.85%	0.76%	0.55%	0.47%	0.51%	0.35%	0.52%	0.42%	0.47%	0.46%	0.32%	0.26%	0.45%	0.39%
67	0.07%	0.27%	0.85%	0.76%	0.54%	0.47%	0.51%	0.35%	0.53%	0.42%	0.47%	0.46%	0.32%	0.26%	0.45%
68	0.07%	0.27%	0.84%	0.76%	0.54%	0.47%	0.51%	0.35%	0.52%	0.42%	0.47%	0.46%	0.32%	0.26%	0.45%
69	0.07%	0.25%	0.83%	0.76%	0.53%	0.47%	0.51%	0.35%	0.52%	0.42%	0.47%	0.47%	0.32%	0.25%	0.44%
70	0.07%	0.25%	0.81%	0.76%	0.53%	0.47%	0.51%	0.35%	0.52%	0.42%	0.47%	0.45%	0.32%	0.25%
71	0.07%	0.25%	0.81%	0.76%	0.53%	0.47%	0.51%	0.35%	0.52%	0.42%	0.46%	0.45%	0.32%	0.25%
72	0.07%	0.25%	0.82%	0.76%	0.54%	0.47%	0.51%	0.36%	0.52%	0.42%	0.46%	0.45%	0.32%	0.25%

Annex II-63

Cumulative Net Loss (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.01%	0.00%	0.02%
3	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.01%	0.03%	0.00%	0.00%	0.00%	0.01%
4	0.00%	0.00%	0.03%	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%	0.00%	0.01%	0.01%	0.00%	0.00%	0.00%	0.00%
5	0.04%	0.02%	0.04%	0.01%	0.01%	0.03%	0.03%	0.05%	0.03%	0.01%	0.01%	0.01%	0.01%	0.01%	0.02%	0.03%
6	0.04%	0.03%	0.07%	0.01%	0.03%	0.03%	0.03%	0.06%	0.02%	0.04%	0.04%	0.02%	0.02%	0.03%	0.05%	0.04%
7	0.05%	0.04%	0.05%	0.04%	0.04%	0.06%	0.04%	0.07%	0.04%	0.05%	0.06%	0.03%	0.03%	0.04%	0.05%
8	0.07%	0.03%	0.08%	0.05%	0.05%	0.10%	0.08%	0.09%	0.11%	0.08%	0.07%	0.06%	0.06%	0.07%	0.07%
9	0.08%	0.06%	0.08%	0.06%	0.09%	0.12%	0.10%	0.12%	0.11%	0.10%	0.11%	0.07%	0.09%	0.09%	0.08%
10	0.09%	0.06%	0.07%	0.08%	0.13%	0.14%	0.11%	0.16%	0.12%	0.13%	0.12%	0.10%	0.10%	0.12%
11	0.08%	0.07%	0.10%	0.10%	0.15%	0.16%	0.12%	0.18%	0.16%	0.19%	0.14%	0.11%	0.14%	0.12%
12	0.07%	0.09%	0.09%	0.12%	0.16%	0.17%	0.13%	0.24%	0.17%	0.20%	0.14%	0.15%	0.15%	0.16%
13	0.09%	0.11%	0.10%	0.14%	0.17%	0.21%	0.15%	0.27%	0.21%	0.26%	0.16%	0.16%	0.14%
14	0.08%	0.13%	0.13%	0.14%	0.16%	0.24%	0.15%	0.31%	0.27%	0.32%	0.19%	0.18%	0.16%
15	0.11%	0.14%	0.15%	0.17%	0.17%	0.26%	0.18%	0.35%	0.26%	0.30%	0.26%	0.20%	0.16%
16	0.12%	0.16%	0.18%	0.19%	0.21%	0.28%	0.20%	0.45%	0.30%	0.31%	0.30%	0.23%
17	0.11%	0.18%	0.21%	0.23%	0.24%	0.37%	0.24%	0.42%	0.35%	0.32%	0.35%	0.26%
18	0.12%	0.20%	0.21%	0.26%	0.30%	0.39%	0.25%	0.45%	0.38%	0.37%	0.38%	0.26%
19	0.13%	0.20%	0.24%	0.27%	0.35%	0.39%	0.34%	0.51%	0.40%	0.40%	0.42%
20	0.15%	0.22%	0.27%	0.30%	0.33%	0.45%	0.40%	0.50%	0.41%	0.44%	0.42%
21	0.16%	0.24%	0.30%	0.31%	0.33%	0.50%	0.45%	0.54%	0.44%	0.46%	0.44%
22	0.18%	0.26%	0.29%	0.33%	0.33%	0.51%	0.46%	0.52%	0.43%	0.53%
23	0.19%	0.27%	0.29%	0.34%	0.34%	0.52%	0.50%	0.55%	0.49%	0.52%
24	0.21%	0.29%	0.32%	0.36%	0.36%	0.57%	0.54%	0.63%	0.50%	0.54%
25	0.22%	0.31%	0.33%	0.37%	0.42%	0.61%	0.55%	0.64%	0.52%
26	0.22%	0.36%	0.36%	0.38%	0.48%	0.66%	0.58%	0.66%	0.57%
27	0.23%	0.37%	0.39%	0.39%	0.59%	0.63%	0.55%	0.72%	0.59%
28	0.24%	0.38%	0.43%	0.43%	0.57%	0.64%	0.59%	0.70%
29	0.26%	0.40%	0.45%	0.49%	0.58%	0.72%	0.58%	0.73%
30	0.31%	0.40%	0.46%	0.52%	0.66%	0.75%	0.64%	0.78%
31	0.31%	0.41%	0.46%	0.52%	0.63%	0.75%	0.65%
32	0.32%	0.45%	0.51%	0.56%	0.64%	0.76%	0.66%
33	0.34%	0.46%	0.53%	0.54%	0.73%	0.76%	0.68%
34	0.37%	0.45%	0.55%	0.57%	0.74%	0.77%
35	0.37%	0.46%	0.58%	0.56%	0.71%	0.79%
36	0.38%	0.45%	0.58%	0.59%	0.71%	0.77%
37	0.40%	0.47%	0.59%	0.60%	0.69%
38	0.41%	0.49%	0.60%	0.61%	0.72%
39	0.42%	0.49%	0.61%	0.62%	0.73%
40	0.41%	0.51%	0.64%	0.66%
41	0.42%	0.53%	0.64%	0.68%
42	0.43%	0.53%	0.63%	0.71%
43	0.45%	0.55%	0.63%
44	0.46%	0.57%	0.65%
45	0.48%	0.57%	0.64%
46	0.50%	0.56%
47	0.48%	0.57%
48	0.47%	0.58%
49	0.46%
50	0.47%
51	0.46%

Annex II-64

Pool Factor (Active Unpaid Principal)

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	98.89%	98.30%	98.45%	98.84%	99.06%	98.93%	98.81%	98.62%	99.29%	98.99%	99.10%	98.50%	98.75%	99.00%	98.83%	99.21%	99.07%	99.21%	99.14%	98.57%
1	95.35%	94.39%	92.78%	93.72%	93.97%	94.01%	94.91%	94.72%	95.40%	94.69%	94.76%	94.09%	94.74%	95.49%	95.30%	96.17%	95.11%	95.05%	95.19%	93.76%
2	93.11%	91.88%	90.51%	89.84%	89.25%	90.71%	92.37%	91.55%	92.19%	91.48%	91.10%	90.80%	91.92%	92.26%	92.44%	93.29%	91.76%	91.49%	91.96%	89.81%
3	90.16%	89.30%	87.21%	86.78%	86.30%	87.51%	89.82%	88.75%	89.67%	89.19%	88.17%	88.06%	89.17%	89.14%	89.78%	90.63%	88.78%	88.09%	89.11%	86.33%
4	87.90%	87.04%	84.65%	84.85%	83.80%	85.09%	87.50%	86.49%	87.16%	86.96%	85.70%	85.51%	86.35%	86.19%	87.19%	87.78%	85.63%	85.09%	86.14%	82.86%
5	85.48%	85.09%	81.44%	82.24%	81.05%	82.75%	85.49%	84.15%	84.21%	84.49%	83.39%	82.73%	83.40%	83.80%	84.58%	84.71%	82.71%	82.03%	83.47%	79.93%
6	83.73%	83.23%	79.54%	80.21%	78.85%	80.74%	83.62%	81.42%	81.67%	82.01%	81.14%	80.38%	80.51%	81.35%	81.59%	81.83%	79.77%	79.48%	80.76%	77.21%
7	81.41%	81.55%	77.08%	78.22%	76.90%	78.65%	81.70%	79.51%	79.45%	79.71%	78.35%	77.50%	77.71%	78.75%	78.90%	79.30%	76.84%	76.76%	78.21%	74.65%
8	78.95%	79.47%	74.66%	75.24%	75.08%	76.80%	79.25%	77.34%	77.12%	77.59%	75.95%	75.02%	75.19%	76.50%	76.04%	76.49%	74.05%	74.22%	75.74%	72.10%
9	76.93%	77.41%	73.03%	72.85%	72.88%	74.59%	77.39%	74.97%	75.30%	75.59%	73.52%	72.64%	72.84%	73.59%	73.38%	73.64%	71.52%	71.79%	73.34%	69.74%
10	74.81%	75.35%	71.29%	70.75%	71.26%	72.47%	74.91%	72.47%	72.92%	73.33%	71.27%	70.39%	70.40%	70.93%	70.73%	71.00%	68.90%	69.40%	70.91%	67.68%
11	72.46%	73.11%	69.23%	69.14%	69.49%	70.65%	72.97%	70.47%	70.58%	71.31%	69.16%	68.46%	67.70%	68.45%	68.03%	68.71%	66.24%	66.76%	68.62%	65.74%
12	70.19%	70.99%	66.67%	67.25%	67.29%	68.69%	70.96%	68.58%	68.55%	69.09%	66.90%	66.35%	65.36%	66.07%	65.31%	66.21%	63.46%	64.32%	66.38%	63.74%
13	67.75%	68.74%	64.60%	65.28%	65.43%	66.62%	68.78%	66.31%	66.60%	66.83%	64.72%	64.36%	62.71%	64.09%	63.04%	63.87%	61.22%	62.26%	64.33%	61.99%
14	65.64%	66.34%	62.92%	63.58%	62.97%	64.76%	66.89%	63.98%	64.69%	64.71%	62.46%	62.11%	60.55%	61.86%	60.74%	61.56%	58.99%	60.18%	62.60%	60.34%
15	63.05%	64.13%	60.76%	61.69%	60.54%	62.18%	64.59%	61.91%	62.66%	62.35%	60.56%	59.84%	58.05%	59.39%	58.43%	59.41%	56.92%	58.20%	60.82%	58.66%
16	61.20%	62.27%	58.72%	60.20%	59.07%	60.41%	62.48%	59.70%	60.88%	59.64%	58.42%	57.40%	55.75%	57.28%	56.28%	57.25%	54.97%	56.36%	59.17%	56.99%
17	59.14%	60.40%	56.59%	58.48%	57.15%	58.40%	60.54%	57.84%	58.86%	57.41%	56.44%	55.20%	53.42%	55.35%	54.06%	54.95%	52.83%	54.73%	57.58%	55.24%
18	57.65%	58.61%	54.69%	56.71%	54.72%	56.06%	58.41%	56.12%	56.44%	55.28%	53.80%	53.22%	51.63%	53.25%	52.01%	53.04%	51.10%	53.09%	55.99%	53.48%
19	55.82%	56.84%	52.83%	54.54%	52.36%	54.25%	56.43%	54.23%	54.45%	53.00%	51.48%	50.89%	49.57%	51.23%	50.00%	51.08%	49.43%	51.54%	54.43%	51.86%
20	53.29%	54.97%	51.30%	52.54%	50.38%	51.89%	54.67%	52.25%	52.35%	51.05%	49.39%	48.50%	47.73%	49.27%	47.85%	49.06%	47.92%	50.05%	52.70%	50.17%
21	51.51%	52.81%	49.43%	50.61%	48.46%	50.23%	52.77%	50.53%	50.16%	49.14%	47.14%	46.30%	45.52%	47.27%	46.25%	47.05%	46.38%	48.53%	51.02%	48.70%
22	50.01%	51.02%	47.34%	48.74%	46.94%	48.27%	50.93%	48.65%	48.37%	47.12%	45.22%	44.10%	43.80%	45.49%	44.62%	45.47%	44.92%	46.94%	49.46%	47.04%
23	48.17%	49.33%	45.83%	46.65%	44.88%	46.60%	48.65%	46.47%	46.34%	45.19%	43.24%	42.07%	42.19%	43.47%	42.75%	43.83%	43.56%	45.37%	47.93%	45.56%
24	46.71%	47.51%	44.22%	44.64%	43.19%	44.79%	46.29%	44.14%	44.26%	42.97%	41.30%	40.13%	40.04%	41.72%	41.24%	42.31%	41.97%	43.73%	46.40%	44.09%
25	44.27%	45.48%	42.55%	42.87%	41.68%	42.72%	44.40%	42.07%	41.96%	41.22%	39.41%	38.29%	38.38%	40.20%	39.59%	40.97%	40.51%	42.05%	44.87%	42.65%
26	42.90%	43.51%	40.58%	41.23%	40.29%	40.82%	42.59%	40.31%	40.06%	39.19%	37.66%	36.85%	36.68%	38.72%	38.12%	39.64%	39.10%	40.69%	43.50%	41.23%
27	40.85%	41.46%	39.08%	39.60%	38.70%	39.12%	40.57%	38.64%	38.36%	37.46%	35.99%	35.20%	34.91%	37.14%	36.74%	38.26%	37.75%	39.33%	42.11%	39.83%
28	39.39%	39.96%	37.50%	38.35%	36.87%	37.41%	38.64%	36.67%	36.46%	35.54%	34.46%	33.40%	33.26%	35.64%	35.39%	36.77%	36.35%	38.00%	40.68%	38.34%
29	37.50%	38.11%	36.35%	36.57%	34.92%	35.91%	36.80%	35.13%	34.81%	33.96%	32.96%	31.80%	31.61%	34.19%	34.13%	35.50%	34.90%	36.55%	39.27%	36.93%
30	36.17%	36.20%	34.83%	35.15%	33.56%	34.34%	34.99%	33.44%	33.18%	32.50%	31.61%	30.30%	30.10%	32.90%	32.88%	34.18%	33.48%	35.25%	37.83%	35.61%
31	34.38%	34.61%	33.60%	33.51%	31.89%	32.61%	33.12%	31.55%	31.72%	31.13%	30.17%	28.91%	28.89%	31.72%	31.55%	32.72%	32.23%	33.93%	36.39%	34.32%
32	32.82%	32.71%	32.19%	32.29%	30.64%	30.84%	31.38%	30.32%	30.31%	29.65%	28.93%	27.69%	27.69%	30.35%	30.13%	31.35%	30.94%	32.63%	34.91%	33.00%
33	31.41%	31.44%	30.69%	30.78%	29.45%	29.36%	29.44%	28.77%	28.97%	28.03%	27.66%	26.65%	26.48%	29.15%	28.89%	30.09%	29.78%	31.32%	33.50%	31.68%
34	29.36%	30.08%	29.35%	29.35%	27.88%	28.06%	27.82%	27.29%	27.52%	26.69%	26.40%	25.30%	25.31%	28.01%	27.59%	28.83%	28.46%	29.99%	32.12%	30.34%
35	28.01%	28.62%	27.96%	27.77%	26.54%	26.11%	26.40%	26.02%	26.18%	25.22%	25.15%	24.18%	24.41%	26.89%	26.33%	27.67%	27.22%	28.59%	30.80%	29.06%
36	26.35%	27.45%	26.44%	26.21%	25.05%	24.68%	24.87%	24.66%	24.81%	23.90%	23.94%	23.00%	23.27%	25.59%	25.22%	26.44%	25.91%	27.35%	29.46%	27.87%
37	25.26%	25.97%	25.40%	24.86%	23.49%	23.13%	23.59%	23.12%	23.36%	22.55%	22.68%	21.83%	22.24%	24.38%	24.13%	25.28%	24.76%	26.15%	28.16%	26.62%
38	23.99%	24.86%	24.17%	23.58%	22.10%	21.93%	22.28%	21.96%	22.03%	21.37%	21.72%	20.88%	21.26%	23.17%	23.08%	24.20%	23.55%	24.98%	26.75%	25.39%
39	22.39%	23.64%	22.43%	22.16%	20.93%	20.65%	21.13%	20.82%	20.72%	20.29%	20.71%	19.82%	20.19%	22.20%	21.99%	22.98%	22.50%	23.84%	25.47%	24.13%
40	20.92%	22.33%	21.23%	20.80%	19.89%	19.29%	20.21%	19.58%	19.54%	19.25%	19.66%	18.79%	19.13%	21.20%	20.99%	21.93%	21.31%	22.70%	24.31%	22.90%
41	19.75%	20.87%	19.63%	19.54%	18.80%	18.13%	19.01%	18.23%	18.49%	18.31%	18.67%	17.82%	18.01%	20.25%	20.14%	20.81%	20.16%	21.69%	23.10%	21.68%
42	18.53%	19.68%	18.78%	18.20%	17.85%	17.05%	17.88%	17.13%	17.55%	17.36%	17.78%	16.84%	17.12%	19.16%	19.18%	19.81%	19.07%	20.69%	21.90%	20.48%
43	17.58%	18.45%	17.19%	16.96%	17.03%	16.12%	16.60%	16.15%	16.62%	16.32%	16.80%	15.96%	16.13%	18.20%	18.16%	18.74%	18.14%	19.63%	20.70%	19.41%
44	16.62%	17.34%	16.27%	15.87%	16.21%	15.08%	15.50%	14.90%	15.64%	15.52%	15.78%	15.01%	15.24%	17.18%	17.12%	17.76%	17.17%	18.62%	19.57%	18.35%
45	15.48%	16.15%	15.40%	14.78%	15.18%	14.03%	14.55%	14.02%	14.87%	14.59%	14.85%	14.10%	14.48%	16.12%	16.11%	16.74%	16.07%	17.53%	18.43%	17.24%
46	14.19%	14.77%	14.34%	13.53%	14.04%	13.01%	13.70%	13.16%	14.03%	13.67%	13.80%	13.19%	13.64%	15.16%	15.21%	15.75%	15.18%	16.51%	17.36%	16.21%
47	13.42%	13.57%	13.61%	12.81%	12.92%	12.11%	12.73%	12.30%	13.13%	12.81%	12.92%	12.31%	12.75%	14.26%	14.34%	14.86%	14.24%	15.48%	16.29%	15.21%
48	12.56%	12.67%	12.79%	12.14%	11.86%	11.24%	11.93%	11.47%	12.29%	11.93%	12.04%	11.57%	11.96%	13.30%	13.47%	13.96%	13.28%	14.49%	15.22%	14.27%
49	11.59%	11.72%	11.77%	11.20%	10.63%	10.48%	11.13%	10.83%	11.51%	11.13%	11.31%	10.74%	11.15%	12.45%	12.70%	13.06%	12.38%	13.57%	14.15%	13.33%
50	10.60%	10.80%	10.89%	10.49%	9.71%	9.90%	10.42%	10.10%	10.72%	10.20%	10.55%	10.03%	10.29%	11.66%	11.88%	12.20%	11.54%	12.64%	13.24%	12.45%
51	9.67%	9.79%	9.95%	9.46%	8.95%	9.14%	9.76%	9.40%	9.93%	9.38%	9.76%	9.24%	9.48%	10.83%	11.09%	11.33%	10.75%	11.79%	12.35%	11.61%
52	9.03%	9.00%	9.12%	8.65%	8.27%	8.41%	8.98%	8.71%	9.06%	8.68%	9.13%	8.48%	8.72%	10.02%	10.31%	10.45%	9.90%	10.91%	11.50%	10.72%
53	8.36%	8.32%	8.49%	7.85%	7.52%	7.79%	8.27%	8.09%	8.38%	8.02%	8.36%	7.82%	8.08%	9.28%	9.53%	9.69%	9.13%	10.15%	10.64%	9.93%
54	7.64%	7.61%	7.70%	7.17%	6.87%	7.12%	7.60%	7.46%	7.68%	7.37%	7.67%	7.12%	7.44%	8.60%	8.76%	8.87%	8.40%	9.37%	9.80%	9.13%

Annex II-65

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
55	7.02%	6.81%	7.08%	6.44%	6.37%	6.53%	7.02%	6.85%	6.98%	6.74%	6.93%	6.43%	6.88%	7.90%	7.98%	8.08%	7.67%	8.65%	9.01%
56	6.27%	6.04%	6.35%	5.89%	5.75%	5.92%	6.39%	6.26%	6.31%	6.08%	6.24%	5.86%	6.28%	7.15%	7.21%	7.34%	7.02%	7.89%	8.17%
57	5.66%	5.47%	5.78%	5.31%	5.25%	5.30%	5.84%	5.65%	5.75%	5.43%	5.61%	5.29%	5.70%	6.47%	6.52%	6.68%	6.34%	7.17%	7.55%
58	5.05%	5.00%	5.26%	4.78%	4.79%	4.74%	5.19%	5.08%	5.14%	4.76%	5.06%	4.74%	5.12%	5.83%	5.88%	6.01%	5.72%	6.43%
59	4.44%	4.48%	4.70%	4.23%	4.26%	4.19%	4.64%	4.51%	4.48%	4.18%	4.50%	4.16%	4.50%	5.18%	5.27%	5.35%	5.09%	5.78%
60	3.86%	3.98%	4.23%	3.79%	3.77%	3.66%	4.14%	4.03%	3.90%	3.69%	3.98%	3.71%	3.93%	4.52%	4.66%	4.77%	4.47%	5.17%
61	3.29%	3.51%	3.80%	3.32%	3.37%	3.20%	3.63%	3.59%	3.38%	3.20%	3.48%	3.27%	3.42%	3.99%	4.13%	4.20%	3.89%
62	2.86%	3.06%	3.25%	2.91%	2.85%	2.76%	3.14%	3.14%	2.93%	2.78%	3.01%	2.83%	2.96%	3.44%	3.62%	3.62%	3.38%
63	2.50%	2.69%	2.87%	2.45%	2.50%	2.37%	2.73%	2.65%	2.52%	2.39%	2.57%	2.39%	2.49%	2.97%	3.11%	3.09%	2.78%
64	2.15%	2.29%	2.51%	2.11%	2.12%	2.02%	2.25%	2.21%	2.10%	2.01%	2.13%	2.04%	2.08%	2.54%	2.63%	2.60%
65	1.73%	1.92%	2.09%	1.73%	1.79%	1.68%	1.85%	1.77%	1.69%	1.64%	1.71%	1.68%	1.69%	2.17%	2.19%	2.16%
66	1.42%	1.56%	1.65%	1.38%	1.45%	1.32%	1.46%	1.39%	1.38%	1.31%	1.35%	1.34%	1.38%	1.81%	1.75%	1.74%
67	1.10%	1.24%	1.22%	1.08%	1.17%	1.00%	1.08%	1.06%	1.04%	1.01%	1.02%	1.03%	1.09%	1.46%	1.36%
68	0.82%	0.94%	0.92%	0.81%	0.88%	0.70%	0.80%	0.76%	0.74%	0.71%	0.74%	0.73%	0.78%	1.13%	1.01%
69	0.58%	0.66%	0.65%	0.57%	0.63%	0.47%	0.54%	0.51%	0.49%	0.46%	0.52%	0.50%	0.54%	0.83%	0.72%
70	0.35%	0.40%	0.40%	0.36%	0.38%	0.28%	0.35%	0.31%	0.31%	0.30%	0.32%	0.31%	0.35%	0.58%
71	0.17%	0.17%	0.16%	0.14%	0.18%	0.11%	0.17%	0.14%	0.16%	0.16%	0.16%	0.14%	0.18%	0.38%
72	0.02%	0.03%	0.01%	0.02%	0.05%	0.03%	0.06%	0.03%	0.05%	0.05%	0.06%	0.04%	0.09%	0.26%

Annex II-66

Pool Factor (Active Unpaid Principal) (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	98.81%	98.38%	98.15%	98.40%	98.39%	98.27%	98.76%	98.93%	98.75%	98.17%	98.28%	98.47%	98.25%	98.81%	98.74%	99.03%	98.85%	98.89%
1	94.51%	92.85%	92.47%	92.76%	93.70%	93.40%	94.84%	95.52%	94.80%	93.93%	93.31%	93.97%	92.69%	94.43%	94.38%	95.51%	94.91%
2	90.98%	88.24%	88.44%	89.06%	89.30%	89.85%	91.44%	92.68%	91.16%	89.93%	89.86%	90.19%	88.56%	90.98%	91.16%	92.57%	91.82%
3	88.01%	84.91%	85.31%	85.77%	86.31%	86.90%	88.73%	89.89%	87.77%	86.69%	86.62%	86.69%	84.88%	88.12%	88.35%	89.95%	88.91%
4	85.35%	81.82%	82.61%	82.77%	83.27%	84.24%	86.25%	86.79%	84.87%	83.38%	83.40%	83.72%	81.61%	85.28%	85.52%	87.20%
5	82.62%	79.45%	80.20%	79.96%	80.38%	81.94%	83.47%	84.00%	82.34%	80.47%	80.49%	80.81%	78.45%	82.47%	82.89%	84.59%
6	80.18%	77.11%	77.74%	77.52%	77.81%	79.72%	80.91%	81.38%	79.96%	77.80%	77.73%	77.92%	75.68%	79.72%	80.50%	82.47%
7	77.81%	75.01%	75.26%	74.82%	75.71%	77.69%	78.51%	79.15%	77.54%	75.14%	74.88%	75.26%	73.25%	77.35%	78.01%
8	75.82%	72.90%	73.05%	72.50%	73.64%	75.66%	76.32%	76.93%	74.91%	72.88%	72.02%	72.58%	70.57%	74.80%	75.67%
9	73.80%	70.71%	70.83%	70.60%	71.54%	73.41%	74.00%	74.75%	72.62%	70.52%	69.35%	70.10%	68.11%	72.53%	72.85%
10	71.90%	68.73%	68.72%	68.32%	69.52%	71.08%	71.65%	72.53%	70.55%	68.09%	66.97%	67.71%	65.91%	69.99%
11	70.24%	66.85%	66.70%	66.40%	67.44%	68.72%	69.66%	70.54%	68.29%	65.47%	64.44%	65.53%	63.61%	67.56%
12	68.38%	64.94%	64.77%	64.48%	65.41%	66.68%	67.27%	68.47%	65.87%	62.84%	62.23%	63.21%	61.49%	65.37%
13	66.59%	62.90%	62.96%	62.37%	63.43%	64.65%	65.33%	66.46%	63.54%	60.58%	60.20%	61.08%	59.29%
14	64.59%	60.99%	61.29%	60.70%	61.70%	62.75%	63.32%	64.44%	61.32%	58.43%	57.94%	59.14%	57.11%
15	62.66%	59.22%	59.64%	58.55%	60.00%	60.93%	61.34%	62.58%	59.24%	56.50%	56.12%	57.30%	54.64%
16	60.82%	57.61%	57.98%	56.68%	58.07%	59.10%	59.55%	60.51%	57.08%	54.57%	54.10%	55.30%
17	58.99%	55.88%	56.28%	54.91%	56.28%	57.16%	57.70%	58.42%	55.12%	52.85%	52.29%	53.38%
18	57.27%	54.27%	54.71%	53.20%	54.32%	55.21%	55.86%	56.58%	53.36%	51.03%	50.32%	52.10%
19	55.53%	52.78%	53.08%	51.42%	52.55%	53.46%	54.09%	54.53%	51.57%	49.32%	48.60%
20	53.88%	51.34%	51.39%	49.67%	51.00%	51.73%	51.94%	52.62%	49.68%	47.79%	46.76%
21	52.30%	49.83%	49.81%	47.91%	49.56%	49.90%	50.13%	50.85%	48.07%	46.17%	45.36%
22	50.68%	48.21%	48.15%	46.21%	47.87%	47.92%	48.37%	49.15%	46.59%	44.49%
23	49.09%	46.57%	46.58%	44.52%	46.28%	46.19%	46.61%	47.37%	44.85%	42.92%
24	47.41%	44.92%	44.93%	42.79%	44.46%	44.43%	44.57%	45.65%	43.13%	41.61%
25	45.78%	43.34%	43.27%	41.27%	42.53%	42.77%	42.87%	43.89%	41.48%
26	44.26%	41.78%	41.72%	39.81%	40.91%	40.98%	41.29%	42.36%	39.80%
27	42.90%	40.22%	40.05%	38.35%	39.24%	39.27%	39.77%	40.77%	39.08%
28	41.36%	38.62%	38.54%	36.90%	37.62%	37.79%	38.47%	39.18%
29	39.87%	37.16%	37.17%	35.31%	36.16%	36.16%	36.96%	37.59%
30	38.28%	35.75%	35.72%	33.95%	34.65%	34.63%	35.53%	35.23%
31	36.71%	34.35%	34.25%	32.69%	33.19%	33.29%	34.09%
32	35.24%	33.00%	32.75%	31.25%	31.74%	31.83%	32.46%
33	33.69%	31.58%	31.33%	29.96%	30.42%	30.49%	31.15%
34	32.30%	30.18%	29.94%	28.73%	29.00%	29.04%
35	30.94%	28.84%	28.54%	27.56%	27.67%	27.73%
36	29.52%	27.43%	27.17%	26.26%	26.31%	25.87%
37	28.20%	26.15%	25.89%	24.98%	25.01%
38	26.79%	24.89%	24.71%	23.86%	23.74%
39	25.42%	23.62%	23.52%	22.70%	22.96%
40	24.13%	22.48%	22.37%	21.55%
41	22.84%	21.31%	21.29%	20.44%
42	21.60%	20.22%	20.11%	19.38%
43	20.40%	19.17%	19.01%
44	19.32%	18.11%	17.85%
45	18.21%	17.04%	16.90%
46	17.16%	16.05%
47	16.14%	14.98%
48	15.03%	13.77%
49	14.06%
50	13.03%
51	12.30%
Annex II-67

Static Pool Delinquency (>30 DPD)

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.97%	0.65%	0.41%	0.58%	0.30%	0.19%	0.31%	0.24%	0.42%	0.39%	0.20%	0.05%	0.08%	0.06%	0.09%	0.06%	0.02%	0.10%
3	0.00%	0.00%	1.00%	0.67%	0.25%	0.43%	0.39%	0.35%	0.42%	0.24%	0.47%	0.49%	0.26%	0.12%	0.14%	0.10%	0.05%	0.05%	0.11%	0.08%
4	0.00%	0.00%	1.03%	0.69%	0.42%	0.56%	0.40%	0.35%	0.40%	0.30%	0.49%	0.35%	0.24%	0.20%	0.09%	0.13%	0.03%	0.06%	0.10%	0.10%
5	0.00%	0.00%	0.12%	0.13%	0.01%	0.12%	0.20%	0.19%	0.12%	0.05%	0.27%	0.10%	0.11%	0.11%	0.24%	0.08%	0.04%	0.06%	0.11%	0.05%
6	0.00%	0.00%	0.00%	0.13%	0.01%	0.00%	0.00%	0.18%	0.12%	0.06%	0.21%	0.00%	0.11%	0.16%	0.20%	0.06%	0.05%	0.04%	0.08%	0.07%
7	0.12%	0.00%	0.00%	0.30%	0.01%	0.00%	0.11%	0.00%	0.11%	0.07%	0.10%	0.07%	0.06%	0.13%	0.13%	0.07%	0.02%	0.08%	0.09%	0.12%
8	0.13%	0.00%	0.00%	0.00%	0.22%	0.00%	0.21%	0.15%	0.07%	0.18%	0.04%	0.03%	0.05%	0.10%	0.16%	0.13%	0.08%	0.07%	0.14%	0.08%
9	0.13%	0.37%	0.13%	0.00%	0.09%	0.00%	0.07%	0.16%	0.09%	0.19%	0.06%	0.04%	0.00%	0.03%	0.32%	0.07%	0.11%	0.12%	0.17%	0.09%
10	0.00%	0.55%	0.13%	0.00%	0.00%	0.13%	0.00%	0.08%	0.25%	0.32%	0.07%	0.05%	0.11%	0.00%	0.29%	0.14%	0.15%	0.12%	0.17%	0.07%
11	0.00%	0.39%	0.00%	0.00%	0.19%	0.13%	0.13%	0.15%	0.27%	0.41%	0.09%	0.07%	0.12%	0.02%	0.38%	0.17%	0.11%	0.16%	0.21%	0.17%
12	0.00%	0.00%	0.00%	0.17%	0.22%	0.13%	0.19%	0.15%	0.20%	0.32%	0.12%	0.04%	0.17%	0.03%	0.39%	0.15%	0.09%	0.12%	0.23%	0.22%
13	0.00%	0.13%	0.00%	0.42%	0.17%	0.13%	0.05%	0.15%	0.27%	0.24%	0.12%	0.14%	0.00%	0.09%	0.51%	0.41%	0.18%	0.16%	0.22%	0.29%
14	0.00%	0.15%	0.41%	0.52%	0.00%	0.15%	0.14%	0.09%	0.43%	0.17%	0.04%	0.11%	0.12%	0.11%	0.44%	0.28%	0.10%	0.18%	0.23%	0.39%
15	0.00%	0.00%	0.42%	0.19%	0.00%	0.15%	0.18%	0.09%	0.36%	0.21%	0.08%	0.09%	0.12%	0.07%	0.49%	0.26%	0.08%	0.26%	0.24%	0.36%
16	0.00%	0.00%	0.36%	0.20%	0.29%	0.24%	0.18%	0.09%	0.32%	0.27%	0.00%	0.15%	0.00%	0.12%	0.56%	0.31%	0.14%	0.16%	0.36%	0.48%
17	0.03%	0.00%	0.24%	0.00%	0.56%	0.25%	0.36%	0.22%	0.21%	0.26%	0.00%	0.27%	0.06%	0.15%	0.47%	0.43%	0.16%	0.28%	0.50%	0.51%
18	0.19%	0.14%	0.00%	0.19%	0.49%	0.33%	0.46%	0.08%	0.20%	0.31%	0.03%	0.29%	0.14%	0.05%	0.50%	0.52%	0.16%	0.26%	0.41%	0.58%
19	0.19%	0.45%	0.00%	0.31%	0.17%	0.26%	0.25%	0.01%	0.19%	0.40%	0.09%	0.12%	0.15%	0.24%	0.50%	0.56%	0.22%	0.37%	0.43%	0.53%
20	0.31%	0.11%	0.25%	0.21%	0.79%	0.30%	0.59%	0.09%	0.15%	0.28%	0.00%	0.29%	0.27%	0.23%	0.49%	0.48%	0.34%	0.36%	0.46%	0.50%
21	0.31%	0.00%	0.26%	0.38%	0.91%	0.27%	0.77%	0.09%	0.26%	0.26%	0.06%	0.41%	0.30%	0.23%	0.39%	0.66%	0.38%	0.35%	0.49%	0.56%
22	0.31%	0.26%	0.00%	0.86%	0.65%	0.26%	0.79%	0.14%	0.48%	0.25%	0.00%	0.46%	0.26%	0.14%	0.44%	0.66%	0.51%	0.33%	0.53%	0.61%
23	0.00%	0.64%	0.00%	0.59%	0.54%	0.35%	0.60%	0.09%	0.13%	0.11%	0.10%	0.37%	0.20%	0.20%	0.34%	0.56%	0.50%	0.43%	0.46%	0.75%
24	0.00%	0.66%	0.28%	0.68%	0.55%	0.36%	0.22%	0.10%	0.10%	0.30%	0.04%	0.49%	0.00%	0.43%	0.61%	0.60%	0.41%	0.62%	0.52%	0.74%
25	0.00%	0.68%	0.56%	0.41%	0.60%	0.38%	0.30%	0.26%	0.27%	0.18%	0.10%	0.50%	0.04%	0.28%	0.61%	0.67%	0.42%	0.67%	0.55%	0.80%
26	0.16%	0.56%	0.59%	0.33%	0.82%	0.39%	0.39%	0.35%	0.20%	0.14%	0.06%	0.35%	0.20%	0.34%	0.80%	0.67%	0.50%	0.73%	0.64%	0.85%
27	0.00%	0.98%	0.27%	0.13%	0.88%	0.40%	0.56%	0.51%	0.24%	0.33%	0.06%	0.35%	0.21%	0.29%	1.01%	0.66%	0.55%	0.82%	0.74%	0.69%
28	0.29%	0.36%	0.20%	0.14%	0.48%	0.50%	0.38%	0.43%	0.21%	0.22%	0.17%	0.10%	0.19%	0.34%	0.83%	0.61%	0.51%	0.81%	0.81%	0.80%
29	0.43%	0.51%	0.35%	0.00%	0.52%	0.20%	0.40%	0.23%	0.21%	0.33%	0.12%	0.26%	0.29%	0.34%	0.96%	0.79%	0.55%	0.88%	0.81%	1.00%
30	0.18%	0.57%	0.14%	0.00%	0.47%	0.30%	0.33%	0.11%	0.22%	0.39%	0.12%	0.11%	0.26%	0.37%	1.11%	0.69%	0.66%	0.83%	0.81%	0.99%
31	0.32%	0.44%	0.27%	0.58%	0.69%	0.31%	0.25%	0.00%	0.21%	0.41%	0.07%	0.32%	0.22%	0.37%	1.17%	0.80%	0.81%	1.06%	1.00%	1.11%
32	0.14%	0.41%	0.14%	1.01%	0.85%	0.38%	0.18%	0.00%	0.25%	0.31%	0.04%	0.36%	0.15%	0.54%	1.04%	0.98%	0.89%	0.90%	0.97%	1.08%
33	0.25%	0.60%	0.28%	0.00%	0.16%	0.23%	0.23%	0.12%	0.33%	0.32%	0.00%	0.51%	0.14%	0.64%	0.90%	1.07%	0.51%	1.06%	1.08%	1.29%
34	0.27%	0.15%	0.15%	0.00%	0.39%	0.24%	0.17%	0.41%	0.24%	0.21%	0.16%	0.27%	0.23%	0.43%	1.07%	1.25%	0.58%	1.12%	1.22%	1.24%
35	0.00%	0.00%	0.47%	0.42%	0.72%	0.25%	0.19%	0.54%	0.25%	0.23%	0.05%	0.56%	0.25%	0.46%	1.03%	1.26%	0.88%	1.27%	1.19%	1.04%
36	0.00%	0.29%	0.00%	0.24%	0.79%	0.00%	0.24%	0.57%	0.44%	0.06%	0.05%	0.43%	0.44%	0.72%	1.22%	1.45%	0.85%	1.27%	1.38%	1.25%
37	0.00%	0.31%	0.37%	0.23%	0.59%	0.36%	0.25%	0.20%	0.73%	0.12%	0.17%	0.51%	0.54%	0.76%	1.27%	1.37%	0.92%	1.38%	1.16%	1.10%
38	0.00%	0.31%	0.32%	0.50%	0.64%	0.48%	0.11%	0.25%	0.74%	0.31%	0.17%	0.27%	0.58%	0.64%	1.29%	1.62%	0.87%	1.34%	1.01%	1.12%
39	0.00%	0.00%	0.49%	0.00%	1.07%	0.30%	0.61%	0.37%	0.36%	0.53%	0.29%	0.25%	0.62%	0.66%	1.76%	1.44%	0.94%	1.30%	1.47%	1.27%
40	0.00%	0.00%	0.88%	0.00%	0.86%	0.00%	0.63%	0.25%	0.52%	0.38%	0.00%	0.35%	0.55%	0.83%	1.48%	1.26%	1.11%	1.43%	1.60%	1.31%
41	0.00%	0.00%	0.70%	0.00%	0.69%	0.16%	0.79%	0.41%	0.61%	0.39%	0.00%	0.26%	0.31%	0.66%	1.41%	1.57%	0.86%	1.52%	1.46%	1.38%
42	0.00%	0.51%	1.00%	0.00%	0.71%	0.00%	0.67%	0.29%	0.77%	0.27%	0.34%	0.28%	0.41%	0.79%	1.84%	1.90%	1.13%	1.55%	1.43%	1.36%
43	0.00%	0.23%	0.00%	0.00%	1.45%	0.16%	0.77%	0.56%	0.54%	0.44%	0.25%	0.57%	0.15%	0.77%	1.68%	1.69%	1.14%	1.53%	1.48%	1.44%
44	0.00%	0.00%	0.00%	0.75%	0.95%	0.69%	0.72%	0.42%	0.87%	0.31%	0.25%	0.59%	0.23%	0.84%	1.52%	1.86%	1.06%	1.85%	1.68%	1.29%
45	0.00%	0.23%	0.00%	0.34%	0.56%	0.39%	0.85%	0.57%	0.98%	0.64%	0.26%	1.14%	0.46%	0.61%	1.78%	1.46%	0.94%	1.82%	1.43%	1.35%
46	0.00%	0.60%	0.00%	0.58%	0.59%	0.67%	1.28%	0.37%	0.65%	0.63%	0.52%	0.95%	0.42%	0.65%	1.65%	1.39%	1.15%	1.55%	1.56%	1.51%
47	0.09%	0.58%	0.00%	0.00%	0.26%	0.35%	0.71%	0.62%	0.52%	0.66%	0.43%	0.68%	0.51%	0.72%	1.72%	1.53%	1.32%	1.62%	1.52%	1.41%
48	0.07%	0.57%	0.00%	0.36%	0.51%	0.76%	0.95%	0.43%	0.72%	0.41%	0.88%	0.90%	0.68%	0.90%	1.89%	1.87%	1.33%	1.84%	1.63%	1.59%
49	0.05%	0.00%	0.34%	0.62%	0.55%	0.52%	0.56%	0.45%	0.24%	0.42%	0.59%	1.50%	0.39%	0.59%	2.33%	2.13%	1.37%	1.86%	1.83%	1.64%
50	0.00%	0.41%	0.36%	0.00%	0.28%	1.21%	0.60%	1.03%	0.43%	0.66%	0.54%	1.67%	0.77%	0.84%	2.79%	2.24%	1.21%	2.07%	1.98%	1.52%
51	0.00%	1.10%	0.87%	0.63%	0.30%	0.94%	0.91%	0.70%	0.89%	0.84%	0.58%	1.63%	0.77%	0.66%	2.79%	1.99%	1.24%	2.08%	1.93%	1.65%
52	0.00%	0.37%	0.39%	1.41%	0.59%	0.53%	1.17%	1.07%	0.86%	0.85%	0.51%	1.22%	0.97%	0.82%	2.71%	2.07%	1.38%	2.00%	2.16%	1.65%
53	0.00%	0.87%	0.41%	2.13%	0.32%	0.88%	1.65%	0.86%	1.06%	0.76%	0.65%	1.62%	0.98%	0.92%	3.12%	2.35%	1.26%	2.35%	2.22%	1.94%
54	0.00%	0.50%	0.43%	1.02%	0.97%	0.74%	1.25%	0.72%	1.34%	0.77%	0.61%	1.14%	1.23%	1.04%	3.23%	2.38%	1.74%	2.27%	1.96%	2.00%
55	0.00%	1.23%	1.43%	0.22%	0.63%	0.79%	1.51%	0.64%	0.83%	0.93%	0.66%	1.23%	0.95%	1.56%	2.82%	2.99%	1.47%	2.47%	2.07%
56	0.00%	0.57%	0.92%	0.74%	0.31%	0.79%	1.41%	0.25%	1.19%	0.79%	0.67%	1.23%	1.13%	1.38%	2.90%	2.64%	1.76%	2.96%	2.43%
57	0.00%	0.60%	1.63%	0.59%	0.32%	1.04%	1.71%	0.26%	0.57%	0.41%	0.16%	1.01%	1.38%	1.09%	2.51%	2.75%	1.67%	2.64%	2.46%

Annex II-68

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
58	0.00%	0.62%	0.51%	0.83%	0.35%	0.49%	1.72%	0.56%	1.27%	0.30%	1.04%	1.29%	0.94%	1.26%	2.94%	2.62%	1.54%	2.76%
59	0.00%	0.65%	2.52%	0.79%	0.77%	0.48%	1.90%	0.29%	1.37%	0.42%	0.74%	0.86%	0.73%	1.99%	2.53%	2.88%	1.83%	2.85%
60	0.00%	1.20%	3.59%	0.14%	0.87%	0.83%	1.77%	1.18%	2.20%	0.60%	0.56%	0.72%	1.49%	1.88%	3.20%	2.76%	1.99%	2.84%
61	0.00%	0.77%	2.93%	0.15%	0.98%	0.17%	1.83%	0.95%	1.06%	0.79%	0.34%	0.63%	1.68%	2.17%	3.16%	3.16%	2.06%
62	1.43%	0.00%	2.38%	0.00%	0.00%	0.20%	1.90%	0.43%	1.07%	1.17%	0.24%	1.20%	2.08%	2.27%	4.45%	3.33%	2.07%
63	0.69%	2.26%	3.20%	0.00%	0.00%	0.55%	2.08%	0.00%	1.69%	0.83%	0.81%	1.75%	1.21%	2.37%	4.65%	2.60%	2.33%
64	1.89%	1.82%	3.43%	0.00%	0.00%	2.75%	1.33%	0.00%	1.97%	0.46%	1.03%	1.88%	1.26%	3.11%	4.76%	2.75%
65	0.00%	1.19%	2.94%	1.54%	0.00%	2.29%	1.50%	0.21%	1.45%	0.54%	1.66%	2.20%	1.92%	2.85%	5.32%	4.10%
66	0.00%	0.76%	1.47%	0.00%	0.00%	0.75%	1.87%	0.24%	3.05%	2.29%	2.40%	2.09%	1.89%	3.15%	6.37%	4.83%
67	0.00%	0.00%	1.83%	0.00%	0.51%	0.63%	1.95%	1.76%	2.24%	0.65%	1.83%	1.54%	3.09%	3.43%	5.86%
68	0.00%	0.96%	3.46%	2.20%	0.74%	1.92%	2.45%	2.49%	4.57%	1.11%	1.27%	2.24%	2.46%	2.67%	8.58%
69	0.00%	1.35%	4.30%	0.00%	0.52%	2.37%	3.00%	3.49%	6.64%	2.28%	2.65%	0.33%	3.85%	3.14%	9.98%
70	0.00%	0.00%	5.93%	0.00%	0.87%	3.51%	2.95%	0.96%	3.63%	2.37%	4.59%	1.49%	4.76%	3.98%
71	2.26%	4.58%	12.30%	0.00%	6.19%	7.92%	2.19%	2.13%	12.48%	13.02%	5.81%	2.81%	8.04%	5.14%
72	0.00%	15.29%	0.00%	46.81%	7.58%	29.06%	5.35%	9.19%	27.15%	8.96%	12.13%	7.20%	7.04%	10.23%

Annex II-69

Static Pool Delinquency (>30 DPD) (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.05%	0.02%	0.05%	0.06%	0.07%	0.02%	0.06%	0.06%	0.03%	0.00%	0.03%	0.03%	0.02%	0.02%	0.02%	0.05%	0.04%
3	0.04%	0.06%	0.07%	0.04%	0.09%	0.06%	0.05%	0.12%	0.06%	0.15%	0.08%	0.08%	0.04%	0.06%	0.09%	0.06%	0.08%
4	0.06%	0.10%	0.10%	0.07%	0.07%	0.13%	0.15%	0.16%	0.08%	0.23%	0.17%	0.13%	0.10%	0.12%	0.11%	0.09%
5	0.03%	0.06%	0.11%	0.09%	0.20%	0.16%	0.20%	0.20%	0.22%	0.29%	0.22%	0.16%	0.13%	0.21%	0.13%	0.08%
6	0.08%	0.08%	0.14%	0.11%	0.20%	0.22%	0.21%	0.26%	0.33%	0.36%	0.28%	0.15%	0.23%	0.28%	0.16%	0.03%
7	0.06%	0.10%	0.20%	0.19%	0.25%	0.27%	0.28%	0.24%	0.44%	0.35%	0.35%	0.24%	0.28%	0.32%	0.20%
8	0.06%	0.16%	0.23%	0.29%	0.37%	0.40%	0.26%	0.25%	0.29%	0.42%	0.40%	0.31%	0.29%	0.33%	0.23%
9	0.08%	0.14%	0.19%	0.25%	0.38%	0.31%	0.28%	0.35%	0.35%	0.51%	0.29%	0.49%	0.37%	0.33%	0.20%
10	0.11%	0.18%	0.16%	0.25%	0.36%	0.32%	0.47%	0.53%	0.39%	0.62%	0.41%	0.48%	0.43%	0.34%
11	0.12%	0.25%	0.15%	0.31%	0.38%	0.38%	0.47%	0.77%	0.55%	0.75%	0.48%	0.44%	0.40%	0.59%
12	0.19%	0.26%	0.21%	0.29%	0.37%	0.42%	0.48%	0.62%	0.72%	0.81%	0.51%	0.49%	0.53%	0.67%
13	0.19%	0.23%	0.34%	0.29%	0.44%	0.49%	0.72%	0.65%	0.66%	0.70%	0.71%	0.72%	0.53%
14	0.19%	0.37%	0.47%	0.39%	0.51%	0.58%	0.79%	0.96%	0.80%	0.86%	0.88%	0.66%	0.53%
15	0.22%	0.49%	0.44%	0.46%	0.83%	0.71%	0.79%	0.92%	0.82%	0.91%	0.91%	0.68%	0.79%
16	0.25%	0.46%	0.48%	0.55%	0.73%	0.65%	0.91%	0.97%	1.06%	1.05%	1.02%	0.62%
17	0.30%	0.50%	0.54%	0.52%	0.61%	0.62%	0.76%	1.05%	1.00%	1.16%	1.18%	0.59%
18	0.37%	0.45%	0.54%	0.54%	0.71%	0.70%	1.14%	1.11%	1.16%	1.15%	1.09%	0.77%
19	0.37%	0.45%	0.58%	0.62%	0.67%	0.80%	1.32%	1.13%	1.14%	1.59%	1.05%
20	0.41%	0.50%	0.55%	0.61%	0.70%	0.91%	1.51%	1.31%	1.30%	1.53%	1.17%
21	0.40%	0.59%	0.55%	0.63%	0.85%	0.99%	1.43%	1.30%	1.43%	1.44%	1.18%
22	0.57%	0.70%	0.64%	0.73%	0.88%	0.92%	1.51%	1.32%	1.66%	1.36%
23	0.42%	0.65%	0.87%	0.86%	1.02%	0.89%	1.31%	1.75%	1.64%	1.32%
24	0.46%	0.83%	0.96%	0.80%	1.22%	0.81%	1.58%	1.89%	1.63%	1.32%
25	0.45%	1.02%	0.83%	0.98%	1.32%	0.99%	1.47%	1.88%	1.65%
26	0.48%	0.97%	0.99%	0.91%	0.89%	1.24%	1.25%	1.99%	1.89%
27	0.63%	0.96%	1.11%	0.95%	0.88%	1.20%	1.79%	1.57%	1.88%
28	0.64%	0.94%	0.99%	1.13%	1.06%	1.31%	1.70%	1.86%
29	0.73%	1.05%	0.99%	0.86%	0.98%	1.17%	1.81%	1.69%
30	0.75%	1.03%	1.12%	0.90%	1.04%	1.18%	1.79%	1.59%
31	0.68%	1.06%	1.33%	0.91%	1.38%	1.45%	1.90%
32	0.82%	0.93%	1.21%	0.84%	1.52%	1.27%	2.10%
33	0.88%	1.14%	1.15%	1.01%	1.45%	1.05%	2.27%
34	0.90%	1.10%	1.06%	0.91%	1.29%	1.30%
35	0.86%	1.22%	1.17%	1.18%	1.28%	1.32%
36	0.95%	1.53%	1.04%	1.27%	1.10%	0.87%
37	1.02%	1.28%	1.06%	1.41%	1.13%
38	1.10%	1.36%	1.15%	1.37%	1.17%
39	0.96%	1.30%	1.41%	1.58%	1.20%
40	1.00%	1.52%	1.42%	1.73%
41	1.24%	1.39%	1.29%	1.69%
42	1.14%	1.48%	1.11%	1.55%
43	1.25%	1.42%	1.20%
44	1.11%	1.55%	1.30%
45	1.02%	1.32%	1.52%
46	1.10%	1.50%
47	0.97%	1.75%
48	0.82%	1.47%
49	0.90%
50	0.93%
51	1.19%

Annex II - 70

ABS Total

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4	2022 Q1
0	1.12%	1.73%	1.58%	1.17%	0.94%	1.08%	1.21%	1.40%	0.71%	1.08%	0.90%	1.52%	1.26%	1.01%	1.17%	0.79%	0.92%	0.80%	0.86%	1.48%	1.19%
1	2.19%	2.61%	4.39%	3.89%	3.84%	3.67%	2.64%	2.67%	2.62%	3.17%	3.12%	3.26%	2.82%	2.30%	2.41%	1.87%	2.79%	3.00%	2.78%	3.83%	3.15%
2	0.91%	1.24%	1.00%	2.73%	3.54%	2.10%	1.30%	1.99%	1.98%	2.02%	2.51%	2.16%	1.66%	2.17%	1.78%	1.73%	2.23%	2.48%	2.14%	2.93%	2.48%
3	1.67%	1.33%	2.10%	1.95%	1.98%	2.05%	1.35%	1.65%	1.32%	1.10%	1.83%	1.63%	1.64%	2.03%	1.61%	1.55%	1.89%	2.35%	1.83%	2.52%	1.95%
4	0.98%	1.03%	1.37%	0.79%	1.40%	1.29%	1.14%	1.12%	1.34%	1.06%	1.40%	1.47%	1.75%	1.95%	1.56%	1.78%	2.12%	2.01%	2.00%	2.56%	1.65%
5	1.18%	0.71%	2.09%	1.55%	1.69%	1.24%	0.84%	1.24%	1.82%	1.34%	1.23%	1.74%	1.93%	1.37%	1.61%	2.04%	1.92%	2.12%	1.71%	2.08%	1.76%
6	0.47%	0.64%	0.66%	0.95%	1.15%	0.91%	0.70%	1.65%	1.45%	1.39%	1.22%	1.34%	1.88%	1.46%	2.02%	1.88%	2.02%	1.68%	1.76%	1.89%	1.48%
7	1.12%	0.44%	1.51%	0.94%	0.89%	1.02%	0.83%	0.79%	1.16%	1.22%	1.79%	1.90%	1.83%	1.64%	1.77%	1.57%	2.03%	1.96%	1.64%	1.76%	1.46%
8	1.28%	0.92%	1.38%	2.05%	0.76%	0.77%	1.35%	1.14%	1.29%	1.07%	1.44%	1.55%	1.59%	1.31%	2.00%	1.88%	1.93%	1.70%	1.62%	1.80%	1.02%
9	0.84%	0.90%	0.50%	1.42%	1.20%	1.19%	0.78%	1.37%	0.77%	0.96%	1.50%	1.49%	1.45%	2.00%	1.81%	1.95%	1.82%	1.62%	1.55%	1.64%	1.12%
10	0.99%	0.93%	0.65%	1.17%	0.58%	1.17%	1.43%	1.53%	1.40%	1.28%	1.35%	1.37%	1.57%	1.82%	1.85%	1.80%	1.87%	1.62%	1.61%	1.35%	1.02%
11	1.25%	1.15%	1.06%	0.62%	0.77%	0.81%	0.88%	1.05%	1.38%	1.04%	1.23%	1.06%	1.87%	1.67%	1.92%	1.50%	1.91%	1.91%	1.52%	1.26%	0.79%
12	1.20%	1.06%	1.62%	0.97%	1.28%	0.99%	0.99%	0.97%	1.09%	1.28%	1.43%	1.28%	1.56%	1.61%	1.98%	1.80%	2.08%	1.76%	1.49%	1.34%	0.96%
13	1.42%	1.24%	1.15%	1.09%	0.93%	1.13%	1.23%	1.39%	1.04%	1.37%	1.37%	1.17%	1.88%	1.21%	1.61%	1.66%	1.60%	1.40%	1.32%	1.07%	0.95%
14	1.12%	1.41%	0.72%	0.80%	1.60%	0.93%	0.91%	1.52%	1.02%	1.24%	1.50%	1.51%	1.47%	1.58%	1.67%	1.62%	1.64%	1.46%	0.99%	0.95%	1.20%
15	1.63%	1.26%	1.32%	1.05%	1.61%	1.76%	1.38%	1.25%	1.18%	1.55%	1.14%	1.54%	1.83%	1.78%	1.75%	1.51%	1.49%	1.39%	1.07%	1.02%	1.16%
16	0.90%	0.92%	1.22%	0.57%	0.54%	0.90%	1.22%	1.44%	0.92%	1.88%	1.43%	1.75%	1.68%	1.50%	1.64%	1.55%	1.40%	1.26%	0.96%	1.03%	1.09%
17	1.18%	0.96%	1.36%	0.89%	1.14%	1.21%	1.05%	1.09%	1.26%	1.48%	1.29%	1.57%	1.75%	1.33%	1.70%	1.72%	1.65%	1.03%	0.89%	1.20%	1.13%
18	0.47%	0.89%	1.13%	0.97%	1.70%	1.56%	1.30%	0.96%	1.65%	1.42%	1.94%	1.38%	1.23%	1.61%	1.57%	1.37%	1.22%	1.08%	0.90%	1.19%	0.99%
19	0.97%	0.91%	1.13%	1.45%	1.67%	1.07%	1.18%	1.17%	1.27%	1.61%	1.72%	1.75%	1.55%	1.53%	1.56%	1.45%	1.19%	0.98%	0.89%	1.00%	1.01%
20	1.69%	1.04%	0.94%	1.31%	1.34%	1.66%	0.97%	1.32%	1.44%	1.32%	1.54%	1.85%	1.36%	1.48%	1.73%	1.55%	1.01%	0.91%	1.08%	1.15%	0.95%
21	0.99%	1.38%	1.21%	1.28%	1.31%	0.94%	1.16%	1.04%	1.55%	1.32%	1.73%	1.72%	1.89%	1.53%	1.18%	1.58%	1.07%	1.02%	1.10%	0.93%	0.92%
22	0.66%	1.02%	1.48%	1.25%	0.86%	1.35%	1.13%	1.27%	1.16%	1.46%	1.46%	1.77%	1.22%	1.36%	1.25%	1.13%	0.99%	1.07%	0.97%	1.16%	0.97%
23	1.12%	0.93%	0.83%	1.50%	1.57%	1.05%	1.59%	1.59%	1.49%	1.41%	1.55%	1.65%	1.21%	1.62%	1.54%	1.25%	0.93%	1.11%	0.98%	1.01%	0.96%
24	0.65%	1.12%	1.02%	1.44%	1.18%	1.25%	1.73%	1.76%	1.54%	1.72%	1.57%	1.62%	1.80%	1.40%	1.19%	1.11%	1.14%	1.20%	1.00%	0.95%	1.07%
25	1.73%	1.38%	1.13%	1.25%	0.99%	1.54%	1.32%	1.59%	1.78%	1.31%	1.56%	1.56%	1.39%	1.15%	1.37%	0.91%	1.06%	1.28%	0.95%	1.00%	1.01%
26	0.60%	1.35%	1.50%	1.14%	0.86%	1.44%	1.28%	1.33%	1.49%	1.63%	1.48%	1.13%	1.45%	1.14%	1.18%	0.91%	0.98%	1.01%	0.82%	0.99%	0.97%
27	1.46%	1.48%	1.00%	1.18%	1.17%	1.27%	1.51%	1.28%	1.31%	1.45%	1.43%	1.43%	1.57%	1.30%	1.11%	0.97%	1.01%	0.95%	0.83%	1.01%	0.81%
28	0.84%	1.00%	1.14%	0.66%	1.46%	1.32%	1.47%	1.59%	1.55%	1.60%	1.30%	1.61%	1.48%	1.24%	1.09%	1.18%	1.08%	0.90%	0.96%	1.06%	1.04%
29	1.40%	1.34%	0.51%	1.39%	1.61%	1.10%	1.43%	1.21%	1.34%	1.31%	1.29%	1.45%	1.52%	1.20%	1.00%	0.93%	1.18%	1.16%	0.91%	1.05%	0.99%
30	0.74%	1.45%	1.11%	1.01%	1.01%	1.24%	1.45%	1.40%	1.36%	1.20%	1.13%	1.38%	1.40%	1.04%	0.95%	1.03%	1.13%	0.94%	1.03%	0.97%	1.16%
31	1.37%	1.16%	0.74%	1.32%	1.43%	1.43%	1.53%	1.64%	1.21%	1.14%	1.28%	1.29%	1.06%	0.90%	1.15%	1.23%	1.01%	1.01%	1.07%	1.01%	1.17%
32	1.16%	1.52%	1.04%	0.77%	0.95%	1.51%	1.50%	0.93%	1.19%	1.32%	1.04%	1.09%	1.06%	1.17%	1.28%	1.13%	1.01%	0.96%	1.09%	0.97%	1.11%
33	1.10%	0.82%	1.18%	1.23%	0.88%	1.27%	1.64%	1.37%	1.14%	1.48%	1.12%	0.82%	1.11%	0.97%	1.07%	1.05%	0.82%	1.01%	1.08%	1.08%	1.19%
34	1.66%	1.00%	1.00%	1.18%	1.41%	1.07%	1.47%	1.34%	1.32%	1.21%	1.14%	1.32%	1.11%	0.92%	1.22%	1.05%	1.15%	1.13%	1.04%	1.09%	1.06%
35	1.04%	1.19%	1.14%	1.37%	1.21%	1.72%	1.27%	1.13%	1.21%	1.40%	1.17%	1.05%	0.62%	0.90%	1.16%	0.93%	1.05%	1.23%	1.02%	1.07%	1.01%
36	1.43%	0.80%	1.33%	1.40%	1.45%	1.35%	1.45%	1.29%	1.29%	1.31%	1.16%	1.18%	1.07%	1.25%	0.98%	1.09%	1.19%	1.06%	1.05%	0.97%	1.18%
37	0.70%	1.28%	0.70%	1.24%	1.56%	1.51%	1.22%	1.52%	1.42%	1.36%	1.27%	1.20%	0.98%	1.14%	1.04%	1.01%	1.04%	1.03%	1.07%	1.07%	1.07%
38	1.08%	0.81%	1.07%	1.19%	1.41%	1.18%	1.31%	1.11%	1.35%	1.20%	0.81%	0.91%	0.90%	1.11%	1.00%	0.94%	1.12%	1.04%	1.18%	1.12%	1.23%
39	1.48%	1.02%	1.61%	1.39%	1.18%	1.31%	1.15%	1.13%	1.35%	1.11%	0.95%	1.11%	1.10%	0.82%	1.00%	1.15%	0.94%	0.99%	1.12%	1.16%	1.21%
40	1.42%	1.19%	1.14%	1.37%	1.05%	1.44%	0.79%	1.30%	1.25%	1.06%	1.06%	1.08%	1.18%	0.97%	0.93%	0.94%	1.18%	1.04%	0.97%	1.18%	1.18%
41	1.12%	1.39%	1.58%	1.30%	1.16%	1.27%	1.27%	1.47%	1.12%	0.90%	0.95%	1.04%	1.22%	0.82%	0.70%	1.09%	1.16%	0.89%	1.08%	1.20%	1.19%
42	1.25%	1.14%	0.58%	1.43%	0.97%	1.19%	1.23%	1.23%	0.95%	0.97%	0.86%	1.09%	0.88%	1.12%	0.93%	0.94%	1.10%	0.89%	1.08%	1.17%	1.17%
43	0.80%	1.24%	1.61%	1.38%	0.71%	1.06%	1.43%	1.09%	0.98%	1.18%	1.04%	0.97%	1.19%	0.96%	1.09%	1.07%	0.87%	1.04%	1.13%	1.10%	1.15%
44	0.91%	1.14%	0.93%	1.25%	0.75%	1.23%	1.28%	1.47%	1.09%	0.70%	1.12%	1.12%	1.06%	1.04%	1.11%	0.94%	0.98%	0.97%	1.08%	1.07%	1.03%
45	1.24%	1.28%	0.87%	1.30%	1.20%	1.29%	1.12%	1.02%	0.67%	1.10%	1.05%	1.12%	0.70%	1.21%	1.10%	1.08%	1.23%	1.12%	1.15%	1.20%	1.14%
46	1.46%	1.49%	1.23%	1.49%	1.36%	1.31%	0.99%	1.06%	0.90%	1.05%	1.30%	1.13%	0.94%	1.07%	1.02%	1.07%	0.96%	1.07%	1.07%	1.15%	1.08%
47	0.68%	1.40%	0.60%	0.71%	1.39%	1.14%	1.24%	1.13%	1.02%	1.04%	1.05%	1.15%	1.15%	0.98%	0.98%	0.95%	1.07%	1.16%	1.12%	1.14%	1.07%
48	0.99%	1.09%	0.90%	0.54%	1.38%	1.26%	1.02%	1.09%	0.99%	1.13%	1.12%	0.86%	1.03%	1.20%	0.97%	0.98%	1.14%	1.11%	1.17%	1.06%	1.21%
49	1.26%	1.22%	1.30%	1.30%	1.55%	1.11%	1.08%	0.67%	0.95%	1.02%	0.90%	1.20%	1.13%	1.02%	0.88%	1.04%	1.11%	1.06%	1.20%	1.14%	1.10%
50	1.33%	1.23%	1.17%	0.92%	1.35%	0.51%	0.91%	0.98%	0.99%	1.17%	0.95%	0.88%	1.19%	0.95%	0.95%	1.01%	1.09%	1.12%	1.03%	1.08%	1.22%
51	1.30%	1.38%	1.30%	1.44%	1.19%	1.13%	0.81%	1.00%	1.05%	1.15%	1.10%	1.17%	1.20%	1.06%	0.97%	1.07%	1.00%	1.07%	1.02%	1.05%	1.20%
52	0.75%	1.16%	1.22%	1.26%	1.09%	1.12%	1.15%	0.98%	1.22%	0.98%	0.65%	1.17%	1.17%	1.13%	1.00%	1.15%	1.17%	1.15%	1.02%	1.17%
53	0.91%	0.96%	0.77%	1.29%	1.26%	0.91%	1.10%	0.85%	0.96%	0.99%	1.16%	1.03%	0.89%	1.02%	1.04%	1.01%	1.08%	0.93%	1.08%	1.05%
54	1.12%	1.10%	1.22%	1.16%	1.13%	1.10%	0.90%	0.89%	1.02%	0.91%	1.01%	1.15%	1.00%	0.93%	1.09%	1.15%	1.08%	1.07%	1.11%	1.03%
55	0.88%	1.30%	0.89%	1.29%	0.61%	0.94%	0.80%	0.97%	1.10%	0.97%	1.21%	1.22%	0.81%	1.01%	1.15%	1.16%	1.08%	0.95%	1.04%
56	1.25%	1.33%	1.22%	0.97%	1.17%	1.04%	1.01%	0.83%	1.06%	1.10%	1.15%	0.95%	1.00%	1.18%	1.20%	1.10%	0.98%	1.10%	1.18%

Annex II - 71

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4	2022 Q1
57	1.05%	1.02%	0.91%	1.10%	1.02%	1.09%	0.87%	1.00%	0.80%	1.14%	1.09%	1.05%	0.93%	1.12%	1.12%	0.98%	1.12%	1.10%	1.03%
58	1.13%	0.75%	0.94%	1.06%	0.77%	1.07%	1.18%	1.09%	1.08%	1.26%	0.90%	1.08%	1.06%	1.06%	1.06%	1.10%	1.04%	1.17%
59	1.19%	1.01%	1.04%	1.18%	1.11%	1.10%	1.02%	1.08%	1.22%	1.16%	1.05%	1.21%	1.22%	1.16%	1.04%	1.11%	1.12%	1.09%
60	1.24%	1.07%	0.76%	0.91%	1.12%	1.15%	0.87%	0.82%	1.17%	1.00%	1.00%	0.91%	1.21%	1.26%	1.11%	1.03%	1.19%	1.06%
61	1.32%	1.13%	0.82%	1.14%	0.93%	1.12%	1.08%	0.79%	1.19%	1.18%	1.11%	1.03%	1.18%	1.09%	1.03%	1.10%	1.19%
62	1.18%	1.16%	1.25%	1.08%	1.31%	1.11%	1.08%	0.96%	1.06%	1.01%	1.07%	1.11%	1.15%	1.21%	1.00%	1.15%	1.11%
63	0.97%	0.87%	0.71%	1.24%	0.89%	1.00%	0.80%	1.18%	1.03%	1.00%	1.05%	1.19%	1.23%	1.14%	1.11%	1.15%	1.14%
64	0.99%	1.09%	0.56%	0.92%	1.09%	0.90%	1.21%	1.09%	1.16%	1.05%	1.19%	0.92%	1.19%	1.09%	1.12%	1.15%
65	1.29%	1.08%	1.11%	1.22%	0.93%	1.02%	1.06%	1.25%	1.22%	1.11%	1.22%	1.16%	1.22%	0.93%	1.09%	1.14%
66	1.06%	1.15%	1.26%	1.19%	1.13%	1.19%	1.19%	1.19%	1.01%	1.12%	1.17%	1.05%	0.99%	1.04%	1.20%	1.09%
67	1.20%	1.10%	1.33%	1.19%	0.79%	1.23%	1.27%	1.13%	1.23%	1.11%	1.20%	1.14%	0.99%	1.09%	1.19%
68	1.13%	1.13%	1.01%	1.15%	1.12%	1.25%	1.01%	1.21%	1.24%	1.27%	1.22%	1.23%	1.27%	1.19%	1.21%
69	1.01%	1.17%	1.12%	1.14%	1.06%	1.21%	1.23%	1.21%	1.23%	1.24%	0.94%	1.19%	1.15%	1.17%	1.11%
70	1.14%	1.30%	1.23%	1.18%	1.31%	1.29%	1.25%	1.30%	1.27%	1.22%	1.28%	1.21%	1.25%	1.26%
71	1.08%	1.33%	1.34%	1.34%	1.29%	1.36%	1.29%	1.32%	1.31%	1.27%	1.27%	1.30%	1.29%	1.22%
72	1.33%	1.17%	1.37%	1.52%	1.26%	1.07%	0.66%	1.29%	1.31%	1.19%	1.77%	2.17%	1.82%	1.23%

Annex II - 72

ABS Total (Continued)

Months On Books	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	1.64%	1.89%	1.62%	1.63%	1.78%	1.24%	1.07%	1.26%	1.86%	1.75%	1.55%	1.79%	1.21%	1.29%	0.98%	1.16%	1.12%
1	4.51%	4.69%	4.68%	3.85%	3.98%	3.06%	2.57%	3.14%	3.42%	4.15%	3.68%	4.78%	3.53%	3.43%	2.61%	3.07%
2	3.66%	2.99%	2.84%	3.47%	2.63%	2.58%	1.89%	2.77%	3.20%	2.68%	2.99%	3.40%	2.60%	2.34%	2.00%	2.14%
3	2.46%	2.28%	2.39%	2.12%	2.13%	1.79%	1.93%	2.52%	2.40%	2.57%	2.70%	2.94%	1.96%	1.97%	1.66%	1.78%
4	2.25%	1.87%	2.29%	2.26%	1.80%	1.67%	2.19%	2.09%	2.67%	2.44%	2.20%	2.60%	1.98%	1.98%	1.88%
5	1.50%	1.55%	1.99%	2.15%	1.54%	1.95%	1.90%	1.82%	2.18%	2.20%	2.16%	2.50%	1.97%	1.82%	1.73%
6	1.57%	1.65%	1.62%	1.72%	1.35%	1.76%	1.81%	1.67%	2.05%	2.15%	2.16%	2.18%	2.03%	1.63%	1.74%
7	1.32%	1.70%	1.95%	1.35%	1.30%	1.55%	1.41%	1.71%	2.06%	2.18%	2.03%	1.88%	1.64%	1.78%
8	1.36%	1.43%	1.60%	1.35%	1.17%	1.51%	1.49%	1.98%	1.64%	2.31%	2.04%	2.10%	1.83%	1.62%
9	1.38%	1.50%	1.19%	1.43%	1.44%	1.58%	1.46%	1.67%	1.83%	2.12%	1.90%	1.96%	1.58%	1.70%
10	1.27%	1.39%	1.64%	1.30%	1.58%	1.67%	1.49%	1.43%	1.86%	1.86%	1.87%	1.74%	1.91%
11	1.17%	1.38%	1.31%	1.38%	1.70%	1.30%	1.28%	1.62%	2.13%	2.08%	1.65%	1.83%	1.76%
12	1.24%	1.25%	1.23%	1.34%	1.36%	1.75%	1.47%	1.83%	2.11%	1.73%	1.82%	1.70%	1.59%
13	1.36%	1.14%	1.50%	1.36%	1.34%	1.31%	1.33%	1.84%	1.79%	1.65%	1.67%	1.79%
14	1.19%	0.98%	1.00%	1.17%	1.29%	1.43%	1.36%	1.67%	1.78%	1.86%	1.53%	1.83%
15	1.12%	0.94%	1.55%	1.12%	1.25%	1.35%	1.26%	1.58%	1.56%	1.49%	1.38%	1.93%
16	0.97%	1.06%	1.24%	1.39%	1.25%	1.18%	1.54%	1.71%	1.58%	1.63%	1.65%
17	1.13%	1.09%	1.25%	1.26%	1.37%	1.27%	1.53%	1.55%	1.40%	1.49%	1.56%
18	1.02%	0.96%	1.27%	1.42%	1.48%	1.35%	1.32%	1.37%	1.54%	1.66%	1.64%
19	0.87%	1.06%	1.25%	1.38%	1.22%	1.27%	1.54%	1.45%	1.38%	1.48%
20	0.80%	1.13%	1.31%	0.98%	1.29%	1.63%	1.44%	1.51%	1.24%	1.63%
21	0.93%	1.05%	1.34%	0.93%	1.36%	1.41%	1.29%	1.30%	1.38%	1.64%
22	1.12%	1.18%	1.30%	1.31%	1.55%	1.39%	1.28%	1.09%	1.48%
23	1.12%	1.10%	1.35%	1.16%	1.34%	1.41%	1.40%	1.48%	1.40%
24	1.18%	1.22%	1.43%	1.44%	1.42%	1.63%	1.36%	1.43%	1.37%
25	1.11%	1.25%	1.18%	1.59%	1.32%	1.38%	1.37%	1.45%
26	1.17%	1.13%	1.15%	1.33%	1.49%	1.25%	1.24%	1.44%
27	1.15%	1.29%	1.15%	1.42%	1.42%	1.29%	1.26%	1.31%
28	1.25%	1.19%	1.21%	1.35%	1.23%	1.03%	1.32%
29	1.13%	1.01%	1.37%	1.21%	1.42%	1.27%	1.35%
30	1.11%	1.15%	1.18%	1.31%	1.30%	1.27%	1.22%
31	1.11%	1.18%	1.03%	1.31%	1.22%	1.24%
32	1.07%	1.30%	1.32%	1.32%	1.31%	1.46%
33	1.21%	1.21%	1.14%	1.19%	1.22%	1.37%
34	1.18%	1.22%	1.16%	1.32%	1.33%
35	1.17%	1.24%	1.03%	1.31%	1.29%
36	1.27%	1.26%	1.27%	1.32%	1.25%
37	1.17%	1.21%	1.25%	1.31%
38	1.19%	1.05%	1.05%	1.34%
39	1.22%	1.15%	1.18%	1.28%
40	1.11%	1.12%	1.25%
41	1.17%	1.05%	1.16%
42	1.10%	1.24%	1.25%
43	1.10%	1.17%
44	1.13%	1.28%
45	1.16%	1.01%
46	1.08%
47	1.24%
48	1.28%

Annex II - 73

ABS Voluntary

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	1.12%	1.73%	1.58%	1.17%	0.94%	1.08%	1.21%	1.40%	0.71%	1.08%	0.90%	1.52%	1.26%	1.01%	1.17%	0.79%	0.92%	0.80%	0.86%	1.48%
1	2.19%	2.61%	4.39%	3.89%	3.84%	3.67%	2.64%	2.67%	2.62%	3.17%	3.12%	3.26%	2.82%	2.30%	2.41%	1.87%	2.79%	3.00%	2.78%	3.83%
2	0.91%	1.24%	1.00%	2.73%	3.54%	2.10%	1.30%	1.99%	1.98%	1.98%	2.46%	2.07%	1.55%	2.17%	1.78%	1.71%	2.23%	2.48%	2.14%	2.93%
3	1.67%	1.33%	2.10%	1.95%	1.82%	2.05%	1.35%	1.65%	1.32%	1.05%	1.78%	1.58%	1.57%	1.99%	1.61%	1.55%	1.89%	2.34%	1.83%	2.51%
4	0.98%	1.03%	1.37%	0.79%	1.40%	1.29%	1.08%	1.12%	1.34%	1.01%	1.40%	1.42%	1.69%	1.86%	1.54%	1.77%	2.12%	2.01%	1.98%	2.55%
5	1.18%	0.71%	1.17%	0.92%	1.33%	0.82%	0.59%	1.09%	1.46%	1.10%	0.96%	1.45%	1.84%	1.31%	1.57%	2.00%	1.89%	2.08%	1.66%	2.06%
6	0.47%	0.64%	0.66%	0.95%	1.15%	0.91%	0.56%	1.57%	1.40%	1.39%	1.06%	1.34%	1.83%	1.41%	1.97%	1.86%	2.02%	1.68%	1.73%	1.87%
7	1.12%	0.44%	1.36%	0.94%	0.89%	1.02%	0.77%	0.72%	1.14%	1.22%	1.79%	1.90%	1.83%	1.60%	1.68%	1.56%	2.03%	1.96%	1.62%	1.75%
8	1.28%	0.92%	1.38%	1.94%	0.76%	0.77%	1.35%	1.14%	1.29%	1.07%	1.39%	1.55%	1.59%	1.28%	2.00%	1.85%	1.92%	1.68%	1.61%	1.78%
9	0.84%	0.90%	0.50%	1.42%	1.20%	1.19%	0.75%	1.37%	0.75%	0.94%	1.50%	1.49%	1.45%	1.98%	1.80%	1.91%	1.81%	1.61%	1.54%	1.64%
10	0.88%	0.93%	0.65%	1.17%	0.58%	1.11%	1.37%	1.47%	1.33%	1.25%	1.32%	1.37%	1.50%	1.77%	1.84%	1.77%	1.86%	1.60%	1.59%	1.32%
11	1.25%	1.15%	1.06%	0.62%	0.77%	0.81%	0.88%	1.05%	1.38%	1.00%	1.23%	1.06%	1.87%	1.67%	1.90%	1.49%	1.89%	1.91%	1.48%	1.26%
12	1.20%	0.74%	1.62%	0.97%	1.28%	0.99%	0.99%	0.97%	1.05%	1.24%	1.43%	1.26%	1.53%	1.61%	1.95%	1.77%	2.06%	1.75%	1.48%	1.34%
13	1.42%	1.24%	1.15%	1.09%	0.93%	1.13%	1.17%	1.39%	0.95%	1.30%	1.37%	1.17%	1.86%	1.21%	1.60%	1.65%	1.58%	1.38%	1.30%	1.06%
14	1.12%	1.41%	0.72%	0.80%	1.60%	0.93%	0.91%	1.42%	0.99%	1.24%	1.48%	1.49%	1.47%	1.54%	1.66%	1.59%	1.61%	1.43%	0.98%	0.94%
15	1.63%	1.26%	1.32%	0.92%	1.61%	1.76%	1.33%	1.25%	1.17%	1.50%	1.14%	1.54%	1.81%	1.78%	1.68%	1.51%	1.46%	1.36%	1.04%	0.98%
16	0.90%	0.92%	1.07%	0.57%	0.54%	0.90%	1.22%	1.44%	0.85%	1.88%	1.41%	1.75%	1.65%	1.50%	1.63%	1.53%	1.39%	1.26%	0.96%	1.02%
17	1.18%	0.96%	1.22%	0.89%	1.14%	1.20%	1.05%	1.09%	1.14%	1.47%	1.29%	1.57%	1.75%	1.33%	1.68%	1.72%	1.65%	1.01%	0.89%	1.13%
18	0.47%	0.89%	1.13%	0.97%	1.70%	1.50%	1.26%	0.87%	1.62%	1.42%	1.94%	1.38%	1.23%	1.60%	1.55%	1.34%	1.19%	1.07%	0.89%	1.16%
19	0.97%	0.91%	1.13%	1.45%	1.57%	1.07%	1.18%	1.14%	1.27%	1.59%	1.72%	1.73%	1.55%	1.53%	1.51%	1.44%	1.19%	0.98%	0.88%	0.96%
20	1.68%	1.04%	0.94%	1.31%	1.34%	1.65%	0.97%	1.32%	1.42%	1.32%	1.54%	1.85%	1.34%	1.48%	1.69%	1.51%	0.98%	0.91%	1.05%	1.08%
21	0.99%	1.38%	1.21%	1.28%	1.31%	0.94%	1.16%	1.04%	1.55%	1.32%	1.71%	1.72%	1.89%	1.53%	1.16%	1.54%	1.05%	1.00%	1.08%	0.89%
22	0.66%	1.02%	1.48%	1.13%	0.86%	1.35%	1.13%	1.27%	1.16%	1.43%	1.46%	1.77%	1.22%	1.31%	1.22%	1.12%	0.97%	1.05%	0.96%	1.16%
23	1.12%	0.93%	0.83%	1.50%	1.45%	1.05%	1.46%	1.59%	1.43%	1.38%	1.55%	1.63%	1.21%	1.62%	1.53%	1.22%	0.92%	1.08%	0.94%	0.99%
24	0.65%	1.12%	1.02%	1.33%	1.18%	1.25%	1.72%	1.76%	1.48%	1.71%	1.57%	1.59%	1.79%	1.40%	1.15%	1.08%	1.11%	1.20%	0.98%	0.93%
25	1.73%	1.38%	1.13%	1.25%	0.99%	1.50%	1.32%	1.59%	1.78%	1.29%	1.56%	1.56%	1.39%	1.13%	1.33%	0.90%	1.03%	1.27%	0.94%	0.94%
26	0.60%	1.25%	1.50%	1.14%	0.86%	1.44%	1.28%	1.33%	1.47%	1.63%	1.48%	1.10%	1.45%	1.14%	1.18%	0.90%	0.96%	0.98%	0.81%	0.94%
27	1.46%	1.48%	0.83%	1.18%	1.17%	1.27%	1.51%	1.28%	1.31%	1.45%	1.39%	1.43%	1.57%	1.27%	1.06%	0.97%	0.95%	0.95%	0.81%	0.99%
28	0.84%	0.88%	1.14%	0.66%	1.46%	1.28%	1.44%	1.59%	1.55%	1.60%	1.28%	1.61%	1.45%	1.22%	1.08%	1.16%	1.08%	0.86%	0.93%	1.03%
29	1.40%	1.27%	0.51%	1.39%	1.61%	1.05%	1.43%	1.16%	1.34%	1.31%	1.29%	1.45%	1.48%	1.20%	0.98%	0.93%	1.16%	1.11%	0.86%	1.04%
30	0.74%	1.45%	1.11%	1.01%	1.01%	1.24%	1.45%	1.40%	1.36%	1.20%	1.13%	1.38%	1.40%	1.04%	0.93%	1.02%	1.09%	0.89%	1.00%	0.96%
31	1.37%	1.16%	0.74%	1.32%	1.43%	1.43%	1.51%	1.64%	1.21%	1.14%	1.26%	1.29%	0.98%	0.90%	1.13%	1.19%	0.98%	0.97%	1.03%	0.97%
32	1.16%	1.46%	1.04%	0.77%	0.95%	1.48%	1.50%	0.93%	1.19%	1.32%	1.00%	1.09%	1.06%	1.16%	1.23%	1.12%	0.96%	0.93%	1.08%	0.93%
33	1.10%	0.82%	1.18%	1.13%	0.68%	1.27%	1.62%	1.37%	1.14%	1.48%	1.12%	0.82%	1.08%	0.96%	1.03%	1.03%	0.76%	0.97%	1.05%	1.03%
34	1.66%	0.90%	1.00%	1.18%	1.41%	1.07%	1.47%	1.34%	1.32%	1.17%	1.14%	1.32%	1.11%	0.90%	1.21%	1.02%	1.12%	1.08%	1.00%	1.03%
35	0.92%	1.19%	1.14%	1.37%	1.21%	1.72%	1.27%	1.13%	1.21%	1.38%	1.17%	1.03%	0.58%	0.90%	1.14%	0.91%	1.05%	1.19%	0.99%	1.02%
36	1.43%	0.80%	1.33%	1.40%	1.41%	1.35%	1.45%	1.29%	1.29%	1.31%	1.16%	1.18%	1.07%	1.25%	0.95%	1.04%	1.18%	1.03%	1.03%	0.93%
37	0.70%	1.28%	0.70%	1.24%	1.52%	1.51%	1.17%	1.52%	1.42%	1.36%	1.27%	1.20%	0.98%	1.12%	1.02%	0.95%	1.02%	1.00%	1.01%	1.03%
38	1.08%	0.81%	1.07%	1.19%	1.41%	1.18%	1.31%	1.11%	1.31%	1.20%	0.81%	0.89%	0.90%	1.11%	0.99%	0.90%	1.11%	1.01%	1.16%	1.10%
39	1.48%	0.99%	1.61%	1.39%	1.18%	1.31%	1.15%	1.13%	1.32%	1.11%	0.95%	1.11%	1.10%	0.82%	0.99%	1.09%	0.94%	0.96%	1.11%	1.12%
40	1.42%	1.19%	1.14%	1.37%	1.05%	1.38%	0.79%	1.30%	1.25%	1.06%	1.02%	1.05%	1.13%	0.96%	0.90%	0.94%	1.16%	1.01%	0.94%	1.18%
41	1.12%	1.39%	1.58%	1.30%	1.16%	1.27%	1.27%	1.47%	1.12%	0.90%	0.95%	1.04%	1.18%	0.82%	0.68%	1.07%	1.13%	0.88%	1.06%	1.18%
42	1.25%	1.14%	0.58%	1.43%	0.97%	1.19%	1.23%	1.20%	0.95%	0.94%	0.86%	1.09%	0.85%	1.10%	0.93%	0.94%	1.08%	0.88%	1.05%	1.14%
43	0.80%	1.24%	1.57%	1.38%	0.71%	1.06%	1.40%	1.09%	0.98%	1.16%	1.04%	0.97%	1.15%	0.96%	1.07%	1.04%	0.87%	1.02%	1.09%	1.08%
44	0.91%	1.14%	0.93%	1.25%	0.75%	1.23%	1.28%	1.47%	1.09%	0.70%	1.12%	1.12%	1.06%	1.04%	1.07%	0.91%	0.97%	0.96%	1.07%	1.05%
45	1.24%	1.28%	0.87%	1.30%	1.20%	1.29%	1.12%	1.02%	0.67%	1.10%	1.05%	1.12%	0.70%	1.21%	1.09%	1.08%	1.21%	1.11%	1.11%	1.19%
46	1.46%	1.49%	1.18%	1.49%	1.36%	1.27%	0.99%	1.06%	0.87%	1.04%	1.30%	1.12%	0.90%	1.03%	1.01%	1.04%	0.95%	1.03%	1.07%	1.13%
47	0.68%	1.40%	0.60%	0.71%	1.34%	1.14%	1.24%	1.13%	1.00%	1.04%	1.05%	1.11%	1.15%	0.98%	0.97%	0.94%	1.06%	1.14%	1.11%	1.09%
48	0.99%	1.09%	0.90%	0.54%	1.38%	1.26%	1.02%	1.09%	0.99%	1.06%	1.12%	0.86%	1.03%	1.20%	0.93%	0.98%	1.11%	1.09%	1.15%	1.03%
49	1.26%	1.22%	1.30%	1.30%	1.55%	1.08%	1.08%	0.67%	0.95%	1.00%	0.90%	1.20%	1.13%	0.94%	0.88%	1.04%	1.08%	1.05%	1.17%	1.11%
50	1.33%	1.23%	1.17%	0.92%	1.35%	0.51%	0.91%	0.98%	0.99%	1.17%	0.95%	0.88%	1.19%	0.95%	0.95%	1.01%	1.07%	1.09%	1.01%	1.07%
51	1.30%	1.38%	1.30%	1.44%	1.19%	1.06%	0.81%	0.93%	1.00%	1.15%	1.09%	1.17%	1.20%	1.05%	0.93%	1.04%	0.99%	1.04%	0.98%	1.04%
52	0.75%	1.16%	1.22%	1.26%	1.09%	1.12%	1.15%	0.98%	1.22%	0.98%	0.65%	1.08%	1.17%	1.13%	0.97%	1.12%	1.15%	1.11%	1.01%	1.16%
53	0.91%	0.96%	0.77%	1.29%	1.26%	0.91%	1.07%	0.85%	0.96%	0.96%	1.16%	0.99%	0.86%	1.02%	1.03%	1.00%	1.06%	0.90%	1.07%	1.02%
54	1.12%	1.10%	1.22%	1.02%	1.13%	1.10%	0.90%	0.75%	1.02%	0.91%	1.01%	1.09%	0.97%	0.93%	1.07%	1.11%	1.06%	1.01%	1.10%	1.02%
55	0.88%	1.30%	0.89%	1.29%	0.42%	0.94%	0.80%	0.97%	1.07%	0.97%	1.21%	1.22%	0.81%	1.01%	1.11%	1.14%	1.06%	0.95%	1.03%
56	1.25%	1.33%	1.22%	0.97%	1.17%	1.04%	1.01%	0.83%	1.06%	1.10%	1.13%	0.95%	1.00%	1.18%	1.14%	1.07%	0.96%	1.09%	1.18%
57	1.05%	1.02%	0.91%	1.10%	1.02%	1.09%	0.87%	0.94%	0.80%	1.12%	1.09%	1.05%	0.93%	1.12%	1.08%	0.98%	1.11%	1.08%	1.01%

Annex II - 74

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
58	1.13%	0.75%	0.80%	1.06%	0.77%	1.07%	1.18%	1.09%	1.08%	1.26%	0.90%	1.08%	1.06%	1.05%	1.03%	1.09%	1.03%	1.17%
59	1.19%	1.01%	1.04%	1.10%	1.11%	1.10%	1.02%	1.08%	1.22%	1.16%	1.05%	1.17%	1.22%	1.16%	1.03%	1.09%	1.10%	1.07%
60	1.24%	1.07%	0.76%	0.91%	1.12%	1.15%	0.87%	0.82%	1.17%	1.00%	0.92%	0.91%	1.19%	1.26%	1.08%	1.01%	1.18%	1.05%
61	1.32%	1.13%	0.82%	1.14%	0.93%	1.12%	1.08%	0.67%	1.19%	1.18%	1.09%	1.03%	1.18%	1.06%	1.02%	1.09%	1.18%
62	1.18%	1.16%	1.14%	1.06%	1.25%	1.11%	1.08%	0.96%	1.06%	1.01%	1.07%	1.11%	1.15%	1.19%	1.00%	1.15%	1.10%
63	0.97%	0.87%	0.71%	1.24%	0.89%	1.00%	0.80%	1.18%	1.03%	1.00%	1.05%	1.19%	1.18%	1.13%	1.11%	1.14%	1.12%
64	0.99%	1.09%	0.56%	0.92%	1.09%	0.90%	1.21%	1.09%	1.09%	1.05%	1.19%	0.92%	1.19%	1.09%	1.09%	1.15%
65	1.25%	1.08%	1.11%	1.22%	0.93%	1.02%	1.06%	1.25%	1.22%	1.11%	1.22%	1.16%	1.22%	0.87%	1.09%	1.13%
66	1.06%	1.03%	1.22%	1.19%	1.13%	1.19%	1.17%	1.19%	1.01%	1.10%	1.17%	1.02%	0.99%	1.04%	1.18%	1.08%
67	1.20%	1.10%	1.33%	1.19%	0.79%	1.23%	1.27%	1.13%	1.22%	1.09%	1.20%	1.14%	0.99%	1.09%	1.18%
68	1.13%	1.13%	1.01%	1.15%	1.12%	1.25%	1.01%	1.21%	1.24%	1.27%	1.22%	1.23%	1.24%	1.18%	1.21%
69	1.01%	1.17%	1.12%	1.14%	1.06%	1.21%	1.18%	1.21%	1.23%	1.24%	0.94%	1.16%	1.15%	1.15%	1.11%
70	1.14%	1.30%	1.23%	1.18%	1.31%	1.29%	1.25%	1.29%	1.27%	1.22%	1.28%	1.21%	1.23%	1.25%
71	1.08%	1.33%	1.34%	1.34%	1.29%	1.36%	1.29%	1.32%	1.31%	1.27%	1.27%	1.30%	1.29%	1.22%
72	1.33%	1.17%	1.74%	1.52%	1.11%	1.07%	0.66%	1.15%	1.26%	1.19%	1.77%	2.17%	1.82%	1.23%

Annex II - 75

ABS Voluntary (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	1.19%	1.64%	1.89%	1.62%	1.63%	1.78%	1.24%	1.07%	1.26%	1.86%	1.75%	1.55%	1.79%	1.21%	1.29%	0.98%	1.16%	1.12%
1	3.15%	4.51%	4.69%	4.68%	3.85%	3.98%	3.06%	2.57%	3.14%	3.42%	4.15%	3.68%	4.78%	3.53%	3.43%	2.61%	3.07%
2	2.48%	3.66%	2.99%	2.84%	3.47%	2.61%	2.58%	1.89%	2.77%	3.20%	2.67%	2.97%	3.40%	2.60%	2.34%	2.00%	2.12%
3	1.95%	2.46%	2.28%	2.39%	2.11%	2.13%	1.79%	1.93%	2.52%	2.40%	2.56%	2.70%	2.91%	1.96%	1.97%	1.66%	1.78%
4	1.65%	2.25%	1.85%	2.29%	2.25%	1.80%	1.64%	2.19%	2.07%	2.67%	2.44%	2.20%	2.60%	1.97%	1.98%	1.88%
5	1.72%	1.48%	1.54%	1.98%	2.15%	1.51%	1.92%	1.85%	1.80%	2.16%	2.20%	2.16%	2.49%	1.97%	1.80%	1.70%
6	1.48%	1.56%	1.62%	1.62%	1.66%	1.35%	1.76%	1.78%	1.67%	2.02%	2.11%	2.15%	2.17%	1.99%	1.60%	1.71%
7	1.46%	1.31%	1.70%	1.92%	1.34%	1.27%	1.54%	1.40%	1.70%	2.02%	2.14%	1.99%	1.86%	1.62%	1.76%
8	0.99%	1.36%	1.40%	1.58%	1.33%	1.12%	1.47%	1.42%	1.91%	1.60%	2.29%	2.01%	2.06%	1.81%	1.60%
9	1.11%	1.32%	1.47%	1.17%	1.38%	1.41%	1.55%	1.42%	1.65%	1.79%	2.08%	1.88%	1.91%	1.55%	1.69%
10	1.01%	1.25%	1.38%	1.60%	1.24%	1.55%	1.66%	1.45%	1.42%	1.83%	1.82%	1.84%	1.70%	1.86%
11	0.79%	1.15%	1.35%	1.27%	1.35%	1.66%	1.26%	1.25%	1.57%	2.05%	2.04%	1.62%	1.78%	1.74%
12	0.96%	1.21%	1.24%	1.20%	1.33%	1.33%	1.74%	1.42%	1.80%	2.06%	1.70%	1.77%	1.67%	1.54%
13	0.92%	1.32%	1.13%	1.48%	1.31%	1.27%	1.28%	1.29%	1.78%	1.70%	1.61%	1.65%	1.74%
14	1.19%	1.16%	0.93%	1.00%	1.15%	1.23%	1.40%	1.32%	1.59%	1.70%	1.83%	1.51%	1.81%
15	1.12%	1.10%	0.92%	1.52%	1.09%	1.22%	1.30%	1.20%	1.55%	1.53%	1.41%	1.33%	1.91%
16	1.06%	0.93%	1.01%	1.20%	1.33%	1.21%	1.14%	1.43%	1.64%	1.52%	1.55%	1.58%
17	1.12%	1.07%	1.06%	1.18%	1.21%	1.28%	1.21%	1.48%	1.48%	1.36%	1.39%	1.50%
18	0.98%	0.99%	0.93%	1.22%	1.34%	1.41%	1.31%	1.28%	1.30%	1.46%	1.59%	1.61%
19	0.97%	0.86%	1.01%	1.23%	1.32%	1.21%	1.15%	1.45%	1.40%	1.32%	1.41%
20	0.91%	0.76%	1.07%	1.27%	0.97%	1.22%	1.57%	1.40%	1.46%	1.17%	1.59%
21	0.91%	0.89%	1.00%	1.31%	0.89%	1.29%	1.31%	1.21%	1.24%	1.33%	1.57%
22	0.93%	1.07%	1.17%	1.27%	1.29%	1.50%	1.33%	1.26%	1.08%	1.37%
23	0.94%	1.09%	1.07%	1.30%	1.15%	1.30%	1.35%	1.33%	1.39%	1.34%
24	1.03%	1.16%	1.16%	1.39%	1.43%	1.37%	1.58%	1.21%	1.40%	1.32%
25	0.98%	1.05%	1.21%	1.14%	1.51%	1.27%	1.35%	1.33%	1.38%
26	0.96%	1.11%	1.09%	1.14%	1.24%	1.44%	1.19%	1.17%	1.35%
27	0.79%	1.11%	1.25%	1.13%	1.28%	1.41%	1.26%	1.17%	1.23%
28	1.02%	1.21%	1.14%	1.16%	1.33%	1.21%	0.98%	1.29%
29	0.96%	1.09%	0.95%	1.30%	1.17%	1.31%	1.24%	1.28%
30	1.09%	1.09%	1.12%	1.12%	1.22%	1.25%	1.19%	1.15%
31	1.14%	1.07%	1.16%	1.00%	1.24%	1.19%	1.20%
32	1.09%	0.99%	1.24%	1.26%	1.29%	1.24%	1.43%
33	1.16%	1.19%	1.15%	1.14%	1.07%	1.21%	1.30%
34	1.01%	1.17%	1.17%	1.11%	1.25%	1.30%
35	0.98%	1.15%	1.20%	1.02%	1.28%	1.27%
36	1.15%	1.27%	1.24%	1.21%	1.29%	1.24%
37	1.04%	1.13%	1.18%	1.24%	1.29%
38	1.21%	1.16%	1.02%	1.03%	1.29%
39	1.18%	1.19%	1.12%	1.16%	1.23%
40	1.17%	1.08%	1.06%	1.18%
41	1.16%	1.13%	1.01%	1.12%
42	1.15%	1.08%	1.23%	1.19%
43	1.12%	1.04%	1.16%
44	0.99%	1.09%	1.24%
45	1.11%	1.14%	0.97%
46	1.04%	1.05%
47	1.07%	1.22%
48	1.20%	1.26%
49	1.08%
50	1.20%
51	1.20%

Annex II - 76

Deal Score 90-100

Origination Trends

	Wtd. Avg. FICO® Score	Wtd. Avg. APR	Wtd. Avg. Orig. Term (months)	Wtd. Avg. PTI	Wtd. Avg. Down Pmt.	Wtd. Avg. Amt. Fin.	Loan Count	Agg. Amt. Fin.
2017 Q1	807	3.44%	63	4.19%	$4,198	$14,499	805	$11,671,703
2017 Q2	808	3.44%	64	4.15%	$3,989	$15,136	851	$12,881,161
2017 Q3	809	3.79%	64	4.19%	$4,171	$14,703	871	$12,806,088
2017 Q4	814	3.79%	63	4.21%	$4,923	$15,177	851	$12,915,468
2018 Q1	812	4.34%	62	4.14%	$5,253	$14,728	956	$14,079,870
2018 Q2	810	4.18%	63	4.38%	$5,285	$15,917	1,525	$24,273,665
2018 Q3	811	4.26%	64	4.17%	$5,339	$15,647	1,677	$26,240,562
2018 Q4	813	4.60%	64	4.31%	$4,828	$16,145	1,692	$27,316,873
2019 Q1	813	4.23%	64	4.38%	$4,731	$16,632	2,355	$39,167,995
2019 Q2	816	4.39%	64	4.31%	$5,170	$16,908	3,001	$50,739,532
2019 Q3	800	4.66%	64	4.45%	$6,450	$17,622	3,205	$56,477,363
2019 Q4	796	4.92%	64	4.34%	$6,410	$17,029	3,019	$51,409,787
2020 Q1	792	4.87%	64	4.42%	$6,158	$16,582	2,989	$49,562,837
2020 Q2	794	5.38%	65	4.46%	$6,047	$15,437	3,092	$47,730,337
2020 Q3	785	5.57%	66	5.22%	$6,885	$18,259	6,022	$109,956,350
2020 Q4	787	4.91%	66	5.25%	$7,054	$19,095	7,204	$137,559,590
2021 Q1	783	4.96%	66	4.84%	$7,891	$16,881	5,907	$99,718,833
2021 Q2	781	4.80%	68	5.23%	$9,714	$19,135	8,618	$164,909,257
2021 Q3	779	4.67%	68	5.30%	$9,643	$20,040	8,851	$177,376,177
2021 Q4	779	5.07%	68	5.25%	$11,721	$19,490	9,172	$178,759,319
2022 Q1	789	4.52%	68	5.16%	$11,487	$21,947	8,097	$177,703,674
2022 Q2	786	6.32%	68	5.06%	$11,803	$19,980	7,618	$152,204,153
2022 Q3	784	7.49%	68	5.05%	$11,103	$19,515	5,963	$116,366,610
2022 Q4	789	8.44%	68	4.77%	$11,410	$18,966	4,918	$93,273,004
2023 Q1	789	8.57%	69	4.84%	$10,272	$19,658	4,910	$96,519,458
2023 Q2	793	8.29%	70	5.05%	$10,585	$21,627	6,490	$140,358,751
2023 Q3	770	9.35%	70	5.58%	$8,720	$21,319	9,202	$196,181,812
2023 Q4	759	9.67%	71	5.75%	$7,909	$21,952	9,935	$218,092,206
2024 Q1	762	10.07%	71	5.76%	$8,273	$22,069	11,075	$244,419,656
2024 Q2	758	10.57%	71	5.58%	$8,749	$21,968	11,124	$244,368,361
2024 Q3	755	10.63%	71	5.63%	$8,385	$22,300	12,494	$278,619,857
2024 Q4	773	10.27%	72	5.82%	$8,266	$22,267	12,643	$281,527,491
2025 Q1	770	10.30%	72	5.79%	$7,871	$22,335	14,090	$314,705,599
2025 Q2	772	9.05%	73	5.75%	$8,205	$23,413	15,841	$370,886,696
2025 Q3	777	8.35%	73	5.57%	$8,035	$23,961	18,643	$446,707,371
2025 Q4	782	7.57%	74	5.26%	$7,136	$24,053	20,958	$504,099,955
2026 Q1	787	7.45%	74	5.34%	$7,258	$25,080	22,801	$571,860,444
2026 Q2	784	7.50%	74	5.58%	$8,072	$26,505	26,244	$695,590,351

Annex II - 77

Cumulative Gross Loss

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.12%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.12%	0.12%	0.06%	0.00%	0.00%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.00%	0.01%
3	0.00%	0.20%	0.00%	0.00%	0.00%	0.00%	0.00%	0.12%	0.12%	0.06%	0.00%	0.00%	0.05%	0.06%	0.03%	0.01%	0.00%	0.00%	0.00%	0.01%
4	0.00%	0.20%	0.00%	0.00%	0.00%	0.00%	0.00%	0.20%	0.18%	0.06%	0.00%	0.00%	0.05%	0.06%	0.03%	0.01%	0.00%	0.00%	0.02%	0.01%
5	0.00%	0.20%	0.09%	0.19%	0.00%	0.00%	0.00%	0.30%	0.29%	0.16%	0.11%	0.00%	0.05%	0.06%	0.05%	0.04%	0.00%	0.01%	0.03%	0.02%
6	0.00%	0.20%	0.09%	0.19%	0.00%	0.00%	0.00%	0.30%	0.29%	0.16%	0.11%	0.00%	0.05%	0.14%	0.05%	0.05%	0.00%	0.01%	0.03%	0.02%
7	0.01%	0.20%	0.09%	0.19%	0.00%	0.00%	0.00%	0.30%	0.29%	0.16%	0.11%	0.00%	0.05%	0.21%	0.05%	0.06%	0.00%	0.02%	0.04%	0.02%
8	0.22%	0.20%	0.19%	0.35%	0.00%	0.00%	0.00%	0.30%	0.29%	0.16%	0.11%	0.02%	0.11%	0.23%	0.05%	0.06%	0.00%	0.02%	0.04%	0.01%
9	0.30%	0.20%	0.19%	0.35%	0.00%	0.00%	0.00%	0.30%	0.29%	0.16%	0.11%	0.04%	0.11%	0.23%	0.05%	0.06%	0.03%	0.02%	0.06%	0.01%
10	0.30%	0.20%	0.19%	0.35%	0.00%	0.00%	0.00%	0.30%	0.29%	0.19%	0.11%	0.04%	0.11%	0.29%	0.07%	0.06%	0.03%	0.02%	0.07%	0.01%
11	0.30%	0.20%	0.19%	0.35%	0.00%	0.00%	0.00%	0.30%	0.29%	0.19%	0.11%	0.04%	0.11%	0.33%	0.07%	0.06%	0.03%	0.02%	0.08%	0.03%
12	0.30%	0.20%	0.19%	0.35%	0.00%	0.00%	0.03%	0.30%	0.29%	0.19%	0.11%	0.05%	0.11%	0.33%	0.07%	0.06%	0.06%	0.02%	0.09%	0.03%
13	0.30%	0.20%	0.19%	0.35%	0.00%	0.00%	0.03%	0.30%	0.29%	0.19%	0.14%	0.05%	0.11%	0.34%	0.08%	0.07%	0.06%	0.04%	0.10%	0.03%
14	0.30%	0.20%	0.19%	0.35%	0.00%	0.00%	0.03%	0.30%	0.29%	0.19%	0.14%	0.05%	0.15%	0.34%	0.08%	0.07%	0.06%	0.04%	0.10%	0.03%
15	0.30%	0.20%	0.19%	0.35%	0.00%	0.00%	0.03%	0.35%	0.29%	0.19%	0.15%	0.05%	0.11%	0.34%	0.08%	0.07%	0.06%	0.06%	0.10%	0.03%
16	0.30%	0.20%	0.19%	0.35%	0.00%	0.00%	0.03%	0.35%	0.29%	0.20%	0.15%	0.05%	0.11%	0.34%	0.08%	0.07%	0.06%	0.06%	0.10%	0.03%
17	0.30%	0.20%	0.19%	0.35%	0.00%	0.00%	0.03%	0.35%	0.29%	0.20%	0.15%	0.05%	0.11%	0.34%	0.08%	0.07%	0.07%	0.06%	0.10%	0.07%
18	0.30%	0.20%	0.19%	0.35%	0.00%	0.00%	0.03%	0.35%	0.33%	0.20%	0.15%	0.10%	0.11%	0.34%	0.08%	0.07%	0.07%	0.06%	0.13%	0.07%
19	0.30%	0.20%	0.19%	0.35%	0.00%	0.00%	0.03%	0.35%	0.33%	0.20%	0.15%	0.10%	0.14%	0.34%	0.08%	0.10%	0.07%	0.07%	0.13%	0.08%
20	0.30%	0.20%	0.19%	0.35%	0.00%	0.00%	0.03%	0.35%	0.33%	0.24%	0.15%	0.10%	0.16%	0.34%	0.08%	0.11%	0.07%	0.07%	0.13%	0.10%
21	0.30%	0.20%	0.19%	0.35%	0.00%	0.00%	0.03%	0.35%	0.33%	0.24%	0.15%	0.10%	0.16%	0.34%	0.08%	0.12%	0.07%	0.07%	0.13%	0.10%
22	0.37%	0.20%	0.19%	0.35%	0.00%	0.00%	0.03%	0.35%	0.35%	0.27%	0.17%	0.13%	0.19%	0.34%	0.11%	0.12%	0.07%	0.07%	0.16%	0.11%
23	0.37%	0.27%	0.19%	0.35%	0.00%	0.00%	0.03%	0.43%	0.35%	0.27%	0.17%	0.13%	0.19%	0.34%	0.11%	0.14%	0.08%	0.07%	0.16%	0.12%
24	0.37%	0.27%	0.19%	0.35%	0.00%	0.00%	0.03%	0.43%	0.35%	0.27%	0.17%	0.13%	0.19%	0.34%	0.15%	0.14%	0.08%	0.07%	0.16%	0.12%
25	0.37%	0.27%	0.19%	0.35%	0.00%	0.00%	0.03%	0.43%	0.35%	0.27%	0.17%	0.13%	0.19%	0.34%	0.16%	0.14%	0.08%	0.07%	0.17%	0.12%
26	0.37%	0.27%	0.19%	0.35%	0.00%	0.00%	0.03%	0.49%	0.38%	0.27%	0.24%	0.13%	0.19%	0.34%	0.16%	0.14%	0.08%	0.07%	0.17%	0.13%
27	0.37%	0.27%	0.19%	0.35%	0.00%	0.00%	0.03%	0.54%	0.38%	0.27%	0.24%	0.13%	0.19%	0.34%	0.16%	0.14%	0.09%	0.07%	0.17%	0.13%
28	0.37%	0.27%	0.19%	0.35%	0.00%	0.00%	0.03%	0.54%	0.38%	0.27%	0.24%	0.15%	0.19%	0.34%	0.16%	0.14%	0.09%	0.08%	0.18%	0.13%
29	0.37%	0.27%	0.19%	0.35%	0.00%	0.00%	0.03%	0.57%	0.38%	0.27%	0.24%	0.15%	0.19%	0.34%	0.16%	0.14%	0.09%	0.08%	0.18%	0.15%
30	0.37%	0.27%	0.19%	0.35%	0.00%	0.00%	0.03%	0.57%	0.38%	0.27%	0.24%	0.15%	0.19%	0.36%	0.16%	0.14%	0.09%	0.08%	0.18%	0.16%
31	0.37%	0.27%	0.19%	0.35%	0.00%	0.00%	0.03%	0.57%	0.41%	0.27%	0.24%	0.15%	0.19%	0.36%	0.16%	0.14%	0.09%	0.09%	0.19%	0.16%
32	0.37%	0.27%	0.26%	0.35%	0.00%	0.00%	0.03%	0.57%	0.41%	0.27%	0.24%	0.15%	0.19%	0.36%	0.16%	0.14%	0.09%	0.09%	0.19%	0.16%
33	0.37%	0.27%	0.26%	0.35%	0.00%	0.00%	0.03%	0.57%	0.41%	0.27%	0.24%	0.15%	0.19%	0.36%	0.16%	0.14%	0.12%	0.10%	0.19%	0.16%
34	0.37%	0.27%	0.26%	0.35%	0.00%	0.00%	0.03%	0.62%	0.41%	0.29%	0.24%	0.15%	0.21%	0.36%	0.16%	0.14%	0.12%	0.11%	0.21%	0.17%
35	0.37%	0.27%	0.26%	0.35%	0.00%	0.00%	0.03%	0.62%	0.41%	0.29%	0.24%	0.15%	0.21%	0.36%	0.16%	0.14%	0.12%	0.11%	0.22%	0.18%
36	0.37%	0.27%	0.26%	0.35%	0.00%	0.00%	0.03%	0.62%	0.41%	0.29%	0.24%	0.15%	0.21%	0.36%	0.16%	0.14%	0.12%	0.11%	0.23%	0.20%
37	0.37%	0.27%	0.26%	0.35%	0.00%	0.00%	0.03%	0.62%	0.41%	0.29%	0.24%	0.15%	0.21%	0.36%	0.16%	0.14%	0.12%	0.11%	0.23%	0.22%
38	0.37%	0.27%	0.26%	0.35%	0.00%	0.00%	0.03%	0.62%	0.41%	0.29%	0.24%	0.15%	0.21%	0.36%	0.16%	0.15%	0.12%	0.11%	0.24%	0.22%
39	0.37%	0.27%	0.26%	0.35%	0.00%	0.00%	0.03%	0.62%	0.41%	0.30%	0.24%	0.15%	0.21%	0.36%	0.16%	0.15%	0.13%	0.11%	0.24%	0.22%
40	0.37%	0.27%	0.26%	0.35%	0.00%	0.00%	0.03%	0.62%	0.43%	0.30%	0.24%	0.16%	0.23%	0.36%	0.16%	0.18%	0.13%	0.11%	0.24%	0.23%
41	0.37%	0.27%	0.26%	0.35%	0.00%	0.00%	0.03%	0.62%	0.43%	0.30%	0.24%	0.16%	0.23%	0.37%	0.16%	0.18%	0.13%	0.12%	0.24%	0.25%
42	0.37%	0.27%	0.26%	0.35%	0.00%	0.00%	0.03%	0.62%	0.43%	0.30%	0.24%	0.16%	0.24%	0.38%	0.16%	0.18%	0.13%	0.13%	0.24%	0.26%
43	0.37%	0.27%	0.26%	0.35%	0.00%	0.00%	0.03%	0.62%	0.45%	0.30%	0.24%	0.16%	0.24%	0.38%	0.16%	0.18%	0.13%	0.13%	0.26%	0.27%
44	0.37%	0.27%	0.26%	0.35%	0.00%	0.00%	0.03%	0.62%	0.45%	0.30%	0.24%	0.16%	0.25%	0.38%	0.16%	0.18%	0.13%	0.14%	0.26%	0.27%
45	0.37%	0.27%	0.26%	0.35%	0.00%	0.00%	0.03%	0.62%	0.45%	0.30%	0.24%	0.16%	0.25%	0.38%	0.16%	0.19%	0.13%	0.14%	0.28%	0.27%
46	0.37%	0.27%	0.26%	0.35%	0.00%	0.00%	0.03%	0.62%	0.45%	0.30%	0.24%	0.16%	0.25%	0.39%	0.16%	0.19%	0.13%	0.14%	0.28%	0.27%
47	0.37%	0.27%	0.26%	0.35%	0.00%	0.00%	0.03%	0.63%	0.47%	0.30%	0.24%	0.16%	0.25%	0.39%	0.16%	0.19%	0.13%	0.14%	0.28%	0.27%
48	0.37%	0.27%	0.26%	0.35%	0.00%	0.00%	0.03%	0.63%	0.47%	0.30%	0.24%	0.16%	0.25%	0.39%	0.16%	0.20%	0.13%	0.14%	0.29%	0.29%
49	0.37%	0.27%	0.26%	0.35%	0.00%	0.00%	0.03%	0.63%	0.47%	0.30%	0.24%	0.16%	0.25%	0.41%	0.17%	0.20%	0.13%	0.14%	0.30%	0.29%
50	0.37%	0.27%	0.27%	0.35%	0.00%	0.00%	0.03%	0.63%	0.47%	0.28%	0.24%	0.16%	0.26%	0.41%	0.17%	0.21%	0.13%	0.14%	0.30%	0.29%
51	0.37%	0.27%	0.27%	0.35%	0.00%	0.00%	0.03%	0.63%	0.47%	0.28%	0.24%	0.16%	0.27%	0.41%	0.17%	0.22%	0.13%	0.14%	0.30%	0.30%
52	0.37%	0.27%	0.27%	0.35%	0.00%	0.00%	0.03%	0.63%	0.47%	0.28%	0.24%	0.16%	0.27%	0.41%	0.17%	0.22%	0.13%	0.14%	0.30%	0.31%
53	0.37%	0.27%	0.27%	0.35%	0.00%	0.00%	0.03%	0.63%	0.47%	0.28%	0.24%	0.16%	0.27%	0.41%	0.17%	0.22%	0.13%	0.14%	0.30%	0.31%
54	0.37%	0.27%	0.27%	0.35%	0.00%	0.00%	0.03%	0.63%	0.47%	0.28%	0.24%	0.16%	0.27%	0.41%	0.17%	0.22%	0.13%	0.15%	0.31%	0.31%
55	0.37%	0.27%	0.27%	0.35%	0.00%	0.00%	0.05%	0.63%	0.47%	0.28%	0.24%	0.16%	0.27%	0.41%	0.17%	0.22%	0.14%	0.15%	0.31%
56	0.37%	0.27%	0.27%	0.35%	0.00%	0.00%	0.05%	0.63%	0.47%	0.28%	0.24%	0.16%	0.27%	0.41%	0.17%	0.22%	0.14%	0.15%	0.31%
57	0.37%	0.27%	0.27%	0.38%	0.00%	0.00%	0.05%	0.63%	0.47%	0.28%	0.24%	0.16%	0.27%	0.41%	0.17%	0.22%	0.14%	0.15%	0.31%

Annex II - 78

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
58	0.37%	0.27%	0.27%	0.38%	0.00%	0.00%	0.05%	0.63%	0.47%	0.28%	0.24%	0.16%	0.27%	0.41%	0.18%	0.22%	0.14%	0.15%
59	0.37%	0.27%	0.27%	0.38%	0.00%	0.00%	0.05%	0.63%	0.47%	0.28%	0.24%	0.16%	0.27%	0.41%	0.18%	0.22%	0.14%	0.15%
60	0.37%	0.27%	0.27%	0.38%	0.00%	0.00%	0.05%	0.63%	0.47%	0.28%	0.24%	0.16%	0.27%	0.41%	0.18%	0.22%	0.14%	0.15%
61	0.37%	0.27%	0.27%	0.38%	0.00%	0.00%	0.05%	0.65%	0.47%	0.28%	0.24%	0.16%	0.27%	0.41%	0.18%	0.22%	0.14%
62	0.37%	0.27%	0.27%	0.38%	0.00%	0.00%	0.06%	0.65%	0.48%	0.28%	0.24%	0.16%	0.27%	0.41%	0.18%	0.22%	0.14%
63	0.37%	0.27%	0.27%	0.38%	0.00%	0.00%	0.06%	0.65%	0.48%	0.28%	0.24%	0.16%	0.27%	0.41%	0.18%	0.22%	0.14%
64	0.37%	0.27%	0.27%	0.38%	0.00%	0.00%	0.07%	0.65%	0.48%	0.28%	0.24%	0.16%	0.27%	0.41%	0.18%	0.23%
65	0.37%	0.27%	0.29%	0.38%	0.00%	0.00%	0.07%	0.65%	0.48%	0.28%	0.24%	0.16%	0.27%	0.41%	0.18%	0.23%
66	0.37%	0.27%	0.29%	0.38%	0.00%	0.00%	0.07%	0.65%	0.48%	0.28%	0.24%	0.16%	0.27%	0.41%	0.18%	0.23%
67	0.37%	0.27%	0.29%	0.38%	0.00%	0.00%	0.07%	0.65%	0.48%	0.28%	0.24%	0.16%	0.27%	0.41%	0.18%
68	0.37%	0.27%	0.29%	0.38%	0.00%	0.00%	0.07%	0.65%	0.48%	0.28%	0.25%	0.16%	0.27%	0.41%	0.18%
69	0.37%	0.27%	0.29%	0.38%	0.00%	0.00%	0.07%	0.65%	0.48%	0.28%	0.25%	0.16%	0.28%	0.42%	0.18%
70	0.37%	0.27%	0.29%	0.38%	0.00%	0.00%	0.07%	0.65%	0.48%	0.28%	0.25%	0.16%	0.28%	0.42%
71	0.37%	0.27%	0.29%	0.38%	0.00%	0.00%	0.08%	0.65%	0.48%	0.28%	0.25%	0.16%	0.28%	0.42%
72	0.37%	0.27%	0.29%	0.38%	0.00%	0.00%	0.08%	0.65%	0.48%	0.28%	0.25%	0.16%	0.28%	0.42%

Annex II - 79

Cumulative Gross Loss (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%
4	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.01%	0.00%	0.03%	0.01%	0.01%	0.00%	0.02%
5	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.04%	0.00%	0.01%	0.02%	0.00%	0.03%	0.01%	0.01%	0.00%	0.02%
6	0.01%	0.00%	0.02%	0.00%	0.00%	0.01%	0.04%	0.00%	0.01%	0.04%	0.00%	0.04%	0.02%	0.01%	0.01%	0.03%
7	0.01%	0.00%	0.02%	0.00%	0.00%	0.08%	0.04%	0.01%	0.04%	0.07%	0.01%	0.04%	0.02%	0.03%	0.01%
8	0.02%	0.00%	0.02%	0.02%	0.00%	0.09%	0.04%	0.02%	0.05%	0.07%	0.01%	0.06%	0.03%	0.04%	0.02%
9	0.02%	0.00%	0.02%	0.03%	0.03%	0.10%	0.04%	0.05%	0.08%	0.08%	0.01%	0.07%	0.05%	0.04%	0.02%
10	0.02%	0.00%	0.02%	0.07%	0.03%	0.10%	0.06%	0.05%	0.08%	0.09%	0.05%	0.09%	0.07%	0.05%
11	0.02%	0.01%	0.02%	0.07%	0.03%	0.12%	0.06%	0.06%	0.08%	0.11%	0.05%	0.10%	0.09%	0.07%
12	0.02%	0.01%	0.02%	0.07%	0.03%	0.13%	0.09%	0.06%	0.11%	0.15%	0.08%	0.11%	0.11%	0.08%
13	0.02%	0.02%	0.03%	0.07%	0.03%	0.13%	0.11%	0.06%	0.12%	0.16%	0.08%	0.11%	0.11%
14	0.02%	0.02%	0.03%	0.07%	0.05%	0.13%	0.11%	0.07%	0.13%	0.18%	0.08%	0.13%	0.11%
15	0.03%	0.02%	0.04%	0.07%	0.05%	0.15%	0.12%	0.10%	0.14%	0.19%	0.09%	0.17%	0.11%
16	0.04%	0.03%	0.05%	0.08%	0.06%	0.15%	0.13%	0.10%	0.17%	0.22%	0.12%	0.18%
17	0.05%	0.04%	0.05%	0.08%	0.06%	0.16%	0.16%	0.12%	0.18%	0.22%	0.12%	0.18%
18	0.05%	0.06%	0.06%	0.13%	0.07%	0.16%	0.17%	0.16%	0.19%	0.26%	0.13%	0.20%
19	0.07%	0.06%	0.06%	0.13%	0.07%	0.17%	0.18%	0.17%	0.22%	0.29%	0.17%
20	0.09%	0.08%	0.06%	0.13%	0.07%	0.19%	0.21%	0.17%	0.22%	0.29%	0.18%
21	0.10%	0.08%	0.06%	0.13%	0.09%	0.21%	0.24%	0.20%	0.23%	0.31%	0.21%
22	0.12%	0.09%	0.09%	0.13%	0.11%	0.21%	0.25%	0.22%	0.24%	0.33%
23	0.12%	0.09%	0.09%	0.14%	0.11%	0.21%	0.26%	0.23%	0.25%	0.34%
24	0.15%	0.09%	0.09%	0.16%	0.11%	0.24%	0.28%	0.24%	0.29%	0.37%
25	0.15%	0.09%	0.09%	0.19%	0.11%	0.26%	0.30%	0.26%	0.32%
26	0.15%	0.09%	0.11%	0.21%	0.11%	0.28%	0.30%	0.27%	0.35%
27	0.15%	0.09%	0.12%	0.21%	0.12%	0.28%	0.30%	0.29%	0.37%
28	0.17%	0.10%	0.15%	0.28%	0.20%	0.28%	0.32%	0.31%
29	0.17%	0.11%	0.15%	0.28%	0.20%	0.28%	0.32%	0.31%
30	0.18%	0.11%	0.15%	0.28%	0.20%	0.28%	0.34%	0.31%
31	0.21%	0.11%	0.15%	0.29%	0.20%	0.30%	0.36%
32	0.21%	0.11%	0.15%	0.32%	0.21%	0.31%	0.37%
33	0.22%	0.12%	0.17%	0.32%	0.24%	0.35%	0.42%
34	0.23%	0.12%	0.20%	0.33%	0.24%	0.35%
35	0.23%	0.12%	0.21%	0.34%	0.25%	0.37%
36	0.23%	0.12%	0.22%	0.34%	0.25%	0.38%
37	0.24%	0.14%	0.23%	0.37%	0.25%
38	0.24%	0.14%	0.23%	0.38%	0.26%
39	0.24%	0.15%	0.25%	0.38%	0.30%
40	0.24%	0.17%	0.26%	0.39%
41	0.24%	0.17%	0.26%	0.43%
42	0.24%	0.18%	0.26%	0.43%
43	0.25%	0.20%	0.26%
44	0.25%	0.21%	0.26%
45	0.27%	0.22%	0.27%
46	0.28%	0.22%
47	0.28%	0.22%
48	0.28%	0.23%
49	0.28%
50	0.28%
51	0.28%

Annex II - 80

Cumulative Net Loss

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.12%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.03%	0.13%	0.06%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.07%	0.00%	0.00%	0.00%	0.00%	0.00%	0.03%	0.09%	0.02%	0.00%	0.00%	0.05%	0.06%	0.01%	0.02%	0.00%	0.00%	0.00%	0.00%
4	0.00%	0.07%	0.00%	0.00%	0.00%	0.00%	0.00%	0.06%	0.11%	0.02%	0.01%	0.00%	0.05%	0.06%	0.01%	0.00%	0.00%	0.00%	0.02%	0.00%
5	0.00%	0.07%	0.09%	0.19%	0.00%	0.00%	0.00%	0.16%	0.19%	0.12%	0.09%	0.00%	0.05%	0.06%	0.03%	0.02%	0.00%	0.01%	0.02%	0.01%
6	0.00%	0.07%	0.00%	0.19%	0.00%	0.00%	0.00%	0.16%	0.18%	0.12%	0.09%	0.00%	0.05%	0.08%	0.02%	0.04%	0.00%	0.01%	0.02%	0.01%
7	0.01%	0.07%	0.00%	0.19%	0.00%	0.00%	0.00%	0.16%	0.18%	0.12%	0.09%	0.00%	0.05%	0.11%	0.02%	0.05%	0.00%	0.02%	0.02%	0.01%
8	0.02%	0.07%	0.10%	0.35%	0.00%	0.00%	0.00%	0.16%	0.18%	0.12%	0.09%	0.01%	0.07%	0.12%	0.02%	0.05%	0.00%	0.02%	0.01%	0.01%
9	0.09%	0.07%	0.03%	0.20%	0.00%	0.00%	0.00%	0.16%	0.18%	0.12%	0.09%	0.03%	0.07%	0.12%	0.01%	0.04%	0.03%	0.02%	0.02%	0.01%
10	0.09%	0.07%	0.03%	0.20%	0.00%	0.00%	0.00%	0.16%	0.18%	0.15%	0.09%	0.03%	0.07%	0.18%	0.04%	0.04%	0.03%	0.02%	0.02%	0.01%
11	0.03%	0.07%	0.03%	0.20%	0.00%	0.00%	0.00%	0.16%	0.18%	0.15%	0.09%	0.03%	0.07%	0.18%	0.04%	0.04%	0.03%	0.02%	0.02%	0.02%
12	0.03%	0.07%	0.03%	0.20%	0.00%	0.00%	0.03%	0.16%	0.18%	0.13%	0.09%	0.03%	0.07%	0.17%	0.04%	0.04%	0.06%	0.02%	0.02%	0.02%
13	0.02%	0.07%	0.03%	0.20%	0.00%	0.00%	0.03%	0.16%	0.18%	0.13%	0.09%	0.03%	0.07%	0.18%	0.03%	0.05%	0.04%	0.04%	0.04%	0.02%
14	0.02%	0.07%	0.03%	0.20%	0.00%	0.00%	0.03%	0.16%	0.18%	0.12%	0.09%	0.03%	0.07%	0.18%	0.02%	0.05%	0.04%	0.04%	0.04%	0.02%
15	0.02%	0.07%	0.03%	0.20%	0.00%	0.00%	0.03%	0.21%	0.18%	0.12%	0.09%	0.02%	0.07%	0.18%	0.02%	0.05%	0.00%	0.05%	0.03%	0.02%
16	0.02%	0.07%	0.03%	0.20%	0.00%	0.00%	0.03%	0.21%	0.18%	0.14%	0.09%	0.02%	0.07%	0.16%	0.02%	0.05%	0.00%	0.02%	0.03%	0.01%
17	0.02%	0.07%	0.03%	0.20%	0.00%	0.00%	0.03%	0.21%	0.19%	0.14%	0.09%	0.02%	0.07%	0.16%	0.01%	0.05%	0.01%	0.02%	0.03%	0.03%
18	0.02%	0.07%	0.03%	0.20%	0.00%	0.00%	0.02%	0.21%	0.23%	0.12%	0.09%	0.06%	0.07%	0.17%	0.01%	0.05%	0.01%	0.02%	0.03%	0.02%
19	0.02%	0.07%	0.03%	0.20%	0.00%	0.00%	0.02%	0.21%	0.23%	0.12%	0.09%	0.01%	0.10%	0.11%	0.01%	0.08%	0.00%	0.03%	0.02%	0.03%
20	0.02%	0.07%	0.03%	0.20%	0.00%	0.00%	0.02%	0.21%	0.23%	0.17%	0.09%	0.01%	0.12%	0.11%	0.01%	0.08%	0.00%	0.03%	0.02%	0.02%
21	0.02%	0.07%	0.03%	0.20%	0.00%	0.00%	0.01%	0.21%	0.23%	0.17%	0.09%	0.01%	0.10%	0.11%	0.01%	0.07%	0.00%	0.03%	0.02%	0.03%
22	0.08%	0.07%	0.03%	0.20%	0.00%	0.00%	0.01%	0.21%	0.22%	0.19%	0.12%	0.04%	0.12%	0.11%	0.03%	0.07%	0.00%	0.02%	0.04%	0.03%
23	0.08%	0.14%	0.03%	0.20%	0.00%	0.00%	0.01%	0.24%	0.22%	0.17%	0.09%	0.01%	0.12%	0.11%	0.03%	0.06%	0.01%	0.02%	0.03%	0.04%
24	0.08%	0.07%	0.03%	0.20%	0.00%	0.00%	0.01%	0.24%	0.22%	0.15%	0.09%	0.01%	0.13%	0.11%	0.04%	0.06%	0.02%	0.02%	0.03%	0.04%
25	0.08%	0.07%	0.03%	0.20%	0.00%	0.00%	0.00%	0.24%	0.22%	0.15%	0.09%	0.01%	0.13%	0.11%	0.05%	0.06%	0.02%	0.02%	0.05%	0.04%
26	0.08%	0.07%	0.03%	0.20%	0.00%	0.00%	0.00%	0.30%	0.25%	0.15%	0.16%	0.01%	0.13%	0.11%	0.03%	0.06%	0.02%	0.02%	0.03%	0.04%
27	0.08%	0.07%	0.03%	0.20%	0.00%	0.00%	0.00%	0.34%	0.25%	0.15%	0.11%	0.01%	0.10%	0.11%	0.03%	0.06%	0.03%	0.02%	0.03%	0.04%
28	0.08%	0.07%	0.03%	0.20%	0.00%	0.00%	0.00%	0.34%	0.22%	0.15%	0.09%	0.03%	0.10%	0.11%	0.03%	0.06%	0.02%	0.03%	0.04%	0.04%
29	0.08%	0.07%	0.03%	0.20%	0.00%	0.00%	0.00%	0.38%	0.22%	0.15%	0.09%	0.01%	0.10%	0.11%	0.03%	0.07%	0.02%	0.03%	0.04%	0.04%
30	0.08%	0.07%	0.03%	0.20%	0.00%	0.00%	0.00%	0.36%	0.21%	0.15%	0.09%	0.01%	0.10%	0.13%	0.03%	0.06%	0.02%	0.03%	0.04%	0.05%
31	0.08%	0.07%	0.03%	0.20%	0.00%	0.00%	0.00%	0.36%	0.24%	0.15%	0.09%	0.01%	0.10%	0.12%	0.02%	0.06%	0.02%	0.04%	0.04%	0.05%
32	0.08%	0.07%	0.10%	0.20%	0.00%	0.00%	0.00%	0.30%	0.24%	0.16%	0.09%	0.01%	0.10%	0.12%	0.02%	0.06%	0.02%	0.03%	0.04%	0.06%
33	0.08%	0.07%	0.10%	0.20%	0.00%	0.00%	0.00%	0.30%	0.23%	0.16%	0.09%	0.01%	0.10%	0.12%	0.02%	0.06%	0.02%	0.04%	0.04%	0.05%
34	0.08%	0.07%	0.10%	0.20%	0.00%	0.00%	0.00%	0.35%	0.23%	0.18%	0.09%	0.01%	0.12%	0.12%	0.02%	0.06%	0.00%	0.05%	0.06%	0.06%
35	0.08%	0.07%	0.10%	0.20%	0.00%	0.00%	0.00%	0.35%	0.23%	0.16%	0.09%	0.01%	0.10%	0.12%	0.02%	0.06%	0.00%	0.04%	0.06%	0.06%
36	0.08%	0.07%	0.10%	0.20%	0.00%	0.00%	0.00%	0.30%	0.23%	0.16%	0.09%	0.01%	0.10%	0.12%	0.02%	0.06%	0.00%	0.04%	0.07%	0.08%
37	0.08%	0.07%	0.05%	0.20%	0.00%	0.00%	0.00%	0.30%	0.23%	0.16%	0.09%	0.01%	0.10%	0.12%	0.02%	0.06%	0.00%	0.04%	0.07%	0.08%
38	0.08%	0.07%	0.05%	0.20%	0.00%	0.00%	0.00%	0.30%	0.23%	0.16%	0.09%	0.01%	0.10%	0.12%	0.02%	0.07%	0.01%	0.04%	0.08%	0.07%
39	0.08%	0.07%	0.05%	0.20%	0.00%	0.00%	0.00%	0.30%	0.24%	0.17%	0.09%	0.01%	0.10%	0.12%	0.02%	0.06%	0.01%	0.04%	0.06%	0.07%
40	0.08%	0.07%	0.05%	0.20%	0.00%	0.00%	0.00%	0.30%	0.23%	0.17%	0.09%	0.02%	0.12%	0.12%	0.02%	0.08%	0.01%	0.04%	0.06%	0.08%
41	0.08%	0.07%	0.05%	0.20%	0.00%	0.00%	0.00%	0.30%	0.23%	0.17%	0.09%	0.02%	0.12%	0.12%	0.01%	0.07%	0.01%	0.06%	0.07%	0.09%
42	0.08%	0.07%	0.05%	0.20%	0.00%	0.00%	0.00%	0.30%	0.23%	0.17%	0.09%	0.02%	0.13%	0.13%	0.01%	0.08%	0.01%	0.07%	0.06%	0.09%
43	0.08%	0.07%	0.05%	0.20%	0.00%	0.00%	0.00%	0.30%	0.26%	0.17%	0.09%	0.02%	0.13%	0.13%	0.01%	0.07%	0.01%	0.06%	0.08%	0.09%
44	0.08%	0.07%	0.05%	0.20%	0.00%	0.00%	0.00%	0.30%	0.25%	0.17%	0.09%	0.01%	0.14%	0.12%	0.01%	0.07%	0.01%	0.06%	0.08%	0.09%
45	0.08%	0.07%	0.05%	0.20%	0.00%	0.00%	0.00%	0.25%	0.25%	0.17%	0.09%	0.01%	0.14%	0.12%	0.01%	0.07%	0.01%	0.06%	0.09%	0.09%
46	0.08%	0.07%	0.05%	0.20%	0.00%	0.00%	0.00%	0.25%	0.25%	0.17%	0.09%	0.01%	0.14%	0.13%	0.01%	0.07%	0.01%	0.06%	0.08%	0.09%
47	0.08%	0.07%	0.05%	0.20%	0.00%	0.00%	0.00%	0.27%	0.28%	0.17%	0.09%	0.01%	0.14%	0.13%	0.01%	0.07%	0.01%	0.06%	0.08%	0.09%
48	0.08%	0.07%	0.05%	0.20%	0.00%	0.00%	0.00%	0.27%	0.26%	0.17%	0.09%	0.01%	0.14%	0.13%	0.01%	0.07%	0.01%	0.06%	0.08%	0.10%
49	0.08%	0.07%	0.05%	0.20%	0.00%	0.00%	0.00%	0.26%	0.26%	0.17%	0.09%	0.01%	0.14%	0.14%	0.02%	0.08%	0.01%	0.05%	0.08%	0.09%
50	0.08%	0.07%	0.07%	0.20%	0.00%	0.00%	0.00%	0.26%	0.26%	0.16%	0.09%	0.01%	0.14%	0.14%	0.02%	0.06%	0.01%	0.05%	0.08%	0.09%
51	0.08%	0.07%	0.06%	0.20%	0.00%	0.00%	0.00%	0.25%	0.26%	0.16%	0.09%	0.01%	0.15%	0.14%	0.02%	0.07%	0.01%	0.05%	0.08%	0.09%
52	0.08%	0.07%	0.06%	0.20%	0.00%	0.00%	0.00%	0.25%	0.26%	0.16%	0.09%	0.01%	0.15%	0.14%	0.02%	0.06%	0.01%	0.05%	0.08%	0.09%
53	0.08%	0.07%	0.06%	0.20%	0.00%	0.00%	0.00%	0.22%	0.26%	0.16%	0.09%	0.01%	0.15%	0.14%	0.02%	0.06%	0.01%	0.05%	0.07%	0.10%
54	0.08%	0.07%	0.06%	0.20%	0.00%	0.00%	0.00%	0.22%	0.26%	0.16%	0.09%	0.01%	0.15%	0.14%	0.02%	0.05%	0.01%	0.06%	0.08%	0.09%
55	0.08%	0.07%	0.06%	0.20%	0.00%	0.00%	0.02%	0.22%	0.25%	0.16%	0.09%	0.01%	0.15%	0.14%	0.02%	0.05%	0.02%	0.06%	0.07%
56	0.08%	0.07%	0.06%	0.20%	0.00%	0.00%	0.02%	0.22%	0.25%	0.16%	0.09%	0.01%	0.15%	0.14%	0.02%	0.05%	0.02%	0.06%	0.07%
57	0.08%	0.07%	0.06%	0.23%	0.00%	0.00%	0.00%	0.22%	0.25%	0.16%	0.09%	0.01%	0.15%	0.14%	0.02%	0.05%	0.02%	0.06%	0.07%

Annex II - 81

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
58	0.08%	0.07%	0.06%	0.23%	0.00%	0.00%	0.00%	0.22%	0.25%	0.16%	0.09%	0.01%	0.15%	0.14%	0.02%	0.05%	0.01%	0.06%
59	0.08%	0.07%	0.06%	0.23%	0.00%	0.00%	0.00%	0.22%	0.24%	0.16%	0.09%	0.01%	0.15%	0.14%	0.02%	0.06%	0.01%	0.06%
60	0.08%	0.07%	0.06%	0.23%	0.00%	0.00%	0.00%	0.22%	0.24%	0.16%	0.09%	0.01%	0.15%	0.14%	0.02%	0.06%	0.01%	0.06%
61	0.08%	0.07%	0.06%	0.23%	0.00%	0.00%	0.00%	0.24%	0.24%	0.16%	0.09%	0.01%	0.15%	0.14%	0.02%	0.06%	0.01%
62	0.08%	0.07%	0.06%	0.23%	0.00%	0.00%	0.01%	0.22%	0.25%	0.16%	0.09%	0.01%	0.14%	0.14%	0.02%	0.06%	0.01%
63	0.08%	0.07%	0.06%	0.23%	0.00%	0.00%	0.01%	0.22%	0.24%	0.16%	0.09%	0.01%	0.14%	0.14%	0.02%	0.05%	0.01%
64	0.08%	0.07%	0.06%	0.23%	0.00%	0.00%	0.02%	0.22%	0.24%	0.16%	0.09%	0.01%	0.15%	0.14%	0.02%	0.06%
65	0.08%	0.07%	0.08%	0.23%	0.00%	0.00%	0.02%	0.22%	0.24%	0.16%	0.09%	0.01%	0.15%	0.14%	0.02%	0.05%
66	0.08%	0.07%	0.06%	0.23%	0.00%	0.00%	0.02%	0.22%	0.24%	0.16%	0.09%	0.01%	0.15%	0.14%	0.02%	0.05%
67	0.08%	0.07%	0.06%	0.24%	0.00%	0.00%	0.02%	0.22%	0.24%	0.16%	0.09%	0.01%	0.14%	0.14%	0.02%
68	0.08%	0.07%	0.06%	0.24%	0.00%	0.00%	0.02%	0.22%	0.24%	0.16%	0.10%	0.01%	0.14%	0.14%	0.02%
69	0.08%	0.07%	0.06%	0.22%	0.00%	0.00%	0.02%	0.22%	0.24%	0.16%	0.10%	0.01%	0.15%	0.15%	0.02%
70	0.08%	0.07%	0.06%	0.22%	0.00%	0.00%	0.02%	0.22%	0.25%	0.16%	0.10%	0.01%	0.15%	0.15%
71	0.08%	0.07%	0.06%	0.22%	0.00%	0.00%	0.02%	0.22%	0.25%	0.16%	0.10%	0.01%	0.15%	0.15%
72	0.08%	0.07%	0.06%	0.22%	0.00%	0.00%	0.02%	0.22%	0.25%	0.16%	0.10%	0.01%	0.15%	0.15%

Annex II - 82

Cumulative Net Loss (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
4	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%
5	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.03%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%
6	0.01%	0.00%	0.02%	0.00%	0.00%	0.01%	0.02%	0.00%	0.00%	0.03%	0.00%	0.01%	0.01%	0.01%	0.00%	0.01%
7	0.01%	0.00%	0.02%	0.00%	0.00%	0.06%	0.02%	0.00%	0.02%	0.04%	0.00%	0.01%	0.01%	0.03%	0.01%
8	0.02%	0.00%	0.02%	0.02%	0.00%	0.05%	0.03%	0.01%	0.02%	0.04%	0.00%	0.03%	0.02%	0.03%	0.01%
9	0.00%	0.00%	0.02%	0.02%	0.02%	0.06%	0.02%	0.03%	0.03%	0.04%	0.01%	0.02%	0.03%	0.03%	0.01%
10	0.01%	0.00%	0.02%	0.02%	0.02%	0.06%	0.03%	0.04%	0.03%	0.05%	0.03%	0.04%	0.05%	0.03%
11	0.00%	0.01%	0.02%	0.02%	0.02%	0.08%	0.03%	0.04%	0.03%	0.07%	0.03%	0.03%	0.06%	0.04%
12	0.00%	0.00%	0.02%	0.02%	0.02%	0.09%	0.06%	0.04%	0.05%	0.06%	0.05%	0.04%	0.08%	0.04%
13	0.00%	0.01%	0.03%	0.02%	0.02%	0.08%	0.07%	0.04%	0.05%	0.07%	0.04%	0.03%	0.07%
14	0.00%	0.01%	0.03%	0.02%	0.04%	0.06%	0.06%	0.03%	0.07%	0.09%	0.04%	0.05%	0.07%
15	0.02%	0.01%	0.04%	0.02%	0.03%	0.08%	0.07%	0.06%	0.07%	0.09%	0.04%	0.07%	0.07%
16	0.02%	0.01%	0.04%	0.02%	0.04%	0.06%	0.08%	0.05%	0.09%	0.11%	0.05%	0.07%
17	0.03%	0.02%	0.04%	0.02%	0.04%	0.07%	0.11%	0.05%	0.08%	0.11%	0.05%	0.06%
18	0.04%	0.03%	0.06%	0.04%	0.05%	0.05%	0.12%	0.08%	0.09%	0.14%	0.05%	0.08%
19	0.05%	0.03%	0.06%	0.04%	0.05%	0.06%	0.12%	0.07%	0.11%	0.15%	0.07%
20	0.06%	0.04%	0.06%	0.04%	0.05%	0.08%	0.15%	0.07%	0.11%	0.15%	0.07%
21	0.07%	0.03%	0.06%	0.04%	0.07%	0.08%	0.14%	0.08%	0.12%	0.16%	0.11%
22	0.08%	0.03%	0.06%	0.04%	0.09%	0.08%	0.15%	0.10%	0.12%	0.16%
23	0.07%	0.03%	0.06%	0.05%	0.06%	0.09%	0.14%	0.11%	0.13%	0.17%
24	0.09%	0.03%	0.06%	0.05%	0.06%	0.10%	0.13%	0.11%	0.17%	0.18%
25	0.09%	0.03%	0.06%	0.08%	0.05%	0.10%	0.14%	0.12%	0.19%
26	0.09%	0.03%	0.08%	0.07%	0.05%	0.10%	0.14%	0.13%	0.20%
27	0.07%	0.03%	0.08%	0.07%	0.06%	0.11%	0.13%	0.14%	0.20%
28	0.08%	0.04%	0.11%	0.14%	0.13%	0.11%	0.15%	0.14%
29	0.08%	0.04%	0.07%	0.12%	0.10%	0.11%	0.15%	0.14%
30	0.09%	0.04%	0.08%	0.08%	0.09%	0.11%	0.16%	0.13%
31	0.09%	0.04%	0.08%	0.09%	0.09%	0.12%	0.17%
32	0.09%	0.03%	0.08%	0.11%	0.11%	0.13%	0.17%
33	0.09%	0.04%	0.08%	0.11%	0.13%	0.16%	0.20%
34	0.10%	0.04%	0.10%	0.11%	0.13%	0.13%
35	0.10%	0.04%	0.10%	0.12%	0.12%	0.14%
36	0.10%	0.04%	0.11%	0.11%	0.12%	0.16%
37	0.11%	0.05%	0.12%	0.13%	0.11%
38	0.10%	0.05%	0.12%	0.14%	0.11%
39	0.10%	0.06%	0.13%	0.14%	0.12%
40	0.10%	0.06%	0.13%	0.14%
41	0.10%	0.07%	0.13%	0.15%
42	0.10%	0.07%	0.13%	0.13%
43	0.11%	0.09%	0.13%
44	0.11%	0.09%	0.13%
45	0.13%	0.08%	0.12%
46	0.13%	0.07%
47	0.12%	0.08%
48	0.11%	0.08%
49	0.11%
50	0.11%
51	0.10%

Annex II - 83

Pool Factor (Active Unpaid Principal)

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	97.81%	98.17%	99.00%	98.52%	98.31%	98.76%	98.88%	98.86%	99.00%	98.46%	98.69%	98.45%	98.33%	98.39%	98.34%	98.22%	98.74%	98.51%	98.66%	98.25%
1	94.15%	93.81%	95.41%	92.97%	91.65%	93.19%	94.80%	94.25%	94.71%	94.43%	94.47%	93.44%	93.64%	93.98%	92.13%	93.47%	93.78%	93.63%	93.99%	92.83%
2	90.85%	90.66%	92.14%	89.85%	87.16%	89.74%	91.17%	90.84%	91.11%	91.36%	90.88%	89.26%	90.28%	89.91%	87.76%	89.34%	89.23%	89.66%	90.15%	88.48%
3	87.79%	87.41%	89.72%	87.05%	84.34%	86.27%	88.25%	87.57%	88.63%	88.65%	87.81%	86.08%	87.36%	86.91%	84.42%	85.54%	85.49%	86.12%	86.96%	84.41%
4	85.42%	84.23%	87.11%	84.00%	81.14%	83.99%	85.64%	84.91%	86.07%	86.56%	84.96%	83.25%	83.89%	83.86%	81.04%	82.12%	81.89%	82.71%	83.71%	80.89%
5	82.18%	82.40%	84.83%	80.51%	78.19%	81.12%	83.10%	82.75%	83.66%	84.01%	82.14%	80.34%	80.74%	80.99%	77.55%	78.98%	78.61%	79.93%	81.07%	77.63%
6	80.01%	80.46%	81.97%	78.06%	75.31%	79.01%	79.97%	80.21%	81.40%	81.47%	79.56%	77.45%	77.70%	78.16%	74.51%	76.17%	75.87%	77.21%	78.08%	74.83%
7	77.57%	77.74%	79.43%	75.53%	73.13%	76.76%	77.61%	77.56%	79.10%	78.99%	76.88%	74.45%	74.87%	75.06%	71.27%	73.09%	72.82%	74.54%	75.21%	72.20%
8	74.64%	75.47%	76.96%	72.63%	70.49%	74.36%	74.81%	75.28%	76.87%	76.53%	74.76%	71.64%	72.29%	72.22%	68.38%	70.41%	70.14%	71.96%	72.41%	69.78%
9	72.39%	73.14%	75.02%	70.50%	68.21%	71.81%	72.40%	73.40%	74.74%	74.00%	72.34%	68.91%	69.87%	69.35%	65.63%	67.65%	67.54%	69.24%	69.88%	67.45%
10	70.19%	70.72%	72.52%	68.67%	65.79%	69.25%	70.35%	71.03%	72.34%	71.67%	69.52%	66.33%	67.42%	66.51%	63.17%	65.16%	65.25%	66.81%	67.62%	65.23%
11	68.31%	68.70%	70.43%	66.60%	63.22%	67.00%	67.68%	69.12%	69.51%	69.30%	66.74%	63.78%	65.13%	63.73%	60.52%	62.60%	62.92%	64.40%	65.12%	63.09%
12	65.93%	66.78%	68.19%	63.81%	60.90%	64.83%	64.89%	66.83%	67.22%	66.82%	64.17%	61.26%	62.58%	61.57%	57.90%	60.29%	60.22%	62.19%	63.02%	61.27%
13	63.48%	64.71%	65.86%	61.74%	58.52%	62.33%	62.57%	65.04%	65.25%	64.35%	61.48%	58.93%	59.52%	58.95%	55.44%	58.12%	58.09%	60.02%	61.09%	59.43%
14	60.86%	62.47%	64.02%	59.83%	56.39%	60.19%	60.75%	62.79%	63.00%	61.84%	59.11%	56.07%	56.79%	56.59%	53.29%	55.95%	55.81%	57.74%	59.24%	57.55%
15	58.55%	60.12%	62.03%	57.99%	54.28%	57.68%	58.53%	60.27%	60.81%	59.04%	56.44%	53.81%	54.16%	54.15%	51.10%	53.68%	53.90%	55.60%	57.44%	55.77%
16	56.40%	58.10%	60.52%	56.23%	52.10%	55.44%	56.44%	58.00%	58.50%	56.50%	54.24%	51.42%	51.79%	51.88%	49.04%	51.49%	51.97%	53.72%	55.73%	53.87%
17	54.54%	55.91%	58.62%	53.85%	50.29%	53.10%	54.23%	55.86%	55.85%	54.31%	51.84%	48.77%	49.66%	49.78%	47.02%	49.33%	49.90%	52.04%	54.07%	51.97%
18	52.42%	53.84%	56.65%	51.69%	48.27%	51.21%	51.98%	53.85%	53.38%	52.44%	49.47%	47.01%	47.72%	47.78%	45.06%	47.55%	48.04%	50.46%	52.32%	49.99%
19	50.86%	51.51%	54.70%	49.53%	45.78%	48.71%	50.34%	51.72%	51.35%	50.43%	47.11%	44.91%	45.68%	45.84%	43.43%	45.73%	46.32%	48.97%	50.50%	48.15%
20	48.80%	49.91%	52.16%	47.74%	43.99%	46.77%	48.42%	49.89%	48.99%	48.31%	44.64%	42.65%	43.93%	44.09%	41.55%	43.92%	44.72%	47.35%	48.76%	46.50%
21	46.85%	48.23%	50.05%	45.91%	42.20%	44.82%	46.87%	47.60%	46.92%	46.18%	42.65%	40.63%	41.97%	42.20%	39.89%	42.43%	43.18%	45.73%	47.08%	44.80%
22	45.10%	46.51%	48.22%	44.00%	40.53%	43.07%	44.64%	45.28%	44.96%	43.52%	40.79%	38.94%	40.14%	40.41%	38.37%	40.82%	41.59%	44.10%	45.45%	43.09%
23	43.34%	44.70%	46.40%	41.45%	38.86%	41.39%	42.38%	43.06%	42.87%	41.65%	39.10%	37.14%	38.35%	38.62%	36.83%	39.34%	39.84%	42.50%	43.72%	41.58%
24	41.22%	43.08%	44.51%	39.54%	37.17%	39.65%	40.57%	40.81%	40.69%	39.64%	37.03%	35.26%	36.51%	37.20%	35.28%	37.99%	38.12%	40.82%	42.00%	40.03%
25	39.69%	41.19%	42.45%	37.74%	35.53%	37.72%	38.60%	38.92%	38.80%	37.92%	35.26%	33.64%	34.74%	35.63%	33.93%	36.59%	36.63%	39.10%	40.43%	38.64%
26	37.52%	39.38%	40.55%	35.93%	34.00%	36.11%	36.83%	37.29%	36.49%	36.43%	33.64%	32.05%	33.15%	34.22%	32.49%	35.25%	35.07%	37.57%	38.96%	37.20%
27	35.64%	37.34%	38.66%	34.01%	32.50%	34.06%	35.12%	35.15%	34.85%	34.43%	32.01%	30.41%	31.69%	32.58%	31.31%	33.85%	33.52%	36.15%	37.63%	35.66%
28	33.78%	35.83%	36.90%	32.58%	30.92%	32.41%	33.37%	33.29%	33.12%	32.69%	30.34%	28.76%	30.25%	31.12%	30.17%	32.52%	32.21%	34.71%	36.29%	34.29%
29	32.39%	34.14%	35.17%	31.05%	29.00%	30.89%	31.47%	31.35%	31.42%	31.00%	28.86%	27.37%	28.74%	29.95%	28.88%	31.11%	30.88%	33.28%	34.91%	32.82%
30	30.66%	32.63%	33.12%	29.59%	27.43%	29.37%	29.86%	29.72%	30.00%	29.43%	27.50%	25.93%	27.42%	28.71%	27.60%	29.81%	29.60%	31.94%	33.39%	31.42%
31	29.21%	30.97%	31.35%	28.01%	25.97%	27.95%	27.99%	28.21%	28.30%	28.05%	26.03%	24.65%	26.21%	27.44%	26.40%	28.58%	28.36%	30.64%	31.88%	30.07%
32	27.88%	29.55%	29.83%	26.66%	24.53%	26.27%	26.20%	26.73%	26.86%	26.41%	24.69%	23.55%	24.98%	26.31%	25.27%	27.33%	27.13%	29.30%	30.52%	28.68%
33	26.64%	28.09%	28.29%	24.80%	23.03%	24.65%	24.83%	25.51%	25.55%	24.97%	23.47%	22.13%	23.92%	25.11%	23.97%	26.12%	25.97%	27.96%	29.09%	27.38%
34	24.94%	26.90%	26.72%	23.19%	21.19%	23.11%	23.42%	24.12%	24.26%	23.83%	22.33%	21.08%	22.84%	23.93%	22.92%	24.83%	24.88%	26.69%	27.87%	26.11%
35	23.75%	25.31%	25.30%	21.53%	19.99%	21.68%	22.09%	22.65%	23.00%	22.69%	21.28%	20.14%	21.64%	22.75%	21.82%	23.71%	23.63%	25.35%	26.54%	24.96%
36	22.38%	23.96%	23.83%	20.21%	18.61%	20.28%	20.93%	21.44%	21.91%	21.41%	20.07%	18.93%	20.36%	21.62%	20.80%	22.61%	22.47%	24.02%	25.33%	23.64%
37	21.23%	22.74%	22.13%	19.15%	17.24%	19.06%	19.75%	20.09%	20.63%	20.34%	19.04%	17.93%	19.14%	20.64%	19.73%	21.53%	21.40%	22.87%	24.04%	22.52%
38	20.11%	21.31%	21.02%	18.09%	16.12%	17.92%	18.78%	18.75%	19.59%	19.30%	17.95%	17.08%	18.13%	19.54%	18.81%	20.45%	20.27%	21.86%	22.80%	21.34%
39	18.98%	20.16%	19.87%	16.76%	14.95%	16.93%	17.79%	17.60%	18.56%	18.24%	17.06%	16.07%	17.13%	18.52%	17.83%	19.30%	19.17%	20.77%	21.63%	20.19%
40	17.97%	19.00%	18.59%	15.62%	13.80%	15.89%	16.65%	16.42%	17.58%	17.29%	16.13%	15.12%	16.20%	17.50%	16.90%	18.30%	17.99%	19.73%	20.54%	19.04%
41	16.87%	17.97%	17.52%	14.79%	13.02%	14.94%	15.70%	15.42%	16.46%	16.46%	15.18%	14.23%	15.09%	16.74%	15.97%	17.26%	17.01%	18.69%	19.48%	17.97%
42	15.53%	16.98%	16.33%	13.93%	11.93%	14.12%	14.79%	14.48%	15.37%	15.50%	14.31%	13.36%	14.14%	15.83%	15.10%	16.37%	16.02%	17.65%	18.36%	16.93%
43	14.39%	15.92%	15.09%	12.74%	11.23%	13.19%	14.02%	13.57%	14.33%	14.61%	13.40%	12.57%	13.25%	14.96%	14.12%	15.41%	15.05%	16.58%	17.33%	15.94%
44	13.52%	14.76%	13.83%	11.96%	10.53%	12.28%	13.14%	12.78%	13.51%	13.62%	12.54%	11.81%	12.39%	14.00%	13.29%	14.44%	14.14%	15.61%	16.29%	14.93%
45	12.74%	13.69%	13.02%	11.10%	9.80%	11.45%	12.18%	11.97%	12.54%	12.69%	11.75%	11.07%	11.60%	13.06%	12.46%	13.60%	13.22%	14.61%	15.32%	13.97%
46	11.95%	12.52%	12.09%	10.21%	8.97%	10.64%	11.31%	11.19%	11.69%	11.75%	10.90%	10.34%	10.78%	12.12%	11.68%	12.70%	12.31%	13.64%	14.33%	13.01%
47	10.94%	11.38%	11.19%	9.49%	8.21%	9.84%	10.38%	10.52%	10.87%	10.90%	10.10%	9.68%	9.94%	11.22%	10.91%	11.79%	11.46%	12.75%	13.36%	12.17%
48	9.97%	10.38%	10.26%	8.61%	7.53%	8.98%	9.65%	9.86%	9.85%	10.06%	9.42%	9.04%	9.12%	10.30%	10.15%	10.91%	10.63%	11.89%	12.46%	11.30%
49	9.10%	9.87%	9.30%	7.95%	7.04%	8.13%	8.96%	9.15%	9.14%	9.29%	8.74%	8.34%	8.43%	9.57%	9.34%	10.12%	9.84%	11.09%	11.58%	10.55%
50	8.19%	9.15%	8.57%	7.23%	6.36%	7.55%	8.32%	8.47%	8.44%	8.53%	8.14%	7.65%	7.74%	8.82%	8.71%	9.41%	9.04%	10.30%	10.79%	9.76%
51	7.42%	8.37%	7.92%	6.54%	5.92%	7.02%	7.69%	7.79%	7.69%	7.93%	7.48%	7.04%	7.05%	8.21%	8.06%	8.66%	8.35%	9.53%	10.01%	9.00%
52	6.88%	7.66%	7.29%	5.95%	5.46%	6.40%	7.01%	7.14%	7.07%	7.26%	6.82%	6.36%	6.48%	7.57%	7.40%	7.94%	7.72%	8.72%	9.23%	8.26%
53	6.34%	7.07%	6.61%	5.42%	5.06%	5.84%	6.49%	6.47%	6.44%	6.69%	6.21%	5.80%	5.90%	6.95%	6.78%	7.28%	7.10%	8.04%	8.52%	7.53%
54	5.68%	6.52%	5.98%	4.85%	4.63%	5.36%	5.94%	5.84%	5.87%	6.09%	5.60%	5.23%	5.36%	6.30%	6.14%	6.64%	6.48%	7.39%	7.77%	6.64%

Annex II - 84

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
55	5.18%	5.88%	5.31%	4.37%	4.12%	4.85%	5.39%	5.32%	5.38%	5.56%	5.03%	4.73%	4.84%	5.73%	5.54%	5.98%	5.82%	6.75%	7.09%
56	4.48%	5.29%	4.76%	3.90%	3.79%	4.42%	4.80%	4.79%	4.80%	5.02%	4.52%	4.22%	4.41%	5.21%	5.02%	5.39%	5.28%	6.13%	6.42%
57	3.97%	4.70%	4.27%	3.42%	3.46%	4.03%	4.35%	4.31%	4.29%	4.48%	4.04%	3.70%	3.92%	4.70%	4.52%	4.79%	4.72%	5.47%	5.98%
58	3.52%	4.07%	3.75%	3.02%	3.00%	3.56%	3.84%	3.82%	3.78%	3.93%	3.56%	3.24%	3.48%	4.13%	4.02%	4.27%	4.19%	4.85%
59	3.09%	3.60%	3.31%	2.73%	2.69%	3.17%	3.31%	3.37%	3.31%	3.39%	3.09%	2.80%	3.05%	3.60%	3.55%	3.77%	3.69%	4.29%
60	2.66%	3.21%	2.92%	2.42%	2.36%	2.76%	2.86%	2.97%	2.84%	2.93%	2.66%	2.46%	2.62%	3.15%	3.12%	3.33%	3.20%	3.71%
61	2.31%	2.88%	2.59%	2.09%	2.12%	2.38%	2.50%	2.56%	2.40%	2.54%	2.31%	2.16%	2.31%	2.76%	2.73%	2.91%	2.78%
62	2.06%	2.52%	2.29%	1.83%	1.84%	2.07%	2.11%	2.22%	2.01%	2.19%	1.99%	1.87%	2.00%	2.44%	2.39%	2.53%	2.38%
63	1.82%	2.15%	1.99%	1.54%	1.58%	1.74%	1.82%	1.91%	1.70%	1.89%	1.71%	1.60%	1.71%	2.11%	2.02%	2.15%	1.91%
64	1.52%	1.86%	1.71%	1.32%	1.33%	1.46%	1.49%	1.57%	1.41%	1.55%	1.43%	1.32%	1.40%	1.79%	1.70%	1.78%
65	1.30%	1.59%	1.43%	1.09%	1.08%	1.22%	1.23%	1.25%	1.17%	1.23%	1.16%	1.06%	1.14%	1.51%	1.40%	1.44%
66	1.08%	1.30%	1.15%	0.87%	0.90%	0.95%	0.91%	0.99%	0.91%	0.99%	0.90%	0.85%	0.91%	1.25%	1.12%	1.19%
67	0.84%	0.99%	0.92%	0.68%	0.71%	0.73%	0.69%	0.72%	0.66%	0.74%	0.69%	0.66%	0.68%	0.98%	0.85%
68	0.65%	0.72%	0.69%	0.51%	0.53%	0.50%	0.50%	0.49%	0.46%	0.55%	0.48%	0.46%	0.49%	0.73%	0.61%
69	0.45%	0.51%	0.48%	0.34%	0.39%	0.33%	0.34%	0.32%	0.29%	0.37%	0.32%	0.31%	0.32%	0.53%	0.41%
70	0.27%	0.30%	0.27%	0.19%	0.25%	0.20%	0.21%	0.21%	0.18%	0.22%	0.19%	0.20%	0.19%	0.37%
71	0.11%	0.13%	0.09%	0.07%	0.10%	0.09%	0.09%	0.10%	0.07%	0.10%	0.08%	0.09%	0.08%	0.22%
72	0.01%	0.00%	0.01%	0.00%	0.03%	0.02%	0.01%	0.02%	0.01%	0.02%	0.03%	0.03%	0.03%	0.16%

Annex II - 85

Pool Factor (Active Unpaid Principal) (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	98.23%	97.79%	97.77%	97.32%	96.56%	97.70%	98.15%	98.57%	98.12%	97.80%	97.57%	97.62%	97.27%	97.99%	98.05%	98.45%	98.28%	98.27%
1	92.72%	90.49%	90.42%	90.24%	90.18%	91.16%	93.47%	94.09%	92.62%	92.17%	91.39%	91.03%	90.72%	92.56%	92.90%	93.94%	93.47%
2	88.52%	85.34%	86.16%	85.08%	84.64%	86.94%	89.79%	90.62%	88.15%	87.18%	86.72%	86.01%	85.27%	88.40%	89.05%	90.42%	89.83%
3	85.09%	81.45%	82.25%	81.37%	80.68%	83.58%	86.63%	87.61%	84.94%	83.34%	83.16%	81.62%	81.16%	84.80%	85.79%	87.52%	86.89%
4	82.25%	78.62%	79.14%	77.78%	77.47%	80.77%	83.84%	84.12%	81.43%	79.60%	79.51%	78.13%	77.46%	81.50%	82.97%	84.63%
5	79.68%	76.18%	76.71%	74.75%	74.62%	78.08%	81.07%	80.85%	78.48%	76.52%	76.30%	74.63%	74.36%	78.81%	80.12%	81.77%
6	77.27%	73.59%	74.12%	71.89%	71.97%	75.71%	78.41%	78.33%	75.63%	73.57%	73.06%	71.61%	71.50%	75.78%	77.41%	79.31%
7	75.10%	71.19%	71.39%	69.35%	69.56%	73.46%	75.61%	75.66%	72.75%	70.70%	69.96%	68.80%	68.66%	73.00%	74.52%
8	73.00%	68.89%	68.71%	66.80%	67.47%	70.96%	73.29%	73.05%	70.16%	68.03%	67.24%	65.87%	65.97%	70.23%	72.02%
9	70.80%	66.76%	66.56%	64.57%	65.24%	68.29%	70.93%	70.73%	67.78%	65.58%	64.73%	63.40%	63.26%	67.66%	69.59%
10	68.81%	64.60%	64.50%	62.34%	63.14%	66.00%	68.54%	68.56%	65.40%	62.85%	62.21%	60.99%	61.02%	65.22%
11	66.95%	62.30%	62.24%	60.06%	60.80%	63.78%	66.30%	66.03%	62.99%	60.27%	59.96%	58.85%	58.70%	62.68%
12	64.75%	60.35%	60.35%	57.86%	58.70%	61.82%	64.25%	63.78%	60.36%	57.82%	57.40%	56.67%	56.40%	61.04%
13	62.75%	58.29%	58.42%	55.89%	56.63%	59.91%	61.87%	61.58%	58.35%	55.47%	55.25%	54.64%	54.13%
14	60.68%	56.36%	56.72%	54.00%	54.58%	57.92%	59.77%	59.46%	56.10%	53.22%	53.14%	52.58%	52.07%
15	58.86%	54.58%	54.82%	51.93%	52.62%	55.94%	57.88%	57.35%	54.13%	51.06%	51.09%	50.59%	49.02%
16	56.95%	52.71%	53.06%	49.90%	50.90%	53.84%	56.00%	55.45%	52.02%	49.17%	49.16%	48.67%
17	55.06%	50.99%	51.27%	48.11%	48.86%	52.03%	54.10%	53.36%	50.02%	47.14%	47.47%	46.79%
18	53.21%	49.30%	49.61%	46.37%	47.06%	50.17%	52.23%	51.32%	48.11%	45.35%	45.50%	45.60%
19	51.57%	47.58%	47.54%	44.74%	45.22%	48.31%	50.22%	49.26%	46.42%	43.54%	43.70%
20	49.83%	45.94%	45.92%	43.08%	43.60%	46.49%	48.08%	47.40%	44.68%	41.74%	41.88%
21	48.33%	44.31%	44.16%	41.58%	41.90%	44.69%	46.33%	45.50%	42.97%	39.98%	40.08%
22	46.52%	42.65%	42.59%	40.04%	40.29%	42.94%	44.57%	43.75%	41.23%	38.23%
23	44.89%	40.96%	40.82%	38.33%	38.72%	41.14%	42.92%	41.98%	39.65%	36.65%
24	43.00%	39.31%	39.24%	36.70%	36.91%	39.49%	41.16%	40.26%	38.02%	34.91%
25	41.36%	37.73%	37.74%	35.21%	35.31%	37.89%	39.59%	38.68%	36.31%
26	39.74%	36.28%	36.23%	33.70%	33.82%	36.21%	38.06%	37.15%	34.76%
27	38.07%	34.71%	34.69%	32.20%	32.51%	34.64%	36.62%	35.49%	34.14%
28	36.59%	33.46%	33.23%	30.60%	31.02%	33.19%	35.35%	33.92%
29	35.07%	32.08%	31.77%	29.10%	29.52%	31.83%	33.96%	32.39%
30	33.56%	30.74%	30.34%	27.75%	28.07%	30.51%	32.36%	31.08%
31	32.05%	29.43%	28.84%	26.50%	26.86%	29.14%	30.82%
32	30.66%	28.11%	27.29%	25.23%	25.54%	27.80%	29.39%
33	29.24%	26.80%	26.11%	24.10%	24.39%	26.46%	27.65%
34	27.89%	25.46%	24.66%	22.81%	23.33%	25.16%
35	26.62%	24.21%	23.42%	21.62%	22.34%	23.89%
36	25.27%	23.00%	22.41%	20.54%	21.18%	22.01%
37	23.97%	21.79%	21.29%	19.33%	20.09%
38	22.58%	20.66%	20.22%	18.41%	18.97%
39	21.48%	19.49%	19.28%	17.36%	18.91%
40	20.34%	18.43%	18.27%	16.45%
41	19.15%	17.45%	17.26%	15.44%
42	18.03%	16.44%	16.34%	14.84%
43	16.95%	15.52%	15.32%
44	15.98%	14.60%	14.34%
45	14.98%	13.60%	13.53%
46	14.06%	12.74%
47	13.13%	11.88%
48	12.21%	11.09%
49	11.29%
50	10.49%
51	10.22%

Annex II - 86

Static Pool Delinquency (>30 DPD)

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.22%	0.00%	0.22%	0.00%	0.15%	0.03%	0.11%	0.16%	0.11%	0.15%	0.00%	0.18%	0.00%	0.04%	0.02%	0.00%	0.02%	0.01%	0.04%
3	0.00%	0.00%	0.00%	0.22%	0.19%	0.09%	0.00%	0.28%	0.19%	0.11%	0.13%	0.03%	0.03%	0.06%	0.02%	0.08%	0.00%	0.05%	0.01%	0.01%
4	0.17%	0.00%	0.05%	0.23%	0.00%	0.00%	0.00%	0.12%	0.17%	0.23%	0.13%	0.03%	0.00%	0.12%	0.00%	0.05%	0.00%	0.02%	0.00%	0.01%
5	0.01%	0.00%	0.11%	0.00%	0.00%	0.00%	0.00%	0.00%	0.04%	0.00%	0.00%	0.03%	0.00%	0.12%	0.00%	0.04%	0.01%	0.04%	0.02%	0.04%
6	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.08%	0.00%	0.02%	0.06%	0.04%	0.12%	0.00%	0.01%	0.05%	0.02%	0.03%	0.00%
7	0.27%	0.00%	0.13%	0.00%	0.00%	0.00%	0.00%	0.00%	0.04%	0.00%	0.06%	0.06%	0.11%	0.15%	0.02%	0.01%	0.02%	0.01%	0.04%	0.01%
8	0.21%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.04%	0.00%	0.04%	0.03%	0.09%	0.12%	0.01%	0.00%	0.05%	0.00%	0.03%	0.03%
9	0.10%	0.00%	0.00%	0.00%	0.00%	0.01%	0.05%	0.00%	0.04%	0.00%	0.05%	0.02%	0.11%	0.08%	0.04%	0.00%	0.01%	0.03%	0.02%	0.02%
10	0.00%	0.00%	0.00%	0.00%	0.00%	0.09%	0.05%	0.00%	0.00%	0.00%	0.00%	0.02%	0.06%	0.02%	0.00%	0.04%	0.08%	0.04%	0.03%	0.05%
11	0.00%	0.00%	0.00%	0.00%	0.08%	0.01%	0.05%	0.00%	0.12%	0.00%	0.04%	0.02%	0.06%	0.06%	0.00%	0.04%	0.04%	0.00%	0.04%	0.02%
12	0.19%	0.00%	0.15%	0.08%	0.00%	0.00%	0.00%	0.08%	0.07%	0.00%	0.05%	0.03%	0.04%	0.18%	0.08%	0.03%	0.00%	0.00%	0.03%	0.04%
13	0.11%	0.00%	0.15%	0.00%	0.00%	0.00%	0.00%	0.08%	0.07%	0.07%	0.13%	0.00%	0.04%	0.00%	0.04%	0.02%	0.00%	0.04%	0.03%	0.06%
14	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.08%	0.04%	0.07%	0.06%	0.00%	0.00%	0.05%	0.02%	0.00%	0.02%	0.04%	0.00%	0.07%
15	0.09%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.07%	0.04%	0.05%	0.03%	0.04%	0.05%	0.00%	0.05%	0.06%	0.02%	0.01%	0.14%
16	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.14%	0.00%	0.05%	0.03%	0.11%	0.00%	0.04%	0.05%	0.02%	0.07%	0.06%	0.13%
17	0.21%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.08%	0.08%	0.00%	0.09%	0.05%	0.00%	0.10%	0.05%	0.05%	0.06%	0.06%	0.07%
18	0.00%	0.00%	0.00%	0.00%	0.12%	0.00%	0.09%	0.00%	0.00%	0.08%	0.00%	0.00%	0.10%	0.10%	0.15%	0.08%	0.00%	0.05%	0.06%	0.08%
19	0.09%	0.00%	0.00%	0.00%	0.13%	0.00%	0.00%	0.00%	0.10%	0.08%	0.00%	0.00%	0.16%	0.00%	0.20%	0.05%	0.02%	0.03%	0.11%	0.09%
20	0.13%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.20%	0.00%	0.00%	0.00%	0.17%	0.04%	0.20%	0.05%	0.05%	0.02%	0.09%	0.08%
21	0.14%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.05%	0.00%	0.00%	0.07%	0.12%	0.00%	0.17%	0.03%	0.06%	0.04%	0.08%	0.10%
22	0.10%	0.00%	0.00%	0.05%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.06%	0.00%	0.18%	0.05%	0.08%	0.00%	0.07%	0.07%
23	0.10%	0.00%	0.00%	0.12%	0.00%	0.16%	0.00%	0.14%	0.00%	0.00%	0.00%	0.05%	0.12%	0.04%	0.06%	0.08%	0.01%	0.02%	0.10%	0.10%
24	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.26%	0.00%	0.00%	0.00%	0.00%	0.11%	0.00%	0.05%	0.08%	0.04%	0.04%	0.11%	0.04%
25	0.11%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.29%	0.08%	0.00%	0.18%	0.00%	0.05%	0.00%	0.05%	0.02%	0.07%	0.07%	0.10%	0.14%
26	0.00%	0.00%	0.00%	0.00%	0.00%	0.18%	0.00%	0.12%	0.00%	0.00%	0.00%	0.00%	0.12%	0.00%	0.05%	0.10%	0.07%	0.07%	0.12%	0.11%
27	0.00%	0.00%	0.20%	0.00%	0.00%	0.00%	0.00%	0.09%	0.00%	0.00%	0.08%	0.00%	0.16%	0.00%	0.17%	0.10%	0.04%	0.12%	0.05%	0.20%
28	0.12%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.10%	0.00%	0.00%	0.08%	0.05%	0.00%	0.07%	0.18%	0.10%	0.03%	0.06%	0.09%	0.17%
29	0.12%	0.00%	0.39%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.08%	0.10%	0.13%	0.07%	0.14%	0.12%	0.03%	0.05%	0.16%	0.17%
30	0.00%	0.00%	0.19%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.13%	0.00%	0.14%	0.00%	0.09%	0.08%	0.08%	0.17%	0.14%	0.19%
31	0.00%	0.00%	0.20%	0.00%	0.00%	0.17%	0.11%	0.00%	0.00%	0.00%	0.13%	0.12%	0.30%	0.04%	0.08%	0.08%	0.07%	0.15%	0.24%	0.21%
32	0.00%	0.15%	0.23%	0.00%	0.00%	0.10%	0.00%	0.00%	0.00%	0.00%	0.00%	0.10%	0.23%	0.13%	0.11%	0.11%	0.05%	0.12%	0.21%	0.15%
33	0.00%	0.00%	0.00%	0.14%	0.00%	0.19%	0.00%	0.18%	0.00%	0.08%	0.00%	0.10%	0.24%	0.00%	0.10%	0.06%	0.02%	0.15%	0.25%	0.23%
34	0.00%	0.00%	0.00%	0.15%	0.00%	0.19%	0.00%	0.00%	0.00%	0.00%	0.00%	0.18%	0.18%	0.18%	0.10%	0.06%	0.02%	0.21%	0.13%	0.40%
35	0.00%	0.00%	0.00%	0.00%	0.00%	0.08%	0.00%	0.20%	0.09%	0.00%	0.00%	0.00%	0.13%	0.11%	0.14%	0.10%	0.07%	0.04%	0.19%	0.26%
36	0.00%	0.00%	0.00%	0.39%	0.00%	0.00%	0.15%	0.00%	0.09%	0.00%	0.00%	0.00%	0.13%	0.11%	0.03%	0.17%	0.05%	0.10%	0.26%	0.32%
37	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.09%	0.17%	0.08%	0.21%	0.32%	0.07%	0.03%	0.25%	0.10%	0.12%	0.48%	0.34%
38	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.10%	0.07%	0.06%	0.19%	0.35%	0.19%	0.00%	0.18%	0.01%	0.26%	0.34%	0.26%
39	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.10%	0.00%	0.18%	0.09%	0.19%	0.31%	0.26%	0.32%	0.00%	0.37%	0.47%	0.43%
40	0.00%	0.20%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.12%	0.00%	0.06%	0.07%	0.17%	0.40%	0.22%	0.16%	0.07%	0.40%	0.34%	0.26%
41	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.13%	0.00%	0.07%	0.19%	0.25%	0.42%	0.15%	0.16%	0.03%	0.26%	0.29%	0.33%
42	0.00%	0.00%	0.25%	0.00%	0.00%	0.26%	0.00%	0.00%	0.14%	0.00%	0.00%	0.08%	0.10%	0.16%	0.21%	0.20%	0.07%	0.32%	0.31%	0.27%
43	0.00%	0.21%	0.00%	0.16%	0.00%	0.00%	0.00%	0.00%	0.13%	0.10%	0.00%	0.08%	0.39%	0.09%	0.13%	0.23%	0.10%	0.16%	0.32%	0.33%
44	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.31%	0.02%	0.28%	0.09%	0.23%	0.10%	0.12%	0.31%	0.06%	0.22%	0.36%	0.28%
45	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.22%	0.33%	0.00%	0.23%	0.09%	0.52%	0.10%	0.04%	0.27%	0.02%	0.19%	0.34%	0.34%
46	0.54%	0.00%	0.00%	0.00%	0.00%	0.00%	0.19%	0.00%	0.35%	0.00%	0.24%	0.09%	0.36%	0.11%	0.45%	0.37%	0.12%	0.19%	0.38%	0.25%
47	1.45%	0.00%	0.00%	0.00%	0.00%	0.30%	0.21%	0.00%	0.14%	0.12%	0.00%	0.09%	0.48%	0.44%	0.38%	0.17%	0.15%	0.25%	0.32%	0.32%
48	0.93%	0.00%	0.00%	0.00%	0.00%	0.00%	0.21%	0.00%	0.16%	0.00%	0.00%	0.10%	0.41%	0.64%	0.31%	0.29%	0.02%	0.24%	0.19%	0.33%
49	0.00%	0.00%	0.00%	0.53%	0.00%	0.00%	0.00%	0.00%	0.00%	0.19%	0.16%	0.10%	0.30%	0.00%	0.21%	0.36%	0.02%	0.10%	0.32%	0.38%
50	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.06%	0.00%	0.11%	0.13%	0.00%	0.40%	0.38%	0.12%	0.30%	0.24%	0.63%
51	0.00%	0.00%	0.00%	0.59%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.29%	0.11%	0.23%	0.29%	0.32%	0.21%	0.03%	0.40%	0.31%	0.53%
52	0.00%	0.00%	0.00%	0.65%	0.00%	0.00%	0.29%	0.00%	0.00%	0.07%	0.31%	0.12%	0.00%	0.25%	0.24%	0.21%	0.19%	0.34%	0.43%	0.61%
53	0.98%	0.00%	0.00%	0.69%	0.00%	0.00%	0.32%	0.00%	0.32%	0.00%	0.19%	0.25%	0.00%	0.48%	0.51%	0.24%	0.24%	0.17%	0.44%	0.41%
54	0.00%	0.00%	0.00%	0.74%	0.00%	0.00%	0.82%	0.00%	0.00%	0.00%	0.00%	0.27%	0.00%	0.24%	0.18%	0.21%	0.10%	0.17%	0.30%	0.21%
55	0.00%	0.00%	0.00%	0.78%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.28%	0.00%	0.91%	0.21%	0.41%	0.25%	0.36%	0.39%
56	0.00%	0.00%	0.00%	0.88%	0.00%	0.00%	0.00%	0.80%	0.17%	0.00%	0.00%	0.30%	0.00%	0.71%	0.27%	0.24%	0.63%	0.49%	0.35%
57	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.41%	0.57%	0.37%	0.48%	0.54%	0.32%	0.34%	0.24%	0.25%

Annex II - 87

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
58	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.33%	0.41%	0.00%	0.18%	0.46%	0.62%	0.00%	0.56%	0.69%	0.41%	0.21%	0.28%
59	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.38%	0.46%	0.20%	0.21%	0.77%	0.70%	0.43%	0.86%	0.57%	0.26%	0.39%	0.36%
60	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.39%	0.52%	0.22%	0.00%	0.28%	0.75%	0.50%	0.00%	0.68%	0.18%	0.22%	0.02%
61	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.79%	0.00%	0.97%	0.00%	0.00%	0.22%	0.25%	0.28%	1.46%	0.56%	0.42%
62	0.00%	0.00%	0.97%	0.00%	0.00%	1.01%	0.40%	0.00%	0.30%	0.00%	0.62%	0.24%	0.29%	0.40%	1.17%	0.50%	0.48%
63	0.00%	0.00%	1.11%	0.00%	0.00%	0.00%	0.46%	0.00%	0.41%	0.00%	0.72%	0.28%	0.94%	0.93%	0.33%	0.66%	0.70%
64	0.00%	0.00%	1.29%	0.00%	0.00%	0.00%	0.00%	0.00%	0.49%	0.38%	0.00%	0.00%	0.92%	1.50%	0.51%	0.98%
65	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.97%	0.00%	0.00%	0.48%	0.86%	0.31%	0.00%	0.64%	0.42%	1.33%
66	0.00%	0.00%	1.12%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.60%	1.10%	0.34%	1.19%	0.74%	1.00%	0.61%
67	0.00%	0.00%	1.20%	0.00%	0.00%	0.00%	0.00%	0.00%	0.67%	0.00%	1.34%	0.67%	1.60%	0.89%	1.82%
68	0.00%	0.00%	1.62%	0.00%	0.00%	0.00%	1.71%	0.82%	0.97%	0.00%	0.00%	0.95%	2.41%	1.76%	0.66%
69	0.00%	0.00%	1.96%	0.00%	0.00%	0.00%	2.53%	0.00%	1.51%	0.97%	0.00%	0.00%	0.00%	1.24%	1.97%
70	0.00%	0.00%	3.52%	0.00%	2.14%	0.00%	5.59%	0.00%	0.47%	1.40%	0.00%	4.31%	0.00%	0.34%
71	0.00%	0.00%	8.07%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	2.75%	0.00%	7.77%	0.00%	0.00%
72	0.00%	0.00%	100.00%	0.00%	0.00%	0.00%	10.18%	0.00%	0.00%	1.62%	1.76%	5.90%	1.36%	4.59%

Annex II - 88

Static Pool Delinquency (>30 DPD) (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.01%	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.02%	0.00%	0.02%	0.01%	0.01%	0.00%	0.00%	0.01%
3	0.01%	0.02%	0.03%	0.03%	0.03%	0.01%	0.04%	0.04%	0.02%	0.06%	0.01%	0.03%	0.02%	0.03%	0.01%	0.02%	0.01%
4	0.02%	0.00%	0.04%	0.01%	0.04%	0.07%	0.04%	0.02%	0.02%	0.08%	0.04%	0.07%	0.05%	0.04%	0.04%	0.02%
5	0.02%	0.02%	0.03%	0.03%	0.00%	0.11%	0.01%	0.04%	0.05%	0.04%	0.03%	0.07%	0.04%	0.04%	0.02%	0.02%
6	0.00%	0.00%	0.00%	0.03%	0.08%	0.18%	0.05%	0.14%	0.09%	0.06%	0.06%	0.09%	0.04%	0.05%	0.04%	0.02%
7	0.01%	0.00%	0.00%	0.04%	0.04%	0.05%	0.02%	0.13%	0.07%	0.05%	0.09%	0.15%	0.10%	0.06%	0.05%
8	0.01%	0.04%	0.01%	0.08%	0.05%	0.12%	0.03%	0.17%	0.09%	0.07%	0.09%	0.12%	0.14%	0.11%	0.07%
9	0.00%	0.04%	0.02%	0.14%	0.05%	0.10%	0.08%	0.08%	0.07%	0.08%	0.11%	0.15%	0.17%	0.12%	0.10%
10	0.01%	0.04%	0.02%	0.11%	0.03%	0.13%	0.13%	0.11%	0.12%	0.13%	0.12%	0.15%	0.18%	0.14%
11	0.03%	0.02%	0.03%	0.00%	0.06%	0.12%	0.11%	0.08%	0.16%	0.17%	0.12%	0.21%	0.19%	0.21%
12	0.04%	0.04%	0.07%	0.05%	0.03%	0.09%	0.11%	0.12%	0.19%	0.13%	0.11%	0.21%	0.18%	0.19%
13	0.04%	0.06%	0.10%	0.05%	0.06%	0.08%	0.10%	0.18%	0.18%	0.20%	0.19%	0.26%	0.10%
14	0.06%	0.05%	0.13%	0.20%	0.05%	0.08%	0.21%	0.17%	0.21%	0.19%	0.24%	0.23%	0.16%
15	0.06%	0.13%	0.15%	0.18%	0.06%	0.09%	0.24%	0.16%	0.22%	0.18%	0.26%	0.24%	0.19%
16	0.06%	0.13%	0.09%	0.12%	0.07%	0.10%	0.22%	0.28%	0.28%	0.26%	0.22%	0.25%
17	0.10%	0.09%	0.12%	0.14%	0.07%	0.13%	0.27%	0.30%	0.26%	0.24%	0.33%	0.40%
18	0.14%	0.04%	0.06%	0.06%	0.11%	0.14%	0.32%	0.28%	0.34%	0.39%	0.31%	0.47%
19	0.10%	0.12%	0.12%	0.08%	0.15%	0.23%	0.40%	0.30%	0.27%	0.26%	0.25%
20	0.10%	0.05%	0.10%	0.14%	0.12%	0.20%	0.34%	0.32%	0.37%	0.47%	0.31%
21	0.25%	0.08%	0.05%	0.10%	0.25%	0.10%	0.32%	0.34%	0.48%	0.45%	0.44%
22	0.14%	0.15%	0.10%	0.17%	0.01%	0.25%	0.34%	0.35%	0.54%	0.47%
23	0.21%	0.09%	0.16%	0.28%	0.01%	0.22%	0.41%	0.37%	0.49%	0.58%
24	0.20%	0.12%	0.25%	0.21%	0.09%	0.18%	0.41%	0.44%	0.47%	0.59%
25	0.18%	0.09%	0.27%	0.45%	0.19%	0.22%	0.35%	0.62%	0.53%
26	0.19%	0.10%	0.33%	0.36%	0.25%	0.25%	0.46%	0.49%	0.66%
27	0.16%	0.11%	0.28%	0.43%	0.24%	0.07%	0.59%	0.48%	0.57%
28	0.21%	0.05%	0.19%	0.18%	0.00%	0.19%	0.44%	0.47%
29	0.19%	0.12%	0.24%	0.31%	0.05%	0.38%	0.39%	0.39%
30	0.22%	0.11%	0.11%	0.15%	0.15%	0.38%	0.56%	0.44%
31	0.17%	0.15%	0.22%	0.24%	0.21%	0.33%	0.55%
32	0.24%	0.16%	0.33%	0.26%	0.22%	0.40%	0.50%
33	0.20%	0.11%	0.28%	0.19%	0.11%	0.32%	0.47%
34	0.20%	0.18%	0.32%	0.14%	0.07%	0.31%
35	0.16%	0.22%	0.33%	0.39%	0.11%	0.30%
36	0.16%	0.30%	0.28%	0.30%	0.15%	0.22%
37	0.14%	0.20%	0.23%	0.41%	0.27%
38	0.10%	0.23%	0.32%	0.51%	0.60%
39	0.10%	0.21%	0.16%	0.43%	0.18%
40	0.12%	0.44%	0.23%	0.53%
41	0.24%	0.51%	0.27%	0.39%
42	0.17%	0.55%	0.28%	0.76%
43	0.29%	0.31%	0.47%
44	0.23%	0.55%	0.46%
45	0.14%	0.29%	0.29%
46	0.24%	0.26%
47	0.15%	0.28%
48	0.16%	0.40%
49	0.09%
50	0.25%
51	0.28%

Annex II - 89

ABS Total

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	2.24%	1.86%	1.01%	1.50%	1.72%	1.25%	1.14%	1.16%	1.01%	1.56%	1.31%	1.56%	1.72%	1.64%	1.67%	1.80%	1.26%	1.50%	1.36%	1.78%
1	2.22%	2.93%	2.11%	4.09%	5.26%	4.18%	2.66%	3.23%	2.87%	2.63%	2.85%	3.65%	3.31%	3.06%	5.02%	3.50%	3.68%	3.64%	3.42%	4.38%
2	1.91%	1.75%	1.93%	1.76%	3.20%	2.11%	2.27%	2.09%	2.24%	1.73%	2.27%	2.92%	2.07%	2.86%	3.25%	2.95%	3.34%	2.80%	2.70%	3.27%
3	1.72%	2.04%	0.98%	1.43%	1.53%	2.20%	1.60%	2.00%	1.14%	1.40%	1.79%	1.95%	1.66%	1.80%	2.28%	2.67%	2.59%	2.44%	2.18%	3.02%
4	1.04%	1.88%	1.23%	1.72%	1.98%	0.98%	1.32%	1.48%	1.24%	0.76%	1.61%	1.65%	2.26%	1.88%	2.37%	2.36%	2.53%	2.37%	2.25%	2.57%
5	1.97%	0.47%	0.85%	2.24%	1.77%	1.65%	1.27%	0.93%	1.13%	1.28%	1.66%	1.77%	2.00%	1.76%	2.55%	2.15%	2.26%	1.82%	1.60%	2.38%
6	0.87%	0.61%	1.54%	1.21%	1.89%	0.86%	1.92%	1.36%	1.01%	1.30%	1.41%	1.81%	1.94%	1.82%	2.15%	1.84%	1.78%	1.79%	2.01%	1.93%
7	1.21%	1.50%	1.25%	1.33%	1.02%	1.04%	1.17%	1.51%	1.08%	1.29%	1.56%	1.97%	1.77%	2.07%	2.40%	2.16%	2.14%	1.82%	1.94%	1.80%
8	1.96%	1.05%	1.29%	1.78%	1.58%	1.25%	1.68%	1.17%	1.12%	1.30%	0.99%	1.84%	1.59%	1.87%	2.11%	1.81%	1.83%	1.71%	1.90%	1.61%
9	1.08%	1.16%	0.66%	1.05%	1.23%	1.44%	1.29%	0.71%	0.95%	1.40%	1.36%	1.80%	1.42%	1.97%	2.01%	1.94%	1.80%	1.89%	1.68%	1.55%
10	1.06%	1.28%	1.31%	0.65%	1.43%	1.49%	0.93%	1.32%	1.28%	1.23%	1.80%	1.69%	1.49%	1.98%	1.77%	1.72%	1.50%	1.63%	1.43%	1.45%
11	0.71%	0.87%	0.91%	0.97%	1.65%	1.19%	1.64%	0.81%	1.75%	1.31%	1.82%	1.71%	1.36%	2.04%	2.01%	1.84%	1.57%	1.67%	1.72%	1.43%
12	1.33%	0.76%	1.09%	1.80%	1.42%	1.13%	1.80%	1.28%	1.26%	1.46%	1.66%	1.73%	1.68%	1.37%	2.03%	1.62%	1.99%	1.48%	1.34%	1.06%
13	1.44%	0.97%	1.23%	1.10%	1.52%	1.55%	1.39%	0.75%	0.93%	1.52%	1.85%	1.59%	2.23%	1.91%	1.95%	1.56%	1.46%	1.51%	1.19%	1.12%
14	1.67%	1.22%	0.72%	0.94%	1.30%	1.18%	0.84%	1.30%	1.29%	1.58%	1.57%	2.15%	2.00%	1.69%	1.65%	1.54%	1.67%	1.65%	1.11%	1.24%
15	1.38%	1.36%	0.91%	0.89%	1.32%	1.63%	1.34%	1.61%	1.25%	1.91%	1.91%	1.64%	1.99%	1.88%	1.74%	1.70%	1.29%	1.53%	1.09%	1.09%
16	1.26%	1.02%	0.31%	0.81%	1.45%	1.40%	1.24%	1.42%	1.43%	1.73%	1.49%	1.81%	1.77%	1.70%	1.71%	1.67%	1.35%	1.30%	1.00%	1.30%
17	0.97%	1.27%	0.87%	1.57%	1.05%	1.56%	1.42%	1.31%	1.80%	1.43%	1.74%	2.10%	1.56%	1.57%	1.65%	1.68%	1.55%	1.07%	0.95%	1.29%
18	1.31%	1.19%	0.98%	1.39%	1.35%	1.11%	1.52%	1.22%	1.68%	1.11%	1.76%	1.23%	1.39%	1.58%	1.62%	1.30%	1.36%	0.95%	1.10%	1.48%
19	0.64%	1.51%	0.99%	1.43%	1.90%	1.79%	0.82%	1.38%	1.28%	1.32%	1.80%	1.67%	1.56%	1.53%	1.29%	1.37%	1.21%	0.87%	1.20%	1.31%
20	1.33%	0.67%	1.64%	1.05%	1.18%	1.27%	1.21%	1.09%	1.66%	1.50%	1.94%	1.87%	1.30%	1.31%	1.60%	1.42%	1.09%	1.00%	1.18%	1.17%
21	1.25%	0.80%	1.28%	1.13%	1.24%	1.35%	0.77%	1.62%	1.43%	1.54%	1.54%	1.68%	1.60%	1.50%	1.40%	1.04%	1.07%	1.11%	1.12%	1.27%
22	1.06%	0.91%	1.01%	1.38%	1.13%	1.14%	1.63%	1.70%	1.36%	2.03%	1.48%	1.38%	1.52%	1.44%	1.23%	1.22%	1.16%	1.13%	1.09%	1.28%
23	1.11%	1.06%	1.01%	1.95%	1.16%	1.10%	1.74%	1.76%	1.55%	1.38%	1.29%	1.54%	1.45%	1.47%	1.32%	1.08%	1.41%	1.13%	1.28%	1.06%
24	1.54%	0.85%	1.15%	1.41%	1.39%	1.24%	1.28%	1.73%	1.67%	1.57%	1.74%	1.68%	1.55%	1.04%	1.37%	0.95%	1.43%	1.26%	1.23%	1.18%
25	0.90%	1.26%	1.43%	1.35%	1.22%	1.52%	1.54%	1.47%	1.46%	1.31%	1.50%	1.49%	1.54%	1.29%	1.13%	1.05%	1.12%	1.36%	1.14%	0.98%
26	1.69%	1.22%	1.31%	1.40%	1.14%	1.18%	1.38%	1.21%	1.86%	1.06%	1.37%	1.44%	1.37%	1.14%	1.31%	0.95%	1.27%	1.15%	1.01%	1.05%
27	1.45%	1.51%	1.35%	1.56%	1.13%	1.71%	1.36%	1.75%	1.28%	1.67%	1.44%	1.56%	1.24%	1.47%	0.94%	1.10%	1.33%	1.07%	0.86%	1.26%
28	1.48%	0.93%	1.25%	1.02%	1.29%	1.36%	1.45%	1.57%	1.43%	1.47%	1.53%	1.58%	1.26%	1.28%	0.91%	1.06%	1.06%	1.17%	0.91%	1.06%
29	0.93%	1.21%	1.28%	1.21%	1.71%	1.26%	1.65%	1.69%	1.45%	1.48%	1.35%	1.36%	1.40%	0.87%	1.27%	1.21%	1.06%	1.12%	1.00%	1.25%
30	1.43%	1.01%	1.62%	1.17%	1.39%	1.33%	1.41%	1.43%	1.15%	1.37%	1.25%	1.44%	1.17%	1.03%	1.14%	1.08%	1.07%	1.05%	1.24%	1.20%
31	1.15%	1.26%	1.41%	1.38%	1.34%	1.23%	1.70%	1.33%	1.53%	1.25%	1.42%	1.29%	1.05%	1.16%	1.16%	0.99%	1.04%	1.02%	1.21%	1.12%
32	1.01%	1.01%	1.19%	1.12%	1.37%	1.57%	1.68%	1.35%	1.30%	1.56%	1.29%	1.03%	1.11%	0.91%	1.00%	1.09%	1.03%	1.14%	1.11%	1.22%
33	0.87%	1.12%	1.25%	1.73%	1.48%	1.56%	1.32%	1.02%	1.17%	1.38%	1.17%	1.53%	0.84%	1.07%	1.34%	1.04%	0.97%	1.13%	1.24%	1.17%
34	1.61%	0.75%	1.35%	1.57%	1.83%	1.54%	1.43%	1.33%	1.18%	0.98%	1.09%	1.04%	0.92%	1.12%	1.05%	1.24%	0.96%	1.13%	0.98%	1.15%
35	0.94%	1.39%	1.23%	1.67%	1.25%	1.49%	1.35%	1.47%	1.19%	1.02%	0.97%	0.84%	1.24%	1.12%	1.12%	0.97%	1.13%	1.25%	1.18%	1.04%
36	1.29%	1.16%	1.35%	1.41%	1.54%	1.50%	1.16%	1.21%	0.97%	1.30%	1.30%	1.39%	1.31%	1.09%	1.03%	1.01%	1.16%	1.30%	1.01%	1.30%
37	1.22%	1.11%	1.62%	1.15%	1.63%	1.37%	1.27%	1.46%	1.33%	1.03%	1.12%	1.16%	1.40%	0.93%	1.19%	1.02%	1.01%	1.11%	1.22%	1.04%
38	1.10%	1.42%	1.02%	1.18%	1.42%	1.31%	0.98%	1.49%	1.01%	1.04%	1.25%	0.86%	1.08%	1.17%	0.95%	1.12%	1.17%	0.88%	1.17%	1.22%
39	1.16%	1.12%	1.12%	1.56%	1.60%	1.10%	1.05%	1.32%	1.03%	1.11%	0.90%	1.25%	1.07%	1.13%	1.13%	1.18%	1.19%	1.05%	1.16%	1.22%
40	0.99%	1.20%	1.36%	1.41%	1.55%	1.27%	1.43%	1.41%	0.99%	0.95%	1.05%	1.20%	1.03%	1.11%	1.08%	1.05%	1.31%	1.02%	1.04%	1.25%
41	1.21%	1.02%	1.12%	0.92%	1.03%	1.15%	1.10%	1.20%	1.29%	0.68%	1.06%	1.14%	1.33%	0.55%	1.13%	1.15%	1.13%	1.09%	1.06%	1.18%
42	1.53%	1.01%	1.34%	1.04%	1.56%	0.97%	1.06%	1.12%	1.28%	1.06%	1.08%	1.06%	1.26%	1.01%	0.99%	0.95%	1.15%	1.13%	1.16%	1.20%
43	1.38%	1.20%	1.45%	1.55%	0.92%	1.20%	0.77%	1.13%	1.26%	0.97%	1.15%	1.05%	1.03%	1.01%	1.28%	1.11%	1.13%	1.20%	1.09%	1.17%
44	0.99%	1.37%	1.51%	1.01%	1.00%	1.25%	1.10%	0.93%	0.88%	1.20%	1.12%	1.01%	1.13%	1.15%	1.06%	1.14%	1.08%	1.11%	1.15%	1.23%
45	0.79%	1.33%	0.90%	1.24%	1.10%	1.12%	1.29%	1.01%	1.26%	1.15%	1.01%	0.97%	1.03%	1.21%	1.10%	0.99%	1.16%	1.19%	1.06%	1.19%
46	0.89%	1.47%	1.21%	1.35%	1.39%	1.16%	1.22%	0.99%	1.07%	1.21%	1.22%	1.04%	1.13%	1.30%	1.04%	1.14%	1.19%	1.20%	1.16%	1.24%
47	1.35%	1.49%	1.24%	1.12%	1.34%	1.18%	1.34%	0.73%	1.12%	1.13%	1.11%	0.87%	1.25%	1.26%	1.10%	1.21%	1.10%	1.11%	1.17%	1.11%
48	1.38%	1.41%	1.33%	1.46%	1.28%	1.37%	1.05%	0.74%	1.45%	1.20%	0.94%	0.92%	1.29%	1.34%	1.11%	1.20%	1.18%	1.12%	1.12%	1.22%
49	1.36%	0.20%	1.43%	1.21%	0.86%	1.44%	1.05%	1.06%	0.98%	1.08%	1.08%	1.17%	1.14%	1.11%	1.30%	1.14%	1.17%	1.08%	1.16%	1.06%
50	1.44%	1.13%	1.18%	1.38%	1.42%	1.01%	1.01%	1.03%	1.12%	1.14%	0.87%	1.20%	1.20%	1.19%	0.93%	1.03%	1.28%	1.12%	1.06%	1.17%
51	1.34%	1.27%	1.16%	1.39%	0.83%	0.88%	0.99%	1.12%	1.23%	0.86%	1.14%	1.07%	1.27%	1.00%	1.11%	1.14%	1.09%	1.13%	1.06%	1.19%
52	0.85%	1.21%	1.07%	1.26%	0.96%	1.19%	1.20%	1.11%	1.01%	1.13%	1.17%	1.30%	1.13%	1.07%	1.17%	1.16%	1.00%	1.24%	1.10%	1.20%
53	0.93%	0.99%	1.24%	1.20%	0.78%	1.10%	0.70%	1.26%	1.09%	0.82%	1.15%	1.06%	1.11%	1.15%	1.13%	1.10%	1.01%	1.05%	1.03%	1.23%
54	1.31%	0.92%	1.21%	1.31%	0.96%	0.89%	0.92%	1.17%	1.05%	1.07%	1.18%	1.21%	1.05%	1.20%	1.21%	1.09%	1.08%	1.04%	1.16%	1.22%
55	0.91%	1.28%	1.24%	1.18%	1.30%	1.15%	1.01%	0.95%	0.76%	0.87%	1.11%	1.06%	1.08%	1.06%	1.22%	1.22%	1.23%	1.03%	1.08%
56	1.42%	1.17%	1.19%	1.19%	0.37%	0.91%	1.15%	1.12%	1.17%	1.04%	1.11%	1.17%	0.83%	1.00%	1.05%	1.11%	1.03%	1.09%	1.15%
57	1.21%	1.28%	1.05%	1.31%	0.52%	0.59%	0.67%	0.97%	1.02%	1.10%	1.04%	1.27%	1.09%	1.03%	1.06%	1.20%	1.16%	1.23%	1.12%

Annex II-90

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
58	1.08%	1.36%	1.22%	1.20%	1.30%	1.18%	1.11%	1.09%	1.15%	1.19%	1.11%	1.17%	1.07%	1.27%	1.15%	1.11%	1.13%	1.21%
59	1.13%	1.14%	1.09%	0.40%	0.64%	0.84%	1.26%	1.00%	1.11%	1.26%	1.21%	1.23%	1.09%	1.28%	1.15%	1.13%	1.14%	1.18%
60	1.18%	0.87%	1.00%	0.82%	1.07%	1.17%	1.12%	0.95%	1.21%	1.19%	1.16%	0.92%	1.22%	1.14%	1.09%	0.99%	1.19%	1.07%
61	1.23%	0.80%	0.95%	1.24%	0.81%	1.14%	1.06%	1.18%	1.29%	1.10%	1.12%	0.93%	0.99%	1.15%	1.08%	1.10%	1.15%
62	0.70%	1.13%	0.87%	1.08%	1.16%	0.97%	1.25%	0.96%	1.26%	1.10%	1.05%	1.08%	1.08%	0.93%	0.93%	1.03%	1.20%
63	0.77%	1.19%	0.93%	1.28%	1.09%	1.16%	0.60%	0.91%	1.11%	1.01%	0.93%	0.96%	1.07%	1.05%	1.16%	1.14%	1.02%
64	1.21%	0.87%	0.91%	1.02%	1.15%	0.95%	1.18%	1.14%	1.09%	1.18%	1.08%	1.17%	1.26%	1.18%	1.07%	1.20%
65	0.71%	0.87%	1.08%	1.17%	1.23%	0.72%	0.93%	1.25%	0.86%	1.24%	1.14%	1.21%	1.09%	1.04%	1.06%	1.19%
66	0.84%	1.08%	1.16%	1.19%	0.72%	1.10%	1.30%	1.04%	1.16%	1.03%	1.21%	1.03%	1.07%	1.04%	1.11%	1.12%
67	1.20%	1.27%	0.77%	1.18%	1.18%	1.02%	1.10%	1.28%	1.25%	1.20%	1.04%	1.09%	1.26%	1.18%	1.19%
68	0.75%	1.26%	1.00%	1.15%	1.21%	1.29%	0.99%	1.26%	1.17%	0.98%	1.26%	1.23%	1.08%	1.24%	1.21%
69	1.17%	1.13%	1.25%	1.29%	0.95%	1.19%	1.18%	1.13%	1.09%	1.20%	1.20%	1.14%	1.25%	1.19%	1.21%
70	1.05%	1.31%	1.32%	1.32%	1.22%	1.25%	1.24%	1.17%	1.26%	1.29%	1.28%	1.21%	1.27%	1.24%
71	1.21%	1.33%	1.36%	1.35%	1.36%	1.33%	1.35%	1.33%	1.35%	1.34%	1.31%	1.29%	1.33%	1.29%
72	6.21%	1.39%	1.44%	1.39%	-0.10%	1.59%	1.21%	1.19%	-0.21%	1.77%	1.48%	1.02%	1.48%	1.24%

Annex II-91

ABS Total (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	1.79%	2.26%	2.27%	2.75%	3.58%	2.41%	1.86%	1.51%	1.91%	2.22%	2.47%	2.42%	2.80%	2.02%	1.98%	1.57%	1.75%	1.75%
1	4.29%	6.21%	6.30%	6.13%	5.58%	5.56%	3.74%	3.47%	4.62%	4.81%	5.34%	5.80%	5.75%	4.55%	4.23%	3.55%	3.87%
2	3.10%	4.22%	3.46%	4.30%	4.67%	3.39%	2.74%	2.55%	3.67%	4.23%	3.92%	4.26%	4.70%	3.30%	3.00%	2.52%	2.68%
3	2.36%	3.03%	3.04%	2.87%	3.17%	2.52%	2.22%	2.04%	2.36%	3.04%	2.85%	3.68%	3.46%	2.81%	2.36%	1.96%	2.05%
4	1.82%	1.98%	2.25%	2.84%	2.50%	1.99%	1.85%	2.59%	2.75%	3.10%	2.89%	2.91%	3.08%	2.56%	2.00%	2.00%
5	1.56%	1.78%	1.66%	2.32%	2.15%	1.92%	1.87%	2.40%	2.24%	2.47%	2.56%	2.93%	2.57%	1.94%	2.03%	1.99%
6	1.42%	1.81%	1.72%	2.21%	1.95%	1.51%	1.80%	1.79%	2.11%	2.34%	2.64%	2.45%	2.32%	2.34%	1.97%	1.57%
7	1.20%	1.61%	2.03%	1.83%	1.71%	1.44%	2.09%	1.90%	2.24%	2.31%	2.54%	2.34%	2.40%	2.10%	2.13%
8	1.34%	1.50%	1.90%	1.90%	1.42%	1.82%	1.53%	1.85%	2.00%	2.13%	2.22%	2.46%	2.22%	2.16%	1.83%
9	1.29%	1.41%	1.41%	1.59%	1.63%	1.93%	1.61%	1.62%	1.82%	1.95%	2.05%	2.05%	2.29%	1.97%	1.88%
10	1.08%	1.45%	1.37%	1.67%	1.57%	1.64%	1.69%	1.53%	1.82%	2.33%	2.10%	2.06%	1.90%	1.91%
11	0.90%	1.63%	1.61%	1.79%	1.79%	1.63%	1.54%	1.88%	1.87%	2.16%	1.87%	1.78%	1.97%	2.03%
12	1.35%	1.23%	1.25%	1.67%	1.61%	1.34%	1.40%	1.63%	2.14%	2.10%	2.17%	1.81%	1.98%	1.73%
13	1.22%	1.42%	1.24%	1.46%	1.66%	1.35%	1.79%	1.61%	1.57%	2.05%	1.84%	1.75%	2.00%
14	1.28%	1.34%	1.16%	1.41%	1.56%	1.43%	1.55%	1.58%	1.87%	1.96%	1.87%	1.80%	1.83%
15	1.02%	1.17%	1.31%	1.60%	1.56%	1.49%	1.34%	1.60%	1.62%	1.94%	1.80%	1.77%	2.02%
16	1.18%	1.33%	1.22%	1.68%	1.30%	1.64%	1.33%	1.43%	1.79%	1.70%	1.69%	1.73%
17	1.19%	1.18%	1.22%	1.40%	1.69%	1.32%	1.39%	1.61%	1.67%	1.89%	1.49%	1.68%
18	1.19%	1.21%	1.16%	1.40%	1.48%	1.42%	1.41%	1.63%	1.64%	1.59%	1.82%	1.82%
19	0.97%	1.14%	1.64%	1.30%	1.56%	1.45%	1.60%	1.70%	1.45%	1.74%	1.67%
20	1.09%	1.14%	1.20%	1.33%	1.38%	1.50%	1.72%	1.52%	1.49%	1.71%	1.75%
21	0.85%	1.23%	1.37%	1.25%	1.45%	1.46%	1.38%	1.58%	1.53%	1.67%	1.73%
22	1.24%	1.26%	1.22%	1.30%	1.37%	1.45%	1.37%	1.48%	1.58%	1.73%
23	1.00%	1.32%	1.43%	1.54%	1.33%	1.54%	1.37%	1.53%	1.41%	1.56%
24	1.39%	1.37%	1.26%	1.43%	1.68%	1.41%	1.48%	1.49%	1.49%	1.63%
25	1.13%	1.30%	1.22%	1.36%	1.49%	1.42%	1.36%	1.40%	1.66%
26	1.19%	1.15%	1.26%	1.42%	1.41%	1.52%	1.29%	1.38%	1.51%
27	1.27%	1.35%	1.32%	1.45%	1.20%	1.44%	1.20%	1.49%	1.52%
28	1.09%	0.94%	1.29%	1.60%	1.49%	1.34%	1.05%	1.43%
29	1.18%	1.19%	1.29%	1.52%	1.51%	1.25%	1.23%	1.46%
30	1.18%	1.20%	1.30%	1.42%	1.49%	1.24%	1.48%	1.41%
31	1.22%	1.11%	1.45%	1.30%	1.21%	1.32%	1.45%
32	1.13%	1.20%	1.51%	1.31%	1.43%	1.28%	1.35%
33	1.15%	1.24%	1.12%	1.21%	1.23%	1.41%	1.39%
34	1.16%	1.30%	1.48%	1.47%	1.06%	1.32%
35	1.07%	1.23%	1.25%	1.37%	1.06%	1.39%
36	1.23%	1.22%	0.99%	1.26%	1.31%	1.33%
37	1.25%	1.26%	1.21%	1.47%	1.35%
38	1.39%	1.24%	1.20%	1.15%	1.37%
39	1.00%	1.31%	1.01%	1.32%	1.30%
40	1.14%	1.20%	1.18%	1.20%
41	1.27%	1.14%	1.18%	1.36%
42	1.19%	1.23%	1.12%	1.33%
43	1.23%	1.08%	1.26%
44	1.05%	1.15%	1.27%
45	1.18%	1.29%	1.25%
46	1.06%	1.17%
47	1.17%	1.17%
48	1.17%	1.29%
49	1.26%
50	1.10%
51	1.07%

Annex II-92

ABS Voluntary

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
0	2.24%	1.86%	1.01%	1.50%	1.72%	1.25%	1.14%	1.16%	1.01%	1.56%	1.31%	1.56%	1.72%	1.64%	1.67%	1.80%	1.26%	1.50%	1.36%	1.78%
1	2.22%	2.93%	2.11%	4.09%	5.26%	4.18%	2.66%	3.11%	2.87%	2.63%	2.85%	3.65%	3.31%	3.06%	5.02%	3.50%	3.68%	3.64%	3.42%	4.38%
2	1.91%	1.75%	1.93%	1.76%	3.20%	2.11%	2.27%	2.09%	2.12%	1.67%	2.27%	2.92%	2.07%	2.86%	3.23%	2.95%	3.34%	2.80%	2.70%	3.26%
3	1.72%	1.84%	0.98%	1.43%	1.53%	2.20%	1.60%	2.00%	1.14%	1.40%	1.79%	1.95%	1.60%	1.74%	2.26%	2.66%	2.59%	2.44%	2.18%	3.02%
4	1.04%	1.88%	1.23%	1.72%	1.98%	0.98%	1.32%	1.39%	1.18%	0.76%	1.61%	1.65%	2.26%	1.88%	2.37%	2.36%	2.53%	2.37%	2.23%	2.57%
5	1.97%	0.47%	0.76%	2.04%	1.77%	1.65%	1.27%	0.82%	1.01%	1.18%	1.55%	1.77%	2.00%	1.76%	2.54%	2.12%	2.26%	1.81%	1.58%	2.36%
6	0.87%	0.61%	1.54%	1.21%	1.89%	0.86%	1.92%	1.36%	1.01%	1.30%	1.41%	1.81%	1.94%	1.73%	2.15%	1.82%	1.78%	1.79%	2.01%	1.93%
7	1.20%	1.50%	1.25%	1.33%	1.02%	1.04%	1.17%	1.51%	1.08%	1.29%	1.56%	1.97%	1.77%	2.01%	2.40%	2.15%	2.14%	1.81%	1.93%	1.80%
8	1.75%	1.05%	1.18%	1.62%	1.58%	1.25%	1.68%	1.17%	1.12%	1.30%	0.99%	1.82%	1.53%	1.85%	2.11%	1.81%	1.83%	1.71%	1.90%	1.61%
9	0.99%	1.16%	0.66%	1.05%	1.23%	1.44%	1.29%	0.71%	0.95%	1.40%	1.36%	1.78%	1.42%	1.97%	2.01%	1.94%	1.77%	1.89%	1.65%	1.55%
10	1.06%	1.28%	1.31%	0.65%	1.43%	1.49%	0.93%	1.32%	1.28%	1.20%	1.80%	1.69%	1.49%	1.92%	1.74%	1.72%	1.50%	1.63%	1.42%	1.45%
11	0.71%	0.87%	0.91%	0.97%	1.65%	1.19%	1.64%	0.81%	1.75%	1.31%	1.82%	1.71%	1.36%	2.00%	2.01%	1.84%	1.57%	1.67%	1.71%	1.42%
12	1.33%	0.76%	1.09%	1.80%	1.42%	1.13%	1.77%	1.28%	1.26%	1.46%	1.66%	1.71%	1.68%	1.37%	2.03%	1.62%	1.97%	1.48%	1.33%	1.06%
13	1.44%	0.97%	1.23%	1.10%	1.52%	1.55%	1.39%	0.75%	0.93%	1.52%	1.83%	1.59%	2.23%	1.90%	1.94%	1.54%	1.46%	1.48%	1.17%	1.12%
14	1.67%	1.22%	0.72%	0.94%	1.30%	1.18%	0.84%	1.30%	1.29%	1.58%	1.57%	2.15%	1.96%	1.69%	1.65%	1.54%	1.67%	1.65%	1.11%	1.24%
15	1.38%	1.36%	0.91%	0.89%	1.32%	1.63%	1.34%	1.56%	1.25%	1.91%	1.90%	1.64%	1.99%	1.88%	1.74%	1.70%	1.29%	1.51%	1.09%	1.09%
16	1.26%	1.02%	0.31%	0.81%	1.45%	1.40%	1.24%	1.42%	1.43%	1.71%	1.49%	1.81%	1.77%	1.70%	1.71%	1.67%	1.35%	1.30%	1.00%	1.30%
17	0.97%	1.27%	0.87%	1.57%	1.05%	1.56%	1.42%	1.31%	1.79%	1.43%	1.74%	2.10%	1.56%	1.57%	1.65%	1.68%	1.54%	1.07%	0.95%	1.24%
18	1.31%	1.19%	0.98%	1.39%	1.35%	1.11%	1.52%	1.22%	1.64%	1.11%	1.76%	1.17%	1.39%	1.58%	1.62%	1.30%	1.36%	0.95%	1.07%	1.48%
19	0.64%	1.51%	0.99%	1.43%	1.90%	1.79%	0.82%	1.38%	1.28%	1.32%	1.80%	1.67%	1.53%	1.53%	1.29%	1.34%	1.21%	0.86%	1.20%	1.30%
20	1.33%	0.67%	1.64%	1.05%	1.18%	1.27%	1.21%	1.09%	1.66%	1.46%	1.94%	1.87%	1.27%	1.31%	1.60%	1.40%	1.09%	1.00%	1.18%	1.15%
21	1.25%	0.80%	1.28%	1.13%	1.24%	1.35%	0.77%	1.62%	1.43%	1.54%	1.54%	1.68%	1.60%	1.50%	1.40%	1.03%	1.07%	1.11%	1.11%	1.26%
22	0.97%	0.91%	1.01%	1.38%	1.13%	1.14%	1.63%	1.70%	1.33%	2.01%	1.45%	1.34%	1.50%	1.44%	1.20%	1.22%	1.16%	1.13%	1.06%	1.28%
23	1.11%	0.97%	1.01%	1.95%	1.16%	1.10%	1.74%	1.69%	1.55%	1.38%	1.29%	1.54%	1.45%	1.47%	1.32%	1.06%	1.40%	1.13%	1.28%	1.04%
24	1.54%	0.85%	1.15%	1.41%	1.39%	1.24%	1.28%	1.73%	1.67%	1.57%	1.74%	1.68%	1.54%	1.04%	1.32%	0.95%	1.43%	1.26%	1.23%	1.18%
25	0.90%	1.26%	1.43%	1.35%	1.22%	1.52%	1.54%	1.47%	1.46%	1.31%	1.50%	1.49%	1.54%	1.29%	1.11%	1.05%	1.12%	1.36%	1.12%	0.98%
26	1.69%	1.22%	1.31%	1.40%	1.14%	1.18%	1.38%	1.13%	1.84%	1.06%	1.29%	1.44%	1.37%	1.14%	1.31%	0.95%	1.27%	1.15%	1.01%	1.04%
27	1.45%	1.51%	1.35%	1.56%	1.13%	1.71%	1.36%	1.72%	1.28%	1.67%	1.44%	1.56%	1.24%	1.47%	0.94%	1.10%	1.32%	1.07%	0.86%	1.26%
28	1.48%	0.93%	1.25%	1.02%	1.29%	1.36%	1.45%	1.57%	1.43%	1.47%	1.53%	1.56%	1.26%	1.28%	0.91%	1.06%	1.06%	1.15%	0.89%	1.06%
29	0.93%	1.21%	1.28%	1.21%	1.71%	1.26%	1.65%	1.66%	1.45%	1.48%	1.35%	1.36%	1.40%	0.87%	1.27%	1.20%	1.06%	1.12%	0.99%	1.23%
30	1.43%	1.01%	1.62%	1.17%	1.39%	1.33%	1.41%	1.43%	1.15%	1.37%	1.25%	1.44%	1.17%	0.99%	1.14%	1.08%	1.07%	1.05%	1.24%	1.20%
31	1.15%	1.26%	1.41%	1.38%	1.34%	1.23%	1.70%	1.33%	1.51%	1.25%	1.42%	1.29%	1.05%	1.16%	1.16%	0.99%	1.04%	1.00%	1.20%	1.12%
32	1.01%	1.01%	1.10%	1.12%	1.37%	1.57%	1.68%	1.35%	1.30%	1.56%	1.29%	1.03%	1.11%	0.91%	1.00%	1.09%	1.03%	1.14%	1.10%	1.21%
33	0.87%	1.12%	1.25%	1.73%	1.48%	1.56%	1.32%	1.02%	1.17%	1.38%	1.17%	1.53%	0.84%	1.07%	1.34%	1.04%	0.93%	1.12%	1.24%	1.17%
34	1.61%	0.75%	1.35%	1.57%	1.83%	1.54%	1.43%	1.27%	1.18%	0.94%	1.09%	1.04%	0.89%	1.12%	1.05%	1.24%	0.96%	1.11%	0.94%	1.14%
35	0.94%	1.39%	1.23%	1.67%	1.25%	1.49%	1.35%	1.47%	1.19%	1.02%	0.97%	0.84%	1.24%	1.12%	1.12%	0.97%	1.13%	1.25%	1.17%	1.02%
36	1.29%	1.16%	1.35%	1.41%	1.54%	1.50%	1.16%	1.21%	0.97%	1.30%	1.30%	1.39%	1.31%	1.09%	1.03%	1.01%	1.16%	1.30%	1.00%	1.28%
37	1.22%	1.11%	1.62%	1.15%	1.63%	1.37%	1.27%	1.46%	1.33%	1.03%	1.12%	1.16%	1.40%	0.93%	1.19%	1.02%	1.01%	1.11%	1.22%	1.02%
38	1.10%	1.42%	1.02%	1.18%	1.42%	1.31%	0.98%	1.49%	1.01%	1.04%	1.25%	0.86%	1.08%	1.17%	0.95%	1.10%	1.15%	0.88%	1.15%	1.22%
39	1.16%	1.12%	1.12%	1.56%	1.60%	1.10%	1.05%	1.32%	1.03%	1.09%	0.90%	1.25%	1.07%	1.13%	1.13%	1.18%	1.18%	1.05%	1.16%	1.21%
40	0.99%	1.20%	1.36%	1.41%	1.55%	1.27%	1.43%	1.41%	0.95%	0.95%	1.05%	1.18%	0.99%	1.11%	1.08%	1.00%	1.31%	1.02%	1.04%	1.23%
41	1.21%	1.02%	1.12%	0.92%	1.03%	1.15%	1.10%	1.20%	1.29%	0.68%	1.06%	1.14%	1.33%	0.52%	1.13%	1.15%	1.13%	1.06%	1.05%	1.16%
42	1.53%	1.01%	1.34%	1.04%	1.56%	0.97%	1.06%	1.12%	1.28%	1.06%	1.08%	1.06%	1.24%	0.98%	0.99%	0.93%	1.15%	1.11%	1.16%	1.18%
43	1.38%	1.20%	1.45%	1.55%	0.92%	1.20%	0.77%	1.13%	1.23%	0.97%	1.15%	1.05%	1.03%	1.01%	1.28%	1.11%	1.13%	1.20%	1.07%	1.16%
44	0.99%	1.37%	1.51%	1.01%	1.00%	1.25%	1.10%	0.93%	0.88%	1.20%	1.12%	1.01%	1.11%	1.15%	1.06%	1.14%	1.07%	1.10%	1.15%	1.22%
45	0.79%	1.33%	0.90%	1.24%	1.10%	1.12%	1.29%	1.01%	1.26%	1.15%	1.01%	0.97%	1.03%	1.21%	1.10%	0.96%	1.16%	1.18%	1.02%	1.19%
46	0.89%	1.47%	1.21%	1.35%	1.39%	1.16%	1.22%	0.99%	1.07%	1.21%	1.22%	1.04%	1.13%	1.28%	1.04%	1.14%	1.19%	1.20%	1.16%	1.24%
47	1.35%	1.49%	1.24%	1.12%	1.34%	1.18%	1.34%	0.67%	1.07%	1.13%	1.11%	0.87%	1.25%	1.26%	1.10%	1.21%	1.10%	1.11%	1.17%	1.11%
48	1.38%	1.41%	1.33%	1.46%	1.28%	1.37%	1.05%	0.74%	1.45%	1.20%	0.94%	0.92%	1.29%	1.34%	1.11%	1.19%	1.17%	1.12%	1.10%	1.19%
49	1.36%	0.20%	1.43%	1.21%	0.86%	1.44%	1.05%	1.06%	0.98%	1.08%	1.08%	1.17%	1.14%	1.08%	1.29%	1.13%	1.17%	1.08%	1.15%	1.06%
50	1.44%	1.13%	1.15%	1.38%	1.42%	1.01%	1.01%	1.03%	1.12%	1.14%	0.87%	1.20%	1.18%	1.19%	0.93%	1.01%	1.28%	1.12%	1.06%	1.17%
51	1.34%	1.27%	1.16%	1.39%	0.83%	0.88%	0.99%	1.12%	1.23%	0.86%	1.14%	1.07%	1.25%	1.00%	1.09%	1.13%	1.09%	1.13%	1.06%	1.17%
52	0.85%	1.21%	1.07%	1.26%	0.96%	1.19%	1.20%	1.11%	1.01%	1.13%	1.17%	1.30%	1.13%	1.07%	1.17%	1.15%	1.00%	1.24%	1.10%	1.18%
53	0.93%	0.99%	1.24%	1.20%	0.78%	1.10%	0.70%	1.26%	1.09%	0.82%	1.15%	1.06%	1.11%	1.15%	1.13%	1.10%	1.01%	1.05%	1.03%	1.22%
54	1.31%	0.92%	1.21%	1.31%	0.96%	0.89%	0.92%	1.17%	1.05%	1.07%	1.18%	1.21%	1.05%	1.19%	1.21%	1.09%	1.08%	1.03%	1.15%	1.22%
55	0.91%	1.28%	1.24%	1.18%	1.30%	1.15%	0.92%	0.95%	0.76%	0.87%	1.11%	1.06%	1.08%	1.06%	1.22%	1.22%	1.22%	1.03%	1.08%
56	1.42%	1.17%	1.19%	1.19%	0.37%	0.91%	1.15%	1.12%	1.17%	1.04%	1.11%	1.17%	0.83%	1.00%	1.05%	1.11%	1.03%	1.09%	1.15%
57	1.21%	1.28%	1.05%	1.23%	0.52%	0.59%	0.67%	0.97%	1.02%	1.10%	1.04%	1.27%	1.09%	1.03%	1.06%	1.20%	1.16%	1.23%	1.12%

Annex II-93

Months On Books	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4
58	1.08%	1.36%	1.22%	1.20%	1.30%	1.18%	1.11%	1.09%	1.15%	1.19%	1.11%	1.17%	1.07%	1.27%	1.14%	1.11%	1.13%	1.20%
59	1.13%	1.14%	1.09%	0.40%	0.64%	0.84%	1.26%	1.00%	1.11%	1.26%	1.21%	1.23%	1.09%	1.28%	1.15%	1.12%	1.14%	1.18%
60	1.18%	0.87%	1.00%	0.82%	1.07%	1.17%	1.12%	0.95%	1.21%	1.19%	1.16%	0.92%	1.22%	1.14%	1.09%	0.99%	1.19%	1.07%
61	1.23%	0.80%	0.95%	1.24%	0.81%	1.14%	1.06%	1.13%	1.29%	1.10%	1.12%	0.93%	0.99%	1.15%	1.08%	1.10%	1.15%
62	0.70%	1.13%	0.87%	1.08%	1.16%	0.97%	1.22%	0.96%	1.24%	1.10%	1.05%	1.08%	1.08%	0.93%	0.93%	1.03%	1.20%
63	0.77%	1.19%	0.93%	1.28%	1.09%	1.16%	0.60%	0.91%	1.11%	1.01%	0.93%	0.96%	1.07%	1.05%	1.16%	1.14%	1.02%
64	1.21%	0.87%	0.91%	1.02%	1.15%	0.95%	1.14%	1.14%	1.09%	1.18%	1.08%	1.17%	1.24%	1.18%	1.07%	1.19%
65	0.71%	0.87%	0.87%	1.17%	1.23%	0.72%	0.93%	1.25%	0.86%	1.24%	1.14%	1.21%	1.07%	1.02%	1.06%	1.19%
66	0.84%	1.08%	1.16%	1.19%	0.72%	1.10%	1.30%	1.04%	1.16%	1.03%	1.21%	1.03%	1.07%	1.04%	1.11%	1.12%
67	1.20%	1.27%	0.77%	1.18%	1.18%	1.02%	1.10%	1.28%	1.25%	1.20%	1.04%	1.09%	1.26%	1.18%	1.19%
68	0.75%	1.26%	1.00%	1.15%	1.21%	1.29%	0.99%	1.26%	1.17%	0.98%	1.21%	1.23%	1.08%	1.23%	1.21%
69	1.17%	1.13%	1.25%	1.29%	0.95%	1.19%	1.18%	1.13%	1.09%	1.20%	1.20%	1.14%	1.17%	1.15%	1.21%
70	1.05%	1.31%	1.32%	1.32%	1.22%	1.25%	1.24%	1.17%	1.21%	1.29%	1.28%	1.21%	1.27%	1.24%
71	1.21%	1.33%	1.36%	1.35%	1.36%	1.33%	1.31%	1.33%	1.35%	1.34%	1.31%	1.29%	1.33%	1.29%
72	6.21%	1.39%	1.44%	1.39%	-0.10%	1.59%	1.21%	1.19%	-0.21%	1.77%	1.48%	1.02%	1.48%	1.24%

Annex II-94

ABS Voluntary (Continued)

Months On Books	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2
0	1.79%	2.26%	2.27%	2.75%	3.58%	2.41%	1.86%	1.51%	1.91%	2.22%	2.47%	2.42%	2.80%	2.02%	1.98%	1.57%	1.75%	1.75%
1	4.29%	6.21%	6.30%	6.13%	5.58%	5.56%	3.74%	3.47%	4.62%	4.81%	5.34%	5.80%	5.75%	4.55%	4.23%	3.55%	3.87%
2	3.10%	4.22%	3.46%	4.30%	4.67%	3.39%	2.74%	2.55%	3.67%	4.23%	3.92%	4.24%	4.70%	3.30%	3.00%	2.52%	2.68%
3	2.36%	3.03%	3.04%	2.87%	3.17%	2.52%	2.22%	2.04%	2.36%	3.04%	2.85%	3.68%	3.46%	2.81%	2.36%	1.96%	2.05%
4	1.82%	1.98%	2.25%	2.84%	2.50%	1.99%	1.85%	2.59%	2.74%	3.08%	2.89%	2.90%	3.08%	2.56%	2.00%	1.98%
5	1.56%	1.78%	1.66%	2.32%	2.15%	1.92%	1.83%	2.40%	2.24%	2.46%	2.56%	2.92%	2.57%	1.94%	2.03%	1.99%
6	1.41%	1.81%	1.70%	2.21%	1.95%	1.50%	1.80%	1.79%	2.11%	2.32%	2.64%	2.44%	2.31%	2.33%	1.96%	1.56%
7	1.20%	1.61%	2.03%	1.83%	1.71%	1.37%	2.09%	1.89%	2.22%	2.28%	2.54%	2.34%	2.40%	2.08%	2.12%
8	1.32%	1.50%	1.90%	1.88%	1.42%	1.81%	1.53%	1.84%	1.99%	2.13%	2.22%	2.44%	2.21%	2.16%	1.82%
9	1.29%	1.41%	1.41%	1.57%	1.59%	1.92%	1.61%	1.60%	1.79%	1.94%	2.04%	2.04%	2.26%	1.97%	1.88%
10	1.08%	1.45%	1.37%	1.62%	1.57%	1.64%	1.67%	1.53%	1.82%	2.32%	2.07%	2.04%	1.87%	1.90%
11	0.90%	1.62%	1.61%	1.79%	1.79%	1.60%	1.54%	1.87%	1.87%	2.14%	1.86%	1.76%	1.95%	2.01%
12	1.35%	1.23%	1.25%	1.67%	1.61%	1.33%	1.37%	1.62%	2.11%	2.06%	2.14%	1.80%	1.96%	1.72%
13	1.22%	1.40%	1.24%	1.46%	1.66%	1.35%	1.78%	1.61%	1.57%	2.04%	1.84%	1.75%	2.00%
14	1.28%	1.34%	1.16%	1.41%	1.54%	1.43%	1.55%	1.58%	1.86%	1.94%	1.87%	1.78%	1.83%
15	1.00%	1.17%	1.29%	1.60%	1.56%	1.47%	1.33%	1.57%	1.62%	1.93%	1.79%	1.72%	2.02%
16	1.17%	1.32%	1.22%	1.67%	1.28%	1.64%	1.32%	1.42%	1.76%	1.66%	1.66%	1.72%
17	1.18%	1.16%	1.22%	1.40%	1.69%	1.31%	1.35%	1.59%	1.66%	1.89%	1.48%	1.68%
18	1.18%	1.19%	1.13%	1.34%	1.46%	1.42%	1.40%	1.59%	1.63%	1.55%	1.82%	1.80%
19	0.94%	1.13%	1.64%	1.30%	1.56%	1.44%	1.60%	1.69%	1.41%	1.71%	1.63%
20	1.07%	1.11%	1.20%	1.33%	1.38%	1.47%	1.69%	1.51%	1.49%	1.71%	1.74%
21	0.84%	1.23%	1.37%	1.24%	1.43%	1.44%	1.36%	1.56%	1.51%	1.65%	1.69%
22	1.21%	1.25%	1.18%	1.30%	1.35%	1.45%	1.35%	1.45%	1.57%	1.71%
23	1.00%	1.32%	1.43%	1.52%	1.33%	1.53%	1.35%	1.52%	1.40%	1.55%
24	1.36%	1.37%	1.26%	1.41%	1.68%	1.38%	1.46%	1.48%	1.44%	1.61%
25	1.12%	1.30%	1.22%	1.32%	1.49%	1.40%	1.33%	1.38%	1.63%
26	1.19%	1.15%	1.25%	1.39%	1.41%	1.50%	1.29%	1.36%	1.48%
27	1.27%	1.35%	1.30%	1.45%	1.18%	1.44%	1.20%	1.47%	1.49%
28	1.07%	0.92%	1.26%	1.52%	1.39%	1.34%	1.03%	1.41%
29	1.18%	1.18%	1.29%	1.52%	1.51%	1.25%	1.23%	1.46%
30	1.16%	1.20%	1.29%	1.42%	1.49%	1.24%	1.47%	1.41%
31	1.19%	1.11%	1.45%	1.28%	1.21%	1.30%	1.43%
32	1.13%	1.20%	1.51%	1.26%	1.41%	1.26%	1.34%
33	1.13%	1.23%	1.09%	1.21%	1.19%	1.36%	1.34%
34	1.15%	1.30%	1.45%	1.47%	1.06%	1.32%
35	1.07%	1.23%	1.23%	1.36%	1.04%	1.37%
36	1.23%	1.22%	0.98%	1.26%	1.31%	1.31%
37	1.23%	1.24%	1.19%	1.44%	1.35%
38	1.39%	1.24%	1.19%	1.13%	1.35%
39	0.99%	1.29%	0.97%	1.32%	1.25%
40	1.14%	1.18%	1.17%	1.18%
41	1.27%	1.13%	1.18%	1.31%
42	1.19%	1.22%	1.12%	1.33%
43	1.22%	1.04%	1.26%
44	1.05%	1.14%	1.26%
45	1.15%	1.27%	1.24%
46	1.05%	1.17%
47	1.17%	1.17%
48	1.17%	1.28%
49	1.26%
50	1.10%
51	1.07%

Annex II-95

GLOSSARY OF TERMS

Wtd. Avg. PTI

Ratio of (i) the sum of each receivable’s amount financed multiplied by the ratio of the monthly payment divided by one-twelfth the associated obligor(s) annual gross income to (ii) the sum of each receivable’s amount financed.

Cumulative Gross Loss

Cumulative sum of the ratio of the principal balances charged-off in a given period divided by the original amounts financed. Effective January 1, 2023, the servicer changed its charge-off policy with respect to delinquent receivables. Prior to January 1, 2023, delinquent receivables were generally charged-off at the earlier of (a) the date on which the obligor is 120 days past due at the end of the month or (b) the expiration of the notice of intent (i.e., notice to the obligor of the intent to sell the vehicle to recoup part of the loss from the default) following a repossession of the related vehicle. After January 1, 2023, delinquent receivables are generally charged-off at the earlier of (a) the date on which the servicer has repossessed and liquidated the related financed vehicle, (b) the end of the calendar month in which more than 10% of a scheduled payment is 120 days or more past due from the scheduled due date for such payment or (c) the date on which the servicer has charged-off in full the related principal balance or has determined that such principal balance should be charged-off in full on the servicing records of the servicer in accordance with its customary servicing practices.

Cumulative Net Loss

Cumulative sum of the ratio of the principal balances charged-off less recovery proceeds net of liquidation expenses received in a given period divided by the original amounts financed.

Pool Factor (Active Unpaid Principal) (%)

Ratio of month-end principal balance in a given period divided by the original amount financed.

Delinquent

A receivable is considered delinquent if payment in excess of 10% of a scheduled payment has not been received by the payment due date as of the end of the monthly period. For the avoidance of doubt, delinquencies do not include bankruptcy and repossessions.

Static Pool Delinquency (> 30 Days Past Due) (%)

Ratio of the month-end sum of principal balances greater than 30 days past due divided by month-end principal balance.

ABS Total (%)

A measurement of the non-scheduled amortization of the pool of receivables that is derived by calculating a monthly single month mortality rate (“SMM”), which is the sum of the non-scheduled reduction in the pool of receivables, including voluntary prepayments and amounts charged-off, divided by the beginning of month pool balance less any scheduled payments. The scheduled principal is calculated by rounding the remaining term to the nearest whole number and assumes that the receivables have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into ABS Total (%) by dividing (a) the product of one-hundred and the SMM by (b) the sum of (i) one-hundred and (ii) the SMM multiplied by the age of the pool, in months, minus one.

ABS Voluntary (%)

A measurement of the non-scheduled amortization of the pool of receivables that is derived by calculating a monthly single month mortality rate (“SSMV”), which is the sum of the non-scheduled reduction in the pool of receivables, including voluntary prepayments, divided by the beginning of month pool balance less any scheduled payments. The scheduled principal is calculated by rounding the remaining term to the nearest whole number and assumes that the receivables have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal and charged-off principal minus the actual ending pool balance. The SMM-V is converted into ABS Voluntary (%) by dividing (a) the product of one-hundred and the SMM-V by (b) the sum of (i) one and (ii) the SMM-V multiplied by the age of the pool, in months, minus one.

Annex II-96

Carvana Auto Receivables Trust 2026-P3 Issuing Entity
Carvana, LLC Sponsor and Administrator	Carvana Receivables Depositor LLC Depositor
Bridgecrest Credit Company, LLC Servicer	Computershare Trust Company, N.A. Indenture Trustee

PROSPECTUS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Prospectus. You must not rely on any unauthorized information or representations. This Prospectus is an offer to sell only the Offered Notes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Prospectus is current only as of the date of this Prospectus. Until 90 days after the date of this Prospectus, all dealers effecting transactions in the Offered Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Underwriters:

Santander	Barclays	Deutsche Bank Securities
BNP PARIBAS	Citigroup	Mizuho
Wells Fargo Securities
Co-Managers:

ATLAS SP	SMBC Nikko

The date of this Prospectus is August  , 2026